FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-259741-06

PROSPECTUS

$573,178,000 (Approximate)

BANK5 2023-5YR2
(Central Index Key Number 0001979748)

as Issuing Entity

Morgan Stanley Capital I Inc.

(Central Index Key Number 0001547361)

as Depositor

Wells Fargo Bank, National Association

(Central Index Key Number 0000740906)

JPMorgan Chase Bank, National Association
(Central Index Key Number 0000835271)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Bank of America, National Association
(Central Index Key Number 0001102113)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2023-5YR2

Morgan Stanley Capital I Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2023-5YR2 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and the VRR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK5 2023-5YR2. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates and the VRR Interest. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates and the VRR Interest will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in August 2023. The rated final distribution date for the certificates is the distribution date in July 2056.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description
Class A-1	$5,300,000	6.1960%	Fixed(5)	Class A-S-1(6)	$0(6)	6.8786%	WAC – 0.5240%(6)
Class A-2-1(6)	$22,000,000(6)	6.1920%	Fixed(5)(6)	Class A-S-2(6)	$0(6)	6.3786%	WAC – 1.0240%(6)
Class A-2-1-1(6)	$0(6)	5.6920%	Fixed(6)	Class A-S-X1(6)	$0(6)	0.5000%	Fixed IO(6)
Class A-2-1-2(6)	$0(6)	5.1920%	Fixed(6)	Class A-S-X2(6)	$0(6)	1.0000%	Fixed IO(6)
Class A-2-1-X1(6)	$0(6)	0.5000%	Fixed IO(6)	Class B(6)	$26,454,000(6)	7.4026%	WAC(5)(6)
Class A-2-1-X2(6)	$0(6)	1.0000%	Fixed IO(6)	Class B-1(6)	$0(6)	6.9026%	WAC – 0.5000%(6)
Class A-3(6)	$421,623,000(6)	6.6560%	WAC Cap(5)(6)	Class B-2(6)	$0(6)	6.4026%	WAC – 1.0000%(6)
Class A-3-1(6)	$0(6)	6.1560%	WAC Cap(6)	Class B-X1(6)	$0(6)	0.5000%	Fixed IO(6)
Class A-3-2(6)	$0(6)	5.6560%	WAC Cap(6)	Class B-X2(6)	$0(6)	1.0000%	Fixed IO(6)
Class A-3-X1(6)	$0(6)	0.5000%	Fixed IO(6)	Class C(6)	$20,843,000(6)	7.4026%	WAC(5)(6)
Class A-3-X2(6)	$0(6)	1.0000%	Fixed IO(6)	Class C-1(6)	$0(6)	6.9026%	WAC – 0.5000%(6)
Class X-A	$448,923,000(7)	0.7748%	Variable(8)	Class C-2(6)	$0(6)	6.4026%	WAC – 1.0000%(6)
Class X-B	$103,412,000(9)	0.0178%	Variable(10)	Class C-X1(6)	$0(6)	0.5000%	Fixed IO(6)
Class A-S(6)	$76,958,000(6)	7.3786%	WAC – 0.0240%(5)(6)	Class C-X2(6)	$0(6)	1.0000%	Fixed IO(6)

(Footnotes to this table begin on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 67 and page 69, respectively, of this prospectus.

None of the certificates, the VRR Interest or the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the VRR Interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Morgan Stanley Capital I Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, BofA Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC will purchase the offered certificates from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and BofA Securities, Inc. are acting as co-lead managers and joint bookrunners in the following manner: Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to 20.1% of each class of offered certificates, Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 44.8% of each class of offered certificates, J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to 20.8% of each class of offered certificates and BofA Securities, Inc. is acting as sole bookrunning manager with respect to 14.3% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about July 11, 2023. Morgan Stanley Capital I Inc. expects to receive from this offering approximately 104.3% of the aggregate certificate balance of the offered certificates, plus accrued interest from July 1, 2023, before deducting expenses payable by the depositor.

Morgan Stanley	J.P. Morgan	BofA Securities	Wells Fargo Securities

Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc. Co-Manager	Siebert Williams Shank Co-Manager	Drexel Hamilton Co-Manager

June 29, 2023

BANK5 2023-5YR2

Commercial Mortgage Pass-Through Certificates, Series 2023-5YR2
Geographic Overview of Mortgage Pool

Illinois
1 property
$6,500,000
1.0% of total
Indiana
2 properties
$8,549,424
1.3% of total
Michigan
5 properties
$32,824,859
4.9% of total
Pennsylvania
1 property
$25,000,000
3.7% of total
New York
3 properties
$81,290,718
12.2% of total
Washington
1 property
$10,000,000
1.5% of total
Ohio
6 properties
$38,889,000
5.8% of total
Massachusetts
1 property
$60,000,000
8.9% of total
Nevada
1 property
$67,000,000
9.9% of total
California
2 properties
$52,455,546
7.8% of total
Virginia
1 property
$33,500,000
5.0% of total
Arizona
1 property
$58,600,000
8.7% of total
Florida
1 property
$65,000,000
9.6% of total
Texas
3 properties
$55,731,554
8.3% of total
Tennessee
2 properties
$40,231,259
6.0% of total
Alabama
4 properties
$38,500,000
5.7% of total
% of Cut-Off Date Balance
1.0% – 5.0%
5.1% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Mixed Use 11.8%
Industrial 11.8%
Retail 38.9%
Hospitality 15.6%
Office 21.9%

Summary of Certificates and VRR Interest

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)
Offered Certificates
Class A-1	$5,300,000		30.000%	6.1960%	Fixed(5)	March 2028	2.57	1 – 56
Class A-2-1(6)	$22,000,000	(6)	30.000%	6.1920%	Fixed(5)(6)	May 2028	4.77	56 – 58
Class A-3(6)	$421,623,000	(6)	30.000%	6.6560%	WAC Cap(5)(6)	June 2028	4.90	58 – 59
Class X-A	$448,923,000	(7)	NAP	0.7748%	Variable(8)	NAP	NAP	NAP
Class X-B	$103,412,000	(9)	NAP	0.0178%	Variable(10)	NAP	NAP	NAP
Class A-S(6)	$76,958,000	(6)	18.000%	7.3786%	WAC – 0.0240%(5)(6)	June 2028	4.93	59 – 59
Class B(6)	$26,454,000	(6)	13.875%	7.4026%	WAC(5)(6)	July 2028	4.93	59 – 60
Class C(6)	$20,843,000	(6)	10.625%	7.4026%	WAC(5)(6)	July 2028	5.01	60 – 60
Non-Offered Certificates(13)
Class X-D	$22,446,000	(11)	NAP	3.4026%	Variable(12)	NAP	NAP	NAP
Class X-F	$14,430,000	(11)	NAP	2.5626%	Variable(12)	NAP	NAP	NAP
Class X-G	$10,421,000	(11)	NAP	2.5626%	Variable(12)	NAP	NAP	NAP
Class X-H	$20,843,741	(11)	NAP	2.5626%	Variable(12)	NAP	NAP	NAP
Class D	$15,231,000		8.250%	4.0000%	Fixed(5)	July 2028	5.01	60 – 60
Class E	$7,215,000		7.125%	4.0000%	Fixed(5)	July 2028	5.01	60 – 60
Class F	$14,430,000		4.875%	4.8400%	Fixed(5)	July 2028	5.01	60 – 60
Class G	$10,421,000		3.250%	4.8400%	Fixed(5)	July 2028	5.01	60 – 60
Class H	$20,843,741		0.000%	4.8400%	Fixed(5)	July 2028	5.01	60 – 60
Class V(14)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Class R(15)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2-1 and Class A-3 certificates, are presented in the aggregate, taking into account the certificate balances of the Class A-2-1 and Class A-3 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(5)	The pass-through rate for each class of the Class A-1, Class A-2-1, Class D, Class E, Class F, Class G and Class H certificates for any distribution date will be a fixed rate per annum equal to the pass-through rate set forth opposite such class of certificates in the table. The pass-through rate for the Class A-3 certificates for any distribution date will be a variable rate per annum equal to the lesser of (a) the pass-through rate set forth opposite such class of certificates in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class A-S certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus 0.0240%. The pass-through rate for each class of the Class B and Class C certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(6)	The Class A-2-1-1, Class A-2-1-2, Class A-2-1-X1, Class A-2-1-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2-1, Class A-3, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class D, Class E, Class F, Class G and Class H certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”
(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1 certificates and the Class A-2-1 and Class A-3 trust components outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
3

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2-1, Class A-2-1-X1, Class A-2-1-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S and Class B trust components outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1 and Class B-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-D, Class X-F, Class X-G and Class X-H certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amount of each class of the Class X-F, Class X-G and Class X-H certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.
(12)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-F, Class X-G and Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	Not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates or concerning the VRR Interest is presented solely to enhance your understanding of the offered certificates.
(14)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. As of the closing date, there are no mortgage loans with an anticipated repayment date included in the trust, and consequently there will be no excess interest payable on the Class V certificates. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.
(15)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

VRR Interest Summary

Non-Offered Eligible Vertical Interest	Approximate Initial VRR Interest Balance(1)	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Assumed Final Distribution Date(2)	Expected Weighted Average Life (Years)(3)	Expected Principal Window (Months)(3)
Class RR Certificates(4)	$26,738,617.99	7.4026%	(5)	July 2028	4.90	1 – 60
RR Interest	$7,015,000.00	7.4026%	(5)	July 2028	4.90	1 – 60
(1)	The Class RR Certificates and the RR Interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules), which is expected to be acquired and retained by the sponsors as described under “Credit Risk Retention”. The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest”. The VRR Interest represents the right to receive approximately 5.00% of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the certificates and the VRR Interest on each distribution date, as further described under “Credit Risk Retention”. The owner of the RR Interest is referred to in this prospectus as the “RR Interest Owner” and the RR Interest Owner and the holders of the Class RR Certificates (the “Class
4

RR Certificateholders”) are referred to collectively in this prospectus as the “VRR Interest Owners”. See “Credit Risk Retention”.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(3)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(4)	The Class RR certificates will be certificated but will not be “certificates” for purposes of this prospectus. The RR Interest will not be a “certificate” for purposes of this prospectus and is not being offered by this prospectus.
(5)	Although they do not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for each of the RR Interest and the Class RR Certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, which mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and the VRR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates or the VRR Interest is presented solely to enhance your understanding of the offered certificates.

5

TABLE OF CONTENTS

Summary of Certificates and VRR Interest	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	25
Summary of Risk Factors	67
Risk Factors	69
Risks Related to Market Conditions and Other External Factors	69
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	69
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	71
Risks Relating to the Mortgage Loans	71
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	71
Risks of Commercial and Multifamily Lending Generally	72
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	74
Retail Properties Have Special Risks	80
Office Properties Have Special Risks	83
Hospitality Properties Have Special Risks	84
Risks Relating to Affiliation with a Franchise or Hotel Management Company	87
Industrial Properties Have Special Risks	88
Mixed Use Properties Have Special Risks	89
Sale-Leaseback Transactions Have Special Risks	89
Mortgaged Properties Leased to Startup Companies Have Special Risks	90
Mortgaged Properties Leased to Government Tenants Have Special Risks	90
Condominium Ownership May Limit Use and Improvements	91
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	93
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	93
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	95
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	96
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	97
Risks Related to Zoning Non-Compliance and Use Restrictions	100
Risks Relating to Inspections of Properties	101
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	101
Insurance May Not Be Available or Adequate	102
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	103
Terrorism Insurance May Not Be Available for All Mortgaged Properties	103
Risks Associated with Blanket Insurance Policies or Self-Insurance	105
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	105
Limited Information Causes Uncertainty	105
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	106
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	107
6

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	108
Static Pool Data Would Not Be Indicative of the Performance of this Pool	109
Appraisals May Not Reflect Current or Future Market Value of Each Property	109
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	111
The Borrower’s Form of Entity May Cause Special Risks	111
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	114
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	115
Other Financings or Ability to Incur Other Indebtedness Entails Risk	116
Tenancies-in-Common May Hinder Recovery	118
Risks Relating to Enforceability of Cross-Collateralization	118
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	119
Risks Associated with One Action Rules	119
State Law Limitations on Assignments of Leases and Rents May Entail Risks	119
Various Other Laws Could Affect the Exercise of Lender’s Rights	120
Risks of Anticipated Repayment Date Loans	120
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	121
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	122
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	123
Risks Related to Ground Leases and Other Leasehold Interests	124
Increases in Real Estate Taxes May Reduce Available Funds	126
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	126
Risks Related to Conflicts of Interest	126
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	126
The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers	129
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	130
Potential Conflicts of Interest of Each Applicable Master Servicer and Special Servicer	132
Potential Conflicts of Interest of the Operating Advisor	135
Potential Conflicts of Interest of the Asset Representations Reviewer	135
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	136
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	139
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan	140
Other Potential Conflicts of Interest May Affect Your Investment	141
Other Risks Relating to the Certificates	141
EU Securitization Regulation and UK Securitization Regulation	141
7

Recent Developments Concerning the Proposed Japanese Retention Requirements	144
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	145
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	148
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	152
Payments Allocated to the VRR Interest or the Certificates Will Not Be Available to the Certificates or the VRR Interest, Respectively	153
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	153
Risks Relating to Modifications of the Mortgage Loans	159
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	161
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event of Default	162
Risks Relating to Interest on Advances and Special Servicing Compensation	162
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	162
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	163
The Requirement of Each Applicable Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	164
Each applicable Master Servicer, any Sub-Servicer or each applicable Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	164
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	165
General	167
The Certificates May Not Be a Suitable Investment for You	167
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	168
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	168
Other Events May Affect the Value and Liquidity of Your Investment	168
The Certificates Are Limited Obligations	169
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	169
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	170
Description of the Mortgage Pool	172
General	172
Co-Originated Whole Loans and Third-Party Originated Mortgage Loans	174
Certain Calculations and Definitions	174
8

Definitions	175
Mortgage Pool Characteristics	190
Overview	190
Property Types	192
Significant Obligors	197
Mortgage Loan Concentrations	197
Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	198
Geographic Concentrations	199
Mortgaged Properties With Limited Prior Operating History	199
Tenancies-in-Common and Crowd-Funded Entities	200
Condominium and Other Shared Interests	200
Fee & Leasehold Estates; Ground Leases	201
Environmental Considerations	201
Redevelopment, Renovation and Expansion	204
Assessment of Property Value and Condition	206
Litigation and Other Considerations	206
Condemnations	207
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	207
Tenant Issues	209
Tenant Concentrations	209
Lease Expirations and Terminations	209
Purchase Options and Rights of First Refusal	215
Affiliated Leases	216
Competition from Certain Nearby Properties	216
Insurance Considerations	216
Use Restrictions	218
Appraised Value	219
Non-Recourse Carveout Limitations	219
Real Estate and Other Tax Considerations	220
Delinquency Information	221
Certain Terms of the Mortgage Loans	221
Amortization of Principal	221
Due Dates; Mortgage Rates; Calculations of Interest	222
ARD Loans	223
Single-Purpose Entity Covenants	224
Prepayment Protections and Certain Involuntary Prepayments	225
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	227
Defeasance	228
Releases; Partial Releases; Property Additions	229
Escrows	231
Mortgaged Property Accounts	232
Exceptions to Underwriting Guidelines	234
Additional Indebtedness	234
General	234
Whole Loans	235
Mezzanine Indebtedness	235
Other Secured Indebtedness	238
Preferred Equity	238
Other Unsecured Indebtedness	238
The Whole Loans	239
General	239
The Serviced Pari Passu Whole Loans	244
9

The Non-Serviced Pari Passu Whole Loans	248
The Back Bay Office Pari Passu-A/B Whole Loan	251
Additional Information	279
Transaction Parties	280
The Sponsors and Mortgage Loan Sellers	280
Wells Fargo Bank, National Association	280
JPMorgan Chase Bank, National Association	293
Morgan Stanley Mortgage Capital Holdings LLC	302
Bank of America, National Association	316
The Depositor	331
The Issuing Entity	332
The Certificate Administrator and Trustee	333
The Master Servicer	336
The Primary Servicer	340
The Special Servicers	347
CWCapital Asset Management LLC	347
The Benchmark 2023-V2 Special Servicer	352
The Operating Advisor and Asset Representations Reviewer	355
Credit Risk Retention	356
General	356
VRR Interest	358
Qualifying CRE Loans	360
Description of the Certificates	361
General	361
Distributions	364
Method, Timing and Amount	364
Available Funds	365
Priority of Distributions	367
Pass-Through Rates	370
Exchangeable Certificates	372
Interest Distribution Amount	376
Principal Distribution Amount	376
Certain Calculations with Respect to Individual Mortgage Loans	378
Excess Interest	380
Application Priority of Mortgage Loan Collections or Whole Loan Collections	380
Allocation of Yield Maintenance Charges and Prepayment Premiums	384
Assumed Final Distribution Date; Rated Final Distribution Date	388
Prepayment Interest Shortfalls	389
Subordination; Allocation of Realized Losses	391
Reports to Certificateholders and VRR Interest Owners; Certain Available Information	394
Certificate Administrator Reports	394
Information Available Electronically	401
Voting Rights	406
Delivery, Form, Transfer and Denomination	406
Book-Entry Registration	407
Definitive Certificates	410
Certificateholder Communication	410
Access to Certificateholders’ Names and Addresses	410
Requests to Communicate	410
List of Certificateholders and VRR Interest Owners	411
Description of the Mortgage Loan Purchase Agreements	412
General	412
10

Dispute Resolution Provisions	424
Asset Review Obligations	424
Pooling and Servicing Agreement	425
General	425
Assignment of the Mortgage Loans	425
Servicing Standard	426
Subservicing	428
Advances	429
P&I Advances	429
Servicing Advances	430
Nonrecoverable Advances	431
Recovery of Advances	432
Accounts	434
Withdrawals from the Collection Account	436
Servicing and Other Compensation and Payment of Expenses	439
General	439
Master Servicing Compensation	446
Special Servicing Compensation	449
Disclosable Special Servicer Fees	453
Certificate Administrator and Trustee Compensation	454
Operating Advisor Compensation	454
Asset Representations Reviewer Compensation	455
CREFC® Intellectual Property Royalty License Fee	456
Appraisal Reduction Amounts	457
Maintenance of Insurance	465
Modifications, Waivers and Amendments	469
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	474
Inspections	477
Collection of Operating Information	478
Special Servicing Transfer Event	478
Asset Status Report	481
Realization Upon Mortgage Loans	485
Sale of Defaulted Loans and REO Properties	488
The Directing Certificateholder	491
General	491
Major Decisions	494
Asset Status Report	499
Replacement of a Special Servicer	499
Control Termination Event and Consultation Termination Event	499
Servicing Override	502
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	503
Rights of the Holders of Serviced Pari Passu Companion Loans	503
Limitation on Liability of Directing Certificateholder	504
The Operating Advisor	504
General	504
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	505
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	506
Recommendation of the Replacement of a Special Servicer	509
Eligibility of Operating Advisor	509
Other Obligations of Operating Advisor	510
11

Delegation of Operating Advisor’s Duties	511
Termination of the Operating Advisor With Cause	511
Rights Upon Operating Advisor Termination Event	512
Waiver of Operating Advisor Termination Event	513
Termination of the Operating Advisor Without Cause	513
Resignation of the Operating Advisor	513
Operating Advisor Compensation	514
The Asset Representations Reviewer	514
Asset Review	514
Eligibility of Asset Representations Reviewer	520
Other Obligations of Asset Representations Reviewer	520
Delegation of Asset Representations Reviewer’s Duties	521
Asset Representations Reviewer Termination Events	521
Rights Upon Asset Representations Reviewer Termination Event	522
Termination of the Asset Representations Reviewer Without Cause	522
Resignation of Asset Representations Reviewer	523
Asset Representations Reviewer Compensation	523
Limitation on Liability of Risk Retention Consultation Party	523
Replacement of a Special Servicer Without Cause	524
Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	527
Termination of a Master Servicer or Special Servicer for Cause	528
Servicer Termination Events	528
Rights Upon Servicer Termination Event	530
Waiver of Servicer Termination Event	532
Resignation of a Master Servicer or Special Servicer	532
Limitation on Liability; Indemnification	533
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	536
Dispute Resolution Provisions	537
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	537
Repurchase Request Delivered by a Party to the PSA	537
Resolution of a Repurchase Request	538
Mediation and Arbitration Provisions	540
Servicing of the Non-Serviced Mortgage Loans	542
General	542
Servicing of the ICP/IRG Holdings Portfolio Mortgage Loan and the Heritage Plaza Mortgage Loan	546
Servicing of the 1201 Third Avenue Mortgage Loan	548
Servicing of the Servicing Shift Mortgage Loan and Servicing of the One & Two Commerce Square Whole Loan, the Heritage Plaza Whole Loan, the 6330 West Loop South Whole Loan and the 1201 Third Avenue Whole Loan	549
Rating Agency Confirmations	551
Evidence as to Compliance	553
Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding	555
Termination; Retirement of Certificates	555
Amendment	557
Resignation and Removal of the Trustee and the Certificate Administrator	559
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	561
Certain Legal Aspects of Mortgage Loans	561
General	562
Types of Mortgage Instruments	562
12

Leases and Rents	562
Personalty	563
Foreclosure	563
General	563
Foreclosure Procedures Vary from State to State	563
Judicial Foreclosure	564
Equitable and Other Limitations on Enforceability of Certain Provisions	564
Nonjudicial Foreclosure/Power of Sale	564
Public Sale	565
Rights of Redemption	566
Anti-Deficiency Legislation	566
Leasehold Considerations	567
Cooperative Shares	567
Bankruptcy Laws	568
Environmental Considerations	575
General	575
Superlien Laws	575
CERCLA	575
Certain Other Federal and State Laws	576
Additional Considerations	577
Due-on-Sale and Due-on-Encumbrance Provisions	577
Subordinate Financing	577
Default Interest and Limitations on Prepayments	578
Applicability of Usury Laws	578
Americans with Disabilities Act	578
Servicemembers Civil Relief Act	579
Anti-Money Laundering, Economic Sanctions and Bribery	579
Potential Forfeiture of Assets	580
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	580
Pending Legal Proceedings Involving Transaction Parties	582
Use of Proceeds	582
Yield and Maturity Considerations	582
Yield Considerations	582
General	582
Rate and Timing of Principal Payments	582
Losses and Shortfalls	584
Certain Relevant Factors Affecting Loan Payments and Defaults	585
Delay in Payment of Distributions	586
Yield on the Certificates with Notional Amounts	586
Weighted Average Life	587
Pre-Tax Yield to Maturity Tables	591
Material Federal Income Tax Considerations	602
General	602
Qualification as a REMIC	603
Exchangeable Certificates	605
Taxation of Regular Interests Underlying an Exchangeable Certificate	605
Status of Offered Certificates	605
Taxation of Regular Interests	606
General	606
Original Issue Discount	606
Acquisition Premium	609
Market Discount	609
13

Premium	610
Election To Treat All Interest Under the Constant Yield Method	611
Treatment of Losses	611
Yield Maintenance Charges and Prepayment Premiums	612
Sale or Exchange of Regular Interests	612
3.8% Medicare Tax on “Net Investment Income”	613
Backup Withholding	613
Information Reporting	613
Taxation of Certain Foreign Investors	613
FATCA	615
Backup Withholding	615
Taxes That May Be Imposed on a REMIC	615
Prohibited Transactions	615
Contributions to a REMIC After the Startup Day	616
Net Income from Foreclosure Property	616
Administrative Matters	616
REMIC Partnership Representative	616
Reporting Requirements	617
Certain State and Local Tax Considerations	618
Plan of Distribution (Conflicts of Interest)	618
Incorporation of Certain Information by Reference	623
Where You Can Find More Information	623
Financial Information	623
Certain ERISA Considerations	624
General	624
Plan Asset Regulations	625
Administrative Exemptions	625
Insurance Company General Accounts	628
Legal Investment	629
Legal Matters	630
Ratings	630
Index of Defined Terms	633

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

14

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS; HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, ANY MASTER SERVICER, ANY SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY (INCLUDING, WITHOUT LIMITATION, THE APPLICATION OF RULE 15c2-11 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, TO THE PUBLICATION OR SUBMISSION OF QUOTATIONS, DIRECTLY OR INDIRECTLY, IN ANY QUOTATION MEDIUM BY A BROKER OR DEALER FOR SECURITIES SUCH AS THE OFFERED CERTIFICATES). IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS

15

MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates and VRR Interest, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Morgan Stanley Capital I Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
16

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BANK5 2023-5YR2 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NON-GAAP FINANCIAL MEASURES

This prospectus presents a number of non-GAAP financial measures, including Underwritten Net Cash Flow as well as other terms used to measure and present information relating to operation and performance of the Mortgaged Properties that are commonly used in the commercial real estate and real estate finance industries. In addition, the presentation of Net Operating Income includes adjustments that reflect various non-GAAP measures.

As presented in this prospectus, these terms are measures that are not presented in accordance with generally accepted accounting principles (“GAAP”). They are not measurements of financial performance under GAAP and should not be considered as alternatives to performance measures derived in accordance with GAAP or as alternatives to net income or cash flows from operating activities or as illustrative measures of liquidity. While some of these terms are widely-used within the commercial real estate and real estate finance industries, these terms have limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of results as if reported under GAAP.

The non-GAAP financial measures presented are not intended as alternatives to any measures of performance in conformity with GAAP. Investors should therefore not place undue reliance on non-GAAP financial measures or ratios calculated using those measures.

The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this prospectus may not comply with these rules.

17

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A

18

“UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

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THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES AND THE VRR INTEREST, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY (A) REGULATION (EU) 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402 (AS AMENDED, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (INCLUDING BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019)) (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY POTENTIAL INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. CONSEQUENTLY,

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THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED

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CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT TO SECTION 304 OF THE SFA. UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER INFORMATION STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER, DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME, OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE, WAS ISSUED IN CONNECTION WITH AN OFFER, OR THE LISTING FOR QUOTATION, OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS, AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME, AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

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THE REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENTS

NO REPRESENTATION IS MADE AS TO WHETHER THE TRANSACTION DESCRIBED HEREIN WOULD COMPLY WITH THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) RISK RETENTION RULE (AS MORE FULLY DESCRIBED UNDER “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—RECENT DEVELOPMENTS CONCERNING THE PROPOSED JAPANESE RETENTION REQUIREMENTS” BELOW) AND NO PARTY TO THE TRANSACTION DESCRIBED HEREIN HAS COMMITTED TO RETAIN A NET ECONOMIC INTEREST IN THE SECURITIZATION CALCULATED FOR THE PURPOSE OF COMPLYING WITH SUCH REQUIREMENTS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

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SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2023-5YR2.
Depositor	Morgan Stanley Capital I Inc., a Delaware corporation. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. See “Transaction Parties—The Depositor”.
Issuing Entity	BANK5 2023-5YR2, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	JPMorgan Chase Bank, National Association, a national banking association
●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company
●	Bank of America, National Association, a national banking association
These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.
The originators of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	JPMorgan Chase Bank, National Association, a national banking association
●	Morgan Stanley Bank, N.A., a national banking association
●	Bank of America, National Association, a national banking association

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The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:
Sellers of the Mortgage Loans
Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	6	$302,530,088	44.8%
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	8	135,510,718	20.1
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	3	127,800,000	18.9
Bank of America, National Association.	Bank of America, National Association	2	84,231,554	12.5
Bank of America, National Association/ JPMorgan Chase Bank, National Association(2).	Bank of America, National Association/ JPMorgan Chase Bank, National Association(2)	1	25,000,000	3.7
Total		20	$675,072,360	100.0%

(1)	Certain of the mortgage loans were co-originated or are part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans”.
(2)	The One & Two Commerce Square mortgage loan (3.7%) is part of a whole loan that was co-originated by Bank of America, National Association, Barclays Capital Real Estate Inc. and JPMorgan Chase Bank, National Association. Bank of America, National Association is acting as mortgage loan seller and originator with respect to Note A-3, with an outstanding principal balance as of the cut-off date of $12,500,000. JPMorgan Chase Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-10-1, with an outstanding principal balance as of the cut-off date of $12,500,000.
See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
Master Servicer	Wells Fargo Bank, National Association will be the master servicer. The master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan serviced pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master

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servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-23A, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.
Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the applicable master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan and Servicing of the One & Two Commerce Square Whole Loan, the Heritage Plaza Whole Loan, the 6330 West Loop South Whole Loan and the 1201 Third Avenue Whole Loan”.
Certain mortgage loans will be serviced by the master servicer under another pooling and servicing agreement as set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Primary Servicer	Midland Loan Services, a Division of PNC Bank, National Association, is expected to act as primary servicer and perform most servicing duties of the master servicer with respect to certain mortgage loans to be sold to the depositor by JPMorgan Chase Bank, National Association, pursuant to a primary servicing agreement to be entered into with the master servicer. The principal servicing office of Midland Loan Services, a Division of PNC Bank, National Association, is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Primary Servicer”.
Special Servicer	CWCapital Asset Management LLC, a Delaware limited liability company, is expected to act as the initial special servicer under the pooling and servicing agreement. CWCapital Asset Management LLC will act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The applicable special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to

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such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and processing and/or providing or withholding consent as to certain major decisions relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. CWCapital Asset Management LLC maintains a servicing office at 900 19th Street NW, 8th Floor, Washington, D.C. 20006. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.
If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint a replacement special servicer within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.
CWCapital Asset Management LLC is expected to be appointed a special servicer by BIG Real Estate 5YR2,

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LLC which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
Prior to the applicable servicing shift securitization date, any servicing shift whole loan, if necessary, will be specially serviced by the applicable special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan and Servicing of the One & Two Commerce Square Whole Loan, the Heritage Plaza Whole Loan, the 6330 West Loop South Whole Loan and the 1201 Third Avenue Whole Loan”.
Certain mortgage loans will be specially serviced, if necessary, by the special servicer under another pooling and servicing agreement as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Outside Special Servicer	3650 REIT Loan Servicing LLC, a Delaware limited liability company, is the special servicer of certain of the non-serviced mortgage loans and the related companion loans pursuant to the pooling and servicing agreement identified in the table below titled “Non-Serviced Whole Loans”. The principal special servicing offices of 3650 REIT Loan Servicing LLC are located at 2977 McFarlane Road, Suite 300, Miami, Florida 33133, and its telephone number is (305) 901-1000. See “Transaction Parties—The Special Servicers—The Benchmark 2023-V2 Special Servicer” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices). Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

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The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.
With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The custodian with respect to any servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
The custodian with respect to any non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of each applicable special servicer, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	Subject to the rights of the holders of subordinate companion loans solely with respect to any serviced A/B whole loan described under “Description of the Mortgage Pool—The Whole Loans”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any servicing shift mortgage loan and (ii) any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage (by certificate balance) of the controlling class certificateholders. In certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even though there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

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With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.
The controlling class will be the most subordinate class of the Class F, Class G and Class H certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the principal balance certificates other than the control eligible certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class H certificates.
It is anticipated that on the closing date, one or more funds or accounts managed by BIG Real Estate 5YR2, LLC or its affiliates will purchase the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H and Class V certificates, and that BIG Real Estate 5YR2, LLC or its affiliate will be appointed as the initial directing certificateholder.
With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date, the rights of the controlling noteholder of the related servicing shift whole loan (if the related control note is included in the related future securitization) are expected to be exercisable by the directing certificateholder under the related servicing

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shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting a servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.
With respect to any serviced subordinate companion loan described under “Description of the Mortgage Pool—The Whole Loans”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans”.
With respect to any non-serviced whole loan, the entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction (or other indicated party) and will have certain consent and consultation rights with respect to such whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will generally be the party selected by the holder or holders of more than 50% of the VRR Interest (by principal balance). Bank of America, National Association is expected to be appointed as the initial risk retention consultation party.
With respect to the risk retention consultation party or the holder of the majority of the VRR Interest, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been

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commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in July 2023 (or, in the case of any mortgage loan that has its first due date after July 2023, the date that would have been its due date in July 2023 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about July 11, 2023.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in August 2023.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Kansas, Pennsylvania, New York, North Carolina, the District of Columbia or any of the jurisdictions in which the respective primary servicing offices of any master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal

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Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	March 2028
Class A-2-1	May 2028(1)
Class A-3	June 2028(1)
Class X-A	NAP
Class X-B	NAP
Class A-S	June 2028(1)
Class B	July 2028(1)
Class C	July 2028(1)

(1)	Each class of Class A-2-1 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-2-1, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown in the table.
The rated final distribution date will be the distribution date in July 2056.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into by the depositor, each applicable master servicer, each applicable special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

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The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2023-5YR2: Class A-1, Class A-2-1, Class A-2-1-1, Class A-2-1-2, Class A-2-1-X1, Class A-2-1-X2, Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class X-A, Class X-B, Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2.
The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R.
The Class RR certificates will be certificated, but will not be “certificates” for purposes of this prospectus and are not being offered by this prospectus. The RR Interest will not be a “certificate” for purposes of this prospectus and is not being offered by this prospectus.

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Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount		Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$5,300,000		0.79%	30.000%
Class A-2-1	$22,000,000	(2)	3.26%(2)	30.000%
Class A-3	$421,623,000	(2)	62.46%(2)	30.000%
Class X-A	$448,923,000		NAP	NAP
Class X-B	$103,412,000		NAP	NAP
Class A-S	$76,958,000	(2)	11.40%(2)	18.000%
Class B	$26,454,000	(2)	3.92%(2)	13.875%
Class C	$20,843,000	(2)	3.09%(2)	10.625%

(1)	The approximate initial credit support percentages with respect to the Class A-1, Class A-2-1 and Class A-3 certificates are presented in the aggregate, taking into account the certificate balances of the Class A-2-1 and Class A-3 trust components. The approximate initial credit support percentage set forth for the Class A-S certificates represents the approximate credit support for the underlying Class A-S trust component. The approximate initial credit support percentage set forth for the Class B certificates represents the approximate credit support for the underlying Class B trust component. The approximate initial credit support percentage set forth for the Class C certificates represents the approximate credit support for the underlying Class C trust component. The VRR interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.
(2)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-1	6.1960%
Class A-2-1(2)	6.1920%
Class A-3(2)	6.6560%
Class X-A	0.7748%
Class X-B	0.0178%
Class A-S(2)	7.3786%
Class B(2)	7.4026%
Class C(2)	7.4026%

(1)	The pass-through rate for each class of the Class A-1 and Class A-2-1 certificates for any distribution date will be a fixed rate per annum equal to the pass-through rate set forth opposite such class of certificates in the table. The pass-through rate for the Class A-3 certificates for any distribution date will be a variable rate per annum equal to the lesser of (a) the pass-through rate set forth

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opposite such class of certificates in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2-1, Class A-2-1-X1, Class A-2-1-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1 and Class B-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class A-S certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus 0.0240%. The pass-through rate for each class of the Class B and Class C certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by any special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month,

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calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each applicable master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) at a servicing fee rate equal to (1) with respect to each serviced mortgage loan, a per annum rate equal to the sum of a master servicing fee rate equal to 0.00250% per annum and a primary servicing fee rate equal to 0.00250% per annum (or, with respect to (i) each of the Alabama Hotel Portfolio Mortgage Loan and the Queens Crossing Mortgage Loan, 0.00125% per annum, and (ii) the Park West Shopping Center Mortgage Loan, 0.01250% per annum), (2) with respect to each non-serviced mortgage loan, a master servicing fee rate equal to 0.00250% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” and (3) with respect to each serviced companion loan, a primary servicing fee rate equal to 0.00250% per annum (or, with respect to each Queens Crossing companion loan, 0.00125% per annum).
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee

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for the related month of $3,500. No special servicer will be entitled to a special servicing fee with respect to any non-serviced mortgage loan.
Each applicable master servicer and special servicer is also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan) at a per annum rate equal to 0.01357%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.
The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00184%. The operating advisor will also be entitled under certain circumstances to a consulting fee.
The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00037%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be

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payable to CRE Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the VRR Interest Owners. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Back Bay Office Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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NON-SERVICED MORTGAGE LOANS(1)
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
Miracle Mile Shops	0.00550% per annum	0.25000%
ICP/IRG Holdings Portfolio	0.00125% per annum	0.25000%(3)
One & Two Commerce Square	0.00250% per annum	0.25000%(3)(4)
Heritage Plaza	0.00250% per annum	0.25000%(3)(5)
6330 West Loop South	0.00250% per annum	0.25000%(3)(6)
1201 Third Avenue	0.00250% per annum	0.25000%(3)(7)

(1)	Does not reflect the Back Bay Office mortgage loan, which is a servicing shift mortgage loan. After the related servicing shift securitization date, the related mortgage loan will also be a non-serviced mortgage loan, and the master servicer and special servicer under such future pooling and servicing agreement will be entitled to the primary servicing fee and special servicing fee, respectively.
(2)	Included as part of the servicing fee rate.
(3)	Such fee rate is subject to a minimum amount equal to $3,500 for any month in which such fee is payable.
(4)	From and after the securitization of the related note A-1 companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.
(5)	From and after the securitization of the related note A-1-2 companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.
(6)	From and after the securitization of the related note A-1 companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.
(7)	From and after the securitization of the related note A-2 companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.

Distributions

A. Allocation between

VRR Interest and

Certificates	The aggregate amount available for distributions to holders of the certificates and the VRR Interest on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, each applicable special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and for distribution to holders of the certificates, on the other

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hand. The portion of such amount allocable to (a) the VRR interest will at all times be the product of such amount multiplied by 5% and (b) the certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages being referred to in this prospectus as the respective “percentage allocation entitlements”.

B. Amount and Order

of Distributions on

Certificates	On each distribution date, funds available for distribution to the certificates (other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and the Class A-2-1, Class A-2-1-X1, Class A-2-1-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;
Second, to the Class A-1 certificates and the Class A-2-1 and Class A-3 trust components as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2-1 trust component, until the certificate balance of the Class A-2-1 trust component has been reduced to zero and (c) third, to principal on the Class A-3 trust component, until the certificate balance of the Class A-3 trust component has been reduced to zero, or (ii) if the certificate balance of each class of certificates and trust components other than the Class A-1 certificates and the Class A-2-1 and Class A-3 trust components has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates or trust components, applicable funds available for distributions of principal will be distributed to the Class A-1 certificates and the Class A-2-1 and Class A-3 trust components, pro rata, without regard to the distribution priorities described above;
Third, to the Class A-1 certificates and the Class A-2-1 and Class A-3 trust components, to reimburse the Class A-1 certificates and the Class A-2-1 and Class A-3 trust components, first, in an amount equal to, and pro rata based upon, any previously unreimbursed losses on the mortgage loans allocable to principal that were

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previously borne by those classes or trust components, and then in an amount equal to, and pro rata based upon, interest on that amount at the pass-through rate for such class or trust component compounded monthly from the date the related realized loss was allocated to such class or trust component;
Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;
Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;
Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its

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certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;
Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G, Class X-H, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.
For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) and the VRR interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—VRR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of certificates entitled to principal and the VRR interest on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—VRR Interest—Priority of Distributions”, respectively.

D. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the VRR Interest, on the one hand, and the certificates, on the other hand, in accordance with their respective

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percentage allocation entitlements. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the allocation between the VRR Interest and the certificates and the corresponding entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the VRR Interest and the certificates and the manner in which the certificate allocations are further allocated to certain classes of those certificates in ascending order (beginning with certain non-offered certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class V or Class R certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and any class of Exchangeable Certificates with an “X” suffix and, therefore, the amount of interest they accrue. Principal losses on the mortgage loans allocated to the VRR Interest will reduce the VRR Interest balance.

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(1)	The maximum certificate balances of Class A-2-1, Class A-3, Class A-S, Class B and Class C certificates will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Description of the Certificates—Distribution.”
(2)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are interest-only certificates.
(3)	The Class X-D, Class X-F, Class X-G and Class X-H certificates are non-offered certificates.
(4)	Other than the Class X-D, Class X-F, Class X-G, Class X-H, Class V and Class R certificates.
(5)	The VRR Interest is an “eligible vertical interest” (as defined in Regulation RR) that will comprise the Class RR certificates and the RR interest. The Class RR certificates will be in certificated form, but will not be “certificates” for purposes of this prospectus. The RR Interest will not be a “certificate” for purposes of this prospectus.
Other than the subordination of certain classes of certificates, as described above, and the limited credit support provided by the VRR Interest, as described below, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the certificates, on the

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other hand, pro rata in accordance with their respective percentage allocation entitlements.
The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1 certificates and the Class A-2-1 and Class A-3 trust components. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S and Class B trust components.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—VRR Interest—Allocation of VRR Interest Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the VRR Interest and the allocation of losses to the certificates and the VRR Interest.

F. Shortfalls in Available

Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the VRR Interest and certificates. The reduction in amounts available for distribution to the certificates will reduce distributions to the classes of certificates with the lowest payment priorities.
Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that any special servicer is entitled to receive;
●	interest on advances made by any master servicer, any special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

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●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by any master servicer will be allocated between the VRR Interest, on the one hand, and the certificates, on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the certificates are required to be further allocated among all of the classes of certificates (other than the Exchangeable Certificates) and all trust components entitled to interest, on a pro rata basis based on their respective amounts of accrued interest for the related distribution date, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. See “Description of the Certificates—Prepayment Interest Shortfalls”.
G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates and the VRR Interest on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any successor REO loan (other than any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be non-recoverable. Neither any master servicer

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nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If the applicable master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee or the special servicer determines that the advance would be non-recoverable. If an interest advance is made by the applicable master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.
No master servicer or special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.
See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	Each master servicer may be required to make advances with respect to the mortgage loans (other than any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
No special servicer will have an obligation to make any property protection advances (although they may elect

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to make them in an emergency circumstance in their sole discretion). If any special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.
If the applicable master servicer fails to make a required advance of this type, the trustee will be required to make this advance. No master servicer or special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.
See “Pooling and Servicing Agreement—Advances”.
With respect to any non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	Each applicable master servicer, special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates and the VRR Interest. Neither the applicable master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.
With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced

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mortgage loan in accordance with the related intercreditor agreement.
The Mortgage Pool
The Mortgage Pool	The issuing entity’s primary assets will be 20 commercial mortgage loans, each evidenced by one or more promissory notes secured by, generally, first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 35 commercial, multifamily and/or manufactured housing community properties. See “Description of the Mortgage Pool—General”.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $675,072,360.
Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger “whole loan”, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
Miracle Mile Shops	$67,000,000	9.9%	$358,000,000	NAP	38.6%	38.6%	1.96x	1.96x
Brandon Mall………	$65,000,000	9.6%	$56,000,000	NAP	54.7%	54.7%	2.33x	2.33x
Back Bay Office….	$60,000,000	8.9%	$415,000,000	$65,000,000	33.7%	38.3%	2.55x	2.16x
ICP/IRG Holdings Portfolio……………	$52,200,000	7.7%	$127,800,000	NAP	58.5%	58.5%	1.39x	1.39x
Queens Crossing	$37,100,000	5.5%	$20,000,000	NAP	57.1%	57.1%	1.33x	1.33x
503-511 Broadway…………	$36,000,000	5.3%	$22,000,000	NAP	38.7%	38.7%	1.39x	1.39x
One & Two Commerce Square…………….	$25,000,000	3.7%	$195,000,000	NAP	51.4%	51.4%	1.52x	1.52x
Heritage Plaza…….	$22,000,000	3.3%	$150,000,000	NAP	33.0%	33.0%	1.54x	1.54x
6330 West Loop South……………….	$17,231,554	2.6%	$32,315,407	NAP	62.2%	62.2%	1.20x	1.20x
1201 Third Avenue………	$10,000,000	1.5%	$160,000,000	NAP	30.5%	30.5%	2.76x	2.76x

(1)	Calculated including any related pari passu companion loans, but excluding any related subordinate companion loans or mezzanine debt.
(2)	Calculated including any related pari passu companion loans and any related subordinate companion loans, but excluding any related mezzanine debt.

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Each of the Brandon Mall whole loan, the Queens Crossing whole loan and the 503-511 Broadway whole loan will be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.
Each servicing shift whole loan (a “servicing shift whole loan”, and the related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan (or, with respect to the Back Bay Office whole loan, the related companion loan evidenced by promissory note A-4-1) is securitized (each, a “servicing shift securitization date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the applicable master servicer (a “servicing shift master servicer”) and the applicable special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the applicable servicing shift securitization date, each servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”. As of the Closing Date, the Back Bay Office whole loan will be the only servicing shift whole loan.
Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Non-Serviced Whole Loans(1)(2)

Whole Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Miracle Mile Shops	MIRA 2023-MILE	9.9%	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association	Computershare Trust Company, National Association
ICP/IRG Holdings Portfolio	Benchmark 2023-V2	7.7%	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC	Computershare Trust Company, National Association
One & Two Commerce Square	BBCMS 2023-C20(3)	3.7%	KeyBank National Association	LNR Partners, LLC	Computershare Trust Company, National Association
Heritage Plaza	Benchmark 2023-V2(4)	3.3%	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC	Computershare Trust Company, National Association
6330 West Loop South	BBCMS 2023-C20(5)	2.6%	KeyBank National Association	LNR Partners, LLC	Computershare Trust Company, National Association
1201 Third Avenue	BANK5 2023-5YR1(6)	1.5%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Computershare Trust Company, National Association

Whole Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Holder
Miracle Mile Shops	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Western Asset Diversified Income Fund or an affiliate
ICP/IRG Holdings Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	3650 REIT 2 PF-2 BHE LLC or an affiliate
One & Two Commerce Square	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	LD III Sub XII, LLC or an affiliate
Heritage Plaza	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	Morgan Stanley Bank, N.A.
6330 West Loop South	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	LD III Sub XII, LLC or an affiliate
1201 Third Avenue	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Morgan Stanley Bank, N.A.

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.
(2)	Does not reflect the Back Bay Office whole loan, which is a servicing shift whole loan that will constitute a non-serviced whole loan after the related servicing shift securitization date. With respect to each servicing shift whole loan, the right to remove the related special servicer and other control rights will be exercisable by the holder of the related control note designated under the related co-lender agreement. If such control note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the control note holder. See also “Description of the Mortgage Pool—The Whole Loans—The Back Bay Office Pari Passu-A/B Whole Loan” in this prospectus.
(3)	The One & Two Commerce Square whole loan is expected to be serviced under the pooling and servicing agreement governing the BBCMS 2023-C20 trust. From and after the securitization of the related note A-1 companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing certificateholder will be the parties specified in such pooling and servicing agreement.
(4)	The Heritage Plaza whole loan is currently being serviced under the pooling and servicing agreement governing the Benchmark 2023-V2 trust. From and after the securitization of the related note A-1-2 companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing certificateholder will be the parties specified in such pooling and servicing agreement.
(5)	The 6330 West Loop South whole loan is expected to be serviced under the pooling and servicing agreement governing the BBCMS 2023-C20 trust. From and after the securitization of the related note A-1 Companion Loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing certificateholder will be the parties specified in such pooling and servicing agreement.
(6)	The 1201 Third Avenue whole loan is currently being serviced under the pooling and servicing agreement governing the BANK5 2023-5YR1 trust. From and after the securitization of the related note A-2 companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing certificateholder will be the parties specified in such pooling and servicing agreement.

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Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any related subordinate companion loan (or any subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).
In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. In addition, appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property

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level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or part of a group of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1.
The mortgage loans will have the following approximate characteristics as of the cut-off date:

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Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$675,072,360
Number of mortgage loans	20
Number of mortgaged properties	35
Number of crossed loans	0
Crossed loans as a percentage	0%
Range of Cut-off Date Balances	$6,500,000 to $67,000,000
Average Cut-off Date Balance	$33,753,618
Range of Mortgage Rates	5.5850% to 8.1800%
Weighted average Mortgage Rate	7.1861%
Range of original terms to maturity(2)	60 months to 60 months
Weighted average original term to maturity(2)	60 months
Range of remaining terms to maturity(2)	56 months to 60 months
Weighted average remaining term to maturity(2)	59 months
Range of original amortization terms(3)	360 months to 360 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	358 months to 360 months
Weighted average remaining amortization term(3)	359 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	30.5% to 66.5%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	49.8%
Range of LTV Ratios as of the maturity date or anticipated repayment date(2)(4)(5)(6)	30.5% to 66.5%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(2)(4)(5)(6)	49.3%
Range of U/W NCF DSCRs(5)(6)(7)	1.20x to 2.76x
Weighted average U/W NCF DSCR(5)(6)(7)	1.78x
Range of U/W NOI Debt Yields(5)(6)	10.4% to 19.2%
Weighted average U/W NOI Debt Yield(5)(6)	13.9%
Percentage of Initial Pool Balance consisting of:
Interest Only	81.0%
Amortizing Balloon	16.6%
Interest Only, Amortizing Balloon	2.4%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any mortgage loan with an anticipated repayment date, if any, calculated as of the related anticipated repayment date.
(3)	Excludes 15 mortgage loans (81.0%) identified on Annex A-1, which are interest-only for the entire term or until the anticipated repayment date, as applicable.
(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent

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term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Back Bay Office mortgage loan (8.9%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 38.3%, 38.3%, 2.16x and 14.3%, respectively.
(6)	In the case of cross-collateralized and cross-defaulted mortgage loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(7)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.
All of the mortgage loans accrue interest on an actual/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	With respect to the Back Bay Office mortgage loan (8.9%), the prior mortgage loan secured by the related mortgaged property was scheduled to mature in December 2022. The borrower obtained an extension of the maturity date in order to obtain further time to refinance the mortgaged property, in return for a paydown of approximately $59.9 million on the prior mortgage loan. The mortgage loan repaid the remaining principal balance of the prior mortgage loan in full.

None of the other mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of the mortgage loan. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

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Properties with Limited

Operating History	7 of the mortgaged properties (5.2%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date or are leased fee properties and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances and the exchangeable certificates with notional amounts that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts (other than any exchangeable certificates) will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

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Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.
Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Bank of America, National Association, as retaining sponsor, see “Credit Risk Retention”.

EU Securitization Regulation

and UK Securitization

Regulation	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates— EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

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Information Available to

Certificateholders and

VRR Interest Owners	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record (initially expected to be Cede & Co., in the case of the offered certificates) and each VRR Interest owner, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record and the VRR Interest owners may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates will be available to certificateholders through:
●	the certificate administrator’s website initially located at www.ctslink.com; and
may be available to certificateholders through:
●	the master servicer’s website initially located at www.wellsfargo.com/com/comintro.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class D and Class E certificates and the Class A-2-1, Class A-3, Class A-S, Class B and Class C trust components are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates), (iii) such holder (or holders) pay an amount equal to the VRR Interest’s proportionate share of the price specified in this prospectus and (iv) each applicable master servicer consents to the exchange.
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

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Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders or the VRR Interest Owners in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”), provided that, with respect to the One & Two Commerce Square mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer

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would be in the best interests of the certificateholders, the VRR Interest Owners and any related companion loan holder (as a collective whole as if such certificateholders, VRR Interest Owners and companion loan holder constituted a single lender).
With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and, in certain cases, any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of any entitlement to interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and amounts in the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.
In addition, the portion of the issuing entity consisting of entitlement to the excess interest (if any) accrued on any mortgage loan with an anticipated repayment date will be classified as a trust, the beneficial owners of which will be the holders of the Class V certificates and the VRR Interest (a “grantor trust”). The upper-tier REMIC will issue several classes of uncertificated REMIC regular interests, some of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of REMIC “regular interests” issued by the upper-tier REMIC.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will represent beneficial ownership of one or more REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

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●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class X-A, Class X-B and Class C certificates will represent regular interests issued with original issue discount and that the Class A-1, Class A-2-1, Class A-3, Class A-S and Class B certificates will represent regular interests issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	Until the SEC adopts rules establishing a different creditworthiness standard, the Class A-1 certificates, the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class X-A certificates, the Class A-B certificates, the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by one of the rating agencies or another NRSRO, and the other classes of Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment

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Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).
See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: The underwriting of certain mortgage loans and the historical financial information may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date, which may result in non-payment of the mortgage loans.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, self-storage, mixed use, multifamily, retail, hospitality, industrial, leased fee, and parking) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
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●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Ratings: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

A global outbreak of a novel coronavirus and a related respiratory disease (“COVID-19”) spread throughout the world, causing a global pandemic. The COVID-19 pandemic was declared a public health emergency of international concern by the World Health Organization, and the former president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of state governments in the United States made emergency declarations and attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses.

The COVID-19 pandemic and the responses thereto led to disruptions in the global supply chain, the financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. We cannot assure you whether or when all people and nations will resume full economic activity.

Furthermore, we cannot assure you as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider the impact that one or more future surges in COVID-19 cases could have on economic conditions. We cannot assure you that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

With respect to the mortgage pool, it is unclear how many borrowers were adversely affected by the COVID-19 pandemic. To the extent borrowers were adversely affected, such borrowers may have less ability to weather future downturns in business occasioned by future surges in COVID-19 cases which may render them unable to meet their payment

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obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates. Some borrowers may seek forbearance arrangements at some point in the near future (if they have not already made such requests). You should be prepared for the possibility that a significant number of borrowers will not make timely payments on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the applicable special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or extend or otherwise modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates. Further, certain borrowers may have lease provisions that allow them to abate rent or terminate their leases if their business is affected by COVID-19 or another epidemic or pandemic.

Investors should understand that the underwriting of mortgage loans may be based in part on pre-COVID-19 pandemic performance. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates and VRR Interest”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the applicable master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See “Description of the Mortgage Pool—Definitions”.

In addition, the loss models used by the rating agencies to rate the certificates may not fully reflect the effects of the COVID-19 pandemic. We cannot assure you that any future decline in economic conditions precipitated by future surges in COVID-19 or other pandemics cases and future measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

Some borrowers may seek forbearance arrangements at some point in the future. We cannot assure you that the borrowers will be able to make debt service payments after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties. See Annex A-3 for additional information at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt

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service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

The effects of the COVID-19 pandemic, including as a result of any future surges in COVID-19 cases, may continue to heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicers, the special servicers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicers, the special servicers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

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Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Moreover, certain mortgage loans may permit the replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.

With respect to certain of the mortgage loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In all cases, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically

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dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to, or incidences of, crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
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●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

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Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant

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exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. In addition, in certain circumstances lease payments of affiliated tenants may be higher relative to those of non-affiliated tenants and/or market

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rents, resulting in higher net operating income at the property. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

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With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
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●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not

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occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Retail Properties Have Special Risks

Certain of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and
“—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their

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stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumers: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

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Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises, which may result in disruptions similar to those described above.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties may have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

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Certain retail or other properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases. In addition, certain properties may have one or more tenants that operate a medical marijuana dispensary. Although such operations may comply with applicable state law, the possession and sale of marijuana for medicinal purposes remains illegal under applicable federal law.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, the COVID-19 pandemic has resulted in lower than normal utilization levels with respect to office properties and it is uncertain how utilization levels will be impacted in the future. In the event that office tenants continue to implement full or partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant time, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and

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efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

In addition, in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are generally of shorter-term duration, and user turnover is generally greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Shorter-term space leases and users may be more impacted by economic fluctuations compared to traditional long term office leases. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations. Additionally, if there is a concentration of subleases of the co-working space to a single tenant or affiliated tenants, expiration or termination of such subleases may leave a large block of the co-working space unoccupied. The business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access,
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energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and

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regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

Some of the hospitality properties may operate family entertainment resorts that include waterparks, pool and/or swimming facilities. There are inherent risks of accidents or injuries at family entertainment resorts, including accidents or injuries at waterparks, particularly for young children. Potential waterpark accidents and injuries include falls, cuts or other abrasions, concussions and other head injuries, sickness from contaminated water, chlorine-related irritation, injuries resulting from equipment malfunctions and drownings. One or more accidents, injuries or incidents of sicknesses at any of the waterparks at the mortgaged properties or at other similar facilities could adversely affect the related borrower’s safety reputation among potential customers, decrease overall occupancy rates, increase the cost of or make unavailable the appropriate liability insurance policies and increase operating costs by requiring additional measures to make safety precautions even more visible and effective.

In addition, such hospitality properties are subject to the potential risks associated with concentration of the resorts under the same brand. A negative public image or other adverse event that becomes associated with such brand could adversely affect the related borrowers’ business and revenues.

If accidents, injuries or sicknesses occur at any such hospitality properties, the related borrowers may be held liable for costs related to the injuries or face litigation proceedings relating to such accidents and sicknesses. There can be no assurance that any liability insurance maintained by the related borrowers against such risks will be adequate or available at all times and in all circumstances to cover any liability for these costs. In addition, many jurisdictions do not insure against punitive damages, and the related borrowers would not be covered if they experienced a judgment including punitive damages. Such borrowers’ business, financial condition and results of operations would be adversely affected to the extent claims and associated expenses resulting from accidents or injuries

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exceed insurance recoveries. See “—Insurance May Not Be Available or Adequate” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise affiliation (either through a franchise, license or management agreement, as the case may be) could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor,

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licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property

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may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, and “—Industrial Properties Have Special Risks”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Sale-Leaseback Transactions Have Special Risks

Each of the Tenet Equity Industrial Portfolio Mortgaged Properties (4.2%), the Terre Haute Industrial Mortgaged Property (1.0%) and the UCC Environmental HQ Mortgaged Property (1.0%) was the subject of a sale-leaseback transaction prior to or in connection with the acquisition of such mortgaged property by the related borrower. Such mortgaged property is leased to the former owner of the mortgaged property. A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-

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leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagee; however, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case. There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Startup companies generally have a low success rate. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease and may default on its lease.

Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

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Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property

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owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders and the VRR Interest owners to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

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Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a

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disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are: retail, office, hospitality, industrial and mixed use. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Nevada, Florida, Massachusetts, Arizona, Texas, California, Tennessee, Ohio, Alabama and Virginia. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties
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(subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it

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will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the VRR Interest owners.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—JPMorgan Chase Bank, National Association— JPMCB’s Underwriting Guidelines and Processes”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such

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renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, office or mixed use properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, office or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
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●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, office or mixed use properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, television studios, arcades and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial

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difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

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Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements,

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regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g. LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

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Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the VRR Interest owners.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (the “NFIP”) is scheduled to expire on September 30, 2023. We cannot assure you if or when the program will be reauthorized. Expiration of the NFIP could have an adverse effect on the value of properties in flood zones or their ability to be repaired or rebuilt after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability

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of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

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Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the immediately preceding calendar year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

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Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally

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from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior 3 calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and the VRR Interest Owners; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

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In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten cash flows for the mortgage pool may not reflect any potential impacts of the COVID-19 pandemic. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders or the VRR Interest owners until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for any master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are

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made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the VRR Interest owners. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the VRR Interest owners. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the applicable master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—JPMorgan Chase Bank, National Association— JPMCB’s Underwriting Guidelines and Processes”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and ” Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a

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mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered

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certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a

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whole, which value exceeds the sum of their individual appraised values. See “Description of the Mortgage Pool—Appraised Value”.

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

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The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”). An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property. Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities. In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

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The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the

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funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as tenants-in-common. In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities” in this prospectus. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors

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that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders and the VRR Interest owners. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

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Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
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●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

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In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

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In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the VRR Interest owners as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the

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lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or a similar structure, state law may provide that the lender will not have a perfected security interest in the underlying property rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s, operating lessee’s or similar party’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and the VRR Interest owners. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service (and in some cases, mezzanine debt service), the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan (or in some cases, provided no event of default under the related mortgage

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loan is continuing, may be applied pro rata to payment of principal of the related mortgage loan and a related mezzanine loan) until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. With respect to any anticipated repayment date mortgage loan which has a related mezzanine loan, the payment of debt service on the related mezzanine loan will reduce the amount of excess cash flow available to pay down the principal. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. In addition, the lockbox accounts and certain other accounts for certain of the Mortgage Loans were held at Signature Bank, and have been transferred to Bridge Bank or Flagstar. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades and that some institutions have already been the subject of downgrades, which may trigger the obligation to transfer accounts held at other institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet certain other requirements under the mortgage loan documents related to the lockbox

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account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
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●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits each applicable special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the applicable master servicer nor the applicable special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any mortgage loans secured by properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires,

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with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan. Properties that are less energy efficient or that produce higher greenhouse gas emissions may also be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Tenants at certain properties may also be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the

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lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).
Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary

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mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The originators originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, one of the sponsors, of Morgan Stanley Bank, N.A., one of the originators, and of Morgan Stanley & Co. LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates and/or the VRR Interest. A completed offering would reduce the

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originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the mortgage rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop,

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operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees and affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees and affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Bank of America, National Association is expected to be appointed as the initial risk retention consultation party by the holder of the majority of the VRR Interest, as described in “Credit Risk Retention”, and Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A., JPMorgan Chase Bank, National Association and Bank of America, National Association, each an originator, are each expected to hold a portion of the VRR Interest as described in “Credit Risk Retention”. The risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain certificateholders, in particular if the risk retention consultation party or such VRR Interest owner holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the risk retention consultation party or the holder of the majority of the VRR Interest by whom the risk retention consultation party was appointed (any such loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association or Bank of America, National Association (in each case as holders of the VRR Interest) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of its employees, personnel or affiliates, in each

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case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. For the avoidance of doubt, the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Nor can there be any assurance that any of Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association or Bank of America, National Association (in each case as holders of the VRR Interest) or the risk retention consultation party will not seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of any servicing shift whole loans will be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the master servicer and the special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any

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requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”. As of the closing date, the Back Bay Office whole loan will be a servicing shift whole loan.

The Servicing of the One & Two Commerce Square Whole Loan, the Heritage Plaza Whole Loan, the 6330 West Loop South Whole Loan and the 1201 Third Avenue Whole Loan Will Shift to Other Servicers

The servicing of (i) the One & Two Commerce Square whole loan is expected to be governed by the BBCMS 2023-C20 pooling and servicing agreement only temporarily, until the securitization of the related note A-1 companion loan, (ii) the Heritage Plaza whole loan is governed by the Benchmark 2023-V2 pooling and servicing agreement only temporarily, until the securitization of the related note A-1-2 companion loan, (iii) the 6330 West Loop South whole loan is expected to be governed by the BBCMS 2023-C20 pooling and servicing agreement only temporarily, until the securitization of the related note A-1 companion loan, and (iv) the 1201 Third Avenue whole loan is governed by the BANK5 2023-5YR1 pooling and servicing agreement only temporarily, until the securitization of the related note A-2 companion loan. Upon the securitization of each such companion loan, the servicing and administration of the related whole loan will shift to the applicable master servicer and the applicable special servicer under the pooling and servicing agreement that governs the securitization of such companion loan and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such master servicer or special servicer has been determined. In addition, the provisions of any such pooling and servicing agreement that governs the securitization of any such companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under any pooling and servicing agreement that governs the securitization of any such companion loan, nor will they have any assurance as to the particular terms of any such pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the One & Two Commerce Square whole loan, the Heritage Plaza whole loan, the 6330 West Loop South whole loan or the 1201 Third Avenue whole loan other than those limited consent and consultation rights as are provided in each related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in each related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly

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contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the VRR Interest and the party expected to be designated to consult with each applicable special servicer on their behalf as the risk retention consultation party is affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant

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factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association or Bank of America, National Association, each an affiliate of an Underwriting Entity, takes in its capacity as the holder of the VRR Interest or as the risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Each of the Underwriter Entities is an affiliate of one or more other parties involved in this transaction, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of Each Applicable Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

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Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to each applicable special servicer, for so long as any special servicer obtains knowledge that it has become a borrower party with respect to an excluded special servicer loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the

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offered certificates or any particular class of certificates than to the BANK5 2023-5YR2 non-offered certificates or the VRR Interest owners, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each applicable master servicer and special servicer services and is expected to continue to service, in the ordinary course of its businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of each applicable master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. Such enforcement may also be influenced by any affiliation between such master servicer or special servicer, as applicable, and the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Similarly, it is expected that each applicable master servicer and special servicer for this transaction also act in one or more other capacities in the securitizations governing the servicing of non-serviced mortgage loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan or servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, any master servicer, any special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with,

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numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, any master servicer, any special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that BIG Real Estate 5YR2, LLC will be appointed as the initial directing certificateholder. Each applicable special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates or the VRR Interest. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on

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behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the controlling noteholder of any servicing shift whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the applicable special servicer or the applicable special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder indicated in such table has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holders (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related serviced whole loan

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that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, any special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

With respect to serviced whole loans other than any servicing shift whole loan, each special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates or the VRR Interest, and it may have interests in conflict with those of the certificateholders and the VRR Interest owners. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the VRR Interest owners. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the applicable special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders or VRR Interest owners, especially if the applicable directing certificateholder, controlling noteholder or their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower

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or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan” with respect to the directing certificateholder), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or otherwise seek to exert its influence over the applicable special servicer in the event any such mortgage loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F, Class G and Class H certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

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The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer or an affiliate will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans”.

It is expected that BIG Real Estate 5YR2, LLC will be the initial directing certificateholder. CWCapital Asset Management LLC is expected to act as the special servicer and it or an affiliate assisted BIG Real Estate 5YR2, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, or if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

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Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In certain such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will often contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, not all mortgage loan documents will contain such provisions and violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations imposed:

(a) in the European Union (the “EU”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (together with the EU Securitization Regulation, the “EU SR Rules”);

(b) in the non-EU member states of the European Economic Area, pursuant to the EU SR Rules, to the extent (if at all) implemented or applicable in such member states; and

(c) in the United Kingdom (“UK”), pursuant to Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended (including by the Securitisation (Amendment) (EU Exit) Regulations 2019) (the “UK Securitization Regulation”) and certain related technical standards and official guidance (together with the UK Securitization Regulation, the “UK SR Rules”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU Securitization Regulation), being: (a) insurance undertakings and reinsurance undertakings

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as defined in Directive 2009/138/EC; (b) subject to certain conditions and exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (and the EU Investor Requirements apply also to certain consolidated affiliates, wherever established or located, of such credit institutions and, in certain cases, of such investment firms). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK SR Rules impose certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Regulation), being: (a) insurance undertakings and reinsurance undertakings as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage AIFs (as defined in such Regulations) in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR (and the UK Investor Requirements apply also to certain consolidated affiliates, wherever established or located, of such CRR firms). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

In this prospectus: (a) the EU Securitization Regulation and the UK Securitization Regulation are referred to together as the “Securitization Regulations” (and references to “each Securitization Regulation”, “either Securitization Regulation” or “the relevant Securitization Regulation” shall be construed accordingly); (b) the EU SR Rules and the UK SR Rules are referred to together as the “SR Rules”; (c) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (d) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (e) a “third country” is (i) under the EU SR Rules, a country other than an EU member state, or (ii) under the UK SR Rules, a country other than the UK. A reference to the “applicable” Securitization Regulation, SR Rules or SR Investor Requirements means, in relation to any SR Institutional Investor, as the case may be, the Securitization Regulation, the SR Rules or the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the applicable SR Rules) only if, amongst other things:

(i) where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than 5% in the securitization determined in accordance with Article 6 of the applicable Securitization Regulation and discloses the risk retention in accordance with the applicable SR Rules;

(ii) in the case of an EU Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity (i.e., the issuer) has, where applicable, made

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available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article;

(iii) in the case of a UK Institutional Investor, it has verified that, where the originator, sponsor or securitization special purpose entity is established in a third country, the relevant entity has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(iv) where the originator or original lender is established in a third country, the SR Institutional Investor has verified that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting to its management body; and (d) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the applicable SR Rules.

Failure to comply with one or more applicable SR Investor Requirements may result in various sanctions including, in the case of those SR Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitisation position acquired by the relevant SR Institutional Investor, or, in certain other cases, a requirement to take corrective action.

It remains unclear, in certain respects, what is and will be required for SR Institutional Investors to demonstrate compliance with the applicable SR Investor Requirements.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates and the VRR Interest, or take any other action in respect of such securitization, in a manner prescribed or contemplated by the SR Rules. In particular, no such person undertakes to take any action which may be required by any SR Institutional Investor for the purposes of its compliance with any applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any SR Institutional Investor with any SR Investor Requirements.

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Consequently, the certificates may not be a suitable investment for any SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the SR Rules and their compliance with any applicable SR Investor Requirements.

Recent Developments Concerning the Proposed Japanese Retention Requirements

The Japanese Financial Services Agency the (“JFSA”) recently published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the certificates equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination with respect to the mortgage loans by such investors, the Japanese Retention Requirement as set out in the JRR Rule will apply to an investment by such investors in the certificates. The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labor credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors”). Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.

The JRR Rule became effective on March 31, 2019. At this time, you should understand that there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately originated” remains unclear, and therefore unless the JFSA provides further specific clarification, it is possible that this transaction may contain assets deemed to be “inappropriately originated” and as a result may not be exempt from the Japanese Retention Requirement. The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing the certificates, which may limit the liquidity of the certificates and adversely affect the price of the certificates in the secondary market. Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.

Each purchaser or prospective purchaser of certificates is itself responsible for monitoring and assessing any changes to Japanese risk retention laws and regulations, including any delegated or implementing legislation made pursuant to the JRR Rule, and for analyzing its own regulatory position. Each purchaser or prospective purchaser of certificates is advised to consult with its own advisers regarding the suitability of the certificates for investment and the applicability of the JRR Rule and the Japanese Retention Requirement to this transaction. None of the depositor, the issuing entity, the retaining

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sponsor, the certificate administrator, the trustee, any master servicer, any special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates makes any representation or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person, including any Japanese Affected Investor, and none of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, any master servicer, any special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates intends to take any steps to comply (or facilitate compliance by any person, including any Japanese Affected Investor) with the JRR Rule or makes any representation, warranty or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

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Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. Finally, other Securities and Exchange Commission enforcement actions, including litigation, against any rating agency or other regulatory issues involving a rating agency could result in a downgrade, withdrawal or qualification of an assigned rating, which could have an adverse impact on the liquidity, market value and regulatory characteristics of the certificates. As a recent example of an enforcement action, on February 16, 2021, the Securities and Exchange Commission filed a civil action against Morningstar Credit Ratings, LLC (“MCR”), a

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former credit rating agency. The complaint alleges that MCR’s “general description” of its ratings procedures and methodologies in its Form NRSRO registration filed with the Securities and Exchange Commission failed to include specific disclosure relating to adjustments permitted by certain modeling methodology, which adjustments were used by MCR in rating 30 CMBS transactions from 2015 to 2016. The complaint also alleged certain related failures of internal controls. The complaint did not make any allegations about the integrity of any MCR ratings, but it alleged that the adjustments benefited the issuers that paid for those ratings by lowering credit enhancement requirements for the relevant ratings in those transactions. The complaint, filed in federal district court in the Southern District of New York, sought injunctive relief, disgorgement with prejudgment interest, and civil penalties. The civil action was settled on June 7, 2022, without MCR admitting or denying the allegations of the complaint. MCR is not a rating agency. Moreover, no MCR credit ratings remain outstanding for any transactions or obligors. This complaint is an example of continuing regulatory scrutiny of the credit rating industry, which could affect any rating agency or the ratings that it assigns to any certificates.

In addition, on September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates

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would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

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In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at

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maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders and the VRR Interest owners. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates to such amounts are different than the formulas for calculating the entitlements of the Class X-A and Class X-B certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates or trust component, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates or trust components.

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Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 certificates and Class A-2-1 and Class A-3 trust components
Class X-B	Class A-S and Class B trust components
Class A-2-1-X1	Class A-2-1-1 certificates
Class A-2-1-X2	Class A-2-1-2 certificates
Class A-3-X1	Class A-3-1 certificates
Class A-3-X2	Class A-3-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if any master servicer, any special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans

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in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and the VRR Interest and will result in a reduction of the certificate balance (or notional amount) of a class of certificates and the VRR Interest balance of the VRR Interest, pro rata based on the respective percentage allocation entitlements of the certificates (collectively) and the VRR Interest as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if a master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the certificates, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component, then the Class B trust component, then the Class A-S trust component and, then, pro rata, the Class A-1 certificates and the Class A-2-1 and Class A-3 trust components, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust component. Any portion of such amount applied to the Class A-2-1, Class A-3, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction in the certificate balance of the Class A-1 certificates or the Class A-2-1 or Class A-3 trust components will result in a corresponding reduction in the notional amount of the Class X-A certificates, and a reduction of the certificate balance of the Class A-S or Class B trust components will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S Exchangeable Certificates (collectively), the Class B Exchangeable Certificates (collectively) and the Class C Exchangeable Certificates (collectively) to receive payments of principal and interest in respect of the certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any such certificates, then

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your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the certificates will generally be subordinated to those of the holders of the Class A-1, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, Class A-2-1 Exchangeable Certificates and the Class A-3 Exchangeable Certificates, and, if your certificates are Class B Exchangeable Certificates or Class C Exchangeable Certificates, to those of the holders of the Class A-S Exchangeable Certificates and, if your certificates are Class C Exchangeable Certificates, to those of the holders of the Class B Exchangeable Certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the mortgage loans, which such losses are allocated between it, on one hand, and the certificates, on the other hand, as described under “Credit Risk Retention—VRR Interest—Allocation of VRR Realized Losses”.

Payments Allocated to the VRR Interest or the Certificates Will Not Be Available to the Certificates or the VRR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlements. Amounts received and allocated to the certificates will not be available to satisfy any amounts due and payable to the VRR Interest. Likewise, amounts received and allocated to the VRR Interest will not be available to satisfy any amounts due and payable to the certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlements. See “Description of the Certificates—Distributions” and “Credit Risk Retention—VRR Interest”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders and the VRR Interest owners generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See

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“Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates or the VRR Interest owners in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates and the VRR Interest will not have any voting rights; however, the holders of the VRR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event occurs and is continuing (other than with respect to servicing shift mortgage loans, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace each special servicer, and if a consultation termination event occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the applicable special servicer with or without cause, regardless of whether a control termination event exists. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

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With respect to any serviced A/B whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to any serviced A/B whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such serviced A/B whole loan as it does for the other mortgage loans in the issuing entity (except with respect to the Back Bay Office Whole Loan, wherein the holder of the related promissory note designated as promissory note A-4-1 will have such rights (other than during a Back Bay Office Control Appraisal Period); see “Description of the Mortgage Pool—The Whole Loans—The Back Bay Office Pari Passu-A/B Whole Loan” in this prospectus)). See “Description of the Mortgage Pool—The Whole Loans”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the applicable special servicer or the applicable master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan and, therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder (as determined under clause (ii) of the definition thereof) so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage

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Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although any master servicers or special servicers under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, the risk retention consultation party and the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)      may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)     may act solely in the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)    does not have any duties to the holders of any class of certificates other than the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)    may take actions that favor the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)     will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

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In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, the VRR Interest owners and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders, the VRR Interest owners and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace Each Applicable Master Servicer, Each Applicable Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders and the VRR Interest owners will generally have no right to replace and terminate a master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace any master servicer, any special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), or with respect to any servicing shift whole loan, the holders of the controlling notes related to such whole loans, and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the

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special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders and the VRR Interest owners will generally have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders and VRR Interest owners may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to any serviced A/B whole loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is

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not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the applicable special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates or the VRR Interest owners;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder or VRR Interest owner may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage

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loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by each applicable special servicer may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of each applicable special servicer in maximizing collections for the transaction and the impediments each applicable special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates and the VRR Interest. The pooling and servicing agreement obligates each applicable special servicer not to consider the interests of individual classes of certificates or of the VRR Interest. You should note that in connection with considering a modification or other type of loss mitigation, the applicable special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates and the VRR Interest.

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Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (except Morgan Stanley Mortgage Capital Holdings LLC in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, absent a material breach of a representation or warranty, the applicable mortgage loan seller will have no obligation to repurchase a mortgage loan if the related borrower is or has been adversely affected by the COVID-19 pandemic. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to the One & Two Commerce Square mortgage loan (3.7%), each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

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Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event of Default

With respect to each whole loan with one or more subordinate companion loans, prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and certain other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan, the related pari passu companion loans and the related subordinate companion loans on a pro rata and pari passu basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans.

See “Description of the Mortgage Pool—The Whole Loans—The Back Bay Office Pari Passu-A/B Whole Loan” in this prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and the VRR Interest owners to receive distributions on the offered certificates and the VRR Interest, respectively. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the

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related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s

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estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of Each Applicable Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates or the VRR Interest continuing to hold the full non-notionally reduced amount of such certificates or the VRR Interest for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Each applicable Master Servicer, any Sub-Servicer or each applicable Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect each applicable master servicer’s, any sub-servicer’s or each applicable special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

The performance of such parties may also be affected by future events that occur with respect to each such party. For example, Computershare Trust Company, National Association (“Computershare”) recently entered into a business combination transaction with Wells Fargo Bank, National Association (“Wells Fargo”), acquiring substantially all of its trustee and certificate administrator lines of business. A combination transaction of the size and nature of the transaction between Wells Fargo and Computershare may present risks related to the performance of such parties. Such risks might include potential delays or disruptions resulting from integration of operations, integration of information technology and accounting systems, loss of key personnel, failure to attract new employees, difficulties in maintaining continuity of management or other changes associated with the implementation of such transaction. We cannot assure you that such transaction will not cause disruptions in the performance of Computershare’s duties and obligations as certificate administrator and custodian under the pooling and servicing agreement.

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See “Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the VRR Interest owners. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates, the VRR Interest owners and any related companion loan holder, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders and the VRR Interest owners.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC

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for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to an ordinary deduction or a capital loss.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service (“IRS”), eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification, the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could

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restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations,” potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the Mortgaged Properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

General

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted

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appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn, including any economic downturn related to the COVID-19 pandemic, may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

See “—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons
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involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

In addition, on February 24, 2022, Russia launched a military invasion of Ukraine. The European Union, United States, United Kingdom, Canada, Japan and a number of other countries responded by announcing successively more restrictive sanctions against Russia, various Russian individuals, corporations and private banks, and the Russian central bank, which aim to limit such sanctioned persons’ and entities’ access to the global economy, Russian foreign reserves and personal assets held domestically and internationally. As economies and financial markets throughout the world become increasingly interdependent, events or conditions in one country or region are more likely to adversely impact markets or issuers in other countries or regions. The current Russia-Ukraine conflict is expected to have a particularly significant negative effect on the costs of energy, food and mineral resources and is expected to exacerbate inflationary pressures throughout the global economy. Furthermore, there may be a heightened risk of cyber-warfare, biological warfare or nuclear warfare launched by Russia against other countries in response to political opposition and imposed sanctions or perceptions of increased NATO involvement in the conflict. The evolution of the conflict and actions taken by governments in response to such conflict, and the consequences, economic or otherwise, are unpredictable and may be far reaching and long lasting. As a result, we cannot predict the immediate or longer-term effects of the conflict on the global economy or on the performance of the mortgage loans or underlying mortgaged properties.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates and the VRR Interest will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the VRR Interest, on one hand, and the certificates, on the other hand, as described in “Credit Risk Retention—VRR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders and the VRR Interest owners will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed

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securities generally (including, without limitation, the application of Rule 15c2-11 under the Exchange Act to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the offered certificates). If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

Except as regards the status of certain Classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new
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capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity.  The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	Until the SEC adopts rules establishing a different creditworthiness standard, the Class A-1 certificates, the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class X-A certificates, the Class X-B certificates, the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates will
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constitute “mortgage related securities” for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by at least one NRSRO, and the other classes of Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 20 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $675,072,360 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in July 2023 (or, in the case of any Mortgage Loan that has its first due date after July 2023, the date that would have been its due date in July 2023 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

10 Mortgage Loans (58.0%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”. Each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a

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securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	6	7	$302,530,088	44.8%
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	8	13	135,510,718	20.1
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	3	12	127,800,000	18.9
Bank of America, National Association	Bank of America, National Association	2	2	84,231,554	12.5
Bank of America, National Association/ JPMorgan Chase Bank, National Association(2)	Bank of America, National Association/ JPMorgan Chase Bank, National Association(2)	1	1	25,000,000	3.7
Total		20	35	$675,072,360	100.0%

(1)	Certain of the Mortgage Loans were co-originated or are part of Whole Loans that were co-originated by the related Mortgage Loan Seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the Mortgage Loan Seller and transferred to the Mortgage Loan Seller. See “—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans” below.
(2)	The One & Two Commerce Square Mortgage Loan (3.7%) is part of a whole loan that was co-originated by Bank of America, National Association, Barclays Capital Real Estate Inc. and JPMorgan Chase Bank, National Association. Bank of America, National Association is acting as mortgage loan seller and originator with respect to Note A-3, with an outstanding principal balance as of the cut-off date of $12,500,000. JPMorgan Chase Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-10-1, with an outstanding principal balance as of the cut-off date of $12,500,000.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing community properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be

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limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated Whole Loans and Third-Party Originated Mortgage Loans

Each of the following Mortgage Loans is part of a Whole Loan that was co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The Miracle Mile Shops Mortgage Loan (9.9%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Morgan Stanley Bank, N.A. and Bank of America, National Association.
●	The Back Bay Office Mortgage Loan (8.9%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, New York Life Insurance Company, Teachers Insurance and Annuity Association of America, Deutsche Bank AG, New York Branch and Goldman Sachs Bank USA.
●	The ICP/IRG Holdings Portfolio Mortgage Loan (7.7%) is part of a Whole Loan that was co-originated by JPMorgan Chase Bank, National Association and 3650 Real Estate Investment Trust 2 LLC.
●	The Queens Crossing Mortgage Loan (5.5%) is part of a Whole Loan that was co-originated by JPMorgan Chase Bank, National Association and Barclays Capital Real Estate Inc.
●	The One & Two Commerce Square Mortgage Loan (3.7%) is part of a Whole Loan that was co-originated by Bank of America, National Association, Barclays Capital Real Estate Inc. and JPMorgan Chase Bank, National Association.
●	The Heritage Plaza Mortgage Loan (3.3%) is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A. and Goldman Sachs Bank USA.
●	The 1201 Third Avenue Mortgage Loan (1.5%) is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on July 11, 2023 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Miracle Mile Shops Mortgage Loan or the Miracle Mile Shops Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole

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Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property may be referred to by name (for example, the Miracle Mile Shops Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the Miracle Mile Shops Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) was prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In addition, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination and have not been updated. In addition, appraisals may not reflect the complete effects of the COVID-19 pandemic on the related Mortgaged Properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, such term means the
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aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan;

●	in the case of a Mortgage Loan that provides for an initial interest-only period or multiple interest-only periods and provides for scheduled amortization payments after the expiration of such initial interest-only period or between such interest-only periods prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the monthly payment of principal and interest payable during the amortization period(s); and
●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, or, if such Mortgage Loan provides for an initial interest-only period and provides for amortization payments in accordance with a specified payment schedule after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the average of the principal and interest payments for the first 12 payment periods during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise expressly indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”.

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In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity or ARD (“Other Than As-Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity or ARD (“As-Is”)	“As-Is” Appraised Value
Back Bay Office(1)	8.9%	33.7%	33.7%	$1,410,000,000	35.3%	35.3%	$1,345,000,000
Park West(2)	8.7%	60.4%	60.4%	$97,100,000	62.1%	62.1%	$94,300,000

(1)	The Other Than ‘As-Is” Appraised Value represents the Hypothetical As-Is Value, which assumes that, as of the October 19, 2022 valuation date, the planned leasing cost escrow of $67.6 million for leasing costs was fully funded. Due to leasing-related disbursements since the appraisal date, the planned leasing cost escrow amount has been reduced to $57.8 million. All outstanding leasing costs at the time of loan origination were reserved upfront.
(2)	The Other Than “As-Is” Appraised Value represents the Hypothetical Market Value assuming the borrower pays the tenant improvement allowance to the Harkins Theatre tenant. The Harkins Theatre tenant improvement allowance amount was reserved upfront.

In addition:

●	With respect to the Queens Crossing Mortgage Loan (5.5%), the Appraised Value of $100,000,000 reflects an extraordinary assumption that the parking garage is leased at market levels as of the date of value. According to the appraisal, the parking garage at the Mortgaged Property is currently leased to an affiliate of the borrower at significantly below-market levels.
●	With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground
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rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan or group of cross-collateralized Mortgage Loans appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

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With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, LTV Ratios were calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a portion of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the Cut-off Date LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related Cut-off Date LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the Cut-off Date, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may

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have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten NCF DSCR”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Debt Service Coverage Ratio is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No

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representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise expressly indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group and the aggregate units for the Mortgaged Properties in such group.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date”, “LTV Ratio at Maturity / ARD” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity or ARD is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the LTV Ratio at Maturity or ARD was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the stated maturity date or Anticipated Repayment Date, as applicable.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio at Maturity or ARD is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the maturity date or Anticipated Repayment Date, as applicable, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan

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that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means (other than as set forth in the proviso to this definition), for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of retail, office and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding

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the determination of the occupancy rates with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“D/@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“DorYM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
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●	“DorYM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Qualified Opportunity Zone” means qualified opportunity zones (“QOZs”) under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ. See Annex A-1 for information regarding which Mortgaged Properties are located in QOZs as of the Cut-off Date.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage, industrial/warehouse facility, any combination of the foregoing or other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

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“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in its entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided

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market information or average daily rates achieved during the prior one-to-three year annual reporting period. Lastly, notwithstanding the foregoing, the vacancy assumption used in determining the revenue component of Underwritten Net Cash Flow may have used vacancy information for the subject Mortgaged Property and the related markets that predates the impact of the COVID-19 pandemic.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero) and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding

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projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NCF Debt Yield is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Initial Pool Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease

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payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the related Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

“Underwritten Net Operating Income Debt Service Coverage Ratio”, “Underwritten NOI DSCR” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Operating Income Debt Service Coverage Ratio is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Operating Income Debt Service Coverage Ratio than is shown on Annex A-1.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NOI Debt Yield is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-

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collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as a multifamily housing property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units or (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-1 for certain information regarding each Mortgage Loan that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease.

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Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$675,072,360
Number of Mortgage Loans	20
Number of Mortgaged Properties	35
Number of Crossed Loans	0
Crossed Loans as a percentage	0%
Range of Cut-off Date Balances	$6,500,000 to $67,000,000
Average Cut-off Date Balance	$33,753,618
Range of Mortgage Rates	5.5850% to 8.1800%
Weighted average Mortgage Rate	7.1861%
Range of original terms to maturity(2)	60 months to 60 months
Weighted average original term to maturity(2)	60 months
Range of remaining terms to maturity(2)	56 months to 60 months
Weighted average remaining term to maturity(2)	59 months
Range of original amortization terms(3)	360 months to 360 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	358 months to 360 months
Weighted average remaining amortization term(3)	359 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	30.5% to 66.5%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	49.8%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)(6)	30.5% to 66.5%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)(6)	49.3%
Range of U/W NCF DSCRs(5)(6)(7)	1.20x to 2.76x
Weighted average U/W NCF DSCR(5)(6)(7)	1.78x
Range of U/W NOI Debt Yields(5)(6)	10.4% to 19.2%
Weighted average U/W NOI Debt Yield(5)(6)	13.9%
Percentage of Initial Pool Balance consisting of:
Interest Only	81.0%
Amortizing Balloon	16.6%
Interest Only, Amortizing Balloon	2.4%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any Mortgage Loan with an Anticipated Repayment Date, if any, calculated as of the related Anticipated Repayment Date.
(3)	Excludes 15 Mortgage Loans (81.0%) identified on Annex A-1, which are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.
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(4)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the Appraised Value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of Mortgage Loans that have one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Back Bay Office Mortgage Loan (8.9%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten Net Cash Flow Debt Service Coverage Ratio and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 38.3%, 38.3%, 2.16x and 14.3%, respectively.
(6)	In the case of cross-collateralized and cross-defaulted mortgage loans, the U/W NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and the U/W NOI Debt Yield have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(7)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

The issuing entity will include 3 Mortgage Loans (19.3%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

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Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail
Anchored	3	$84,290,718	12.5%
Regional Mall	1	67,000,000	9.9
Super Regional Mall	1	65,000,000	9.6
Shadow Anchored	1	46,441,562	6.9
Subtotal:	6	$262,732,280	38.9%
Office
CBD	4	$117,000,000	17.3%
Medical	1	17,231,554	2.6
Suburban	2	13,582,983	2.0
Subtotal:	7	$147,814,538	21.9%
Hospitality
Full Service	3	$78,420,542	11.6%
Extended Stay	3	26,554,000	3.9
Subtotal:	6	$104,974,542	15.6%
Industrial
Warehouse/Distribution	11	$63,508,000	9.4%
Manufacturing/Warehouse	1	13,311,000	2.0
Flex	1	3,132,000	0.5
Subtotal:	13	$79,951,000	11.8%
Mixed Use
Retail/Office	1	$37,100,000	5.5%
Office/Retail	1	36,000,000	5.3
Office/Lab/R&D	1	6,500,000	1.0
Subtotal:	3	$79,600,000	11.8%
Total:	35	$675,072,360	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic

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Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” below.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Miracle Mile Shops Mortgage Loan (9.9%), the related borrowers lease a portion of the related Mortgaged Property consisting of an approximately 2,400 square-foot portion of unit E013 (the “Planet Hollywood Overlease Leased Premises”) from Planet Hollywood Resort and Casino (which itself owns a leasehold interest in such portion of unit E013) pursuant to that certain reciprocal easement agreement which extends through July 2025 (subject to two, 20-year extensions) (the “Planet Hollywood Overlease”). Further, unit E013 is currently leased by the borrowers to a tenant, Blue Martini. Any loss of the related borrowers’ interest in the Planet Hollywood Overlease could result in a breach of the Blue Martini lease, reduce the rent payable thereunder or give rise to a right of Blue Martini to terminate the entirety of its leased space or exercise other remedies available to it.
●	With respect to the Miracle Mile Shops Mortgage Loan (9.9%), (A) the largest tenant, V Theater (7.6% of net rentable area and 3.2% of underwritten base rent), is a performance theater, (B) the second largest tenant, Saxe Theater (4.4% of net rentable area and 2.4% of underwritten base rent), is a performance theater and (C) the fourth largest tenant, PH Race and Sports Book (3.9% of net rentable area and 1.9% of underwritten base rent), is an entertainment venue (currently leased to a dining tenant).
●	With respect to the Miracle Mile Shops Mortgage Loan (9.9%), 33.4% of the underwritten base rent and 25.8% of the net rentable square footage at the related Mortgaged Property (which includes Blue Martini) is related to dining tenants.
●	With respect to the Miracle Mile Shops Mortgage Loan (9.9%), underwritten rent includes annualized income from the LED exterior and interior signage being installed with the current renovation which is expected to be complete by summer 2023 (underwritten to approximately $3.9 million). We cannot assure you that the signage will be completed and operational as expected or at all, or that such projections will be realized. In addition, the related Mortgaged Property includes a parking garage used by Planet Hollywood Resort and Casino and Elara by Hilton Grand Vacations, the two non-collateral hotels/timeshares that are connected to such Mortgaged Property, in addition to transient users. In 2023, the parking garage was underwritten based on the borrower estimate of approximately $5.7 million in total contractual base revenue and approximately $3.2 million in common area maintenance reimbursement from PH & Elara Parking Garage CAM (collectively, 10.8% of underwritten effective gross revenue) along with approximately $2.7 million in revenue from transient users for such Mortgaged Property. There can be no assurance that such projected parking income will be realized.
●	With respect to the Miracle Mile Shops Mortgage Loan (9.9%), the related Mortgage Loan documents prohibit the related lender, without the prior written consent of the related borrower, from selling any note, participation or interest in
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the Mortgage Loan to Simon Property Group, Taubman Centers, Inc., The Macerich Company, Kimco Realty, Starwood Retail, PREIT, Washington Prime Group, Pyramid Management Group, CBL Properties, Westfield Holdings Limited, Brookfield Properties Retail, Centennial and Unibail – Rodamco (or any successors or assigns of or any entity controlled by the foregoing); provided, however, such restrictions will not apply to any transfer or sale by the lender of commercial mortgage backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Mortgage Loan; any subsequent resale or transfer of the Mortgage Loan (or any interest therein) occurring after an initial sale or transfer by the lender; or during an event of default under the Mortgage Loan agreement.

●	With respect to the Brandon Mall Mortgage Loan (9.6%), the mortgaged property includes a vacant anchor space formerly occupied by Sears (124,552 SF/ 18.9% of NRA and underwritten as vacant) that was vacated in 2021 as a part of Sears’ programmatic closing of locations nationally. 45 tenants (238,083 SF/ 36.1% of NRA) have co-tenancy clauses that require a minimum number of department stores (varying from none to four) and either a minimum square footage or named tenant or replacement for each. There is no current or ongoing co-tenancy remedy triggered by the dark Sears space; however, if any one of three shadow anchors (Dillard’s, Macy’s or JCPenney) were to vacate its space, tenants with leases requiring three or more anchors to be open and operating (approximately 118,571 SF/ 18.0% of NRA) would have some co-tenancy remedy. None of the three shadow anchors have remaining operating covenants pursuant to the Construction, Operating and Reciprocal Easement Agreement affecting the mortgaged property and the non-collateral shadow anchor properties.
●	With respect to the Park West Shopping Center Mortgage Loan (8.7%), in conjunction with its 2022 lease renewal, Harkins Theatre (the largest tenant) is in the process of a phased $9.0 million renovation, beginning in early 2024. The borrower is contributing $3.5 million towards the renovation, which is reserved upfront, and the tenant is funding the balance. Harkins Amusement Enterprises, Inc., the parent of the tenant, is expected to execute a limited guaranty of $6 million, which will amortize on a straight-line basis beginning July 1, 2025, through the end of the lease term. However, this was not yet executed at the time of loan origination. The non-recourse carveout guarantor has provided a similar, limited guaranty of $6 million, amortizing beginning July 1, 2025, through the end of the lease term, until the limited corporate guaranty from the Harkins parent entity is executed. The Park West Shopping Center Mortgage Loan guarantor’s limited guaranty may create a risk for consolidation of the assets of the borrower and guarantor. See “Risk Factors – Risks Related to the Mortgage Loans - The Borrower’s Form of Entity May Cause Special Risks” in this prospectus.
●	With respect to the 218 West 234th Street Mortgage Loan (1.4%), the second largest tenant, Garden Gourmet, operates a grocery store that is approximately 20,098 SF. Approximately 10,098 SF of Garden Gourmet's grocery store is located at the 218 West 234th Street Mortgaged Property and the remaining 10,000 SF is located in an adjacent property owned by an affiliate of Garden Gourmet. The wall separating leased space located at the 218 West 234th Street Mortgaged Property from the adjacent property was removed and the spaces are operated as one contiguous store. Garden Gourmet’s lease and rent paid thereunder only apply to the 10,098 SF located at the 218 West 234th Street
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Mortgaged Property. Additionally, the related borrower and an affiliate of Garden Gourmet have entered into a reciprocal easement agreement that provides (i) access and maintenance easements burdening and benefiting each owner and (ii) that each owner is to maintain its own insurance and be responsible for repairing its respective property following a casualty or other damage.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Hospitality Properties

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance ($)(1)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Norfolk Waterside Marriott(2)	$33,500,000	5.0%	11/17/2042	6/11/2028
Alabama Hotel Portfolio – HGI Madison	$11,946,000	1.8%	5/31/2041	6/1/2028
Alabama Hotel Portfolio – Home2 Madison	$10,289,000	1.5%	3/31/2039	6/1/2028
Alabama Hotel Portfolio – Home2 Opelika	$8,155,000	1.2%	5/31/2038	6/1/2028
Alabama Hotel Portfolio - Home2 Decatur	$8,110,000	1.2%	5/31/2038	6/1/2028

(1)	With respect to any Mortgaged Property that is part of a Mortgage Loan secured by multiple Mortgaged Properties, the Cut-off Date Balance shown in the table above represents the allocated loan amount.
(2)	The mortgaged property is a 407-room hotel with adjacent conference center and ballroom facilities. In addition to the fee interest in the hotel, the borrower manages the first three floors of the convention center pursuant to an operating agreement with the City of Norfolk that expires in 2057 and leases the fourth-floor ballroom space in the convention center pursuant to a premises lease with the Norfolk Redevelopment and Housing Authority that expires in 2089.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus as well as “—Insurance Considerations” and “—Specialty Use Concentrations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

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●	With respect to the ICP/IRG Holdings Portfolio Mortgage Loan (7.7%), the largest tenant at the Warren Perkins Jones Mortgaged Property, The Step2 Company, LLC (42.9% of the net rentable area at the Warren Perkins Jones Mortgaged Property and 12.6% of the net rentable area at the portfolio), has the right to exclusively lease additional space in the related building, in increments of at least 25,000 square feet (each, an “Increment”) provided, however, that, among other conditions, such Increment is not leased to another tenant or otherwise occupied. The borrower and The Step2 Company, LLC each have the right to terminate the lease of all or a portion of the Increments leased to The Step2 Company, LLC upon thirty days’ prior written notice to the other party, and the portion of Increments so terminated, but no other portion of the prelimises will expire on the last day of such thirty-day period, provided, however, that the terminating party is required to terminate in increments of at least 25,000 square feet, up to 225,000 square feet.
●	With respect to the ICP/IRG Holdings Portfolio Mortgage Loan (7.7%), Invacare Corporation, the fifth largest tenant at the portfolio of Mortgaged Properties by the net rentable area (6.5%) and the sole tenant at the Invacare Mortgaged Property, and two affiliated companies filed for Chapter 11 bankruptcy in January 2023 in the United States Bankruptcy Court for the Southern District of Texas, Houston Division, then successfully emerged from Chapter 11 bankruptcy in May 2023. Concurrently with its successful emergence from Chapter 11 bankruptcy, Invacare Corporation executed an amended and restated lease with an initial lease term expiring in April 2028. We cannot assure you that Invacare Corporation will remain in occupancy at the Invacare Mortgaged Property or that such bankruptcy filing will not have an adverse impact on such Mortgaged Property. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” and “—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the five largest tenants by NRA that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by allocated loan amount
Restaurant	4	26.2%
Movie Theater	2	18.6%
Health Club	2	11.1%
Medical Office	2	8.0%
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See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit/SF(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Property Type
Miracle Mile Shops	$67,000,000	9.9%	$844.12	1.96x	38.6%	Retail
Brandon Mall	$65,000,000	9.6%	$183.37	2.33x	54.7%	Retail
Back Bay Office	$60,000,000	8.9%	$370.03	2.55x	33.7%	Office
Park West Shopping Center	$58,600,000	8.7%	$230.90	1.53x	60.4%	Retail
Shops at Riverwalk & River Walk Corporate Center	$52,455,546	7.8%	$167.42	1.58x	44.2%	Various
ICP/IRG Holdings Portfolio	$52,200,000	7.7%	$38.60	1.39x	58.5%	Various
Alabama Hotel Portfolio	$38,500,000	5.7%	$106,648.20	2.08x	59.7%	Hospitality
Queens Crossing	$37,100,000	5.5%	$600.28	1.33x	57.1%	Mixed Use
503-511 Broadway	$36,000,000	5.3%	$478.69	1.39x	38.7%	Mixed Use
Norfolk Waterside Marriott	$33,500,000	5.0%	$82,309.58	1.63x	51.4%	Hospitality
The Read House	$32,974,542	4.9%	$136,258.44	1.73x	49.6%	Hospitality
Tenet Equity Industrial Portfolio	$28,600,000	4.2%	$46.40	1.61x	60.9%	Industrial
One & Two Commerce Square	$25,000,000	3.7%	$116.03	1.52x	51.4%	Office
Heritage Plaza	$22,000,000	3.3%	$148.51	1.54x	33.0%	Office
6330 West Loop South	$17,231,554	2.6%	$177.91	1.20x	62.2%	Office
Top 3 Total/Weighted Average	$192,000,000	28.4%		2.27x	42.5%
Top 5 Total/Weighted Average	$303,055,546	44.9%		2.01x	46.3%
Top 10 Total/Weighted Average	$500,355,546	74.1%		1.83x	49.2%
Top 15 Total/Weighted Average	$626,161,642	92.8%		1.77x	49.6%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit/SF, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(2)	With respect to the Back Bay Office Mortgage Loan (8.9%) the U/W NCF DSCR and Cut-off Date LTV Ratio calculated including the related Subordinate Companion Loans are 2.16x and 38.3%, respectively.
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(3)	See the definition of “Appraised Value” under “—Certain Calculations and Definitions—Definitions” for additional information regarding the calculation of the Cut-off Date LTV Ratio, including any such values calculated using non-“as-is” values.

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.4% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans or groups of Cross-Collateralized Mortgage Loans set forth in the table below (25.4%), are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)(2)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Shops at Riverwalk & River Walk Corporate Center	Multi-property	$52,455,546	7.8%
ICP/IRG Holdings Portfolio	Multi-property	52,200,000	7.7
Alabama Hotel Portfolio	Multi-property	38,500,000	5.7
Tenet Equity Industrial Portfolio	Multi-property	28,600,000	4.2
Total		$171,755,546	25.4%

(1)	Total may not equal the sum of such amounts listed due to rounding.
(2)	In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

No group of Mortgage Loans has borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

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Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	3	$82,290,718	12.2%
Nevada	1	$67,000,000	9.9%
Florida	1	$65,000,000	9.6%
Massachusetts	1	$60,000,000	8.9%
Arizona	1	$58,600,000	8.7%
Texas	3	$55,731,554	8.3%
California	2	$52,455,546	7.8%
Tennessee	2	$40,231,259	6.0%
Ohio	6	$38,889,000	5.8%
Alabama	4	$38,500,000	5.7%
Virginia	1	$33,500,000	5.0%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 5 other states, with no more than 4.9% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Three Mortgaged Properties (9.3%), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 14.0%.
●	The Brandon Mall Mortgaged Property (9.6%) is located in Florida, a state which is more susceptible to hurricanes. See representation and warranty no. 18 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).
●	Mortgaged Properties located in California, Texas and Arizona, among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties With Limited Prior Operating History

7 of the Mortgaged Properties (5.2%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date or are leased fee properties and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single

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tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common and Crowd-Funded Entities

With respect to the ICP/IRG Holdings Portfolio Mortgage Loan, the Norfolk Waterside Marriott Mortgage Loan and the 218 West 234th Street Mortgage Loan (collectively, 14.1%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

The Queens Crossing Mortgage Loan and the 503-511 Broadway Mortgage Loan (collectively, 10.8%) are each secured in whole or in part by the related borrower’s interest in one or more units in a condominium or similar shared interest structure. With respect to each such Mortgage Loan, the borrower generally controls the appointment and voting of the condominium (or other shared interest structure) board or the condominium (or other shared interest structure) owners cannot take actions or cause the condominium association (or other shared interest structure) to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the Queens Crossing Mortgage Loan (5.5%), the Mortgaged Property consists of six retail condominium units, 10 office condominium units and one parking condominium unit consisting of 401 subterranean parking spaces, collectively comprising a portion of a larger condominium structure consisting of 108 total units. Pursuant to the condominium declaration, the borrower sponsor owns 17 units out of the 108 total units, and approximately 40.2% common share interest in the condominium by the units’ fair market value (“Common Interest”). Accordingly, the related Mortgaged Property is responsible for 40.2% of the annual condominium charges determined by the board of managers. The condominium association is managed by five board of managers, and the borrower, as the successor declarant under the condominium declaration, has the right to appoint all five managers to the board, so long as the borrower owns at least one of the units in the condominium. The board of managers generally manages the condominium and has the right to, among other things, (a) operate and maintain of the common elements, (b) establish the amount of common charges and collecting common charges from the unit owners, (c) adopt and amend the rules and regulations for the condominium, and (d) borrow money on behalf of the condominium related to care and upkeep of the common elements in the amount of up to $10,000, provided such loan is unsecured. However, certain major decisions, including, without limitation, the following, require the consent of the unit owners by the Common Interest as follows: (i) at least 80% of the Common Interest to amend the condominium declaration, and at least 80% of the Common Interest and the senior mortgagee, if any, of such units voting to approve termination of the condominium declaration; and (ii) at least 67% of the Common Interest to amend the

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condominium bylaws. However, certain other major decisions require consent of certain percentage of the number of unit owners, such as (x) the decision to restore the building in the event of destruction of 75% or more requiring the consent of at least 75% of the unit owners (though the borrower would be entitled to its share of the proceeds in the event that restoration is not approved) and (iii) the decision to borrow money in the amount exceeding $10,000 and/or secured by the unit ownership interests requiring at least 66.67% of the unit owners. In the event of a foreclosure, the lender would assume such property sponsor’s various rights pursuant to the condominium documents, including the ability to designate the members of the board of managers.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)(3)	35	$675,072,360	100.0%
Total	35	$675,072,360	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.
(3)	With respect to the Norfolk Waterside Marriott Mortgage Loan (5.0%), the ownership interest is the fee interest in a 407-room full-service hotel located in Norfolk, Virginia, together with ancillary contractual and leasehold interests in an adjacent convention center and ballroom.

In general, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 8 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “ESA”). In addition to the Phase I standards, some of

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the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis. Unless expressly indicated below, the borrower was not required to remediate the RECs and other conditions described below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties:

●	With respect to the ICP/IRG Holdings Portfolio Mortgage Loan (7.7%), the related ESA did not identify any RECs at any of the related Mortgaged Properties; however, it did identify a business environmental risk at the Invacare Mortgaged Property in connection with potential soil, soil vapor and/or groundwater impacts due to historical industrial and manufacturing operations at the Mortgaged Property, including plating operations and the former use of chlorinated solvents, and the potential for a vapor encroachment condition. According to the ESA, when a vapor degreaser was cleaned and decommissioned at a portion of the Invacare Mortgaged Property in 2008 by a third party contractor, two cracks and discoloration in the related degreaser pit were noted in the closure report. Although no further action was recommended at that time, the related ESA notes that the possibility of a release to the subsurface cannot be ruled out. In addition, the ESA noted that such area of the Mortgaged Property also contains fill material that includes slag and that an area of the Mortgaged Property previously observed to have stressed vegetation (currently located beneath a building addition) was previously only analyzed for metal constituents. Although there is no regulatory requirement for investigation at this time, the related environmental consultant prepared a remedial cost estimate to conduct a limited subsurface investigation to assess any subsurface impacts and perform any necessary remediation with a probable low estimate of $248,000 and a probable maximum estimate of $1,431,750. At origination, the borrower obtained an environmental insurance policy with respect to the Invacare Mortgaged Property from Great American Insurance Group with a policy limit of $2.0 million per pollution condition and in the aggregate, a deductible of $25,000 per pollution condition and a term expiring on April 20, 2031. In addition, the related ESAs identified certain CRECs at the related Mortgaged Properties including the following: (i) with respect to groundwater, soil and soil vapor impacts at the Romulus – Huron Mortgaged Property, a Baseline Environmental Assessment has been submitted to the Michigan Environment Great Lakes and Energy department, identifying the following historic contamination conditions, which can, under Michigan law, be managed under a due care plan to prevent risks of exposure to human health and the environment and pursuant to which the owner has statutory liability protection for the historic conditions, including historical chlorinated volatile organic compounds (VOCs), semi-volatile organic compounds (SVOCs), metals, polychlorinated biphenyls (PCBs) and total petroleum hydrocarbons (TPH), above
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applicable regulatory criteria due to on-site operations associated with former tenants, releases from former underground storage tanks (USTs) and historical leaks from certain PCB-containing transformers for which regulatory closure has not been obtained but which are, according to the related ESA, being managed under a due care plan, pursuant to which an environmental restrictive covenant was recorded for the entire Mortgaged Property that prohibits (x) residential uses at the Mortgaged Property and (y) the extraction of groundwater at the Mortgaged Property, and a sub-slab depressurization system has been installed and is currently in operation to address potential vapor intrusion impacts and (ii) with respect to groundwater impacts at the Stop Eight Vandalia Mortgaged Property, including Bis (2-ethylhexyl) phthalate (BEHP) above applicable regulatory criteria in the vicinity of a former plasticizer above ground storage tank in connection with which a groundwater use restriction was recorded for the entire Mortgaged Property.

●	With respect to The Read House Mortgage Loan (4.9%), the ESA obtained in connection with loan origination with respect to the Mortgaged Property identified a controlled recognized environmental condition (“CREC”) associated with prior on-site dry cleaning and printing uses, as well as various off-site dry cleaners, gasoline stations, and Brownfields and release sites in the vicinity of the subject property. A Phase II ESA in 2016 indicated concentrations of contaminants in soil and groundwater, as well as in soil gas samples. The property was accepted into the Tennessee Department of Environment and Conservation’s (“TDEC”) Voluntary Cleanup Program in 2016, and the borrower entered into a Brownfield Voluntary Agreement in 2016 involving remedial undertakings that included applying epoxy coatings to affected areas, air sampling, ventilation improvements, as well as committing to notice requirements affecting the installation of potable wells, removal of soils, intrusive activities that might compromise the integrity of vapor mitigation systems, new construction or the expansion of the building footprint. The TDEC approved a Notice of Land Use Restrictions that was recorded in January 2023, allowing the existing hotel development with no exposed soils other than landscaping, and subject to notice and prior approval requirements for the actions indicated above. The owner of the Mortgaged Property is required to maintain a vapor barrier consisting of epoxy coatings in the basement laundry room and shall not disturb, modify, damage, or remove the vapor barrier unless first approved in writing by the TDEC. The land is restricted to commercial uses only.
●	With respect to the Tenet Equity Industrial Portfolio Mortgage Loan (4.2%), the related environmental consultant identified a REC at the 55210 Rudy Road Mortgaged Property (0.8%), related to the immediately south-adjacent site being known to be associated with chlorinated volatile organic compound (“CVOC”) impacted groundwater. Various remediation techniques were employed to address the contamination, including in situ injection treatment at two former pond or lagoon areas at the Mortgaged Property to help address trichloroethylene (“TCE”) impacts to groundwater. In July of 2015, the USEPA issued a Final Decision for Proposed Soil, Soil Vapor, and Groundwater Cleanup which outlines required corrective actions for the south-adjacent property. The Final Decision requires remediation of groundwater to EPA Maximum Contaminant Levels (MCLs) using monitored natural attenuation and in-situ enhanced reductive dichlorination (ERD) technology, as well as remediation of sub-slab soil vapor beneath one of the buildings at the adjacent property.
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According to a report provided to the environmental consultant dated July 14, 2021, laboratory results of groundwater sampling at the south-adjacent site and 55210 Rudy Road Mortgaged Property indicated that concentrations of TCE (and daughter products) remain significantly elevated beyond Part 201 Drinking Water Criterion in several locations at the south-adjacent site and Mortgaged Property. According to figures included as part of the July 14, 2021 report provided to the consultant, at least six groundwater monitoring wells are installed on the Mortgaged Property as part of the investigations of the adjacent property. The highest level of TCE detected on the Mortgaged Property at the time of May 2021 groundwater sampling was 5,300 micrograms per liter (ug/L) in a well within a former pond area, which is above the Part 201 Drinking Water standard for TCE of 5 ug/L. Elevated levels of cis-1,2 dichloroethene and vinyl chloride were also detected in Mortgaged Property groundwater monitoring wells at concentrations which exceed applicable standards.

Therefore, the environmental consultant concluded that the known CVOC impacts to groundwater at the 55210 Rudy Road Mortgaged Property are considered to represent a REC. Furthermore, the VOC impacts to site groundwater also have the potential to contribute to a vapor intrusion condition at the Mortgaged Property. The consultant was not provided with soil gas sampling data for the Mortgaged Property at the time of its assessment. The borrower has obtained a Beazley Eclipse environmental impairment liability insurance policy that identifies the borrower as the named insured, and the lender and its successors and assigns as an additional named insured, and includes $5 million limits of liability per each pollution condition and in the aggregate, a $25,000 deductible, and a term expiring May 4, 2032.

●	With respect to the One & Two Commerce Square Mortgage Loan (3.7%),the related Mortgaged Property maintains two 3,500-gallon diesel underground storage tanks (USTs) located within the sub-grade of the related parking garage. The most recent tank integrity tests (August 2, 2022 and June 28, 2022), reported that the USTs are not subject to any leaks. However, based on the age of the UST systems and the potential for UST systems to impact the subsurface, the presence of the two active USTs represent a REC. The lender determined that there is no impact to the related Mortgaged Property given the lack of indication of any releases, the compliant nature of all above ground storage tanks, and the lack of indication of any significant observations regarding damaged or friable asbestos containing materials. In addition, while not required under the related Mortgage Loan agreement, the related borrower sponsor obtained an environmental liability insurance policy covering the Mortgaged Property. The policy was issued by ACE American Insurance Company, has a $20,000,000 aggregate limit, a $10,000,000 per claim sublimit, and a $50,000 deductible per claim.

See representation and warranty no. 28 on Annex D 1 and the exceptions thereto on Annex D 2 (subject to the limitations and qualifications set forth in the preamble to Annex D 1).

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the

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top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans or where the value of the related PIP is equal to or exceeds 10% of the balance of the related Mortgage Loan:

●	With respect to the Miracle Mile Shops Mortgage Loan (9.9%), in January 2022, the related borrower sponsor began an extensive approximately $54.5 million renovation to update the exterior entrances, facades and interior common area. The renovations feature technology-based interactive elements, additional dining space and expanded entertainment offerings that are intended to increase visit frequency and dwell time. The borrower sponsor is adding new high-resolution signage at the exterior entrances, which along with interior digital displays, is projected by the borrower sponsor to increase annual revenue by approximately $3.9 million. The renovation is scheduled to be substantially completed by summer 2023 (except the exterior signage North entrance, which is expected in fall 2023. Remaining outstanding renovation expenditures. were estimated as of the related Mortgage Loan origination to be $12,385,994. The related mortgage loan documents require the renovations to be completed within twelve months of the related Mortgage Loan origination date (subject to extension for certain force majeure events). If the related borrower does not complete the renovations with such time period or upon the occurrence of an event of default under the related Mortgage Loan documents, then such borrower is required to, within ten business days of written demand, reserve with the lenders amounts for remaining costs to complete the renovation as reasonably determined by the lenders. The lenders did not require an upfront reserve for any amounts for such renovations, however, the related borrower sponsor has provided a renovation project guaranty guaranteeing such borrower’s obligation to reserve amounts pursuant to the immediately preceding sentence. We cannot assure you the renovations will be completed as expected or at all, or that such projections will be realized.
●	With respect to the Park West Shopping Center Mortgage Loan (8.7%), in conjunction with its 2022 lease renewal, Harkins Theatre (largest tenant) is in the process of a phased $9.0 million renovation, beginning in early 2024, that will include stadium seating with luxury recliner seats, a lobby beer and wine bar, new carpet and flooring throughout, and upgrades to audiovisual equipment and technology. The borrower is contributing $3.5 million towards the renovation, which is reserved upfront, and the tenant is funding the balance. Harkins Amusement Enterprises, Inc., the parent of the tenant, is expected to execute a limited guaranty of $6 million, which will amortize on a straight-line basis beginning July 1, 2025, through the end of the lease term. However, this was not yet executed at the time of loan origination. The non-recourse carveout guarantor has provided a similar, limited guaranty of $6 million, amortizing beginning July 1, 2025, through the end of the lease term, until the limited corporate guaranty from the Harkins parent entity is executed.
●	With respect to the Alabama Hotel Portfolio Mortgage Loan (5.7%), each of the four individual Mortgaged Properties is subject to a PIP including various renovations to both the guest rooms and the common areas with completion deadlines ranging from one month following loan origination to 24 months following loan origination. The borrower was required at loan origination to deposit $1,000,000 in connection with the PIPs and is also required to make monthly deposits in the PIP reserve in the amount reasonably estimated by the lender. We cannot assure you the PIPs will be completed as expected or at all.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to

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complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates.

With respect to the Queens Crossing Mortgage Loan (5.5%), the special servicer for the GSMS 2013-GCJ12 trust (the “GCJ12 Trust”), with which the previous loan secured by the

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related Mortgaged Property was securitized, filed a lawsuit against the borrower in 2019 on behalf of the GCJ12 Trust, alleging, among other claims, that the related borrower and the guarantors provided materially false or misleading financial, leasing and rent roll information. However, prior to serving the borrower with the complaint, the GCJ12 Trust special servicer had the case dismissed by filing a notice of discontinuance with the related court. In connection with the foregoing, the borrower noted that (i) it disputed all of the above claims; (ii) any errors in disclosures at origination of the related loan were unintentional; (iii) as early as 2015, the borrower was actively working with the master servicer for the GCJ12 Trust to address and correct any inconsistencies, including those referenced in the GCJ12 Trust special servicer’s complaint; and (iv) the debt service payment remained current throughout the duration of its 10-year term, including through the 2020 COVID pandemic. The parties settled the claim shortly after the lawsuit was filed.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

With respect to the Park West Shopping Center Mortgage Loan (8.7%), a portion of the Mortgaged Property’s frontage along Northern Avenue (approximately 4,400 square feet) is included within a takings area initiated by Maricopa County, Arizona for road widening purposes. The affected portion of the Mortgaged Property consists of landscaping adjacent to Northern Avenue, and does not include any improvements or parking. Construction is expected to commence in the end of 2025 or early 2026, and, during its pendency, the project is expected to create minor impediments to visibility and traffic.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	15 of the Mortgage Loans (80.3%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	5 of the Mortgage Loans (19.7%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the Park West Shopping Center, Shops at Riverwalk & River Walk Corporate Center, 503-511 Broadway, Heritage Plaza, 6330 West Loop South and UCC Environmental HQ Mortgage Loans (collectively, 28.6%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals
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(or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, we note the following:

●	With respect to the Back Bay Office mortgage loan (8.9%), the prior mortgage loan secured by the related mortgaged property was scheduled to mature in December 2022. The borrower obtained an extension of the maturity date in order to obtain further time to refinance the mortgaged property, in return for a paydown of approximately $59.9 million on the prior mortgage loan. The mortgage loan repaid the remaining principal balance of the prior mortgage loan in full.
●	With respect to the Back Bay Office Mortgage Loan (8.9%), in December 2022, the borrower entered into an agreement with the prior lender to extend the maturity date of the prior mortgage loan. In conjunction with the extension, the borrower executed a pay-down off the prior mortgage loan in the amount of approximately $59.9 million.
●	With respect to the Park West Shopping Center Mortgage Loan (8.7%), the sponsor, Joshua Volen, was a guarantor on a loan secured by a single tenant commercial property in Indiana that, following the tenant’s vacating the premises, suffered a maturity default in 2009. The lender obtained a judgment exceeding $1 million, which the sponsor has subsequently satisfied.
●	With respect to the Shops at Riverwalk & River Walk Corporate Center Mortgage Loan (7.8%), a direct or indirect controlling shareholder in the sponsor entities (David Murdock) was a named defendant in a lawsuit brought by shareholders of Dole Food Co. alleging that officers at the company were responsible for depressing the share price in advance of taking the company private in 2013. Mr. Murdock agreed to pay $148.2 million to shareholders for related damages as part of a 2015 settlement. In addition, an affiliate of the sponsor (Castle & Cooke Mortgage LLC) agreed to a pay a $13 million settlement (including $4 million in punitive damages) in 2013 for allegedly steering consumers into costlier mortgages under an agreement reached with the federal Consumer Financial Protection Bureau. The complaint alleged the company and two of its officers violated the Federal Reserve Board’s loan originator compensation rule by paying loan officers quarterly bonuses that varied based on the interest rate of loans they offered to borrower.
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●	With respect to the 503-511 Broadway Mortgage Loan (5.3%), affiliates of the borrower sponsors have experienced prior defaults and loan modifications, including a default and proposed loan modification for a commercial mortgage backed securities loan secured by a mixed use multifamily and retail property located in midtown Manhattan.
●	With respect to the Heritage Plaza Mortgage Loan (3.3%), affiliates of the borrower sponsors have experienced prior defaults, including a default in February 2023 on commercial mortgage loans secured by two office properties in downtown Los Angeles having existing debt of approximately $784 million. In addition, in April 2023 an affiliate of the borrower sponsors defaulted on a securitized commercial mortgage loan in the amount of approximately $161 million secured by multiple office buildings located mostly in the Washington, D.C. area.
●	With respect to the 6330 West Loop South Mortgage Loan (2.6%), related sponsors have sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	12 Mortgaged Properties (9.7%) are each leased entirely (or substantially in its entirety) to a single tenant.
●	3 Mortgaged Properties (4.6%) are each leased to multiple tenants; however, one such tenant occupies 50% or more of the commercial NRA of each such Mortgaged Property.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on

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NRA leased) at each office, retail and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties, certain of such tenants have unilateral termination options with respect to all or a portion of their space as set forth below:

●	With respect to the Miracle Mile Shops Mortgage Loan (9.9%), the fifth largest tenant, H&M, exercised a co-tenancy clause in its lease in April 2023, due to the Miracle Mile Shops Mortgaged Property’s physical occupancy dropping below 85%. As a result, unless and until the Miracle Mile Shops Mortgaged Property achieves a physical occupancy (with tenants open and operating) of at least 85%, then H&M is permitted to (i) pay 5% of gross sales in lieu of the UW Base Rent and (ii) terminate its lease effective March 2024, instead of the original lease expiration of January 31, 2027. The lender’s underwriting includes H&M’s contractual rent, which is approximately $1 million higher than the reduced rent. The lender reserved $5,525,535 as a part of the gap rent reserve, which represents H&M’s contractual rent through the original lease expiration. We cannot assure you that the co-
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tenancy clause will be cured, that H&M will not terminate, or that the reserve funds will be sufficient to offset losses that might result from H&M’s reduced rent and vacancy.

●	With respect to the Back Bay Office Mortgage Loan (8.9%), (i) DraftKings Inc. (the second largest tenant) has the right to terminate its lease effective as of the last day of the 7th lease year (March 18, 2026), with between 18 to 21 months' written notice and the payment of a termination fee equal to three months of base rent for the period immediately following the termination date and the unamortized transaction costs; and (ii) Cooley (the fourth largest tenant) has the one time right to terminate its space on the 16th floor (14,562 SF) effective as of May 31,2025 with between 12 to 18 months’ written notice and the payment of a termination fee equal to three months of net rent and operating costs for the period immediately following the termination option, plus the unamortized pro-rata extension transaction cost.
●	With respect to the Park West Shopping Center Mortgage Loan (8.7%), Victoria’s Secret (the fourth largest tenant) has the right to terminate the lease at any time with 12 months’ written notice.
●	With respect to the Shops at Riverwalk & River Walk Corporate Center Loan (7.8%), (i) the Department of General Services, the sole tenant at the River Walk Corporate Center has the right to terminate its lease effective any time on or after October 31, 2024, by giving 60 days’ written notice to borrower (no lease termination fee is required); and (ii) the University of La Verne (fifth largest tenant) has the right to terminate its lease at any time after August 31, 2025.
●	With respect to the ICP/IRG Holdings Portfolio Mortgage Loan (7.7%), (i) the sole tenant at the Invacare Mortgaged Property, Invacare Corporation (6.5% of the net rentable area at the portfolio), under the amended and restated lease (the “Amended Lease”), has the option to terminate its lease with respect to approximately 50,000 square feet out of a total of 301,000 square feet, accounting for approximately 16.6% of base rent and 1.3% of underwritten rents in place, under the Amended Lease, at any time during the term of the Amended Lease with a 60 days’ notice, (ii) the second largest tenant at the Romulus – Huron Mortgaged Property, Home Depot U.S.A., Inc. (25.7% of the net rentable area at the Romulus – Huron Mortgaged Property and 6.1% of the net rentable area at the portfolio), has the right to terminate its lease with 30 days’ notice if it is required during the last two years of its lease term (or any extension of the lease term, if applicable) by applicable legal requirements to make alterations to or modifications of its space reasonably estimated to cost in excess of $100,000, and (iii) the largest tenant at the Warren Perkins Jones Mortgaged Property, The Step2 Company, LLC (42.9% of the net rentable area at the Warren Perkins Jones Mortgaged Property and 12.6% of the net rentable area at the portfolio), has the option to exclusively lease additional space in increments of at least 25,000 square feet (each, an “Increment”), in connection with which both the landlord and tenant each have the right to terminate the lease solely with respect to all or a portion of the Increments, up to 225,000 square feet, upon 30 days prior written notice, and the portion of the Increments so terminated, but no other portion of the leased premises, will expire on the last day of such 30 day period, provided, however, that the terminating party must terminate in increments of at least 25,000 square feet of space. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties” and “—Certain Terms of the Mortgage
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Loans—Single-Purpose Entity Covenants” for additional information with respect to Invacare Corporation.

●	With respect to the Queens Crossing Mortgage Loan (5.5%), the second largest tenant, New York Life Insurance Company (17.5% of the net rentable area), has a one-time termination option to vacate the entirety of its leased space no earlier than September 2027 with notice provided no later than September 2026.
●	With respect to the One & Two Commerce Square Mortgage Loan (3.7%), (A) the second largest tenant, Stradley, Ronon, Stevens & Young, has the right to terminate its lease effective January 31, 2031 upon not less than 24 months’ notice and payment of a termination fee; (B) the fourth largest tenant, Wolters Kluwer Health, Inc., has the right to terminate its lease effective March 31, 2025 with notice by September 30, 2024 and payment of a termination fee; and (C) the fifth largest tenant, Jazz Pharmaceuticals, Inc., has the right to terminate its lease effective December 31, 2025 upon not less than 12 months’ notice and payment of a termination fee.
●	With respect to the 6330 West Loop South Mortgage Loan (2.6%), the largest tenant, Texas Children's Health Plan, has a contraction right and a termination right per the October 2021 lease amendment. Such contraction option is effective between January 31, 2028 and January 31, 2031 with a minimum of twelve (12) months’ notice. Such contraction option provides such tenant with a one-time right to contract a specific portion of the premises, either all of Suite 200 or Suite 300 (20,027 square feet each), but no less than one full floor. In addition to the 12-month notice period, such tenant must also pay a contraction fee of two months of rent and reimbursements plus unamortized tenant improvements and leasing commissions. The projected contraction penalty as of January 31, 2028 is $682,860 ($34.10 per square foot). If such tenant provides notice within the Mortgage Loan term, the contraction penalty will be deposited and held in the rollover reserve. Such amount will not count towards any cap. The tenant termination option is a one-time option to terminate all or a portion of the leased space, but no less than one full floor. Written notice of such termination option must be provided between January 31, 2030 and April 30, 2030 and such termination requires payment of a termination fee equal to two months of rent and reimbursements plus unamortized leasing costs. The projected termination fee as of January 31, 2031 is $3,944,020 ($22.08 per square foot).

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options see the charts entitled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may have subleased their spaces in whole or part or may be in negotiation.

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For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Miracle Mile Shops Mortgage Loan (9.9%), the related Loan documents provide for an upfront reserve of $8,677,666 for outstanding gap rent obligations, including $5,525,535 which represents H&M’s (the fifth largest tenant), contractual rent through its original lease expiration, given H&M’s exercise of a co-tenancy clause in its lease in April 2023.
●	With respect to the Miracle Mile Shops Mortgage Loan (9.9%), the fourth largest tenant, PH Race and Sports Book, subleases approximately 3,500 square feet of its 19,647 square feet to Chick-Fil-A.
●	With respect to the Brandon Mall Mortgage Loan (9.6%), the Mortgaged Property includes a vacant anchor space formerly occupied by Sears (18.9% of NRA). Sears previously occupied a 124,552 SF box under a ground lease until they vacated the premises in 2021 as a part of Sears’ programmatic closure of stores at various locations nationally, and a 6.8 acre parcel of undeveloped excess land. The Mortgaged Property is 86.8% leased (excluding Sears) and 70.4% (including Sears) as of April 2023. The Sears space was underwritten as vacant.
●	With respect to the Back Bay Office Mortgage Loan (8.9%): (i) Wayfair (largest tenant) is not occupying any of its space but is current on rent and lease obligations and has subleased 19,523 SF of space on the 7th floor to Drift.com at $57.50 PSF, full-service gross, with a lease expiration of December 31, 2024; and (ii) Summit Partners (third largest tenant) has remaining free rent that is fully reserved.
●	With respect to the Back Bay Office Mortgage Loan (8.9%), Cooley (fourth largest tenant) was underwritten on a straight-line rent averaging basis.
●	With respect to the Park West Shopping Center Mortgage Loan (8.7%), Victoria’s Secret (fourth largest tenant) is paying abated rent due to the occurrence during prior ownership of co-tenancy trigger related to overall retail occupancy. The borrower has signed various additional leases. Upon completion of related tenant improvements and those tenants’ opening for business, the co-tenancy trigger is expected to be cured.
●	With respect to the Park West Shopping Center Mortgage Loan (8.7%), Harkins Theatre (largest tenant) is in the process of a phased renovation that is expected to be completed by year-end 2024. The renovation will involve temporary and partial cessation of occupancy until its completion.
●	With respect to the ICP/IRG Holdings Portfolio Mortgage Loan (7.7%), the second largest tenant at the Stop Eight Vandalia Mortgaged Property, L&W Supply (31.8% of the net rentable area at the Stop Eight Vandalia Mortgaged Property and approximately 0.7% of the net rentable area at the portfolio), has executed its lease but has not yet taken occupancy. The L&W Supply lease is expected to commence in June 2023. We cannot assure you that L&W Supply will take occupancy as expected or at all.
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●	With respect to the 503-511 Broadway Mortgage Loan (5.3%), the second largest tenant, Bath & Body Works, which represents 20.6% of the net rentable area and 25.5% of underwritten base rent at the Mortgaged Property, also leases an additional 20.6% of the net rentable area which is dark, and being marketed for sublease. Such additional 20.6% has been underwritten as vacant. In addition, the third largest tenant, Pacific Sunwear, which represents 8.3% of the net rentable area (and 22.3% of underwritten base rent), received free rent from November 2022 through October 2023. Remaining free rent was reserved at origination. The fourth largest tenant, Konrad, which represents 3.9% of the net rentable area and 6.7% of the underwritten base rent, is subleasing its space to DYDX Trading Inc., at a rental rate that is higher than that under the prime lease, through the expiration of its lease. The Mortgage Loan was underwritten based on the prime lease rent.
●	With respect to the One & Two Commerce Square Mortgage Loan (3.7%), (A) Price Water House Coopers LLP (largest tenant) subleases the 23rd floor (23,037 square feet of its 138,413 square feet) coterminous with its lease and (B) Pond Lehocky Giordano Disability (third largest tenant) subleases 15,838 square feet of its 66,315 square feet through January 31, 2026.
●	With respect to the One & Two Commerce Square Mortgage Loan (3.7%), straight-lined rent of $252,142 was underwritten for six tenants totaling 153,115 square feet (including the fourth largest tenant, Wolters Kluwer Health, Inc.).
●	With respect to the 6330 West Loop South Mortgage Loan (2.6%), the rent for Texas Children's Health Plan (largest tenant), was underwritten at average rent over lease term due to investment grade nature of the lease.
●	With respect to the 6330 West Loop South Mortgage Loan (2.6%), there are two tenants with upcoming free rent periods - Quiddity Engineering, LLC and Texas Children's Health Plan. Quiddity Engineering, LLC receives free rent in July of 2023 ($97,846.83), and Texas Children's Health Plan receives free rent in January of 2026 ($342,342). The Quiddity Engineering, LLC free rent was escrowed in full at origination, and the Texas Children's Health Plan free rent will be escrowed monthly up until the free rent period. The tenants also have parking rent abatements in place, which were escrowed at origination. Quiddity Engineering, LLC has free rent on its unreserved parking spaces through December 31, 2023 ($51,520), and Texas Children's Health Plan has free rent on its unreserved parking spaces through March 31, 2025 ($368,460). The full amounts of the parking rent abatements ($419,980) was escrowed at origination.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

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Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Norfolk Waterside Marriott and 6330 West Loop South Mortgaged Properties (collectively, 7.5%), each such Mortgaged Property is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representations and warranties nos. 7 and 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Norfolk Waterside Marriott Mortgage Loan (5.0%), Marriott International, Inc., as franchisor, has a conditional ROFR to acquire the Mortgaged Property if there is a transfer of hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury hotels, 20 full-service hotels or 50 limited-service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to a competitor is by foreclosure, or if franchisee or its affiliates become a competitor, the franchisor has the right to purchase the hotel upon notice to the franchisee. The franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the Mortgaged Property and enter into a management or franchise agreement if it is not a competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
●	With respect to the 6330 West Loop South Mortgage Loan (2.6%), Texas Children’s Health Plan, the largest tenant, has a right of first offer to purchase the related Mortgaged Property in the event that the related borrower intends to market the related Mortgaged Property for sale to an unaffiliated third party. The right of first refusal is not extinguished by foreclosure; however, the right of first refusal does not apply to a foreclosure or a deed in lieu of foreclosure.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. See also representation and warranty no. 7 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Queens Crossing Mortgage Loan (5.5%), the Mortgaged Property includes 401 sub-grade parking spaces (approximately 7.6% of the underwritten gross potential income), currently master leased through May 2030 to an affiliate of the borrower sponsor. In addition, the largest retail tenant by the net rentable area at the Mortgaged Property, New Mulan L.L.C. (approximately 21.1% of the NRA and approximately 11.7% of the underwritten rent), is an affiliate of the borrower sponsor who owns a non-controlling, minority interest in the tenant.
●	With respect to the Terre Haute Industrial Mortgage Loan (1.0%), an affiliate of the sole tenant at the Mortgaged Property owns a 9.25% equity stake in the 51% owner of the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves.

With respect to the Shops at Riverwalk & River Walk Corporate Center Loan (7.8%), the loan agreement provides that the borrower has the right to certain free releases of two undeveloped out-parcels that the sponsor intends to develop into 44,000 square feet of ground floor retail and upper floor office. The loan documents contain anti-poaching provisions restricting the borrower to related parties from soliciting existing tenants or steering prospective tenants to any such out-parcel development, among other things.

With respect to The Read House Mortgage Loan (4.9%), the appraisal identified one hotel currently under construction, the 148-room Hilton Tapestry Collection, which was deemed 100% competitive. It is expected to open in the first half of 2025 and is located within 0.5 miles of The Read House Property.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not

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permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in Nevada, Arizona, California, Washington and Illinois) do not require earthquake insurance. Three of the Mortgaged Properties (9.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 14.0%. See representation and warranty no. 18 on Annex D-1 and the exceptions to representation and warranty no. 18 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such self-insurance conditions:

●	With respect to the Queens Crossing Mortgage Loan (5.5%), the Mortgage Loan documents permit the borrower to rely on the insurance provided by the condominium association, which provides property coverage on the core and shell of the building and the common elements of the Mortgaged Property as described in the related condominium documents (an “Acceptable Condominium Policy”), for so long as there are no material changes to the applicable Acceptable Condominium Policy. In the event that any of the policies maintained by the condominium association no longer provides for equivalent coverage to the Acceptable Condominium Policy and such coverage is not otherwise acceptable to lender, then the borrower will be required to procure and maintain either (x) “primary” insurance coverage in the event that the condominium association does not provide the applicable insurance coverage required under the Mortgage Loan documents or (y) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence as is necessary to bring such insurance coverage into full compliance with all of the terms and conditions of the Mortgage Loan documents.
●	With respect to the 503-511 Broadway Mortgage Loan (5.3%), the Mortgage Loan documents permit the borrower to rely on the insurance provided by the related condominium association; provided that if such insurance does not meet the requirements of the Mortgage Loan documents, the borrower is required to obtain
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separate policies covering any shortfalls in such insurance compared to such requirements.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, except as otherwise described above, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

With respect to the Brandon Mall Mortgage Loan (9.6%), the Mortgaged Property is a shopping mall with several adjacent and tenant-owned shadow anchor properties (including Macy’s, Dillard’s and JC Penney). The Mortgaged Property and shadow anchor properties are collectively subject to a Construction, Operating and Reciprocal Easement Agreement dated May 5, 1994, and as subsequently amended (the “REA”) that imposes certain restrictions on the Mortgaged Property’s being transferred unless (i) the entire related property is transferred, (ii) the transferee executes an assignment and assumption agreement of the

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developer’s rights thereunder, (iii) the transferee (excluding limited partners) has a minimum net worth of $7.5 million and is an experienced mall and shopping center operator and (iv) the developer provides notice to other REA parties. The REA’s transfer restrictions do not apply to mortgages, or transfers by foreclosure or deed-in-lieu thereof.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property. For example:

●	With respect to the 503-511 Broadway Mortgage Loan (5.3%), the Mortgaged Property has been designated as a landmark by the New York City Landmarks Preservation Commission (the “NYLPC”), and requires additional approvals from the NYLPC in advance for any alteration, reconstruction or demolition affecting the Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially and substantially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Miracle Mile Shops Mortgage Loan (9.9%), the related non-recourse carveout guarantor’s aggregate liability with respect to any bankruptcy-
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related non-recourse carveouts may not exceed $100,000,000 with respect to the related Whole Loan.

●	With respect to the Heritage Plaza Mortgage Loan (3.3%), for so long as a controlled subsidiary of Brookfield Office Properties Inc., Brookfield Property Partners L.P., Brookfield Asset Management, Inc. or Brookfield Corporation is the guarantor, the related Mortgage Loan documents only provide recourse for losses incurred by the lender (and not full recourse) for any voluntary transfers of either all or substantially all of the related Mortgaged Property, any transfer of all or substantially all of the direct or indirect equity interests in the related borrower, or any change of control in the related borrower made in violation of the related Mortgage Loan documents.
●	With respect to the 1201 Third Avenue Mortgage Loan (1.5%) there is no nonrecourse carveout guarantor or separate environmental indemnitor.
●	A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.
●	With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the related environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate and other tax matters relating to certain Mortgaged Properties.

With respect to the Miracle Mile Shops Mortgage Loan (9.9%), the portion of the related Mortgaged Property consisting of the Planet Hollywood Overlease Leased Premises is part of the (non-collateral) Planet Hollywood Resort and Casino.

With respect to the Queens Crossing Mortgage Loan (5.5%), the related Mortgaged Property benefits from a 25-year Industrial Commercial Exemption Program that commenced in July 2007 and provides such Mortgaged Property with a full tax exemption on the improvements (excluding the land) for the first 16 years through 2023, with the

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exemption decreasing by 10% each year thereafter until the benefits are fully extinguished in 2032. The taxes were underwritten based on the average projected tax payments over the five-year loan term.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

15 Mortgage Loans (81.0%) provide for interest-only payments for the entire term to stated maturity or Anticipated Repayment Date, with no scheduled amortization prior to that date.

4 Mortgage Loans (16.6%) require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity or Anticipated Repayment Date.

One Mortgage Loan (2.4%) provides for an initial interest-only period that expires 36 months following the related origination date and thereafter requires monthly payments of principal and interest based on a amortization schedule significantly longer than the remaining term to stated maturity or Anticipated Repayment Date.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance (%)
Interest Only	15	$546,720,000	81.0%
Amortizing Balloon	4	111,852,360	16.6
Interest Only, Amortizing Balloon	1	16,500,000	2.4
Total:	20	$675,072,360	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto.

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Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
First	9	$211,442,272	31.3%
Fifth	1	37,100,000	5.5
Sixth	4	174,000,000	25.8
Ninth	1	10,000,000	1.5
Eleventh	5	242,530,088	35.9
Total:	20	$675,072,360	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0(1)(2)	13	$554,330,088	82.1%
4	1	17,231,554	2.6
5	6	103,510,718	15.3
Total:	20	$675,072,360	100.0%

(1)	With respect to the Queens Crossing Mortgage Loan (5.5%), the grace period of five days is permitted one time during any 12-month period, but no more than three times in total during the term of the Mortgage Loan.
(2)	With respect to the Alabama Hotel Portfolio Mortgage Loan (5.7%), one time during any 12-month period (and provided that the lender will not be required to provide notice of any delinquent payments) the borrower will have 5 days in which to cure an event of default.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

With respect to the Miracle Mile Shops Mortgage Loan (9.9%), for purposes of calculating interest and other amounts payable on the Miracle Mile Shops Whole Loan, each note was divided into multiple components with varying interest rates. The interest rate of each note (including the Miracle Mile Shops Mortgage Loan) represents the weighted

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average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the Miracle Mile Shops Mortgage Loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the Miracle Mile Shops Whole Loan. In addition, if any such increase in interest rate occurs after any Withheld Amount is withheld, but prior to the Withheld Amount’s inclusion in the Net Mortgage Rate as described under “Description of the Certificates—Distributions—Pass-Through Rates”, then the Withheld Amount may not reflect the increased interest rate when the Withheld Amount is included in the calculation of the Net Mortgage Rate.

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A-1 will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The ARD Loans may be interest-only or partial interest-only; consequently, the repayment of an ARD Loan in full on the applicable Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The Anticipated Repayment Date provisions described above, to the extent applicable, may result in an incentive for the borrower to repay such ARD Loan on or before the applicable Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on the applicable Anticipated Repayment Date.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents (and in some cases, debt service under a related mezzanine loan) and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates and the VRR Interest.

See the footnotes to Annex A-1 for more information regarding the terms of the ARD Loans.

As of the Closing Date, there are no ARD Loans included in the Trust and consequently there will be no Excess Interest payable on the Class V Certificates.

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Single-Purpose Entity Covenants

With respect to the Miracle Mile Shops Mortgage Loan (9.9%), at origination of the Mortgage Loan, the related borrower sponsor provided a renovation project guaranty in lieu of a reserve for the amount of the outstanding renovation expenditures. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

With respect to the ICP/IRG Holdings Portfolio Mortgage Loan (7.7%), the Mortgage Loan documents provide full recourse to the related guarantors for the payment of all rents due under the original Invacare Corporation lease (the “Original Lease” ”) between the borrowers and Invacare Corporation, the sole tenant at the Invacare Mortgaged Property, in an amount of up to 10% of the outstanding principal balance of the Whole Loan, plus all reasonable costs and expenses incurred by the lender (including reasonable attorneys’ fees and expenses) in connection with the collection of amounts due under the guaranty (the “Invacare Payment Guaranty”). The obligations of the guarantors (the “Payment Guarantors”) under the Invacare Payment Guaranty will terminate upon, among other things, (a) the debt service coverage ratio based on the trailing 3-month period immediately preceding the date of determination being equal to or greater than 1.30x and (b)(i) court approval of Invacare Corporation’s assumption of the related lease in connection with the bankruptcy proceeding described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”, or (ii) in the event that such lease is rejected, an acceptable replacement lease, satisfying certain conditions set forth in the Mortgage Loan documents, including, without limitation, that the initial term thereof must extend at least two years beyond the Mortgage Loan’s maturity date of May 1, 2028, being entered into (an “Acceptable Replacement Lease”) and the tenant under such Acceptable Replacement Lease being in occupancy and paying full unabated rent with no outstanding obligations with respect to such lease other than those reserved with the lender (the “Payment Guaranty Release Event”). Concurrently with its successful emergence from Chapter 11 bankruptcy as described in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”, Invacare Corporation executed an amended and restated lease with an initial lease term expiring in April 2028 (the “Amended Lease”). The Amended Lease does not constitute an Acceptable Replacement Lease and, therefore, the Payment Guarantors’ obligations under the Invacare Payment Guaranty remain effective, including, without limitation, with respect to any amount under the Original Lease exceeding such amounts required under the Amended Lease. Accordingly, the Mortgage Loan was underwritten based on the terms of the Original Lease. We cannot assure you that such guaranty would not be considered by a bankruptcy court as a significant factor in determining whether to substantively consolidate the assets and liability of the borrowers with those of the guarantors. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties” and “—Tenant Issues—Lease Expirations and Terminations” for additional information.

With respect to the Norfolk Waterside Marriott Mortgage Loan (5.0%), the borrower previously owned a 0.14 acre parcel in a parking garage adjacent to the Mortgaged Property that was out-conveyed to the City of Norfolk in 2017. The ESA obtained in connection with loan origination covered the related prior owned property and indicated no recognized environmental conditions. The Mortgage Loan documents provide for personal liability to the loan guarantor for losses related to the enforcement of any borrower liabilities associated with the prior owned property.

With respect to the One & Two Commerce Square Mortgage Loan (3.7%), the related borrower owns three entities which perform management/parking management functions (each, a “TRS Subsidiary”). Each TRS Subsidiary entity is a deal-required single purpose entity whose purpose is limited to the operation of the related Mortgaged Property and none

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of the related borrower or any such TRS Subsidiary entities own assets other than assets related to the operation of the related Mortgaged Property.

See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to certain Mortgage Loans, the borrower sponsor provided a full or partial payment guaranty with respect to the Mortgage Loan or with respect to an affiliated lease. Such a payment guaranty may increase the risk of consolidation of the related borrower with the borrower sponsor.

We cannot assure you that such payment guarantees will not result in a consolidation of the borrower with the related borrower sponsor in the event of a bankruptcy of the borrower sponsor and/or its affiliates. In addition, there is no assurance that the related guarantor has the resources to, or will, satisfy such guaranty obligations.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
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●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	13 Mortgage Loans (62.5%) prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower, for a specified period of time (after an initial period of at least two years following the date of initial issuance of the Offered Certificates), to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan (or, in the case of an Anticipated Repayment Date or open prepayment date, in the amount of the then-remaining principal balance) and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loans are freely prepayable.
●	Two Mortgage Loans (18.8%) prohibit voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permit the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loans are freely prepayable.
●	Two Mortgage Loans (9.2%) prohibit voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permit the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, thereafter, for a specified period of time, permit the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loans are freely prepayable.
●	Two Mortgage Loans (6.3%) prohibit voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time,
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permit the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loans are freely prepayable.

●	One Mortgage Loan (3.3%) permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, thereafter permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	1	5.7%
4	5	24.8
5	1	1.4
6	1	7.7
7	12	60.4
Total	20	100.0%

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage

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Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders and the VRR Interest Owners); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of 18 of the Mortgage Loans (93.7%) (the “Defeasance Loans”) permit the applicable borrower (in most cases, provided that no event of default exists) at any time after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day

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of the open period for such Mortgage Loan) (or Whole Loan, if applicable) (or in certain cases, the borrower may be required to provide such government securities rather than the Defeasance Deposit) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or Anticipated Repayment Date or the first day of an open period, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the ICP/IRG Holdings Portfolio Mortgage Loan (7.7%), from and after the Payment Guaranty Release Event described under “Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” (but only after the Permitted Prepayment Date or the Permitted Defeasance Date, as applicable), the Mortgage Loan documents permit the borrowers to obtain the release of any individual Mortgaged Property in connection with a transfer to an unaffiliated party provided that, among other conditions, (i) the borrowers (x) after the second anniversary of the first monthly payment date (the “Permitted Prepayment Date”), prepay (together with any applicable yield maintenance premium), or (y) after the earlier of (a) the third anniversary of the first monthly payment date or (b) the second anniversary of the closing date of the securitization that includes the last promissory note to be securitized (the “Permitted Defeasance Date”), defease the Mortgage Loan in an amount equal to or in excess of 115% of the allocated loan amount for the individual Mortgaged Property to be released, (ii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties (as calculated under the related Mortgage Loan documents) is equal to or greater than the greater of (x) 1.31x and (y) the debt service coverage ratio immediately preceding such release, and (iii) the borrowers satisfy customary REMIC requirements.
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●	With respect to the Alabama Hotel Portfolio Mortgage Loan (5.7%), the Mortgage Loan documents permit the borrowers to obtain the release of any individual Mortgaged Property on and after the earlier of (a) the second anniversary of the closing date of the last securitization that includes the last note evidencing the Mortgage Loan to be securitized, and (b) July 1, 2027; provided that, among other conditions, (i) the borrower must defease or prepay (together with the payment of yield maintenance) a portion of the principal balance of the Alabama Hotel Portfolio Mortgage Loan equal to or in excess of 115% of the allocated loan amount for the individual Alabama Hotel Portfolio Mortgaged Property to be released; (ii) after giving effect to such release, the loan to value ratio, as determined by lender does not exceed 59.7%; (iii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties (as calculated under the related Mortgage Loan documents) is equal to or greater than the greater of (x) 2.09x and (y) the debt service coverage ratio immediately preceding such release; (iv) borrower delivers evidence satisfactory to lender that, concurrently with the release of the applicable individual borrower and individual Mortgaged Property (x) no remaining borrower has any liability or obligation under any franchise agreement relating to the individual borrower or individual Mortgaged Property to be released (including, without limitation, any guaranty agreement relating to any such franchise agreement) and (y) no individual borrower to be released has any liability or obligation under any franchise agreement relating to any remaining borrower or any remaining individual Mortgaged Property (including, without limitation, any guaranty agreement relating to any such franchise agreement; (v) borrower conveys the individual property being released, concurrently with the release, to a person other than borrower or an affiliate of borrower; and (vi) satisfaction of customary REMIC requirements.
●	With respect to the Queens Crossing Mortgage Loan (5.5%), the Mortgage Loan documents permit the borrower to obtain the release of a certain office unit at the Mortgaged Property ("Office Release Unit”) in connection with a transfer to an unaffiliated party provided that, among other conditions: (i) the amount of the principal balance of the Mortgage Loan to be prepaid equals or exceed $10,000,000 (which amount represents 125% of the amount of the Mortgage Loan allocated to the Office Release Unit) (the “Release Amount”); (ii) after giving effect to such release, the loan to value ratio, as determined by lender does not exceed 57.1% percent; (iii) after giving effect to the release of the Office Release Unit, the debt service coverage ratio for the then-remaining Mortgaged Property is equal to or greater than the greater of (x) 1.30x and (y) the debt service coverage ratio immediately preceding such release of the Office Release Unit; (iv) borrower provides evidence reasonably satisfactory to lender that the release of the Office Release Unit will not constitute a default by borrower under the condominium documents; (v) if such transfer is in connection with a prepayment, payment of yield maintenance, and (vi) satisfaction of customary REMIC requirements.

Furthermore, some of the Mortgage Loans may permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance

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of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

16 of the Mortgage Loans (80.7%) provide for monthly or upfront escrows to cover planned capital expenditures, ongoing replacements and capital repairs or franchise-mandated property improvement plans.

13 of the Mortgage Loans (80.3%) are secured in whole or in part by office, retail, industrial and mixed use properties, and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions (“TI/LC”) or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

14 of the Mortgage Loans (68.5%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

6 of the Mortgage Loans (21.7%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. In addition, certain of the Mortgage Loans described above permit the related borrower to post a guaranty in lieu of maintaining cash reserves.

With respect to the Park West Shopping Center Mortgage Loan (8.7%), in conjunction with its 2022 lease renewal, Harkins Theatre (largest tenant) is in the process of a phased $9.0 million renovation, beginning in early 2024, that will include stadium seating with luxury recliner seats, a lobby beer and wine bar, new carpet and flooring throughout, and upgrades to audiovisual equipment and technology. The borrower is contributing $3.5 million towards the renovation, which is reserved upfront, and the tenant is funding the balance. Harkins Amusement Enterprises, Inc., the parent of the tenant, is expected to execute a limited guaranty of $6 million, which will amortize on a straight-line basis beginning July 1, 2025, through the end of the lease term. However, this was not yet executed at the time of loan origination. The non-recourse carveout guarantor has provided a similar, limited guaranty of $6 million, amortizing beginning July 1, 2025, through the end of the lease term, until the limited corporate guaranty from the Harkins parent entity is executed. There can be no assurance that such guaranty from the Harkins parent entity will be executed.

With respect to the One & Two Commerce Square Mortgage Loan (3.7%), at origination of the Mortgage Loan, the related borrower delivered a letter of credit to the lender which serves as additional collateral for the Mortgage Loan, in an amount equal to $25,000,000 as a general tenant improvement and leasing commission reserve.

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Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See also Annex A-3 for additional information on reserves at the Mortgaged Properties securing the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	14	$456,726,096	67.7%
Soft/Springing Cash Management	3	114,555,546	17.0
Hard/In Place Cash Management	2	94,600,000	14.0
Springing/Springing Cash Management	1	9,190,718	1.4
Total:	20	$675,072,360	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash
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management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be

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deposited into the lockbox account by the property manager. With respect to certain hotel Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

One of the Mortgage Loans (8.9%) was originated by the applicable Mortgage Loan Seller with one or more exceptions to such Mortgage Loan Seller’s underwriting guidelines and/or typical underwriting procedures.

With respect to the Back Bay Office Mortgage Loan (8.9%), the underwritten management fee is 0.9% of effective gross income, which, being below the underwriting guideline for management fee expenses at 2.25% of effective gross income, represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the loan metrics for the Back Bay senior loan reflect a 33.7% loan-to-value ratio, 2.55x NCF debt service coverage ratio, and 16.3% NOI debt yield; (b) the Back Bay Office Mortgaged Property performance has been stable with leased occupancy above 95.8% since 2020; and (c) if the management fee were increased to 3%, the NOI debt yield would be 15.8% In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

None of the other Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
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●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

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As of the Cut-off Date, each Sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Under-written NCF DSCR(2)	Cut-off Date Total Debt Under-written NCF DSCR(1)
Back Bay Office	$60,000,000	8.9%	$40,000,000	$415,000,000	$65,000,000	6.7751%	33.7%	41.1%	2.55x	1.94x

(1)	Calculated including the mezzanine debt and any subordinate debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.
(2)	Calculated including any related Pari Passu Companion Loans, but excluding any mezzanine debt or subordinate debt.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default (or in some cases any default) occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums. The related mezzanine loan agreement provides, among other

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things, that an event of default under the related Mortgage Loan will be an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Norfolk Waterside Marriott	$33,500,000	NAP	55.0%	1.40x	11.0%	Yes	Yes
Heritage Plaza(4)	$22,000,000	NAP	33.0%	NAP	12.67%	Yes	Yes
6330 West Loop South	$17,231,554	NAP	62.31%	1.205x	10.79%	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.
(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.
(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.
(4)	Solely in connection with a permitted assumption of the Heritage Plaza Whole Loan in accordance with the Heritage Plaza Whole Loan documents.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and repurchase rights. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

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The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other subordinate secured debt subject to the terms of the related Mortgage Loan documents or as otherwise expressly permitted by applicable law.

With respect to Brandon Mall Mortgage Loan (9.6%), Florida statutes render unenforceable any provision in the Mortgage Loan documents that prohibits the borrower from incurring PACE loans in connection with the related Mortgaged Property. The lien priority of a PACE loan is equivalent to that of property taxes, and is superior to any mortgage lien.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related

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borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 as Miracle Mile Shops, Brandon Mall, Back Bay Office, ICP/IRG Holdings Portfolio, Queens Crossing, 503-511 Broadway, One & Two Commerce Square, Heritage Plaza, 6330 West Loop South and 1201 Third Avenue (collectively, 58.0%) are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to (i) any specified Whole Loan should be construed to refer to the Whole Loan comprised of the related Mortgage Loan with the same name and any related Companion Loan(s) and (ii) any specified Companion Loan should be construed to refer to the Companion Loan that together with the related Mortgage Loan with the same name comprise the related Whole Loan with the same name.

The following terms are used in reference to the Whole Loans:

“BBCMS 2023-C20 PSA” means the pooling and servicing agreement that is expected to govern the servicing of each of the One & Two Commerce Square Whole Loan, until the securitization of the related note A-1 Companion Loan, and the 6330 West Loop South Whole Loan, until the securitization of the related note A-1 Companion Loan.

“Benchmark 2023-V2 PSA” means the pooling and servicing agreement that governs the servicing of each of the ICP/IRG Holdings Portfolio Whole Loan and, until the securitization of the related note A-1-2 Companion Loan, the Heritage Plaza Whole Loan.

“BANK5 2023-5YR1 PSA” means the pooling and servicing agreement that governs the servicing of the 1201 Third Avenue Whole Loan until the securitization of the related note A-2 Companion Loan.

“Control Appraisal Period” means, with respect to any Serviced A/B Whole Loan, the period during which a “Control Appraisal Event” (or analogous term) exists under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole

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Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“MIRA 2023-MILE TSA” means the trust and servicing agreement that governs the servicing of the Miracle Mile Shops Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Certificate Administrator” means, with respect to each Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means, with respect to each Non-Serviced Whole Loan, the custodian under the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to each Non-Serviced Whole Loan, the directing certificateholder (or the equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to each Non-Serviced Whole Loan, the master servicer or servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Miracle Mile Shops Mortgage Loan, (ii) the ICP/IRG Holdings Portfolio Mortgage Loan, (iii) the One & Two Commerce Square Mortgage Loan, (iv) the Heritage Plaza Mortgage Loan, (v) 6330 West Loop South Mortgage Loan, (vi) the 1201 Third Avenue Mortgage Loan and (vii) each Servicing Shift Mortgage Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced Pari Passu-A/B Whole Loan” means the Back Bay Office Whole Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Miracle Mile Shops Whole Loan, (ii) the ICP/IRG Holdings Portfolio Whole Loan, (iii) the One & Two Commerce Square Mortgage Loan, (iv) the Heritage Plaza Mortgage Loan, (v) 6330 West Loop South Mortgage Loan, (vi) the 1201 Third Avenue Mortgage Loan and (vii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date) other than the Back Bay Office Whole Loan.

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“Non-Serviced PSA” means (i) with respect to the Miracle Mile Shops Mortgage Loan, the MIRA 2023-MILE TSA, (ii) with respect to the ICP/IRG Holdings Portfolio Mortgage Loan, the Benchmark 2023-V2 PSA, (iii) with respect to the One & Two Commerce Square Mortgage Loan, until the securitization of the related note A-1 Companion Loan, the BBCMS 2023-C20 PSA and, after the securitization of the related note A-1 Companion Loan, the pooling and servicing agreement that creates the trust whose assets include such note A-1 Companion Loan, (iv) with respect to the Heritage Plaza Mortgage Loan, until the securitization of the related note A-1-2 Companion Loan, the Benchmark 2023-V2 PSA and, after the securitization of the related note A-1-2 Companion Loan, the pooling and servicing agreement that creates the trust whose assets include such note A-1-2 Companion Loan, (v) with respect to the 6330 West Loop South Mortgage Loan, until the securitization of the related note A-1 Companion Loan, the BBCMS 2023-C20 PSA and, after the securitization of the related note A-1 Companion Loan, the pooling and servicing agreement that creates the trust whose assets include such note A-1 Companion Loan, (vi) with respect to the 1201 Third Avenue Mortgage Loan, until the securitization of the related note A-2 Companion Loan, the BANK5 2023-5YR1 PSA and, after the securitization of the related note A-2 Companion Loan, the pooling and servicing agreement that creates the trust whose assets include such note A-2 Companion Loan, and (vii) with respect to each Servicing Shift Whole Loan on and after the related Servicing Shift Securitization Date, the pooling and servicing agreement that creates the trust whose assets include the related Control Note (or, with respect to the Back Bay Office Whole Loan, the related promissory note A-4-1).

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means with respect to each Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to each Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu-A/B Whole Loans, (ii) the Non-Serviced Pari Passu Whole Loans and (iii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Serviced A/B Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Serviced Pari Passu Companion Loans. The Back Bay Office Whole Loan (prior to the related Servicing Shift Securitization Date) is the only Serviced A/B Whole Loan related to the Trust.

“Serviced Companion Loan” means any of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

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“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note other than the Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each of (i) the Brandon Mall Mortgage Loan, (ii) the Queens Crossing Mortgage Loan, (iii) the 503-511 Broadway Mortgage Loan and (iv) each Servicing Shift Mortgage Loan (prior to the related Servicing Shift Securitization Date) other than the Back Bay Office Mortgage Loan.

“Serviced Pari Passu Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan and one or more Serviced Pari Passu Companion Loans and includes each Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date) other than the Back Bay Office Whole Loan.

“Serviced Subordinate Companion Loan” means, with respect to any Serviced A/B Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“Serviced Whole Loan” means each Serviced A/B Whole Loan and each Serviced Pari Passu Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the Back Bay Office Mortgage Loan will be the only Servicing Shift Mortgage Loan related to the Trust.

“Servicing Shift PSA” means, with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement entered into in connection with the securitization of the related Control Note (or, with respect to the Back Bay Office Mortgage Loan or the Back Bay Office Whole Loan, the securitization of the related Pari Passu Companion Loan evidenced by the promissory note A-4-1).

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Control Note (or, with respect to the Back Bay Office Whole Loan, the securitization of the related Pari Passu Companion Loan evidenced by the promissory note A-4-1).

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the related Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the Back Bay Office Whole Loan will be the only Servicing Shift Whole Loan related to the Trust.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the

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lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing holder under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder
Miracle Mile Shops	Note A-1-C1	Non-Control	$30,000,000	Goldman Sachs Bank USA
	Note A-1-C2	Non-Control	$20,000,000	Goldman Sachs Bank USA
	Note A-1-S1	Control	$162,500,000	MIRA 2023-MILE
	Note A-2-S1	Non-Control	$106,250,000	MIRA 2023-MILE
	Note A-3-C1	Non-Control	$67,000,000	BANK5 2023-5YR2
	Note A-3-C2	Non-Control	$29,250,000	Bank of America, National Association
	Note A-3-C3	Non-Control	$10,000,000	Bank of America, National Association
Brandon Mall	Note A-1	Control	$65,000,000	BANK5 2023-5YR2
	Note A-2	Non-Control	$56,000,000	Wells Fargo Bank, National Association
Back Bay Office	Note A-1	Non-Control	$137,500,000	New York Life Insurance Company
	Note A-2	Non-Control	$100,000,000	Teachers Insurance and Annuity Association of America
	Note A-3	Non-Control	$22,500,000	Deutsche Bank AG, New York Branch
	Note A-4-1	Non-Control	$30,000,000	Deutsche Bank AG, New York Branch
	Note A-4-2	Non-Control	$25,000,000	Deutsche Bank AG, New York Branch
	Note A-4-3	Non-Control	$5,000,000	Deutsche Bank AG, New York Branch
	Note A-5	Non-Control	$30,000,000	Deutsche Bank AG, New York Branch
	Note A-6	Non-Control	$50,000,000	BANK5 2023-5YR2
	Note A-7-A	Non-Control	$15,000,000	Wells Fargo Bank, National Association
	Note A-7-B	Non-Control	$10,000,000	BANK5 2023-5YR2
	Note A-8-1	Non-Control	$20,000,000	Goldman Sachs Bank USA
	Note A-8-2	Non-Control	$20,000,000	Goldman Sachs Bank USA
	Note A-8-3	Non-Control	$10,000,000	Goldman Sachs Bank USA
	Note B-1	Control	$39,000,000	SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC
	Note B-2	Non-Control	$26,000,000	SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC
ICP/IRG Holdings Portfolio	Note A-1-A-1	Control	$39,000,000	Benchmark 2023-V2
	Note A-1-A-2	Non-Control	$8,500,000	3650 Real Estate Investment Trust 2 LLC
	Note A-1-B-1	Non-Control	$30,000,000	3650 Real Estate Investment Trust 2 LLC
	Note A-1-B-2	Non-Control	$14,300,000	3650 Real Estate Investment Trust 2 LLC
	Note A-2-A	Non-Control	$36,000,000	Benchmark 2023-V2
	Note A-2-B	Non-Control	$3,200,000	BANK5 2023-5YR2
	Note A-2-C	Non-Control	$25,000,000	BANK5 2023-5YR2
	Note A-2-D	Non-Control	$15,000,000	BANK5 2023-5YR2
	Note A-2-E	Non-Control	$9,000,000	BANK5 2023-5YR2

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Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder
Queens Crossing	Note A-1	Control	$20,000,000	BANK5 2023-5YR2
	Note A-2	Non-Control	$17,100,000	BANK5 2023-5YR2
	Note A-3	Non-Control	$20,000,000	Barclays Capital Real Estate Inc.
503-511 Broadway	Note A-1	Control	$35,000,000	BANK5 2023-5YR2
	Note A-2-1	Non-Control	$1,000,000	BANK5 2023-5YR2
	Note A-2-2	Non-Control	$22,000,000	Morgan Stanley Bank, N.A.
One & Two Commerce Square	Note A-1	Control	$30,833,333	Bank of America, National Association
	Note A-2	Non-Control	$20,000,000	BBCMS 2023-C20(1)
	Note A-3	Non-Control	$12,500,000	BANK5 2023-5YR2
	Note A-4	Non-Control	$10,000,000	BBCMS 2023-C20(1)
	Note A-5	Non-Control	$30,000,000	BBCMS 2023-C20(1)
	Note A-6	Non-Control	$25,000,000	Barclays Capital Real Estate Inc. or an affiliate
	Note A-7	Non-Control	$10,000,000	Barclays Capital Real Estate Inc. or an affiliate
	Note A-8	Non-Control	$8,333,333	Barclays Capital Real Estate Inc. or an affiliate
	Note A-9	Non-Control	$30,000,000	JPMorgan Chase Bank, National Association
	Note A-10-1	Non-Control	$12,500,000	BANK5 2023-5YR2
	Note A-10-2	Non-Control	$12,500,000	JPMorgan Chase Bank, National Association
	Note A-11	Non-Control	$10,000,000	JPMorgan Chase Bank, National Association
	Note A-12	Non-Control	$8,333,333	JPMorgan Chase Bank, National Association
Heritage Plaza	Note A-1-1	Non-Control	$22,000,000	BANK5 2023-5YR2
	Note A-1-2	Control	$18,000,000	Morgan Stanley Bank, N.A.
	Note A-2-1	Non-Control	$20,000,000	MSWF 2023-1
	Note A-2-2	Non-Control	$5,000,000	Morgan Stanley Bank, N.A.
	Note A-3-1	Non-Control	$12,500,000	Bank of Montreal
	Note A-3-2	Non-Control	$7,500,000	Bank of Montreal
	Note A-4	Non-Control	$15,000,000	Morgan Stanley Bank, N.A.
	Note A-5	Non-Control	$40,000,000	Benchmark 2023-V2
	Note A-6	Non-Control	$32,000,000	Goldman Sachs Bank USA
6330 West Loop South	Note A-1	Control	$17,331,447	Bank of America, National Association
	Note A-2	Non-Control	$17,231,554	BANK5 2023-5YR2
	Note A-3	Non-Control	$14,983,960	BBCMS 2023-C20(1)
1201 Third Avenue	Note A-1-1	Non-Control	$30,000,000	BANK5 2023-5YR1
	Note A-1-2	Non-Control	$20,000,000	Morgan Stanley Bank, N.A.
	Note A-1-3	Non-Control	$10,000,000	BANK5 2023-5YR2
	Note A-2	Control	$42,000,000	Morgan Stanley Bank, N.A.
	Note A-3	Non-Control	$40,000,000	Benchmark 2023-B38
	Note A-4-1	Non-Control	$20,000,000	Benchmark 2023-B38
	Note A-4-2	Non-Control	$8,000,000	Benchmark 2023-V2

(1)	The BBCMS 2023-C20 securitization is expected to close on or before the Closing Date.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of any master

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servicer, any special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan (other than the Back Bay Office Whole Loan), the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date. The Back Bay Office Whole Loan is discussed below under “—The Back Bay Office Pari Passu-A/B Whole Loan”.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the

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Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or a designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control

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Termination Event or Consultation Termination Event) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will generally expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

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The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of any master servicer, any special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan (other than the Back Bay Office Whole Loan), the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date. The Back Bay Office Whole Loan is discussed below under “—The Back Bay Office Pari Passu-A/B Whole Loan”.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is
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provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Pari Passu Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).
Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-

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Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition, if the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan under the related Non-Serviced PSA, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related

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Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Back Bay Office Pari Passu-A/B Whole Loan

General

The Back Bay Office Mortgage Loan (8.9%) is part of a split loan structure (the “Back Bay Office Pari Passu-A/B Whole Loan” or the “Back Bay Office Whole Loan”) comprised of the following promissory notes (collectively, the “Back Bay Office Notes”):

(i)	a promissory note designated Note A-1 in the original principal amount of $137,500,000, currently held by New York Life Insurance Company;
(ii)	a promissory note designated Note A-2 in the original principal amount of $100,000,000, currently held by Teachers Insurance and Annuity Association of America;
(iii)	a promissory note designated Note A-3 in the original principal amount of $22,500,000, currently held by Deutsche Bank AG, New York Branch;
(iv)	a promissory note designated Note A-4-1 in the original principal amount of $30,000,000, currently held by Deutsche Bank AG, New York Branch;
(v)	a promissory note designated Note A-4-2 in the original principal amount of $25,000,000, currently held by Deutsche Bank AG, New York Branch;
(vi)	a promissory note designated Note A-4-3 in the original principal amount of $5,000,000, currently held by Deutsche Bank AG, New York Branch;
(vii)	a promissory note designated Note A-5 in the original principal amount of $30,000,000, currently held by Deutsche Bank AG, New York Branch;
(viii)	a promissory note designated Note A-6 in the original principal amount of $50,000,000, currently held by Wells Fargo Bank, National Association and which constitutes a portion of the Back Bay Office Mortgage Loan;
(ix)	a promissory note designated Note A-7-A in the original principal amount of $15,000,000, currently held by Wells Fargo Bank, National Association;
(x)	a promissory note designated Note A-7-B in the original principal amount of $10,000,000, currently held by Wells Fargo Bank, National Association and which constitutes a portion of the Back Bay Office Mortgage Loan;
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(xi)	a promissory note designated Note A-8-1 in the original principal amount of $20,000,000, currently held by Goldman Sachs Bank USA;
(xii)	a promissory note designated Note A-8-2 in the original principal amount of $20,000,000, currently held by Goldman Sachs Bank USA;
(xiii)	a promissory note designated Note A-8-3 in the original principal amount of $10,000,000, currently held by Goldman Sachs Bank USA;
(xiv)	a promissory note designated Note B-1 in the original principal amount of $39,000,000, currently held by SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC; and
(xv)	a promissory note designated Note B-2 in the original principal amount of $26,000,000, currently held by SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC.

The rights of the holders of the Back Bay Office Notes (the “Back Bay Office Noteholders”) are subject to an Intercreditor Agreement (the “Back Bay Office Co-Lender Agreement”). The summaries below describe certain provisions of the Back Bay Office Co-Lender Agreement.

As used in this prospectus:

(i)	The Back Bay Office Notes designated Note A-1, Note A-2, Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2 and Note A-8-3 are collectively referred to as the “Back Bay Office Senior Notes” and the holders thereof (including the issuing entity as the holder of the Back Bay Office Mortgage Loan) are collectively referred to as the “Back Bay Office Senior Noteholders”;
(ii)	The Back Bay Office Senior Notes designated Note A-1, Note A-2, Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5, Note A-7-A, Note A-8-1, Note A-8-2 and Note A-8-3 are collectively referred to as the “Back Bay Office Pari Passu Companion Notes” (and also constitute Serviced Pari Passu Companion Loans) and the holders thereof are referred to as the “Back Bay Office Pari Passu Companion Noteholders”;
(iii)	The Back Bay Office Notes designated Note B-1 and Note B-2 are collectively referred to as the “Back Bay Office Junior Notes” (and also constitute Serviced Subordinate Companion Loans) and the holders thereof are referred to as the “Back Bay Office Junior Noteholders”; and
(iv)	The Back Bay Office Pari Passu Companion Notes and the Back Bay Office Junior Notes are collectively referred to as the “Back Bay Office Companion Notes” (and also constitute Serviced Companion Loans) and the holders thereof are referred to as the “Back Bay Office Companion Noteholders”.
(v)	The Back Bay Office Senior Notes accrue interest at 6.2980% per annum (the “Back Bay Office Senior Note Rate”). As used herein, the “Back Bay Office Net Senior Note Rate” means the Back Bay Office Senior Note Rate, less the primary servicing fee rate applicable to the Back Bay Office Whole Loan under the Back Bay Office Servicing Agreement.
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(vi)	The Back Bay Office Junior Notes accrue interest at 8.2000% per annum (the “Back Bay Office Junior Note Rate”). As used herein, the “Back Bay Office Net Junior Note Rate” means the Back Bay Office Junior Note Rate, less the primary servicing fee rate applicable to the Back Bay Office Whole Loan under the Back Bay Office Servicing Agreement.
(vii)	“Back Bay Office Mortgage Rate” means, as of any date of determination, the weighted average of the Back Bay Office Senior Note Rate and the Back Bay Office Junior Note Rate.
(viii)	“Back Bay Office Senior Note Relative Spread” means the ratio of the Back Bay Office Senior Note Rate to the Back Bay Office Mortgage Rate.
(ix)	“Back Bay Office Junior Note Relative Spread” means the ratio of the Back Bay Office Junior Note Rate to the Back Bay Office Mortgage Rate.
(x)	“Back Bay Office Senior Note Default Rate” means a rate per annum equal to the Back Bay Office Senior Note Rate plus the lesser of (i) the maximum legal rate minus the Back Bay Office Senior Note Rate and (ii) 4%.
(xi)	“Initial Back Bay Office Note Percentage Interest” means, with respect to the Back Bay Office Note with the designations set forth below, the percentage set forth next to such promissory note:
Back Bay Office Note	Initial Back Bay Office Note Percentage Interest
Note A-1	25.4629629629630000%
Note A-2	18.5185185185185000%
Note A-3	4.1666666666666700%
Note A-4-1	5.5555555555555600%
Note A-4-2	4.6296296296296300%
Note A-4-3	0.9259259259259260%
Note A-5	5.5555555555555600%
Note A-6	9.2592592592592600%
Note A-7-A	2.7777777777777800%
Note A-7-B	1.8518518518518500%
Note A-8-1	3.7037037037037000%
Note A-8-2	3.7037037037037000%
Note A-8-3	1.8518518518518500%
Note B-1	7.2222222222222200%
Note B-2	4.8148148148148100%
(xii)	“Aggregate Back Bay Office Senior Note Percentage Interest” means, as of any date of determination, the sum of the Initial Back Bay Office Note Percentage Interests of the Back Bay Office Senior Notes.
(xiii)	“Aggregate Back Bay Office Junior Note Percentage Interest” means, as of any date of determination, the sum of the Initial Back Bay Office Note Percentage Interests of the Back Bay Office Junior Notes.
(xiv)	“Pro Rata and Pari Passu Basis” with respect to the Back Bay Office Whole Loan means, (i) with respect to the Back Bay Office Senior Notes and the Back Bay Office Senior Noteholders (or any specified group of such promissory notes and
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noteholders), the allocation of any particular payment, collection, cost, expense, liability or other amount between such promissory notes or such noteholders, as the case may be, in accordance with a specified basis and without any priority of any such promissory note or any such noteholder over another such promissory note or noteholder, as the case may be, and in any event such that each such promissory note or noteholder, as the case may be, is allocated its respective pro rata portion (relative to the other such promissory notes in accordance with the applicable specified basis) of such particular payment, collection, cost, expense, liability or other amount; and (ii) with respect to the Back Bay Office Junior Notes and the Back Bay Office Junior Noteholders (or any specified group of such promissory notes and noteholders), the allocation of any particular payment, collection, cost, expense, liability or other amount between such promissory notes or such noteholders, as the case may be, in accordance with a specified basis and without any priority of any such promissory note or any such noteholder over another such promissory note or noteholder, as the case may be, and in any event such that each such promissory note or noteholder, as the case may be, is allocated its respective pro rata portion (relative to the other such promissory notes in accordance with the applicable specified basis) of such particular payment, collection, cost, expense, liability or other amount.

(xv)	“Back Bay Office Recovered Costs” means any amounts referred to in clauses (i)(d) and/or (i)(e) of the definition of “Defaulted Back Bay Office Senior Note Purchase Price” that, at the time of determination, had been previously paid or reimbursed to the Back Bay Office Master Servicer or the Back Bay Office Special Servicer from sources other than collections on or in respect of the Back Bay Office Whole Loan or the Mortgaged Property (including, without limitation, from collections on or in respect of loans, if any, other than the Back Bay Office Whole Loan).
(xvi)	“Defaulted Back Bay Office Senior Note Purchase Price” means, as of any date of determination, the sum, without duplication, of each of the following to the extent that such amounts have not been previously paid or reimbursed as described under “—Application of Payments” below: (a) the aggregate outstanding principal balance of the Back Bay Office Senior Notes, (b) accrued and unpaid interest on the aggregate outstanding principal balance of the Back Bay Office Senior Notes at the Back Bay Office Senior Note Rate from the date as to which interest was last paid in full by the related borrower up to and including the end of the interest accrual period relating to the monthly payment date next following the date the purchase occurred, (c) any other amounts due under the Back Bay Office Whole Loan to the Back Bay Office Senior Noteholders, other than prepayment premiums, penalty charges, late fees, exit fees and any other similar fees, provided that if a borrower party is the purchaser, the Defaulted Back Bay Office Senior Note Purchase Price will include prepayment premiums, penalty charges, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed advances and any expenses incurred in enforcing the mortgage loan documents (including, without limitation, property advances payable or reimbursable to the Back Bay Office Master Servicer and the Back Bay Office Special Servicer, and special servicing fees incurred by or on behalf of the Back Bay Office Senior Noteholders), (e) without duplication of amounts under clause (c), any accrued and unpaid interest on an advance made by or on behalf of the Back Bay Office Senior Noteholders, (f) (x) if a borrower party is the purchaser, or (y) if the purchase occurs more than ninety (90) days after such option first becomes exercisable as described under “—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes,” any liquidation or workout
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fees payable under the Back Bay Office Servicing Agreement with respect to the Back Bay Office Whole Loan; (g) (x) if a borrower party is the purchaser, or (y) if the purchase occurs more than 120 days after notice by the Back Bay Office Master Servicer or the Back Bay Office Special Servicer to the Back Bay Office Junior Noteholders of the servicing transfer event resulting in the Back Bay Office Whole Loan being a Specially Serviced Loan as a result of which such option first becomes exercisable as described under “—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes,” any accrued and unpaid late payment charges and default interest on the Back Bay Office Senior Notes that are not held by a securitization trust; and (h) any Back Bay Office Recovered Costs not reimbursed previously to the Back Bay Office Senior Noteholders pursuant to the Back Bay Office Co-Lender Agreement. If the Mortgaged Property becomes an REO Property, for purposes of determining the Defaulted Back Bay Office Senior Note Purchase Price, interest will be deemed to continue to accrue on the Back Bay Office Senior Notes at the Back Bay Office Senior Note Default Rate as if the Back Bay Office Whole Loan were not so converted. In no event will the Defaulted Back Bay Office Senior Note Purchase Price include amounts due or payable to the Back Bay Office Junior Noteholders under the Back Bay Office Co-Lender Agreement.

Servicing

The Back Bay Office Whole Loan and any related REO Property will be serviced and administered under the “Back Bay Office Servicing Agreement”, which will be: (i) prior to the securitization of the Back Bay Office Note designated Note A-4-1 (the “Back Bay Office Lead Servicing Note”), the PSA, and (ii) on and after which the securitization of the Back Bay Office Lead Servicing Note, the pooling and servicing agreement entered into in connection with the securitization of the Back Bay Office Lead Servicing Note. The master servicer, special servicer, operating advisor, certificate administrator and trustee under the Back Bay Office Servicing Agreement are referred to herein as the “Back Bay Office Master Servicer,” the “Back Bay Office Special Servicer,” the “Back Bay Office Operating Advisor,” the “Back Bay Office Certificate Administrator” and the “Back Bay Office Trustee,” respectively.

In servicing the Back Bay Office Whole Loan, the Back Bay Office Master Servicer and the Back Bay Office Special Servicer are required to service the Back Bay Office Whole Loan in accordance with the Servicing Standard, taking into account the interests of each of The Back Bay Office Noteholders as a collective whole (it being understood that the interests of the Back Bay Office Junior Noteholders are subordinate to the interests of the Back Bay Office Senior Noteholders, subject to the terms and conditions of the Back Bay Office Co-Lender Agreement, including the rights of the Back Bay Office Controlling Noteholder).

Custody of the Mortgage File

The originals of the mortgage loan documents for the Back Bay Office Whole Loan (other than the original promissory notes for the Back Bay Office Companion Notes) will be held by the custodian under the Pooling and Servicing Agreement until the securitization of the Back Bay Office Lead Servicing Note, after which such mortgage loan documents will be held by the custodian under the pooling and servicing agreement entered into in connection with the securitization of the Back Bay Office Lead Servicing Note.

Application of Payments

In general, the Back Bay Office Junior Notes and the rights of the Back Bay Office Junior Noteholders to receive payments of interest, principal and other amounts with respect to the Back Bay Office Junior Notes are at all times junior, subject and subordinate to the Back Bay Office Senior Notes and the right of the Back Bay Office Senior Noteholders to receive

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payments of interest, principal and other amounts with respect to the Back Bay Office Senior Notes as set forth in the Back Bay Office Co-Lender Agreement.

Payments Prior to a Back Bay Office Sequential Pay Event

If no Back Bay Office Sequential Pay Event (as defined below) has occurred and is continuing, all amounts tendered by the borrower under the Back Bay Office Whole Loan or otherwise available for payment on or with respect to or in connection with the Back Bay Office Whole Loan or the Back Bay Office Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of monthly payments, the balloon payment, liquidation proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Back Bay Office Whole Loan, insurance proceeds or condemnation proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Mortgaged Property or released to the related borrower in accordance with the terms of the mortgage loan documents, to the extent permitted by the REMIC provisions) and any other amounts paid by the related borrower (but excluding (x) all amounts for required reserves or escrows required by the mortgage loan documents for the Back Bay Office Whole Loan (to the extent, in accordance with the terms of such mortgage loan documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the Back Bay Office Master Servicer or Back Bay Office Special Servicer under the Back Bay Office Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to the Back Bay Office Master Servicer, the Back Bay Office Special Servicer, the Back Bay Office Operating Advisor, the Back Bay Office Certificate Administrator or the Back Bay Office Trustee) are required to be distributed by the Back Bay Office Master Servicer in the following order of priority without duplication; provided, that (A) trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees, and any servicing fees due to the Back Bay Office Master Servicer in excess of a Back Bay Office Note’s pro rata share (considering, for this purpose only, only the Back Bay Office Notes that are not included in the securitization trust governed by the Back Bay Office Servicing Agreement) of that portion of such servicing fees calculated at the “primary servicing fee rate” (or analogous term) applicable to the Back Bay Office Whole Loan (which “primary servicing fee rate” may not exceed 0.01% per annum) and any master servicing fees on mortgage loans other than the Back Bay Office Mortgage Loan, and reimbursements of monthly payment advances and interest thereon, will be payable to such party only by the respective Back Bay Office Senior Noteholder in respect of whose Back Bay Office Note such fees accrued or such advances were made, in each case out of amounts otherwise payable in respect of such Back Bay Office Note under the following provisions, and (B) any late payment charges and default interest will be allocated under the provisions described under “—Application of Penalty Charges” below (without a purported exclusion on account of amounts payable to the Back Bay Office Master Servicer, the Back Bay Office Special Servicer, the Back Bay Office Operating Advisor, the Back Bay Office Certificate Administrator or the Back Bay Office Trustee under the Back Bay Office Servicing Agreement); provided, further, that, with respect to any assumption or transfer fees explicitly payable pursuant to the mortgage loan agreement to the holders of Back Bay Office Notes that are not then currently held by a securitization trust, any such assumption or transfer fees that are actually so paid will be distributed to holders of such Back Bay Office Notes in the respective amounts payable to them as provided in the mortgage loan agreement without deduction or exclusion):

(i)	first, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis on the basis of their respective entitlements under this clause, in an amount equal to the accrued and unpaid interest on the principal balances of their respective promissory notes at the Back Bay Office Net Senior Note Rate;
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(ii)	second, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to all principal payments received, including any insurance proceeds or condemnation proceeds received, if any, with respect to such monthly payment date with respect to the Back Bay Office Whole Loan allocated as principal on the Back Bay Office Whole Loan and payable to the Back Bay Office Noteholders, until the outstanding principal balances of the Back Bay Office Senior Notes have been reduced to zero;
(iii)	third, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this clause, up to the amount of any unreimbursed out-of-pocket costs and expenses paid by the respective Back Bay Office Senior Noteholders, including any Back Bay Office Recovered Costs not previously reimbursed by the related borrower (or paid or advanced by the Back Bay Office Master Servicer or the Back Bay Office Special Servicer on its behalf and not previously paid or reimbursed to such servicer) with respect to the Back Bay Office Whole Loan pursuant to the Back Bay Office Co-Lender Agreement or the Back Bay Office Servicing Agreement;
(iv)	fourth, if the proceeds of any foreclosure sale or any liquidation of the Back Bay Office Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iii) and, as a result of a workout the aggregate outstanding principal balance of the Back Bay Office Senior Notes has been reduced, then to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount up to the reduction, if any, of the aggregate outstanding principal balance of the Back Bay Office Senior Notes as a result of such workout, plus interest on such amount at the related Back Bay Office Senior Note Rate from and including the date(s) of such reduction to but excluding the monthly payment date next succeeding the availability of funds under this clause;
(v)	fifth, to the extent one or more of the Back Bay Office Junior Noteholders have made any payments or advances to cure defaults as described below under “—Cure Rights of the Back Bay Office Junior Noteholders,” to reimburse such noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this portion of this clause, for all such cure payments and to such noteholders, on a Pro Rata and Pari Passu Basis on the basis of their respective entitlements under this portion of this clause, in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by such noteholders in connection with any cure of a non-monetary default as described below under “—Cure Rights of the Back Bay Office Junior Noteholders,” to the extent reimbursable by, but not previously reimbursed by, the related borrower;
(vi)	sixth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this clause, in an amount equal to the accrued and unpaid interest on the principal balances of their respective promissory notes at the Back Bay Office Net Junior Note Rate;
(vii)	seventh, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to all
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principal payments received, including any insurance proceeds or condemnation proceeds received, if any, with respect to such monthly payment date with respect to the Back Bay Office Whole Loan allocated as principal on the Back Bay Office Whole Loan and payable to the Back Bay Office Noteholders, remaining after giving effect to the allocations in clause (ii) above, until the outstanding principal balances of the Back Bay Office Junior Notes have been reduced to zero;

(viii)	eighth, if the proceeds of any foreclosure sale or any liquidation of a Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vii) and, as a result of a workout the aggregate outstanding principal balance of the Back Bay Office Junior Notes has been reduced, then to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the initial principal balance of each such noteholder’s promissory note as a percentage of the aggregate initial principal balance of all such noteholders’ promissory notes), in an aggregate amount up to the reduction, if any, of the aggregate outstanding principal balance of the Back Bay Office Junior Notes as a result of such workout, plus interest on such amount at the related Back Bay Office Junior Note Rate from and including the date(s) of such reduction to but excluding the monthly payment date next succeeding the availability of funds under this clause;
(ix)	ninth, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to the product of (i) the Aggregate Back Bay Office Senior Note Percentage Interest multiplied by (ii) the Back Bay Office Senior Note Relative Spread, and (iii) any prepayment premium to the extent paid by the related borrower;
(x)	tenth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to the product of (i) the Aggregate Back Bay Office Junior Note Percentage Interest multiplied by (ii) the Back Bay Office Junior Note Relative Spread, and (iii) any prepayment premium to the extent paid by the related borrower;
(xi)	eleventh, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), the Aggregate Back Bay Office Senior Note Percentage Interest of any penalty charges and late payment charges then due and owing under the Back Bay Office Whole Loan;
(xii)	twelfth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), the Aggregate Back Bay Office Junior Note Percentage Interest of any penalty charges and late payment charges then due and owing under the Back Bay Office Whole Loan; and
(xiii)	thirteenth, if any amount is available to be distributed in respect of the Back Bay Office Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xii), such remaining amount will be paid pro rata to the Back Bay Office Senior Noteholders and the Back Bay Office Junior Noteholders in accordance with the initial Aggregate Back Bay Office Senior Note Percentage Interest and the initial
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Aggregate Back Bay Office Junior Note Percentage Interest, respectively, with the amount distributed to the Back Bay Office Senior Noteholders to be allocated among them on a Pro Rata and Pari Passu Basis based on the respective initial principal balances of the Back Bay Office Senior Notes and the amount distributed to the Back Bay Office Junior Noteholders to be allocated among them on a Pro Rata and Pari Passu Basis based on the respective initial principal balances of the Back Bay Office Junior Notes.

To the extent that amounts distributable to a noteholder as described above constitute proceeds of the purchase of the Back Bay Office Whole Loan by a mezzanine lender pursuant to an option granted under the related mezzanine intercreditor agreement, or the proceeds of the purchase of the securitized Back Bay Office Senior Notes as described below under “—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes,” such amounts will be so distributable to the person who was the applicable noteholder immediately prior to such purchase. No portion of the proceeds of a purchase of the Back Bay Office Senior Notes by the Back Bay Office Junior Noteholder(s) will be distributable to any Back Bay Office Junior Noteholder in that capacity. The proceeds of any sale of any Back Bay Office Senior Notes that are then included in a securitization trust (when the Back Bay Office Notes are collectively a Defaulted Loan) will be distributable solely as set forth below under “—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes” and not under the provisions described in this “—Payments Prior to a Back Bay Office Sequential Pay Event” subsection.

“Back Bay Office Sequential Pay Event” means any event of default with respect to an obligation to pay money due under the Back Bay Office Whole Loan, any other event of default for which the Back Bay Office Whole Loan is actually accelerated or any other event of default which causes the Back Bay Office Whole Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default; provided, that unless the Back Bay Office Master Servicer or the Back Bay Office Special Servicer has notice or knowledge of such event at least ten (10) business days prior to the applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Back Bay Office Whole Loan. A Back Bay Office Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by the Back Bay Office Junior Noteholder(s)) and shall not be deemed to exist to the extent the Back Bay Office Junior Noteholder(s) are exercising cure rights or the default that led to the occurrence of such Back Bay Office Sequential Pay Event has otherwise been cured or waived.

Payments Following a Back Bay Office Sequential Pay Event

Payments of interest and principal are required to be made to the Back Bay Office Noteholders according to the priorities described above under “—Payments Prior to a Back Bay Office Sequential Pay Event”; provided, if a Back Bay Office Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower under the Back Bay Office Whole Loan or otherwise available for payment on or with respect to or in connection with the Back Bay Office Whole Loan or the Back Bay Office Mortgaged Property or amounts realized as proceeds thereof (including, without limitation, amounts received by the Back Bay Office Master Servicer or the Back Bay Office Special Servicer pursuant to the Back Bay Office Servicing Agreement as reimbursements on account of recoveries in respect of advances), whether received in the form of monthly payments, the balloon payment, liquidation proceeds, any proceeds from the sale or distribution of any REO Property, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Back Bay Office Whole Loan, insurance proceeds or condemnation proceeds (other than

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proceeds, awards or settlements that are required to be applied to the restoration or repair of the Mortgaged Property or released to the related borrower in accordance with the terms of the mortgage loan documents, to the extent permitted by the REMIC provisions) and any other amounts paid by the related borrower (but excluding (x) all amounts for required reserves or escrows required by the mortgage loan documents for the Back Bay Office Whole Loan (to the extent, in accordance with the terms of such mortgage loan documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the Back Bay Office Master Servicer or Back Bay Office Special Servicer under the Back Bay Office Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to the Back Bay Office Master Servicer, the Back Bay Office Special Servicer, the Back Bay Office Operating Advisor, the Back Bay Office Certificate Administrator or the Back Bay Office Trustee) are required to be distributed by the Back Bay Office Master Servicer in the following order of priority without duplication; provided, that (A) trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees, and any servicing fees due to the Back Bay Office Master Servicer in excess of a Back Bay Office Note’s pro rata share (considering, for this purpose only, only the Back Bay Office Notes that are not included in the securitization trust governed by the Back Bay Office Servicing Agreement) of that portion of such servicing fees calculated at the “primary servicing fee rate” (or analogous term) applicable to the Back Bay Office Whole Loan and any master servicing fees on mortgage loans other than the Back Bay Office Mortgage Loan, and reimbursements of monthly payment advances and interest thereon, will be payable to such party only by the respective Back Bay Office Senior Noteholder in respect of whose Back Bay Office Note such fees accrued or such advances were made, in each case out of amounts otherwise payable in respect of such Back Bay Office Note under the following provisions, and (B) any late payment charges and default interest will be allocated under the provisions described under “—Application of Penalty Charges” below (without a purported exclusion on account of amounts payable to the Back Bay Office Master Servicer, the Back Bay Office Special Servicer, the Back Bay Office Operating Advisor, the Back Bay Office Certificate Administrator or the Back Bay Office Trustee under the Back Bay Office Servicing Agreement); provided, further, that, with respect to any assumption or transfer fees explicitly payable pursuant to the mortgage loan agreement to the holders of Back Bay Office Notes that are not then currently held by a securitization trust, any such assumption or transfer fees that are actually so paid will be distributed to holders of such Back Bay Office Notes in the respective amounts payable to them as provided in the mortgage loan agreement without deduction or exclusion):

(i)	first, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis on the basis of their respective entitlements under this clause, in an amount equal to the accrued and unpaid interest on the principal balances of their respective promissory notes at the Back Bay Office Net Senior Note Rate;
(ii)	second, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), until the outstanding principal balances of the Back Bay Office Senior Notes have been reduced to zero;
(iii)	third, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this clause, up to the amount of any unreimbursed out-of-pocket costs and expenses paid by the respective Back Bay Office Senior Noteholders, including any Back Bay Office Recovered Costs in each case to the extent reimbursable by the related borrower but not previously reimbursed by the related borrower (or paid or advanced by the Back Bay Office
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Master Servicer or the Back Bay Office Special Servicer on its behalf and not previously paid or reimbursed to such servicer) with respect to the Back Bay Office Whole Loan pursuant to the Back Bay Office Co-Lender Agreement or the Back Bay Office Servicing Agreement;

(iv)	fourth, if the proceeds of any foreclosure sale or any liquidation of the Back Bay Office Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iii) and, as a result of a workout the aggregate outstanding principal balance of the Back Bay Office Senior Notes has been reduced, then to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the initial principal balance of each such noteholder’s promissory note as a percentage of the aggregate initial principal balance of all such noteholders’ promissory notes), in an aggregate amount up to the reduction, if any, of the aggregate outstanding principal balance of the Back Bay Office Senior Notes as a result of such workout, plus interest on such amount at the related Back Bay Office Senior Note Rate from and including the date(s) of such reduction to but excluding the monthly payment date next succeeding the availability of funds under this clause;
(v)	fifth, to the extent one or more of the Back Bay Office Junior Noteholders have made any payments or advances to cure defaults as described below under “—Cure Rights of the Back Bay Office Junior Noteholders,” to reimburse such noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this portion of this clause, for all such cure payments and to such noteholders, on a Pro Rata and Pari Passu Basis on the basis of their respective entitlements under this portion of this clause, in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by such noteholders in connection with any cure of a non-monetary default as described below under “—Cure Rights of the Back Bay Office Junior Noteholders,” to the extent reimbursable by, but not previously reimbursed by, the related borrower;
(vi)	sixth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this clause, in an amount equal to the accrued and unpaid interest on the principal balances of their respective promissory notes at the Back Bay Office Net Junior Note Rate;
(vii)	seventh, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), until the outstanding principal balances of the Back Bay Office Junior Notes have been reduced to zero;
(viii)	eighth, if the proceeds of any foreclosure sale or any liquidation of a Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vii) and, as a result of a workout the aggregate outstanding principal balance of the Back Bay Office Junior Notes has been reduced, then to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the initial principal balance of each such noteholder’s promissory note as a percentage of the aggregate initial principal balance of all such noteholders’ promissory notes), in an aggregate amount up to the reduction, if any, of the aggregate outstanding principal balance of the Back Bay Office Junior Notes as a result of such workout, plus interest on such amount at the related Back Bay Office Junior Note Rate from and including the date(s) of such reduction to but excluding the monthly payment date next succeeding the availability of funds under this clause;
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(ix)	ninth, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to the product of (i) the Aggregate Back Bay Office Senior Note Percentage Interest multiplied by (ii) the Back Bay Office Senior Note Relative Spread, and (iii) any prepayment premium to the extent paid by the related borrower;
(x)	tenth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to the product of (i) the Aggregate Back Bay Office Junior Note Percentage Interest multiplied by (ii) the Back Bay Office Junior Note Relative Spread, and (iii) any prepayment premium to the extent paid by the related borrower;
(xi)	eleventh, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), the Aggregate Back Bay Office Senior Note Percentage Interest of any penalty charges and late payment charges then due and owing under the Back Bay Office Whole Loan;
(xii)	twelfth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), the Aggregate Back Bay Office Junior Note Percentage Interest of any penalty charges and late payment charges then due and owing under the Back Bay Office Whole Loan; and
(xiii)	thirteenth, if any amount is available to be distributed in respect of the Back Bay Office Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xii), such remaining amount will be paid pro rata to the Back Bay Office Senior Noteholders and the Back Bay Office Junior Noteholders in accordance with the initial Aggregate Back Bay Office Senior Note Percentage Interest and the initial Aggregate Back Bay Office Junior Note Percentage Interest, respectively, with the amount distributed to the Back Bay Office Senior Noteholders to be allocated among them on a Pro Rata and Pari Passu Basis based on the respective initial principal balances of the Back Bay Office Senior Notes and the amount distributed to the Back Bay Office Junior Noteholders to be allocated among them on a Pro Rata and Pari Passu Basis based on the respective initial principal balances of the Back Bay Office Junior Notes.

To the extent that amounts distributable to a noteholder as described above constitute proceeds of the purchase of the Back Bay Office Whole Loan by a mezzanine lender pursuant to an option granted under the related mezzanine intercreditor agreement, or the proceeds of the purchase of the securitized Back Bay Office Senior Notes as described below under “—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes,” such amounts will be so distributable to the person who was the applicable noteholder immediately prior to such purchase. No portion of the proceeds of a purchase of the Back Bay Office Senior Notes by the Back Bay Office Junior Noteholder(s) will be distributable to any Back Bay Office Junior Noteholder in that capacity. The proceeds of any sale of any Back Bay Office Senior Notes that are then included in a securitization trust (when the Back Bay Office Notes are collectively a Defaulted Loan) will be distributable solely as set forth below under “—Back Bay Office Junior Noteholders’ Option to Purchase

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the Back Bay Office Senior Notes” and not under the provisions described in this “—Payments Prior to a Back Bay Office Sequential Pay Event” subsection.

Application of Penalty Charges

Penalty charges allocated to the Back Bay Office Notes as described above under “—Payments Prior to a Back Bay Office Sequential Pay Event” and “—Payments Following a Back Bay Office Sequential Pay Event” are required to be applied:

(i)	first, to reduce the penalty charges otherwise payable on each such promissory note by the amount necessary to pay the Back Bay Office Master Servicer, the Back Bay Office Trustee or the Back Bay Office Special Servicer for advance interest accrued on any servicing advance and reimbursement of any servicing advances in accordance with the terms of the Back Bay Office Servicing Agreement (on a pro rata and pari passu basis, from amounts allocated to the Back Bay Office Senior Notes and the Back Bay Office Junior Notes);
(ii)	second, with respect to amounts allocated to any Back Bay Office Senior Note included in a securitization trust, to reduce, on a Pro Rata and Pari Passu Basis, the penalty charges otherwise payable to the holder of each such promissory note by the amount necessary to pay each master servicer and trustee with respect to each securitization trust that includes a Back Bay Office Senior Note for advance interest accrued on any monthly payment advance made with respect to such promissory note by such party (if and as specified in the related securitization servicing agreement);
(iii)	third, to reduce, the penalty charges otherwise payable on each such promissory note by the amount necessary to pay additional trust fund expenses (including special servicing fees, unpaid workout fees and unpaid liquidation fees) incurred with respect to the Back Bay Office Whole Loan (on a pro rata and pari passu basis, from amounts allocated to the Back Bay Office Senior Notes and the Back Bay Office Junior Notes based solely upon the outstanding principal balances of such Back Bay Office Senior Notes and Back Bay Office Junior Notes); and
(iv)	finally, on a pro rata and pari passu basis based upon the outstanding principal balances of the Back Bay Office Senior Notes and the Back Bay Office Junior Notes, (i) in the case of the remaining amount of penalty charges so allocated to Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2 and Note A-8-3, to pay such remaining amount to the Back Bay Office Master Servicer and/or the Back Bay Office Special Servicer as additional servicing compensation, and (ii) in the case of the remaining amount of penalty charges so allocated to Note A-1, Note A-2, Note B-1 and Note B-2, to pay such remaining amount to the related noteholders on a pro rata and pari passu basis based upon the outstanding principal balances of such promissory notes. Notwithstanding the foregoing, (A) any penalty charges received as part of the purchase price for the Back Bay Office Whole Loan pursuant to a purchase option of a mezzanine lender under a mezzanine intercreditor agreement shall be paid to the holders of Note A-1 and Note A-2 and, if the related promissory note is not included in a securitization trust, the holders of Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2 and Note A-8-3 to the extent of such penalty charges that were so paid on their promissory notes (and allocated and paid, as between such noteholders, on a pro rata and pari passu basis according to their outstanding principal balances) and to the Back Bay Office Junior Noteholders to the extent of such penalty charges that were so paid on their promissory notes (and allocated and paid, as between such noteholders, on a pro rata and pari passu basis according to their outstanding
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principal balances) and (b) any penalty charges received as part of the purchase price for the Defaulted Loan pursuant to the purchase option of the Back Bay Office Junior Noteholders are required to be paid to the holders of Note A-1 and Note A-2 and, if the related promissory note is not included in a securitization trust, the holders of Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2 and Note A-8-3 (and allocated and paid between such noteholders on a pro rata and pari passu basis according to their outstanding principal balances).

Certain Express Provisions Regarding Securitization Expenses

In no event will the holder of any Back Bay Office Senior Note that is not the subject of a securitization (a “Back Bay Office Unsecuritized Senior Note,” which term at all times will include the Back Bay Office Senior Note designated Note A-1 and the Back Bay Office Senior Note designated Note A-2) be required to pay or reimburse any person or entity for, nor shall any amount otherwise payable or distributable to a holder of a Back Bay Office Unsecuritized Senior Note be reduced, in whole or in part, as a result of any advance interest on monthly payment advances; any monthly payment advances that are determined to be nonrecoverable; any trustee fees, certificate administrator fees, operating advisor fees or asset representation reviewer fees, or any master servicing fees for the Back Bay Whole Loan in excess of the Back Bay Office Unsecuritized Senior Noteholder’s pro rata share of that portion of master servicing fees calculated at the “primary servicing fee rate” (nor master servicing fees on unrelated mortgage loans), that are accrued, paid or payable in respect of any securitized Back Bay Senior Note; or any costs or expenses of the enforcement of any obligation of any person or entity to repurchase a securitized Back Bay Senior Note from any securitization trust; provided, however, that the provisions described in the paragraph are subject to the provisions described under “—Application of Penalty Charges” above.

Effects of Workout

If the Back Bay Office Special Servicer in connection with a workout of the Back Bay Office Whole Loan modifies the terms thereof in accordance herewith such that (i) the unpaid principal balance of the Back Bay Office Whole Loan is decreased, (ii) the mortgage rate or scheduled amortization payments on such Whole Loan are reduced, (iii) payments of interest or principal on such Whole Loan are waived, reduced or deferred or (iv) any other modification, waiver or amendment (other than an increase in the mortgage rate or increase in scheduled amortization payments) is made to any of the terms of the Back Bay Office Whole Loan, all payments to the Back Bay Office Senior Noteholders and the Back Bay Office Junior Noteholders as described above under “—Application of Payments” will be made as so described as though such workout did not occur, with the payment terms of the Back Bay Office Senior Notes remaining the same as they are on the date hereof, and the full economic effect of all waivers, reductions or deferrals of amounts due on the Back Bay Office Whole Loan attributable to such workout will be borne, first, by the Back Bay Office Junior Noteholders (pro rata based on the outstanding principal balances of their respective promissory notes), and then, by the Back Bay Office Senior Noteholders (pro rata based on the outstanding principal balances of their respective promissory notes), in that order, in each case up to the amount otherwise due on such promissory note(s). Subject to the Back Bay Office Servicing Agreement and the Back Bay Office Co-Lender Agreement, in the case of any modification or amendment described above, the Back Bay Office Master Servicer and the Back Bay Office Special Servicer will have the sole authority and ability to revise the payment provisions described above under “—Application of Payments” in a manner that reflects the subordination of the Back Bay Office Junior Notes to the Back Bay Office Senior Notes, with respect to the loss that is the result of such amendment or modification, including (without limitation): (i) the ability to increase the Aggregate Back Bay Office

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Senior Note Percentage Interest, and to increase or reduce, as applicable, the Aggregate Back Bay Office Junior Note Percentage Interest in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the Back Bay Office Senior Note Rate and the Back Bay Office Junior Note Rate, as applicable, in order to reflect a reduction in the Back Bay Office Mortgage Rate of the Back Bay Office Whole Loan but will not be permitted to change the order of the clauses described above under “—Application of Payments.” Notwithstanding the foregoing, if any workout, modification or amendment of the Back Bay Office Whole Loan extends the original maturity date of the Back Bay Office Whole Loan, for purposes of this paragraph, the balloon payment will be deemed not to be due on the original maturity date of the Back Bay Office Whole Loan but will be deemed due on the extended maturity date of the Back Bay Office Whole Loan.

Consultation and Control

The Back Bay Office Special Servicer may not take, or consent to the Back Bay Office Master Servicer’s taking, any of the actions constituting a Back Bay Office Major Decision as to which (x) if the holder of Back Bay Office Note designated Note B-1 or the holder of the Back Bay Office Note designated Note A-4-1 is the Back Bay Office Controlling Noteholder, such Back Bay Office Controlling Noteholder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the related major decision reporting package from the Back Bay Office Special Servicer (provided that if such written objection has not been received by the Back Bay Office Special Servicer within such 10 business day period or 20 day period, the Back Bay Office Controlling Noteholder will be deemed to have consented to such Back Bay Office Major Decision), (y) if such Back Bay Office Major Decision also constitutes a Back Bay Office Extraordinary Major Decision (other than when the holder of Note A-4-1 is the Back Bay Office Controlling Noteholder), has not been consented to or approved (or been deemed to have consented to or approved) by the Required Decision-Eligible Senior Noteholders as described under “—Back Bay Office Extraordinary Major Decisions” below or (z) that, if such Back Bay Office Major Decision also constitutes a Back Bay Office Majority Decision (other than when the holder of Note B-1 or the holder of Note A-4-1 is the Back Bay Office Controlling Noteholder), has not been consented to or approved (or been deemed to have consented to or approved) by the Required Decision-Eligible Senior Noteholders as described under “—Back Bay Office Majority Decisions” below.

Furthermore, the Back Bay Office Controlling Noteholder may direct the Back Bay Office Special Servicer to take, or to refrain from taking, such other actions with respect to the Back Bay Office Whole Loan as such party may reasonably deem advisable or as to which provision is otherwise made herein or in the Back Bay Office Servicing Agreement (but this shall not be construed to limit the rights of other Back Bay Office Noteholders under the provisions of the Back Bay Office Co-Lender Agreement described under “—Back Bay Office Extraordinary Major Decisions” below or “—Back Bay Office Majority Decisions” below).

In addition, prior to taking, or consenting to Back Bay Office Lead Master Servicer’s taking of, any Back Bay Office Major Decision, the Back Bay Office Special Servicer will be required to consult (on a non-binding basis) with all applicable Back Bay Office Consulting Parties in connection with such Back Bay Office Major Decision with respect to the Back Bay Office Whole Loan and consider alternative actions recommended by such Back Bay Office Consulting Parties; provided that each such consultation is not binding on the Back Bay Office Special Servicer. However, no person or entity who constitutes a Back Bay Office Decision-Eligible Note A Holder with respect to a Back Bay Office Extraordinary Major Decision under the provisions described under “—Back Bay Office Extraordinary Major Decisions” below, or a Back Bay Office Majority Decision under the provisions described under “—Back Bay Office Majority Decisions” below, will also be entitled to non-binding consultation with the Back Bay Office Special Servicer with respect to such Back Bay Office

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Extraordinary Major Decision or such Back Bay Office Majority Decision, as the case may be, notwithstanding that such Person may otherwise then constitute a Consulting Party. The period when the Back Bay Office Special Servicer engages in non-binding consultation with any Back Bay Office Consulting Party need not extend past 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after such Back Bay Office Consulting Party’s receipt of the related major decision reporting package from the Back Bay Office Special Servicer.

Notwithstanding any provision to the contrary, if the Back Bay Office Special Servicer or Back Bay Office Master Servicer (if it is otherwise authorized to take such action), as applicable, determines that immediate action, with respect to a Back Bay Office Major Decision, or any matter requiring the consent of, or consultation with, the Back Bay Office Controlling Noteholder, the Decision-Eligible Senior Noteholders or the applicable Back Bay Office Consulting Parties, is necessary to protect the interests of the Back Bay Office Noteholders (as a collective whole as if the Back Bay Office Noteholders constituted a single lender (and taking into account the subordinate nature of the Back Bay Office Junior Notes)), the Back Bay Office Special Servicer or Back Bay Office Master Servicer, as applicable, may take any such action without waiting for the responses of the Back Bay Office Controlling Noteholder, the Decision-Eligible Senior Noteholders or any Back Bay Office Consulting Party (or, in the case of the Back Bay Office Master Servicer, the response of the Back Bay Office Special Servicer).

No direction, objection, advice or consultation on the part of the Back Bay Office Controlling Noteholder, any applicable Decision-Eligible Senior Noteholder(s) or any applicable Back Bay Office Consulting Party may require or cause the Back Bay Office Master Servicer or the Back Bay Office Special Servicer to violate the terms of the Back Bay Office Whole Loan, any provision of any related mortgage loan documents, any mezzanine intercreditor agreement (if any mezzanine debt exists), applicable law, the Back Bay Office Co-Lender Agreement or the REMIC provisions, including without limitation each of the Back Bay Office Master Servicer’s and the Back Bay Office Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose any Back Bay Office Noteholder or any party to the Back Bay Office Co-Lender Agreement or the Back Bay Office Servicing Agreement or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, or cause any REMIC that holds any interest in a Back Bay Office Note to fail to qualify as a REMIC or any grantor trust that holds an interest in a Back Bay Office Note to fail to qualify as a grantor trust for federal income tax purposes, or result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions, or materially expand the scope of the Back Bay Office Master Servicer’s or the Back Bay Office Special Servicer’s responsibilities under the Back Bay Office Co-Lender Agreement or the Back Bay Office Servicing Agreement.

None of the Back Bay Office Controlling Noteholder or the Back Bay Office Consulting Parties will have any liability to any other Back Bay Office Note holder, or any person who owns an interest in any such other promissory notes, for any action taken, or for refraining from the taking of any action, pursuant to the Back Bay Office Co-Lender Agreement or the Back Bay Office Servicing Agreement, or for error in judgment. No Back Bay Office Decision-Eligible Note A Holder shall be under any liability to any other Back Bay Office Note holder (including other Back Bay Office Decision-Eligible Note A Holders), or any other person, for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Back Bay Office Co-Lender Agreement or the Back Bay Office Servicing Agreement, or for errors in judgment.

Notwithstanding any provision to the contrary, in no event will the ownership or holding of an interest in a Back Bay Office Senior Note (whether legally, beneficially or otherwise, including as a holder or owner of a participation interest in such note or as a beneficial

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owner of any securities collateralized by such note) by a Back Bay Office Junior Noteholder (or any affiliate thereof) limit the status of the holder of Note B-1 as the Back Bay Office Controlling Noteholder or the rights of the holder of Note B-1 or its noteholder representative, at any time when no Back Bay Office Control Appraisal Period is in effect and the holder of Note B-1 is not a borrower party, nor limit, at any time, the rights of the Back Bay Office Junior Noteholders in such capacity.

“Back Bay Office Control Appraisal Period” means any period with respect to the Back Bay Office Whole Loan, if and for so long as:

(a)	(1) the aggregate initial principal balance of Note B-1 and Note B-2, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Back Bay Office Junior Notes after the date of their creation, (y) any Appraisal Reduction Amount then applicable to the Back Bay Office Whole Loan and (z) any losses realized with respect to the Mortgaged Property or the Back Bay Office Whole Loan that are allocated to the Back Bay Office Junior Notes, is less than
(b)	25% of the remainder of (i) the aggregate initial principal balance of Note B-1 and Note B-2 less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Back Bay Office Junior Notes after the date of their creation;

provided, that a Back Bay Office Control Appraisal Period will not be in effect at any time when a Back Bay Office Threshold Event Cure is in effect.

No Appraisal Reduction Amount based on an “assumed appraised value” or “automatic appraisal reduction amount” that may otherwise apply under the servicing agreement that constitutes the Back Bay Office Servicing Agreement will have force or effect for purposes of determining the Back Bay Office Controlling Noteholder or whether a Back Bay Office Control Appraisal Period is in effect.

“Back Bay Office Controlling Noteholder” means, as of any date of determination, (i) the holder of Note B-1, provided that (a) no Back Bay Office Control Appraisal Period has occurred and is continuing and (b) the holder of Note B-1 is not a borrower party and a borrower party would not otherwise be entitled to exercise the rights of the Back Bay Office Controlling Noteholder in respect of Note B-1; (ii) the holder of Note A-1 if (a) the holder of Note B-1 is not then the Back Bay Office Controlling Noteholder and (b) the holder of Note A-1 is then a Control-Eligible Senior Noteholder; (iii) the holder of Note A-2 if (a) neither the holder of Note B-1 nor the holder of Note A-1 is then the Back Bay Office Controlling Noteholder and (b) the holder of Note A-2 is then a Control-Eligible Senior Noteholder; or (iv) if none of the holder of Note B-1, the holder of Note A-1 or the holder of Note A-2 is then the Back Bay Office Controlling Noteholder, the holder of Note A-4-1 (subject to the terms of the Back Bay Office Servicing Agreement). No Appraisal Reduction Amount based on an “assumed appraised value” or “automatic appraisal reduction amount” that may otherwise apply under the servicing agreement that constitutes the Back Bay Office Servicing Agreement will have force or effect for purposes of determining the Back Bay Office Controlling Noteholder or whether a Back Bay Office Control Appraisal Period is in effect.

“Back Bay Office Consulting Parties”: As of any date of determination, all of the following persons: (i) the Note A-1 holder if it is a Decision-Eligible Senior Noteholder and is not then the Back Bay Office Controlling Noteholder; (ii) the Note A-2 holder if it is a Decision-Eligible Senior Noteholder and is not then the Back Bay Office Controlling Noteholder; (iii) the Note A-3 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set

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forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (iv) the Note A-4-1 holder if it is not then the Back Bay Office Controlling Noteholder and is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (v) the Note A-4-2 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (vi) the Note A-4-3 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (vii) the Note A-5 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (viii) the Note A-6 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (ix) the Note A-7-A holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (x) the Note A-7-B holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (xi) the Note A-8-1 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (xii) the Note A-8-2 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (xiii) the Note A-8-3 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof;and (xiv) each of the one or more other persons as may be designated in the Back Bay Office Servicing Agreement.

“Back Bay Office Major Decision” means:

(i)	any forbearance with respect to the Back Bay Office Whole Loan or any proposed or actual foreclosure upon or comparable conversion (which may include any sale by power of sale or any acceptance of a deed in lieu of foreclosure or any acquisition of an REO Property) of the ownership of properties securing the Back Bay Office Whole Loan if it comes into and continues in default;
(ii)	any modification, consent to a modification or waiver of any monetary term (including, without limitation, penalty charges) or material non-monetary term (including, without limitation, a modification with respect to the timing of any monthly payment(s) and acceptance of discounted payoffs) of the Back Bay Office Whole Loan or any extension of the maturity date of the Back Bay Office Whole Loan;
(iii)	any direct sale or indirect sale (such as but not limited to the sale of limited liability company interests in an entity that is the direct owner) of all or any material portion of any REO Property;
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(iv)	any determination to bring any REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO Property, give any lender consent under the mortgage loan documents to the borrower with respect to environmental matters or any approval of the borrower’s determination to bring the Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property, in each case, to the extent the lender is required to consent to, or approve, any such requirement from the borrower or the determination by the borrower under the mortgage loan documents;
(v)	any release of collateral or any acceptance of substitute or additional collateral for the Back Bay Office Whole Loan, or any consent to either of the foregoing, unless such action is otherwise required pursuant to the specific terms of the Back Bay Office Whole Loan and there is no lender discretion;
(vi)	any waiver of or decision to not enforce a “due on sale” or “due on encumbrance” clause under the mortgage loan documents or, if lender consent is required, any consent to a transfer of the Mortgaged Property or of direct or indirect interests in the borrower (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected pursuant to the terms of the mortgage loan documents without the consent of the lender and for which there is otherwise no lender discretion;
(vii)	any approval of property management company changes (including modifications, waivers or amendments to any management agreement or entering into or terminating a management agreement), in each case to the extent the lender is required to consent to, or approve, such changes under the mortgage loan documents;
(viii)	releases of any holdback amounts, escrow accounts, reserve accounts or letters of credit held as performance or “earn out” holdbacks, escrows or reserves, other than those required pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion (for the avoidance of doubt the determination of whether conditions precedent to a borrower’s right to obtain a release have been satisfied will be a matter of lender discretion);
(ix)	(a) any acceptance of an assumption agreement, any consent to a transfer of interests in the guarantor or the borrower that is not permitted under the mortgage loan documents, any other agreement permitting transfers of interests in a borrower or guarantor other than in accordance with the mortgage loan documents, releasing a borrower or guarantor from liability under the Back Bay Office Whole Loan, the mortgage loan documents or any guaranty other than pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion, and (b) any amendment or modification to the definition of “Permitted Transfer” (or analogous term in the mortgage loan documents) or other provisions in the mortgage loan agreement with respect to change of control or ownership of the Mortgaged Property, the borrower or the guarantor;
(x)	any acceleration of the Back Bay Office Whole Loan or the exercise of any other remedy following a default or an event of default with respect to the Back Bay Office Whole Loan or any guaranty (including any delivery of a notice of default), any initiation of judicial, bankruptcy or similar proceedings under the mortgage loan documents, with respect to any guarantor, the borrower or the Mortgaged Property;
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(xi)	the determination of the Back Bay Office Special Servicer pursuant to the definition of “Specially Serviced Loan” that a default (other than a payment default or Acceptable Insurance Default) exists or that an imminent event of default exists;
(xii)	any determination of an Acceptable Insurance Default; any proposed modification or waiver of any material provisions in the mortgage loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower; any approval of any casualty, insurance settlements or condemnation settlements, and, to the extent the lender is required to consent to, or approve, any such determination under the mortgage loan documents, any determination to apply casualty proceeds or condemnation awards to the reduction of debt rather than to the restoration of the Mortgaged Property;
(xiii)	approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;
(xiv)	any modification, waiver, amendment, renewal or termination of any “major lease” (as defined in the mortgage loan agreement) to the extent lender consent or approval is required under the mortgage loan documents, or entering into any subordination, non-disturbance and attornment agreement;
(xv)	any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, other than such debt that is permitted pursuant to the specific terms of the Back Bay Office Whole Loan and for which there is no lender discretion (for the avoidance of doubt, the determination of whether conditions precedent to the right to incur additional debt or additional mezzanine debt are satisfied will be a matter of lender discretion);
(xvi)	any approval of or consent to a grant of an easement or right of way that materially affects the use or value of the Mortgaged Property or the borrower’s ability to make payments with respect to such Specially Serviced Loan;
(xvii)	agreeing to any modification, waiver, consent or amendment of the Back Bay Office Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral) that would permit the defeasance of the Back Bay Office Whole Loan, (b) a modification of the type of defeasance collateral required under the mortgage loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the mortgage loan documents do not otherwise permit such principal prepayment;
(xviii)	any extension, modification, waiver, consent or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder (or holder of preferred equity that is substantially equivalent to the permitted mezzanine debt), or any action to enforce rights (or decision not to enforce rights), or any material modification, waiver, consent or amendment of such agreement, or any consent, approval waiver or determination by the senior lender under any such agreement and/or the exercise of rights and powers granted to the senior lender under any such agreement;
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(xix)	the approval of any annual budget or material alteration for the Mortgaged Property, to the extent the lender has a right of consent or approval with respect to such budget or alteration under the mortgage loan documents;
(xx)	any filing of a bankruptcy or similar action against the borrower or guarantor or the election of any action in a bankruptcy or insolvency proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing or voting for or opposing a plan of reorganization, seeking or opposing an order for adequate protection, adequate assurance, a Section 363 sale, order shortening time or similar motion of procedure in an insolvency proceeding or making an Section 1111(b)(2) election on behalf of the Back Bay Office Noteholders;
(xxi)	any material modification, waiver or amendment of any guaranty, environmental indemnity or environmental insurance policy related to the mortgage loan documents, in each case, to the extent lender has the right to consent to or approve such guaranty, indemnity or policy under the mortgage loan documents;
(xxii)	any approval of any operating and business plans proposed by the Back Bay Office Special Servicer for REO Property; and
(xxiii)	any calculation of debt yield or determination of whether a “low debt yield” period under the mortgage loan agreement is in effect when required for any purpose under the mortgage loan documents.

“Required Decision-Eligible Senior Noteholders” means (i) with respect to any Back Bay Office Major Decision that also constitutes a Back Bay Office Extraordinary Major Decision, one or more Decision-Eligible Senior Noteholders whose Back Bay Office Senior Notes collectively evidence not less than 66-2/3% of the aggregate initial principal balance of the Back Bay Office Senior Notes of all Decision-Eligible Senior Noteholders and (ii) with respect to any Back Bay Office Major Decision that also constitutes a Back Bay Office Majority Decision when the initial Note A-1 holder or the initial Note A-2 holder is the Back Bay Office Controlling Noteholder, one or more Decision-Eligible Senior Noteholders whose Back Bay Office Senior Notes collectively evidence a majority of the aggregate initial principal balance of the Back Bay Office Senior Notes of all Decision-Eligible Senior Noteholders.

“Decision-Eligible Senior Noteholder” means, as of any date of determination, any of (i) the holder of Note A-1, if such holder is not then delinquent in a paying a reimbursement amount requested under the Back Bay Office Co-Lender Agreement and is not then a Restricted Senior Noteholder and no borrower party, nor any Back Bay Office Junior Noteholder or any affiliate thereof, would then otherwise be entitled to exercise any appointment, consent, approval or consultation rights of the holder of Note A-1; (ii) the holder of Note A-2, if such holder is not then delinquent in paying a reimbursement amount requested under the Back Bay Office Co-Lender Agreement and is not then a Restricted Senior Noteholder and no borrower party, nor any Back Bay Office Junior Noteholder or any affiliate thereof, would then otherwise be entitled to exercise any appointment, consent, approval or consultation rights of the holder of Note A-2; and (iii) at any time when the holder of Note B-1 is not the Back Bay Office Controlling Noteholder, the holders of Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2 and Note A-8-3 if its Note is not then held in a securitization, such holder is not then a Restricted Senior Noteholder and no borrower party would then otherwise be entitled to exercise any appointment, consent, approval or consultation rights of such holder; provided, that there will be no Decision-Eligible Senior Noteholders at any time when neither the initial Note A-1 holder nor the initial Note A-2 holder is a Control-Eligible Senior Noteholder.

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“Restricted Senior Noteholder” mean any Back Bay Office Senior Noteholder that is either (i) a borrower party or an interest in whose note is owned (whether legally, beneficially or otherwise, including as a holder or owner of a participation interest in such note or as a beneficial owner of any securities collateralized by such note) by a borrower party or (ii) a Back Bay Office Junior Noteholder (or any affiliate thereof) or an interest in whose Back Bay Office Senior Note is owned (whether legally, beneficially or otherwise, including as a holder or owner of a participation interest in such note or as a beneficial owner of any securities collateralized by such note) by a Back Bay Office Junior Noteholder (or any affiliate thereof).

“Control-Eligible Senior Noteholder” means, as of any date of determination, any one or more of (i) the initial Note A-1 holder unless either (x) such holder and its affiliates, collectively, have ceased to own interests in Note A-1 and/or Note A-2 representing an aggregate initial principal balance of Note A-1 and/or Note A-2 of at least $50,000,000 or (y) it is then a Restricted Senior Noteholder; and (ii) the initial Note A-2 holder unless either (x) such holder and its affiliates, collectively, have ceased to own interests in Note A-1 and/or Note A-2 representing an aggregate initial principal balance of Note A-1 and/or Note A-2 of at least $50,000,000 or (y) it is then a Restricted Senior Noteholder.

Back Bay Office Extraordinary Major Decisions

The Back Bay Office Special Servicer may not approve or enter into a Back Bay Office Major Decision that also constitutes a Back Bay Office Extraordinary Major Decision without the approval of the Required Decision-Eligible Senior Noteholders (in addition to the satisfaction of the other requirements described above, including the approval or deemed approval of a Major Decision by the holder Back Bay Office Note designated Note B-1 if such holder is then the Back Bay Office Controlling Noteholder) and, for such purpose, a failure by a Decision-Eligible Senior Noteholder to notify the Back Bay Office Special Servicer of an approval of or objection to such Back Bay Office Extraordinary Major Decision in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after its receipt of the related major decision reporting package from the Back Bay Office Special Servicer will be deemed to constitute its approval of such Back Bay Office Extraordinary Major Decision. Notwithstanding the deemed approval provisions described above, following the delivery of the related major decision reporting package as described, the Back Bay Office Special Servicer must deliver a second notice of the Back Bay Office Extraordinary Major Decision to each Back Bay Office Decision-Eligible Note A Holder at least three business days and not more than five business days following the delivery of the first notice of such Back Bay Office Extraordinary Major Decision. If the second notice with respect to the relevant Back Bay Office Extraordinary Major Decision is not delivered within five business days following the delivery of the first notice, then a deemed approval shall not arise with respect to such Back Bay Office Extraordinary Major Decision earlier than five business days following the delivery of the second notice.

The rights of the Required Decision-Eligible Senior Noteholders described in the preceding paragraph with respect to a Back Bay Office Extraordinary Majority Decision will not apply when the holder of the Back Bay Office Senior Note designated Note A-4-1 is the Back Bay Office Controlling Noteholder. In such circumstances, a Major Decision (whether or not it constitutes a Back Bay Office Extraordinary Major Decision) will generally require the approval or deemed approval of the “directing certificateholder” in (so long as no “control termination event” exists under) the securitization of the Back Bay Office Senior Note designated Note A-4-1 (or, if such Back Bay Office Senior Note has not been securitized, Deutsche Bank AG, New York Branch).

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“Back Bay Office Extraordinary Major Decision” means any one or more of the following:

(i)	any extension of the term of the Back Bay Office Whole Loan (a) pursuant to a written agreement to be executed and delivered prior to the scheduled maturity date of the Back Bay Office Whole Loan, or (b) pursuant to a written agreement to be executed and delivered on or after the scheduled maturity date of the Back Bay Office Whole Loan, if the extension described in this clause (b) does not satisfy all of the following requirements: (1) the new maturity date provided in the extension documentation does not extend beyond the date that is 18 months after the original stated maturity date, (2) each of the Back Bay Office Senior Noteholders shall receive partial prepayment of the Back Bay Office Senior Notes of not less than 7.5% of the then current principal balance of the Back Bay Office Senior Notes), and (3) the interest rates for each of the Back Bay Office Senior Notes shall be increased to the greater of (x) the initial Back Bay Office Senior Note Rate set forth in the initial mortgage loan documents plus 200 basis points or (y) the “on the run” 5 year treasury note plus 300 basis points;
(ii)	any single forbearance agreement other than a forbearance agreement which (a) relates solely to an event of default as a result of the failure to timely repay the loan at the maturity date and (b) requires the lender to forbear from exercising remedies for a period not to exceed 4 months;
(iii)	any deferral of a monthly debt service payment (other than in connection with a forbearance permitted under the preceding clause (ii)) that impacts the Back Bay Office Senior Notes;
(iv)	any forgiveness of any of the principal balance of any Back Bay Office Senior Note;
(v)	any waiver or modification of a monthly debt service payment at the non-default interest rate (and for avoidance of doubt, subject to clauses (iii) and (iv) above, waivers, modifications and deferrals of any other monetary obligations do not constitute Back Bay Office Extraordinary Major Decisions);
(vi)	any direct or indirect sale (including through a sale of equity interests in the owner of REO Property) of all or substantially all of any REO Property, for a price that is less than the Defaulted Back Bay Office Senior Note Purchase Price;
(vii)	any release of any material collateral for the Back Bay Office Whole Loan (including in connection with any substitution of collateral), unless required pursuant to the terms of the Back Bay Office Whole Loan and there is no lender consent required;
(viii)	any consent to a transfer of the Mortgaged Property or of direct or indirect interests in the borrower or the guarantor or to a change in the control of the borrower or guarantor, in each case other than (a) any such transfer or change in control that may be effected pursuant to the terms of the mortgage loan documents without the consent of lender, and (b) any such transfer or change in control that is effected in connection with any pursuit of remedies, a deed in lieu of foreclosure, or a foreclosure;
(ix)	any determination of an Acceptable Insurance Default, or any proposed modification or waiver of any material provisions in the mortgage loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower (unless the modification is to increase the amount or scope of coverage);
(x)	any approval of any property insurance settlement or condemnation settlement, in each case unless either (a) such approval is required pursuant to the terms of the mortgage loan documents and there is no lender discretion involved or (ii) under
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the terms of the mortgage loan documents the borrower is permitted to enter into such settlement without the approval of lender;

(xi)	any determination by lender to apply property insurance proceeds or condemnation awards to the reduction of debt rather than to the restoration of the Mortgaged Property, to the extent the lender has a right under the mortgage loan documents to consent to or make such determination;
(xii)	any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, other than (a) any such debt that is permitted pursuant to the terms of the mortgage loan documents and for which there is no lender consent required or (b) any such debt the net proceeds of which will be used to pay down the Back Bay Office Whole Loan and/or to support the cash needs of the Mortgaged Property; and
(xiii)	any filing of a bankruptcy or similar insolvency action against the borrower or the guarantor.

Back Bay Office Majority Decisions

If the holder of the Back Bay Office Senior Note designated Note A-1, or the holder of the Back Bay Office Senior Note designated Note A-2, is a Control-Eligible Senior Noteholder and constitutes the Back Bay Office Controlling Noteholder, then the Back Bay Office Special Servicer may not approve or enter into a Back Bay Office Major Decision that also constitutes a Back Bay Office Majority Decision without the approval of the Required Decision-Eligible Senior Noteholders and, for such purpose, a failure by a Decision-Eligible Senior Noteholder to notify the Back Bay Office Special Servicer of an approval of or objection to such Back Bay Office Majority Decision in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after its receipt of the related major decision reporting package from the Back Bay Office Special Servicer will be deemed to constitute its approval of such Back Bay Office Majority Decision. Notwithstanding the deemed approval provisions described above, following the delivery of the related major decision reporting package as described, the Back Bay Office Special Servicer must deliver a second notice of the Back Bay Office Majority Decision to each Back Bay Office Decision-Eligible Note A Holder at least three business days and not more than five business days following the delivery of the first notice of the Back Bay Office Majority Decision. If the second notice with respect to the relevant Back Bay Office Majority Decision is not delivered within five business days following the delivery of the first notice, then a deemed approval shall not arise with respect to such Back Bay Office Majority Decision earlier than five business days following the delivery of the second notice.

The rights of the Required Decision-Eligible Senior Noteholders described in the preceding paragraph with respect to a Back Bay Office Majority Decision will not apply when either (i) the holder of the Back Bay Office Junior Note designated Note B-1 is the Back Bay Office Controlling Noteholder or (ii) the holder of the Back Bay Office Senior Note designated Note A-4-1 is the Back Bay Office Controlling Noteholder. In either case, a Major Decision (whether or not it constitutes a Back Bay Office Majority Decision) will nonetheless require the approval or deemed approval of the holder of the Back Bay Office Junior Note designated Note B-1 or the holder of the Back Bay Office Junior Note designated Note A-4-1, as the case may be, as described in the first paragraph of this “—Consultation and Control” subsection.

“Back Bay Office Majority Decision” means each Back Bay Office Major Decision that does not also constitute a Back Bay Office Extraordinary Major Decision.

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Collateral Posting Rights.

The Note B-1 holder will be entitled to avoid a Back Bay Office Control Appraisal Period caused by application of an Appraisal Reduction Amount by posting cash collateral or an unconditional and irrevocable standby letter of credit (such collateral, “Back Bay Office Threshold Event Collateral”), in either case with the Back Bay Office Trustee as the beneficiary and in a form that is acceptable to the Back Bay Office Master Servicer or Back Bay Office Special Servicer, as applicable, held by or on behalf of the Back Bay Office Master Servicer (or other party designated under the Back Bay Office Servicing Agreement), within 30 days after the receipt of the relevant appraisal and notice of the Back Bay Office Special Servicer’s calculation of the Appraisal Reduction Amount. Back Bay Office Threshold Event Collateral is required to be returned if and to the extent that the Back Bay Office Control Appraisal Period would not be in effect without regard to such posted collateral.

Appraisals, Appraisal Reduction Events and Appraisal Rights

Promptly upon knowledge of the occurrence of an Appraisal Reduction Event (or a longer period so long as the Back Bay Office Special Servicer is (as certified thereby to the Back Bay Office Trustee in writing) diligently and in good faith proceeding to obtain such), if an appraisal has not been obtained within the immediately preceding 9 months (or if the Back Bay Office Special Servicer has determined in accordance with the Servicing Standard such appraisal to be materially inaccurate), the Back Bay Office Special Servicer will be required to use reasonable efforts to obtain an appraisal, the costs of which shall be paid by the Back Bay Office Special Servicer as a property advance (or as an expense of the lead securitization trust and paid out of the collection account for the lead securitization trust if such property advance would be a nonrecoverable advance).

On the first determination date under the Back Bay Office Servicing Agreement that is at least 5 business days following the receipt of such appraisal, the Back Bay Office Special Servicer will be required to calculate or adjust, as applicable, the Appraisal Reduction Amount to take into account such appraisal and such information, if any, reasonably requested from the Back Bay Office Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount.

If an Appraisal Reduction Event has occurred (unless the Back Bay Office Whole Loan has become a Corrected Loan and has remained current for three consecutive monthly payments, and with respect to which no other Appraisal Reduction Event has occurred during the preceding three months), the Back Bay Office Special Servicer will be required, within 30 days of each anniversary of such Appraisal Reduction Event, to order an appraisal (which may be an update of the prior appraisal) (the cost of which will be covered by, and reimbursable as, a property advance by the Back Bay Office Master Servicer or as an expense of the lead securitization trust fund and paid by the Back Bay Office Master Servicer out of the collection account for the lead securitization trust if such property advance would be a nonrecoverable advance), provided, no new or updated appraisal will be required if the Back Bay Office Whole Loan or REO Property is under contract to be sold within 90 days of such Appraisal Reduction Event or anniversary thereof and the Back Bay Office Special Servicer reasonably believes such sale is likely to close. Based upon such appraisal or letter updates thereto, the Back Bay Office Special Servicer will be required to determine and report to the Back Bay Office Master Servicer and the Back Bay Office Certificate Administrator the Appraisal Reduction Amount, if any, with respect to the Back Bay Office Whole Loan, and each of those parties shall be entitled to rely conclusively on such determination by the Back Bay Office Special Servicer.

If a Back Bay Office Control Appraisal Period is in effect as a result of an Appraisal Reduction Amount, the Note B-1 holder will have the right, at its sole expense, to require the Back Bay Office Special Servicer to order a second appraisal of the Mortgaged Property

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(setting forth an appraised value). The Back Bay Office Special Servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of such holder’s written request. Upon receipt of such second appraisal, the Back Bay Office Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction Amount is warranted and, if so warranted, the Back Bay Office Special Servicer will be required to recalculate such Appraisal Reduction Amount, based upon such second appraisal and receipt of information reasonably requested by the Back Bay Office Special Servicer from the Back Bay Office Master Servicer and reasonably required to calculate or recalculate the Appraisal Reduction Amount. If required by any such recalculation, the Note B-1 holder will be reinstated as the Back Bay Office Controlling Noteholder.

In addition, if a Back Bay Office Control Appraisal Period is in effect, the Note B-1 holder will have the right, at its sole expense, to require the Back Bay Office Special Servicer to order an additional appraisal of the Mortgaged Property (setting forth an appraised value) if an event has occurred at or with regard to the related Mortgaged Property that would have a material effect on its appraised value. In such event, the Back Bay Office Special Servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of such holder’s written request; provided that the Back Bay Office Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the Mortgaged Property have occurred that would have a material effect on the appraised value of the Mortgaged Property. Upon receipt of any such additional appraisal, the Back Bay Office Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the applicable Appraisal Reduction Amount is warranted and, if so warranted, the Back Bay Office Special Servicer will be required to recalculate such Appraisal Reduction Amount, based upon such additional appraisal and receipt of information reasonably requested by the Back Bay Office Special Servicer from the Back Bay Office Master Servicer and reasonably required to calculate or recalculate the Appraisal Reduction Amount. If required by any such recalculation, the Note B-1 holder will be reinstated as the Back Bay Office Controlling Noteholder. The right of the Note B-1 holder to require the Back Bay Office Special Servicer to order an additional appraisal as described in this paragraph is limited to no more frequently than once in any 9-month period.

The Note B-1 holder, if requesting a second or additional appraisal, may not exercise any direction, control, consent and/or similar rights of the Back Bay Office Controlling Noteholder until such time, if any, as the Note B-1 holder is reinstated as the Back Bay Office Controlling Noteholder and no Back Bay Office Control Appraisal Period exists, and the rights of the Back Bay Office Controlling Noteholder will be exercised by the person that then constitutes the Back Bay Office Controlling Noteholder in accordance with the definition of “Back Bay Office Controlling Noteholder.”

Appraisals that are permitted to be obtained by the Back Bay Office Special Servicer at the request of the Note B-1 holder as described above will be in addition to any appraisals or updated appraisals that the Back Bay Office Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Back Bay Office Co-Lender Agreement without regard to any appraisal requests made by the Note B-1 holder.

With respect to the Back Bay Office Mortgaged Property or related REO Property, any appraisal must (i) be conducted by an appraiser in accordance with the standards of the Appraisal Institute and certified by such appraiser as having been prepared in accordance with the requirements of the Standards of Professional Practice of the Appraisal Institute with an “MAI” designation and the Uniform Standards of Professional Appraisal Practice of

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the Appraisal Foundation, as well as the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended and (ii) state the “as-is” “market value” of such Mortgaged Property or REO Property as defined in 12 C.F.R. § 225.62.1 based upon the current physical condition, use and zoning of such Mortgaged Property or REO Property as of the date of the appraisal; provided, that after an initial appraisal has been obtained pursuant to the terms of the Back Bay Office Co-Lender Agreement, an update of such initial appraisal shall be considered an “appraisal.” The appraiser rendering such an must be an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years’ experience in the related property type and market.

Special Servicer Appointment Rights

The Back Bay Office Controlling Noteholder may remove the existing special servicer for the Back Bay Office Whole Loan, with or without cause, and appoint a successor to the special servicer that satisfies the requirements, including certain ratings requirements, and makes the representations, warranties and covenants, set forth in the Back Bay Office Servicing Agreement. Notwithstanding anything to the contrary described herein, if the Note A-1 holder or Note A-2 holder is the Back Bay Office Controlling Noteholder, then the Note A-1 holder or Note-A-2 holder, as the case may be, may not exercise its right to cause a replacement of the Back Bay Office Special Servicer unless it has obtained the written approval of one or more other Decision-Eligible Senior Noteholders and the aggregate initial principal balance of the Back Bay Office Senior Notes of the Note A-1 holder or Note-A-2 holder, as the case may be, and such other approving Decision-Eligible Senior Noteholder(s) represents more than 50% of the aggregate initial principal balance of the Back Bay Office Senior Notes of all Decision-Eligible Senior Noteholders in the aggregate.

Cure Rights of the Back Bay Office Junior Noteholders

Prior to a Back Bay Office Control Appraisal Period, the Back Bay Office Junior Noteholders have the right to cure monetary events of default (within 15 business days of the later to occur of the expiration of the borrower’s cure period, if any, and receipt of notice thereof) or non-monetary events of default (by the later of (x) the date that is 60 days after the expiration of the borrower’s cure period, if any, and (y) the date that is 30 days after receipt of notice thereof, but in both cases subject to an extension of up to 120 days in certain circumstances) with respect to the Back Bay Office Whole Loan. If both Back Bay Office Junior Noteholders exercise such right with respect to a monetary event of default, such noteholders collectively, on a pro rata basis, will have that right.

No more than 6 monetary events of default may be cured over the life of the Back Bay Office Whole Loan, no more than 4 of which may be consecutive. In addition, no more than 6 non-monetary events of default may be cured over the life of the Back Bay Office Whole Loan. So long as the Back Bay Office Junior Noteholders are exercising a cure right and the cure period has not expired, the Back Bay Office Master Servicer, the Back Bay Office Special Servicer and the Back Bay Office Trustee will not be permitted to treat such event of default as such for purposes of (i) accelerating the Back Bay Office Whole Loan, (ii) modifying, amending or waiving any provisions of the related mortgage loan documents, (iii) commencing foreclosure proceedings, (iv) transferring the Back Bay Office Whole Loan to special servicing or (v) the payment priorities described above under “Application of Payments.”

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Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes

At any time that the Back Bay Office Whole Loan becomes and remains a specially serviced loan, upon written notice, the Back Bay Office Junior Noteholders have the right to purchase the Back Bay Office Senior Notes at the Defaulted Back Bay Office Senior Note Purchase Price. If both Back Bay Office Junior Noteholders exercise such right, such noteholders collectively will be required to purchase the Back Bay Office Senior Notes on a pro rata basis. If the purchase option is exercised, the Back Bay Office Junior Noteholders that exercise the option generally must close on the purchase on a date not less than 10 days and not more than 60 days after the date of the notice of exercise. However, the closing date may be extended by an additional 30 days if the Back Bay Office Junior Noteholders that exercise the option deposit with the applicable servicer (which, for this purpose, will be the Back Bay Office Master Servicer under the Pooling and Servicing Agreement for as long as it constitutes the Back Bay Office Servicing Agreement) a non-refundable deposit equal to 5% of the purchase price prior to the original closing date. Such purchase option will terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property. Notwithstanding the foregoing, if the Back Bay Office Special Servicer intends to enter into a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property, the Back Bay Office Junior Noteholders will have 15 business days from the date of notice thereof to exercise their purchase option, in which case the Back Bay Office Junior Noteholders that exercise such option will be obligated to purchase the Mortgaged Property or REO Property within such 15 business day period at the Defaulted Back Bay Office Senior Note Purchase Price.

Sale of the Back Bay Office Defaulted Securitized A Loan

If the Back Bay Office Notes are collectively a defaulted loan under the Back Bay Office Servicing Agreement, and if the Back Bay Office Special Servicer decides to sell the Back Bay Office Senior Notes that are then included in a securitization trust (such notes, collectively, the “Back Bay Office Defaulted Securitized A Loan”), then the Back Bay Office Special Servicer may sell Back Bay Office Defaulted Securitized A Loan in accordance with procedures substantially similar to those described under “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus. The Back Bay Special Servicer will not have authority to sell the Back Bay Office Senior Notes that are not held by a securitization trust (which unsecuritized Back Bay Office Senior Notes will at all times include the Back Bay Office Senior Notes designated Note A-1 and Note A-2) or any Back Bay Office Junior Note. The Back Bay Office Special Servicer’s determination of whether to sell the Back Bay Office Defaulted Securitized A Loan must consider the interests of the holders of the notes comprising the Back Bay Office Defaulted Securitized A Loan (as a collective whole). In addition, the Back Bay Office Special Servicer generally may not sell the Defaulted Securitized A Loan for a below-par price unless the directing certificateholder under the Back Bay Servicing Agreement has approved such sale (but a failure by it to respond to the Back Bay Special Servicer within 10 business days following delivery by the Back Bay Office Special Servicer of a decision reporting package shall be deemed to constitute such approval). The proceeds of a sale of the Back Bay Office Defaulted Securitized A Loan must be applied first, to pay or reimburse the Back Bay Special Servicer, the Back Bay Trustee or any other party to the Back Bay Servicing Agreement for the costs, fees and expenses incurred in connection with the offer and sale (including to reimburse any servicing advance made to pay the cost of appraisals) and pay to the Back Bay Special Servicer a disposition fee equal to 1.0% of the proceeds from such sale (net of the costs, fees and expenses incurred in connection with the offer and sale); second, to the payment or reimbursement of any unreimbursed securitization monthly payment advances and unpaid advance interest thereon; and, finally, to the securitization trusts that held portions

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of the Back Bay Office Defaulted Securitized A Loan immediately prior to the sale, on a Pro Rata and Pari Passu Basis, the remainder of such proceeds. The proceeds will not be used to pay or reimburse other expenses, including other servicing advances or interest thereon; however, following the sale, the Back Bay Office Whole Loan may not be serviced under a servicing agreement other than the Back Bay Office Servicing Agreement unless, among other conditions, the relevant parties to the Back Bay Servicing Agreement and/or each securitization servicing agreement for the securitized Back Bay Office Senior Notes, and any primary servicer for the Back Bay Office Whole Loan, have been paid or reimbursed for all unreimbursed servicing advances and advance interest with respect to servicing advances relating to the Back Bay Office Whole Loan; all unreimbursed securitization monthly payment advances and advance interest thereon relating to the Back Bay Office Whole Loan; any related accrued and unpaid primary servicing fees, master servicing fees, trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees; and their reasonable out-of-pocket costs and expenses (but in no event including any termination fee) incurred in connection with the termination of the servicing and administration of the Back Bay Office Whole Loan under the Back Bay Office Servicing Agreement or any necessary transfer of title.

The directing certificateholders for the securitization trusts that hold any Back Bay Office Senior Notes comprising a portion of the Back Bay Office Defaulted Securitized A Loan, the holders of the then unsecuritized Back Bay Office Senior Notes (which unsecuritized Back Bay Office Senior Notes will at all times include the Back Bay Office Senior Notes designated Note A-1 and Note A-2) and the holders of the Back Bay Office Junior Notes must be included among the entities who receive a bid package and are permitted to bid at any sale of the Back Bay Office Defaulted Securitized A Loan (unless such entity is borrower party or an agent of a borrower party).

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in June 2023 and ending on a hypothetical Determination Date in July 2023. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”),

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together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, Morgan Stanley Bank, N.A. and Bank of America, National Association are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association, on or about July 11, 2023 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately

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$81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2022, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $5.3 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 2,761 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $62.3 billion, which were included in 202 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have

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affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the

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debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective

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multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
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●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage
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loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Back Bay Office Mortgage Loan (8.9%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, New York Life Insurance Company, Teachers Insurance and Annuity Association of America, Deutsche Bank AG, New York Branch and Goldman Sachs Bank USA.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material

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respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage

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loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third

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party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from April 1, 2020 to March 31, 2023 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	x	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
CIK #: 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1	6,830,674.00	1.14	0	0.00	0.00	1	6,830,674.00	1.14	1	6,830,674.00	1.14	0.00	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,830,674.00	1.14	0	0.00	0.00	1	6,830,674.00	1.14	1	6,830,674.00	1.14	0.00	0.00	0.00	0	0.00	0.00

Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC(11)	8	85,142,723.00	8.85	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.92
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.92

FRESB 2018-SB48 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB48		Federal Home Loan Mortgage Corporation(12)(13)	236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,219,200.00	2.13	0	0.00	0.00	4	7,219,200.00	2.13

Issuing Entity Subtotal			236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,219,200.00	2.13	0	0.00	0.00	4	7,219,200.00	2.13

FRESB 2018-SB55 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB55		Federal Home Loan Mortgage Corporation(14)(15)	222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,384,250.00	1.72	0	0.00	0	1	7,384,250.00	1.72

Issuing Entity Subtotal			222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,384,250.00	1.72	0	0.00	0	1	7,384,250.00	1.72

FRESB 2018-SB57 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB57		Federal Home Loan Mortgage Corporation(16)(17)	224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	4,918,253.00	1.22	0	0.00	0	3	4,918,253.00	1.22

Issuing Entity Subtotal			224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	4,918,253.00	1.22	0	0.00	0	3	4,918,253.00	1.22

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK # 1748940		Barclays Bank PLC(19)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(20)(21)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			1,108	4,644,731,164.41		14	112,050,825,000		3	21,988,416.00		1	32,100,000.00		9	50,283,415.00		0	0.00		9	50,283,415.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution
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of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.

(12)	Midland Loan Services, a Division of PNC Bank, National Association, as special servicer for the Aloft Houston by the Galleria loan (the “special servicer”) claimed in a letter dated September 11, 2020, that Argentic Real Estate Finance, LLC (formerly known as Silverpeak Real Estate Finance LLC) (the “mortgage loan seller”) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material document defect and material breach related to (i) the mortgage loan seller’s failure to execute and/or include in the mortgage loan documents a comfort letter or similar agreement signed by the related mortgagor and franchisor of the property, enforceable by the trust against such franchisor, and (ii) the mortgage loan seller’s failure to notify the franchisor of the sale of the mortgage loan to the trust within 30 days of the securitization closing date. The special servicer has demanded that the mortgage loan seller repurchase the mortgage loan due to the breach of the RWs. On September 21, 2020, the mortgage loan seller rejected the special servicer’s demand to repurchase the mortgage loan, stating that even if the issue constituted a material document defect, it has been cured by virtue of the existence and effectiveness of the interim franchise agreement.
(13)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were the subject to demand, CBRE Capital Markets, Inc. was the underlying originator.
(14)	LNR Partners, LLC, as special servicer for Loan #57 (4611 S. Drexel), Loan #137 (6217 S. Dorchester), Loan #179 (6250 S. Mozart), and Loan #218 (7255 S. Euclid) claimed in a letter dated September 12, 2019, that Freddie Mac, as the mortgage loan seller, breached the representations and warranties made in the related mortgage loan purchase agreement due to an August 18, 2018, securities fraud complaint filed by the SEC against the sponsor of the borrowers of each of the mortgage loans. The repurchase request asserts that there have been challenges to the related trust’s lien priority of the loans in the pending SEC receivership proceeding and that title insurance has been denied. On September 24, 2019, Freddie Mac rejected the claim for breach of representation or warranty for several reasons including (i) the priority of the trust’s liens related to the mortgage loans remain in dispute and subject to adjudication and (ii) the title insurer has not declined coverage, and, therefore, no defect in any title policy has been established.
(15)	Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the asset that was subject of a repurchase demand, Red Mortgage Capital, LLC was the underlying originator.
(16)	KeyBank National Association, as special servicer for Loan #2 (Penn Terrace Apartments) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the discovery of (i) two separate subordinate mortgages encumbering the mortgaged property and (ii) a declaration of restriction encumbering the mortgaged property securing the mortgage loan. On January 13, 2020, Freddie Mac rejected the claim for breach of representation or warranty citing a lack of evidence to the existence of the subordinate mortgages or the declaration of restriction in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 17, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages and declaration of restriction, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer’s claim of breach of the RWs notwithstanding the additional information provided in the January 17th letter due to the fact that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loan into the securitization trust, negating any breach of the RWs.
(17)	Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, Red Mortgage Capital, LLC was the underlying originator with respect to Loan #22 and Loan #61, and Hunt Mortgage Partners, LLC was the underlying originator with respect to Loan #221.
(18)	KeyBank National Association, as special servicer for Loan #22 (Brooklawn Court Apartments), Loan #61 (357 West End Avenue), and Loan #221 (197-199 Grant Street and 359-361 Gordon) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the existence of (i) subordinate mortgages encumbering the mortgaged properties that secure Loan #22 and Loan #61 and (ii) pending litigation with respect to Loan #221. On January 13, 2020, Freddie Mac rejected the claims for breach of representation or warranty citing lack of evidence to the existence of the subordinate mortgages and pending litigation in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 29, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer’s claim of breach of the RWs with respect to Loan #22 and Loan #61 notwithstanding the additional information provided in the January 29th letter due to the fact that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loans into the securitization trust, negating any breach of the related RWs.
(19)	Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the "Loan") claimed in a letter dated February 25, 2022, that Barclays Bank PLC ("Barclays", as the mortgage loan seller) breached certain representations and warranties (the "RWs") made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic repurchase request and noted it is reviewing the related circumstances to determine its course of action.
(20)	KeyBank National Association ("KeyBank"), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the "Loans") claimed in a letter dated April 18, 2022 that Federal Home Loan Mortgage Corporation ("Freddie Mac", as the mortgage loan seller) breached certain representations and warranties (the "RWs") made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer's communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.
(21)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation ("Freddie Mac") is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from January 1, 2023 through March 31, 2023 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on May 11, 2023, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on May 11, 2023, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

As of the closing date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $15,126,504.38 VRR Interest Balance of the VRR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2022, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at www.sec.gov. The 2022 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMCB files with the SEC or any of the information on, or accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB Securitization Program

The following is a description of JPMCB’s commercial mortgage backed securitization program.

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JPMCB underwrites and originates mortgage loans secured by commercial, manufactured housing community and multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2022, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $181 billion. Of that amount, approximately $145 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2022, JPMCB originated and securitized approximately $6 billion of commercial mortgage loans, of which approximately $4 billion were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With

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Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans or portions thereof originated or acquired by it (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;
●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material

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deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to

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confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as

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recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A-1 to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as complete” and/or “hypothetical as is” basis. The “as stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or

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hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form

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coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the

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mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting

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guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

JPMCB has disclosed generally its underwriting guidelines with respect to JPMCB’s Mortgage Loans. However, one or more of JPMCB’s Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of JPMCB’s Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, JPMCB may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G, which includes information related to JPMCB, was filed with the SEC on February 9, 2023, which is the same date as JPMCB’s most recently filed Form ABS-15G for this asset class. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. With respect to the three-year period ending March 31, 2023, JPMCB has no activity to report as required by Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the closing date, neither JPMCB nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that JPMCB will retain $7,015,000.00 VRR Interest Balance of the VRR Interest and will purchase the Class R Certificates. However, JPMCB or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. JPMCB will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—JPMorgan Chase Bank, National Association” has been provided by JPMCB.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers of this securitization. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036,

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telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”) (20.1%), which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization. Morgan Stanley Bank is also the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley Capital I Inc., the depositor, and Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

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The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2022.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2022	12.3	2.7	3.8	6.5
Year ending December 31, 2021	16.8	6.9	4.8	11.7
Year ending December 31, 2020	6.4	2.2	2.6	4.9
Year ending December 31, 2019	18.4	6.3	3.4	9.8
Year ending December 31, 2018	11.6	3.5	2.4	5.8

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.
(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to March 31, 2023, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $110,522,544,113.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have

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affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

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Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged
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property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.
●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report,
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except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines

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were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.
●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental site assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.
●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an
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inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the

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mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;
●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also

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provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the 10 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next 5 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to the Heritage Plaza Whole Loan, co-originated by Morgan Stanley Bank, N.A. and Goldman Sachs Bank USA and, with respect to the 1201 Third Avenue Whole Loan, co-originated by Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to the Heritage Plaza Whole Loan, co-originated by Morgan Stanley Bank, N.A. and Goldman Sachs Bank USA and, with respect to the 1201 Third Avenue Whole Loan, co-originated by Morgan Stanley Bank, N.A.

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and JPMorgan Chase Bank, National Association) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing April 1, 2020 and ending March 31, 2023, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from January 1, 2023 through March 31, 2023 was set forth in a Form ABS-15G filed by MSMCH on May 15, 2023. The Central Index Key Number of MSMCH is 0001541557.

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Repurchases and Replacements(1)
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)(5)			Demand in Dispute(6)			Demand Withdrawn(7)			Demand Rejected(8)
			#	$	%	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)
Morgan Stanley Capital I Trust 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,139,689	(11)	0	-	(11)	0	-	(11)	0	-	(11)	1	11,139,689	(11)	0	-	(11)
Aggregate Total			67	772,319,208		1	11,139,689		0	-		0	-		0	-		1	11,139,689		0	-

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.
(3)	Reflects aggregate numbers for all demand activity shown in this table.
(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from April 1, 2020 through March 31, 2023. The demand related to loans reported in this column may have been received prior to such reporting period.
(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from April 1, 2020 through March 31, 2023.
(6)	Includes demands received during and prior to the reporting period from April 1, 2020 through March 31, 2023 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.
(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from April 1, 2020 through March 31, 2023. The demand related to loans reported in this column may have been received prior to such reporting period.
(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from April 1, 2020 through March 31, 2023. The demand related to loans reported in this column may have been received prior to such reporting period.
(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the March 2023 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool or the relevant securitization was
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paid off entirely. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.
(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the March 2023 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.
(11)	The Morgan Stanley Capital I Trust 2006-IQ11 securitization was paid off entirely on August 16, 2021 and, as a result, the outstanding principal balance of such securitization as of December 31, 2022 was zero.

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Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $6,775,535.90 VRR Interest Balance of the VRR Interest. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. Morgan Stanley Bank will be required to retain its portion of the VRR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Bank of America, National Association

General

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America’s Securitization Program

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

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Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2019	2020	2021	2022	As of 3/31/2023
Multifamily	$865,834,000	$412,820,000	$1,576,830,000	$232,015,000	$0
Office	3,219,527,500	805,375,000	2,238,206,667	591,310,000	318,833,333
Retail	1,434,905,387	1,055,850,000	529,055,000	859,459,375	0
Industrial	2,670,170,250	292,725,000	4,255,654,000	2,053,524,502	0
Manufactured Housing	62,075,000	12,950,000	197,260,000	70,735,000	0
Self Storage	185,248,500	210,841,250	303,825,400	762,467,500	0
Lodging	2,387,905,000	270,500,000	970,000,000	1,780,143,333	0
Mixed Use	123,515,000	219,725,000	139,610,000	0	0
Other	0	7,500,000	402,510,992	0	0
Total	$10,949,180,637	$3,288,286,250	$10,612,952,059	$6,349,654,710	$318,833,333

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and

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creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;
●	existing mortgage verification;
●	credit references;
●	certified financial statements for mortgagor and borrower principals;
●	tenant/resident leases;
●	ground leases;
●	property operating statements;
●	real estate tax bills;
●	purchase contract (if applicable);
●	appraisal;
●	engineering report;
●	seismic report (if applicable);
●	environmental report;
●	site plan;
●	certificate of occupancy;
●	evidence of zoning compliance;
●	insurance policies;
●	borrower structure/authority documents; and
●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be

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examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee

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may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

In addition, Bank of America may in some instances have reduced the term interest rate that Bank of America would otherwise charge on a Bank of America mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Bank of America mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Bank of America mortgage loan satisfied Bank of America’s minimum debt service coverage ratio underwriting requirements for such Bank of America mortgage loan.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
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●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.
●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Annex A-1.

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Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

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●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes 1 of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.
●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.
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●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Miracle Mile Shops Mortgage Loan (9.9%) is part of a Whole Loan that was co-originated Goldman Sachs Bank USA, Morgan Stanley Bank, N.A. and Bank of America and was underwritten pursuant to the Bank of America underwriting guidelines. The One & Two Commerce Square Mortgage Loan (3.7%) is part of a Whole Loan that was co-originated Bank of America, Barclays Capital Real Estate Inc. and JPMorgan Chase Bank, National Association and was underwritten pursuant to the Bank of America underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans was originated (or, with respect to the Miracle Mile Shops Mortgage Loan (9.9%) and the One & Two Commerce Square Mortgage Loan (3.7%), co-originated in conjunction with one or more third parties) with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan

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disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America mortgage loans, including:

●	certain information from the related mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;
●	comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard

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representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America mortgage loan that it elects to substitute for a

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Bank of America mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Bank of America Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the Bank of America Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing April 1, 2020, and ending March 31, 2023, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the reporting period from January 1, 2023 through March 31, 2023 was set forth in a Form ABS-15G filed by Bank of America on May 15, 2023. The Central Index Key Number of Bank of America is 0001102113.

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Repurchases and Replacements
Asset Class: Commercial Mortgages

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	0	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bank of America, N.A.	0	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bridger Commercial Funding LLC	0	0	0	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	62,000,000.00	85.47	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	6,813,170.99	9.39	0	0	0.00	0	0	0.00	0	0	0.00	1	6,813,170.99	9.39	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	PNC Bank, National Association	52	3,725,720.73	5.14	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
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Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	291,557,344.20	45.76	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Bank of America, N.A.	20	23,4146,532.54	36.75	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	CIBC Inc.	16	111,409,257.06	17.49	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass-Through Certificates 2015-HBFL(8)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co-originated	1	802,297,999.20	100.00	0	0	0.00	0	0	0.00	0	0	0.00	1	106,068,027.20	13.22	0	0	0.00	0	0	0.00
Commercial Mortgages Total			514	1,511,950,024.72		0	0		0	0		0	0		5	112,881,198.19		0	0		0	0

(1)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.
(2)	Reflects assets subject to demands to repurchase or replace that were received during the period from April 1, 2020 to March 31, 2023. Activity with respect to demands received during and, if applicable, prior to such period ended March 31, 2023, is reflected elsewhere in this table. If an asset changed status during such period ended March 31, 2023, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making

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written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(3)	Reflects assets that were repurchased or replaced during the period from April 1, 2020 to March 31, 2023. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.
(4)	Includes assets for which any of the following situations apply as of March 31, 2023:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by March 31, 2023;
b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from April 1, 2020 to March 31, 2023.

(5)	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended March 31, 2023.
(6)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of March 31, 2023.
(7)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and March 31, 2023, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.
(8)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on May 15, 2023. The Central Index Key Number of Bank of America is 0001102113.
(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on May 12, 2023. The Central Index Key Number of BAMLCM is 0001005007.

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Retained Interests in This Securitization

As of the closing date, neither Bank of America nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $4,836,577.71 VRR Interest Balance of the VRR Interest. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. Bank of America will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The Depositor

Morgan Stanley Capital I Inc., the depositor, is a direct wholly owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. Our principal executive offices are located at 1585 Broadway, New York, New York 10036. Our telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future that it will have, any significant assets and it is not engaged in any activities except those related to the securitization of assets.

The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2000 and terminating March 31, 2023, the depositor acted as depositor with respect to multifamily, commercial and manufactured housing community mortgage loan securitization transactions, in an aggregate amount of approximately $221,008,680,000. Generally, MSMCH (or its predecessor) has acted as a sponsor or co-sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders and the VRR Interest Owners. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Exchange Act, (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing, or contracting with the master servicer to sign, any distribution report on Form 10-D, current

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report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The Issuing Entity

The issuing entity, BANK5 2023-5YR2 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the certificates and the Class RR Certificates, making distributions, providing reports to Certificateholders and the VRR Interest Owners and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates and the Class RR Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that each applicable master servicer, each applicable special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer. A discussion of the duties of the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Certificate Administrator and Trustee”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, each applicable master servicer, each applicable special servicer, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

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The Certificate Administrator and Trustee

Computershare Trust Company, N.A. (“Computershare Trust Company”) will act as certificate administrator, certificate registrar, trustee and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.2 billion (USD) in assets as of December 31, 2022. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (“WFDTC” and collectively with Wells Fargo Bank and Wells Fargo & Company, “Wells Fargo”) entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank, since November 1, 2021, has been transferring, and intends to continue to transfer, such roles, duties, rights, and liabilities to Computershare Trust Company, in stages. WFDTC also intends to transfer its roles, duties, rights, and liabilities to CDTC in stages. For any transaction where the roles of Wells Fargo Bank or WFDTC, as applicable, have not already transferred to Computershare Trust Company or CDTC, Computershare Trust Company or CDTC performs all or virtually all of the obligations of Wells Fargo Bank or WFDTC, respectively, as its agent as of such date.

Trustee

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of December 31, 2022, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 464 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $251 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special

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servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2022, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator on approximately 1,203 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $702 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the certificate administrator is required to maintain pursuant to the PSA will be established and maintained with one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian (the “Custodian”) of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders and the VRR Interest Owners. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2022, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 415,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsor or their affiliates and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For twenty CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2022 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each

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such transaction (each, a “Subject 2022 Computershare CMBS Annual Statement of Compliance”).

For seventeen different CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the April 18, 2022 distribution was made one business day late due to an administrative error relating to the calculation of the payment date in an internal system due to Good Friday.

For two other CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that certain payment errors occurred. In one case, a class of certificates was overpaid and another class was underpaid in three consecutive months. The payment error was caused by an administrative error relating to the reimbursement to a servicer of prior advances subsequently deemed non-recoverable. Computershare Trust Company corrected the payment errors in the third month. In the other case, an administrative error during the processing of the transfer of a certificate caused the wrong beneficial holder to receive payment. The resulting payment error was corrected in the same month the error occurred.

For one additional CMBS transaction, the related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the Form 10-D (including the ABS Asset Data File and ABS Asset Related Document filed as exhibits 102 and 103 respectively to the registrant’s Form ABS-EE and incorporated by reference into the Form 10-D filing) for the initial distribution date was filed three calendar days late. The late filing resulted from a gap in Computershare Trust Company’s process for reviewing and capturing the Exchange Act reporting obligations in newly closed transactions.

For each of the twenty CMBS transactions, the related Subject 2022 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, Computershare Trust Company or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations,

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Computershare Trust Company and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo Bank”) is expected to act as the master servicer under the PSA for all of the Mortgage Loans to be deposited into the trust fund and (subject to any subservicing agreements) as the primary servicer for the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-23A, 550 South Tryon Street, 23rd Floor, Charlotte, North Carolina 28202.

Wells Fargo Bank is also (i) an anticipated holder of a portion of the VRR Interest, (ii) a sponsor, an originator and a mortgage loan seller, (iii) an affiliate of Wells Fargo Securities, LLC, an underwriter, (iv) the master servicer under the BANK5 2023-5YR1 PSA, pursuant to which the 1201 Third Avenue Mortgage Loan is serviced, until the securitization of the related note A-2 Companion Loan and (v) the current holder of one or more Companion Loans related to each of the Brandon Mall Whole Loan and the Back Bay Office Whole Loan.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2020	As of 12/31/2021	As of 12/31/2022	As of 3/31/2023
By Approximate Number:	30,536	29,704	27,480	26,986
By Approximate Aggregate Unpaid Principal Balance (in billions):	$601.82	$619.35	$599.96	$593.20

Within this portfolio, as of March 31, 2023, are approximately 21,196 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $472.7 billion related to commercial mortgage-backed securities or commercial real estate collateralized

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debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of March 31, 2023, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2020	$454,151,591,750	$795,573,185	0.18%
Calendar Year 2021	$461,645,275,707	$1,395,817,923	0.30%
Calendar Year 2022	$447,783,265,998	$1,178,103,154	0.26%
YTD Q1 2023	$436,880,590,589	$1,017,615,313	0.23%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P and DBRS, Inc. (“DBRS Morningstar”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	DBRS Morningstar
Primary Servicer:	CPS1	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo Bank are “A+” by S&P, “Aa2” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or

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investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo Bank instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing until March 14, 2022. Personnel returned to their offices on March 14, 2022 on a hybrid flexible model that allows for some remote work. This remote-working capability is part of Wells Fargo Bank’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo Bank does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing & tracking;
●	credit investigation & background checks; and
●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells

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Fargo Bank on the Mortgage Loans and Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The Master Servicer will enter into one or more agreements with the mortgage loan sellers (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Wells Fargo Bank Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Wells Fargo Bank Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any MSMCH Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and Bank of America, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Bank of America Mortgage Loans. There are currently no outstanding servicing advances made by

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Wells Fargo Bank in regard to any Bank of America Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $15,126,504.38 VRR Interest Balance of the VRR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. Wells Fargo Bank will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. Each applicable master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of each applicable master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding each applicable master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. Each applicable master servicer’s rights and obligations with respect to indemnification, and certain limitations on each applicable master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Primary Servicer

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), is expected to act as the primary servicer of with respect to certain Mortgage Loans to be sold to the Depositor by JPMorgan Chase Bank, National Association (collectively 11.2%) (such Mortgage Loans, the “Midland Serviced Mortgage Loans”). Midland is expected to be initially responsible for the primary servicing and administration of such Midland Serviced Mortgage Loans pursuant to a certain primary servicing agreement expected to be entered into between Midland, as primary servicer, and Wells Fargo Bank, National Association, as Master Servicer (the "Midland Primary Servicing Agreement"). Certain servicing and

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administrative functions may also be provided by one or more subservicers that previously serviced the mortgage loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade CMBS by S&P, Moody’s, Fitch, DBRS Morningstar and KBRA. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “Above Average”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer and primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Midland Serviced Mortgage Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Midland Serviced Mortgage Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Holder,

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the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of March 31, 2023, Midland was master and primary servicing approximately 24,644 commercial and multifamily mortgage loans with a principal balance of approximately $560 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,692 of such loans, with a total principal balance of approximately $329 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2020 to 2022.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2020	2021	2022
CMBS	$256	$302	$328
Other	$317	$301	$315
Total	$573	$603	$642

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2020 to 2022.

As of March 31, 2023, Midland was named the special servicer in approximately 413 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $156 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 177 assets with an outstanding principal balance of approximately $4.9 billion.

Portfolio Size –Special Servicing	Calendar Year End (Approximate amounts in billions)
	2020	2021	2022
Total	$170	$163	$162

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Midland is also (i) the servicer under the MIRA 2023-MILE TSA, pursuant to which the Miracle Mile Shops Whole Loan is serviced, and (ii) the master servicer under the Benchmark 2023-V2 PSA, pursuant to which each of the ICP/IRG Holdings Portfolio Whole Loan and, until the securitization of the related note A-1-2 Companion Loan, the Heritage Plaza Whole Loan are serviced. In addition, after the related Servicing Shift Securitization Date, Midland is expected to be the master servicer of the Back Bay Office Whole Loan.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity certain of the Mortgage Loans.

PNC Bank, National Association (“PNC Bank”), and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the trust fund as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The foregoing information concerning the Primary Servicer has been provided by Midland.

Summary of the Midland Primary Servicing Agreement

Midland has acquired the right to be appointed as the primary servicer of the Midland Serviced Mortgage Loans and any related Companion Loans (together with the Midland Serviced Mortgage Loans, the “Midland Serviced Loans”). Accordingly, Wells Fargo Bank, National Association, as master servicer, and Midland, as primary servicer, will be required to enter into the Midland Primary Servicing Agreement to be dated as of July 1, 2023. The primary servicing of the Midland Serviced Loans will be governed by the Midland Primary Servicing Agreement. The following summary describes certain provisions of the Midland Primary Servicing Agreement relating to the primary servicing and administration of the Midland Serviced Loans. Any reference to Mortgage Loans (or related defined terms) in this section is intended to only apply to the Midland Serviced Mortgage Loans.

Pursuant to the Midland Primary Servicing Agreement, Midland, as primary servicer, on behalf of the Master Servicer, will be responsible for certain of the obligations of the Master Servicer with respect to the Midland Serviced Mortgage Loans described in “Pooling and Servicing Agreement”, including, but not limited to: collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the PSA) to hold such collections; remitting to the Master Servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments, funds allocated for payment to any related Serviced Companion Loan Holder and payments in the nature of additional servicing compensation due to Midland, as primary servicer; collecting borrower reports, budgets, operating statements, income statements, and rent rolls; preparing reports (including, but not limited to, collection reports, monthly remittance reports, and various CREFC® reports) and performing annual inspections of the related Mortgaged Property;

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promptly notifying Master Servicer of any defaults under the Midland Serviced Mortgage Loans, collection issues or customer issues; provided that Midland will not take any action with respect to enforcing such loans without the prior written approval of the Master Servicer; monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance; maintaining an appropriate fidelity bond and errors and omissions insurance (or self-insurance). Midland will be responsible for performing the primary servicing of the Midland Serviced Loans in a manner consistent with the Servicing Standard under the PSA.

Midland may hold certain original letters of credit on behalf of the Master Servicer and Trustee for the benefit of the Certificateholders, but will not hold any other portion of the Mortgage File; provided that from time to time, Midland may temporarily have possession of certain other documents in the Mortgage File in connection with certain servicing duties. Additionally, Midland will be responsible for maintaining the servicing file (or any portion thereof) and releasing files in accordance with the PSA and the Midland Primary Servicing Agreement. Any portion of the servicing file or the Mortgage File in Midland’s possession will be required to be held by Midland, on behalf of the Master Servicer for the benefit of the Certificateholders and will be identified in accordance with Midland’s customary procedures by assigning a loan number that will reflect the ownership of the related Mortgage Loan by the trustee.

Midland will have no obligation to make, or be permitted to make, any principal and interest advance or any servicing advances except as described in the following sentence. With respect to any servicing advance required to be made on an urgent or emergency basis such that Midland is unable to provide the Master Servicer with sufficient notice to enable the Master Servicer to make such servicing advance, Midland may, in Midland’s sole discretion, make such servicing advance with prior notice to the Master Servicer if reasonably practicable and the Master Servicer will be required to reimburse Midland for such servicing advance and interest thereon within 5 Business Days of receipt of written request therefor.

Midland will not communicate directly with any Rating Agency regarding the Midland Serviced Mortgage Loans or the Midland Primary Servicing Agreement except in limited circumstances set forth in the Midland Primary Servicing Agreement.

For so long as Midland is not the special servicer under the PSA, Midland may not take any action with respect to any Major Decision or certain other actions as set forth in the Midland Primary Servicing Agreement unless Midland has confirmed with the Master Servicer that the Master Servicer is either obligated to process or that the Master Servicer and the special servicer have mutually agreed that the Master Servicer shall process such request pursuant to the PSA.  Following such confirmation, Midland may not permit or consent to any Major Decision or take any other action requiring the approval of the Master Servicer under the Midland Primary Servicing Agreement without the prior written approval of the Master Servicer. Such consent will be subject to the consent of the special servicer to the extent set forth in the PSA. Midland will process and close any defeasance and obtain any required consent of the Master Servicer to such defeasance. The Master Servicer will be required to request any such approvals or any Rating Agency Confirmation, if applicable.

During any such time that Midland is acting as the special servicer under the PSA (if Midland were to be appointed as a successor special servicer), and subject to the following paragraph, if pursuant to the PSA the Master Servicer is responsible for processing any Major Decision or certain other actions as set forth in the Midland Primary Servicing Agreement, then Midland will be required to perform the obligations of the Master Servicer

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with respect to such transaction (including dealing directly with, and obtaining the consent of, the special servicer on matters for which the PSA requires the Master Servicer to deal with, or obtain the consent of, the special servicer) without the approval of the Master Servicer, but subject to all requirements and restrictions set forth in the relevant provisions of the PSA and the paragraph below; provided, however, that the Midland will be required to copy the Master Servicer on all correspondence to the special servicer and the related mortgagor regarding such matters and Midland will be required to prepare any package and analysis necessary to obtain any required Rating Agency Confirmation and forward such package to the Master Servicer. Midland will process and close any defeasance and obtain any required consent of the Master Servicer to such defeasance. The Master Servicer (not Midland) will deal with the 17g-5 Information Provider and the Rating Agencies to the extent required by the PSA with respect to such matters. Notwithstanding the foregoing, with respect to any assumption, transfer, defeasance, or certain other actions as set forth in the Midland Primary Servicing Agreement for which the PSA does not require the Master Servicer to obtain the consent or approval of the special servicer, Midland will not be permitted to consent to any such action without the prior written consent of the Master Servicer. With respect to any such proposed action requiring the consent of the Master Servicer, Midland will be required to perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer and, if the Master Servicer consents to any such modification, extension, waiver, consent or other action, Midland shall close such transaction or grant such consent. Midland will not be permitted to permit any principal prepayment or defeasance with respect to any Mortgage Loan or Serviced Companion Loan without the written consent of the Master Servicer.

In the event that Midland, in the good faith and reasonable judgment of the Master Servicer, violates the Servicing Standard or otherwise commits a “Servicer Termination Event” under the PSA in connection with the granting or withholding of any approval as described in the prior paragraph, Midland thereafter will no longer be permitted to exercise the approval rights described in the prior paragraph and will thereafter be required to seek the approval of the Master Servicer. Midland, in processing each of these transactions, will be required to apprise the Master Servicer of its actions from time to time, to the extent and as further set forth in the Midland Primary Servicing Agreement. Midland will also be required to provide all reasonable cooperation to the Master Servicer in connection with the Master Servicer’s duties under the PSA to oversee Midland as a sub-servicer.

Midland will also timely provide such certifications, reports and registered public accountant attestations required by the Midland Primary Servicing Agreement or by the Master Servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

With respect to all servicing responsibilities of the Master Servicer under the PSA which are not being performed by Midland under the Midland Primary Servicing Agreement, Midland will be required to reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities.

As compensation for its activities under the Midland Primary Servicing Agreement, Midland will be paid a primary servicing fee with respect to the Midland Serviced Loans only to the extent that the Master Servicer receives the servicing fee with respect to such Midland Serviced Loans under the PSA. Midland will be entitled to certain additional servicing compensation as further set forth in the Midland Primary Servicing Agreement with respect to the Midland Serviced Loans, including, but not limited to, a portion of Modification

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Fees, assumption fees and defeasance fees, but only from amounts to which the Master Servicer is entitled under the PSA.

Neither Midland nor any partners, directors, officers, shareholders, members, managers, employees or agents of Midland (the “Midland Parties”) will be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Midland Primary Servicing Agreement, or for errors in judgment. However, this will not protect the Midland Parties against any breach of warranties or representations made in the Midland Primary Servicing Agreement, or against any liability that would otherwise be imposed on Midland by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the Midland Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties under the Midland Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the Midland Primary Servicing Agreement. The Midland Parties will be indemnified by the Master Servicer against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) (collectively, the "Losses”) incurred by Midland in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the Midland Primary Servicing Agreement, the Midland Serviced Loans or the certificates resulting from the Master Servicer’s willful misconduct, bad faith, fraud, or negligence in the performance of duties under the Midland Primary Servicing Agreement or negligent disregard of its obligations under the Midland Primary Servicing Agreement. The Midland Parties will be indemnified by the Issuing Entity, to the extent provided in the PSA, against any Losses incurred by Midland in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the Midland Primary Servicing Agreement, the Midland Serviced Loans or the certificates, other than any Losses (i) that are specifically required to be borne by Midland without right of reimbursement pursuant to the terms of the Midland Primary Servicing Agreement, (ii) that are incurred in connection with any breach of representation or warranty made by Midland in the Midland Primary Servicing Agreement, (iii) that are incurred by reason of by reason of willful misconduct, bad faith, or negligence of Midland in the performance of its obligations or duties under the Midland Primary Servicing Agreement or negligent disregard of obligations and duties under the Midland Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be strictly limited to any actual amount of indemnification received by the Master Servicer under the PSA as a result of pursuing the Issuing Entity on behalf of Midland for such indemnification.

Midland will indemnify and hold harmless the Master Servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Losses incurred by the Master Servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Midland Primary Servicing Agreement, the PSA or the certificates by reason of (1) any breach by Midland of a representation or warranty made by Midland in the Midland Primary Servicing Agreement or (2) any willful misconduct, bad faith, or negligence by Midland in the performance of its obligations or duties under the Midland Primary Servicing Agreement or under the PSA or by reason of negligent disregard of such obligations and duties.

The Midland Primary Servicing Agreement may be terminated with respect to Midland if any of the following occurs:

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●	the Master Servicer (or the depositor to the extent the depositor has the right to terminate Midland under the PSA) elects to terminate Midland following an event of default under the Midland Primary Servicing Agreement (which will generally be similar in nature and scope to the Servicer Termination Events described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”);
●	upon resignation by Midland in accordance with the terms of the Midland Primary Servicing Agreement;
●	at the option of the purchaser of any Midland Serviced Loans pursuant to the terms of the PSA; provided that any such termination pursuant to this clause will only be effective with respect to the purchased Midland Serviced Loans and not with respect to the entire agreement;
●	upon the later of the final payment or other liquidation of the last Midland Serviced Loans and disposition of all REO Property and remittance of all funds thereunder;
●	upon termination of the PSA; or
●	by mutual consent of Midland and the Master Servicer in writing.

Notwithstanding the foregoing, upon any termination of Midland, Midland will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and is required to cooperate fully with the Master Servicer to transition primary servicing of the Midland Serviced Loans to the Master Servicer or its designee.

The foregoing information under this section titled “—The Midland Primary Servicing Agreement” has been provided by Wells Fargo. None of the depositor, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicers

CWCapital Asset Management LLC

CWCapital Asset Management LLC, a Delaware limited liability company (“CWCAM”), will be appointed as the special servicer, and in such capacity, CWCAM will be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties pursuant to the Pooling and Servicing Agreement. CWCAM maintains a servicing office at 900 19th Street NW, 8th Floor, Washington, D.C. 20006.

CWCAM and its affiliates are involved in the management, investment management and disposition of commercial real estate assets, which may include:

●	special servicing of commercial and multifamily real estate loans;
●	commercial real estate property management and risk management and insurance services;
●	commercial mortgage and commercial real estate brokerage services;

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●	commercial mortgage note and commercial real estate sale and disposition services; and
●	investing in, managing, surveilling and acting as special servicer for commercial real estate assets including investment grade, non-investment grade and unrated securities issued pursuant to CRE, CMBS and CDO transactions.

CWCAM was organized in June 2005 and has acted as special servicer for commercial and multifamily loans and other servicing transactions since 2005. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own, manage and sell assets similar in type to the assets of the issuing entity. Accordingly, the assets of CWCAM and its affiliates may, depending on the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2020, CWCAM acted as special servicer with respect to 235 domestic CMBS pools containing approximately 9,292 loans secured by properties throughout the United States with a then current unpaid principal balance of 170.5 billion. As of December, 31, 2021, CWCAM acted as special servicer with respect to 293 domestic CMBS pools containing approximately 10,650 loans secured by properties throughout the United States with a then current unpaid balance of $211.0 Billon. As of December 31, 2022, CWCAM acted as special servicer with respect to 312 domestic CMBS pools containing approximately 10,865 loans secured by properties throughout the United States with a then current unpaid balance of $214.0 Billion. As of March 31, 2023, CWCAM acted as special servicer with respect to 314 domestic CMBS pools containing approximately 10,751 loans secured by properties throughout the United States with a then current unpaid balance of $213 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans.

CWCAM has one primary office (Washington, D.C.) and provides special servicing activities for investments in various markets throughout the United States. As of March 31, 2023, CWCAM had 48 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2023 within the CMBS pools described in the preceding paragraph, 135 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending on the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls. CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual. Refinements within the prior three years include but are not limited to the improvement of controls and procedures implemented for

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property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

From time to time, CWCAM is a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Other than as set forth in the following paragraphs, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that are material to the certificateholders.

On December 17, 2015, U.S. Bank National Association, the trustee under five pooling and servicing agreements for (i) Wachovia Bank Commercial Mortgage Trust 2007-C30, (ii) COBALT CMBS Commercial Trust 2007-C2, (iii) Wachovia Bank Commercial Mortgage Trust 2007-C31, (iv) ML-CFC Commercial Mortgage Trust 2007-5 and (v) ML-CFC Commercial Mortgage Trust 2007-6 commenced a proceeding with the Second Judicial District Court of Ramsey County, Minnesota (the “State Court”) for a declaratory judgment as to the proper allocation of certain proceeds (“Disputed Proceeds”) received by CWCAM in connection with the sale of the Peter Cooper Village and Stuyvesant Town property in New York, New York securing loans held by those trusts. CWCAM was the special servicer of such property. The petition requests the State Court to instruct the trustee, the trust beneficiaries, and any other interested parties as to the amount of the Disputed Proceeds, if any, that constitute penalty interest and/or the amount of the Disputed Proceeds, if any, that constitute gain-on-sale proceeds, with respect to each trust. On February 24, 2016, CWCAM made a limited appearance with the State Court to file a motion to dismiss this proceeding based on lack of jurisdiction, mootness, standing and forum non conveniens. On July 19, 2016, the State Court denied CWCAM’s motion to dismiss. On July 22, 2016, the action was removed to federal court in Minnesota (“Federal Court”). On October 21, 2016, the Federal Court held a hearing on the motion to transfer the action to the United States District Court for the Southern District of New York (“SDNY Court”), a motion to remand to state court and a motion to hear CWCAM’s request for reconsideration of the motion to dismiss. On March 14, 2017, the Federal Court reserved the determination on the motion to hear CWCAM’s request for reconsideration of the motion to dismiss, denied the motion to remand the matter to state court and granted the motion to transfer the proceeding to the SDNY Court. Cross motions for judgment on the pleadings were filed but the SDNY Court was unable to decide the case based on the pleadings and the SDNY Court ordered discovery. All fact discovery was completed in December, 2018 and expert discovery was completed on March 15, 2019. The parties submitted cross motions for summary judgment, and on March 19, 2020, the SDNY Court entered an opinion and order in which it granted summary judgment in CWCAM’s favor and held that CWCAM was entitled to the entire amount of penalty interest and that CWCAM’s determination of yield maintenance was correct. In the 127-

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page opinion, the SDNY Court found for CWCAM on every issue presented by the trustee’s petition, namely, that the funds in dispute constitute penalty interest and yield maintenance, not gain-on-sale proceeds, and that the amount of penalty interest and yield maintenance was correctly calculated. An appeal of the SDNY Court’s decision was taken on April 29, 2020. Oral argument on the appeal occurred on June 21, 2021. On July 14, 2022, the Second Circuit entered a decision affirming in part and reversing in part the SDNY Court’s decision and remanding to the SDNY Court for further proceedings. The Second Circuit affirmed the SDNY’s Court holding that penalty interest and yield maintenance are paid before Gain-On-Sale Proceeds. The Second Circuit reversed and remanded for further proceedings that portion of the SDNY Court’s decision related to approximately $67.2 million in interest on advances. On January 13, 2023, the parties entered into a settlement agreement, in which (among other things) they agreed to stipulate that the amount of interest on advances that accrued on or before June 3, 2014 is $27.5 million, and that CWCAM would pay that amount into escrow for distribution to certificateholders upon the entry of an order by the Court approving the settlement. U.S. Bank National Association, as Trustee for the trusts, provided notice of the settlement to all parties in interest via a notice program approved by the Court. A hearing on the settlement was scheduled for March 16, 2023 and was continued to May 5, 2023, but no ruling has been issued to date.

On December 1, 2017, a complaint against CWCAM and others was filed in the United States District Court for the Southern District of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., No. 17-cv-9463 (the “Original Complaint”). The gravamen of the Original Complaint alleged breaches of a contract and fiduciary duties by CWCAM’s affiliate, CWCapital Investments LLC (“CWCI”) in its capacity as collateral manager for the collateralized debt obligation transaction involving CWCapital Cobalt Vr, Ltd. In total, there are 14 counts pled in the Original Complaint. Of those 14, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment. On May 23, 2018, the Original Complaint was dismissed for lack of subject matter jurisdiction. On June 28, 2018, CWCapital Cobalt Vr Ltd. filed a substantially similar complaint in the Supreme Court of the State of New York, County of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., Index No. 653277/2018 (the “New Complaint”). The gravamen of the New Complaint is the same as the previous complaint filed in the United State District Court for the Southern District of New York. In total there are 16 counts pled in the New Complaint. Of those 16 counts, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment, 1 count seeks a declaratory judgement that the plaintiff has the right to enforce the contracts in question and 1 count seeks an injunction requiring the defendants to recognize the plaintiff as the directing holder for the trusts in question. On January 11, 2019, the plaintiff dismissed with prejudice the declaratory judgment and injunction counts. The New Complaint and related summons was not served on the defendants until July 13, 2018 and July 16, 2018. The plaintiff’s motion for a preliminary injunction was denied by the court on July 31, 2018. On August 3, 2018, the defendants, including CWCAM, filed a motion to dismiss the New Complaint in its entirety. On August 20, 2019, the court entered an order granting defendants’ motion almost in its entirety, dismissing 11 of the 16 counts and partially dismissing 2 additional counts. Of the remaining counts, 2 are asserted against CWCAM for aiding and abetting breach of fiduciary duty and unjust enrichment. On September 19, 2019, CWCapital Cobalt Vr Ltd. filed a notice of appeal relating to the August 20, 2019 dismissal order and on September 26, 2019, filed an amended complaint against CWCI and CWCAM attempting to address deficiencies relating to certain of the claims dismissed by the August, 20, 2019 order. CWCI and CWCAM filed its Motion to Dismiss the amended complaint on October 28, 2019. The court heard argument on the Motion to Dismiss the amended complaint on January 22, 2020 and on October 23, 2020, the court granted the motion dismissing the amended

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claims. On November 30, 2020, CWCapital Cobalt Vr Ltd filed a notice of appeal relating to the October 23, 2020 dismissal order. On April 27, 2021, the First Department affirmed the dismissal as to claims against CWCAM that were part of the August 20, 2019 dismissal, but reversed the dismissal of two counts for breach of the Collateral Management Agreement against CWCI. CWCI sought leave to file an appeal of the decision. The plaintiff also sought leave to appeal the dismissal of the claims against CWCAM. Both requests for leave were denied by the First Department. On May 15, 2020, CWCI and CWCAM filed a motion to renew its motion to dismiss as to 4 of the remaining counts (including the remaining two counts against CWCAM for aiding and abetting breach of fiduciary duty and unjust enrichment), based on a decision entered by Judge Failla in a trust instruction proceeding in the US District Court for the Southern District of New York awarding summary judgment in favor of CWCAM. On September 7, 2021, the court denied the motion to renew. CWCI and CWCAM filed a notice of appeal, which they perfected by the filing of their opening brief on July 1, 2022. On November 15, 2022, the First Department affirmed the court’s denial of the motion to renew. On October 1, 2021, CWCI and CWCAM moved to reargue the denial of the motion to renew (or alternatively, the motion to dismiss) with respect to certain of Cobalt’s claims, including the remaining 2 claims against CWCAM, based on the First Department’s April 27, 2021 decision. On March 24, 2022, the court denied the relief sought in the motion to reargue. CWCI and CWCAM appealed the court’s decision on the motion to reargue and filed their opening brief on July 11, 2022. The appeal was dismissed as being non-appealable on August 30, 2022. CWCAM believes that it has performed its obligations under the related pooling and servicing agreements in good faith and the remaining allegations in the New Complaint are without merit.

CWCAM may enter into one or more arrangements with any directing certificateholder, any Controlling Class certificateholder, any person with the right to appoint or remove and replace CWCAM as the special servicer, or any other person (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as special servicer under the PSA and limitations on the right of such person to replace CWCAM as the special servicer.

Neither CWCAM nor, to CWCAM’s knowledge, any affiliate of CWCAM, has any interest retained in the transaction.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer.

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of a Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of CWCAM as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “Description of the Certificates—Appraisal Reduction Amounts” in this

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prospectus. CWCAM’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Benchmark 2023-V2 Special Servicer

3650 REIT Loan Servicing LLC, a Delaware limited liability company (“3650 Servicing” ”), was appointed to act as the special servicer under the Benchmark 2023-V2 PSA, which governs the servicing and administration of the ICP/IRG Holdings Portfolio Whole Loan and, until the securitization of the related note A-1-2 Companion Loan, the Heritage Plaza Whole Loan (each such Whole Loan, a “3650 Non-Serviced Whole Loan” ”). In the capacity of special servicer under the Benchmark 2023-V2 PSA, 3650 Servicing will be responsible for the servicing and administration of the related 3650 Non-Serviced Whole Loan if it becomes a specially serviced loan and any related REO Property pursuant to the Benchmark 2023-V2 PSA.

3650 Servicing maintains its principal servicing office at 2977 McFarlane Road, Suite #300 Miami, FL 33133.

3650 Servicing has been engaged in the servicing of commercial mortgage loans since approximately 2017. 3650 Servicing currently has a commercial mortgage-backed securities special servicer rating of “CSS2-“ by Fitch, and is also an approved Special Servicer by KBRA, Moody’s, S&P Global Ratings and DBRS Morningstar.

3650 Servicing is an affiliate of the holder of the companion loans for which the noteholder is identified as “3650 Real Estate Investment Trust 2 LLC” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. In addition, 3650 Servicing is a limited (non-cashiering) subservicer for the 3650 Non-Serviced Whole Loans.

3650 REIT Holding Company LLC, together with its subsidiary 3650 Servicing, had approximately 63 employees as of March 31, 2023 and is headquartered in Miami with offices located in New York City, Los Angeles, Atlanta, Dallas and Nashville.

3650 Servicing has detailed operating policies and procedures which, pursuant to such policies and procedures are scheduled to be reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. 3650 Servicing has developed

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strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by 3650 Servicing for any particular mortgage loan depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

3650 Servicing is subject to an annual external audit. Pursuant to 3650 Servicing’s policies and procedures the annual external audit occurred in January 2023.

3650 Servicing maintains a cloud-based surveillance and asset management system that contains performance information at the portfolio, loan and property levels on the various loans that it services, which system also has the capacity to aggregate performance information on any REO assets that it may service. Additionally, 3650 Servicing has a formal, documented disaster recovery and business continuity plan.

The table below sets forth information about 3650 Servicing’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the date indicated:

CMBS Transactions	As of 3/31/2023
Number of CMBS Transactions Named Special Servicer	12
Approximate Aggregate Unpaid Principal Balance(1)	$11.38 billion
Approximate Number of Specially Serviced Loans or REO Loans(2)	1
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Loans(2)	$13.5 million

(1)	Includes all commercial and multifamily mortgage loans and related REO Loans in 3650 Servicing’s portfolio for which 3650 Servicing is the named special servicer, regardless of whether such mortgage loans and related REO Loans are, as of the specified date, specially serviced by 3650 Servicing.
(2)	Includes only those commercial and multifamily mortgage loans and related REO Loans in 3650 Servicing’s portfolio for which 3650 Servicing is the named special servicer that are, as of the specified date, specially serviced by 3650 Servicing. Does not include any resolutions during the specified year.

In its capacity as the Non-Serviced Special Servicer for the 3650 Non-Serviced Whole Loans, 3650 Servicing will not have primary responsibility for custody services of original documents evidencing the 3650 Non-Serviced Whole Loans. 3650 Servicing may from time to time have custody of certain of such documents as necessary for enforcement actions involving the 3650 Non-Serviced Whole Loans or otherwise. To the extent that 3650 Servicing has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the Benchmark 2023-V2 PSA.

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3650 Servicing does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it anticipates acting as special servicer. In certain instances 3650 Servicing may have the right to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer. Generally, 3650 Servicing’s servicing functions under pooling and servicing agreements will not include collection on the pool assets, however 3650 Servicing will maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.

There are, to the actual current knowledge of 3650 Servicing, no special or unique factors of a material nature involved in special servicing the 3650 Non-Serviced Whole Loans as compared to the types of assets included in other commercial mortgage-backed securitization pools generally. 3650 Servicing’s processes and procedures with respect to the 3650 Non-Serviced Whole Loans will not materially differ from the processes and procedures to be employed by 3650 Servicing in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been any material changes to the policies or procedures of 3650 Servicing in the servicing function it will perform under the Benchmark 2023-V2 PSA for the 3650 Non-Serviced Whole Loans since the update of such policies and procedures effective in December 2022. 3650 Servicing periodically reviews and revises its policies and procedures.

No securitization transaction in which 3650 Servicing was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of 3650 Servicing as special servicer, including as a result of a failure by 3650 Servicing to comply with the applicable servicing criteria in connection with any securitization transaction. 3650 Servicing has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. 3650 Servicing has not yet been required to make an advance with respect to any securitization transaction. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by 3650 Servicing in connection with any securitization in which 3650 Servicing was acting as special servicer.

3650 Servicing does not believe that its financial condition will have any adverse effect on the performance of its duties under the Benchmark 2023-V2 PSA with respect to the 3650 Non-Serviced Whole Loans and, accordingly, 3650 Servicing believes that its financial condition will not have any material impact on the performance of the 3650 Non-Serviced Whole Loans.

From time to time 3650 Servicing may be a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. 3650 Servicing does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the 3650 Non-Serviced Whole Loans pursuant to the Benchmark 2023-V2 PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against 3650 Servicing or of which any of its property is the subject, that are material to the Certificateholders.

3650 Servicing may occasionally engage consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to

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the 3650 Non-Serviced Whole Loans with the exception of possibly outsourcing some base servicing functions.

In the commercial mortgage-backed securitizations in which 3650 Servicing acts as special servicer, 3650 Servicing may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, 3650 Servicing’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace 3650 Servicing as the special servicer.

Except as described above and except with respect to any fees 3650 Servicer will receive in its capacity as the Non-Serviced Special Servicer or limited (non-cashiering) subservicer for the 3650 Non-Serviced Whole Loans, neither 3650 Servicing nor any of its affiliates expects to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, 3650 Servicing or its affiliates may, in the future, own interests in certain other classes of certificates. Any such party will have the right to dispose of such certificates at any time.

Except as disclosed herein and except for 3650 Servicing acting as special servicer, there are no specific relationships that are material involving or relating to this transaction or the 3650 Non-Serviced Whole Loans between 3650 Servicing or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed herein, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this transaction – between 3650 Servicing or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

The foregoing information regarding 3650 Servicing set forth in this section entitled “—The Benchmark 2023-V2 Special Servicer” has been provided by 3650 Servicing.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) and each Serviced Whole Loan (other than any Servicing Shift Whole Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk

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assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of March 31, 2023, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $361.0 billion issued in 413 transactions.

As of March 31, 2023, Park Bridge Lender Services was acting as asset representations reviewer for 169 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $152.5 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders or the VRR Interest Owners, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification.” Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. The VRR Interest is intended to be an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules), and Bank of America, National Association is acting as the retaining sponsor under the Credit Risk Retention Rules (in such capacity, the “Retaining

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Sponsor”). Wells Fargo Bank, JPMCB, Morgan Stanley Bank and Bank of America (the “Retaining Parties”) will retain the indicated amount of the VRR Interest below.

The VRR Interest will have an aggregate VRR Interest Balance as of the Closing Date of approximately $33,753,617.99, representing approximately 5.0% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the certificates (other than the Class R certificates) and the VRR Interest). The effective interest rate of the VRR Interest will be equal to the WAC Rate. A portion of the VRR Interest will be certificated and represented by the definitive Class RR certificates (the “Class RR Certificates”), and a portion of the VRR Interest will be uncertificated and referred to herein as the “RR Interest”. The owner of the RR Interest is referred to as the “RR Interest Owner” and the RR Interest Owner and the holders of the Class RR Certificates (the “Class RR Certificateholders”) are referred to collectively as the “VRR Interest Owners”.

BANA will be permitted to offset the amount of its required risk retention by the portions of the VRR Interest acquired by each of Wells Fargo Bank, JPMCB and Morgan Stanley Bank, as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

On the Closing Date, the Retaining Sponsor will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $4,836,577.71 of the VRR Interest, representing approximately 14.3% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. Wells Fargo Bank, National Association, a national banking association, will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $15,126,504.38 of the VRR Interest, representing approximately 44.8% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. Wells Fargo Bank originated approximately 44.8% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Morgan Stanley Bank, N.A., a national banking association, will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $6,775,535.90 of the VRR Interest, representing approximately 20.1% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. Morgan Stanley Bank originated approximately 20.1% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. JPMorgan Chase Bank, National Association, a national banking association, will acquire from the depositor, and retain, in the form of the RR Interest, $7,015,000.00 of the VRR Interest, representing approximately 20.8% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. JPMCB originated approximately 20.8% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Each Retaining Party (other than BANA) will acquire its applicable portion of the VRR Interest from the depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the depositor (in the case of Morgan Stanley Bank, through its affiliate, MSMCH) the Mortgage Loans (or applicable portions thereof) that it has originated in exchange for cash consideration and such applicable portion of the VRR Interest. The VRR Interest Balance of such applicable

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portion of the VRR Interest (i) will, subject to certain adjustments for deal proceeds and expenses, represent a reduction in the price received by such Retaining Party from the depositor for the Mortgage Loans (or applicable portions thereof) sold by such Retaining Party (in the case of Morgan Stanley Bank, through its affiliate, MSMCH) to the depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under this “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates— EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

VRR Interest

VRR Interest Available Funds

The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the certificates other than the Class R Certificates (as a collective whole). The amount available for distribution to the holders of the VRR Interest on each Distribution Date will, in general, equal the sum of (i) the Required Credit Risk Retention Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the VRR Interest Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “VRR Interest Available Funds”).

The “VRR Interest Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the VRR Interest Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Required Credit Risk Retention Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

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Priority of Distributions

On each Distribution Date, for so long as the aggregate VRR Interest Balance of the VRR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the VRR Interest Available Funds, in the following order of priority:

First, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, in reduction of the VRR Interest Balance thereof, an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the VRR Interest Balance of the VRR Interest has been reduced to zero; and

Third, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of reimbursed Realized Losses and interest thereon distributed to the holders of the Regular Certificates and Trust Components pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, that to the extent any VRR Interest Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust.  The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Retained Percentage” is 100% minus the Required Credit Risk Retention Percentage.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates and Trust Components according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates and Trust Components according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

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The “Risk Retention Allocation Percentage” will equal the Required Credit Risk Retention Percentage divided by the Non-Retained Percentage.

Allocation of VRR Interest Realized Losses

The certificate administrator will be required to allocate any VRR Interest Realized Losses to the VRR Interest in reduction of the VRR Interest Balance thereof.

The “VRR Interest Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any successor REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the VRR Interest Balance of the VRR Interest after giving effect to distributions of principal on such Distribution Date.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the VRR Interest, pro rata based on the VRR Interest Balance of the RR Interest and the Class RR Certificates, in an aggregate amount equal to the Required Credit Risk Retention Percentage of such Excess Interest distributable to all certificates and the VRR Interest. Excess Interest will not be available to make distributions to any class of certificates (other than the Class V certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the VRR Interest the Required Credit Risk Retention Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Qualifying CRE Loans

The Retaining Parties have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

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Description of the Certificates

General

The certificates and the VRR Interest will be issued pursuant to a pooling and servicing agreement, between the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2023-5YR2 will consist of the following classes: the Class A-1 certificates, the Class A-2-1 Exchangeable Certificates and the Class A-3 Exchangeable Certificates (collectively, with the Class A-S Exchangeable Certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively, the “Class X Certificates”), and the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates.

The issuing entity will also issue an “eligible vertical interest” (as defined in Regulation RR), a portion of which will be certificated and represented by the definitive Class RR certificates (the “Class RR Certificates”), and the other portion of which will be uncertificated and referred to herein as the “RR Interest”. The Class RR certificates and the RR Interest are collectively referred to in this prospectus as the “VRR Interest”. Each of the Class RR Certificates and the RR Interest will represent interests in a REMIC regular interest and a portion of the entitlement to Excess Interest and will be entitled to receive certain distributions under the PSA as described under “Credit Risk Retention.” However, neither the Class RR Certificates nor the RR Interest will be a “certificate” for purposes of this prospectus.

The Class A Certificates (other than the Class A-S Exchangeable Certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) are collectively referred to in this prospectus as the “Regular Certificates”.

The “Exchangeable Certificates” are comprised of (i) the Class A-2-1, Class A-2-1-1, Class A-2-1-2, Class A-2-1-X1, Class A-2-1-X2 certificates (collectively, the “Class A-2-1 Exchangeable Certificates”), (ii) the Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1 and

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Class A-3-X2 certificates (collectively, the “Class A-3 Exchangeable Certificates”), (iii) the Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates”), (iv) the Class B, Class B-1, Class B-2, Class B-X1 and Class B-X2 certificates (collectively, the “Class B Exchangeable Certificates”) and (v) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates”). The Class A-2-1-X1, Class A-2-1-X2, Class A-3-X1, Class A-3-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates.”

The Certificates (other than the Class X certificates and the Exchangeable IO Certificates) are referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X-A certificates, the Class X-B certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts, and the Class RR Certificates and the RR Interest will have the respective VRR Interest Balances, shown under “Summary of Certificates and VRR Interest”.

The “Certificate Balance” of any class of Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The “VRR Interest Balance” of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the VRR Interest Balance of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, will be reduced by any distributions of principal actually made on, and by any VRR Interest Realized Losses actually allocated to, the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, on that Distribution Date. In the event that VRR Interest Realized Losses previously allocated to the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, in reduction of its VRR Interest Balance are recovered subsequent to such VRR Interest Balance being reduced to zero, holders of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “Credit Risk Retention—VRR Interest—Priority of Distributions” above.

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The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1 certificates and the Class A-2-1 and Class A-3 Trust Components outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S and Class B Trust Components outstanding from time to time. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The Notional Amount of each class of the Class X-F, Class X-G and Class X-H certificates will equal the Certificate Balance outstanding from time to time of the Class of Principal Balance Certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X Certificates.

The Notional Amounts of the Class A-2-1-X1 and Class A-2-1-X2 Trust Components will equal the Certificate Balance of the Class A-2-1 Trust Component. The Notional Amounts of the Class A-2-1-X1 and Class A-2-1-X2 Certificates will equal the Certificate Balances of the Class A-2-1-1 and Class A-2-1-2 Certificates, respectively.

The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Trust Components will equal the Certificate Balance of the Class A-3 Trust Component. The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Certificates will equal the Certificate Balances of the Class A-3-1 and Class A-3-2 Certificates, respectively.

The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively.

The Notional Amounts of the Class B-X1 and Class B-X2 Trust Components will equal the Certificate Balance of the Class B Trust Component. The Notional Amounts of the Class B-X1 and Class B-X2 Certificates will equal the Certificate Balances of the Class B-1 and Class B-2 Certificates, respectively.

The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C-X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

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The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates and the Exchangeable Certificates), the Class A-2-1, Class A-2-1-X1, Class A-2-1-X2, Class A-3, Class A-3-X1, Class A-3-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components and the regular interest portion of the VRR Interest will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates and the rights of the VRR Interest to receive a portion of the Excess Interest will be issued by the grantor trust (the “Grantor Trust”). The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC.

Distributions

Method, Timing and Amount

Distributions on the certificates and the VRR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in August 2023.

All distributions (other than the final distribution on any certificate or the VRR Interest) are required to be made to the Certificateholders in whose names the certificates are registered and the VRR Interest Owners previously identified to the certificate administrator, in each case, as of the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder or VRR Interest Owner at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder or VRR Interest Owner, as applicable, has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder or VRR Interest Owner, as applicable. The final distribution on any certificate or the VRR Interest is required to be made in like manner, but only upon presentation and surrender of the certificate (or certificate evidencing the applicable portion of the VRR Interest, if any) at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests. All distributions made with respect to the VRR Interest will be allocated pro rata among the VRR Interest Owners based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of any Class V or Class R Certificate will be set forth on the face thereof. The portion of the VRR Interest owned by any VRR Interest Owner is referred to herein as a “Percentage Interest.”

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in

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U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the VRR Interest Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates and the VRR Interest on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in each applicable Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in each applicable Collection Account that are due or reimbursable to any person other than the Certificateholders or the VRR Interest Owners;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in each applicable Collection Account;
●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates and the VRR Interest);
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in a Collection Account in error;
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●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan; and

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by any master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by any master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (the “Available Funds”).

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) (x) the aggregate portion of the Interest Distribution Amount for each class of Regular Certificates and each Trust Component that would remain unpaid as of the close of business on the Distribution Date, divided by (y) the Non-Retained Percentage, and (b) (x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Retained Percentage, and (ii) any outstanding Realized Losses and VRR Interest Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the VRR Interest Gain-on-Sale Remittance Amount as part of the definition of VRR Interest Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

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Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates and the Trust Components have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and the Class A-2-1, Class A-2-1-X1, Class A-2-1-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes and Trust Components;

Second, to the Class A-1 certificates and the Class A-2-1 and Class A-3 Trust Components, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date:

(a)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(b)  to the Class A-2-1 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made on such Distribution Date), until the Certificate Balance of the Class A-2-1 Trust Component is reduced to zero; and

(c)  to the Class A-3 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made on such Distribution Date), until the Certificate Balance of the Class A-3 Trust Component is reduced to zero; and

(ii)	on or after the Cross-Over Date, to the Class A-1 certificates and the Class A-2-1 and Class A-3 Trust Components, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1 certificates and the Class A-2-1 and Class A-3 Trust Components are reduced to zero;

Third, to the Class A-1 certificates and the Class A-2-1 and Class A-3 Trust Components, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class or Trust Component, then in an amount equal to, and pro rata based upon, interest on that amount at the Pass-Through Rate for such class or Trust Component compounded monthly from the date the related Realized Loss was allocated to such class or Trust Component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

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Fifth, to the Class A-S Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Seventh, to the Class B, Class B-X1 and Class B-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eighth, to the Class B Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

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Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

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The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) and the Class A-S, Class B and Class C Trust Components have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses or VRR Interest Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates.”

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates for any Distribution Date will equal the applicable rate set forth below:

The Pass-Through Rate for each Class of the Class A-1, Class A-2-1, Class D, Class E, Class F, Class G and Class H certificates for any Distribution Date will be a fixed rate per annum equal to the Pass-Through Rate set forth opposite such class of certificates in the table on the cover of this prospectus or the table under the heading “Summary of Certificates” in this prospectus, as applicable. The Pass-Through Rate for the Class A-3 certificates will be a variable rate per annum equal to the lesser of (a) the Pass-Through Rate set forth opposite such class of certificates in the table on the cover of this prospectus or the table under the heading “Summary of Certificates” in this prospectus, as applicable, and (b) the WAC Rate for the related Distribution Date. The Pass-Through Rate for the Class A-S certificates will be a variable rate per annum equal to the WAC Rate for the related Distribution Date minus 0.0240%.The Pass-Through Rate for each Class of the Class B and Class C certificates will be a variable rate per annum equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1 certificates and the Class A-2-1, Class A-2-1-X1, Class A-2-1-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1 and Class B-X2 Trust Components for the related Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation)

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The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for each Class of the Class X-F, Class X-G and Class X-H certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate for the related Distribution Date on the Class of Principal Balance Certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X Certificates.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than their allocated portion of Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Fee Rate; provided, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

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“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to (i) any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan (which, in the case of the Miracle Mile Shops Mortgage Loan, is the weighted average of the interest rates of the respective components of such Mortgage Loan) or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate or (ii) any Mortgage Loan or related Companion Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date. For the avoidance of doubt, the Mortgage Rate of any ARD Loan will not be construed to include the excess of the related Revised Rate over the related Initial Rate.

Exchangeable Certificates

Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2-1	Class A-2-1-1, Class A-2-1-X1
Class A-2-1	Class A-2-1-2, Class A-2-1-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the Closing Date, the Issuing Entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component.” Each Trust Component will be a REMIC “regular interest” issued by the Upper-Tier REMIC. Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

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Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-2-1	$22,000,000	Class A-2-1 Certificate Pass-Through Rate minus 1.00%
Class A-2-1-X1	Equal to Class A-2-1 Trust Component Certificate Balance	0.50%
Class A-2-1-X2	Equal to Class A-2-1 Trust Component Certificate Balance	0.50%
Class A-3	$421,623,000	Class A-3 Certificate Pass-Through Rate minus 1.00%
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-S	$76,958,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$26,454,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$20,843,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the Certificate Balance of the Class A-2-1 Trust Component (if such class of Exchangeable Certificates has an “A-2-1” designation), the Class A-3 Trust Component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B Trust Component (if such class of Exchangeable Certificates has a “B” designation) or the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation).

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Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-2-1 Exchangeable Certificates”	Class A-2-1	Class A-2-1, Class A-2-1-X1, Class A-2-1-X2
	Class A-2-1-1	Class A-2-1, Class A-2-1-X2
	Class A-2-1-2	Class A-2-1
	Class A-2-1-X1	Class A-2-1-X1
	Class A-2-1-X2	Class A-2-1-X1, Class A-2-1-X2
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-2-1 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-2-1, Class A-3, Class A-S, Class B or Class C Trust Component, respectively. The maximum Certificate Balances of Class A-2-1, Class A-3, Class A-S, Class B and Class C certificates will be issued on the Closing Date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Each class of Class A-2-1 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-2-1 Trust Component and Class A-3 Trust Component, Class A-S Trust Component, Class B Trust Component or Class C Trust Component, respectively. Each class of Class A-2-1 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support percentage,

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Assumed Final Distribution Date, weighted average life and expected principal window as the Class A-2-1, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown above in the “Summary of Certificates and VRR Interest” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Realized Losses) allocated to each of the Class A-2-1, Class A-3, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates.” The Trust Components will not be withdrawn from the grantor trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to CCTCMBSBondAdmin@computershare.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

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The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

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(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders and the VRR Interest Owners on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by any master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

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The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)         the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)       all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)   any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

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(i)         the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)      the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and VRR Interest Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to any master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders and the VRR Interest Owners or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such

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Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates in an amount equal to the Non-Retained Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. Because there are no ARD Loans related to the Trust as of the Closing Date, there will be no Excess Interest distributable to the Class V Certificates.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the Miracle Mile Shops Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any

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related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to the Miracle Mile Shops Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to the Miracle Mile Shops Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the Miracle Mile Shops Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to the Miracle Mile Shops Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to the Miracle Mile Shops Mortgage Loan, such principal to be applied to the components thereof in

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sequential order, in each case until the outstanding principal balance of each such component is reduced to zero); and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions. Interest received on the Miracle Mile Shops Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in the Miracle Mile Shops Mortgage Loan. Principal received on the Miracle Mile Shops Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the Miracle Mile Shops Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced

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due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to the Miracle Mile Shops Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to the Miracle Mile Shops Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the Miracle Mile Shops Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates) (with respect to the Miracle Mile Shops Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Interest received on the Miracle Mile Shops Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in the Miracle Mile Shops Mortgage Loan. Principal received on the Miracle Mile Shops Mortgage Loan pursuant to the foregoing will be required

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to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(x) to the classes of Certificates specified below, in the following amounts:

(1) to each class of the Class A-1, Class A-2-1, Class A-2-1-1, Class A-2-1-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date,

(2) to the Class A-2-1-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-1-1 certificates and the applicable principal prepayment,

(3) to the Class A-2-1-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-1-2 certificates and the applicable principal prepayment,

(4) to the Class A-3-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a

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fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(5) to the Class A-3-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(6) to the Class A-S-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7) to the Class A-S-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8) to the Class B-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the total

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amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9) to the Class B-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10) to the Class C-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11) to the Class C-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 certificates and the Class A-2-1 Exchangeable Certificates and the Class A-3 Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or

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Prepayment Premium distributed to the Class A-1 certificates and the Class A-2-1 Exchangeable Certificates and the Class A-3 Exchangeable Certificates as described above,

(13) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the amount of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates, as described above, and

(14) to the Class X-D certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above in this clause (x), and

(y) to the VRR Interest (and, correspondingly, pro rata to the Class RR Certificates and the RR Interest based on their respective Percentage Interests in the VRR Interest), the Required Credit Risk Retention Percentage of such Yield Maintenance Charge or Prepayment Premium.

All Yield Maintenance Charges and Prepayment Premiums referred to above will be net of any Liquidation Fees payable therefrom.

Notwithstanding any of the foregoing in clause (x) to the contrary, if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will be required to pay to the holders of each remaining Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) the Non-Retained Percentage of any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the Pass-Through Rate on that class, then the Base Interest Fraction will equal zero; and
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●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the Pass-Through Rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-F, Class X-G, Class X-H, Class V or Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates or the VRR Interest, as applicable, is the Distribution Date on which the aggregate Certificate Balance or VRR Interest Balance, as applicable, of that class of certificates or the VRR Interest, as

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applicable, would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be the date set forth next to such class (or, with respect to each class of Class A-2-1 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-2-1, Class A-3, Class A-S, Class B or Class C certificates, respectively) in the table under “Summary of Certificates and VRR Interest” above.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in July 2056. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Serviced Mortgage Loan or Serviced Whole Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to any Serviced A/B Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on

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each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Serviced Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Serviced Mortgage Loans or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders or the VRR Interest Owners to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to any related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

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The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by each applicable master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among the classes of Regular Certificates and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Certificates will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Exchangeable Certificates will likewise have the benefit of the subordination of the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates. The Class B Exchangeable Certificates will likewise have the benefit of the subordination of the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates. The Class C Exchangeable Certificates will likewise have the benefit of the subordination of the Class D, Class E, Class F, Class G and Class H certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Certificates that are Principal Balance Certificates on any Distribution Date will be made first, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, second, to the Class A-2-1 Trust Component, until its Certificate Balance has been reduced to zero and third, to the Class A-3 Trust Component, until its Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1 certificates and the Class A-2-1 and Class A-3 Trust Components, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances), until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

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Allocation to the Class A-1 certificates and the Class A-2-1 and Class A-3 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1 certificates and the Class A-2-1 and Class A-3 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1 certificates and the Class A-2-1 and Class A-3 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-1 certificates and the Class A-2-1 and Class A-3 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1 certificates and the Class A-2-1 and Class A-3 Trust Components by the Subordinate Certificates.

Following retirement of the Class A-1 certificates and the Class A-2-1 and Class A-3 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B and Class C Trust Components and the Class D, Class E, Class F, Class G and Class H certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H certificates) and Trust Components as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders and the VRR Interest Owners on that date, the certificate administrator is required to calculate the Realized Loss and VRR Interest Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse each applicable master servicer, each applicable special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class H certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

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sixth, to the Class C Trust Component;

seventh, to the Class B Trust Component; and

eighth, to the Class A-S Trust Component.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-1 certificates and the Class A-2-1 and Class A-3 Trust Components, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Realized Loss applied to the Class A-2-1, Class A-3, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

Realized Losses will not be allocated to the VRR Interest, the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses and VRR Interest Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to each applicable special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee” and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates, a Trust Component or the VRR Interest will be considered outstanding until its Certificate Balance, Notional Amount or VRR Interest Balance, as applicable, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance or VRR Interest Balance, as applicable, to zero, reimbursements of any previously allocated Realized Losses or VRR Interest Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates and the VRR Interest, as applicable, in accordance with the payment priorities set forth in “—Distributions—Priority of

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Distributions” above and, with respect to the VRR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—VRR Interest—Priority of Distributions”.

Reports to Certificateholders and VRR Interest Owners; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by each applicable master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder and VRR Interest Owner of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate or a VRR Interest Owner, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates or in reduction of the VRR Interest Balance of the VRR Interest and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class or the VRR Interest, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder or VRR Interest Owner, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder, Certificate Owner or VRR Interest Owner reasonably requests, to enable Certificateholders and the VRR Interest Owners to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by any master servicer, the certificate administrator or any special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

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(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, each applicable master servicer, each applicable special servicer, the trustee and the certificate administrator will not be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the VRR Interest Owners by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file;
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the applicable master servicer from the applicable special servicer).
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In addition, each master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Serviced Mortgage Loan and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2023, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2023, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by any master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or Risk Retention Consultation Party and any VRR Interest

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Owner) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the applicable master servicer nor the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest, by VRR Interest Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be Bank of America, National Association.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

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“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means with respect to the Directing Certificateholder or any Controlling Class Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, a VRR Interest Owner, the Directing Certificateholder or the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA (2) if such person is the Risk Retention

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Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder or the Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to Excluded Information on the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of any special servicer’s, any master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, any master servicer, any special servicer, the trustee or

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the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, Morningstar Credit Information & Analytics, LLC, RealInsight, Thomson Reuters Corporation and KBRA Analytics, LLC, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or VRR Interest Owner that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder or VRR Interest Owner, as applicable, copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder or VRR Interest Owner, as applicable; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder or VRR Interest Owner, as applicable, may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders and VRR Interest Owners will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

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Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by a master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files;
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator); and
o	the annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by a special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report; and
o	any CREFC® appraisal reduction template received by the certificate administrator;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
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o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates or the VRR Interest;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders or VRR Interest Owners of the termination of a master servicer or special servicer;
o	any notice of resignation or termination of a master servicer or special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders or VRR Interest Owners of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any Attestation Reports delivered to the certificate administrator;
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and
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o	any notice or documents provided to the certificate administrator by the depositor or any applicable master servicer directing the certificate administrator to post to the “special notices” tab;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders, Certificate Owners and VRR Interest Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the Credit Risk Retention Rules.

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and each of the applicable master servicer and the applicable special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available

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to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, VRR Interest Owners and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) any master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by any special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity, the Certificateholders and/or the VRR Interest Owners, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in

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accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder, VRR Interest Owner and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders, VRR Interest Holders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, VRR Interest Owner or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies, any Certificateholder or any prospective Certificateholder or any VRR Interest Owner that has in each case provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not

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be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or VRR Interest Owners only those persons in whose names the certificates or VRR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)      in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class V or Class R certificates or the VRR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the applicable Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

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Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

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Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the applicable special servicer or the applicable master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on,

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such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

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Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, any master servicer, any special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class RR Certificates are expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners thereof.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder, Certificate Owner or VRR Interest Owner to communicate with other Certificateholders, Certificate Owners or VRR Interest Owners related to Certificateholders, Certificate Owners

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or VRR Interest Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder, Certificate Owner or VRR Interest Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder, Certificate Owner or VRR Interest Owner is interested in communicating with other Certificateholders, Certificate Owners or VRR Interest Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders, Certificate Owners or VRR Interest Owners may use to contact the requesting Certificateholder, Certificate Owner or VRR Interest Owner.

Any Certificateholder, Certificate Owner or VRR Interest Owner wishing to communicate with other Certificateholders, Certificate Owners or VRR Interest Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK5 2023-5YR2

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders, Certificate Owners or VRR Interest Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates or VRR Interest, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates or VRR Interest, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates or VRR Interest: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s, Certificate Owner’s or VRR Interest Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders and VRR Interest Owners

Upon the written request of any Certificateholder or VRR Interest Owner, which is required to include a copy of the communication the Certificateholder or VRR Interest Owner proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series and/or VRR Interest Owners with respect to their rights under the PSA or the certificates and/or the VRR Interest, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder or VRR Interest Owner (at such Certificateholder’s or VRR Interest Owner’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders or VRR Interest Owners related to the class of certificates or the VRR Interest, as applicable. In addition, upon written

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request to the certificate administrator of any Certificateholder, certificate owner (if applicable) or VRR Interest Owner that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder, certificate owner or VRR Interest Owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, the One & Two Commerce Square Mortgage Loan will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which the related mortgage loan sellers are selling Mortgage Loans, only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                          the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                       the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (or a copy provided by the applicable recording office if a certified copy cannot be provided by such office, provided that the Custodian is not required to investigate whether the recording office cannot provide a certified copy);

(iii)                   an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                     the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (or a copy provided by the applicable recording office if a certified copy cannot be provided by such office, provided that the Custodian is not required to investigate whether the recording office cannot provide a certified copy);

(v)                       an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if

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applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                     the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)                 originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)               the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                  any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                     an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)                  the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)                the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)             the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)              the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)                 the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi)              the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

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(xvii)           the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)        the original or a copy of all related environmental insurance policies.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note (or, with respect to the Back Bay Office Whole Loan, the related Pari Passu Companion Loan evidenced by promissory note A-4) on or about the applicable Servicing Shift Securitization Date.

Notwithstanding anything to the contrary contained herein, with respect to the One & Two Commerce Square Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver Mortgage Notes as part of the related Mortgage File will be limited to delivery of only the Mortgage Notes held by such party. In addition, with respect to such Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence File to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)                                 A copy of each of the following documents:

(i)                              the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                           the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)                        any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                         all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or

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provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                            the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                         any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)                      any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)                   any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)                       any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                          any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)                       any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)                    any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)                 all related environmental reports; and

(xiv)                  all related environmental insurance policies;

(b)                                a copy of any engineering reports or property condition reports;

(c)                                other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), copies of a rent roll;

(d)                                 for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)                                 a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that

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are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)           a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)          a copy of the appraisal for the related Mortgaged Property(ies);

(h)         for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)           a copy of the applicable mortgage loan seller’s asset summary;

(j)           a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)         a copy of all zoning reports;

(l)           a copy of financial statements of the related mortgagor;

(m)       a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)         a copy of all UCC searches;

(o)         a copy of all litigation searches;

(p)         a copy of all bankruptcy searches;

(q)         a copy of any origination settlement statement;

(r)          a copy of the insurance summary report;

(s)         a copy of organizational documents of the related mortgagor and any guarantor;

(t)           a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)         a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)          a copy of any closure letter (environmental); and

(w)         a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage

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Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders or any VRR Interest Owner in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(i)   such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (ii); or

(ii)  in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan (or, in the case of the One and Two Commerce Square Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected

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Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (or, in the case of the One and Two Commerce Square Mortgage Loan Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable and (iv) such Material Defect does not relate to the applicable mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel or other hospitality property, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

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If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of the One & Two Commerce Square Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If a cross-collateralized Mortgage Loan is required to be repurchased or substituted for and the applicable Material Defect does not constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related group of cross-collateralized Mortgage Loans (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related cross-collateralized group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for the other cross-collateralized Mortgage Loan(s) in the related cross-collateralized group unless such other cross-collateralized Mortgage Loans satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria defined below. In the event that the remaining cross-collateralized Mortgage Loans in such cross-collateralized group satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected cross-collateralized Mortgage Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the cross-collateralized Mortgage Loans in the related cross-collateralized group. Any reserve or other cash collateral or letters of credit securing the cross-collateralized Mortgage Loans will be allocated among the related cross-collateralized Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this paragraph and the following paragraph, all other terms of the related Mortgage Loans will remain in full force and effect without any modification thereof.

Notwithstanding the immediately preceding paragraph, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the depositor may cause the related mortgage loan seller to repurchase only that cross-collateralized Mortgage Loan required to be repurchased, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related cross-collateralized Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, the PSA and the related MLPA, including the Cross-Collateralized Mortgage Loan Repurchase Criteria, (ii) in connection with such partial release, the related mortgage loan seller obtains an opinion of counsel (at such mortgage loan seller’s expense) to the effect that the contemplated action will not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) in connection with such partial release, the related mortgage loan seller delivers or causes to be delivered to the custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

With respect to any cross-collateralized Mortgage Loan, to the extent that the applicable mortgage loan seller is required or elects, as applicable, to repurchase or substitute for such cross-collateralized Mortgage Loan in the manner prescribed in either of the two preceding

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paragraphs while the trustee continues to hold any other cross-collateralized Mortgage Loans in the related cross-collateralized group, the applicable mortgage loan seller and the Enforcing Servicer, on behalf of the trustee, as assignee of the depositor, will, as set forth in the related MLPA, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the trustee, the Primary Collateral securing the Mortgage Loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the cross-collateralized Mortgage Loans held by such party, then both parties have agreed in the related MLPA to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related MLPA to remove the threat of material impairment as a result of the exercise of remedies.

“Cross-Collateralized Mortgage Loan Repurchase Criteria” means, with respect to any group of cross-collateralized Mortgage Loans as to which one or more (but not all) of the cross-collateralized Mortgage Loans therein are affected by a Material Defect (the cross-collateralized Mortgage Loan(s) in such cross-collateralized group affected by such Material Defect, for purposes of this definition, the “affected cross-collateralized Mortgage Loans” and the other cross-collateralized Mortgage Loan(s) in such cross-collateralized group, for purposes of this definition, the “remaining cross-collateralized Mortgage Loans”) (i) the debt service coverage ratio for all the remaining cross-collateralized Mortgage Loans for the 4 most recently reported calendar quarters preceding the repurchase or substitution shall not be less than the least of (a) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) for the 4 preceding calendar quarters preceding the repurchase or replacement and (c) 1.25x, (ii) the loan-to-value ratio for all the remaining cross-collateralized Mortgage Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the related mortgage loan seller shall not be greater than the greatest of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire cross-collateralized group, (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s) at the time of repurchase or substitution, and (c) 75%, (iii) the related mortgage loan seller, at its expense, shall have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a cross-collateralized Mortgage Loan shall not cause (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity, (iv) the related mortgage loan seller causes the affected cross-collateralized Mortgage Loan to become not cross-collateralized and cross-defaulted with the remaining related cross-collateralized Mortgage Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any cross-collateralized Mortgage Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder shall have

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consented to the repurchase or substitution of the affected cross-collateralized Mortgage Loan, which consent shall not be unreasonably withheld, conditioned or delayed.

With respect to any cross-collateralized Mortgage Loan, “Primary Collateral” means that portion of the related Mortgaged Property designated as directly securing such cross-collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such cross-collateralized Mortgage Loan.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Certificateholder or the holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan (or successor REO Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to the One & Two

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Commerce Square Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

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(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders, the VRR Interest Owners and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with

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a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon the applicable mortgage loan seller’s remittance of such costs and expenses, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

As stated above, with respect to a Material Defect related to the One & Two Commerce Square Mortgage Loan (3.7%), each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor (50% with respect to Bank of America and 50% with respect to JPMCB). It is possible that under certain circumstances only one of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

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Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Others”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the

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depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates and the VRR Interest Owners. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates and the VRR Interest Owners. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders and the VRR Interest Owners the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders and the VRR Interest Owners (as a collective whole as if such Certificateholders and the VRR Interest Owners constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the VRR Interest Owners and the holder of the related Companion Loans (as a collective whole as if such Certificateholders, the VRR Interest Owners and the holder or holders of the related Companion Loans constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loans), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

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(A) any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate or any portion of the VRR Interest (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the applicable master servicer to make advances;

(D) the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or a related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

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Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, any master servicer or special servicer. Notwithstanding the foregoing, no special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

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Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, each master servicer will be required to make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to reduce or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. To the extent that any master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

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No master servicer or the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

No special servicer will be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that any master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, no master servicer, special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

No special servicer will have an obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of any master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and the VRR Interest Owners and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

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The applicable master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, no master servicer, special servicer or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option, make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Mortgage Loan, to the applicable master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is non-recoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If any special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders and the VRR Interest Owners. Each master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable

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special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and the VRR Interest Owners.

With respect to a Non-Serviced Whole Loan, if any Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or the VRR Interest or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan except as described under “Description of the Mortgage Pool—The Whole Loans”, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the applicable master servicer, the applicable special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account.

If the funds in each applicable Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the

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majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by any master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in each applicable Collection Account for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in each applicable Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in each applicable Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic

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Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation or full, partial or discounted payoff of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The applicable master servicer will also be required to establish and maintain one or more segregated custodial accounts (collectively, the “Companion Distribution Account”) with respect to the Serviced Companion Loans, each of which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners.

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On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by each applicable master servicer from the applicable Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates or distributable to the VRR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates and the Exchangeable Certificates and to make distributions of interest and principal from VRR Interest Available Funds to the holders of the VRR Interest, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—VRR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and of the VRR Interest Owners. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by each applicable master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the P&I Advance Date immediately preceding the applicable Distribution Date, the applicable master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by such master servicer during the related Collection Period.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “VRR Interest Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the VRR Interest Owners, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), the amounts will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Retained Percentage multiplied by such amounts and into the VRR Interest Gain-on-Sale Reserve Account in an amount equal to the Required Credit Risk Retention Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and

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payable on the Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and the amounts in the VRR Interest Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of VRR Interest Available Funds to all amounts due and payable on the VRR Interest (including to reimburse for VRR Interest Realized Losses previously allocated to the VRR Interest). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and VRR Interest Gain-on-Sale Reserve Account, as applicable, to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates, the Trust Components and the VRR Interest have been made.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners.

Each applicable Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the VRR Interest Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by any master servicer, the certificate administrator or any special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

Any master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                           to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)                        to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for

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Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under
“—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                     to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                      to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                         to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                      to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)                   to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)                to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)                    to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                       to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” and “—Special Servicing Compensation”;

(xi)                    to recoup any amounts deposited in its Collection Account in error;

(xii)                 to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

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(xiii)              to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)               to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of any master servicer, any special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)                  to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)               to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)            to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)         to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)             in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i) through (xviii) above;

(xx)                to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)             to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to

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the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Companion Loan; provided that a P&I Advance will be reimbursable from the proceeds of the Whole Loan prior to any distribution to the promissory notes comprising such Whole Loan to the extent provided under the related Intercreditor Agreement, as described under “Description of the Mortgage Pool—The Whole Loans”. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates and the VRR Interest on any Distribution Date will generally be net of the following amounts:

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicers	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicers(2)	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee / Special Servicers(2)	With respect to (i) each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans for which the applicable special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	Modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (but not any related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower actually pays with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in each applicable Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in each applicable Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan the sum of: (i) $20,500 multiplied by the number of Subject Loans, plus (ii) $2,050 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,700 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in each applicable Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in each applicable Collection Account.	Time to time
Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in each applicable Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and applicable special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.
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Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with respect to each Serviced Mortgage Loan (and any successor REO Loan), a per annum rate equal to the sum of a master servicing fee rate equal to 0.00250% per annum and a primary servicing fee rate equal to 0.00250% per annum (or, with respect to (i) each of the Alabama Hotel Portfolio Mortgage Loan and the Queens Crossing Mortgage Loan, 0.00125% per annum, and (ii) the Park West Shopping Center Mortgage Loan, 0.01250% per annum), (ii) with respect to each Non-Serviced Mortgage Loan (and any successor REO Loan), a master servicing fee rate equal to 0.00250% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” and (iii) with respect to each Serviced Companion Loan (and any successor REO Loan), a primary servicing fee rate equal to 0.00250% per annum (or, with respect to each Queens Crossing Companion Loan, 0.00125% per annum); provided, that with respect to each Servicing Shift Mortgage Loan, on and after the related Servicing Shift Securitization Date, the primary servicing fee rate comprising a part of the related “Servicing Fee Rate” will be paid to the related Non-Serviced Master Servicer. The Servicing Fee payable to each applicable master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; provided, that if any such matter involves a Major Decision, then such master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA
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on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided, that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements and demand charges actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) for beneficiary statements and demands prepared by such master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and
●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such penalty charges, late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive all or a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce, waive or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce, waive or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce, waive or elect not to charge its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer.

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In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee (which portion will be 0% if the applicable master servicer elects not to exercise such right to retain) with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as a master servicer and,

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to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” which fee is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% (or, with respect to the Back Bay Office Whole Loan, 0.75%) to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be

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reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If any special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If any special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to each (a) Non-Specially Serviced Loan with respect to which it acts as Enforcing Servicer; (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer receives (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if

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applicable) or (iii) any Loss of Value Payment or Purchase Price paid by a Mortgage Loan Seller (except if such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and any REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% (or, with respect to the Back Bay Office Whole Loan, 0.75%) to, the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                          (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90 day initial cure period or, if applicable, within the subsequent 90 day extended cure period,

(ii)                        the purchase of (A) any Specially Serviced Loan that is part of a Serviced A/B Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (B) of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)                     the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)                       with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                          the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or

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its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)                      if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation to each Mortgage Loan and Serviced Companion Loan for which it acts as special servicer in the form of:

(i)                           100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)                        100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Serviced Mortgage Loans and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction,

(iii)                     100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)                      100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)                         50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Serviced Mortgage Loans or Serviced Companion Loan(s) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision, and

(vi)                      100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by such special servicer; and

(vii)                   100% of any charges collected for checks intended for deposit in the applicable REO account maintained by the special servicer and returned for insufficient funds.

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The applicable special servicer will also be entitled to penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value Payment reserve account in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided, that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee, and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee, and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as a special servicer under the PSA, no special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two business days following the Determination Date, and

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such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal review fees received or retained by either special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01357% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding any related Companion Loan) and REO Loan, and will be equal to the product of

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a rate equal to 0.00184% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower actually pays) with respect to any Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the VRR Interest have been reduced to zero as a result of the allocation of Realized Losses and VRR Interest Realized Losses to such certificates and VRR Interest, as applicable, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates and the VRR Interest as described above in “—Withdrawals from each applicable Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00037% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage

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Loans. In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $20,500 multiplied by the number of Subject Loans, plus (ii) $2,050 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,700 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates and the VRR Interest as described above in “—Withdrawals from each applicable Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the VRR Interest Owners, of the issuing entity pursuant

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to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)      the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by any special servicer;

(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)      90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)      immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to any such Excluded Loan) and the

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operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date on which the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA that is in the possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below, equal to the excess of:

(a)        the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)        the excess of

1.     the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and
b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.     the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,
b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and
c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and

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Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) in accordance with the related Intercreditor Agreement and second, pro rata, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the applicable special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer that is in the possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

Each such report of the Appraisal Reduction Amount will also be forwarded by the applicable master servicer (or the applicable special servicer if the related Whole Loan is a Specially Serviced Loan) to the holder of any related Serviced Pari Passu Companion Loan (or if applicable, to the Other Master Servicer of the securitization into which such Serviced Pari Passu Companion Loan has been sold).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the master servicer in the master servicer’s possession reasonably necessary to calculate the Appraisal

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Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. No master servicer will calculate Appraisal Reduction Amounts.

With respect to each Serviced Mortgage Loan and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of each applicable Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information in the possession of the applicable master servicer that is reasonably requested by the applicable special servicer from the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Serviced Companion Loan by the applicable master servicer (or the applicable special servicer if the related Whole Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan as to such party), the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the

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provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the VRR Interest Owners. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s), on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, pro rata based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, seventh, pro rata based on their respective interest entitlements, to the Class B, Class B-X1 and Class B-X2 Trust Components, eighth, pro rata based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, and finally, pro rata based on their respective interest entitlements, to the Class A-1 certificates, the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and the Class A-2-1, Class A-2-1-X1, Class A-2-1-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components). See “—Advances” and “Description of the Certificates—Distributions—Exchangeable Certificates” in this prospectus. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the VRR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the VRR Interest on the one hand and the certificates, on the other hand, based on the Required Credit Risk Retention Percentage and the Non-Retained Percentage, respectively.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the

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related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicer (with regard to Non-Serviced Mortgage Loans), the trustee, the operating advisor (unless a Control Termination Event has occurred and is continuing and the applicable special servicer has calculated any such Collateral Deficiency Amount) or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation or determination of any Appraisal Reduction Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant

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information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The applicable master servicer (other than with respect to Non-Serviced Mortgage Loans), the operating advisor (unless a Control Termination Event has occurred and is continuing and the applicable special servicer has calculated any such Collateral Deficiency Amount) and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount. The special servicer and certificate administrator will be entitled to conclusively rely on the applicable master servicer’s calculations of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

“Allocated Collateral Deficiency Amount” means, with respect to any Collateral Deficiency Amount, the Non-Retained Percentage of such Collateral Deficiency Amount.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the applicable special servicer or the operating advisor, Allocated Appraisal Reduction Amounts and Allocated Collateral Deficiency Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C Trust Component, seventh, to the Class B Trust Component, eighth, to the Class A-S Trust Component, and finally, pro rata based on their respective Certificate Balances, to the Class A-1 certificates and the Class A-2-1 and Class A-3 Trust Components).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Allocated Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H certificates, second, to the Class G certificates, and then, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), but only to the extent of the Allocated Appraisal Reduction Amounts and Allocated Cumulative Appraisal Reduction Amounts as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer (in the case of a Serviced Mortgage Loan) or the applicable master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the applicable master servicer or the applicable special servicer, as the case may be, and the applicable master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction

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Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Notwithstanding any of the foregoing to the contrary, the holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The applicable special servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non Serviced Mortgage Loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non Serviced Special Servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans) and the applicable special servicer (for any Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Serviced Mortgage Loan) receipt of information that is in the possession of the applicable master servicer and reasonably requested by the applicable special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the applicable special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See

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“Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. In addition, upon the written request of the Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention

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Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by such special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, no master servicer will be required to maintain, and will be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, each applicable master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that each applicable master servicer and special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable master servicer (with respect to a non-Specially

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Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer, and the applicable master servicer (in the case of a Specially Serviced Loan, after notice from the applicable special servicer) will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the applicable master servicer (with respect to a Non-Specially Serviced Loan) or applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The master servicer (at its own expense) and the special servicer (at the expense of the trust fund) may rely on insurance consultants in making the determinations described above.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the

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improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the applicable special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and any Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and any related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the VRR Interest Owners. Any cost incurred by any master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and each applicable special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by any special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the applicable special servicer from general collections in the Collection Accounts.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

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Modifications, Waivers and Amendments

The applicable master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the applicable special servicer. The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the applicable special servicer nor the applicable master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust, or the Grantor Trust or any Trust REMIC to be subject to tax. With respect to any Major Decision that the applicable master servicer and the applicable special servicer have mutually agreed will be processed by such master servicer, such master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the applicable special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer having obtained the consent or deemed consent of the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder or Subordinate Companion Loan holder, as applicable, and such objection is communicated to the applicable special servicer) within 10 business days (or, with respect to a Serviced A/B Whole Loan, the period prescribed in the related Intercreditor Agreement) of such party’s receipt from the applicable special servicer of such special servicer’s or the applicable master servicer’s, as applicable, recommendation and analysis and all information reasonably requested by such party with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the applicable special servicer will be required to consult with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request as described above, the applicable special servicer will be required to process such request (including, without

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limitation, interfacing with the borrower) and such master servicer will have no further obligation with respect to such request or such Major Decision.

With respect to a Non-Specially Serviced Loan (and in the case of clause (ix), a Non-Serviced Mortgage Loan), the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the applicable master servicer will not be required to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder (other than as provided below in this paragraph), the special servicer or the Risk Retention Consultation Party:

(i)                           grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements, (except that, other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)                        consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)                    approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)                      grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases)(provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)                         consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower

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to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)                      consent to a change in property management relating to any Mortgage Loan and related Serviced Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $10,000,000);

(vii)                   approve annual operating budgets for Mortgage Loans;

(viii)                consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

(ix)                    grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)                       any modification, amendment, consent to a modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and other than amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement) the Directing Certificateholder’s consent (or deemed consent) will be required for any such modification to an intercreditor, co-lender or similar agreement other than during a Control Termination Event, and if any modification or amendment would adversely impact the applicable special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(xi)                    any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)                 approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan

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documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment;

(xiii)              any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; and

(xiv)               grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement; provided, further, that, with respect to any Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period with regard to such Serviced A/B Whole Loan, the foregoing matters will not include (and Master Servicer Decision will not include) any action that constitutes a “major decision” under the related Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to any Major Decision in respect of a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention

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Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, (y) with respect to any Serviced A/B Whole Loan, any rights of the holder of the related Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The applicable special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The applicable special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the applicable special servicer closes any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, such special servicer will be required to notify the applicable master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the

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occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the applicable master servicer agrees to any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, such master servicer will be required to notify the certificate administrator, the trustee, the applicable special servicer (and such special servicer will be required to forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and special servicer and to the holder of any related Serviced Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable master servicer (with respect to a Serviced Mortgage Loan or a related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the

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Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i) (y) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Certificateholder’s receipt of such special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to such special servicer in order to grant or withhold such consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has consulted with the Directing Certificateholder) or (z) with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement if and to the extent required, and pursuant to the process described under “—The Directing Certificateholder—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any). The applicable master servicer (with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) (y) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the applicable special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the applicable special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a

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Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the applicable master servicer will be required to promptly provide the applicable special servicer with written notice of any such request for such matter and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance, except as provided in the next sentence. With respect to such request, the applicable master servicer is required to continue to cooperate with the applicable special servicer by delivering any additional information in such master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to such a “due-on-sale” or “due-on-encumbrance” clause. If the applicable master servicer and applicable special servicer mutually agree that the applicable master servicer is to process such request, the applicable master servicer will be required to provide the applicable special servicer with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the applicable special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, such special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest, upon request of the Risk Retention Consultation Party, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. No master servicer or special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise),

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any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2024 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2025) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from each applicable Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loans, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to any Serviced A/B Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

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Collection of Operating Information

With respect to each Serviced Mortgage Loan, the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2023 and the calendar year ending on December 31, 2023. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by any special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing if:

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer or the applicable special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer, as applicable (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

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(3)      the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered on or before the date on which the subject payment was due a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to

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(x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)      there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders and VRR Interest Owners (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days));

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)      the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other

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than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement))) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders and VRR Interest Owners (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders and the VRR Interest Owners with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. No master servicer or special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

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●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of any Serviced A/B Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);
●	with respect to any Serviced A/B Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event and, with respect to any Serviced A/B Whole Loan, only to the extent that it is subject to a Control Appraisal Period);
●	the applicable master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property),
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(B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and
●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders, the VRR Interest Owners and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the

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disapproval is not in the best interests of the Certificateholders, the VRR Interest Owners and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard, and after the occurrence and continuance of a Control Termination Event, may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. Prior to the occurrence of a Control Termination Event, the applicable special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the approval or deemed approval of the Directing Certificateholder.

If a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, if both a Control Termination Event has occurred and is continuing and a Control Appraisal Period is in effect), the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates) and the VRR Interest Owners, as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders and the VRR Interest Owners as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders, the VRR Interest Owners and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the applicable special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

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After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan or any Serviced A/B Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to receive any Asset Status Report or otherwise consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report unless a Control Appraisal Period exists. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred and such Serviced Mortgage Loan is a Defaulted Loan, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders and the VRR Interest Owners, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed

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within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the VRR Interest Owners (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and VRR Interest Owners and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders and the VRR Interest Owners (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate or the VRR Interest is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The

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retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the VRR Interest Owners is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and VRR Interest Owners to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the VRR Interest Owners. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, the VRR Interest Owners and, with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing

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Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the applicable special servicer is required to remit to the applicable master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders and the VRR Interest Owners or, in the case of a Serviced Whole Loan, Certificateholders, VRR Interest Owners and any holder of the related Serviced Pari Passu Companion Loan or any holder of a related Serviced Subordinate Companion Loan (as a collective whole as if such Certificateholders, VRR Interest Owners and Companion Holder constituted a single lender and, with respect to a Serviced A/B Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders, the VRR Interest Owners and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the applicable special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the VRR Interest Owners. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan (with respect to a Serviced A/B Whole Loan, but only prior to the occurrence of a Control Appraisal Period), and the Risk Retention Consultation Party 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be

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120 days if the related borrower has provided the applicable master servicer or applicable special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable (and such master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be an offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

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The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders, the VRR Interest Owners and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders, the VRR Interest Owners and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders, the VRR Interest Owners and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). Each applicable special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related Companion Loan (with respect to a Whole Loan if it is a Defaulted Loan), any related Companion Holder or its representative, any holder of a related mezzanine loan or any known affiliate of any such party described above.

Notwithstanding any of the foregoing to the contrary, with respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell the related Pari Passu Companion Loans (and, in certain cases, to the extent permitted in the related Intercreditor Agreement, the related Subordinate Companion Loans) together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the applicable special servicer in writing; provided, that with respect to the Back Bay Office Whole Loan, the applicable special servicer will not be permitted to sell certain Pari Passu Companion Loans and Subordinate Companion Loans as described under “Description of the Mortgage Pool—The Whole Loans—The Back Bay Office Pari Passu-AB Whole Loan”. The applicable special servicer will not be permitted to sell the

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related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan (to the extent such consent is required under the related Intercreditor Agreement), unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right and obligation to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders and the VRR Interest Owners, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates and the VRR Interest will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the next paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan) and, (2) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the

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occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder as determined pursuant to clause (ii) above is expected to be BIG Real Estate 5YR2, LLC or its affiliate.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing

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holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which is the holder listed next to the related Control Note in the column “Note Holder” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

In no event will the applicable master servicer or the applicable special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the applicable master servicer and the applicable special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The applicable master servicer and the applicable special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Allocated Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H certificates. The Control Eligible Certificates will not include the VRR Interest, and the VRR Interest is not permitted to be a Controlling Class.

The “Control Eligible Certificates” will be any of the Class F, Class G and Class H certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee, any certificateholder or any VRR Interest Owner may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, each applicable master servicer, each

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applicable special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to any master servicer or special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, is received within 10 business days after the receipt of the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, of written request for input on any required consent or consultation and receipt of all reasonably requested information on any required consent or consultation, the Directing Certificateholder or Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved or consulted on the specific matter; provided, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will not be permitted to take (or consent to any master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the applicable special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the applicable special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). If the applicable master servicer and the applicable special servicer have mutually agreed that the applicable master servicer will process any Major Decision, the applicable master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the applicable special servicer, which consent will be deemed given (unless earlier objected to by the applicable special servicer) 10 business days after the applicable special servicer’s receipt from the applicable master servicer of the applicable master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the applicable special servicer and reasonably available to the applicable master servicer in order to make an informed decision with

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respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. Upon request, the applicable special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. The foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or holder of the majority of the Controlling Class.

“Major Decision” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, each of the following:

(i)                                                   any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)                                                any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of “Master Servicer Decision”;

(iii)                                            any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the applicable special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(iv)                                              any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(v)                                                 any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clauses (xiii) or (xiv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(vi)                                              (a) any property management company changes with respect to a Specially Serviced Loan with a principal balance equal to or greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, (b) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is a

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Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party or (c) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(vii)                                            releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(viii)                                       any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)                                            other than in the case of a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)                                               other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet or (b) such transaction is not a routine leasing matter;

(xi)                                            other than in the case of a Non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness;

(xii)                                        any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents;

(xiii)                                      requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (viii) of this definition and clause (viii) of the definition of Master Servicer Decision;

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(xiv)                                       other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xv)                                          agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xvi)                                       determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii)                                    other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xviii)                                 following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(xix)                                     other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xx)                                         the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans and Serviced Companion Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan and any Serviced Companion Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to

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cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer that is reasonably requested by such special servicer relating to such Major Decision. Except as mutually agreed to by the master servicer and the special servicer, the master servicers will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the applicable master servicer is required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease are required to be paid by the applicable master servicer as a Servicing Advance.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any “major decision” under the related Intercreditor Agreement with respect to any Serviced A/B Whole Loan will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have the generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest), the applicable special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information

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required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of a majority of the VRR Interest, the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult with the Risk Retention Consultation Party (on a non-binding basis) in connection with any action to be taken or refrained from being taken.

In addition, with respect to the Back Bay Office Whole Loan (for so long as it is a Serviced Whole Loan), the special servicer may not approve or enter into a Major Decision, a Back Bay Office Extraordinary Major Decision or a Back Bay Office Majority Decision without obtaining the required consent (or consulting with the required parties) as described under “Description of the Mortgage Pool—The Whole Loans—The Back Bay Office Pari Passu-AB Whole Loan,” “—Back Bay Office Extraordinary Major Decisions” and “—Back Bay Office Majority Decisions”.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party or, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to receive any Asset Status Reports or consult with the applicable special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the holder of the related Subordinate Companion Loan. The applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the Directing Certificateholder will have no approval rights over any such Asset Status Report. However, during a Control Appraisal Period with respect to a Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace any special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion

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Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, such special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event such special servicer receives no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve such special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this

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prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class F certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when no class of Control Eligible Certificates has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

The certificate administrator will notify the operating advisor, the master servicers and the special servicers within 10 business days of the existence or cessation of (i) any Control Termination Event or (ii) any Consultation Termination Event.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan as to such party.

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With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders and the VRR Interest Owners (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders, the VRR Interest Owners and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced A/B Whole Loan, in the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related holder of the Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related holder of the Subordinate Companion Loan)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the applicable master servicer or the applicable special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the applicable special servicer or master servicer, as applicable, provides the related holder of the Subordinate Companion Loan with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or

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objections from the Directing Certificateholder or, in the case of any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative), or, in the case of a Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders and the VRR Interest Owners.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”. In addition, prior to the related Servicing Shift Securitization Date, but only if a Control Appraisal Period is in effect, the Directing Certificateholder will have certain control rights with respect to the Back Bay Office Mortgage Loan as described under “Description of the Mortgage Pool—Whole Loans—The Back Bay Office Pari Passu-A/B Whole Loan” in this prospectus.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Whole Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and
“—Sale of Defaulted Loans and REO Properties”.

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Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity, the Certificateholders or the VRR Interest Owners for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder and VRR Interest Owner will be deemed to acknowledge and agree, by its acceptance of its certificates or portion of the VRR Interest, as applicable, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the VRR Interest Owners;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates (other than the Controlling Class) or to the VRR Interest Owners;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates and over the interests of the VRR Interest Owners; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder or VRR Interest Owner may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by any master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder and VRR Interest Owner will acknowledge and agree, by its acceptance of its certificates or portion of the VRR Interest, that the holders of a Servicing Shift Companion Loan, a Non-Serviced Companion Loan or a Control Note (prior to the occurrence and continuance of a Control Appraisal Period, if applicable) or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the

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PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder, any third party, the VRR Interest or any VRR Interest Owner. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to each applicable special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder or VRR Interest Owner. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties, except as described under “—Description of the Mortgage Pool—The Whole Loans”. In addition, the operating advisors or equivalent parties (if any) under the applicable Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA. Furthermore, the operating advisor will have no obligations or responsibility at any time to review or assess the actions of the applicable master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any annual report.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, unless both a Control Termination Event and a Control Appraisal Period have occurred and are continuing), the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of any special servicer:

(a)  promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)  promptly reviewing each Final Asset Status Report; and

(c)  reviewing (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the applicable special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value

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calculations (except that if the operating advisor discovers a material mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA. In addition, after the occurrence and continuance of a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA. No such consultation will be required prior to a Control Termination Event and, during such period, the operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicers.

The applicable special servicer will be required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report. Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the applicable special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan) or Serviced Whole Loan, (other than a Servicing Shift Whole Loan), after a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, after the occurrence and during the continuance of both a Control Termination Event and a Control Appraisal Period), the operating advisor’s obligations will consist of the following:

(a)  the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)  the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

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(c)  the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)  the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the applicable special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)    after the calculation but prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information that is either in the special servicer’s possession or reasonably obtainable by the special servicer and reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)   if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

With respect to the operating advisor’s review of net present value or Appraisal Reduction Amount calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of the applicable special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value or Appraisal Reduction Amount calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders, the VRR Interest Owners and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if

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such Certificateholders, VRR Interest Owners and Companion Holders constituted a single lender), and not to holders of any particular class of certificates or VRR Interest Owner (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, any Certificateholder, the Directing Certificateholder, any VRR Interest Owner, the Risk Retention Consultation Party, or any of their respective affiliates.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders and the VRR Interest Owners (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 in the prior calendar year and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

The operating advisor’s annual report will be prepared on the basis of the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the applicable special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

No annual report prepared by the operating advisor under the circumstances described above will be permitted to include an analysis of the applicable special servicer’s performance in respect of any Serviced A/B Whole Loan until after the occurrence and continuance of a related Control Appraisal Period under the related Intercreditor Agreement.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating

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advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)    that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the applicable special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)   that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with

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respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)   that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become a special servicer; and

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, information contained within any Asset Status Report or Final Asset Status Report) that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the Special Servicer’s obligations under the PSA (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the applicable special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for

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the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates or the VRR Interest; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written

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notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and VRR Interest Owners electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to each applicable special servicer, each applicable master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Party, any Companion Holder, the Certificateholders, the VRR Interest Owners and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

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Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class X-F, Class X-G, Class X-H, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30

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days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders and VRR Interest Owners by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register and VRR Interest Owners’ addresses appearing in the certificate administrator’s registry of ownership. On each Distribution Date after providing such notice to the Certificateholders and VRR Interest Owners, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the

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applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 125 prior pools of commercial mortgage loans for which MSMCH (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 and on or prior to December 31, 2022, the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction with at least two mortgage loans outstanding as of the end of the relevant reporting period, that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and December 31, 2022, was approximately 54.13%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was approximately 5.52%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in an individual CMBS transaction with at least two mortgage loans outstanding as of the end of the relevant reporting period, was approximately 50.00% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was approximately 3.32%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two largest Mortgage Loans in the Mortgage Pool represent approximately 19.6% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations

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and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party, the Certificateholders and the VRR Interest Owners. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the applicable master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later

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than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)      a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)     a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)    a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)    a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)     a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)    a copy of any notice previously delivered by the applicable master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)   copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

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The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder or VRR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset

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representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report

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Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify each applicable master servicer, each applicable special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS Morningstar, Fitch, Kroll Bond Rating Agency, LLC, Moody’s or S&P and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, Kroll Bond Rating Agency, LLC, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the VRR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders and VRR Interest Owners), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating

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that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the VRR Interest; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)     any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

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(iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)     the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and VRR Interest Owners (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator

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of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator is required to promptly provide notice to all Certificateholders, all VRR Interest Owners and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders, all VRR Interest Owners and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee is required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

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Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)          may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)          may act solely in the interests of the holders of the VRR Interest;

(c)          does not have any liability or duties to the holders of any class of certificates;

(d)          may take actions that favor the interests of the holders of one or more classes of certificates or of the VRR Interest Owners over the interests of the holders of one or more other classes of certificates and over the interests of the VRR Interest Owners; and

(e)          will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder or VRR Interest Owner may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, any special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and the holder of such Subordinate Companion Loan will be entitled to replace the applicable special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

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After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to use reasonable efforts to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special

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Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to a special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders and the VRR Interest Owners, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding

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commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

The terms of the PSA described above regarding the replacement of the applicable special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loans. Rather, with respect to any Servicing Shift Whole Loan, the holder of the related Control Note will have the right to replace the applicable special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan. If such Control Note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the Control Note holder.

Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines in accordance with the Operating Advisor Standard that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder and VRR Interest Owner of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with

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obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement and a Control Termination Event has occurred and is continuing.

In any case, the trustee will be required to notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace the applicable special servicer will not apply to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to any master servicer or special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or

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obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan or the VRR Interest Owners and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   either Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody’s or KBRA, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) such Rating Agency (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

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(g)  such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer

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appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (subject to the related Intercreditor Agreement as described under “Description of the Mortgage Pool—The Whole Loans”), will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Serviced Pari Passu Companion Loan Securities. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

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Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits each applicable master servicer and each applicable special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the

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applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders, VRR Interest Owners or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of any master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or any Trust REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that each applicable master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), each applicable special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator

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(including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, and the Non-Serviced Securitization Trust (with respect to any Non-Serviced Mortgage Loan to the extent provided under the related Intercreditor Agreement) will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each applicable master servicer, each applicable special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and VRR Interest Owners (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders, the VRR Interest Owners and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

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Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. Each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, any master servicer, any special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in each applicable Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’

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fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

With respect to any indemnification provisions in the PSA providing that the trust or a party thereto is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

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Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the Directing Certificateholder and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related

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MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will be required to within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and

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the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the

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issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the VRR Interest Owners to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 60 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in

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effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to

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perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted payoff or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Back Bay Office Pari Passu-A/B Whole Loan” in this prospectus.

The servicing terms of each such Non-Serviced PSA expected to be in effect as of the Closing Date as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK5 2023-5YR2 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to any master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees
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under the PSA between each applicable master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace each applicable special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to each applicable master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform and, in certain cases, for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
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●	While each applicable special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK5 2023-5YR2 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with

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respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders and the VRR Interest Owners with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the Miracle Mile Shops Mortgage Loan

The Miracle Mile Shops Mortgage Loan is serviced pursuant to the MIRA 2023-MILE TSA. The servicing terms of the MIRA 2023-MILE TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer will earn a servicing fee with respect to the Miracle Mile Shops Mortgage Loan that is to be calculated at 0.00550% per annum.
●	Upon the Miracle Mile Shops Whole Loan becoming a specially serviced loan under the MIRA 2023-MILE TSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the Miracle Mile Shops Mortgage Loan accruing at a rate equal to 0.2500% per annum, until such time as the Miracle Mile Shops Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.
●	The related Non-Serviced Special Servicer is entitled to a workout fee equal to 0.5000% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Miracle Mile Shops Whole Loan. The workout fee is not subject to any cap or minimum fee
●	The related Non-Serviced Special Servicer is entitled to a liquidation fee equal to 0.5000% of net liquidation proceeds received in connection with the liquidation of the Miracle Mile Shops Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.
●	The MIRA 2023-MILE TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There will be no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the MIRA 2023-MILE TSA.
●	The MIRA 2023-MILE TSA does not require the related Non-Serviced Master Servicer to make the equivalent of compensating interest payments in respect of the Miracle Mile Shops Whole Loan.
●	The MIRA 2023-MILE TSA does not provide for any operating advisor or similar entity.

Prospective investors are encouraged to review the full provisions of the MIRA 2023-MILE TSA, which is available by requesting a copy from the underwriters.

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See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the ICP/IRG Holdings Portfolio Mortgage Loan and the Heritage Plaza Mortgage Loan

Each of the ICP/IRG Holdings Portfolio Mortgage Loan and, until the securitization of the related note A-1-2 Companion Loan, the Heritage Plaza Mortgage Loan is serviced pursuant to the Benchmark 2023-V2 PSA. The servicing terms of the Benchmark 2023-V2 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the ICP/IRG Holdings Portfolio Mortgage Loan that is to be calculated based on a rate equal to 0.00125% per annum and with respect to the Heritage Plaza Mortgage Loan that is to be calculated based on a rate equal to 0.00250% per annum.
●	Upon any of the ICP/IRG Holdings Portfolio Mortgage Loan and the Heritage Plaza Mortgage Loan becoming a specially serviced loan under the Benchmark 2023-V2 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25000% per annum, subject to a monthly minimum fee of $3,500.
●	In connection with a workout of any of the ICP/IRG Holdings Portfolio Mortgage Loan and the Heritage Plaza Mortgage Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to (i) 1.00%, in the case of the ICP/IRG Holdings Portfolio Mortgage Loan, and (ii) 0.75%, in the case of the Heritage Plaza Mortgage Loan, of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is in each case subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of each such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to (i) 1.00%, in the case of the ICP/IRG Holdings Portfolio Whole Loan, and (ii) 0.75%, in the case of the Heritage Plaza Whole Loan, of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is in each case subject to a floor of $25,000 and a cap of $1,000,000 with respect to each such Whole Loan.
●	Unlike the PSA, the Benchmark 2023-V2 PSA does not provide certain non-binding consultation rights in respect of any of the ICP/IRG Holdings Portfolio Mortgage Loan and the Heritage Plaza Mortgage Loan (if any such Mortgage Loan is specially serviced) to a representative of the holders of the credit risk retention interests.

Prospective investors are encouraged to review the full provisions of the Benchmark 2023-V2 PSA, which is available by requesting a copy from the underwriters. Following the securitization of the related promissory note A-1-2, the Heritage Plaza Whole Loan will be serviced under the pooling and servicing agreement entered into in connection with the

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securitization of such promissory note. The terms of such future pooling and servicing agreement are not definitively known or available at this time.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Servicing Shift Mortgage Loan and Servicing of the One & Two Commerce Square Whole Loan, the Heritage Plaza Whole Loan, the 6330 West Loop South Whole Loan and the 1201 Third Avenue Whole Loan” in this prospectus.

Servicing of the One & Two Commerce Square Mortgage Loan and the 6330 West Loop South Mortgage Loan

Each of the One & Two Commerce Square Mortgage Loan (until the securitization of the related note A-1 Companion Loan) Loan and the 6330 West Loop South Mortgage Loan (until the securitization of the related note A-1 Companion Loan) is expected to be serviced pursuant to the BBCMS 2023-C20 PSA. The servicing terms of the BBCMS 2023-C20 PSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to each of the One & Two Commerce Square Mortgage Loan and the 6330 West Loop South Mortgage Loan that is to be calculated based on a rate equal to 0.00250% per annum.
●	Upon any of the One & Two Commerce Square Mortgage Loan and the 6330 West Loop South Mortgage Loan becoming a specially serviced loan under the Benchmark 2023-V2 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25000% per annum, subject to a monthly minimum fee of $3,500.
●	In connection with a workout of any of the One & Two Commerce Square Mortgage Loan and the 6330 West Loop South Mortgage Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is in each case subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of each such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is in each case subject to a floor of $25,000 and a cap of $1,000,000 with respect to each such Whole Loan.
●	The operating advisor under the BBCMS 2023-C20 PSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the BANK5 2023-5YR2 operating advisor is entitled to consult with the BANK5 2023-5YR2 special servicer. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the BBCMS 2023-C20 securitization trust is 25% or less than the initial balance
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thereof (taking into account appraisal reduction amounts and collateral deficiency amounts) or the principal balance of the senior-most class of the control eligible certificates issued by the BBCMS 2023-C20 securitization trust is less than 25% of the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts). In addition, the operating advisor under the BBCMS 2023-C20 PSA will at any time be entitled to recommend the termination of the BBCMS 2023-C20 special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the BBCMS 2023-C20 PSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the BBCMS 2023-C20 certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the BBCMS 2023-C20 certificateholders pursuant to a certificateholder vote.

●	Unlike the PSA, the BBCMS 2023-C20 PSA does not provide certain non-binding consultation rights in respect of any of the One & Two Commerce Square Mortgage Loan and the 6330 West Loop South Mortgage Loan (if any such Mortgage Loan is specially serviced) to a representative of the holders of the credit risk retention interests.

Prospective investors are encouraged to review the full provisions of the BBCMS 2023-C20 PSA, which is available by requesting a copy from the underwriters. Following the securitization of the related note A-1 Companion Loan, the One & Two Commerce Square Mortgage Loan and, following the securitization of the related note A-1 Companion Loan, the 6330 West Loop South Mortgage Loan will each be serviced under the pooling and servicing agreement entered into in connection with the securitization of each such promissory note. The terms of such future pooling and servicing agreements are not definitively known or available at this time.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Servicing Shift Mortgage Loan and Servicing of the One & Two Commerce Square Whole Loan, the Heritage Plaza Whole Loan, the 6330 West Loop South Whole Loan and the 1201 Third Avenue Whole Loan” in this prospectus.

Servicing of the 1201 Third Avenue Mortgage Loan

The 1201 Third Avenue Mortgage Loan is serviced pursuant to the BANK5 2023-5YR1 PSA, until the securitization of the related note A-2 Companion Loan. The servicing terms of the BANK5 2023-5YR1 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the 1201 Third Avenue Mortgage Loan that is to be calculated based on a rate equal to 0.00250% per annum.
●	Upon the 1201 Third Avenue Mortgage Loan becoming a specially serviced loan under the BANK5 2023-5YR1 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25000% per annum, subject to a monthly minimum fee of $3,500.
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●	In connection with a workout of the 1201 Third Avenue Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 with respect to any particular workout of the 1201 Third Avenue Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the 1201 Third Avenue Whole Loan or related REO Property. Such fee is subject to a floor of $25,000 with respect to the 1201 Third Avenue Whole Loan.

Prospective investors are encouraged to review the full provisions of the BANK5 2023-5YR1 PSA, which is available by requesting a copy from the underwriters. Following the securitization of the related note A-2 Companion Loan, the 1201 Third Avenue Whole Loan will be serviced under the pooling and servicing agreement entered into in connection with the securitization of such promissory note. The terms of such future pooling and servicing agreement are not definitively known or available at this time.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Servicing Shift Mortgage Loan and Servicing of the One & Two Commerce Square Whole Loan, the Heritage Plaza Whole Loan, the 6330 West Loop South Whole Loan and the 1201 Third Avenue Whole Loan” in this prospectus.

Servicing of the Servicing Shift Mortgage Loan and Servicing of the One & Two Commerce Square Whole Loan, the Heritage Plaza Whole Loan, the 6330 West Loop South Whole Loan and the 1201 Third Avenue Whole Loan

The Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note (or, with respect to the Back Bay Office Mortgage Loan, the securitization of the related Pari Passu Companion Loan evidenced by the promissory note A-4). In particular, with respect to the Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.
●	Following the related Servicing Shift Securitization Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.
●	Until the related Servicing Shift Securitization Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
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●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).
●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.
●	The related Non-Serviced PSA will provide for a primary servicing fee, liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are calculated in a manner similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.0025% per annum, 0.25% per annum, 1.00% (or, in the case of the Back Bay Office Whole Loan, 0.75%) and 1.00% (or, in the case of the Back Bay Office Whole Loan, 0.75%), respectively (subject to any customary market minimum amounts and fee offsets).
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement (to the extent the related control note is included in the related securitization trust) will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to any Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers” and “Description of the Mortgage Pool—The Whole Loans—The Back Bay Office Pari Passu-A/B Whole Loan”.

Similarly, the One & Two Commerce Square Mortgage Loan is expected to be serviced pursuant to the BBCMS 2023-C20 PSA, until the securitization of the related note A-1 Companion Loan, the Heritage Plaza Whole Loan will be serviced pursuant to the Benchmark 2023-V2 PSA, until the securitization of the related note A-1-2 Companion Loan, the 6330 West Loop South Mortgage Loan is expected to be serviced pursuant to the BBCMS 2023-C20 PSA, until the securitization of the related note A-1 Companion Loan, and the 1201 Third Avenue Whole Loan will be serviced pursuant to the BANK5 2023-5YR1 PSA until the securitization of the related note A-2 Companion Loan. In each case, from and after the securitization of each such promissory note, each such Whole Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of such promissory note. The terms of and parties to any

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such future pooling and servicing agreement are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the One & Two Commerce Square Whole Loan, the Heritage Plaza Whole Loan, the 6330 West Loop South Whole Loan and the 1201 Third Avenue Whole Loan Will Shift to Other Servicers.” The statements above with respect to a Servicing Shift Mortgage Loan and the related Non-Serviced PSA following the related Servicing Shift Securitization Date apply equally to each of the One & Two Commerce Square Mortgage Loan, the Heritage Plaza Mortgage Loan, the 6330 West Loop South Mortgage Loan, the 1201 Third Avenue Mortgage Loan and each related future pooling and servicing agreement following the securitization of the related lead servicing promissory note.

In addition, with respect to the One & Two Commerce Square and the 6330 West Loop South Mortgage Loans, if the BBCMS 2023-C20 securitization does not close on or before the Closing Date, each such Whole Loan will initially be serviced pursuant to the PSA and, from and after the date on which the related Control Note is securitized, pursuant to the related pooling and servicing agreement entered into in connection with such securitization.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of any master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings

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downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) the applicable replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” are Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter

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related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder or VRR Interest Owner consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

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In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to any special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

If the party’s Assessment of Compliance or the related Attestation Report identifies any material instance of noncompliance with the servicing criteria, such party will also be required to provide a discussion of (1) the relationship, if any, between the identified instance and the servicing of the Mortgage Loans and (2) any steps taken to remedy such identified instance to the extent related to its activities with respect to asset backed securities transactions taken as a whole involving such party and that are backed by the same asset type backing the certificates.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to

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such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or VRR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or VRR Interest, unless the Certificateholder or VRR Interest Owner previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the VRR Interest Owners and/or the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA, the certificates or the VRR Interest or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders or any of the VRR Interest Owners, unless the Certificateholders or the VRR Interest Owners have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder and VRR Interest Owner will be deemed under the PSA to have expressly covenanted with every other Certificateholder and VRR Interest Owner and the trustee, that no one or more Certificateholders or VRR Interest Owner will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of any other holders of certificates or VRR Interest Owners, or to obtain or seek to obtain priority over or preference to any other Certificateholder or VRR Interest Owner, or to enforce any right under the PSA, the certificates or the VRR Interest, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders and VRR Interest Owners.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders and VRR Interest Owners of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Certificates and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the VRR Interest in exchange for the surrender of the VRR Interest, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (B) below in exchange for the then-outstanding Certificates (provided, that (A) the aggregate certificate balance of the Class A-1, Class D and Class E certificates and the Class A-2-1, Class A-3, Class A-S, Class B and Class C Trust Components is reduced to zero, (B) there is

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only one holder (or multiple holders acting unanimously) of the then-outstanding Certificates and (C) each applicable master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each VRR Interest Owner, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer, and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity if the aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates) for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in each applicable Collection Account and not otherwise payable to a person other than the Certificateholders and the

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VRR Interest Owners, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates, VRR Interest Owners or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the VRR Interest, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in each applicable Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate or the VRR Interest is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder, VRR Interest Owner or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, VRR Interest Owner or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be

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considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, each applicable master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of (x) the holders of certificates of each class affected by such amendment evidencing, in each case, a

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majority of the aggregate Percentage Interests constituting the class and (y) the VRR Interest Owners (if affected by such amendment) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or VRR Interest Owners, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class or the VRR Interest (or any portion thereof) without the consent of the holder of such certificate or the related VRR Interest Owner, or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any VRR Interest Owner or holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such VRR Interest Owner or holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates or VRR Interest, without the consent of the holders of all certificates of that class then outstanding or all VRR Interest Owners, as applicable, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates and the VRR Interest Owners or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, each applicable master servicer, each applicable special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to each applicable master servicer, each applicable special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking

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association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of any master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, any master servicer or special servicer, as the case may be), (ii)(a) in the case of the trustee, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer credit rating of at least “Baa3” by Moody’s if the master servicer maintains a long-term senior unsecured debt or issuer credit rating of at least “A2” by Moody’s or a long-term counterparty risk assessment rating of at least “A2(cr)” by Moody’s), “A” by Fitch (or short term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as the master servicer has a short-term rating of at least “F1” by Fitch or a long-term senior unsecured debt rating of at least “A” by Fitch) and “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), (b) in the case of the Certificate Administrator, an institution whose long-term senior unsecured debt rating or issuer credit rating is rated at least “Baa3” by Moody’s, or (c) in the case of each of clause (ii)(a) and (ii)(b), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iii) an entity that is not a prohibited party.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, each applicable master servicer, each applicable special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, all VRR Interest Owners, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to each applicable master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or any master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to each applicable master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or

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certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

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General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the

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borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

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Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more

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newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the

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mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

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A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

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Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in

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state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if

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the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by

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the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated

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notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent

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entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that

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would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

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In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or

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employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

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Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally

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burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the

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“readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

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Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a mortgage loan seller, a sponsor, an originator, an expected holder of a portion of the VRR Interest is also a master servicer under this securitization, and is an affiliate of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is the master servicer under the BANK5 2023-5YR1 PSA, pursuant to which the 1201 Third Avenue Whole Loan is serviced, until the securitization of the related note A-2 Companion Loan, and is also the current holder of one or more Companion Loans related to each of the Brandon Mall Whole Loan and the Back Bay Office Whole Loan.

JPMCB, a mortgage loan seller, a sponsor, an originator, an expected holder of the Class R certificates and of a portion of the VRR Interest, is an affiliate of J.P. Morgan Securities LLC, one of the underwriters, and the holder of one or more of the Companion Loans relating to the One & Two Commerce Square Whole Loan.

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller and a sponsor, is an affiliate of Morgan Stanley Capital I Inc., the depositor, Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, an originator, the holder of a portion of the VRR Interest and the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Bank of America, a mortgage loan seller, an originator, the retaining sponsor, a sponsor, the holder of a portion of the VRR Interest and the anticipated initial risk retention consultation party, is an affiliate of BofA Securities, Inc., one of the underwriters, and the holder of one or more of the Companion Loans relating to the Miracle Mile Shops Whole Loan, the One & Two Commerce Square Whole Loan and the 6330 West Loop South Whole Loan.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, each a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as

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primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by MSMCH or those affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity certain of the Mortgage Loans.

Computershare is the interim custodian of the loan files for all of the mortgage loans that MSMCH (except with respect to each Non-Serviced Mortgage Loan) will transfer to the depositor.

Computershare, the certificate administrator, custodian and trustee, is also the certificate administrator, custodian and trustee under (i) the MIRA 2023-MILE TSA, pursuant to which the Miracle Mile Shops Whole Loan is serviced, (ii) the Benchmark 2023-V2 PSA, pursuant to which each of the ICP/IRG Holdings Portfolio Whole Loan and, until the securitization of the related note A-1-2 Companion Loan, the Heritage Plaza Whole Loan is serviced, (iii) the BBCMS 2023-C20 PSA, pursuant to which each of the One & Two Commerce Square Whole Loan and the 6330 West Loop South Whole Loan is expected to be serviced until the securitization of the related note A-1 Companion Loan and note A-1 Companion Loan, respectively, and (iv) the BANK5 2023-5YR1 PSA, pursuant to which the 1201 Third Avenue Whole Loan is serviced, until the securitization of the related note A-2 Companion Loan.

Midland, the primary servicer with respect to certain Mortgage Loans sold to the Depositor by JPMorgan Chase Bank, National Association, is also (i) the servicer under the MIRA 2023-MILE TSA, pursuant to which the Miracle Mile Shops Whole Loan is expected to be serviced, and (ii) the master servicer under the Benchmark 2023-V2 PSA, pursuant to which each of the ICP/IRG Holdings Portfolio Whole Loan and, until the securitization of the related note A-1-2 Companion Loan, the Heritage Plaza Whole Loan is serviced.

CWCapital Asset Management LLC is expected to act as a special servicer, and it or an affiliate assisted BIG Real Estate 5YR2, LLC or its affiliate with its due diligence of the mortgage loans prior to the closing date. CWCapital Asset Management LLC is also the special servicer under the BANK5 2023-5YR1 PSA, pursuant to which the 1201 Third Avenue Whole Loan is serviced, until the securitization of the related note A-2 Companion Loan.

Park Bridge Lender Services LLC, the operating advisor and asset representations reviewer, is also (i) the operating advisor under the MIRA 2023-MILE TSA, pursuant to which the Miracle Mile Shops Whole Loan is serviced, and (ii) the operating advisor and asset representations reviewer under the BBCMS 2023-C20 PSA, pursuant to which each of the One & Two Commerce Square Whole Loan and the 6330 West Loop South Whole Loan is expected to be serviced, until the securitization of the related note A-1 Companion Loan and note A-1 Companion Loan, respectively.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of Each Applicable Master Servicer and Special Servicer”, “—Potential Conflicts of Interest of

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the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates and the VRR Interest not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums are allocated to the class of Offered Certificates (and the extent to which they are collected), and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules,

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lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Serviced Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, no master servicer or special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that any master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates or Exchangeable IO Certificates, applied to reduce their Notional

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Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss and a VRR Interest Realized Loss occur when the principal balance of a Mortgage Loan is reduced without a ratable distribution (based on the allocation of amounts among the Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders and VRR Interest Owners in reduction of the Certificate Balances of the certificates and the VRR Interest Balance of the VRR Interest. Realized Losses and VRR Interest Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates or Trust Components indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

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Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 certificates and Class A-2-1 and Class A-3 Trust Components
Class X-B	Class A-S and Class B Trust Components
Class A-2-1-X1	Class A-2-1-1 Certificates
Class A-2-1-X2	Class A-2-1-2 Certificates
Class A-3-X1	Class A-3-1 Certificates
Class A-3-X2	Class A-3-2 Certificates
Class A-S-X1	Class A-S-1 Certificates
Class A-S-X2	Class A-S-2 Certificates
Class B-X1	Class B-1 Certificates
Class B-X2	Class B-2 Certificates
Class C-X1	Class C-1 Certificates
Class C-X2	Class C-2 Certificates

Certificateholders and VRR Interest Owners are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could

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result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates or Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Certificates and other factors described above.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 certificates and Class A-2-1 and Class A-3 Trust Components
Class X-B	Class A-S and Class B Trust Components
Class A-2-1-X1	Class A-2-1-1 Certificates
Class A-2-1-X2	Class A-2-1-2 Certificates
Class A-3-X1	Class A-3-1 Certificates
Class A-3-X2	Class A-3-2 Certificates
Class A-S-X1	Class A-S-1 Certificates
Class A-S-X2	Class A-S-2 Certificates
Class B-X1	Class B-1 Certificates
Class B-X2	Class B-2 Certificates
Class C-X1	Class C-1 Certificates
Class C-X2	Class C-2 Certificates

Any optional termination by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of

586

the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates and the VRR Interest will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—VRR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to any Serviced A/B Whole Loan, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or, with respect to any Serviced A/B Whole Loan, principal payments are allocated to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or, with respect to any Serviced A/B Whole Loan, principal payments will be allocated) at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-2-1, Class A-3, Class A-S, Class B and Class C certificates apply equally to each class of Class A-2-1 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates, respectively that has a certificate balance. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

587

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;
●	the initial aggregate certificate balance, notional amount or VRR Interest Balance, as the case may be, of each interest-bearing class of certificates or the VRR Interest is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;
●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;
●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
588

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in August 2023; and
●	the Offered Certificates are settled with investors on July 11, 2023.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2024	82%	82%	82%	82%	82%
July 2025	63%	63%	63%	63%	63%
July 2026	41%	41%	41%	41%	41%
July 2027	16%	16%	16%	16%	16%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.57	2.54	2.54	2.53	2.53
589

Percent of the Initial Certificate Balance
of the Class A-2-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.77	4.48	4.41	4.39	4.28

Percent of the Initial Certificate Balance
of the Class A-3 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.90	4.87	4.82	4.75	4.44

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.93	4.93	4.93	4.93	4.62

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.93	4.93	4.93	4.93	4.68
590

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	5.01	4.97	4.93	4.93	4.68

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from July 1, 2023 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to any Serviced A/B Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

591

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.00000%	7.9876%	8.0017%	8.0051%	8.0061%	8.0061%
97.00000%	7.5224%	7.5327%	7.5352%	7.5360%	7.5360%
98.00000%	7.0647%	7.0712%	7.0728%	7.0732%	7.0732%
99.00000%	6.6140%	6.6168%	6.6175%	6.6177%	6.6177%
100.00000%	6.1703%	6.1695%	6.1692%	6.1692%	6.1692%
101.00000%	5.7334%	5.7289%	5.7278%	5.7274%	5.7274%
102.00000%	5.3031%	5.2949%	5.2929%	5.2923%	5.2923%
103.00000%	4.8792%	4.8673%	4.8645%	4.8636%	4.8636%
104.00000%	4.4615%	4.4461%	4.4423%	4.4412%	4.4412%

Pre-Tax Yield to Maturity for the Class A-2-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.00000%	6.9711%	7.0104%	7.0200%	7.0227%	7.0407%
98.00000%	6.7152%	6.7400%	6.7461%	6.7479%	6.7592%
99.00000%	6.4623%	6.4730%	6.4756%	6.4764%	6.4812%
100.00000%	6.2126%	6.2093%	6.2084%	6.2082%	6.2067%
101.00000%	5.9659%	5.9487%	5.9445%	5.9433%	5.9354%
102.00000%	5.7221%	5.6912%	5.6837%	5.6815%	5.6674%
103.00000%	5.4812%	5.4368%	5.4259%	5.4228%	5.4025%
104.00000%	5.2432%	5.1854%	5.1712%	5.1672%	5.1408%
105.00000%	5.0078%	4.9368%	4.9194%	4.9145%	4.8821%

Pre-Tax Yield to Maturity for the Class A-2-1-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2-1-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
94.94179%	6.9838%	7.0534%	7.0705%	7.0753%	7.1072%
95.94179%	6.7247%	6.7796%	6.7930%	6.7968%	6.8219%
96.94179%	6.4688%	6.5092%	6.5190%	6.5218%	6.5403%
97.94179%	6.2161%	6.2421%	6.2484%	6.2502%	6.2621%
98.94179%	5.9665%	5.9783%	5.9812%	5.9820%	5.9873%
99.94179%	5.7199%	5.7177%	5.7171%	5.7170%	5.7159%
100.94179%	5.4763%	5.4602%	5.4562%	5.4551%	5.4478%
101.94179%	5.2356%	5.2058%	5.1985%	5.1964%	5.1828%
102.94179%	4.9977%	4.9543%	4.9437%	4.9407%	4.9209%

592

Pre-Tax Yield to Maturity for the Class A-2-1-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2-1-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
92.88608%	6.9961%	7.0968%	7.1215%	7.1285%	7.1746%
93.88608%	6.7338%	6.8194%	6.8404%	6.8463%	6.8854%
94.88608%	6.4748%	6.5455%	6.5628%	6.5677%	6.6000%
95.88608%	6.2191%	6.2750%	6.2887%	6.2926%	6.3181%
96.88608%	5.9665%	6.0079%	6.0180%	6.0209%	6.0398%
97.88608%	5.7171%	5.7441%	5.7507%	5.7526%	5.7649%
98.88608%	5.4707%	5.4835%	5.4866%	5.4875%	5.4933%
99.88608%	5.2272%	5.2260%	5.2257%	5.2256%	5.2250%
100.88608%	4.9867%	4.9716%	4.9679%	4.9668%	4.9600%

Pre-Tax Yield to Maturity for the Class A-2-1-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-2-1-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.65570%	16.1157%	13.8378%	13.2667%	13.1029%	12.0204%
1.75570%	13.2357%	10.8805%	10.2908%	10.1220%	9.0064%
1.85570%	10.6071%	8.1801%	7.5730%	7.3997%	6.2535%
1.95570%	8.1938%	5.6999%	5.0767%	4.8991%	3.7244%
2.05570%	5.9666%	3.4102%	2.7720%	2.5904%	1.3893%
2.15570%	3.9017%	1.2867%	0.6344%	0.4491%	-0.7768%
2.25570%	1.9794%	-0.6907%	-1.3563%	-1.5451%	-2.7941%
2.35570%	0.1831%	-2.5389%	-3.2169%	-3.4090%	-4.6799%
2.45570%	-1.5011%	-4.2721%	-4.9619%	-5.1571%	-6.4485%

Pre-Tax Yield to Maturity for the Class A-2-1-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-2-1-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.71141%	10.6070%	8.1800%	7.5729%	7.3995%	6.2533%
3.81141%	9.3754%	6.9143%	6.2991%	6.1235%	4.9629%
3.91141%	8.1937%	5.6998%	5.0766%	4.8989%	3.7243%
4.01141%	7.0584%	4.5328%	3.9019%	3.7223%	2.5342%
4.11141%	5.9665%	3.4101%	2.7719%	2.5903%	1.3891%
4.21141%	4.9151%	2.3289%	1.6835%	1.5000%	0.2863%
4.31141%	3.9016%	1.2866%	0.6343%	0.4490%	-0.7769%
4.41141%	2.9238%	0.2808%	-0.3783%	-0.5654%	-1.8030%
4.51141%	1.9793%	-0.6908%	-1.3564%	-1.5452%	-2.7942%

593

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.00000%	6.9325%	6.9333%	6.9350%	6.9375%	6.9485%
100.00000%	6.6854%	6.6851%	6.6845%	6.6836%	6.6798%
101.00000%	6.4413%	6.4398%	6.4371%	6.4328%	6.4143%
102.00000%	6.2001%	6.1975%	6.1926%	6.1850%	6.1521%
103.00000%	5.9618%	5.9581%	5.9510%	5.9401%	5.8929%
104.00000%	5.7263%	5.7214%	5.7123%	5.6981%	5.6368%
105.00000%	5.4935%	5.4876%	5.4764%	5.4590%	5.3837%
106.00000%	5.2634%	5.2564%	5.2432%	5.2225%	5.1335%
107.00000%	5.0359%	5.0279%	5.0126%	4.9888%	4.8861%

Pre-Tax Yield to Maturity for the Class A-3-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.89090%	6.9453%	6.9487%	6.9551%	6.9651%	7.0082%
97.89090%	6.6951%	6.6973%	6.7014%	6.7079%	6.7358%
98.89090%	6.4480%	6.4490%	6.4509%	6.4539%	6.4668%
99.89090%	6.2039%	6.2038%	6.2035%	6.2030%	6.2011%
100.89090%	5.9628%	5.9615%	5.9590%	5.9552%	5.9386%
101.89090%	5.7245%	5.7221%	5.7174%	5.7103%	5.6792%
102.89090%	5.4890%	5.4855%	5.4787%	5.4682%	5.4229%
103.89090%	5.2563%	5.2517%	5.2428%	5.2291%	5.1696%
104.89090%	5.0263%	5.0206%	5.0097%	4.9927%	4.9192%

Pre-Tax Yield to Maturity for the Class A-3-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
94.78598%	6.9573%	6.9633%	6.9746%	6.9922%	7.0682%
95.78598%	6.7040%	6.7088%	6.7177%	6.7317%	6.7921%
96.78598%	6.4538%	6.4574%	6.4641%	6.4745%	6.5195%
97.78598%	6.2068%	6.2091%	6.2136%	6.2205%	6.2502%
98.78598%	5.9628%	5.9639%	5.9661%	5.9695%	5.9843%
99.78598%	5.7217%	5.7217%	5.7217%	5.7216%	5.7216%
100.78598%	5.4835%	5.4823%	5.4801%	5.4767%	5.4620%
101.78598%	5.2481%	5.2458%	5.2415%	5.2347%	5.2055%
102.78598%	5.0155%	5.0121%	5.0057%	4.9956%	4.9521%

594

Pre-Tax Yield to Maturity for the Class A-3-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.70493%	15.5841%	15.3968%	15.0411%	14.4846%	12.0356%
1.80493%	12.8638%	12.6703%	12.3035%	11.7291%	9.2001%
1.90493%	10.3738%	10.1748%	9.7975%	9.2067%	6.6032%
2.00493%	8.0822%	7.8779%	7.4910%	6.8847%	4.2117%
2.10493%	5.9627%	5.7535%	5.3575%	4.7368%	1.9987%
2.20493%	3.9937%	3.7800%	3.3756%	2.7414%	-0.0580%
2.30493%	2.1575%	1.9394%	1.5270%	0.8802%	-1.9768%
2.40493%	0.4388%	0.2167%	-0.2031%	-0.8619%	-3.7734%
2.50493%	-1.1750%	-1.4009%	-1.8278%	-2.4978%	-5.4607%

Pre-Tax Yield to Maturity for the Class A-3-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.80985%	10.3740%	10.1749%	9.7976%	9.2068%	6.6033%
3.90985%	9.2051%	9.0034%	8.6212%	8.0225%	5.3837%
4.00985%	8.0823%	7.8780%	7.4911%	6.8848%	4.2118%
4.10985%	7.0025%	6.7957%	6.4042%	5.7906%	3.0845%
4.20985%	5.9628%	5.7536%	5.3576%	4.7369%	1.9988%
4.30985%	4.9607%	4.7492%	4.3489%	3.7214%	0.9521%
4.40985%	3.9938%	3.7801%	3.3756%	2.7415%	-0.0579%
4.50985%	3.0601%	2.8442%	2.4357%	1.7951%	-1.0335%
4.60985%	2.1575%	1.9395%	1.5271%	0.8803%	-1.9767%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
2.00000%	19.9332%	19.5832%	19.2127%	18.6936%	16.5038%
2.10000%	17.4425%	17.0824%	16.7010%	16.1660%	13.9091%
2.20000%	15.1392%	14.7697%	14.3781%	13.8282%	11.5082%
2.30000%	13.0000%	12.6218%	12.2205%	11.6567%	9.2771%
2.40000%	11.0057%	10.6192%	10.2088%	9.6318%	7.1960%
2.50000%	9.1398%	8.7455%	8.3266%	7.7371%	5.2479%
2.60000%	7.3885%	6.9868%	6.5598%	5.9585%	3.4188%
2.70000%	5.7399%	5.3313%	4.8967%	4.2841%	1.6963%
2.80000%	4.1840%	3.7688%	3.3269%	2.7036%	0.0701%

595

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
0.04600%	30.6706%	30.6706%	30.6706%	30.6706%	28.8267%
0.05100%	24.8599%	24.8599%	24.8599%	24.8599%	22.8722%
0.05600%	19.9333%	19.9333%	19.9333%	19.9333%	17.8182%
0.06100%	15.6810%	15.6810%	15.6810%	15.6810%	13.4521%
0.06600%	11.9571%	11.9571%	11.9571%	11.9571%	9.6258%
0.07100%	8.6565%	8.6565%	8.6565%	8.6565%	6.2324%
0.07600%	5.7013%	5.7013%	5.7013%	5.7013%	3.1926%
0.08100%	3.0326%	3.0326%	3.0326%	3.0326%	0.4464%
0.08600%	0.6046%	0.6046%	0.6046%	0.6046%	-2.0529%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.00000%	7.5397%	7.5395%	7.5391%	7.5385%	7.5428%
100.00000%	7.2897%	7.2894%	7.2891%	7.2884%	7.2790%
101.00000%	7.0427%	7.0425%	7.0421%	7.0415%	7.0184%
102.00000%	6.7987%	6.7985%	6.7981%	6.7975%	6.7610%
103.00000%	6.5577%	6.5574%	6.5571%	6.5564%	6.5067%
104.00000%	6.3195%	6.3193%	6.3189%	6.3183%	6.2554%
105.00000%	6.0841%	6.0839%	6.0835%	6.0829%	6.0070%
106.00000%	5.8514%	5.8512%	5.8508%	5.8502%	5.7615%
107.00000%	5.6215%	5.6212%	5.6208%	5.6202%	5.5189%

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.91305%	7.5520%	7.5517%	7.5513%	7.5507%	7.5845%
97.91305%	7.2988%	7.2986%	7.2982%	7.2976%	7.3172%
98.91305%	7.0489%	7.0486%	7.0482%	7.0476%	7.0533%
99.91305%	6.8020%	6.8017%	6.8013%	6.8007%	6.7926%
100.91305%	6.5581%	6.5578%	6.5574%	6.5568%	6.5351%
101.91305%	6.3171%	6.3168%	6.3165%	6.3158%	6.2807%
102.91305%	6.0790%	6.0787%	6.0784%	6.0777%	6.0293%
103.91305%	5.8437%	5.8434%	5.8431%	5.8424%	5.7809%
104.91305%	5.6111%	5.6109%	5.6105%	5.6099%	5.5354%

596

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
94.82757%	7.5642%	7.5639%	7.5635%	7.5629%	7.6268%
95.82757%	7.3079%	7.3076%	7.3072%	7.3066%	7.3560%
96.82757%	7.0548%	7.0545%	7.0542%	7.0535%	7.0887%
97.82757%	6.8049%	6.8046%	6.8042%	6.8036%	6.8246%
98.82757%	6.5581%	6.5578%	6.5574%	6.5568%	6.5639%
99.82757%	6.3142%	6.3140%	6.3136%	6.3130%	6.3063%
100.82757%	6.0734%	6.0731%	6.0727%	6.0721%	6.0518%
101.82757%	5.8354%	5.8351%	5.8348%	5.8341%	5.8004%
102.82757%	5.6002%	5.6000%	5.5996%	5.5990%	5.5519%

Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.68548%	16.3169%	16.3169%	16.3169%	16.3169%	14.1053%
1.78548%	13.5534%	13.5534%	13.5534%	13.5534%	11.2663%
1.88548%	11.0270%	11.0270%	11.0270%	11.0270%	8.6697%
1.98548%	8.7043%	8.7043%	8.7043%	8.7043%	6.2815%
2.08548%	6.5580%	6.5580%	6.5580%	6.5580%	4.0740%
2.18548%	4.5659%	4.5659%	4.5659%	4.5659%	2.0243%
2.28548%	2.7093%	2.7093%	2.7093%	2.7093%	0.1137%
2.38548%	0.9730%	0.9730%	0.9730%	0.9730%	-1.6737%
2.48548%	-0.6564%	-0.6564%	-0.6564%	-0.6564%	-3.3514%

Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.77096%	11.0270%	11.0270%	11.0270%	11.0270%	8.6697%
3.87096%	9.8420%	9.8420%	9.8420%	9.8420%	7.4514%
3.97096%	8.7043%	8.7043%	8.7043%	8.7043%	6.2815%
4.07096%	7.6106%	7.6106%	7.6106%	7.6106%	5.1567%
4.17096%	6.5580%	6.5580%	6.5580%	6.5580%	4.0740%
4.27096%	5.5439%	5.5439%	5.5439%	5.5439%	3.0307%
4.37096%	4.5659%	4.5659%	4.5659%	4.5659%	2.0243%
4.47096%	3.6217%	3.6217%	3.6217%	3.6217%	1.0527%
4.57096%	2.7093%	2.7093%	2.7093%	2.7093%	0.1137%

597

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.50000%	8.2020%	8.2034%	8.2031%	8.2024%	8.2318%
97.50000%	7.9441%	7.9453%	7.9449%	7.9443%	7.9622%
98.50000%	7.6895%	7.6903%	7.6900%	7.6893%	7.6959%
99.50000%	7.4381%	7.4386%	7.4382%	7.4376%	7.4330%
100.50000%	7.1897%	7.1899%	7.1896%	7.1889%	7.1733%
101.50000%	6.9444%	6.9443%	6.9440%	6.9433%	6.9167%
102.50000%	6.7020%	6.7017%	6.7013%	6.7007%	6.6633%
103.50000%	6.4625%	6.4619%	6.4615%	6.4609%	6.4129%
104.50000%	6.2259%	6.2250%	6.2246%	6.2240%	6.1654%

Pre-Tax Yield to Maturity for the Class B-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
94.57425%	8.1797%	8.1818%	8.1814%	8.1808%	8.2328%
95.57425%	7.9191%	7.9208%	7.9204%	7.9198%	7.9601%
96.57425%	7.6618%	7.6632%	7.6628%	7.6622%	7.6908%
97.57425%	7.4077%	7.4088%	7.4084%	7.4078%	7.4250%
98.57425%	7.1568%	7.1576%	7.1572%	7.1566%	7.1625%
99.57425%	6.9090%	6.9095%	6.9091%	6.9085%	6.9032%
100.57425%	6.6642%	6.6644%	6.6641%	6.6634%	6.6471%
101.57425%	6.4224%	6.4223%	6.4219%	6.4213%	6.3941%
102.57425%	6.1834%	6.1831%	6.1827%	6.1821%	6.1441%

Pre-Tax Yield to Maturity for the Class B-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
92.51499%	8.1924%	8.1951%	8.1947%	8.1941%	8.2708%
93.51499%	7.9285%	7.9308%	7.9305%	7.9298%	7.9945%
94.51499%	7.6679%	7.6700%	7.6696%	7.6690%	7.7218%
95.51499%	7.4107%	7.4125%	7.4121%	7.4114%	7.4525%
96.51499%	7.1568%	7.1582%	7.1579%	7.1572%	7.1867%
97.51499%	6.9060%	6.9072%	6.9068%	6.9061%	6.9241%
98.51499%	6.6584%	6.6592%	6.6589%	6.6582%	6.6649%
99.51499%	6.4138%	6.4143%	6.4139%	6.4133%	6.4088%
100.51499%	6.1721%	6.1724%	6.1720%	6.1714%	6.1558%

598

Pre-Tax Yield to Maturity for the Class B-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.65926%	17.1313%	17.0858%	17.0858%	17.0858%	15.3226%
1.75926%	14.3008%	14.2535%	14.2535%	14.2535%	12.4278%
1.85926%	11.7173%	11.6685%	11.6685%	11.6685%	9.7847%
1.95926%	9.3456%	9.2952%	9.2952%	9.2952%	7.3572%
2.05926%	7.1568%	7.1050%	7.1050%	7.1050%	5.1162%
2.15926%	5.1275%	5.0744%	5.0744%	5.0744%	3.0380%
2.25926%	3.2382%	3.1839%	3.1839%	3.1839%	1.1028%
2.35926%	1.4729%	1.4174%	1.4174%	1.4174%	-0.7059%
2.45926%	-0.1823%	-0.2389%	-0.2389%	-0.2389%	-2.4021%

Pre-Tax Yield to Maturity for the Class B-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.71852%	11.7173%	11.6685%	11.6685%	11.6685%	9.7847%
3.81852%	10.5069%	10.4573%	10.4573%	10.4573%	8.5459%
3.91852%	9.3456%	9.2952%	9.2952%	9.2952%	7.3572%
4.01852%	8.2299%	8.1788%	8.1788%	8.1788%	6.2150%
4.11852%	7.1568%	7.1050%	7.1050%	7.1050%	5.1162%
4.21852%	6.1235%	6.0710%	6.0710%	6.0710%	4.0581%
4.31852%	5.1275%	5.0744%	5.0744%	5.0744%	3.0380%
4.41852%	4.1664%	4.1127%	4.1127%	4.1127%	2.0536%
4.51852%	3.2382%	3.1839%	3.1839%	3.1839%	1.1028%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
88.80000%	10.2604%	10.2835%	10.3088%	10.3081%	10.4310%
89.80000%	9.9783%	9.9996%	10.0227%	10.0221%	10.1323%
90.80000%	9.7001%	9.7195%	9.7406%	9.7400%	9.8377%
91.80000%	9.4257%	9.4432%	9.4624%	9.4617%	9.5471%
92.80000%	9.1550%	9.1707%	9.1878%	9.1872%	9.2604%
93.80000%	8.8878%	8.9018%	8.9170%	8.9163%	8.9774%
94.80000%	8.6242%	8.6364%	8.6496%	8.6490%	8.6982%
95.80000%	8.3640%	8.3744%	8.3858%	8.3851%	8.4226%
96.80000%	8.1071%	8.1158%	8.1253%	8.1246%	8.1506%
599

Pre-Tax Yield to Maturity for the Class C-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
86.84803%	10.2631%	10.2900%	10.3194%	10.3188%	10.4670%
87.84803%	9.9774%	10.0024%	10.0297%	10.0291%	10.1643%
88.84803%	9.6958%	9.7189%	9.7441%	9.7434%	9.8658%
89.84803%	9.4180%	9.4392%	9.4624%	9.4617%	9.5714%
90.84803%	9.1441%	9.1634%	9.1845%	9.1839%	9.2811%
91.84803%	8.8738%	8.8913%	8.9104%	8.9098%	8.9946%
92.84803%	8.6071%	8.6228%	8.6400%	8.6393%	8.7120%
93.84803%	8.3440%	8.3579%	8.3731%	8.3724%	8.4330%
94.84803%	8.0842%	8.0964%	8.1096%	8.1090%	8.1578%

Pre-Tax Yield to Maturity for the Class C-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
84.85550%	10.2776%	10.3085%	10.3423%	10.3416%	10.5164%
85.85550%	9.9881%	10.0171%	10.0487%	10.0480%	10.2094%
86.85550%	9.7028%	9.7298%	9.7593%	9.7586%	9.9068%
87.85550%	9.4215%	9.4465%	9.4739%	9.4732%	9.6084%
88.85550%	9.1441%	9.1672%	9.1925%	9.1918%	9.3141%
89.85550%	8.8704%	8.8917%	8.9149%	8.9142%	9.0239%
90.85550%	8.6005%	8.6199%	8.6411%	8.6404%	8.7376%
91.85550%	8.3342%	8.3518%	8.3709%	8.3703%	8.4551%
92.85550%	8.0714%	8.0872%	8.1044%	8.1037%	8.1763%

Pre-Tax Yield to Maturity for the Class C-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.59254%	19.6559%	19.4077%	19.1345%	19.1345%	17.4158%
1.69254%	16.6556%	16.3975%	16.1132%	16.1132%	14.3287%
1.79254%	13.9294%	13.6622%	13.3677%	13.3677%	11.5222%
1.89254%	11.4365%	11.1608%	10.8567%	10.8567%	8.9544%
1.99254%	9.1439%	8.8603%	8.5472%	8.5472%	6.5919%
2.09254%	7.0251%	6.7339%	6.4125%	6.4125%	4.4076%
2.19254%	5.0579%	4.7599%	4.4305%	4.4305%	2.3790%
2.29254%	3.2244%	2.9197%	2.5830%	2.5830%	0.4875%
2.39254%	1.5092%	1.1983%	0.8545%	0.8545%	-1.2823%

600

Pre-Tax Yield to Maturity for the Class C-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.58507%	13.9296%	13.6623%	13.3678%	13.3678%	11.5223%
3.68507%	12.6562%	12.3846%	12.0852%	12.0852%	10.2108%
3.78507%	11.4366%	11.1609%	10.8568%	10.8568%	8.9545%
3.88507%	10.2671%	9.9873%	9.6787%	9.6787%	7.7494%
3.98507%	9.1440%	8.8604%	8.5473%	8.5473%	6.5920%
4.08507%	8.0644%	7.7769%	7.4596%	7.4596%	5.4791%
4.18507%	7.0252%	6.7341%	6.4126%	6.4126%	4.4077%
4.28507%	6.0238%	5.7292%	5.4038%	5.4038%	3.3751%
4.38507%	5.0580%	4.7599%	4.4306%	4.4306%	2.3791%

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and the VRR Interest. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors subject to the alternative minimum tax, to the extent not otherwise discussed below, investors that might be treated as engaged in a U.S. trade or business by virtue of investing in the offered certificates, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to Excess Interest, which will be held in the Grantor Trust and not by any Trust REMIC) and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G and Class H certificates, the Class A-2-1, Class A-2-1-X1, Class A-2-1-X2, Class A-3, Class A-3-X1, Class A-3-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components (the “Exchangeable Trust Components”) and the regular interest portion of the VRR Interest (the entitlement of the VRR Interest to Excess Interest will be held through the Grantor Trust) (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin llp, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

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In addition, in the opinion of Sidley Austin llp, special tax counsel to the depositor, the portion of the issuing entity holding the entitlement to any Excess Interest, the Excess Interest Distribution Account and the Exchangeable Trust Components will be classified as a trust under section 301.7701-4(c) of the Treasury Regulations (the “Grantor Trust”). The holders of the Class V certificates and the VRR Interest will be treated as the beneficial owners of the Excess Interest and the Excess Interest Distribution Account under section 671 of the Code. The Upper-Tier REMIC will issue the Exchangeable Trust Components, all of which will be held by the Grantor Trust. The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership under section 671 of the Code of one or more of the Exchangeable Trust Components.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a

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temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the Mortgage Loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

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If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed. In addition, investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Exchangeable Certificates

Whether or not a Certificate represents one, or more than one, Regular Interest, each Regular Interest represented by a Certificate will be treated as a separately taxable interest: the basis of each such Regular Interest and the income, deduction, loss and gain of each such Regular Interest should be accounted for separately.

Upon acquiring a Certificate for cash, the Certificateholder must establish a separate basis in each of the Regular Interests. The Certificateholder can do so by allocating the cost of the Certificate among the Regular Interest(s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of a Certificate for cash, the Certificateholder must establish a separate gain or loss for each Regular Interest. The Certificateholder can do so by allocating the amount realized for the Certificate among the Regular Interests based on their relative fair market values at the time of disposition.

Because each of the one or more Regular Interests will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Certificate representing one group of Regular Interests in exchange for two or more Certificates representing the same group of components in different combinations. Regardless of the value of the Certificates received, immediately after the exchange, each of the Regular Interests represented by the Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Certificates representing one group of Regular Interests in exchange for one or more Certificates representing the same group of Regular Interests in different combinations. Regardless of the value of the Certificate or Certificates received, immediately after the exchange, each of the Regular Interests underlying the Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests Underlying an Exchangeable Certificate

Each Regular Interest generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by a Certificate.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations

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secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, none of the Mortgaged Properties are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the

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anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class C Certificates will be, and that the REMIC regular interest components underlying other Classes of Certificates (including the Exchangeable Certificates) may be, issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates and the Exchangeable IO Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the

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Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that none of the REMIC regular interest components underlying the Offered Certificates (other than the Exchangeable Certificates) will be, and that the REMIC regular interest components underlying other Classes of Certificates (including the Exchangeable Certificates) may be, issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a

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Class X-A or Class X-B certificate or Exchangeable IO Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates or Exchangeable IO Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to

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include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made, and to all market discount instruments acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making such election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all premium bonds (other than bonds paying interest exempt from tax) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2-1, Class A-3, Class A-S and Class B Certificates will be, and that the REMIC regular interest components underlying other Classes of Certificates (including the Exchangeable Certificates) may be, issued at a premium for federal income tax purposes.

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Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount instruments acquired, by the holder as of the first day of the taxable year for which the election is made and to all premium bonds or market discount instruments, acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the Regular Interest is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that

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losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates or Exchangeable IO Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary

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income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an Exchangeable Certificate or any portion of the VRR Interest, the related Certificateholder or VRR Interest Owner must separately account for the sale or exchange of the related “regular interest” in the Upper Tier REMIC and the related interest in the Grantor Trust.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the certificates (including interest distributions, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to “backup” withholding tax under Code Section 3406 unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United

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States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their

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tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to payments, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders that are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates (including interest, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 unless the Non-U.S. Person either (i) provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or (ii) can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

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Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Administrative Matters

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R Certificates, rather than the REMICs, liable for any taxes arising from audit adjustments to the related REMICs’ taxable incomes. It is unclear how any such exceptions may affect the procedural rules available to challenge any

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audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the certificates (other than the Class R certificates) will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Certificateholders or beneficial owners that own such certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt Certificateholders of such certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Certificateholders (other than Class R Certificateholders) and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class V Certificates and the VRR Interest or any Class of Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and fourteen days after the receipt of the request. The information must be provided to parties specified in

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clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates and nonresident VRR Interest Owners solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require such nonresident holders to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from such nonresident holders. We cannot assure you that holders of offered certificates or VRR Interest Owners will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Plan of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2-1	Class A-2-1-1	Class A-2-1-2
Morgan Stanley & Co. LLC	$1,063,896	$4,416,172	$0	$0
Wells Fargo Securities, LLC	2,375,167	9,859,183	0	0
J.P. Morgan Securities LLC.	1,101,497	4,572,251	0	0
BofA Securities, Inc.	759,440	3,152,394	0	0
Academy Securities, Inc.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Siebert Williams Shank & Co., LLC	0	0	0	0
Total	$5,300,000	$22,000,000	$0	$0
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Underwriter	Class A-2-1-X1	Class A-2-1-X2	Class A-3	Class A-3-1
Morgan Stanley & Co. LLC	$0	$0	$84,634,535	$0
Wells Fargo Securities, LLC	0	0	188,948,105	0
J.P. Morgan Securities LLC.	0	0	87,625,728	0
BofA Securities, Inc.	0	0	60,414,632	0
Academy Securities, Inc.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Siebert Williams Shank & Co., LLC	0	0	0	0
Total	$0	$0	$421,623,000	$0
Underwriter	Class A-3-2	Class A-3-X1	Class A-3-X2	Class X-A
Morgan Stanley & Co. LLC	$0	$0	$0	$90,114,604
Wells Fargo Securities, LLC	0	0	0	201,182,455
J.P. Morgan Securities LLC.	0	0	0	93,299,475
BofA Securities, Inc.	0	0	0	64,326,466
Academy Securities, Inc.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Siebert Williams Shank & Co., LLC	0	0	0	0
Total	$0	$0	$0	$448,923,000
Underwriter	Class X-B	Class A-S	Class A-S-1	Class A-S-2
Morgan Stanley & Co. LLC	$20,758,418	$15,448,173	$0	$0
Wells Fargo Securities, LLC	46,343,538	34,488,318	0	0
J.P. Morgan Securities LLC.	21,492,072	15,994,148	0	0
BofA Securities, Inc	14,817,972	11,027,361	0	0
Academy Securities, Inc	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Siebert Williams Shank & Co., LLC	0	0	0	0
Total	$103,412,000	$76,958,000	$0	$0
Underwriter	Class A-S-X1	Class A-S-X2	Class B	Class B-1
Morgan Stanley & Co. LLC	$0	$0	$5,310,246	$0
Wells Fargo Securities, LLC	0	0	11,855,219	0
J.P. Morgan Securities LLC.	0	0	5,497,924	0
BofA Securities, Inc.	0	0	3,790,611	0
Academy Securities, Inc.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Siebert Williams Shank & Co., LLC	0	0	0	0
Total	$0	$0	$26,454,000	$0
Underwriter	Class B-2	Class B-X1	Class B-X2	Class C
Morgan Stanley & Co. LLC	$0	$0	$0	$4,183,921
Wells Fargo Securities, LLC	0	0	0	9,340,680
J.P. Morgan Securities LLC.	0	0	0	4,331,792
BofA Securities, Inc.	0	0	0	2,986,607
Academy Securities, Inc.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Siebert Williams Shank & Co., LLC	0	0	0	0
Total	$0	$0	$0	$20,843,000
Underwriter	Class C-1	Class C-2	Class C-X1	Class C-X2
Morgan Stanley & Co. LLC	$0	$0	$0	$0
Wells Fargo Securities, LLC	0	0	0	0
J.P. Morgan Securities LLC.	0	0	0	0
BofA Securities, Inc.	0	0	0	0
Academy Securities, Inc.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Siebert Williams Shank & Co., LLC	0	0	0	0
Total	$0	$0	$0	$0
The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase

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commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 104.3% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from July 1, 2023, before deducting expenses payable by the depositor (estimated at approximately $4,507,608.01 excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the Underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally (including, without limitation, the application of rule 15c2-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer of securities such as the Offered Certificates). See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an

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ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Capital I Inc., which is the depositor, MSMCH, which is a sponsor and a mortgage loan seller, and Morgan Stanley Bank, which is an originator and the holder of a portion of the VRR Interest. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller and the holder of a portion of the VRR Interest and is also the master servicer. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMorgan Bank, National Association, which is a sponsor, an originator, a mortgage loan seller and the holder of a portion of the VRR Interest. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator, a mortgage loan seller, the holder of a portion of the VRR Interest and the initial Risk Retention Consultation Party of this securitization. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering, affiliates of Wells Fargo Securities, LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of J.P. Morgan Securities LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, and affiliates of BofA Securities, Inc., which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Morgan Stanley & Co. LLC, of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank;
(2)	the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by JPMCB (or, with respect to the One & Two Commerce Square Mortgage Loan, the portion thereof allocable to JPMCB);
(3)	the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH; and
(4)	the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America (or, with respect to the One & Two Commerce Square Mortgage Loan, the portion thereof allocable to Bank of America).
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As a result of the circumstances described above, each of Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and BofA Securities, Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, National Association, member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any EU Retail Investors (as defined above) in the EEA. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

Each underwriter has represented and agreed that:

(a) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any UK Retail Investor (as defined above) in the UK. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c)        it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the UK.

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Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of this prospectus are hereby incorporated by reference into this prospectus:  the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1585 Broadway, New York, New York 10036, or by telephone at (212) 761-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-259741) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates.

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Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

Prospective investors should note that the State of California Public Employee’s Retirement System (“CalPERS” ), a governmental plan, owns an approximately 99% equity interest in the borrower with respect to the Miracle Mile Shops Mortgage Loan (9.9%). Persons who have an ongoing relationship with CalPERS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

Prospective investors should note that the New York Common Retirement Fund, a governmental plan, owns a 50% equity interest in the borrower with respect to the 1201 Third Avenue Mortgage Loan (1.5%). Persons who have an ongoing relationship with the New York Common Retirement Fund should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and

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pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Morgan Stanley & Co. LLC, Prohibited Transaction Exemption (“PTE”) 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), to the predecessor of Wells Fargo Securities, LLC, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to the predecessor of BofA Securities, Inc., PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), and to J.P. Morgan Securities LLC, PTE 2002-19, 67 Fed. Reg. 14979 (March 28, 2002), each as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P.

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Morgan Securities LLC and provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by each applicable master servicer, each applicable special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which

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are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, any master servicer, any special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”) will be deemed to have represented by its acquisition of such Offered Certificates that none of the depositor, the issuing entity, any underwriter, the trustee, any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the Plan Fiduciary has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption (all of the applicable conditions of which are satisfied) is available to cover the purchase or holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan Fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

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A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

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Legal Investment

Based on interpretive guidance provided by the SEC (as further described below), the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class X-A certificates, the Class X-B certificates, the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by one of the Rating Agencies or another NRSRO, and the other classes of Offered Certificates will not constitute “mortgage related securities.” While Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, the various classes of Offered Certificates may or may not qualify as “mortgage related securities” for purposes of SMMEA at the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

Except as regards the status of certain classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment

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Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from each of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates and that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from at least 2 of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in July 2056. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting

630

from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and

631

submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one or more NRSROs hired by the depositor, the depositor may have only requested ratings for certain Classes of rated Offered Certificates, due in part to the subordination levels provided by that NRSRO for such Classes of Offered Certificates. If the depositor had selected any such NRSRO to rate the Classes of Offered Certificates not rated by it, the ratings on such Classes of Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

632

Index of Defined Terms

@%(#)	183
17g-5 Information Provider	405
1986 Act	605
1996 Act	576
30/360 Basis	448
3650 Non-Serviced Whole Loan	352
3650 Servicing	352
401(c) Regulations	628
AB Modified Loan	462
Accelerated Mezzanine Loan Lender	398
Acceptable Condominium Policy	217
Acceptable Insurance Default	467
Acceptable Replacement Lease	224
Acting General Counsel’s Letter	163
Actual/360 Basis	222
Actual/360 Loans	435
ADA	578
Additional Exclusions	466
Administrative Fee Rate	372
ADR	175
Advances	430
Affirmative Asset Review Vote	516
Aggregate Available Funds	365
Aggregate Back Bay Office Junior Note Percentage Interest	253
Aggregate Back Bay Office Senior Note Percentage Interest	253
Aggregate Excess Prepayment Interest Shortfall	391
Aggregate Gain-on-Sale Entitlement Amount	366
Aggregate Principal Distribution Amount	376
Allocated Appraisal Reduction Amount	459
Allocated Collateral Deficiency Amount	463
Allocated Cumulative Appraisal Reduction Amount	459
Amended Lease	211, 224
Annual Debt Service	175
Anticipated Repayment Date	223
Appraisal Institute	283
Appraisal Reduction Amount	457
Appraisal Reduction Event	457
Appraised Value	176
Appraised-Out Class	464
Approved Exchange	22

ARD Loan	223
Assessment of Compliance	554
Asset Representations Reviewer Asset Review Fee	456
Asset Representations Reviewer Fee	455
Asset Representations Reviewer Fee Rate	455
Asset Representations Reviewer Termination Event	521
Asset Representations Reviewer Upfront Fee	455
Asset Review	518
Asset Review Notice	516
Asset Review Quorum	516
Asset Review Report	519
Asset Review Report Summary	519
Asset Review Standard	518
Asset Review Trigger	514
Asset Review Vote Election	516
Asset Status Report	481
Assumed Final Distribution Date	388
Assumed Scheduled Payment	378
ASTM	201
Attestation Report	554
Available Funds	366
Back Bay Office Certificate Administrator	255
Back Bay Office Co-Lender Agreement	252
Back Bay Office Companion Noteholders	252
Back Bay Office Companion Notes	252
Back Bay Office Consulting Parties	267
Back Bay Office Control Appraisal Period	267
Back Bay Office Controlling Noteholder	267
Back Bay Office Defaulted Securitized A Loan	278
Back Bay Office Extraordinary Major Decision	273
Back Bay Office Junior Note Rate	253
Back Bay Office Junior Note Relative Spread	253
Back Bay Office Junior Noteholders	252
Back Bay Office Junior Notes	252
Back Bay Office Major Decision	268

633

Back Bay Office Majority Decision	274
Back Bay Office Master Servicer	255
Back Bay Office Mortgage Rate	253
Back Bay Office Net Junior Note Rate	253
Back Bay Office Net Senior Note Rate	252
Back Bay Office Note Lead Servicing Note	255
Back Bay Office Note Percentage Interest	253
Back Bay Office Noteholders	252
Back Bay Office Notes	251
Back Bay Office Operating Advisor	255
Back Bay Office Pari Passu Companion Noteholders	252
Back Bay Office Pari Passu Companion Notes	252
Back Bay Office Pari Passu-A/B Whole Loan	251
Back Bay Office Recovered Costs	254
Back Bay Office Senior Note Default Rate	253
Back Bay Office Senior Note Rate	252
Back Bay Office Senior Note Relative Spread	253
Back Bay Office Senior Noteholders	252
Back Bay Office Senior Notes	252
Back Bay Office Sequential Pay Event	259
Back Bay Office Servicing Agreement	255
Back Bay Office Special Servicer	255
Back Bay Office Threshold Event Collateral	275
Back Bay Office Trustee	255
Back Bay Office Unsecuritized Senior Note	264
Back Bay Office Whole Loan	251
Balloon Balance	177
Balloon or ARD LTV Ratio	181
Balloon or ARD Payment	182
BAMLCM	330
Bank of America	316
Bank of America Data File	325
Bank of America Guidelines	317
Bank of America Qualification Criteria	327
Bank of America Securitization Database	325
BANK5 2023-5YR1 PSA	239
Bankruptcy Code	568

Base Interest Fraction	387
BBCMS 2023-C20 PSA	239
Beds	189
Benchmark 2023-V2 PSA	239
Borrower Party	397
Borrower Party Affiliate	398
Breach Notice	417
Bridge Bank	121
BSCMI	294
C(WUMP)O	21
CalPERS	624
Cash Flow Analysis	177
CDTC	333
CERCLA	575
Certificate Administrator/Trustee Fee	454
Certificate Administrator/Trustee Fee Rate	454
Certificate Balance	362
Certificate Owners	408
Certificateholder	399
Certificateholder Quorum	525
Certificateholder Repurchase Request	537
Certifying Certificateholder	410
Class A Certificates	361
Class A-2-1 Exchangeable Certificates	361, 374
Class A-3 Exchangeable Certificates	362, 374
Class A-S Exchangeable Certificates	362, 374
Class B Exchangeable Certificates	362, 374
Class C Exchangeable Certificates	362, 374
Class Percentage Interest	373
Class RR Certificateholders	5, 357
Class RR Certificates	357, 361
Class X Certificates	361
Clearstream	407
Clearstream Participants	409
Closing Date	174, 280
CMBS	168
Code	165
Collateral Deficiency Amount	462
Collection Account	434
Collection Period	366
Common Interest	200
Communication Request	411
Companion Distribution Account	434
Companion Holder	239
Companion Holders	239
Companion Loans	172
Compensating Interest Payment	390

634

Computershare	164, 333
Computershare Limited	333
Computershare Trust Company	333
Constant Prepayment Rate	587
Consultation Termination Event	501
Control Appraisal Period	239
Control Eligible Certificates	493
Control Note	239
Control Termination Event	501
Control-Eligible Senior Noteholder	272
Controlling Class	493
Controlling Class Certificateholder	493
Controlling Holder	239
Corrected Loan	481
Corresponding Trust Components	373
COVID-19	69
CPP	587
CPR	587
CPY	587
CRE Loans	289, 313
CREC	203
Credit Risk Retention Rules	356
CREFC®	395
CREFC® Intellectual Property Royalty License Fee	456
CREFC® Intellectual Property Royalty License Fee Rate	457
CREFC® Reports	394
Cross-Collateralized Mortgage Loan Repurchase Criteria	420
Cross-Over Date	370
CTS	333
Cumulative Appraisal Reduction Amount	462, 463
Cure/Contest Period	519
Custodian	334
Cut-off Date	172
Cut-off Date Balance	178
Cut-off Date Loan-to-Value Ratio	179
Cut-off Date LTV Ratio	179
CVOC	203
CWCAM	347
CWCI	350
D(#)	183
D/@%(#)	183
DBRS Morningstar	337
Debt Service Coverage Ratio	180
Decision-Eligible Senior Noteholder	271
Defaulted Back Bay Office Senior Note Purchase Price	254
Defaulted Loan	488
Defeasance Deposit	228

Defeasance Loans	228
Defeasance Lock-Out Period	228
Defeasance Option	228
Definitive Certificate	407
Delegated Directive	18
Delinquent Loan	516
Demand Entities	314, 329
Depositories	407
Determination Date	364
Diligence File	414
Directing Certificateholder	492
Disclosable Special Servicer Fees	454
Discount Rate	388
Dispute Resolution Consultation	539
Dispute Resolution Cut-off Date	539
Disputed Proceeds	349
Distribution Accounts	434
Distribution Date	364
Distribution Date Statement	394
Dodd-Frank Act	170
DOL	625
DorYM(#)	183
DorYM@%(#)	184
DSCR	180
DTC	407
DTC Participants	407
DTC Rules	408
Due Date	222, 366
EDGAR	623
EEA	18
Effective Gross Income	177
Eligible Asset Representations Reviewer	520
Eligible Operating Advisor	509
Enforcing Party	537
Enforcing Servicer	537
ESA	201, 299
Escrow/Reserve Mitigating Circumstances	301
EU	141
EU Institutional Investor	142
EU Investor Requirements	141
EU PRIIPS Regulation	18
EU Prospectus Regulation	18
EU Qualified Investor	18
EU Retail Investor	18
EU Securitization Regulation	141
EU SR Rules	141
Euroclear	407
Euroclear Operator	409
Euroclear Participants	409
EUWA	19, 141
Excess Interest	223, 363

635

Excess Interest Distribution Account	435
Excess Modification Fee Amount	450
Excess Modification Fees	448
Excess Prepayment Interest Shortfall	391
Exchange Act	279, 620
Exchangeable Certificates	361
Exchangeable IO Certificates	362
Exchangeable IO Trust Component	372
Exchangeable P&I Trust Component	372
Exchangeable Trust Components	602
Excluded Controlling Class Holder	397
Excluded Controlling Class Loan	398
Excluded Information	398
Excluded Loan	398
Excluded Plan	627
Excluded Special Servicer	525
Excluded Special Servicer Loan	525
Exemption	625
Exemption Rating Agency	626
FATCA	615
FDIA	162
FDIC	121, 163
Federal Court	349
FIEL	23
Final Asset Status Report	506
Final Dispute Resolution Election Notice	539
Financial Promotion Order	20
FINRA	622
FIRREA	164, 298
Fitch	552
Flagstar	121
FPO Persons	20
FSMA	19, 142
GAAP	17
Gain-on-Sale Remittance Amount	366
Gain-on-Sale Reserve Account	435
Garn Act	577
GCJ12 Trust	206
GLA	181
Government Securities	226
Grantor Trust	364, 603
IDOT	112
Increment	196, 211
Indirect Participants	407
Initial Pool Balance	172
Initial Rate	223
Initial Requesting Certificateholder	537
Initial Subordinate Companion Loan Holder	493

In-Place Cash Management	181
Institutional Investor	22
Insurance and Condemnation Proceeds	434
Intercreditor Agreement	239
Interest Accrual Amount	376
Interest Accrual Period	376
Interest Distribution Amount	376
Interest Reserve Account	435
Interest Shortfall	376
Interested Person	490
Invacare Payment Guaranty	224
Investor Certification	398
IRS	166
Japanese Affected Investors	144
Japanese Retention Requirement	144
JFSA	23, 144
JPMC	293
JPMCB	293
JPMCB Data Tape	295
JPMCB Deal Team	295
JPMCB Mortgage Loans	295
JPMCB’s Qualification Criteria	296
JPMCCMSC	294
JRR Rule	144
KBRA	552
L(#)	183
Liquidation Fee	450
Liquidation Fee Rate	451
Liquidation Proceeds	434
Loan Per Unit	181
Loan-Specific Directing Certificateholder	492
Local Law 97	123
Lock-out Period	226
Loss of Value Payment	421
Losses	346
Lower-Tier Regular Interests	602
Lower-Tier REMIC	364, 602
LTV Ratio	178
LTV Ratio at Maturity / ARD	181
LTV Ratio at Maturity or Anticipated Repayment Date	181
LTV Ratio at Maturity or ARD	181
MAI	422
Major Decision	495
MAS	22
Master Servicer	336
Master Servicer Decision	470
Material Defect	417
Maturity Date Balloon or ARD Payment	182
MCR	146

636

Midland	340
Midland Parties	346
Midland Primary Servicing Agreement	340
Midland Serviced Loans	343
Midland Serviced Mortgage Loans	340
MIFID II	18
MIRA 2023-MILE TSA	240
MLPA	412
Modification Fees	448
Moody’s	337, 552
Morgan Stanley Bank	303
Morgan Stanley Group	303
Morgan Stanley Origination Entity	304
Mortgage	173
Mortgage File	412
Mortgage Loans	172
Mortgage Note	173
Mortgage Pool	172
Mortgage Rate	372
Mortgaged Property	173
MSMCH	302
MSMCH Data File	311
MSMCH Mortgage Loans	303
MSMCH Qualification Criteria	313
MSMCH Securitization Database	311
Net Mortgage Rate	371
Net Operating Income	182
New Complaint	350
NFA	622
NFIP	102
NI 33-105	24
NOI Date	182
Non-Control Note	240
Non-Controlling Holder	240
Nonrecoverable Advance	431
Non-Retained Percentage	359
Non-Serviced Certificate Administrator	240
Non-Serviced Companion Loan	53, 240
Non-Serviced Companion Loans	53
Non-Serviced Custodian	240
Non-Serviced Directing Certificateholder	240
Non-Serviced Master Servicer	240
Non-Serviced Mortgage Loan	53, 240
Non-Serviced Pari Passu Companion Loan	240
Non-Serviced Pari Passu Whole Loan	240
Non-Serviced Pari Passu-A/B Whole Loan	240
Non-Serviced PSA	241
Non-Serviced Securitization Trust	241

Non-Serviced Special Servicer	241
Non-Serviced Trustee	241
Non-Serviced Whole Loan	53, 241
Non-Specially Serviced Loan	497
Non-U.S. Person	614
Notional Amount	363
NRA	182
NRSRO	397
NRSRO Certification	400
NYLPC	219
O(#)	183
OCC	280, 316
Occupancy Date	183
Occupancy Rate	182
Offered Certificates	362
Office Release Unit	230
OID Regulations	606
OLA	163
Operating Advisor Consulting Fee	455
Operating Advisor Expenses	455
Operating Advisor Fee	454
Operating Advisor Fee Rate	455
Operating Advisor Standard	507
Operating Advisor Termination Event	511
Operating Advisor Upfront Fee	454
Original Complaint	350
Original Lease	224
Other Master Servicer	241
Other PSA	241
Other Special Servicer	241
P&I Advance	429
P&I Advance Date	429
PACE	120
Pads	189
PAR	299
Par Purchase Price	488
Pari Passu Companion Loans	172
Park Bridge Financial	355
Park Bridge Lender Services	355
Participants	407
Parties in Interest	624
Pass-Through Rate	370
Patriot Act	579
Payment Guarantors	224
Payment Guaranty Release Event	224
Percentage Interest	364
Periodic Payments	365
Permitted Defeasance Date	229
Permitted Investments	365, 436
Permitted Prepayment Date	229

637

Permitted Special Servicer/Affiliate Fees	454
PIPs	204
PL	284
Plan Fiduciary	627
Planet Hollywood Overlease	193
Planet Hollywood Overlease Leased Premises	193
Plans	624
PML	284
PNC Bank	343
PRC	21
Preliminary Dispute Resolution Election Notice	539
Prepayment Assumption	608
Prepayment Interest Excess	389
Prepayment Interest Shortfall	389
Prepayment Premium	388
Prepayment Provisions	183
Primary Collateral	421
Prime Rate	434
Principal Balance Certificates	362
Principal Distribution Amount	377
Principal Shortfall	378
Privileged Information	510
Privileged Information Exception	510
Privileged Person	396
Pro Rata and Pari Passu Basis	253
Professional Investors	21
Prohibited Prepayment	390
Promotion of Collective Investment Schemes Exemptions Order	20
Proposed Course of Action	538
Proposed Course of Action Notice	538
PSA	361
PSA Party Repurchase Request	537
PTCE	628
PTE	625
Purchase Price	421
QOZs	184
Qualification Criteria	288
Qualified Opportunity Zone	184
Qualified Replacement Special Servicer	526
Qualified Substitute Mortgage Loan	422
Qualifying CRE Loan Percentage	360
RAC No-Response Scenario	551
Rated Final Distribution Date	389
Rating Agencies	552
Rating Agency Confirmation	552
REA	82, 218

Realized Loss	392
REC	202
Received Classes	372
Record Date	364
Registration Statement	623
Regular Certificates	361
Regular Interestholder	606
Regular Interests	602
Regulation AB	554
Reimbursement Rate	433
Related Proceeds	432
Release Amount	230
Release Date	228
Relevant Persons	20
Relief Act	579
Remaining Term to Maturity or ARD	184
REMIC	602
REMIC LTV Test	166
REMIC Regulations	602
REO Account	436
REO Loan	379
REO Property	481
Repurchase Request	537
Requesting Certificateholder	539
Requesting Holders	464
Requesting Investor	411
Requesting Party	551
Required Credit Risk Retention Percentage	360
Required Decision-Eligible Senior Noteholders	271
Requirements	579
Residual Certificates	361
Resolution Failure	537
Resolved	537
Restricted Group	626
Restricted Party	510
Restricted Senior Noteholder	272
Retaining Parties	357
Retaining Sponsor	357
Review Materials	517
Revised Rate	223
RevPAR	184
Risk Retention Allocation Percentage	360
Risk Retention Consultation Party	397
ROFO	215
ROFR	215
Rooms	189
RR Interest	357, 361
RR Interest Owner	4, 357
Rule 15Ga-1	302

638

Rule 15Ga-1 Reporting Period	289
Rule 17g-5	400
Scheduled Principal Distribution Amount	377
SDNY Court	349
SEC	280
Securities Act	554
Securitization Accounts	361, 436
Securitization Regulations	142
SEL	284
Senior Certificates	361
Serviced A/B Whole Loan	241
Serviced Companion Loan	53, 241
Serviced Mortgage Loans	425
Serviced Pari Passu Companion Loan	242
Serviced Pari Passu Companion Loan Securities	530
Serviced Pari Passu Mortgage Loan	242
Serviced Pari Passu Whole Loan	242
Serviced Subordinate Companion Loan	242
Serviced Whole Loan	53, 242
Servicer Termination Event	528
Servicing Advances	430
Servicing Fee	446
Servicing Fee Rate	446
Servicing Shift Master Servicer	53
Servicing Shift Mortgage Loan	53, 242
Servicing Shift Pooling and Servicing Agreement	53
Servicing Shift PSA	242
Servicing Shift Securitization Date	53, 242
Servicing Shift Special Servicer	53
Servicing Shift Whole Loan	53, 242
Servicing Standard	427
SF	184
SFA	22
SFO	21
Similar Law	624
SIPC	622
SMMEA	64, 629
Special Servicing Fee	449
Special Servicing Fee Rate	449
Specially Serviced Loans	478
Sq. Ft.	184
Square Feet	184
SR Institutional Investors	142
SR Investor Requirements	142
SR Rules	142
Startup Day	603
State Court	349

Stated Principal Balance	378
Structured Product	21
Structuring Assumptions	587
Subject 2022 Computershare CMBS Annual Statement of Compliance	335
Subject Loan	456
Subordinate Certificates	361
Subordinate Companion Loan	242
Subordinate Companion Loans	172
Sub-Servicing Agreement	428
Surrendered Classes	372
SVB	121
T-12	184
TCE	203
TDEC	203
Term to Maturity	184
Termination Purchase Amount	556
Terms and Conditions	410
Tests	518
Third Party Report	175
TI/LC	231
Title V	578
Total Operating Expenses	177
TRIPRA	103
TRS Subsidiary	224
Trust	332
Trust Components	372
Trust REMICs	364, 602
TTM	184
U.S. Person	614
U/W DSCR	180
U/W Expenses	184
U/W NCF	185
U/W NCF Debt Yield	187
U/W NCF DSCR	180
U/W NOI	187
U/W NOI Debt Yield	188
U/W NOI DSCR	188
U/W Revenues	189
UCC	562
UK	18, 141
UK CRR	142
UK Institutional Investor	142
UK Investor Requirements	142
UK MIFIR Product Governance Rules	19
UK PRIIPS Regulation	19
UK Prospectus Regulation	19
UK Qualified Investor	19
UK Retail Investor	19
UK SR Rules	141
Underwriter Entities	130

639

Underwriting Agreement	618
Underwritten Debt Service Coverage Ratio	180
Underwritten Expenses	184
Underwritten NCF	185
Underwritten NCF Debt Yield	187
Underwritten NCF DSCR	180
Underwritten Net Cash Flow	185
Underwritten Net Cash Flow Debt Service Coverage Ratio	180
Underwritten Net Operating Income	187
Underwritten Net Operating Income Debt Service Coverage Ratio	188
Underwritten NOI	187
Underwritten NOI Debt Yield	188
Underwritten NOI DSCR	188
Underwritten Revenues	189
Units	189
Unscheduled Principal Distribution Amount	377
Unsolicited Information	518
Upper-Tier REMIC	364, 602
Volcker Rule	171
Voting Rights	406
VRR Interest	4, 361
VRR Interest Available Funds	358

VRR Interest Balance	362
VRR Interest Distribution Amount	359
VRR Interest Gain-on-Sale Remittance Amount	358
VRR Interest Gain-on-Sale Reserve Account	435
VRR Interest Owners	5, 357
VRR Interest Realized Loss	360
VRR Principal Distribution Amount	359
WAC Rate	371
Wachovia Bank	280
Weighted Average Mortgage Rate	189
Weighted Averages	189
Wells Fargo	164, 333
Wells Fargo Bank	280, 333, 336
Wells Fargo Bank Data Tape	287
Wells Fargo Bank Deal Team	287
WFDTC	333
Whole Loan	172
Withheld Amounts	435
Workout Fee	449
Workout Fee Rate	449
Workout-Delayed Reimbursement Amount	433
Yield Maintenance Charge	388
YM(#)	183
YM@(#)	184

640

Annex A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built
1	Loan	5, 6, A	1	Miracle Mile Shops	9.9%	100.0%	BANA	BANA	NAP	NAP	3663 South Las Vegas Boulevard	Las Vegas	Clark	NV	89109	Retail	Regional Mall	2000
2	Loan	5	1	Brandon Mall	9.6%	100.0%	WFB	WFB	NAP	NAP	175, 459, 303-675, 686 & 901 Brandon Town Center Drive	Brandon	Hillsborough	FL	33511	Retail	Super Regional Mall	1995
3	Loan	5, 7, 8, 9, B	1	Back Bay Office	8.9%	100.0%	WFB	WFB	NAP	NAP	222 Berkeley Street and 500 Boylston Street	Boston	Suffolk	MA	02116	Office	CBD	1987; 1991
4	Loan	10	1	Park West Shopping Center	8.7%	100.0%	WFB	WFB	NAP	NAP	9712-9868 West Northern Avenue	Peoria	Maricopa	AZ	85345	Retail	Anchored	2007
5	Loan	11, 12, 13	2	Shops at Riverwalk & River Walk Corporate Center	7.8%		WFB	WFB	NAP	NAP	Various	Bakersfield	Kern	CA	93311	Various	Various	Various
5.01	Property		1	Shops at Riverwalk	6.9%	88.5%					10100-11150 Stockdale Highway	Bakersfield	Kern	CA	93311	Retail	Shadow Anchored	2005-2022
5.02	Property		1	River Walk Corporate Center	0.9%	11.5%					11000 River Run Boulevard	Bakersfield	Kern	CA	93311	Office	Suburban	2008
6	Loan	5, 11, 12, 14, C	7	ICP/IRG Holdings Portfolio	7.7%		JPMCB	JPMCB	NAP	NAP	Various	Various	Various	Various	Various	Various	Various	Various
6.01	Property		1	Romulus - Huron	2.0%	25.5%					38481 Huron River Drive	Romulus	Wayne	MI	48174	Industrial	Manufacturing/Warehouse	1956
6.02	Property		1	Warren Perkins Jones	1.7%	22.5%					541 Perkins Jones Road Northeast	Warren	Trumbull	OH	44483	Industrial	Warehouse/Distribution	1982
6.03	Property		1	Cleveland American Industrial	1.3%	17.0%					1 American Road	Cleveland	Cuyahoga	OH	44144	Industrial	Warehouse/Distribution	1978
6.04	Property		1	Cleveland American Office	1.1%	14.5%					100 American Road	Cleveland	Cuyahoga	OH	44144	Office	Suburban	1978
6.05	Property		1	Miles North Randall	1.0%	13.0%					21201 Miles Road	North Randall	Cuyahoga	OH	44128	Industrial	Warehouse/Distribution	2021
6.06	Property		1	Invacare	0.5%	6.0%					1200 Taylor Street	Elyria	Lorain	OH	44035	Industrial	Flex	1972
6.07	Property		1	Stop Eight Vandalia	0.1%	1.5%					3345 Stop Eight Road	Vandalia	Montgomery	OH	45414	Industrial	Warehouse/Distribution	1970
7	Loan	11, 14, 15, 16	4	Alabama Hotel Portfolio	5.7%		JPMCB	JPMCB	NAP	NAP	Various	Various	Various	AL	Various	Hospitality	Various	Various
7.01	Property		1	HGI Madison	1.8%	31.0%					145 Graphics Drive	Madison	Madison	AL	35758	Hospitality	Full Service	2021
7.02	Property		1	Home2 Madison	1.5%	26.7%					135 Graphics Drive	Madison	Madison	AL	35758	Hospitality	Extended Stay	2019
7.03	Property		1	Home2 Opelika	1.2%	21.2%					3150 Capps Way	Opelika	Lee	AL	36801	Hospitality	Extended Stay	2017
7.04	Property		1	Home2 Decatur	1.2%	21.1%					807 Island Way Northwest	Decatur	Morgan	AL	35601	Hospitality	Extended Stay	2017
8	Loan	5, 14, 17	1	Queens Crossing	5.5%	100.0%	JPMCB	JPMCB	NAP	NAP	38-25 Main Street	Flushing	Queens	NY	11354	Mixed Use	Retail/Office	2007
9	Loan	5	1	503-511 Broadway	5.3%	100.0%	MSBNA	MSMCH	NAP	NAP	503-511 Broadway	New York	New York	NY	10012	Mixed Use	Office/Retail	1900
10	Loan	18, 19, 20, 21	1	Norfolk Waterside Marriott	5.0%	100.0%	WFB	WFB	NAP	NAP	235 East Main Street	Norfolk	Norfolk	VA	23510	Hospitality	Full Service	1991
11	Loan	22, 23	1	The Read House	4.9%	100.0%	WFB	WFB	NAP	NAP	107 West Martin Luther King Boulevard	Chattanooga	Hamilton	TN	37402	Hospitality	Full Service	1926; 1964
12	Loan	11	6	Tenet Equity Industrial Portfolio	4.2%		MSBNA	MSMCH	NAP	NAP	Various	Various	Various	Various	Various	Industrial	Warehouse/Distribution	Various
12.01	Property		1	2301 Denso Drive	1.1%	25.4%					2301 Denso Drive	Athens	McMinn	TN	37303	Industrial	Warehouse/Distribution	1999
12.02	Property		1	300-310 N Alloy Drive	0.9%	22.2%					300-310 North Alloy Drive	Fenton	Genesee	MI	48430	Industrial	Warehouse/Distribution	1993
12.03	Property		1	55210 Rudy Road	0.8%	20.0%					55210 Rudy Road	Dowagiac	Cass	MI	49047	Industrial	Warehouse/Distribution	1979
12.04	Property		1	555 S Fenway Drive	0.8%	20.0%					555 South Fenway Drive	Fenton	Genesee	MI	48430	Industrial	Warehouse/Distribution	1996
12.05	Property		1	405 N Industrial Drive	0.3%	6.4%					405 North Industrial Drive	Bremen	Marshall	IN	46506	Industrial	Warehouse/Distribution	1998
12.06	Property		1	1139 S Fenway Circle	0.3%	6.0%					1139 South Fenway Circle	Fenton	Genesee	MI	48430	Industrial	Warehouse/Distribution	1986
13	Loan	5, 24, D	1	One & Two Commerce Square	3.7%	100.0%	BANA/JPMCB	BANA/JPMCB	NAP	NAP	2001 and 2005 Market Street	Philadelphia	Philadelphia	PA	19103	Office	CBD	1987; 1992
14	Loan	5, 25, E	1	Heritage Plaza	3.3%	100.0%	MSBNA	MSMCH	NAP	NAP	1111 & 1200 Bagby Street	Houston	Harris	TX	77002	Office	CBD	1986
15	Loan	5, F	1	6330 West Loop South	2.6%	100.0%	BANA	BANA	NAP	NAP	6330 West Loop South	Bellaire	Harris	TX	77401	Office	Medical	1975
16	Loan		1	110 & 140 W Sandy Lake Rd	2.4%	100.0%	MSBNA	MSMCH	NAP	NAP	110 & 140 West Sandy Lake Road	Coppell	Dallas	TX	75019	Retail	Anchored	1987
17	Loan	5, G	1	1201 Third Avenue	1.5%	100.0%	MSBNA	MSMCH	NAP	NAP	1201 Third Avenue	Seattle	King	WA	98101	Office	CBD	1988
18	Loan		1	218 West 234th Street	1.4%	100.0%	MSBNA	MSMCH	NAP	NAP	218 West 234th Street	Bronx	Bronx	NY	10463	Retail	Anchored	1954
19	Loan		1	Terre Haute Industrial	1.0%	100.0%	MSBNA	MSMCH	NAP	NAP	1383 and 1441 Aberdeen Street & 3910 East Third Parkway	Terre Haute	Vigo	IN	47804	Industrial	Warehouse/Distribution	1942; 2003
20	Loan		1	UCC Environmental HQ	1.0%	100.0%	MSBNA	MSMCH	NAP	NAP	2100 Norman Drive	Waukegan	Lake	IL	60085	Mixed Use	Office/Lab/R&D	1989

A-1-1

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(3)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
1	Loan	5, 6, A	1	Miracle Mile Shops	2007-2008; 2022-2023	503,484	SF	844.12	67,000,000	67,000,000	67,000,000	6.99105%	0.02428%	6.96677%	NAP	395,754.93	NAP	4,749,059.16	Interest Only	No
2	Loan	5	1	Brandon Mall	2022	659,882	SF	183.37	65,000,000	65,000,000	65,000,000	7.62000%	0.02128%	7.59872%	NAP	418,482.64	NAP	5,021,791.67	Interest Only	No
3	Loan	5, 7, 8, 9, B	1	Back Bay Office	2016-2022	1,283,670	SF	370.03	60,000,000	60,000,000	60,000,000	6.29800%	0.02128%	6.27672%	NAP	319,273.61	NAP	3,831,283.32	Interest Only	No
4	Loan	10	1	Park West Shopping Center	NAP	253,789	SF	230.90	58,600,000	58,600,000	58,600,000	7.25000%	0.03128%	7.21872%	NAP	358,958.91	NAP	4,307,506.92	Interest Only	No
5	Loan	11, 12, 13	2	Shops at Riverwalk & River Walk Corporate Center	Various	313,317	SF	167.42	52,500,000	52,455,546	49,695,189	6.83500%	0.02128%	6.81372%	343,485.60	NAP	4,121,827.20	NAP	Amortizing Balloon	No
5.01	Property		1	Shops at Riverwalk	NAP	269,759	SF		46,480,920	46,441,562	43,997,678
5.02	Property		1	River Walk Corporate Center	2020	43,558	SF		6,019,080	6,013,983	5,697,511
6	Loan	5, 11, 12, 14, C	7	ICP/IRG Holdings Portfolio	Various	4,662,982	SF	38.60	52,200,000	52,200,000	52,200,000	7.35000%	0.02003%	7.32997%	NAP	324,165.63	NAP	3,889,987.56	Interest Only	No
6.01	Property		1	Romulus - Huron	NAP	1,112,004	SF		13,311,000	13,311,000	13,311,000
6.02	Property		1	Warren Perkins Jones	2022	1,365,535	SF		11,745,000	11,745,000	11,745,000
6.03	Property		1	Cleveland American Industrial	2022	1,142,265	SF		8,874,000	8,874,000	8,874,000
6.04	Property		1	Cleveland American Office	2020	344,355	SF		7,569,000	7,569,000	7,569,000
6.05	Property		1	Miles North Randall	NAP	302,400	SF		6,786,000	6,786,000	6,786,000
6.06	Property		1	Invacare	2013	301,000	SF		3,132,000	3,132,000	3,132,000
6.07	Property		1	Stop Eight Vandalia	2020	95,423	SF		783,000	783,000	783,000
7	Loan	11, 14, 15, 16	4	Alabama Hotel Portfolio	NAP	361	Rooms	106,648.20	38,500,000	38,500,000	38,500,000	7.35000%	0.02003%	7.32997%	NAP	239,087.67	NAP	2,869,052.04	Interest Only	No
7.01	Property		1	HGI Madison	NAP	102	Rooms		11,946,000	11,946,000	11,946,000
7.02	Property		1	Home2 Madison	NAP	97	Rooms		10,289,000	10,289,000	10,289,000
7.03	Property		1	Home2 Opelika	NAP	81	Rooms		8,155,000	8,155,000	8,155,000
7.04	Property		1	Home2 Decatur	NAP	81	Rooms		8,110,000	8,110,000	8,110,000
8	Loan	5, 14, 17	1	Queens Crossing	NAP	95,123	SF	600.28	37,100,000	37,100,000	37,100,000	7.55000%	0.02003%	7.52997%	NAP	236,662.79	NAP	2,839,953.48	Interest Only	No
9	Loan	5	1	503-511 Broadway	2020	121,164	SF	478.69	36,000,000	36,000,000	36,000,000	7.36000%	0.02128%	7.33872%	NAP	223,866.67	NAP	2,686,400.00	Interest Only	No
10	Loan	18, 19, 20, 21	1	Norfolk Waterside Marriott	2019	407	Rooms	82,309.58	33,500,000	33,500,000	33,500,000	7.91500%	0.02128%	7.89372%	NAP	224,029.31	NAP	2,688,351.72	Interest Only	No
11	Loan	22, 23	1	The Read House	2019	242	Rooms	136,258.44	33,000,000	32,974,542	31,405,302	7.30600%	0.02128%	7.28472%	226,372.98	NAP	2,716,475.76	NAP	Amortizing Balloon	No
12	Loan	11	6	Tenet Equity Industrial Portfolio	Various	616,415	SF	46.40	28,600,000	28,600,000	28,600,000	6.74000%	0.02128%	6.71872%	NAP	162,867.73	NAP	1,954,412.76	Interest Only	No
12.01	Property		1	2301 Denso Drive	2008	153,100	SF		7,256,717	7,256,717	7,256,717
12.02	Property		1	300-310 N Alloy Drive	1996	124,617	SF		6,342,004	6,342,004	6,342,004
12.03	Property		1	55210 Rudy Road	NAP	149,805	SF		5,732,196	5,732,196	5,732,196
12.04	Property		1	555 S Fenway Drive	NAP	31,267	SF		5,732,196	5,732,196	5,732,196
12.05	Property		1	405 N Industrial Drive	2021	44,813	SF		1,829,424	1,829,424	1,829,424
12.06	Property		1	1139 S Fenway Circle	NAP	112,813	SF		1,707,463	1,707,463	1,707,463
13	Loan	5, 24, D	1	One & Two Commerce Square	2013	1,896,143	SF	116.03	25,000,000	25,000,000	25,000,000	7.78750%	0.02128%	7.76622%	NAP	164,492.91	NAP	1,973,914.92	Interest Only	No
14	Loan	5, 25, E	1	Heritage Plaza	2021	1,158,165	SF	148.51	22,000,000	22,000,000	22,000,000	7.63000%	0.02128%	7.60872%	NAP	141,826.16	NAP	1,701,913.92	Interest Only	No
15	Loan	5, F	1	6330 West Loop South	2008	278,489	SF	177.91	17,250,000	17,231,554	16,571,729	8.18000%	0.02128%	8.15872%	128,745.59	NAP	1,544,947.08	NAP	Amortizing Balloon	No
16	Loan		1	110 & 140 W Sandy Lake Rd	2018	95,601	SF	172.59	16,500,000	16,500,000	16,180,430	6.64000%	0.02128%	6.61872%	105,815.01	92,568.06	1,269,780.12	1,110,816.72	Interest Only, Amortizing Balloon	No
17	Loan	5, G	1	1201 Third Avenue	NAP	1,129,710	SF	150.48	10,000,000	10,000,000	10,000,000	5.58500%	0.02128%	5.56372%	NAP	47,188.08	NAP	566,256.96	Interest Only	No
18	Loan		1	218 West 234th Street	2013	45,659	SF	201.29	9,200,000	9,190,718	8,610,602	5.93000%	0.02128%	5.90872%	54,745.29	NAP	656,943.48	NAP	Amortizing Balloon	No
19	Loan		1	Terre Haute Industrial	NAP	385,830	SF	17.42	6,720,000	6,720,000	6,720,000	7.00000%	0.02128%	6.97872%	NAP	39,744.44	NAP	476,933.28	Interest Only	No
20	Loan		1	UCC Environmental HQ	2017	116,500	SF	55.79	6,500,000	6,500,000	6,500,000	6.95000%	0.02128%	6.92872%	NAP	38,168.69	NAP	458,024.28	Interest Only	No

A-1-2

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Prepayment Provisions (No. of Payments)
1	Loan	5, 6, A	1	Miracle Mile Shops	Actual/360	60	59	60	59	0	0	6/6/2023	1	6	7/6/2023	NAP	6/6/2028	NAP	0	0	L(25),DorYM1(28),O(7)
2	Loan	5	1	Brandon Mall	Actual/360	60	59	60	59	0	0	5/24/2023	1	11	7/11/2023	NAP	6/11/2028	NAP	0	0	L(25),D(28),O(7)
3	Loan	5, 7, 8, 9, B	1	Back Bay Office	Actual/360	60	60	60	60	0	0	6/7/2023	0	6	8/6/2023	NAP	7/6/2028	NAP	0	0	L(24),DorYM1(29),O(7)
4	Loan	10	1	Park West Shopping Center	Actual/360	60	59	60	59	0	0	6/1/2023	1	11	7/11/2023	NAP	6/11/2028	NAP	0	0	L(25),D(28),O(7)
5	Loan	11, 12, 13	2	Shops at Riverwalk & River Walk Corporate Center	Actual/360	0	0	60	59	360	359	5/19/2023	1	11	7/11/2023	7/11/2023	6/11/2028	NAP	0	0	L(25),D(31),O(4)
5.01	Property		1	Shops at Riverwalk
5.02	Property		1	River Walk Corporate Center
6	Loan	5, 11, 12, 14, C	7	ICP/IRG Holdings Portfolio	Actual/360	60	58	60	58	0	0	4/20/2023	2	1	6/1/2023	NAP	5/1/2028	NAP	0	0	L(24),YM1(2),DorYM1(28),O(6)
6.01	Property		1	Romulus - Huron
6.02	Property		1	Warren Perkins Jones
6.03	Property		1	Cleveland American Industrial
6.04	Property		1	Cleveland American Office
6.05	Property		1	Miles North Randall
6.06	Property		1	Invacare
6.07	Property		1	Stop Eight Vandalia
7	Loan	11, 14, 15, 16	4	Alabama Hotel Portfolio	Actual/360	60	59	60	59	0	0	5/8/2023	1	1	7/1/2023	NAP	6/1/2028	NAP	0	0	L(25),D(32),O(3)
7.01	Property		1	HGI Madison
7.02	Property		1	Home2 Madison
7.03	Property		1	Home2 Opelika
7.04	Property		1	Home2 Decatur
8	Loan	5, 14, 17	1	Queens Crossing	Actual/360	60	58	60	58	0	0	5/5/2023	2	5	6/5/2023	NAP	5/5/2028	NAP	0	0	L(26),D(30),O(4)
9	Loan	5	1	503-511 Broadway	Actual/360	60	60	60	60	0	0	6/7/2023	0	1	8/1/2023	NAP	7/1/2028	NAP	5	5	L(24),D(29),O(7)
10	Loan	18, 19, 20, 21	1	Norfolk Waterside Marriott	Actual/360	60	59	60	59	0	0	6/9/2023	1	11	7/11/2023	NAP	6/11/2028	NAP	0	0	L(25),D(28),O(7)
11	Loan	22, 23	1	The Read House	Actual/360	0	0	60	59	360	359	6/6/2023	1	11	7/11/2023	7/11/2023	6/11/2028	NAP	0	0	L(25),D(31),O(4)
12	Loan	11	6	Tenet Equity Industrial Portfolio	Actual/360	60	59	60	59	0	0	5/3/2023	1	1	7/1/2023	NAP	6/1/2028	NAP	5	5	L(25),D(31),O(4)
12.01	Property		1	2301 Denso Drive
12.02	Property		1	300-310 N Alloy Drive
12.03	Property		1	55210 Rudy Road
12.04	Property		1	555 S Fenway Drive
12.05	Property		1	405 N Industrial Drive
12.06	Property		1	1139 S Fenway Circle
13	Loan	5, 24, D	1	One & Two Commerce Square	Actual/360	60	59	60	59	0	0	6/1/2023	1	6	7/6/2023	NAP	6/6/2028	NAP	0	0	L(24),YM1(29),O(7)
14	Loan	5, 25, E	1	Heritage Plaza	Actual/360	60	58	60	58	0	0	4/13/2023	2	6	6/6/2023	NAP	5/6/2028	NAP	0	0	YM1(26),DorYM1(27),O(7)
15	Loan	5, F	1	6330 West Loop South	Actual/360	0	0	60	58	360	358	5/1/2023	2	1	6/1/2023	6/1/2023	5/1/2028	NAP	0	4	L(26),YM1(27),O(7)
16	Loan		1	110 & 140 W Sandy Lake Rd	Actual/360	36	34	60	58	360	360	4/28/2023	2	1	6/1/2023	6/1/2026	5/1/2028	NAP	5	5	L(26),D(30),O(4)
17	Loan	5, G	1	1201 Third Avenue	Actual/360	60	56	60	56	0	0	2/10/2023	4	9	4/9/2023	NAP	3/9/2028	NAP	0	0	L(24),YM1(4),DorYM1(25),O(7)
18	Loan		1	218 West 234th Street	Actual/360	0	0	60	59	360	359	5/18/2023	1	1	7/1/2023	7/1/2023	6/1/2028	NAP	5	5	L(25),D(30),O(5)
19	Loan		1	Terre Haute Industrial	Actual/360	60	59	60	59	0	0	5/19/2023	1	1	7/1/2023	NAP	6/1/2028	NAP	5	5	L(25),D(28),O(7)
20	Loan		1	UCC Environmental HQ	Actual/360	60	58	60	58	0	0	4/24/2023	2	1	6/1/2023	NAP	5/1/2028	NAP	5	5	L(26),D(27),O(7)

A-1-3

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)
1	Loan	5, 6, A	1	Miracle Mile Shops	74,433,533	21,918,960	52,514,573	3/31/2023	T-12	77,267,235	21,869,987	55,397,248	12/31/2022	T-12	64,758,060	20,726,977	44,031,083	12/31/2021	T-12	85.8%	82,245,355
2	Loan	5	1	Brandon Mall	35,918,311	11,974,859	23,943,452	3/31/2023	T-12	35,352,664	11,742,048	23,610,616	12/31/2022	T-12	32,345,937	10,377,649	21,968,288	12/31/2021	T-12	81.2%	35,463,843
3	Loan	5, 7, 8, 9, B	1	Back Bay Office	99,991,917	36,977,577	63,014,340	3/31/2023	T-12	98,973,331	36,251,075	62,722,256	12/31/2022	T-12	94,773,768	33,234,468	61,539,300	12/31/2021	T-12	93.6%	115,015,445
4	Loan	10	1	Park West Shopping Center	7,124,195	2,204,310	4,919,885	2/28/2023	T-12	6,807,331	2,176,681	4,630,650	12/31/2022	T-12	5,258,306	2,110,478	3,147,828	12/31/2021	T-12	94.6%	8,956,044
5	Loan	11, 12, 13	2	Shops at Riverwalk & River Walk Corporate Center	10,155,748	3,121,208	7,034,540	2/28/2023	T-12	9,918,938	3,023,190	6,895,748	12/31/2022	T-12	9,015,456	2,836,740	6,178,716	12/31/2021	T-12	89.4%	10,108,918
5.01	Property		1	Shops at Riverwalk	8,731,558	2,746,013	5,985,545	2/28/2023	T-12	8,494,748	2,659,790	5,834,958	12/31/2022	T-12	7,591,266	2,507,034	5,084,232	12/31/2021	T-12	89.3%	8,827,147
5.02	Property		1	River Walk Corporate Center	1,424,190	375,195	1,048,995	2/28/2023	T-12	1,424,190	363,400	1,060,790	12/31/2022	T-12	1,424,190	329,706	1,094,484	12/31/2021	T-12	90.0%	1,281,771
6	Loan	5, 11, 12, 14, C	7	ICP/IRG Holdings Portfolio	25,667,400	9,768,107	15,899,293	1/31/2023	T-12	25,431,479	9,747,541	15,683,939	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	92.9%	28,073,041
6.01	Property		1	Romulus - Huron	6,044,161	1,910,668	4,133,493	1/31/2023	T-12	5,982,826	1,888,220	4,094,606	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	100.0%	5,669,097
6.02	Property		1	Warren Perkins Jones	5,542,599	1,663,702	3,878,897	1/31/2023	T-12	5,423,911	1,658,112	3,765,799	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	99.2%	5,932,793
6.03	Property		1	Cleveland American Industrial	6,005,883	3,007,758	2,998,125	1/31/2023	T-12	5,889,950	2,982,766	2,907,184	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	85.3%	6,633,718
6.04	Property		1	Cleveland American Office	4,736,522	1,681,765	3,054,757	1/31/2023	T-12	4,731,453	1,655,425	3,076,028	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	100.0%	5,124,002
6.05	Property		1	Miles North Randall	1,449,373	1,074,383	374,990	1/31/2023	T-12	1,509,218	1,137,995	371,224	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	68.3%	2,056,816
6.06	Property		1	Invacare	1,470,641	12,136	1,458,505	1/31/2023	T-12	1,460,849	18,048	1,442,801	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	100.0%	2,043,114
6.07	Property		1	Stop Eight Vandalia	418,221	417,695	526	1/31/2023	T-12	433,272	406,975	26,297	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	100.0%	613,502
7	Loan	11, 14, 15, 16	4	Alabama Hotel Portfolio	15,005,211	8,410,346	6,594,865	3/31/2023	T-12	14,461,043	8,191,363	6,269,680	12/31/2022	T-12	11,565,799	6,558,111	5,007,688	12/31/2021	T-12	80.3%	15,005,211
7.01	Property		1	HGI Madison	4,325,877	2,541,296	1,784,580	3/31/2023	T-12	4,098,539	2,453,859	1,644,680	12/31/2022	T-12	2,041,358	1,169,569	871,789	12/31/2021	T-12	78.6%	4,325,877
7.02	Property		1	Home2 Madison	3,876,352	2,038,573	1,837,779	3/31/2023	T-12	3,734,959	2,017,971	1,716,988	12/31/2022	T-12	3,631,709	2,037,644	1,594,065	12/31/2021	T-12	82.3%	3,876,352
7.03	Property		1	Home2 Opelika	3,410,391	1,850,721	1,559,671	3/31/2023	T-12	3,302,985	1,778,515	1,524,470	12/31/2022	T-12	2,798,151	1,586,271	1,211,880	12/31/2021	T-12	78.4%	3,410,391
7.04	Property		1	Home2 Decatur	3,392,591	1,979,755	1,412,836	3/31/2023	T-12	3,324,559	1,941,018	1,383,542	12/31/2022	T-12	3,094,581	1,764,627	1,329,954	12/31/2021	T-12	82.0%	3,392,591
8	Loan	5, 14, 17	1	Queens Crossing	8,139,171	2,821,315	5,317,856	12/31/2022	T-12	7,311,626	2,676,822	4,634,804	12/31/2021	T-12	7,083,087	2,789,296	4,293,791	12/31/2020	T-12	96.0%	9,555,376
9	Loan	5	1	503-511 Broadway	10,936,842	2,941,340	7,995,502	12/31/2022	T-12	11,649,535	3,041,076	8,608,459	12/31/2021	T-12	8,331,390	3,144,107	5,187,283	12/31/2020	T-12	80.4%	9,653,804
10	Loan	18, 19, 20, 21	1	Norfolk Waterside Marriott	23,605,801	18,297,072	5,308,729	4/30/2023	T-12	22,357,017	17,433,613	4,923,404	12/31/2022	T-12	15,211,900	12,245,504	2,966,396	12/31/2021	T-12	70.9%	23,605,801
11	Loan	22, 23	1	The Read House	18,394,427	12,977,848	5,416,579	3/31/2023	T-12	17,952,700	12,636,197	5,316,503	12/31/2022	T-12	14,667,418	10,775,397	3,892,021	12/31/2021	T-12	64.3%	18,394,427
12	Loan	11	6	Tenet Equity Industrial Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	94.9%	3,456,083
12.01	Property		1	2301 Denso Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.02	Property		1	300-310 N Alloy Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.03	Property		1	55210 Rudy Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.04	Property		1	555 S Fenway Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.05	Property		1	405 N Industrial Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.06	Property		1	1139 S Fenway Circle	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
13	Loan	5, 24, D	1	One & Two Commerce Square	48,803,159	23,821,189	24,981,970	4/30/2023	T-12	50,751,623	26,352,623	24,399,000	12/31/2022	T-12	48,746,255	26,530,878	22,215,377	12/31/2021	T-12	76.6%	55,090,239
14	Loan	5, 25, E	1	Heritage Plaza	47,511,670	19,723,321	27,788,349	12/31/2022	T-12	41,405,549	22,550,623	18,854,926	12/31/2021	T-12	46,993,596	19,123,848	27,869,748	12/31/2020	T-12	69.1%	43,938,879
15	Loan	5, F	1	6330 West Loop South	8,933,908	3,561,766	5,372,142	2/28/2023	T-12	8,879,688	3,529,767	5,349,921	12/31/2022	T-12	8,730,869	3,083,990	5,646,879	12/31/2021	T-12	91.2%	9,178,222
16	Loan		1	110 & 140 W Sandy Lake Rd	2,252,788	745,676	1,507,113	12/31/2022	T-12	2,113,654	548,569	1,565,085	12/31/2021	T-12	2,224,666	679,182	1,545,484	12/31/2020	T-12	95.0%	2,635,167
17	Loan	5, G	1	1201 Third Avenue	51,796,212	20,401,758	31,394,453	12/31/2022	T-12	52,866,426	19,817,047	33,049,379	12/31/2021	T-12	55,173,622	18,678,980	36,494,642	12/31/2020	T-12	100.0%	51,349,507
18	Loan		1	218 West 234th Street	2,187,007	867,516	1,319,491	4/30/2023	T-12	2,177,538	821,754	1,355,784	12/31/2022	T-12	2,099,362	856,256	1,243,106	12/31/2021	T-12	95.0%	2,228,473
19	Loan		1	Terre Haute Industrial	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,375,314
20	Loan		1	UCC Environmental HQ	818,685	0	818,685	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	830,588

A-1-4

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
1	Loan	5, 6, A	1	Miracle Mile Shops	22,585,949	59,659,406	100,697	644,411	58,914,298	1.98	1.96	14.0%	13.9%	1,100,000,000	As Is
2	Loan	5	1	Brandon Mall	12,244,308	23,219,535	131,976	1,319,764	21,767,794	2.48	2.33	19.2%	18.0%	221,220,000	As Is
3	Loan	5, 7, 8, 9, B	1	Back Bay Office	37,554,805	77,460,640	256,734	0	77,203,906	2.55	2.55	16.3%	16.3%	1,410,000,000	As Is Value (Subject to the Extraordinary Assumption that $67.6M Has Been Reserved For Leasing Costs)
4	Loan	10	1	Park West Shopping Center	2,177,023	6,779,021	50,758	133,279	6,594,984	1.57	1.53	11.6%	11.3%	97,100,000	As Is
5	Loan	11, 12, 13	2	Shops at Riverwalk & River Walk Corporate Center	3,410,324	6,698,593	46,998	138,317	6,513,279	1.63	1.58	12.8%	12.4%	118,710,000	As Is
5.01	Property		1	Shops at Riverwalk	3,003,736	5,823,411	40,464	94,759	5,688,188					105,100,000	As Is
5.02	Property		1	River Walk Corporate Center	406,589	875,182	6,534	43,558	825,091					13,610,000	As Is
6	Loan	5, 11, 12, 14, C	7	ICP/IRG Holdings Portfolio	8,814,659	19,258,383	509,872	107,889	18,640,621	1.44	1.39	10.7%	10.4%	307,750,000	As Is
6.01	Property		1	Romulus - Huron	1,288,804	4,380,293	111,200	7,542	4,261,550					70,700,000	As Is
6.02	Property		1	Warren Perkins Jones	1,612,491	4,320,302	136,554	-26,713	4,210,462					60,900,000	As Is
6.03	Property		1	Cleveland American Industrial	2,048,816	4,584,903	123,365	30,380	4,431,158					65,800,000	As Is
6.04	Property		1	Cleveland American Office	2,042,870	3,081,132	68,871	56,484	2,955,777					46,600,000	As Is
6.05	Property		1	Miles North Randall	1,067,776	989,040	30,240	21,783	937,017					39,000,000	As Is
6.06	Property		1	Invacare	474,043	1,569,071	30,100	4,605	1,534,365					20,600,000	As Is
6.07	Property		1	Stop Eight Vandalia	279,859	333,643	9,542	13,808	310,292					4,150,000	As Is
7	Loan	11, 14, 15, 16	4	Alabama Hotel Portfolio	8,427,361	6,577,850	600,208	0	5,977,642	2.29	2.08	17.1%	15.5%	64,500,000	As Is
7.01	Property		1	HGI Madison	2,552,627	1,773,250	173,035	0	1,600,215					19,000,000	As Is
7.02	Property		1	Home2 Madison	2,034,431	1,841,921	155,054	0	1,686,867					17,500,000	As Is
7.03	Property		1	Home2 Opelika	1,857,045	1,553,346	136,416	0	1,416,930					14,000,000	As Is
7.04	Property		1	Home2 Decatur	1,983,257	1,409,334	135,704	0	1,273,631					14,000,000	As Is
8	Loan	5, 14, 17	1	Queens Crossing	3,630,353	5,925,023	26,948	90,246	5,807,829	1.36	1.33	10.4%	10.2%	100,000,000	As Is
9	Loan	5	1	503-511 Broadway	3,541,726	6,112,078	24,233	54,688	6,033,158	1.41	1.39	10.5%	10.4%	150,000,000	As Is
10	Loan	18, 19, 20, 21	1	Norfolk Waterside Marriott	18,275,256	5,330,545	944,232	0	4,386,313	1.98	1.63	15.9%	13.1%	65,200,000	As Is
11	Loan	22, 23	1	The Read House	12,966,416	5,428,011	735,777	0	4,692,234	2.00	1.73	16.5%	14.2%	66,500,000	As Is
12	Loan	11	6	Tenet Equity Industrial Portfolio	103,683	3,352,401	61,642	141,524	3,149,235	1.72	1.61	11.7%	11.0%	46,970,000	As Is
12.01	Property		1	2301 Denso Drive	NAV	NAV	NAV	NAV	NAV					11,917,762	As Is
12.02	Property		1	300-310 N Alloy Drive	NAV	NAV	NAV	NAV	NAV					10,415,522	As Is
12.03	Property		1	55210 Rudy Road	NAV	NAV	NAV	NAV	NAV					9,414,030	As Is
12.04	Property		1	555 S Fenway Drive	NAV	NAV	NAV	NAV	NAV					9,414,030	As Is
12.05	Property		1	405 N Industrial Drive	NAV	NAV	NAV	NAV	NAV					3,004,477	As Is
12.06	Property		1	1139 S Fenway Circle	NAV	NAV	NAV	NAV	NAV					2,804,180	As Is
13	Loan	5, 24, D	1	One & Two Commerce Square	25,392,147	29,698,092	474,036	2,844,215	26,379,842	1.71	1.52	13.5%	12.0%	428,000,000	As Is
14	Loan	5, 25, E	1	Heritage Plaza	22,147,467	21,791,413	364,421	871,468	20,555,523	1.64	1.54	12.7%	12.0%	521,800,000	As Is
15	Loan	5, F	1	6330 West Loop South	3,505,798	5,672,425	41,773	278,488	5,352,164	1.28	1.20	11.4%	10.8%	79,600,000	As Is
16	Loan		1	110 & 140 W Sandy Lake Rd	772,577	1,862,590	14,340	134,956	1,713,294	1.47	1.35	11.3%	10.4%	27,100,000	As Is
17	Loan	5, G	1	1201 Third Avenue	21,283,998	30,065,509	225,942	3,282,704	26,556,863	3.12	2.76	17.7%	15.6%	556,500,000	As Is
18	Loan		1	218 West 234th Street	906,342	1,322,131	8,048	63,923	1,250,160	2.01	1.90	14.4%	13.6%	22,600,000	As Is
19	Loan		1	Terre Haute Industrial	533,119	842,195	46,300	70,240	725,655	1.77	1.52	12.5%	10.8%	10,100,000	As Is
20	Loan		1	UCC Environmental HQ	24,918	805,671	17,475	49,755	738,440	1.76	1.61	12.4%	11.4%	10,700,000	As Is

A-1-5

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(2)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)
1	Loan	5, 6, A	1	Miracle Mile Shops	3/28/2023	38.6%	38.6%	85.3%	4/1/2023	No	V Theater	38,428	7.6%	12/31/2028
2	Loan	5	1	Brandon Mall	3/16/2023	54.7%	54.7%	70.4%	4/6/2023	No	Dick's Sporting Goods	45,000	6.8%	1/31/2028
3	Loan	5, 7, 8, 9, B	1	Back Bay Office	10/19/2022	33.7%	33.7%	95.8%	3/31/2023	No	Wayfair	356,312	27.8%	12/31/2031
4	Loan	10	1	Park West Shopping Center	3/20/2023	60.4%	60.4%	95.2%	5/1/2023	No	Harkins Theatre	64,129	25.3%	10/31/2037
5	Loan	11, 12, 13	2	Shops at Riverwalk & River Walk Corporate Center	Various	44.2%	41.9%	92.1%	Various
5.01	Property		1	Shops at Riverwalk	4/10/2023			90.9%	4/30/2023	No	Nordstrom Rack	35,000	13.0%	3/31/2025
5.02	Property		1	River Walk Corporate Center	4/11/2023			100.0%	7/1/2023	Yes	Department of General Services	43,558	100.0%	10/31/2028
6	Loan	5, 11, 12, 14, C	7	ICP/IRG Holdings Portfolio	Various	58.5%	58.5%	94.2%	3/31/2023
6.01	Property		1	Romulus - Huron	9/6/2022			100.0%	3/31/2023	No	Renaissance Global Logistics, LLC	826,604	74.3%	370,514 SF expiring 8/31/2025; 185,870 SF expiring 10/31/2026; 270,220 SF expiring 1/31/2027
6.02	Property		1	Warren Perkins Jones	9/6/2022			99.3%	3/31/2023	No	The Step2 Company, LLC	586,000	42.9%	11/3/2030
6.03	Property		1	Cleveland American Industrial	9/23/2022			85.6%	3/31/2023	No	Graphic Packaging International, LLC	173,759	15.2%	23,016 SF expiring MTM; 150,743 SF expiring 11/30/2025
6.04	Property		1	Cleveland American Office	9/23/2022			100.0%	3/31/2023	Yes	Medical Mutual of Ohio	344,355	100.0%	12/31/2035
6.05	Property		1	Miles North Randall	9/2/2022			68.5%	3/31/2023	Yes	Pipeline Packaging Co.	207,132	68.5%	4/30/2029
6.06	Property		1	Invacare	9/2/2022			100.0%	3/31/2023	Yes	Invacare Corporation	301,000	100.0%	4/30/2035
6.07	Property		1	Stop Eight Vandalia	9/1/2022			100.0%	3/31/2023	No	AMERI AmeriWater, LLC	65,057	68.2%	9/24/2025
7	Loan	11, 14, 15, 16	4	Alabama Hotel Portfolio	4/1/2023	59.7%	59.7%	80.3%	3/31/2023
7.01	Property		1	HGI Madison	4/1/2023			78.6%	3/31/2023	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	Home2 Madison	4/1/2023			82.3%	3/31/2023	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	Home2 Opelika	4/1/2023			78.4%	3/31/2023	NAP	NAP	NAP	NAP	NAP
7.04	Property		1	Home2 Decatur	4/1/2023			82.0%	3/31/2023	NAP	NAP	NAP	NAP	NAP
8	Loan	5, 14, 17	1	Queens Crossing	4/11/2023	57.1%	57.1%	98.8%	5/1/2023	No	New Mulan L.L.C.	20,096	21.1%	19,650 SF expiring 2/28/2027; 446 SF expiring 11/30/2027
9	Loan	5	1	503-511 Broadway	3/24/2023	38.7%	38.7%	79.4%	12/31/2022	No	JRSK Inc.	56,494	46.6%	11/30/2029
10	Loan	18, 19, 20, 21	1	Norfolk Waterside Marriott	4/20/2023	51.4%	51.4%	70.9%	4/30/2023	NAP	NAP	NAP	NAP	NAP
11	Loan	22, 23	1	The Read House	5/10/2023	49.6%	47.2%	64.9%	3/31/2023	NAP	NAP	NAP	NAP	NAP
12	Loan	11	6	Tenet Equity Industrial Portfolio	3/3/2023	60.9%	60.9%	100.0%	7/1/2023
12.01	Property		1	2301 Denso Drive	3/3/2023			100.0%	7/1/2023	Yes	Creative Foam Corporation	153,100	100.0%	5/1/2042
12.02	Property		1	300-310 N Alloy Drive	3/3/2023			100.0%	7/1/2023	Yes	Creative Foam Corporation	124,617	100.0%	5/1/2042
12.03	Property		1	55210 Rudy Road	3/3/2023			100.0%	7/1/2023	Yes	Creative Foam Corporation	149,805	100.0%	5/1/2042
12.04	Property		1	555 S Fenway Drive	3/3/2023			100.0%	7/1/2023	Yes	Creative Foam Corporation	31,267	100.0%	5/1/2042
12.05	Property		1	405 N Industrial Drive	3/3/2023			100.0%	7/1/2023	Yes	Creative Foam Corporation	44,813	100.0%	5/1/2042
12.06	Property		1	1139 S Fenway Circle	3/3/2023			100.0%	7/1/2023	Yes	Creative Foam Corporation	112,813	100.0%	5/1/2042
13	Loan	5, 24, D	1	One & Two Commerce Square	3/30/2023	51.4%	51.4%	76.4%	5/17/2023	No	Price Water House Coopers LLP	138,413	7.3%	4/30/2030
14	Loan	5, 25, E	1	Heritage Plaza	2/1/2023	33.0%	33.0%	70.1%	2/23/2023	No	EOG Resources Inc.	376,333	32.5%	3/31/2035
15	Loan	5, F	1	6330 West Loop South	3/29/2023	62.2%	59.9%	92.0%	4/4/2023	No	Texas Children’s Health Plan	178,613	64.1%	10/31/2033
16	Loan		1	110 & 140 W Sandy Lake Rd	3/21/2023	60.9%	59.7%	97.1%	4/1/2023	No	Urban Air Adventure Park	28,342	29.6%	7/31/2029
17	Loan	5, G	1	1201 Third Avenue	12/1/2022	30.5%	30.5%	81.1%	1/1/2023	No	Perkins Coie	296,843	26.3%	12/31/2026
18	Loan		1	218 West 234th Street	2/21/2023	40.7%	38.1%	100.0%	4/30/2023	No	Unique Thrift Store	20,561	45.0%	6/30/2028
19	Loan		1	Terre Haute Industrial	3/22/2023	66.5%	66.5%	100.0%	7/1/2023	Yes	Distributors Terminal Corporation	385,830	100.0%	5/14/2030
20	Loan		1	UCC Environmental HQ	3/22/2023	60.7%	60.7%	100.0%	7/1/2023	Yes	UCC Environmental	116,500	100.0%	4/30/2032

A-1-6

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date(4)	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date(4)
1	Loan	5, 6, A	1	Miracle Mile Shops	Saxe Theater	22,398	4.4%	12/31/2028	Victoria's Secret	20,872	4.1%	1/31/2026
2	Loan	5	1	Brandon Mall	Books-A-Million	17,383	2.6%	1/31/2028	Forever 21	11,179	1.7%	MTM
3	Loan	5, 7, 8, 9, B	1	Back Bay Office	DraftKings Inc.	125,104	9.7%	3/31/2029	Summit Partners	78,587	6.1%	11/30/2033
4	Loan	10	1	Park West Shopping Center	BJs Restaurants	9,000	3.5%	12/31/2028	Smart Gym	8,925	3.5%	7/31/2030
5	Loan	11, 12, 13	2	Shops at Riverwalk & River Walk Corporate Center
5.01	Property		1	Shops at Riverwalk	Sprouts Farmers Market	24,799	9.2%	2/28/2030	TJ Maxx	22,500	8.3%	5/31/2025
5.02	Property		1	River Walk Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 11, 12, 14, C	7	ICP/IRG Holdings Portfolio
6.01	Property		1	Romulus - Huron	Home Depot U.S.A., Inc.	285,400	25.7%	1/31/2025	NAP	NAP	NAP	NAP
6.02	Property		1	Warren Perkins Jones	The HC Companies, Inc.	413,395	30.3%	5/31/2030	Hemasource, Inc.	187,267	13.7%	12/31/2033
6.03	Property		1	Cleveland American Industrial	TRG Studios, Inc.	156,523	13.7%	37,619 SF expiring 9/30/2025; 118,904 SF expiring 7/31/2031	Taylor Exhibition Services, Inc.	100,773	8.8%	10/31/2027
6.04	Property		1	Cleveland American Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	Miles North Randall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	Invacare	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	Stop Eight Vandalia	L&W Supply	30,366	31.8%	5/31/2035	NAP	NAP	NAP	NAP
7	Loan	11, 14, 15, 16	4	Alabama Hotel Portfolio
7.01	Property		1	HGI Madison	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	Home2 Madison	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	Home2 Opelika	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.04	Property		1	Home2 Decatur	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	5, 14, 17	1	Queens Crossing	New York Life Insurance Company	16,630	17.5%	3/31/2030	Shinsaku	15,708	16.5%	10/31/2027
9	Loan	5	1	503-511 Broadway	Bath & Body Works	25,000	20.6%	2/28/2026	Pacific Sunwear	10,000	8.3%	2/29/2028
10	Loan	18, 19, 20, 21	1	Norfolk Waterside Marriott	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	22, 23	1	The Read House	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	11	6	Tenet Equity Industrial Portfolio
12.01	Property		1	2301 Denso Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	300-310 N Alloy Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.03	Property		1	55210 Rudy Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.04	Property		1	555 S Fenway Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.05	Property		1	405 N Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.06	Property		1	1139 S Fenway Circle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	5, 24, D	1	One & Two Commerce Square	Stradley, Ronon, Stevens & Young	69,111	3.6%	12/31/2033	Pond Lehocky Giordano Disability	66,315	3.5%	6/30/2028
14	Loan	5, 25, E	1	Heritage Plaza	Deloitte & Touche USA LLP	205,125	17.7%	2/28/2031	Perella Weinberg Partners Group LP	63,446	5.5%	8/31/2027
15	Loan	5, F	1	6330 West Loop South	Quiddity Engineering, LLC	53,371	19.2%	10/31/2031	Bellaire Eye Consultants, PA	7,056	2.5%	11/30/2030
16	Loan		1	110 & 140 W Sandy Lake Rd	Sprouts Farmers Market	28,195	29.5%	5/31/2029	Mattison Avenue Salon Suites & Spa	9,964	10.4%	8/31/2029
17	Loan	5, G	1	1201 Third Avenue	WeWork	114,679	10.2%	6/30/2034	Kimley-Horn	46,058	4.1%	12/31/2034
18	Loan		1	218 West 234th Street	Garden Gourmet	10,098	22.1%	9/30/2027	Dollar Zone	9,539	20.9%	1/31/2031
19	Loan		1	Terre Haute Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	UCC Environmental HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-7

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date(4)	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date(4)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date
1	Loan	5, 6, A	1	Miracle Mile Shops	PH Race and Sports Book	19,647	3.9%	7/31/2045	H&M	15,182	3.0%	1/31/2027	4/14/2023	NAP	4/14/2023	NAP
2	Loan	5	1	Brandon Mall	Victoria's Secret	11,129	1.7%	1/31/2028	The Cheesecake Factory	10,203	1.5%	1/31/2028	3/14/2023	NAP	4/12/2023	NAP
3	Loan	5, 7, 8, 9, B	1	Back Bay Office	Cooley	72,165	5.6%	5/31/2032	Skadden Arps Slate Meagher	47,722	3.7%	2/28/2029	11/15/2022	NAP	10/31/2022	NAP
4	Loan	10	1	Park West Shopping Center	Victoria's Secret	7,679	3.0%	1/31/2024	OSI Flemings	7,289	2.9%	4/30/2033	3/23/2023	NAP	3/23/2023	NAP
5	Loan	11, 12, 13	2	Shops at Riverwalk & River Walk Corporate Center
5.01	Property		1	Shops at Riverwalk	DSW	18,000	6.7%	1/31/2026	University of La Verne	13,467	5.0%	8/31/2027	4/18/2023	NAP	4/18/2023	4/19/2023
5.02	Property		1	River Walk Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/18/2023	NAP	4/18/2023	4/18/2023
6	Loan	5, 11, 12, 14, C	7	ICP/IRG Holdings Portfolio
6.01	Property		1	Romulus - Huron	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/10/2023	NAP	3/29/2023	NAP
6.02	Property		1	Warren Perkins Jones	Berk Enterprises	169,139	12.4%	10/31/2025	NAP	NAP	NAP	NAP	4/7/2023	NAP	8/26/2022	NAP
6.03	Property		1	Cleveland American Industrial	Inogen, Inc	93,634	8.2%	9/30/2024	American Greetings	90,446	7.9%	6/29/2024	4/7/2023	NAP	3/29/2023	NAP
6.04	Property		1	Cleveland American Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/7/2023	NAP	8/29/2022	NAP
6.05	Property		1	Miles North Randall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/7/2023	NAP	8/29/2022	NAP
6.06	Property		1	Invacare	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/10/2023	NAP	4/4/2023	NAP
6.07	Property		1	Stop Eight Vandalia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/10/2023	NAP	8/26/2022	NAP
7	Loan	11, 14, 15, 16	4	Alabama Hotel Portfolio
7.01	Property		1	HGI Madison	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/30/2023	NAP	3/30/2023	NAP
7.02	Property		1	Home2 Madison	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/30/2023	NAP	3/30/2023	NAP
7.03	Property		1	Home2 Opelika	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/30/2023	NAP	3/30/2023	NAP
7.04	Property		1	Home2 Decatur	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/31/2023	NAP	3/30/2023	NAP
8	Loan	5, 14, 17	1	Queens Crossing	GV Café	12,730	13.4%	3/31/2033	STAT Urgent Care	9,106	9.6%	8/31/2027	4/18/2023	NAP	4/18/2023	NAP
9	Loan	5	1	503-511 Broadway	Konrad	4,670	3.9%	12/31/2027	NAP	NAP	NAP	NAP	3/23/2023	NAP	3/23/2023	NAP
10	Loan	18, 19, 20, 21	1	Norfolk Waterside Marriott	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/19/2023	NAP	4/19/2023	NAP
11	Loan	22, 23	1	The Read House	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/15/2023	NAP	5/15/2023	NAP
12	Loan	11	6	Tenet Equity Industrial Portfolio
12.01	Property		1	2301 Denso Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/7/2023	NAP	3/6/2023	NAP
12.02	Property		1	300-310 N Alloy Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/7/2023	NAP	3/6/2023	NAP
12.03	Property		1	55210 Rudy Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/7/2023	NAP	3/7/2023	NAP
12.04	Property		1	555 S Fenway Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/7/2023	NAP	3/6/2023	NAP
12.05	Property		1	405 N Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/7/2023	NAP	3/7/2023	NAP
12.06	Property		1	1139 S Fenway Circle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/7/2023	NAP	3/6/2023	NAP
13	Loan	5, 24, D	1	One & Two Commerce Square	Wolters Kluwer Health, Inc.	65,389	3.4%	3/31/2029	Jazz Pharmaceuticals, Inc.	59,672	3.1%	4/30/2029	4/6/2023	NAP	4/6/2023	NAP
14	Loan	5, 25, E	1	Heritage Plaza	Lime Rock Management LP	56,984	4.9%	3/31/2024	S&P Global Inc.	28,560	2.5%	2/28/2029	2/9/2023	NAP	2/8/2023	NAP
15	Loan	5, F	1	6330 West Loop South	Bedrock Logistics, LLC	4,584	1.6%	10/31/2024	CCG Companies, Inc.	3,592	1.3%	6/30/2029	4/3/2023	NAP	4/3/2023	NAP
16	Loan		1	110 & 140 W Sandy Lake Rd	San Daniele	4,681	4.9%	8/31/2033	ATA Martial Arts	4,000	4.2%	9/30/2027	3/24/2023	NAP	3/24/2023	NAP
17	Loan	5, G	1	1201 Third Avenue	Accolade, Inc.	45,083	4.0%	3/31/2030	Hargis Engineering	44,609	3.9%	12/31/2024	12/8/2022	NAP	12/8/2022	12/8/2022
18	Loan		1	218 West 234th Street	Mattress Firm	5,461	12.0%	11/30/2028	NAP	NAP	NAP	NAP	3/6/2023	NAP	3/6/2023	NAP
19	Loan		1	Terre Haute Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/4/2023	NAP	4/4/2023	NAP
20	Loan		1	UCC Environmental HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/15/2023	NAP	3/15/2023	NAP

A-1-8

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
1	Loan	5, 6, A	1	Miracle Mile Shops	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
2	Loan	5	1	Brandon Mall	NAP	No	Fee	NAP	NAP	NAP	NAP	2,223,137	317,591	0	Springing	4,000,000
3	Loan	5, 7, 8, 9, B	1	Back Bay Office	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
4	Loan	10	1	Park West Shopping Center	NAP	No	Fee	NAP	NAP	NAP	NAP	53,674	53,674	0	Springing	0
5	Loan	11, 12, 13	2	Shops at Riverwalk & River Walk Corporate Center								262,850	87,616	0	Springing	120,764
5.01	Property		1	Shops at Riverwalk	8%	No	Fee	NAP	NAP	NAP	NAP
5.02	Property		1	River Walk Corporate Center	9%	No	Fee	NAP	NAP	NAP	NAP
6	Loan	5, 11, 12, 14, C	7	ICP/IRG Holdings Portfolio								907,455	247,190	0	Springing	0
6.01	Property		1	Romulus - Huron	NAP	No	Fee	NAP	NAP	NAP	NAP
6.02	Property		1	Warren Perkins Jones	NAP	No	Fee	NAP	NAP	NAP	NAP
6.03	Property		1	Cleveland American Industrial	NAP	No	Fee	NAP	NAP	NAP	NAP
6.04	Property		1	Cleveland American Office	NAP	No	Fee	NAP	NAP	NAP	NAP
6.05	Property		1	Miles North Randall	NAP	No	Fee	NAP	NAP	NAP	NAP
6.06	Property		1	Invacare	NAP	No	Fee	NAP	NAP	NAP	NAP
6.07	Property		1	Stop Eight Vandalia	NAP	No	Fee	NAP	NAP	NAP	NAP
7	Loan	11, 14, 15, 16	4	Alabama Hotel Portfolio								305,595	45,666	0	Springing	0
7.01	Property		1	HGI Madison	NAP	No	Fee	NAP	NAP	NAP	NAP
7.02	Property		1	Home2 Madison	NAP	No	Fee	NAP	NAP	NAP	NAP
7.03	Property		1	Home2 Opelika	NAP	No	Fee	NAP	NAP	NAP	NAP
7.04	Property		1	Home2 Decatur	NAP	No	Fee	NAP	NAP	NAP	NAP
8	Loan	5, 14, 17	1	Queens Crossing	NAP	No	Fee	NAP	NAP	NAP	NAP	415,000	85,000	30,000	15,000	2,246
9	Loan	5	1	503-511 Broadway	NAP	No	Fee	NAP	NAP	NAP	NAP	1,202,651	200,442	32,796	16,398	0
10	Loan	18, 19, 20, 21	1	Norfolk Waterside Marriott	NAP	No	Fee	NAP	NAP	NAP	NAP	61,318	61,314	0	Springing	0
11	Loan	22, 23	1	The Read House	NAP	No	Fee	NAP	NAP	NAP	NAP	206,340	51,586	13,866	13,889	0
12	Loan	11	6	Tenet Equity Industrial Portfolio								0	Springing	0	Springing	0
12.01	Property		1	2301 Denso Drive	NAP	No	Fee	NAP	NAP	NAP	NAP
12.02	Property		1	300-310 N Alloy Drive	NAP	No	Fee	NAP	NAP	NAP	NAP
12.03	Property		1	55210 Rudy Road	NAP	No	Fee	NAP	NAP	NAP	NAP
12.04	Property		1	555 S Fenway Drive	NAP	No	Fee	NAP	NAP	NAP	NAP
12.05	Property		1	405 N Industrial Drive	NAP	No	Fee	NAP	NAP	NAP	NAP
12.06	Property		1	1139 S Fenway Circle	NAP	No	Fee	NAP	NAP	NAP	NAP
13	Loan	5, 24, D	1	One & Two Commerce Square	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
14	Loan	5, 25, E	1	Heritage Plaza	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
15	Loan	5, F	1	6330 West Loop South	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	376,725	75,345	12,796	1,894	0
16	Loan		1	110 & 140 W Sandy Lake Rd	NAP	No	Fee	NAP	NAP	NAP	NAP	181,170	36,234	0	12,387	0
17	Loan	5, G	1	1201 Third Avenue	14%	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
18	Loan		1	218 West 234th Street	NAP	No	Fee	NAP	NAP	NAP	NAP	49,575	49,575	0	Springing	0
19	Loan		1	Terre Haute Industrial	NAP	No	Fee	NAP	NAP	NAP	NAP	0	10,014	17,810	8,905	0
20	Loan		1	UCC Environmental HQ	NAP	No	Fee	NAP	NAP	NAP	NAP	0	29,031	0	Springing	0

A-1-9

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
1	Loan	5, 6, A	1	Miracle Mile Shops	Springing	201,394	0	Springing	1,006,968	0	0	0	0	18,702,357	Springing
2	Loan	5	1	Brandon Mall	10,998	0	4,000,000	109,980	0	0	0	0	0	1,173,739	0
3	Loan	5, 7, 8, 9, B	1	Back Bay Office	Springing	0	26,723,400	Springing	0	0	0	0	0	31,137,229	0
4	Loan	10	1	Park West Shopping Center	4,008	144,283	570,000	15,857	570,000	0	0	0	0	5,711,055	0
5	Loan	11, 12, 13	2	Shops at Riverwalk & River Walk Corporate Center	3,916	140,991	1,750,000	26,110	1,500,000	0	0	0	0	144,107	Springing
5.01	Property		1	Shops at Riverwalk
5.02	Property		1	River Walk Corporate Center
6	Loan	5, 11, 12, 14, C	7	ICP/IRG Holdings Portfolio	58,287	0	3,000,000	Springing	1,830,000	0	0	0	851,224	0	0
6.01	Property		1	Romulus - Huron
6.02	Property		1	Warren Perkins Jones
6.03	Property		1	Cleveland American Industrial
6.04	Property		1	Cleveland American Office
6.05	Property		1	Miles North Randall
6.06	Property		1	Invacare
6.07	Property		1	Stop Eight Vandalia
7	Loan	11, 14, 15, 16	4	Alabama Hotel Portfolio	4.0% of gross income for the calendar month two months prior	0	0	0	0	0	0	0	0	1,000,000	0
7.01	Property		1	HGI Madison
7.02	Property		1	Home2 Madison
7.03	Property		1	Home2 Opelika
7.04	Property		1	Home2 Decatur
8	Loan	5, 14, 17	1	Queens Crossing	2,246	0	1,000,000	Springing	750,000	0	0	0	0	0	Springing
9	Loan	5	1	503-511 Broadway	2,353	0	0	25,243	1,211,640	0	0	0	0	4,306,278	0
10	Loan	18, 19, 20, 21	1	Norfolk Waterside Marriott	80,494	0	0	0	0	0	0	0	0	1,500,000	150,000
11	Loan	22, 23	1	The Read House	61,315	0	0	0	0	0	0	0	0	360,000	72,000
12	Loan	11	6	Tenet Equity Industrial Portfolio	Springing	0	0	Springing	0	0	0	0	0	0	0
12.01	Property		1	2301 Denso Drive
12.02	Property		1	300-310 N Alloy Drive
12.03	Property		1	55210 Rudy Road
12.04	Property		1	555 S Fenway Drive
12.05	Property		1	405 N Industrial Drive
12.06	Property		1	1139 S Fenway Circle
13	Loan	5, 24, D	1	One & Two Commerce Square	Springing	0	25,000,000	Springing	25,000,000	0	0	0	0	11,112,904	0
14	Loan	5, 25, E	1	Heritage Plaza	19,303	231,636	5,000,000	144,771	10,000,000	0	0	0	0	10,489,446	0
15	Loan	5, F	1	6330 West Loop South	3,481	125,320	250,000	Springing	250,000	0	0	0	0	6,347,744	11,411
16	Loan		1	110 & 140 W Sandy Lake Rd	1,195	0	280,500	7,967	0	0	0	0	0	52,634	Springing
17	Loan	5, G	1	1201 Third Avenue	0	0	0	0	0	0	0	0	0	21,322,779	0
18	Loan		1	218 West 234th Street	671	20,000	0	7,990	191,768	0	0	0	0	0	0
19	Loan		1	Terre Haute Industrial	3,858	46,300	0	6,752	81,024	0	0	0	66,815	0	0
20	Loan		1	UCC Environmental HQ	1,456	17,475	0	Springing	157,275	0	0	0	0	0	0

A-1-10

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)
1	Loan	5, 6, A	1	Miracle Mile Shops	TI Reserve ($10,024,691), Gap Rent Reserve ($8,677,666), Planet Hollywood Overlease Rent Reserve (Springing)	0	0	NAP	Hard	Springing	Yes
2	Loan	5	1	Brandon Mall	Gap Rent Reserve Funds ($136,312); Rent Concession Reserve Funds ($89,507); Exisiting TI/LC Reserve Funds ($947,920)	0	0	NAP	Hard	Springing	Yes
3	Loan	5, 7, 8, 9, B	1	Back Bay Office	Outstanding TI/LC Reserve (Upfront: $21,283,070), Free Rent Reserve (Upfront: $9,854,159)	0	0	NAP	Hard	Springing	Yes
4	Loan	10	1	Park West Shopping Center	Rent Concession Reserve ($333,080); Exisiting TI/LC Reserve ($5,377,975)	0	0	NAP	Hard	In Place	Yes
5	Loan	11, 12, 13	2	Shops at Riverwalk & River Walk Corporate Center	Outparcel Development (Springing), Rent Concession ($68,429), Existing TI/LC ($75,678)	0	0	NAP	Soft	Springing	Yes
5.01	Property		1	Shops at Riverwalk
5.02	Property		1	River Walk Corporate Center
6	Loan	5, 11, 12, 14, C	7	ICP/IRG Holdings Portfolio	NAP	0	0	NAP	Hard	Springing	Yes
6.01	Property		1	Romulus - Huron
6.02	Property		1	Warren Perkins Jones
6.03	Property		1	Cleveland American Industrial
6.04	Property		1	Cleveland American Office
6.05	Property		1	Miles North Randall
6.06	Property		1	Invacare
6.07	Property		1	Stop Eight Vandalia
7	Loan	11, 14, 15, 16	4	Alabama Hotel Portfolio	PIP	0	0	NAP	Hard	Springing	Yes
7.01	Property		1	HGI Madison
7.02	Property		1	Home2 Madison
7.03	Property		1	Home2 Opelika
7.04	Property		1	Home2 Decatur
8	Loan	5, 14, 17	1	Queens Crossing	Condominium Assessments Reserve	0	0	NAP	Hard	Springing	Yes
9	Loan	5	1	503-511 Broadway	TI/LC Lease Up Reserve ($3,500,000), PacSun Free Rent Reserve ($277,777.80), PacSun TI Reserve ($500,000), Roof Leak Reserve ($28,500)	0	0	NAP	Hard	In Place	Yes
10	Loan	18, 19, 20, 21	1	Norfolk Waterside Marriott	PIP Reserve Upfront ($1,500,000); Seasonality Reserve: ($150,000)	750,000	0	NAP	Soft	Springing	Yes
11	Loan	22, 23	1	The Read House	Seasonality Reserve ($360,000)	360,000	0	NAP	Hard	Springing	Yes
12	Loan	11	6	Tenet Equity Industrial Portfolio	NAP	0	0	NAP	Soft	Springing	Yes
12.01	Property		1	2301 Denso Drive
12.02	Property		1	300-310 N Alloy Drive
12.03	Property		1	55210 Rudy Road
12.04	Property		1	555 S Fenway Drive
12.05	Property		1	405 N Industrial Drive
12.06	Property		1	1139 S Fenway Circle
13	Loan	5, 24, D	1	One & Two Commerce Square	Upfront Leasing Reserve	0	0	NAP	Hard	Springing	Yes
14	Loan	5, 25, E	1	Heritage Plaza	Outstanding Leasing Costs ($10,303,667.00); Free Rent Reserve ($185,778.77)	0	0	NAP	Hard	Springing	Yes
15	Loan	5, F	1	6330 West Loop South	Outstanding TI Reserve (Upfront: $5,429,634.94); Free Rent Reserve (Upfront: $918,109.33); Texas Children's Reserve (Monthly: $11,411.39)	0	0	NAP	Hard	Springing	Yes
16	Loan		1	110 & 140 W Sandy Lake Rd	Rent Concession Reserve ($52,634); Completion/Repair Reserve (Springing)	0	0	NAP	Hard	Springing	Yes
17	Loan	5, G	1	1201 Third Avenue	Upfront Rollover Deposit ($17,567,429.00); Free Rent ($3,755,350.00)	0	0	NAP	Hard	Springing	Yes
18	Loan		1	218 West 234th Street	NAP	0	0	NAP	Springing	Springing	Yes
19	Loan		1	Terre Haute Industrial	NAP	0	0	NAP	Hard	Springing	Yes
20	Loan		1	UCC Environmental HQ	NAP	0	0	NAP	Hard	Springing	No

A-1-11

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate
1	Loan	5, 6, A	1	Miracle Mile Shops	No	Yes	No	67,000,000	358,000,000	2,114,630.79	2,510,385.72	NAP	NAP
2	Loan	5	1	Brandon Mall	Yes	Yes	Yes	65,000,000	56,000,000	360,538.89	779,021.53	NAP	NAP
3	Loan	5, 7, 8, 9, B	1	Back Bay Office	Yes	Yes	No	60,000,000	415,000,000	2,208,309.14	2,527,582.75	65,000,000	8.20000%
4	Loan	10	1	Park West Shopping Center	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	11, 12, 13	2	Shops at Riverwalk & River Walk Corporate Center	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	Shops at Riverwalk
5.02	Property		1	River Walk Corporate Center
6	Loan	5, 11, 12, 14, C	7	ICP/IRG Holdings Portfolio	Yes	Yes	No	52,200,000	127,800,000	793,646.88	1,117,812.51	NAP	NAP
6.01	Property		1	Romulus - Huron
6.02	Property		1	Warren Perkins Jones
6.03	Property		1	Cleveland American Industrial
6.04	Property		1	Cleveland American Office
6.05	Property		1	Miles North Randall
6.06	Property		1	Invacare
6.07	Property		1	Stop Eight Vandalia
7	Loan	11, 14, 15, 16	4	Alabama Hotel Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.01	Property		1	HGI Madison
7.02	Property		1	Home2 Madison
7.03	Property		1	Home2 Opelika
7.04	Property		1	Home2 Decatur
8	Loan	5, 14, 17	1	Queens Crossing	Yes	Yes	Yes	37,100,000	20,000,000	127,581.02	364,243.81	NAP	NAP
9	Loan	5	1	503-511 Broadway	Yes	Yes	Yes	36,000,000	22,000,000	136,807.40	360,674.07	NAP	NAP
10	Loan	18, 19, 20, 21	1	Norfolk Waterside Marriott	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	22, 23	1	The Read House	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	11	6	Tenet Equity Industrial Portfolio	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	2301 Denso Drive
12.02	Property		1	300-310 N Alloy Drive
12.03	Property		1	55210 Rudy Road
12.04	Property		1	555 S Fenway Drive
12.05	Property		1	405 N Industrial Drive
12.06	Property		1	1139 S Fenway Circle
13	Loan	5, 24, D	1	One & Two Commerce Square	No	Yes	No	25,000,000	195,000,000	1,283,044.71	1,447,537.62	NAP	NAP
14	Loan	5, 25, E	1	Heritage Plaza	Yes	Yes	No	22,000,000	150,000,000	966,996.53	1,108,822.69	NAP	NAP
15	Loan	5, F	1	6330 West Loop South	Yes	Yes	No	17,231,554	32,315,407	241,444.62	370,190.21	NAP	NAP
16	Loan		1	110 & 140 W Sandy Lake Rd	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	5, G	1	1201 Third Avenue	Yes	Yes	No	10,000,000	160,000,000	755,009.26	802,197.34	NAP	NAP
18	Loan		1	218 West 234th Street	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan		1	Terre Haute Industrial	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	UCC Environmental HQ	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-12

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)
1	Loan	5, 6, A	1	Miracle Mile Shops	425,000,000	2,510,385.72	38.6%	1.96	14.0%	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	5	1	Brandon Mall	121,000,000	779,021.53	54.7%	2.33	19.2%	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	5, 7, 8, 9, B	1	Back Bay Office	540,000,000	2,977,918.40	38.3%	2.16	14.3%	40,000,000	10.12500%	580,000,000	3,320,105.90	41.1%	1.94
4	Loan	10	1	Park West Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	11, 12, 13	2	Shops at Riverwalk & River Walk Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	Shops at Riverwalk
5.02	Property		1	River Walk Corporate Center
6	Loan	5, 11, 12, 14, C	7	ICP/IRG Holdings Portfolio	180,000,000	1,117,812.51	58.5%	1.39	10.7%	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	Romulus - Huron
6.02	Property		1	Warren Perkins Jones
6.03	Property		1	Cleveland American Industrial
6.04	Property		1	Cleveland American Office
6.05	Property		1	Miles North Randall
6.06	Property		1	Invacare
6.07	Property		1	Stop Eight Vandalia
7	Loan	11, 14, 15, 16	4	Alabama Hotel Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.01	Property		1	HGI Madison
7.02	Property		1	Home2 Madison
7.03	Property		1	Home2 Opelika
7.04	Property		1	Home2 Decatur
8	Loan	5, 14, 17	1	Queens Crossing	57,100,000	364,243.81	57.1%	1.33	10.4%	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	5	1	503-511 Broadway	58,000,000	360,674.07	38.7%	1.39	10.5%	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	18, 19, 20, 21	1	Norfolk Waterside Marriott	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	22, 23	1	The Read House	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	11	6	Tenet Equity Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	2301 Denso Drive
12.02	Property		1	300-310 N Alloy Drive
12.03	Property		1	55210 Rudy Road
12.04	Property		1	555 S Fenway Drive
12.05	Property		1	405 N Industrial Drive
12.06	Property		1	1139 S Fenway Circle
13	Loan	5, 24, D	1	One & Two Commerce Square	220,000,000	1,447,537.62	51.4%	1.52	13.5%	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	5, 25, E	1	Heritage Plaza	172,000,000	1,108,822.69	33.0%	1.54	12.7%	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	5, F	1	6330 West Loop South	49,546,961	370,190.21	62.2%	1.2	11.4%	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan		1	110 & 140 W Sandy Lake Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	5, G	1	1201 Third Avenue	170,000,000	802,197.34	30.5%	2.76	17.7%	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		1	218 West 234th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan		1	Terre Haute Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	UCC Environmental HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-13

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
1	Loan	5, 6, A	1	Miracle Mile Shops	NAP	No	NAP	Institutional Mall Investors LLC
2	Loan	5	1	Brandon Mall	NAP	No	NAP	NADG (US) LLLP and North American Property Group
3	Loan	5, 7, 8, 9, B	1	Back Bay Office	13.4%	No	NAP	JPMorgan Chase Bank, N.A., J.P. Morgan Investment Management Inc., OMERS Administration Corporation and OPG Investment Holdings (US), LLC
4	Loan	10	1	Park West Shopping Center	NAP	No	NAP	Joshua Volen and Trevor Smith
5	Loan	11, 12, 13	2	Shops at Riverwalk & River Walk Corporate Center	NAP	No	NAP	Castle & Cooke, Inc., Murdock Realty, LLC and Westlake Wellbeing Properties, LLC
5.01	Property		1	Shops at Riverwalk
5.02	Property		1	River Walk Corporate Center
6	Loan	5, 11, 12, 14, C	7	ICP/IRG Holdings Portfolio	NAP	No	NAP	Industrial Commercial Properties and Industrial Realty Group
6.01	Property		1	Romulus - Huron
6.02	Property		1	Warren Perkins Jones
6.03	Property		1	Cleveland American Industrial
6.04	Property		1	Cleveland American Office
6.05	Property		1	Miles North Randall
6.06	Property		1	Invacare
6.07	Property		1	Stop Eight Vandalia
7	Loan	11, 14, 15, 16	4	Alabama Hotel Portfolio	NAP	No	NAP	HDC Capital Group
7.01	Property		1	HGI Madison
7.02	Property		1	Home2 Madison
7.03	Property		1	Home2 Opelika
7.04	Property		1	Home2 Decatur
8	Loan	5, 14, 17	1	Queens Crossing	NAP	No	NAP	F&T Group
9	Loan	5	1	503-511 Broadway	NAP	No	NAP	HSR Corp.
10	Loan	18, 19, 20, 21	1	Norfolk Waterside Marriott	NAP	Yes	Mezzanine	J. Ryan Lingerfelt and Lingerfelt Commonwealth Value Fund II, L.P.
11	Loan	22, 23	1	The Read House	NAP	No	NAP	Jonathan P. Weitz
12	Loan	11	6	Tenet Equity Industrial Portfolio	NAP	No	NAP	Tenet Equity Partners, Inc.
12.01	Property		1	2301 Denso Drive
12.02	Property		1	300-310 N Alloy Drive
12.03	Property		1	55210 Rudy Road
12.04	Property		1	555 S Fenway Drive
12.05	Property		1	405 N Industrial Drive
12.06	Property		1	1139 S Fenway Circle
13	Loan	5, 24, D	1	One & Two Commerce Square	NAP	No	NAP	Brandywine Operating Partnership, L.P.
14	Loan	5, 25, E	1	Heritage Plaza	NAP	Yes	Mezzanine	AEW CPT REIT, LLC, AEW Core Property (U.S.), L.P., Brookfield Office Properties Inc. and Brookfield Property Partners, L.P.
15	Loan	5, F	1	6330 West Loop South	NAP	Yes	Mezzanine	Accesso Partners and Partners Group
16	Loan		1	110 & 140 W Sandy Lake Rd	NAP	No	NAP	Dilip Gandhi and Manish Gandhi
17	Loan	5, G	1	1201 Third Avenue	NAP	No	NAP	MetLife, Inc. and New York Common Retirement Fund
18	Loan		1	218 West 234th Street	NAP	No	NAP	Richard Kringstein and Barry Kringstein
19	Loan		1	Terre Haute Industrial	NAP	No	NAP	Prairie Hill Holdings, LLC
20	Loan		1	UCC Environmental HQ	NAP	No	NAP	Fulcrum Asset Advisors, LLC

A-1-14

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)
1	Loan	5, 6, A	1	Miracle Mile Shops	Institutional Mall Investors LLC	No	No	Refinance		425,000,000	140,500,000	0	0	565,500,000
2	Loan	5	1	Brandon Mall	NADG (US) LLLP and North American Property Group	No	No	Acquisition		121,000,000	113,322,437	0	0	234,322,437
3	Loan	5, 7, 8, 9, B	1	Back Bay Office	OPG Investment Holdings (US), LLC	No	No	Refinance		475,000,000	41,583,604	65,000,000	40,000,000	621,583,604
4	Loan	10	1	Park West Shopping Center	CIRE OpCo I, LLC	No	No	Refinance		58,600,000	0	0	0	58,600,000
5	Loan	11, 12, 13	2	Shops at Riverwalk & River Walk Corporate Center	Castle & Cooke, Inc., Murdock Realty, LLC and Westlake Wellbeing Properties, LLC	No	No	Refinance		52,500,000	0	0	0	52,500,000
5.01	Property		1	Shops at Riverwalk
5.02	Property		1	River Walk Corporate Center
6	Loan	5, 11, 12, 14, C	7	ICP/IRG Holdings Portfolio	Holdings Ohio, LLC and Christopher Semarjian	No	Yes	Refinance		180,000,000	0	0	0	180,000,000
6.01	Property		1	Romulus - Huron
6.02	Property		1	Warren Perkins Jones
6.03	Property		1	Cleveland American Industrial
6.04	Property		1	Cleveland American Office
6.05	Property		1	Miles North Randall
6.06	Property		1	Invacare
6.07	Property		1	Stop Eight Vandalia
7	Loan	11, 14, 15, 16	4	Alabama Hotel Portfolio	Horse Island Partners, LLC	No	No	Acquisition		38,500,000	27,954,475	0	0	66,454,475
7.01	Property		1	HGI Madison
7.02	Property		1	Home2 Madison
7.03	Property		1	Home2 Opelika
7.04	Property		1	Home2 Decatur
8	Loan	5, 14, 17	1	Queens Crossing	Sunny Chiu, Michael Lee and Christian Lee	No	No	Refinance		57,100,000	2,248,586	0	0	59,348,586
9	Loan	5	1	503-511 Broadway	HSR Corp.	No	No	Refinance		58,000,000	6,934,601	0	0	64,934,601
10	Loan	18, 19, 20, 21	1	Norfolk Waterside Marriott	J. Ryan Lingerfelt and Lingerfelt Commonwealth Value Fund II, L.P.	No	Yes	Refinance		33,500,000	3,453,563	0	0	36,953,563
11	Loan	22, 23	1	The Read House	Jonathan P. Weitz	No	No	Refinance		33,000,000	0	0	0	33,000,000
12	Loan	11	6	Tenet Equity Industrial Portfolio	Tenet Equity Partners, Inc.	No	No	Refinance		28,600,000	0	0	0	28,600,000
12.01	Property		1	2301 Denso Drive
12.02	Property		1	300-310 N Alloy Drive
12.03	Property		1	55210 Rudy Road
12.04	Property		1	555 S Fenway Drive
12.05	Property		1	405 N Industrial Drive
12.06	Property		1	1139 S Fenway Circle
13	Loan	5, 24, D	1	One & Two Commerce Square	Brandywine Operating Partnership, L.P.	No	No	Refinance		220,000,000	24,825,039	0	0	244,825,039
14	Loan	5, 25, E	1	Heritage Plaza	Brookfield Properties Investor LLC	No	No	Refinance		172,000,000	5,793,688	0	0	177,793,688
15	Loan	5, F	1	6330 West Loop South	Investment Properties Holdings (US), LLLP and Investment Properties Holdings, LLLP	No	No	Refinance		49,600,000	8,768,140	0	0	58,368,140
16	Loan		1	110 & 140 W Sandy Lake Rd	Dilip Gandhi and Manish Gandhi	No	No	Acquisition
17	Loan	5, G	1	1201 Third Avenue	NAP	No	No	Refinance
18	Loan		1	218 West 234th Street	Richard Kringstein and Barry Kringstein	No	Yes	Refinance
19	Loan		1	Terre Haute Industrial	Matthew Sandretto and Alisa Kolodizner	No	No	Acquisition
20	Loan		1	UCC Environmental HQ	Fulcrum Operating Company, LLC	No	No	Acquisition

A-1-15

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)
1	Loan	5, 6, A	1	Miracle Mile Shops	542,477,253	0	4,320,390	18,702,357	0	0	565,500,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	5	1	Brandon Mall	0	220,000,000	2,925,561	11,396,876	0	0	234,322,437	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	5, 7, 8, 9, B	1	Back Bay Office	546,966,371	0	16,756,604	57,860,629	0	0	621,583,604	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	10	1	Park West Shopping Center	34,271,704	0	1,411,839	6,334,729	16,581,728	0	58,600,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	11, 12, 13	2	Shops at Riverwalk & River Walk Corporate Center	0	0	483,038	2,277,721	49,739,241	0	52,500,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	Shops at Riverwalk								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	River Walk Corporate Center								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 11, 12, 14, C	7	ICP/IRG Holdings Portfolio	132,024,335	0	9,870,791	4,758,679	33,346,195	0	180,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	Romulus - Huron								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Warren Perkins Jones								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Cleveland American Industrial								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	Cleveland American Office								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	Miles North Randall								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	Invacare								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	Stop Eight Vandalia								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	11, 14, 15, 16	4	Alabama Hotel Portfolio	0	64,234,000	914,880	1,305,595	0	0	66,454,475	Various	137.79	110.67	80.3%	137.79	110.67	80.3%	135.90
7.01	Property		1	HGI Madison								5/31/2041	139.52	109.68	78.6%	139.52	109.68	78.6%	137.26
7.02	Property		1	Home2 Madison								3/31/2039	130.69	107.62	82.3%	130.69	107.62	82.3%	127.49
7.03	Property		1	Home2 Opelika								5/31/2038	144.57	113.32	78.4%	144.57	113.32	78.4%	147.24
7.04	Property		1	Home2 Decatur								5/31/2038	137.78	112.91	82.0%	137.78	112.91	82.0%	134.06
8	Loan	5, 14, 17	1	Queens Crossing	57,100,000	0	801,340	1,447,246	0	0	59,348,586	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	5	1	503-511 Broadway	58,998,007	0	394,868	5,541,726	0	0	64,934,601	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	18, 19, 20, 21	1	Norfolk Waterside Marriott	34,753,160	0	639,086	1,561,318	0	0	36,953,563	11/17/2042	146.28	103.69	70.9%	146.28	103.69	70.9%	143.16
11	Loan	22, 23	1	The Read House	26,290,561	0	303,561	580,226	5,825,652	0	33,000,000	NAP	190.33	122.41	64.3%	190.33	123.43	64.9%	190.86
12	Loan	11	6	Tenet Equity Industrial Portfolio	24,000,000	0	1,252,746	0	3,347,254	0	28,600,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	2301 Denso Drive								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	300-310 N Alloy Drive								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.03	Property		1	55210 Rudy Road								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.04	Property		1	555 S Fenway Drive								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.05	Property		1	405 N Industrial Drive								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.06	Property		1	1139 S Fenway Circle								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	5, 24, D	1	One & Two Commerce Square	204,600,430	0	4,111,705	36,112,904	0	0	244,825,039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	5, 25, E	1	Heritage Plaza	156,217,116	0	6,087,126	15,489,446	0	0	177,793,688	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	5, F	1	6330 West Loop South	50,301,042	0	1,079,834	6,987,265	0	0	58,368,140	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan		1	110 & 140 W Sandy Lake Rd								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	5, G	1	1201 Third Avenue								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		1	218 West 234th Street								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan		1	Terre Haute Industrial								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	UCC Environmental HQ								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

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Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry
1	Loan	5, 6, A	1	Miracle Mile Shops	NAP	NAP	NAP	NAP	NAP
2	Loan	5	1	Brandon Mall	NAP	NAP	NAP	NAP	NAP
3	Loan	5, 7, 8, 9, B	1	Back Bay Office	NAP	NAP	NAP	NAP	NAP
4	Loan	10	1	Park West Shopping Center	NAP	NAP	NAP	NAP	NAP
5	Loan	11, 12, 13	2	Shops at Riverwalk & River Walk Corporate Center	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	Shops at Riverwalk	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	River Walk Corporate Center	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 11, 12, 14, C	7	ICP/IRG Holdings Portfolio	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	Romulus - Huron	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Warren Perkins Jones	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Cleveland American Industrial	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	Cleveland American Office	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	Miles North Randall	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	Invacare	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	Stop Eight Vandalia	NAP	NAP	NAP	NAP	NAP
7	Loan	11, 14, 15, 16	4	Alabama Hotel Portfolio	106.52	78.4%	120.23	96.28	80.1%
7.01	Property		1	HGI Madison	103.62	75.5%	129.82	84.07	64.8%
7.02	Property		1	Home2 Madison	103.73	81.4%	115.60	101.37	87.7%
7.03	Property		1	Home2 Opelika	109.51	74.4%	119.72	92.96	77.7%
7.04	Property		1	Home2 Decatur	110.54	82.5%	120.70	103.01	85.3%
8	Loan	5, 14, 17	1	Queens Crossing	NAP	NAP	NAP	NAP	NAP
9	Loan	5	1	503-511 Broadway	NAP	NAP	NAP	NAP	NAP
10	Loan	18, 19, 20, 21	1	Norfolk Waterside Marriott	97.24	67.9%	119.68	79.68	65.9%
11	Loan	22, 23	1	The Read House	121.63	63.7%	186.65	101.95	54.6%
12	Loan	11	6	Tenet Equity Industrial Portfolio	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	2301 Denso Drive	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	300-310 N Alloy Drive	NAP	NAP	NAP	NAP	NAP
12.03	Property		1	55210 Rudy Road	NAP	NAP	NAP	NAP	NAP
12.04	Property		1	555 S Fenway Drive	NAP	NAP	NAP	NAP	NAP
12.05	Property		1	405 N Industrial Drive	NAP	NAP	NAP	NAP	NAP
12.06	Property		1	1139 S Fenway Circle	NAP	NAP	NAP	NAP	NAP
13	Loan	5, 24, D	1	One & Two Commerce Square	NAP	NAP	NAP	NAP	NAP
14	Loan	5, 25, E	1	Heritage Plaza	NAP	NAP	NAP	NAP	NAP
15	Loan	5, F	1	6330 West Loop South	NAP	NAP	NAP	NAP	NAP
16	Loan		1	110 & 140 W Sandy Lake Rd	NAP	NAP	NAP	NAP	NAP
17	Loan	5, G	1	1201 Third Avenue	NAP	NAP	NAP	NAP	NAP
18	Loan		1	218 West 234th Street	NAP	NAP	NAP	NAP	NAP
19	Loan		1	Terre Haute Industrial	NAP	NAP	NAP	NAP	NAP
20	Loan		1	UCC Environmental HQ	NAP	NAP	NAP	NAP	NAP

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BANK5 2023-5YR2
Footnotes to Annex A-1

(1)	MSBNA—Morgan Stanley Bank, N.A.; BANA—Bank of America, National Association; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; WFB—Wells Fargo Bank, National Association; JPMCB—JPMorgan Chase Bank, National Association.

(2)	Certain tenants may not be in occupancy or may be in free rent periods. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding the 5 largest tenants at mortgaged properties securing the 15 largest Mortgage Loans and tenants that occupy 50% or more of the net rentable area at their respective mortgaged properties which are not in occupancy or are in free rent periods.

(3)	The Administrative Fee Rate includes the master servicing fee rate, operating advisor fee rate, certificate administrator/trustee fee rate, asset representations reviewer fee rate, primary or sub-servicing servicing fee rate, CREFC® license fee rate and, with respect to any non-serviced Mortgage Loan, pari passu loan primary servicing fee rate, in each case applicable to the related Mortgage Loan.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting the 5 largest tenants at mortgaged properties securing the 15 largest Mortgage Loans and tenants that occupy 50% or more of the net rentable area at their respective mortgaged properties.

(5)	With respect to Mortgage Loan No. 1, Miracle Mile Shops, Mortgage Loan No. 2, Brandon Mall, Mortgage Loan No. 3, Back Bay Office, Mortgage Loan No. 6, ICP/IRG Holdings Portfolio, Mortgage Loan No. 8, Queens Crossing, Mortgage Loan No. 9, 503-511 Broadway, Mortgage Loan No. 13, One & Two Commerce Square, Mortgage Loan No. 14, Heritage Plaza, Mortgage Loan No. 15, 6330 West Loop South and Mortgage Loan No. 17, 1201 Third Avenue, such Mortgage Loans are part of a whole loan related to the Issuing Entity. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are in each case based on the subject Mortgage Loan together with any related Pari Passu Companion Loan, but (unless otherwise indicated) without regard to any related Subordinate Companion Loan(s). For further information, see “Description of the Mortgage Pool—The Whole Loans—General”, “—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” or “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” as applicable, in this prospectus.

(6)	With respect to Mortgage Loan No. 1, Miracle Mile Shops, each pari passu promissory note comprising the whole loan was divided into multiple components with varying interest rates. The Interest Rate % of the Miracle Mile Shops mortgage loan represents the weighted average interest rate of three components. Prepayments of the Miracle Mile Shops mortgage loan will be applied to the components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the Miracle Mile Shops mortgage loan) may increase over time.

(7)	With respect to Mortgage Loan No. 3, Back Bay Office, the Appraised Value represents the Hypothetical As-Is Value, which assumes that, as of October 19, 2022, the planned leasing cost escrow of $67.6 million for leasing costs was fully funded. Due to leasing-related disbursements since the appraisal date, the planned leasing cost escrow amount has been reduced to $57.8 million. All outstanding leasing costs at the time of loan origination were reserved upfront. The appraisal concluded to an “as-is” appraised value of $1,345,000,000 as of October 19, 2022. The “as-is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 35.3% for the Back Bay Office Senior Loan and 43.1% for the Back Bay Office Whole Loan.

(8)	With respect to Mortgage Loan No. 3, Back Bay Office, the lender will waive one late payment charge each calendar year if the borrower makes such delinquent payment in full within ten days after such payment date was due.

(9)	With respect to Mortgage Loan No. 3, Back Bay Office, the largest tenant Wayfair (356,312 square feet), representing 27.8% of net rentable square feet, has vacated its entire space. As of the origination date, the tenant is current on all rental obligations. The tenant has a lease expiration date of December 31, 2031, with no termination options. The tenant has three 5-year renewal options.

(10)	With respect to Mortgage Loan No. 4, Park West Shopping Center, the Appraised Value represents the Hypothetical Market Value assuming the Harkins TI is paid. The Harkins TI amount was reserved upfront. The appraisal concluded to an “as-is” appraised value of $94,300,000 as of March 20, 2023. The “as-is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 62.1%.

(11)	With respect to Mortgage Loan No. 5, Shops at Riverwalk & River Walk Corporate Center, Mortgage Loan No. 6, ICP/IRG Holdings Portfolio, Mortgage Loan No. 7, Alabama Hotel Portfolio, and Mortgage Loan No. 12, Tenet Equity Industrial Portfolio, each such Mortgage Loan is secured by multiple properties. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each mortgaged property based on the respective Appraised Values and/or Underwritten NCF, among other methods.

A-1-18

(12)	With respect to Mortgage Loan No. 5, Shops at Riverwalk & River Walk Corporate Center and Mortgage Loan No. 6, ICP/IRG Holdings Portfolio, the related loan documents permit an outparcel or other release without prepayment or defeasance. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in this prospectus.

(13)	With respect to Mortgage Loan No. 5, Shops at Riverwalk & River Walk Corporate Center, the mortgage loan was used to partially pay off a credit facility secured by a number of properties, including the Shops at Riverwalk & River Walk Corporate Center Properties.

(14)	With respect to Mortgage Loan No. 6, ICP/IRG Holdings Portfolio, Mortgage Loan No. 7, Alabama Hotel Portfolio and Mortgage Loan No. 8, Queens Crossing, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, or other release conditions in connection with a partial defeasance, partial prepayment or partial assumption of the related Mortgage Loan or substitution of a Mortgaged Property. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases; Property Additions” in this prospectus.

(15)	With respect to Mortgage Loan No. 7, Alabama Hotel Portfolio, on each monthly payment date, the borrowers are required to deposit into the FF&E reserve account (a) an amount equal to 4% of the gross income from operations generated for the calendar month 2-months prior and (b) sums required to complete all work described in any property improvement plan ("PIP") required by a franchisor estimated by the lender to provide for adequate funds to complete the work described in any PIP.

(16)	With respect to Mortgage Loan No. 7, Alabama Hotel Portfolio, one time during any 12-month period, the borrower has five days to cure an event of default caused by the failure to make the Monthly Debt Service Payment.

(17)	With respect to Mortgage Loan No. 8, Queens Crossing, up to one time during any 12-month period, but no more than three times in total during the term of the Mortgage Loan, the borrower has five days to cure an event of default caused by the failure to make the Monthly Debt Service Payment or the required reserve deposit on or before the date it is due.

(18)	With respect to mortgage Loan No. 10, the Norfolk Waterside Marriott, the FF&E reserve will be equal to the greater of (i) the then-existing FF&E scheduled reserve amount and (ii) 1/12th of 4% of the underwritten revenue for the prior fiscal year. The monthly reserve amount is initially estimated at $80,494.

(19)	With respect to Mortgage Loan No. 10, Norfolk Waterside Marriott, the Ongoing Other Escrow - Monthly ($) amount is equal to 1/9th of the Seasonality Reserve Required Annual Balance, provided however, that the borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than $750,000 (the “Seasonality Reserve Required Annual Balance”). Initially, for the monthly payments occurring in July, August, September, October, and November 2023, the borrower is required to deposit $150,000 into the Seasonality Reserve and in March, April, May, June, July, August, September, October, and November 2024, the borrower is required to deposit $83,333.

(20)	With respect to Mortgage Loan No. 10, Norfolk Waterside Marriott, the Initial Other Escrow Amount will require a springing deposit, if, at any time, any additional PIP work is required by the franchisor under the franchise agreement, within 15 days after receipt of notice from the franchisor with respect to such PIP work, in an amount equal to 100% of the estimated costs to complete such additional PIP work. Upon lender’s receipt of the budget for the PIP work estimated to commence in the calendar year 2026, upon 10 days’ notice to the borrowers, the borrowers are required to deposit such amount that the balance of the PIP reserve is equal to 100% of the lender’s estimated cost based on the budget.

(21)	With respect to Mortgage Loan No. 10, Norfolk Waterside Marriott, the Ownership Interest is the fee interest in a 407-room full-service hotel located in Norfolk, Virginia, together with ancillary contractual and leasehold interests in an adjacent convention center and ballroom.

(22)	With respect to Mortgage Loan No. 11, The Read House, The Read House Property operates under a management agreement with Avocet Hospitality Group, Inc. an affiliate of the borrower, which had an original 2-year term beginning in 2017, automatically extending in one-year increments unless owner or manager give at least 90 days prior notice not to extend, with a management fee equal to 3.0% of gross revenues.

(23)	With respect to Mortgage Loan No. 11, The Read House, the loan documents require an upfront deposit of $360,000 seasonality reserve and commencing at loan origination and during the months of April, May, June, July, and August, the related borrower is required to deposit a seasonality reserve in the amount of $72,000 to ensure that there are sufficient funds on deposit to fund each monthly debt service payment for the off-season months of February, March or September.

(24)	With respect to Mortgage Loan No. 13, One & Two Commerce Square, the borrower deposited a letter of credit in lieu of cash in the amount of $25 million as an upfront general TI/LC reserve.

(25)	With respect to Mortgage Loan No. 14, Heritage Plaza, once per calendar year during the term of the loan, the Debt Service Payment Grace Period to Impose Late Charge will be five days.

A.	“Yield Maintenance Premium” shall mean, with respect to any prepayment of any Note or Component that is subject to payment of a Yield Maintenance Premium, an amount equal to the greater of the following two amounts: (a) 1.0% of the amount prepaid;

A-1-19

or (b) the product of (i) the amount, if any, by which (x) the sum of the present values as of the prepayment date of all unpaid principal and interest payments on such Note or Component required hereunder (including the balloon payment assuming the outstanding principal balance of the Loan is due on the Open Prepayment Date), calculated by discounting such payments from the respective dates each such payment was due hereunder (assuming for these purposes that the payment of principal that is actually due on the Maturity Date were instead due on the Open Prepayment Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield exceeds (y) the outstanding principal balance of such Note or Component as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of such Note or Component as of the prepayment date. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

“Periodic Treasury Yield” shall mean the arithmetic mean of the rates published as “Treasury Constant Maturities” as of 5:00 p.m., New York time, for the date on which a prepayment subject to Yield Maintenance Premium is made, as shown on the USD screen of Reuters (or such other page as may replace that page on that service, or such other page or replacement therefor on any successor service), or if such service is not available, the Bloomberg Service (or any successor service), or if neither Reuters nor the Bloomberg Service is available, under Section 504 in the weekly statistical release designated H.15(519) (or any successor publication) published by the Board of Governors of the Federal Reserve System, for “On the Run” U.S. Treasury obligations corresponding to the commencement of the period after the Open Prepayment Date. If no such maturity shall so exactly correspond, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Periodic Treasury Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month).

B.	2.4.2 Voluntary Prepayments (Yield Maintenance). Borrower shall have the right, only on a Business Day and only if a defeasance has not occurred, after the Lockout Expiration Date to prepay the Outstanding Principal Balance in whole but not in part, upon satisfaction of the following conditions: (a) Borrower shall deliver to Lender a Prepayment Notice; and (b) Borrower shall comply with the provisions set forth in Section 2.4.7. Provided no Event of Default is continuing, any prepayment made pursuant to Section 2.4.2 shall be applied (i) first, to the A Notes, applied on a pro rata and pari passu basis in accordance with the outstanding principal balances of the A Notes immediately prior to such prepayment, until the outstanding principal balance of all A Notes is reduced to zero and (ii) second, to the B Notes, applied on a pro rata and pari passu basis in accordance with the outstanding principal balances of the B Notes immediately prior to such prepayment, until the outstanding principal balance of all B Notes is reduced to zero.
2.4.7 Prepayment/Repayment Conditions (Yield Maintenance).
(a) On the date on which a prepayment, voluntary or mandatory, is made under the Note or as required under this Agreement, which date must be a Business Day, Borrower shall pay to Lender all unpaid interest on the portion of the Outstanding Principal Balance prepaid plus, if the Repayment Date is not a Monthly Payment Date, all interest accruing for the full Interest Period in which the Repayment Date falls. (b) On the Repayment Date, Borrower shall pay to Lender (i) the Prepayment Fee (if such payment is made prior to the Open Prepayment Date) and (ii) all other sums, then due under the Note, this Agreement, the Mortgage, and the other Loan Documents. (c) Borrower shall pay all reasonable out-of-pocket costs and expenses of Lender incurred in connection with the repayment or prepayment (including without limitation, any out-of-pocket costs and expenses associated with a release of the Lien of the Mortgage as set forth in Section 2.5 below and reasonable attorneys’ fees and expenses). “Lockout Expiration Date” shall mean the date which is the earlier of: (A) two (2) years after the “startup day,” within the meaning of Section 860G(a)(9) of the Code, of the final “real estate mortgage investment conduit,” established within the meaning of Section 860D of the Code, that holds any note that evidences all or any portion of the Loan (other than Note A-1, Note A-2, Note B-1 and Note B-2) or (B) three (3) years after the date hereof. “Yield Maintenance Amount” shall mean the present value, as of the Repayment Date, of the remaining scheduled payments of principal and interest from the Repayment Date through the Open Prepayment Date (including the outstanding principal and other amounts due on the Maturity Date) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid on the Repayment Date. “Prepayment Fee” shall mean an amount equal to the greater of (i) the Yield Maintenance Amount and (ii) one percent (1%) of the unpaid principal balance of the Note as of the Repayment Date calculated as if the Maturity Date were the Open Prepayment Date. “Open Prepayment Date” shall mean the Monthly Payment Date occurring on January 6, 2028. “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the lesser of (i) the Treasury Rate and (ii) the Swap Rate, each when compounded semiannually. “Swap Rate” shall mean the yield calculated by the linear interpolation of mid-market swap yields, as reported on Reuters Capital Markets screen 19901 (SEMI-BOND column) for the week ending prior to the Repayment Date, with maturities (one longer and one shorter) most nearly approximating the Open Prepayment Date (in the event Reuters Capital Markets screen 19901 is no longer available, Lender shall select a comparable publication to determine such yield). “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Repayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Open Prepayment Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) “Maturity Date” shall mean the date on which the final payment of principal of the Note becomes due and payable as herein and therein provided, whether at the Stated Maturity Date, by declaration of acceleration, extension or otherwise. Stated Maturity Date” shall mean July 6, 2028.

C.	Yield Maintenance Premium” shall mean, with respect to any repayment of the outstanding principal balance of the Loan, an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the portion of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note to be made with respect to the portion of the Loan under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Loan being prepaid is paid on the Permitted Par Prepayment Date (with each such payment and assumed payment discounted to its present value at the date of

A-1-20

prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

“Prepayment Rate” shall mean the bond equivalent yield (in the secondary market) in the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Permitted Par Prepayment Date as most recently published in “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

“Prepayment Rate Determination Date” shall mean the date which is five (5) Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4.1 of the Loan Agreement.

D.	Prepayment Fee” shall mean an amount equal to the greater of (i) the Yield Maintenance Amount, or (ii) one percent (1%) of the portion of the Outstanding Principal Balance being repaid as of the Repayment Date “Yield Maintenance Amount” shall mean the present value, as of the Repayment Date, of the remaining scheduled payments of principal and interest from the Repayment Date through the Open Prepayment Date (including any balloon payment), without duplication of accrued interest collected through or on the Repayment Date, determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid on the Repayment Date. “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate compounded semi-annually.

“Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the date that is the week ending before the Repayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Open Prepayment Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

E.	“Prepayment Premium” shall mean, with respect to any prepayment of the Loan made prior to the Open Prepayment Date, an amount equal to the greater of (i) the Yield Maintenance Amount, or (ii) one percent (1%) of the unpaid principal balance of the Note as of the Prepayment Date. “Open Prepayment Date” shall mean November 6, 2027. “Yield Maintenance Amount” shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Open Prepayment Date (and including the balloon payment due on the Maturity Date as if such balloon payment was due on the Open Prepayment Date) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid on the Prepayment Date. “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi annually. “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Open Prepayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.

F.	"Yield Maintenance" shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Open Prepayment Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, "Reinvestment Yield" means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities" and the sub-heading "Treasury constant maturities" for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Open Prepayment Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The "Prepayment Calculation Date" shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender's calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

G.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (a) one percent (1%) of the principal amount of the Loan being prepaid or (b) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Open Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (i) the Interest Rate and (ii) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly

A-1-21

approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

A-1-22

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Annex A-2

MORTGAGE POOL INFORMATION (TABLES)

Appendix II

Mortgage Pool Information

Mortgage Loan Sellers

Loan Seller	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Wells Fargo Bank, National Association	6	$302,530,088	44.8%	7.1485%	59	1.95x	15.4%	48.9%	48.2%
Morgan Stanley Mortgage Capital Holdings LLC	8	$135,510,718	20.1%	6.9198%	59	1.61x	12.2%	47.1%	46.8%
JPMorgan Chase Bank, National Association	3	$127,800,000	18.9%	7.4081%	58	1.58x	12.5%	58.5%	58.5%
Bank of America, National Association	2	$84,231,554	12.5%	7.2343%	59	1.80x	13.5%	43.4%	43.0%
Bank of America, National Association/JPMorgan Chase Bank, National Association	1	$25,000,000	3.7%	7.7875%	59	1.52x	13.5%	51.4%	51.4%
Total:	20	$675,072,360	100.0%	7.1861%	59	1.78x	13.9%	49.8%	49.3%

Cut-off Date Balances

Cut-off Date Balance ($)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
6,500,000 - 10,000,000	4	$32,410,718	4.8%	6.2500%	58	2.03x	14.6%	46.9%	46.2%
10,000,001 - 20,000,000	2	$33,731,554	5.0%	7.4267%	58	1.27x	11.4%	61.6%	59.8%
20,000,001 - 30,000,000	3	$75,600,000	11.2%	7.3454%	59	1.56x	12.6%	49.6%	49.6%
30,000,001 - 40,000,000	5	$178,074,542	26.4%	7.4918%	59	1.63x	14.0%	51.5%	51.0%
40,000,001 - 60,000,000	4	$223,255,546	33.1%	6.9200%	59	1.78x	12.9%	49.0%	48.4%
60,000,001 - 67,000,000	2	$132,000,000	19.6%	7.3008%	59	2.14x	16.6%	46.5%	46.5%
Total:	20	$675,072,360	100.0%	7.1861%	59	1.78x	13.9%	49.8%	49.3%

Minimum: $6,500,000
Maximum: $67,000,000
Average: $33,753,618

States

State	No. of Mtg. Properties	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
New York	3	$82,290,718	12.2%	7.2859%	59	1.42x	10.9%	47.2%	46.9%
Nevada	1	$67,000,000	9.9%	6.9911%	59	1.96x	14.0%	38.6%	38.6%
Florida	1	$65,000,000	9.6%	7.6200%	59	2.33x	19.2%	54.7%	54.7%
Massachusetts	1	$60,000,000	8.9%	6.2980%	60	2.55x	16.3%	33.7%	33.7%
Arizona	1	$58,600,000	8.7%	7.2500%	59	1.53x	11.6%	60.4%	60.4%
Texas	3	$55,731,554	8.3%	7.5070%	58	1.38x	11.9%	50.3%	49.2%
California	2	$52,455,546	7.8%	6.8350%	59	1.58x	12.8%	44.2%	41.9%
Tennessee	2	$40,231,259	6.0%	7.2039%	59	1.71x	15.6%	51.6%	49.7%
Ohio	6	$38,889,000	5.8%	7.3500%	58	1.39x	10.7%	58.5%	58.5%
Alabama	4	$38,500,000	5.7%	7.3500%	59	2.08x	17.1%	59.7%	59.7%
Virginia	1	$33,500,000	5.0%	7.9150%	59	1.63x	15.9%	51.4%	51.4%
Michigan	5	$32,824,859	4.9%	6.9874%	59	1.52x	11.3%	59.9%	59.9%
Pennsylvania	1	$25,000,000	3.7%	7.7875%	59	1.52x	13.5%	51.4%	51.4%
Washington	1	$10,000,000	1.5%	5.5850%	56	2.76x	17.7%	30.5%	30.5%
Indiana	2	$8,549,424	1.3%	6.9444%	59	1.54x	12.3%	65.3%	65.3%
Illinois	1	$6,500,000	1.0%	6.9500%	58	1.61x	12.4%	60.7%	60.7%
Total:	35	$675,072,360	100.0%	7.1861%	59	1.78x	13.9%	49.8%	49.3%

A-2-1

Property Types

Property Type	No. of Mtg. Properties	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Retail
Anchored	3	$84,290,718	12.5%	6.9867%	59	1.54x	11.8%	58.3%	57.8%
Regional Mall	1	$67,000,000	9.9%	6.9911%	59	1.96x	14.0%	38.6%	38.6%
Super Regional Mall	1	$65,000,000	9.6%	7.6200%	59	2.33x	19.2%	54.7%	54.7%
Shadow Anchored	1	$46,441,562	6.9%	6.8350%	59	1.58x	12.8%	44.2%	41.9%
Subtotal:	6	$262,732,280	38.9%	7.1177%	59	1.85x	14.4%	49.9%	49.3%
Office
CBD	4	$117,000,000	17.3%	6.8058%	59	2.16x	15.1%	37.1%	37.1%
Medical	1	$17,231,554	2.6%	8.1800%	58	1.20x	11.4%	62.2%	59.9%
Suburban	2	$13,582,983	2.0%	7.1220%	58	1.47x	11.6%	52.2%	51.2%
Subtotal:	7	$147,814,538	21.9%	6.9950%	59	1.98x	14.4%	41.4%	41.0%
Hospitality
Full Service	3	$78,420,542	11.6%	7.5729%	59	1.74x	16.3%	51.9%	50.9%
Extended Stay	3	$26,554,000	3.9%	7.3500%	59	2.08x	17.1%	59.7%	59.7%
Subtotal:	6	$104,974,542	15.6%	7.5165%	59	1.83x	16.5%	53.9%	53.1%
Industrial
Warehouse/Distribution	11	$63,508,000	9.4%	7.0383%	59	1.50x	11.3%	60.4%	60.4%
Manufacturing/Warehouse	1	$13,311,000	2.0%	7.3500%	58	1.39x	10.7%	58.5%	58.5%
Flex	1	$3,132,000	0.5%	7.3500%	58	1.39x	10.7%	58.5%	58.5%
Subtotal:	13	$79,951,000	11.8%	7.1024%	58	1.48x	11.2%	60.0%	60.0%
Mixed Use
Retail/Office	1	$37,100,000	5.5%	7.5500%	58	1.33x	10.4%	57.1%	57.1%
Office/Retail	1	$36,000,000	5.3%	7.3600%	60	1.39x	10.5%	38.7%	38.7%
Office/Lab/R&D	1	$6,500,000	1.0%	6.9500%	58	1.61x	12.4%	60.7%	60.7%
Subtotal:	3	$79,600,000	11.8%	7.4151%	59	1.38x	10.6%	49.1%	49.1%

Total:	35	$675,072,360	100.0%	7.1861%	59	1.78x	13.9%	49.8%	49.3%

Mortgage Rates

Mortgage Rate (%)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
5.5850 - 6.4999	3	$79,190,718	11.7%	6.1653%	59	2.50x	16.3%	34.1%	33.8%
6.5000 - 6.9999	5	$171,055,546	25.3%	6.8658%	59	1.71x	12.9%	47.0%	46.2%
7.0000 - 7.4999	6	$224,994,542	33.3%	7.3087%	59	1.60x	12.9%	55.0%	54.6%
7.5000 - 8.1800	6	$199,831,554	29.6%	7.7268%	59	1.74x	14.9%	52.4%	52.2%
Total:	20	$675,072,360	100.0%	7.1861%	59	1.78x	13.9%	49.8%	49.3%

Minimum: 5.5850%
Maximum: 8.1800%
Weighted Average: 7.1861%

Original Terms to Maturity

Original Term to Maturity (mos.)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
60	20	$675,072,360	100.0%	7.1861%	59	1.78x	13.9%	49.8%	49.3%
Total:	20	$675,072,360	100.0%	7.1861%	59	1.78x	13.9%	49.8%	49.3%

Minimum: 60 mos.
Maximum: 60 mos.
Weighted Average: 60 mos.

A-2-2

Remaining Terms to Maturity

Remaining Term to Maturity (mos.)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
56 - 58	7	$161,531,554	23.9%	7.3247%	58	1.47x	11.5%	53.7%	53.3%
59	11	$417,540,806	61.9%	7.2451%	59	1.82x	14.8%	51.5%	51.0%
60	2	$96,000,000	14.2%	6.6963%	60	2.12x	14.1%	35.6%	35.6%
Total:	20	$675,072,360	100.0%	7.1861%	59	1.78x	13.9%	49.8%	49.3%

Minimum: 56 mos.
Maximum: 60 mos.
Weighted Average: 59 mos.

Original Amortization Terms

Original Amortization Term (mos.)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	15	$546,720,000	81.0%	7.2188%	59	1.83x	14.0%	49.7%	49.7%
360	5	$128,352,360	19.0%	7.0467%	59	1.56x	13.5%	49.9%	47.7%
Total:	20	$675,072,360	100.0%	7.1861%	59	1.78x	13.9%	49.8%	49.3%

Minimum: 360 mos.
Maximum: 360 mos.
Weighted Average: 360 mos.

Remaining Amortization Terms

Remaining Amortization Term (mos.)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	15	$546,720,000	81.0%	7.2188%	59	1.83x	14.0%	49.7%	49.7%
358 - 359	4	$111,852,360	16.6%	7.1067%	59	1.59x	13.8%	48.3%	45.9%
360	1	$16,500,000	2.4%	6.6400%	58	1.35x	11.3%	60.9%	59.7%
Total:	20	$675,072,360	100.0%	7.1861%	59	1.78x	13.9%	49.8%	49.3%

Minimum: 358 mos.
Maximum: 360 mos.
Weighted Average: 359 mos.

Debt Service Coverage Ratios

Debt Service Coverage Ratio (x)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
1.20 - 1.49	5	$159,031,554	23.6%	7.4152%	58	1.35x	10.7%	54.3%	54.0%
1.50 - 1.59	5	$164,775,546	24.4%	7.2400%	59	1.55x	12.5%	50.5%	49.7%
1.60 - 1.74	4	$101,574,542	15.0%	7.3247%	59	1.66x	14.7%	54.1%	53.3%
1.75 - 1.99	2	$76,190,718	11.3%	6.8631%	59	1.95x	14.0%	38.9%	38.5%
2.00 - 2.49	2	$103,500,000	15.3%	7.5196%	59	2.24x	18.4%	56.6%	56.6%
2.50 - 2.76	2	$70,000,000	10.4%	6.1961%	59	2.58x	16.5%	33.2%	33.2%
Total:	20	$675,072,360	100.0%	7.1861%	59	1.78x	13.9%	49.8%	49.3%

Minimum: 1.20x
Maximum: 2.76x
Weighted Average: 1.78x

A-2-3

Cut-off Date Loan-to-Value Ratios

Cut-off Date Loan-to-Value Ratio (%)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
30.5 - 40.0	5	$195,000,000	28.9%	6.8459%	59	2.03x	14.1%	36.1%	36.1%
40.1 - 50.0	3	$94,620,806	14.0%	6.9112%	59	1.66x	14.2%	45.7%	43.4%
50.1 - 55.0	3	$123,500,000	18.3%	7.7339%	59	1.98x	17.2%	53.1%	53.1%
55.1 - 60.0	3	$127,800,000	18.9%	7.4081%	58	1.58x	12.5%	58.5%	58.5%
60.1 - 66.5	6	$134,151,554	19.9%	7.1586%	59	1.49x	11.6%	61.1%	60.7%
Total:	20	$675,072,360	100.0%	7.1861%	59	1.78x	13.9%	49.8%	49.3%

Minimum: 30.5%
Maximum: 66.5%
Weighted Average: 49.8%

Maturity Date Loan-to-Value Ratios

Maturity Date Loan-to-Value Ratio (%)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
30.5 - 40.0	6	$204,190,718	30.2%	6.8047%	59	2.02x	14.1%	36.3%	36.2%
40.1 - 50.0	2	$85,430,088	12.7%	7.0168%	59	1.64x	14.2%	46.3%	43.9%
50.1 - 55.0	3	$123,500,000	18.3%	7.7339%	59	1.98x	17.2%	53.1%	53.1%
55.1 - 60.0	5	$161,531,554	23.9%	7.4120%	58	1.52x	12.3%	59.1%	58.7%
60.1 - 66.5	4	$100,420,000	14.9%	7.0686%	59	1.56x	11.7%	61.0%	61.0%
Total:	20	$675,072,360	100.0%	7.1861%	59	1.78x	13.9%	49.8%	49.3%

Minimum: 30.5%
Maximum: 66.5%
Weighted Average: 49.3%

Amortization Type

Amortization Type	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	15	$546,720,000	81.0%	7.2188%	59	1.83x	14.0%	49.7%	49.7%
Amortizing Balloon	4	$111,852,360	16.6%	7.1067%	59	1.59x	13.8%	48.3%	45.9%
Interest Only, Amortizing Balloon	1	$16,500,000	2.4%	6.6400%	58	1.35x	11.3%	60.9%	59.7%
Total:	20	$675,072,360	100.0%	7.1861%	59	1.78x	13.9%	49.8%	49.3%

Underwritten NOI Debt Yield

Underwritten NOI Debt Yield (%)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
10.4 - 11.0	3	$125,300,000	18.6%	7.4121%	59	1.37x	10.6%	52.4%	52.4%
11.1 - 12.0	4	$120,931,554	17.9%	7.1787%	59	1.48x	11.6%	60.8%	60.4%
12.1 - 13.0	4	$87,675,546	13.0%	7.0557%	59	1.57x	12.7%	44.3%	42.9%
13.1 - 15.0	3	$101,190,718	15.0%	7.0914%	59	1.85x	13.9%	42.0%	41.7%
15.1 - 17.0	3	$126,474,542	18.7%	6.9891%	59	2.09x	16.2%	42.5%	41.9%
17.1 - 19.2	3	$113,500,000	16.8%	7.3491%	59	2.28x	18.4%	54.3%	54.3%
Total:	20	$675,072,360	100.0%	7.1861%	59	1.78x	13.9%	49.8%	49.3%

Minimum: 10.4%
Maximum: 19.2%
Weighted Average: 13.9%

A-2-4

Annex A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

A-3-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Retail – Regional Mall	Loan #1	Cut-off Date Balance:	$67,000,000
3663 South Las Vegas Boulevard	Miracle Mile Shops	Cut-off Date LTV:	38.6%
Las Vegas, NV 89109		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	14.0%

A-3-1

Retail – Regional Mall	Loan #1	Cut-off Date Balance:	$67,000,000
3663 South Las Vegas Boulevard	Miracle Mile Shops	Cut-off Date LTV:	38.6%
Las Vegas, NV 89109		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	14.0%

A-3-2

Retail – Regional Mall	Loan #1	Cut-off Date Balance:	$67,000,000
3663 South Las Vegas Boulevard	Miracle Mile Shops	Cut-off Date LTV:	38.6%
Las Vegas, NV 89109		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	14.0%

North Las Vegas
Summerlin
LAS VEGAS
SPRING MTS.
Sunrise Manor
Downtown
Winchester
MUDDY MTS.
Spring Valley
CLARK COUNTY
Enterprise
Henderson
Downtown Las Vegas 4 miles
15
Adventuredome Theme Park
CIRCUS CIRCUS
WESTGATE
RESORTS WORLD LAS VEGAS
WESTGATE LAS VEGAS
Las Vegas Convention Center
Silver City Plaza
KKVV Radio
Desert Inn Rd.
Courtyard by Marriott
TRUMP INTERNATIONAL HOTEL LV
Desert Inn Rd.
Las Vegas Blvd.
L.V. CONV. CENTER
ENCORE AT WYNN
Sammy Davis Jr. Dr.
Fashion Show Las Vegas
WYNN LAS VEGAS
Wynn Golf Club
LAS VEGAS MONORAIL
MARDI GRAS HOTEL & CASINO
The Esplanade at The Wynn
Spring Mtn Rd.
TREASURE ISLAND
Grand Canal Shoppes
MIRAGE-TREASURE ISLAND TRAM
Outdoor Gondola Rides
LAS VEGAS
Sands Ave.
THE VENETIAN
The Venetian Expo
Twain Ave.
Freeway
THE MIRAGE
Madam Tussauds LV
E. Twain Ave.
Rio Convention Center
CASINO ROYALE
The Forum Shops at Caesars
HARRAH'S LAS VEGAS
HARRAH'S/ THE LINQ
Koval Ln.
Howard Hughes Pkwy.
Paradise Rd.
Valley View Blvd.
THE LINQ
HOLIDAY INN CLUB VACATIONS
RIO ALL-SUITE HOTEL AND CASINO
The Colosseum
O'Shea's Casino
Las Vegas
GOLD COAST
CAESAR'S PALACE
FLAMINGO LAS VEGAS
FLAMINGO/ CAESAR'S PALACE
The Meridian Luxury Condos
592
W. Flamingo Rd.
Las Vegas Strip
THE CROMWELL
THE WESTIN LAS VEGAS
PALMS CASINO RESORT
Flamingo Rd.
592
Via Bellagio
Grand Bazaar Shops
HORSESHOE LAS VEGAS
THE PLATINUM HOTEL & SPA
TUSCANY SUITES & CASINO
CLARK COUNTY
Fountains at Bellagio
BALLY'S/ PARIS
PARIS LAS VEGAS
Miracle Mile Shops
3663 South Las Vegas Boulevard
Las Vegas, NV 89109
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
PLANET HOLLYWOOD
Paradise Rd.
HARD ROCK HOTEL & CASINO
VDARA HOTEL & SPA
Harmon Ave.
ARIA RESORT & CASINO
Veer Towers
Harmon Ave.
Panorama Towers
CITY CENTER
THE SIGNATURE @ MGM GRAND
CLUB WYNDHAM GRAND DESERT
ALEXIS PARK RESORT
UNLV 2 miles
Industrial Rd.
Frank Sinatra Dr.
ARIA
WALDORF ASTORIA
Polo Towers
PARK MGM LAS VEGAS
Hard Rock Cafe LV
Grand Garden Arena
Conference Center
Park Ave.
MGM Shops
Nevada Beverage Company
T-Mobile Arena
NEW YORK NEW YORK
MGM GRAND
MGM GRAND
Las Vegas Blvd. South
David Copperfield Theatre
Tropicana Ave.
Tropicana Ave.
EXCALIBUR
THE NEW TROPICANA
Grand Canyon Helicopters
EXCALIBUR HOTEL & CASINO
Hollywood Cars Museum & Liberace Garage
Reno Ave.
Reno Ave.
Titanic
LUXOR HOTEL & CASINO
LUXOR
Giles St.
Harry Reid International Airport
The Shoppes at Mandalay Place
Hacienda Ave.
Mandalay Bay Events Center
MANDALAY BAY
Allegiant Stadium
MANDALAY BAY

A-3-3

Mortgage Loan No. 1 – Miracle Mile Shops

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Single Asset
Original Balance(1):		$67,000,000		Location:	Las Vegas, NV 89109
Cut-off Date Balance(1):		$67,000,000		General Property Type:	Retail
% of Initial Pool Balance:		9.9%		Detailed Property Type:	Regional Mall
Loan Purpose:		Refinance		Title Vesting:	Fee
Borrower Sponsor:		Institutional Mall Investors LLC		Year Built/Renovated(7):	2000 / 2007-2008; 2022-2023
Guarantor:		Institutional Mall Investors LLC		Size:	503,484 SF
Mortgage Rate(2):		6.99105%		Cut-off Date Balance PSF(1):	$844
Note Date:		6/6/2023		Maturity Date Balance PSF(1):	$844
First Payment Date:		7/6/2023		Property Manager:	MCA Management Associates LLC
Maturity Date:		6/6/2028			(borrower-related)
Original Term to Maturity:		60 months
Original Amortization Term:		0 months
IO Period:		60 months		Underwriting and Financial Information
Seasoning:		1 month		UW NOI:	$59,659,406
Prepayment Provisions(3):		L(25),DorYM1(28),O(7)		UW NOI Debt Yield(1):	14.0%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	14.0%
Additional Debt Type(1)(4):		Pari Passu		UW NCF DSCR(1):	1.96x
Additional Debt Balance(1)(4):		$358,000,000		Most Recent NOI:	$52,514,573 (3/31/2023 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$55,397,248 (12/31/2022)
				3rd Most Recent NOI:	$44,031,083 (12/31/2021)
Reserves(5)				Most Recent Occupancy(8):	85.3% (4/1/2023)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	84.6% (12/31/2022)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	84.0% (12/31/2021)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$1,100,000,000 (3/28/2023)
Replacement Reserve:	$0	Springing	$201,394	Appraised Value PSF:	$2,185
TI/LC Reserve:	$0	Springing	$1,006,968	Cut-off Date LTV Ratio(1):	38.6%
Other Reserves(6):	$18,702,357	Springing	NAP	Maturity Date LTV Ratio(1):	38.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$425,000,000	75.2%	Loan Payoff:	$542,477,253	95.9%
Cash Equity Contribution:	$140,500,000	24.8%	Reserves:	$18,702,357	3.3%
			Closing Costs:	$4,320,390	0.8%
Total Sources:	$565,500,000	100.0%	Total Uses:	$565,500,000	100.0%

(1)	The Miracle Mile Shops Mortgage Loan (as defined below) is part of the Miracle Mile Shops Whole Loan (as defined below), which is evidenced by seven pari passu promissory notes with an aggregate original principal balance of $425,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Miracle Mile Shops Whole Loan.
(2)	The related promissory notes have a component note structure which, in the case of a prepayment, may result in an increased interest rate. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest” in the prospectus.
(3)	Defeasance of the Miracle Mile Shops Whole Loan is permitted at any time after the earlier to occur of (a) one day after the end of the two-year period commencing on the closing date of the securitization of the last portion of the Miracle Mile Shops Whole Loan to be securitized and (b) June 6, 2026. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in July 2023.
(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional indebtedness.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.
(6)	Other Reserves represents a TI Reserve ($10,024,691), Gap Rent Reserve ($8,677,666) and monthly springing Planet Hollywood Overlease Rent Reserve.
(7)	In January 2022, the borrower sponsor began an extensive renovation program at the Miracle Mile Shops Property (as defined below) to update the exterior entrances, facades, and interior common area. The renovations feature technology-based interactive elements, additional dining space and expanded entertainment offerings that are intended to increase visit frequency and dwell time. The renovation is scheduled to be substantially completed by summer of 2023. The borrower sponsor has provided a renovation project guaranty in lieu of a reserve for the amount of all outstanding renovation expenditures. We cannot assure you the renovation will be completed as expected or at all. See “The Property ” section below for further discussion of the guaranty.
(8)	Occupancy includes temporary tenants that represent 9.1% of total SF that have no rent associated and signed but not occupied tenants that represent 6.0% of total SF (and 8.1% of underwritten base rent).

The Mortgage Loan. The largest mortgage loan (the “Miracle Mile Shops Mortgage Loan”) is part of a whole loan (the “Miracle Mile Shops Whole Loan”) that is evidenced by seven pari passu promissory notes in the aggregate original principal balance of $425,000,000 and secured by a first priority fee mortgage encumbering a 503,484 SF regional mall located in Las Vegas, Nevada (the “Miracle Mile Shops Property”). The Miracle Mile Shops Whole Loan was co-originated by Goldman Sachs Bank USA, Bank of America, National Association and Morgan Stanley Bank, N.A. The Miracle Mile Shops Mortgage Loan is evidenced by the non-controlling Note A-3-C1 with an original principal balance of $67,000,000. The controlling Note A-1-S1 and non-controlling Note A-2-S1 in the aggregate original principal balance of $268,750,000 were contributed to MIRA 2023-MILE securitization trust. The remaining promissory notes (together with the notes contributed to MIRA 2023-MILE, the “Miracle Mile Shops Non-Serviced Pari Passu Companion Loans”) are currently held by Goldman Sachs Bank USA and Bank of America, National Association and are expected to be contributed to one or more future securitization transactions. The Miracle Mile Shops Whole Loan will be serviced pursuant to the trust and servicing agreement for the MIRA 2023-MILE securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Miracle Mile Shops Mortgage Loan” in the prospectus.

A-3-4

Retail – Regional Mall	Loan #1	Cut-off Date Balance:	$67,000,000
3663 South Las Vegas Boulevard	Miracle Mile Shops	Cut-off Date LTV:	38.6%
Las Vegas, NV 89109		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	14.0%
Miracle Mile Shops Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-C1	$30,000,000	$30,000,000	Goldman Sachs Bank USA	No
A-1-C2	$20,000,000	$20,000,000	Goldman Sachs Bank USA	No
A-1-S1	$162,500,000	$162,500,000	MIRA 2023-MILE	Yes
A-2-S1	$106,250,000	$106,250,000	MIRA 2023-MILE	No
A-3-C1	$67,000,000	$67,000,000	BANK5 2023-5YR2	No
A-3-C2	$29,250,000	$29,250,000	Bank of America, National Association	No
A-3-C3	$10,000,000	$10,000,000	Bank of America, National Association	No
Total	$425,000,000	$425,000,000

The Borrowers and the Borrower Sponsor. The borrowers are IMI Miracle Mall LLC and IMI Miracle Harmon LLC, each a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Institutional Mall Investors LLC (“IMI”). The non-recourse carveout guarantor’s aggregate liability with respect to any bankruptcy related non-recourse carveouts is limited to $100,000,000.

IMI is a co-investment venture owned by the California Public Employees Retirement System (“CalPERS”) and an affiliate of Miller Capital Advisory, Inc. (“MCA”). The borrower sponsor has an ownership interest in a portfolio that features regional and super regional shopping centers such as Ala Moana Center, Houston Galleria, Oakbrook Center, and Scottsdale Fashion Square. The portfolio focuses on fashion-oriented retail properties.

CalPERS is the nation’s largest public pension fund, serving more than 2 million members in the retirement system and more than 1.5 million members in its health program.

MCA is an Investment Advisor that manages property investments throughout the United States. Real estate investments under management totaled approximately $8.58 billion as of December 31, 2022.

The Property. The Miracle Mile Shops Property is a 503,484 SF regional mall located in Las Vegas, Nevada. The Miracle Mile Shops Property was constructed in 2000 by the Mills Corporation between the Planet Hollywood Resort and Casino (non-collateral), Elara by Hilton Grand Vacations (non-collateral), and the Bakkt Theater (formerly Zappo’s Theater) (non-collateral). The Miracle Mile Shops Property is centrally located on the Las Vegas Strip at the base of the pedestrian bridge to the Cosmopolitan and Aria properties and across the street from the Paris, Bellagio and MGM properties. Over 19,000 hotel rooms surround the Miracle Mile Shops Property. The Miracle Mile Shops Property includes an 11-story parking garage and provides 4,844 surface and garage parking spaces resulting in a ratio of approximately 9.6 parking spaces per 1,000 SF.

The Miracle Mile Shops Property is largely tourism and entertainment-focused with 25.8% of leased SF related to dining and 14.3% of leased SF related to theaters and other entertainment options. The remaining 59.9% of leased SF is retail-focused, with more than half leased to national brands, including Victoria’s Secret, H&M, Foot Locker, Lululemon, and Sephora. On average, non-temporary tenants have been at the property for approximately 11.5 years. Many of the top tenants have shown continued commitment to the Miracle Mile Shops Property as evidenced by Victoria’s Secret, Cabo Wabo, and Sephora, all of which have been at the property for at least 7 years. As of April 1, 2023, the Miracle Mile Shops Property was 85.3% leased to 118 tenants.

As of December 2022, the Miracle Mile Shops Property achieved comparable in-line sales of approximately $891 PSF, which represents an approximate 131% increase to 2020 comparable in-line sales ($385 PSF) and an approximate 5% increase to 2019 comparable in-line sales ($851 PSF). Sales have continued to trend upward in 2023, with the trailing 12-months ending March 2023 comparable in-line sales under 10,000 SF of approximately $904 PSF resulting in an occupancy cost of 17.0%.

In January 2022, the borrower sponsor began an extensive $54.5 million renovation to update the exterior entrances, facades, and interior common area. The renovations feature technology-based interactive elements, additional dining space and expanded entertainment offerings that are intended to increase visit frequency and dwell time. The borrower sponsor is adding new high-resolution screens at the exterior entrances, which along with interior digital displays, is projected by the borrower sponsor to increase annual revenue by approximately $3.9 million. There can be no assurance that such projections will be realized. The renovation is scheduled to be substantially completed by summer 2023. Remaining outstanding renovation expenditures. were estimated as of the related Mortgage Loan origination to be $12,385,994. The related mortgage loan documents require the renovations to be completed within twelve months of the related Mortgage Loan origination date (subject to extension for certain force majeure events). If the related borrower does not complete the renovations with such time period or upon the occurrence of an event of default under the related Mortgage Loan documents, then such borrower is required to, within ten business days of written demand, reserve with the lenders amounts for remaining costs to complete the renovation as reasonably determined by the lenders. The lenders did not require an upfront reserve for any amounts for such renovations, however, the related borrower sponsor has provided a renovation project guaranty guaranteeing such borrower’s obligation to reserve amounts pursuant to the immediately preceding sentence. The mortgage loan documents require the renovation to be completed within twelve months of the loan origination date, otherwise any amounts for remaining costs are required to be reserved with the lender. We cannot assure you the renovations will be completed as expected or at all, or that the borrower sponsor’s projections of revenue from such renovations will be realized. Additionally, the borrower sponsor reportedly spent approximately $12 million to install a new central plant system in March 2022, which separated the Miracle Mile Shops Property’s mechanical systems from the non-collateral Planet Hollywood Resort and Casino and Elara by Hilton Grand Vacations with the goal of controlling utility costs.

A-3-5

Retail – Regional Mall	Loan #1	Cut-off Date Balance:	$67,000,000
3663 South Las Vegas Boulevard	Miracle Mile Shops	Cut-off Date LTV:	38.6%
Las Vegas, NV 89109		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	14.0%

The following table contains sales history for the Miracle Mile Shops Property:

Sales History(1)
	2018	2019	2020(2)	2021	2022	TTM March 2023
Gross Mall Sales	$285,908,810	$288,210,194	$124,167,031	$241,503,825	$258,160,688	$256,177,352
Sales PSF (Inline < 10,000 SF)	$819	$851	$385	$817	$891	$904
Occupancy Cost (Inline < 10,000 SF)	18.8%	19.2%	32.4%	13.2%	16.7%	17.0%

(1)	All sales information presented herein with respect to the Miracle Mile Shops Property is based upon information provided by the borrower sponsor. Because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	Certain tenants were closed due to the COVID-19 pandemic.

The following table contains anchor and major tenant sales history at the Miracle Mile Shops Property:

Major Tenant Sales History(1)
Tenant	SF	2019 Sales PSF	2020 Sales PSF(2)	2021 Sales PSF(2)	2022 Sales PSF	March 2023 TTM Sales PSF
V Theater	38,428	$350	$64	$222	$233	$227
Saxe Theater(3)	22,398	$342	$61	N/A	$54	$95
Victoria’s Secret	20,872	$618	$246	$383	$380	$361
PH Race and Sports Book	19,647	N/A	N/A	N/A	N/A	N/A
H&M	15,182	$531	$254	$443	$467	$465
Cabo Wabo	11,457	$1,497	$629	$1,209	$1,414	$1,488
Gen Korean BBQ(4)	10,447	N/A	N/A	N/A	$301	$447
Pampas Churrascaria	9,663	$874	$401	$660	$863	$935

(1)	All sales information presented herein with respect to the Miracle Mile Shops Property is based upon information provided by the borrower sponsor. Because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	Certain tenants were closed due to the COVID-19 pandemic.
(3)	Saxe Theater re-opened in August 2022. 2020, 2022 and March 2023 TTM Sales PSF represent partial year operations.
(4)	Gen Korean BBQ had a lease start date of June 1, 2022.

Major Tenants.

V Theater (38,428 SF, 7.6% of NRA, 3.2% of underwritten base rent). The V Theater is a multi-showroom complex comprised of four theaters, the Stripper 101 Studio, and two on-site bars. Space is available for private events and parties. V The Ultimate Variety Show, Zombie Burlesque, The Mentalist, Stripper 101, Popovich Comedy Pet Theater, The Jets 80's & 90's Experience, Piano Man, and Las Vegas Live Comedy Club all perform at the V Theater. V Theater occupies 38,428 SF at the Miracle Mile Shops Property under a lease expiring on December 31, 2028, with no extension options remaining. V Theater has been at the Miracle Mile Shops Property since 2004 and has renewed its lease multiple times, having a current lease expiration date of December 31, 2028. V Theater is currently paying a base rent of $43.65 PSF through the end of its lease term. V Theater reported sales at the Miracle Mile Shops Property of $227 PSF for the trailing-12 months ended March 31, 2023. Reported sales PSF were $222, $64 and $350 for 2021, 2020 and 2019, respectively.

Saxe Theater (22,398 SF, 4.4% of NRA, 2.4% of underwritten base rent). The Saxe Theater is a high-end performance space and includes a lounge on the main level with a fully stocked bar and seating areas. The Saxe Theater is designed with state-of-the-art lighting and sound systems, fiber optic video curtains and premium stadium seating, Saxe Theater is one of the most advanced theaters on the Las Vegas Strip today as well as home to high quality stage productions. Saxe Theater has been at the Miracle Mile Shops Property since 2010 with a current lease expiration date of December 31, 2028, with no extension options remaining. Saxe Theater is currently paying base rent of $62.51 PSF. Saxe Theater reported sales at the Miracle Mile Shops Property of $95 PSF for the trailing-12 months ended March 31, 2023. Saxe Theater reopened in August 2022 and therefore does not have a full 12 months of sales data.

Victoria’s Secret (20,872 SF, 4.1% of NRA, 4.4% of underwritten base rent).  Victoria’s Secret & Co. (NYSE: VSCO) (“VS&Co”) (rated Ba3/BB- by Moody’s/S&P) is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, as well as award-winning prestige fragrances and body care. VS&Co comprises two brands, Victoria’s Secret and PINK, founded in 1977 by Roy and Gaye Raymond. Victoria’s Secret employs over 30,000 associates across approximately 1,360 retail stores in approximately 70 countries. Victoria’s Secret has been at the Miracle Mile Shops Property since 2000 and currently occupies 20,872 SF at the Miracle Mile Shops Property under a lease expiring on January 31, 2026, with one five year extension option remaining. The lease provides for a current rental rate of $117.00 PSF through the end of the lease term. Victoria’s Secret reported sales at the Miracle Mile Shops Property of $361 PSF for the trailing-12 months ended March 31, 2023. Reported sales PSF were $383, $246 and $618 for 2021, 2020 and 2019, respectively.

A-3-6

Retail – Regional Mall	Loan #1	Cut-off Date Balance:	$67,000,000
3663 South Las Vegas Boulevard	Miracle Mile Shops	Cut-off Date LTV:	38.6%
Las Vegas, NV 89109		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	14.0%

The following table presents certain information relating to the tenancy at the Miracle Mile Shops Property:

Tenant Summary(1)
								March 2023 TTM Sales(3)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Total Rent	% of Annual Total UW Rent	Annual UW Total Rent PSF		Sales $	Sales PSF	Occ Cost	Lease Expiration	Renewal Option
V Theater(4)	NR/NR/NR	38,428	7.6%	$1,853,611	3.2%	$48.24		$8,710,593	$227	21.3%	12/31/2028	None
Saxe Theater(4)(5)	NR/NR/NR	22,398	4.4%	$1,400,000	2.4%	$62.51		$2,133,089	$95	65.6%	12/31/2028	None
Victoria's Secret	NR/Ba3/BB-	20,872	4.1%	$2,562,929	4.4%	$122.79		$7,533,653	$361	34.0%	1/31/2026	1 x 5 yr
PH Race and Sports Book(6)	NR/NR/NR	19,647	3.9%	$1,113,636	1.9%	$56.68		NAV	NAV	NAV	7/31/2045	1 x 20 yr
H&M(7)	NR/NR/BBB	15,182	3.0%	$1,483,092	2.6%	$97.69		$7,054,828	$465	21.0%	1/31/2027	2 x 5 yr
Rosa Mexicano(8)	NR/NR/NR	12,150	2.4%	$2,987,191	5.1%	$245.86		NAV	NAV	NAV	11/30/2033	1 x 5 yr
Subtotal/Wtd. Avg.		128,677	25.6%	$11,400,459	19.6%	$88.60

Remaining Tenants(9)		300,654	59.7%	$46,676,022	80.4%	$155.25
Vacant Space		74,153	14.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		503,484	100.0%	$58,076,481	100.0%	$151.35	(10)

(1)	Information is based on the April 1, 2023 underwritten rent roll inclusive of rent steps through June 2024, signed but not occupied tenants, expense recoveries, overage rent and percent in lieu rent based on March 2023 trailing twelve month sales for certain tenants.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	All sales information presented herein with respect to the Miracle Mile Shops Property is based upon information provided by the borrowers. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrowers.
(4)	Each related lease includes a per diem rent abatement in the event of a future government shutdown of the leased premises.
(5)	Saxe Theater reopened in August 2022 and therefore does not have a full 12 months of sales data.
(6)	PH Race and Sports Book subleases approximately 3,500 SF to Chick-Fil-A.
(7)	H&M’s rent as shown is its contractual rent. According to the borrower sponsor, H&M exercised a co-tenancy clause in its lease in April 2023, due to the Miracle Mile Shops Property’s physical occupancy dropping below 85%. As a result, unless and until the Miracle Mile Shops Property achieves a physical occupancy (with tenants open and operating) of at least 85%, then H&M is permitted to (i) pay 5% of gross sales in lieu of the UW Base Rent and (ii) terminate its lease effective March 2024, instead of the original lease expiration of January 31, 2027. The estimated annual difference between such reduced rent and the UW Base Rent is approximately $1 million. The lender reserved $5,525,535 as a part of the gap rent reserve, which represents H&M’s contractual rent through the original lease expiration. We cannot assure you that the co-tenancy clause will be cured, that H&M will not terminate, or that the reserve funds will be sufficient to offset losses that might result from H&M’s reduced rent and vacancy.
(8)	Rosa Mexicano has signed a lease but is not yet in occupancy and is expected to open in November 2023.
(9)	Remaining tenants SF includes temporary tenants that have no rent associated. Remaining tenants Annual UW Total Rent includes approximately $3.2 million of CAM recoveries associated with the parking garage.
(10)	Wtd. Avg. Annual UW Total Rent PSF excludes temporary tenants and vacant space.

A-3-7

Retail – Regional Mall	Loan #1	Cut-off Date Balance:	$67,000,000
3663 South Las Vegas Boulevard	Miracle Mile Shops	Cut-off Date LTV:	38.6%
Las Vegas, NV 89109		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	14.0%

The following table presents certain information relating to the lease rollover schedule at the Miracle Mile Shops Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(3) / 2023(4)	38	71,686	$49.07	14.2%	14.2%	$3,517,464	6.1%	6.1%
2024(4)	23	59,152	$174.84	11.7%	26.0%	$10,342,383	17.8%	23.9%
2025	19	56,337	$183.53	11.2%	37.2%	$10,339,300	17.8%	41.7%
2026	10	45,475	$143.63	9.0%	46.2%	$6,531,542	11.2%	52.9%
2027	8	34,088	$126.59	6.8%	53.0%	$4,315,348	7.4%	60.3%
2028	8	65,300	$80.92	13.0%	65.9%	$5,284,047	9.1%	69.4%
2029	7	22,194	$195.81	4.4%	70.4%	$4,345,802	7.5%	76.9%
2030	5	12,473	$184.46	2.5%	72.8%	$2,300,812	4.0%	80.9%
2031	0	0	$0.00	0.0%	72.8%	$0	0.0%	80.9%
2032	6	20,617	$159.19	4.1%	76.9%	$3,281,994	5.7%	86.5%
2033	2	21,052	$156.62	4.2%	81.1%	$3,297,191	5.7%	92.2%
2034 & Beyond(5)	3	20,957	$215.71	4.2%	85.3%	$4,520,598	7.8%	100.0%
Vacant	19	74,153	$0.00	14.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	148	503,484	$151.35(6)	100.0%		$58,076,481	100.0%

(1)	Information is based on the April 1, 2023 underwritten rent roll inclusive of rent steps through June 2024, signed but not occupied tenants, expense recoveries, overage rent and percent in lieu rent as of trailing twelve months ended March 2023 sales for certain tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Reflects leases with tenants that have passed the natural lease expiration date where tenant remains in occupancy on a month-to-month basis under the term of the existing lease.
(4)	Includes temporary tenants which sign license agreements typically for less than one year and have no rent associated to them.
(5)	2034 and Beyond UW Total Rent includes approximately $3.2 million of CAM recoveries associated with the parking garage.
(6)	Wtd. Avg. UW Total Rent PSF Rolling excludes temporary tenants and vacant space.

The Market. The Miracle Mile Shops Property is located in the central part of the Las Vegas Strip. Miracle Mile’s location and interconnected structure results in high foot traffic and has led the Miracle Mile Shops Property to rank #2 in the most visits PSF for super-regional malls in Nevada according to a third-party market report as of December 2022. The Miracle Mile Shops Property benefits from its convenient location near large casino resort hotels situated along the Las Vegas Strip Resort corridor, with a number of casinos located west of Interstate 15 on Flamingo Road including The Palms and Rio.

The Las Vegas visitor market set an all-time record in 2016, with 42.9 million visitors, with visitor volume exceeding 42.0 million through 2019, prior to the economic shutdown in 2020 due to COVID-19. Recently released statistics for 2022 report total visitor volume of 38.8 million, up from 32.2 million in 2021. Convention traffic set an all-time record in 2019 with 6.65 million attendees. Convention traffic has seen a return to Las Vegas with total attendance of 5.0 million in 2022 (up from 2.2 million in 2021). In addition to gaming and entertainment, Las Vegas draws visitors for major league sporting events, with the Golden Knights National Hockey League (NHL) team playing home games at T-Mobile Arena. Also, Las Vegas will host the 2024 Super Bowl and is being added to the FIA Formula One World Championship, with the Las Vegas Grand Prix scheduled for November 2023.

The Miracle Mile Shops Property is located in the Las Vegas retail market and the Southeast submarket. According to the appraisal, as of year end 2022, the Las Vegas retail market contained 30,367,000 SF of inventory, had an overall vacancy rate of 13.4%, and an average asking rent of $22.84 PSF. As of year end 2022, the Southeast submarket contained approximately 5,073,000 SF of retail supply, had an overall vacancy rate of 12.8%, and an average asking rent of $19.67 PSF.

Major employers in the area include MGM Resorts International, Caesars Entertainment Corp., Station Casinos Inc., Wynn Las Vegas LLC, Boyd Gaming Corp., Las Vegas Sands Corp, Bellagio LLC, The Valley Health System, Aria Resort & Casino and Mandalay Bay Resort & Casino. The 2022 population within a 5-, 7- and 10-mile radius of the Miracle Mile Shops Property was 385,558, 892,565 and 1,687,589, respectively. The 2022 average household income within the same radii was $62,255, $68,192 and $80,497, respectively.

A-3-8

Retail – Regional Mall	Loan #1	Cut-off Date Balance:	$67,000,000
3663 South Las Vegas Boulevard	Miracle Mile Shops	Cut-off Date LTV:	38.6%
Las Vegas, NV 89109		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	14.0%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Miracle Mile Shops Property:

Market Rent Summary
Tenant Type	Market Rent (PSF)	Lease Term (Yrs)	Reimb. Method
Harmon Restaurant	$60.00	10	Tax & Insurance
Restaurant – LV Blvd	$160.00	10	Tax & Insurance
Specialty Restaurant MM	$65.00	10	Tax & Insurance
Over 10,000 SF	$60.00	10	Tax & Insurance
6,001 - 10,000 SF	$65.00	10	Net
4,001 - 6,000 SF	$85.00	10	Net
2,001 - 4,000 SF	$90.00	10	Net
1,001 - 2,000 SF	$140.00	10	Net
Less than 1,000 SF	$280.00	10	Net

The following table presents information regarding certain competitive properties to the Miracle Mile Shops Property:

Competitive Retail Summary
	Miracle Mile Shops	Harmon Corner	The Shops at Crystals	The Showcase	Forum Shops at Caesars	Grand Canal Shoppes	Fashion Show Mall
Year Built/ Renovated	2000 / 2007-2008; 2022-2023	2012 / NAP	2009 / NAP	1996-2021 / 2003, 2018, 2021	1992 / 1997, 2004	1999 / 2007	1981 / 1983, 2003
Total GLA (SF)	503,484(1)	88,500	270,000	500,000	671,000	809,000	1,883,000
Distance to Property	N/A	Adjacent South	Adjacent Southwest	0.5 miles South	0.7 miles North	1.0 miles North	1.3 miles North
Occupancy %	85.3%(1)	95.0%	94.0%	98.0%	98.5%	85.0%	96.0%
Rent PSF	$151.35(1)	$150.00 - $200.00	$125.00 - $175.00	$75.00 - $125.00	$150.00 - $200.00	$90.00 - $120.00	$80.00 - $100.00
Inline Sales PSF(2)	$904	$1,000 - $1,200	$1,200 - $1,400	$500 - $1,000	$1,400 - $1,700	$1,000 - $1,200	$900 - $1,000
Tenants/ Tenant Profile	V Theater Saxe Theater PH Race and Sports Book Victoria’s Secret H&M	Specialty center including upper- and lower-level restaurants	Multi-level upscale specialty retail center fronting Strip at CityCenter	Coca-Cola, Ross, Hard Rock Café, M&Ms, Burlington, Marshalls, Target	Upscale/themed center at Caesars with 1, 2 and 3 levels fronting Strip	Upscale/themed center 1-2 levels at Venetian Vacant anchor (Barney’s NY)	Nordstrom, Dillard’s, Neiman Marcus, Forever 21, Macy’s, Saks Fifth Avenue, Dick’s Sporting Goods

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated April 1, 2023. Occupancy includes temporary tenants that represent 9.1% of total SF that have no rent associated and signed but not occupied tenants that represent 6.0% of total SF (and 8.1% of underwritten base rent). Rent PSF excludes temporary tenants and vacant space.
(2)	The Miracle Mile Shops Property sales information is based on borrower sponsor’s provided information for TTM March 2023 and only includes tenants reporting sales.

A-3-9

Retail – Regional Mall	Loan #1	Cut-off Date Balance:	$67,000,000
3663 South Las Vegas Boulevard	Miracle Mile Shops	Cut-off Date LTV:	38.6%
Las Vegas, NV 89109		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	14.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Miracle Mile Shops Property:

Cash Flow Analysis
	2019	2020(1)	2021	2022	TTM 3/31/2023	UW	UW PSF
Base Rent(2)	$46,385,622	$37,050,668	$38,648,364	$39,654,327	$42,206,697	$45,076,636	$89.53
Rent Steps(3)	$0	$0	$0	$0	$0	$47,604	$0.09
Income from Vacant Units	$0	$0	$0	$0	$0	$13,561,853	$26.94
Overage Rent(4)	$222,408	$40,636	$1,005,892	$799,748	$819,482	$487,621	$0.97
Expense Reimbursement	$19,819,696	$13,994,452	$14,953,551	$17,088,827	$18,028,854	$17,829,884	$35.41
Net Rental Income	$66,427,726	$51,085,756	$54,607,806	$57,542,902	$61,055,032	$77,003,599	$152.94
Temp / Specialty Leasing Income	$6,199,669	$3,839,548	$3,806,968	$5,163,138	$5,403,781	$6,092,100	$12.10
Other Income(5)	$5,301,363	$5,965,683	$7,039,779	$11,133,966	$8,231,665	$12,711,509	$25.25
(Commercial Credit Loss)	($80,829)	($5,826,823)	($696,493)	$3,427,229	($256,945)	$0	$0.00
(Vacancy & Credit Loss)	$0	$0	$0	$0	$0	($13,561,853)	($26.94)
Effective Gross Income	$77,847,929	$55,064,164	$64,758,060	$77,267,235	$74,433,533	$82,245,355	$163.35

Real Estate Taxes	$3,037,001	$3,212,444	$3,417,654	$3,545,259	$3,556,958	$3,544,775	$7.04
Insurance	$325,551	$431,518	$468,106	$511,082	$529,888	$700,209	$1.39
Ground Rent(6)	$153,224	$155,678	$159,125	$165,490	$167,123	$172,110	$0.34
Other Operating Expenses(7)	$18,324,527	$14,500,665	$16,682,092	$17,648,155	$17,664,992	$18,168,855	$36.09
Total Operating Expenses	$21,840,304	$18,300,305	$20,726,977	$21,869,987	$21,918,960	$22,585,949	$44.86

Net Operating Income(8)	$56,007,625	$36,763,859	$44,031,083	$55,397,248	$52,514,573	$59,659,406	$118.49
Replacement Reserves	$0	$0	$0	$0	$0	$100,697	$0.20
TI/LC	$0	$0	$0	$0	$0	$644,411	$1.28
Net Cash Flow	$56,007,625	$36,763,859	$44,031,083	$55,397,248	$52,514,573	$58,914,298	$117.01

Occupancy %(9)	93.0%	88.9%	84.0%	84.6%	85.3%	85.8%
NOI DSCR(10)	1.86x	1.22x	1.46x	1.84x	1.74x	1.98x
NCF DSCR(10)	1.86x	1.22x	1.46x	1.84x	1.74x	1.96x
NOI Debt Yield(10)	13.2%	8.7%	10.4%	13.0%	12.4%	14.0%
NCF Debt Yield(10)	13.2%	8.7%	10.4%	13.0%	12.4%	13.9%

(1)	The Miracle Mile Shops Property experienced a drop in Net Operating Income and Net Cash Flow due to the COVID-19 pandemic.
(2)	UW Base Rent is based on the underwritten rent roll dated April 1, 2023, with adjustments made for signed not occupied and tenants that have given notice to vacate.
(3)	Contractual Rent Steps were taken through June 2024.
(4)	UW Overage Rent is based on the terms of applicable leases using TTM March 2023 sales and contractual breakpoints, inclusive of breakpoint steps through June 2024.
(5)	UW Other Income includes borrower sponsor projected annualized income from the LED exterior and interior signage being installed with the current renovation which is expected to be complete by summer 2023 (approximately $3.9 million). We cannot assure you that the signage will be completed and operational as expected or at all, or that such projections will be realized. Additionally, UW Other Income includes contractual parking garage revenue plus the 2023 borrower sponsor’s budgeted transient parking income (approximately $8.4 million).
(6)	Ground Rent expense represents rent for a 2,400 SF portion of unit E013 that the borrowers lease from Planet Hollywood Resort and Casino through July 2025 (subject to two, 20-year extensions) pursuant to a reciprocal easement agreement. Borrowers’ rights under such reciprocal easement agreement are pledged as additional collateral for the Miracle Mile Shops Whole Loan.
(7)	Other Operating Expenses is inclusive of a management fee equal to 4.0% of Effective Gross Income.
(8)	The increase in UW Net Operating Income is driven by a combination of newly executed leases, increases to contractual parking revenue, and approximately $3.9 million of projected annual signage revenue that is expected as a result of the ongoing renovations. According to the borrower sponsor, between June 2021 and April 2023, the borrowers executed 8 new leases and 15 renewals, which together account for approximately 86,340 SF. The borrowers are currently in the process of installing the exterior signage and expects to be operational in the summer/fall of 2023. We cannot assure you that the renovations will be completed as expected or at all, or that such projections will be realized.
(9)	Occupancy includes temporary tenants. TTM 3/31/2023 occupancy is based on the underwritten rent roll dated April 1, 2023, and includes signed not occupied tenants.
(10)	Debt service coverage ratios and debt yields are based on the Miracle Mile Shops Whole Loan.

Escrows and Reserves.

Real Estate Taxes – During a Cash Management Period (as defined below), the borrowers are required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes.

Insurance – During a Cash Management Period, except if the Miracle Mile Shops Property is insured under an acceptable blanket policy, the borrowers are required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve.

Replacement Reserve – During a Cash Management Period, the borrowers are required to deposit monthly an amount equal to approximately $8,391 to a reserve for replacements to the Miracle Mile Shops Property, subject to a cap of approximately $201,394.

TI/LC Reserve – During a Cash Management Period, the borrowers are required to deposit monthly an amount equal to $41,957 for future tenant improvements and leasing commissions, subject to a cap of $1,006,968.

TI Reserve – The Miracle Mile Shops Whole Loan documents provide for an upfront reserve of $10,024,691 for outstanding tenant improvement and leasing obligations.

A-3-10

Retail – Regional Mall	Loan #1	Cut-off Date Balance:	$67,000,000
3663 South Las Vegas Boulevard	Miracle Mile Shops	Cut-off Date LTV:	38.6%
Las Vegas, NV 89109		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	14.0%

Gap Rent Reserve – The Miracle Mile Shops Whole Loan documents provide for an upfront reserve of $8,677,666 for outstanding gap rent obligations, including $5,525,535 which represents H&M’s (the fifth largest tenant), contractual rent through its original lease expiration, given H&M’s exercise of a co-tenancy clause in its lease in April 2023.

Planet Hollywood Overlease Rent Funds Reserve – During a Cash Management Period, the borrowers are required to deposit monthly an amount equal to 1/12 of the annual rent owed in connection with the borrowers’ lease of 2,400 SF from Planet Hollywood Resort and Casino.

Lockbox and Cash Management. The Miracle Mile Shops Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Miracle Mile Shops Property are required to be deposited directly to the lockbox account and, so long as a Cash Management Period is not continuing, funds in the lockbox account will be transferred to the borrowers’ operating account. During a Cash Management Period, the borrowers will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the Miracle Mile Shops Whole Loan documents. During a Cash Sweep Period (as defined below), all excess cash is required to be held by the lender as additional security for the Miracle Mile Shops Whole Loan; provided that excess cash will be disbursed at the direction of the borrowers in the event of shortfalls in certain monthly expense items.

A “Cash Management Period” will occur during the existence of any of: (i) an event of default, or (ii) when the debt yield falls below 10.5% at the end of any two consecutive calendar quarters (the “Cash Management Debt Yield Target”), provided the borrowers are permitted to make any prepayment or provide any credit support to achieve the Cash Management Debt Yield Target.

A “Cash Sweep Period” will occur during the existence of any of: (a) an event of default or (b) when the debt yield falls below 9.5% at the end of any two consecutive calendar quarters (the “Cash Sweep Debt Yield Target”), provided the borrowers are permitted to make any prepayment or provide any credit support to achieve the Cash Sweep Debt Yield Target.

Additional Secured Indebtedness (not including trade debts). In addition to the Miracle Mile Shops Mortgage Loan, the Miracle Mile Shops Property also secures the Miracle Mile Shops Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $358,000,000. The Miracle Mile Shops Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Miracle Mile Shops Mortgage Loan. The Miracle Mile Shops Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Miracle Mile Shops Non-Serviced Pari Passu Companion Loans. The holders of the Miracle Mile Shops Mortgage Loan and the Miracle Mile Shops Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Miracle Mile Shops Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance.  The borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that the borrowers are permitted to maintain terrorism coverage with a licensed captive insurance company that is affiliated with the borrower sponsor if certain conditions set forth in the related Miracle Mile Shops Whole Loan documents are satisfied, and if the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not in effect, the borrowers will only be required to pay for terrorism insurance through such captive insurance company a maximum of two times the annual insurance premiums payable for the Miracle Mile Shops Property at the time with respect to the property and business income or rental income insurance interruption policies (excluding the terrorism and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-11

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$65,000,000
175, 459, 303-675, 686 & 901	Brandon Mall	Cut-off Date LTV:	54.7%
Brandon Town Center Drive		UW NCF DSCR:	2.33x
Brandon, FL 33511		UW NOI Debt Yield:	19.2%

A-3-12

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$65,000,000
175, 459, 303-675, 686 & 901	Brandon Mall	Cut-off Date LTV:	54.7%
Brandon Town Center Drive		UW NCF DSCR:	2.33x
Brandon, FL 33511		UW NOI Debt Yield:	19.2%

Dillard's
VACANT
DICK'S
LOFT
BAM!
EXPRESS
carter's
macy's
VACANT
N
Anchor
Major / In-line
Specialty
Vacant
Not Part of Collateral

A-3-13

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$65,000,000
175, 459, 303-675, 686 & 901	Brandon Mall	Cut-off Date LTV:	54.7%
Brandon Town Center Drive		UW NCF DSCR:	2.33x
Brandon, FL 33511		UW NOI Debt Yield:	19.2%

Temple Terrace
Thonotosassa
Tampa Executive Airport
E. Sligh Ave
Harney Rd
E. Hillsborough Ave
Mango Rd
TECO Arena
MIDFLORIDA Credit Union Amphitheatre
Florida State Fairgrounds
Mango
Seffner
Mcintosh Rd
Parsons Ave
Kingsway Rd
MLK Blvd
Falkenburg Rd
Parsons Village Square
Wheeler Rd
HILLSBOROUGH COUNTY
Orient Rd
Broadway Ave
Hillsborough Comm. Coll. - Brandon
TAMPA
Windhurst Rd
Lakewood Dr
Diamond Hill Golf & CC
Kingsway Crossing
Tampa Intl. Airport 17 miles
Selmon Expwy
Adamo Rd
Regency Square
Brandon
Valrico
Valrico Rd
Dover Rd
Brandon Crossings
Brandon Blvd
Clayton Plaza
Valrico Commons
HCA Florida Brandon Hospital
Lithia Square
Lumsden Rd
Lake Brandon Plaza
Lake Brandon Village
Brandon Mall
175, 459, 303-675, 686 & 901
Brandon Town Center Drive
Brandon, FL 33511
Lithia Pinecrest Rd
Pavilion Crossing
King Ave
Bell Shoals Rd
Buckhorn Springs Golf & Country Club
Madison Ave
Progress Village
Bloomingdale Ave
Winthrop Town Center
Providence Rd
Riverview Centre
Bloomingdale
Riverview
Riverview Dr
Alafia River
Gibsonton Dr
Gibsonton
75
4
92
301
574
60
618
573
676
41
Ocala
Daytona Beach
Atlantic Ocean
Deltona
Winter Park
ORLANDO
Spring Hill
Palm Harbor
TAMPA
Lakeland
Winter Haven
Clearwater
ST. PETERSBURG
Brandon
Melbourne
Palm Bay
Bradenton
Sarasota
Port St. Lucie
Gulf of Mexico
Cape Coral
Ft. Myers

A-3-14

Mortgage Loan No. 2 – Brandon Mall

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$65,000,000			Location:	Brandon, FL 33511
Cut-off Date Balance(1):	$65,000,000			General Property Type:	Retail
% of Initial Pool Balance:	9.6%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsors:	NADG (US) LLLP and North American			Year Built/Renovated:	1995/2022
	Property Group			Size(4):	659,882 SF
Guarantors:	NADG (US) LLLP and North American			Cut-off Date Balance Per SF(1):	$183
	Property Group			Maturity Date Balance Per SF(1):	$183
Mortgage Rate:	7.6200%			Property Manager:	Centrecorp Management Services,
Note Date:	5/24/2023				LLLP
First Payment Date:	7/11/2023				(borrower-related)
Maturity Date:	6/11/2028
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months
Seasoning:	1 month
Prepayment Provisions:	L(25),D(28),O(7)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$23,219,535
Additional Debt Type(1)(2):	Pari Passu			UW NOI Debt Yield(1):	19.2%
Additional Debt Balance(1)(2):	$56,000,000			UW NOI Debt Yield at Maturity(1):	19.2%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR(1):	2.33x
				Most Recent NOI:	$23,943,452 (3/31/2023 TTM)
Reserves(3)				2nd Most Recent NOI:	$23,610,616 (12/31/2022)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$21,968,288 (12/31/2021)
RE Tax:	$2,223,137	$317,591	NAP	Most Recent Occupancy(5):	70.4% (4/6/2023)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy(6):	72.3% (12/31/2022)
Replacement Reserve:	$4,000,000	$10,998	NAP	3rd Most Recent Occupancy(6):	92.1% (12/31/2021)
TI/LC:	$4,000,000	$109,980	NAP	Appraised Value (as of):	$221,220,000 (3/16/2023)
Gap Rent Reserve:	$136,312	$0	NAP	Appraised Value Per SF:	$335
Rent Concession Reserve:	$89,507	$0	NAP	Cut-off Date LTV Ratio(1):	54.7%
Existing TI/LC Reserve:	$947,920	$0	NAP	Maturity Date LTV Ratio(1):	54.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$121,000,000	51.6%	Purchase Price:	$220,000,000	93.9%
Sponsor Equity:	$113,322,437	48.4%	Reserves:	$11,396,876	4.9%
			Closing Costs:	$2,925,561	1.2%
Total Sources:	$234,322,437	100.0%	Total Uses:	$234,322,437	100.0%

(1)	The Brandon Mall Mortgage Loan (as defined below) is part of the Brandon Mall Whole Loan (as defined below), which is comprised of two pari passu senior promissory notes with an aggregate original principal balance of $121,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the Brandon Mall Whole Loan.
(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” sections below for further discussion of additional mortgage debt.
(3)	See “—Escrows and Reserves ” section below for further discussion of reserve requirements.
(4)	The Brandon Mall Property (as defined below) is part of a larger mall containing 1,155,045 SF.
(5)	As of April 6, 2023, the Brandon Mall Property was 70.4% leased and occupancy excluding the Sears Space (as defined below) was 86.8%.
(6)	The decrease in occupancy between 12/31/2021 and 12/31/2022 was due to Sears vacating the Brandon Mall Property in 2021.

The Mortgage Loan. The second largest mortgage loan (the “Brandon Mall Mortgage Loan”) is part of a whole loan (the “Brandon Mall Whole Loan”) secured by the fee interest in a 659,882 square foot super regional mall located in Brandon, Florida (the “Brandon Mall Property”). The Brandon Mall Whole Loan has an original aggregate principal balance of $121,000,000 and is comprised of two pari passu notes. The Brandon Mall Mortgage Loan, with an original principal balance of $65,000,000 is evidenced by the controlling Note A-1. The non-controlling Note A-2 (the “Brandon Mall Serviced Pari Passu Companion Loan”), with an original principal balance of $56,000,000, is expected to be contributed to a future securitization trust. The Brandon Mall Whole Loan will be serviced under the pooling and servicing agreement for the BANK5 2023-5YR2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-15

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$65,000,000
175, 459, 303-675, 686 & 901	Brandon Mall	Cut-off Date LTV:	54.7%
Brandon Town Center Drive		UW NCF DSCR:	2.33x
Brandon, FL 33511		UW NOI Debt Yield:	19.2%
Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$65,000,000	$65,000,000	BANK5 2023-5YR2	Yes
A-2	$56,000,000	$56,000,000	WFB	No
Total	$121,000,000	$121,000,000

The Borrower and the Borrower Sponsors. The borrower is Brandon (Tampa) LP, a Delaware limited partnership with one independent director. The borrower is a joint venture between NADG Brandon LP (50.9%) and 14835514 Canada, Inc. (49.0%). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Brandon Mall Whole Loan. The borrower sponsors and non-recourse carveout guarantors of the Brandon Mall Whole Loan are NADG (US) LLLP and North American Property Group (“NAPG”). NAPG does not have any direct ownership in the borrower.

NADG (US) LLLP and NAPG are affiliates of North American Development Group (“NADG”). NADG was founded in 1977 and currently has $5.7 billion in assets under management including over 25 million SF of retail and mixed use space and 10,000 residential units. NADG has 14 offices across North America with over 300 professionals. NADG’s retail platform includes 65 properties ranging from outparcel pads to over 1.8 million SF mixed-used developments. NADG is a large private owner of retail properties in North America and partners with well-known tenant brands.

14835514 Canada, Inc. is an affiliate of Canadian Post Corporation Pension Plan, which is one of the largest single-employer sponsor pension plans in Canada and reported total assets of $29.6 billion (CAD) as of December 31, 2022.

The Property. The Brandon Mall Property is a one-story, Class A super regional mall totaling 659,882 owned square feet, located in Brandon, Florida. The Brandon Mall Property is part of a larger mall containing 1,155,045 SF, of which the remaining 495,163 square feet are not included in the collateral. The property is a traditional enclosed mall with multiple wings and entrances, containing a food court and department store anchors. Built in 1995 and most recently renovated in 2022, the property is situated on a 122.8-acre parcel and contains 2,897 parking spaces (4.4/1,000 SF). The collateral anchor tenant is Dick’s Sporting Goods and non-collateral anchors include JCPenney, Macy’s and Dillard’s. Additional notable tenants include Apple, Books-A-Million, Sephora, Abercrombie & Fitch, Forever 21, Victoria’s Secret, and The Cheesecake Factory. The collateral also includes a 124,552 SF vacant former Sears box (the “Sears Space”), which vacated the property in 2021, and a 6.8 acre parcel of undeveloped excess land. Between 2018 and 2022, the property averaged 87.2% occupancy (including the Sears Space) and 88.9% occupancy (excluding the Sears Space). As of April 6, 2023, the Brandon Mall Property was 70.4% leased to 156 tenants and occupancy excluding the Sears Space was 86.8%. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Property Types – Retail Properties” in the prospectus.

February 2023 TTM in-line sales PSF are $829 PSF, representing a 3.1% and 0.3% increase since 2021 and 2022, respectively. Excluding Apple, February 2023 TTM in-line sales PSF are $670 PSF, representing a 1.1% and 0.3% increase since 2021 and 2022, respectively. As of the February 2023 TTM, the in-line occupancy cost ratio is 11.1% including Apple and 13.8% excluding Apple. The table below provides an overview of the sales by tenancy type (partial year sales were excluded from the analysis).

Sales by Tenancy Type(1)
Tenancy Type	2020 Sales	2020 PSF	2021 Sales	2021 PSF	2022 Sales	2022 PSF	TTM Sales(2)	TTM PSF(2)
Major (> 10,000 SF)	34,572,426	$314	49,595,226	$450	48,366,814	$439	48,129,579	$437
Inline (< 10,000 SF)	138,474,795	$490	227,001,685	$804	233,368,159	$826	234,051,719	$829
Inline (< 10,000 SF) excluding Apple	115,718,127	$417	184,016,509	$663	185,597,381	$668	186,061,718	$670
Total Sales	$288,765,348	$441	$460,613,420	$705	$467,332,354	$718	$468,243,016	$719

(1)	Based on the underwritten rent roll dated April 6, 2023.
(2)	TTM is as of February 28, 2023.

Major Tenants.

Dick’s Sporting Goods (“Dick’s”) (Fitch/Moody’s/S&P: NR/Baa3/BBB; 45,000 SF; 6.8% of NRA; 5.2% of underwritten base rent; January 31, 2028 lease expiration). Founded in 1948, Dick’s (NYSE: DKS) is a retailer serving athletes and outdoor enthusiasts. Today, the company operates over 850 Dick’s Sporting Goods, Golf Galaxy, Public Lands, Moosejaw, Going Going Gone! and Warehouse Sale stores. Dick’s has been a tenant at the property since 2007 and has no termination or extension options.

Victoria’s Secret (Fitch/Moody’s/S&P: NR/Ba3/BB-; 11,129 SF; 1.7% of NRA; 3.5% of underwritten base rent; January 31, 2028 lease expiration). Victoria’s Secret (NYSE: VSCO) is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, fragrances and body care. Today Victoria’s Secret has more than 30,000 associates across approximately 1,360 retail stores in approximately 70 countries. Victoria’s Secret has been a tenant at the property since 2017 and does not have any extension or termination options.

The Cheesecake Factory (10,203 SF; 1.5% of NRA; 3.5% of underwritten base rent; January 31, 2028 lease expiration). In 1972, Evelyn and Oscar Overton opened the first Cheesecake Factory in Los Angeles, California. Today, the company has over 225 locations worldwide with more than 40,000 employees. The Cheesecake Factory has been a tenant at the property since 2006 and has 2, 5-year extension options and no termination options.

A-3-16

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$65,000,000
175, 459, 303-675, 686 & 901	Brandon Mall	Cut-off Date LTV:	54.7%
Brandon Town Center Drive		UW NCF DSCR:	2.33x
Brandon, FL 33511		UW NOI Debt Yield:	19.2%

The following table presents a summary regarding the major tenants at the Brandon Mall Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)(3)	% of Total Annual UW Rent	Annual UW Rent PSF(2)(3)			Renewal Options
							Termination Option (Y/N)	Lease Expiration
Anchor Tenants
Dick’s	NR/Baa3/BBB	45,000	6.8%	$925,036	5.2%	$20.56	N	1/31/2028	None
Total/Wtd. Avg.		45,000	6.8%	$925,036	5.2%	$20.56

Major Tenants
The Cheesecake Factory	NR/NR/NR	10,203	1.5%	$628,993	3.5%	$61.65	N	1/31/2028	2 x 5Yr
Victoria's Secret	NR/Ba3/BB-	11,129	1.7%	$626,674	3.5%	$56.31	N	1/31/2028	None
Books-A-Million	NR/NR/NR	17,383	2.6%	$385,398	2.2%	$22.17	N	1/31/2028	1 x 5Yr
Champs Sports	NR/NR/NR	6,792	1.0%	$373,385	2.1%	$54.97	N	4/30/2025	None
Forever 21	NR/NR/NR	11,179	1.7%	$373,168(4)	2.1%	$33.38(4)	Y(5)	MTM	None
American Eagle Outfitters	NR/NR/NR	6,128	0.9%	$369,838	2.1%	$60.35	N	MTM	None
Aeropostale	NR/NR/NR	3,081	0.5%	$358,800	2.0%	$116.46	N	1/31/2025	None
Foot Locker	NR/Ba1/BB+	5,517	0.8%	$346,150	2.0%	$62.74	N	6/30/2024	None
Zales Jewelers	NR/NR/NR	1,620	0.2%	$341,592	1.9%	$210.86	N	6/30/2028	None
Total/Wtd. Avg.		73,032	11.1%	$3,803,998	21.4%	$52.09

Non-Major Tenants		346,606	52.5%	$13,008,497	73.3%	$37.53

Occupied Collateral Total		464,638	70.4%	$17,737,531	100.0%	$38.17
Vacant Space		195,244	29.6%
Total/Wtd. Avg.		659,882	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual UW Rent and Annual UW Rent PSF includes Percentage In-Lieu rents totaling $1,035,097.
(3)	Annual UW Rent and Annual UW Rent PSF includes $633,474 of rent steps through June 2024.
(4)	Forever 21’s Annual UW Rent and Annual UW Rent PSF represents Percentage In-Lieu based on the tenant’s 2022 sales.
(5)	Forever 21 has the right to terminate its lease if annual sales drop below $2,215,720 within 60 days of January 31st of each year. The tenant reported TTM 2/28/2023 sales of $3,109,737.

The following table presents a summary of sales and occupancy costs for certain tenants at the Brandon Mall Property.

Sales and Occupancy Cost Summary(1)
	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	TTM 2/28/2023 Sales (PSF)	TTM Occupancy Cost
Dick’s	$246	$350	$318	$318	6.8%
The Cheesecake Factory	$890	$1,281	$1,348	$1,356	6.8%
Victoria's Secret	$677	$899	$869	$857	11.4%
Books-A-Million	$132	$211	$210	$209	10.6%
Champs Sports	$529	$733	$600	$573	17.0%
Forever 21	$231	$341	$289	$278	12.0%
American Eagle Outfitters	$519	$754	$673	$672	15.0%
Aeropostale	NAV	$771	$644	$641	18.2%
Foot Locker	$930	$1,140	$1,089	$1,072	10.1%

(1)	Information obtained from the borrower.

A-3-17

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$65,000,000
175, 459, 303-675, 686 & 901	Brandon Mall	Cut-off Date LTV:	54.7%
Brandon Town Center Drive		UW NCF DSCR:	2.33x
Brandon, FL 33511		UW NOI Debt Yield:	19.2%

The following table presents certain information relating to the lease rollover at the Brandon Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	6	31,676	$46.99	4.8%	4.8%	$1,488,466	8.4%	8.4%
2023	25	43,654	$15.87	6.6%	11.4%	$692,689	3.9%	12.3%
2024	40	94,780	$33.59	14.4%	25.8%	$3,183,895	18.0%	30.2%
2025	30	66,949	$45.40	10.1%	35.9%	$3,039,267	17.1%	47.4%
2026	18	30,648	$48.84	4.6%	40.6%	$1,496,886	8.4%	55.8%
2027	14	33,158	$51.55	5.0%	45.6%	$1,709,275	9.6%	65.5%
2028	19	121,532	$38.36	18.4%	64.0%	$4,662,317	26.3%	91.7%
2029	3	5,916	$36.19	0.9%	64.9%	$214,123	1.2%	92.9%
2030	3	3,360	$63.28	0.5%	65.4%	$212,621	1.2%	94.1%
2031	3	13,892	$23.34	2.1%	67.5%	$324,196	1.8%	96.0%
2032	3	11,636	$26.86	1.8%	69.3%	$312,502	1.8%	97.7%
2033	3	7,437	$53.96	1.1%	70.4%	$401,292	2.3%	100.0%
2034 & Beyond	0	0	$0.00	0.0%	70.4%	$0	0.0%	100.0%
Vacant	0	195,244	$0.00	29.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	167	659,882	$38.17	100.0%		$17,737,531	100.0%

(1)	Information is based on the underwritten rent roll as of April 6, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Brandon Mall Property is located in Brandon, Florida, approximately 10.0 miles east of the Tampa central business district. According to a third party market research report, the property is located at the highly trafficked intersection of Interstate-75 and Brandon Boulevard, which had a daily traffic count of approximately 84,990 vehicles. The property is located in an area that benefits from a convergence of highway infrastructure that includes Interstate 75, State Road 60 and the Selmon Expressway. The area is suburban in nature and has experienced significant population and economic growth over the past 20 years as the Tampa MSA continues to expand. Between 2010 and 2022, the population within a 2-, 5- and 10- mile radius grew 23.3%, 23.2%, and 26.4%, respectively.

Within a one-, three- and five-mile radius of the Brandon Mall Property, the 2022 average household income was approximately $69,414, $78,069, and $81,816, respectively; and within the same radii, the 2022 estimated population was 12,872, 101,084, and 218,619, respectively.

According to a third party market research report, the property is situated within the East Tampa submarket of the larger Tampa/St. Petersburg retail market. As of May 2023, the submarket reported total inventory of approximately 14.9 million square feet with a 3.1% vacancy rate and average rents of $25.04 per square foot.

A-3-18

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$65,000,000
175, 459, 303-675, 686 & 901	Brandon Mall	Cut-off Date LTV:	54.7%
Brandon Town Center Drive		UW NCF DSCR:	2.33x
Brandon, FL 33511		UW NOI Debt Yield:	19.2%

The following table presents certain information relating to comparable retail centers for the Brandon Mall Property:

Competitive Set
Property Name	Year Built/Renovated	Total NRA	Total Occupancy(1)	Anchor / Major Tenants	Distance to Brandon Mall Property
Brandon Mall	1995/2022	659,882(2)(3)	70.4%(2)(3)(4)	Macy’s, Dillard’s, JCPenney, Dick’s
International Plaza and Bay Street	2001/NAP	855,281	97.8%	Nordstrom, Dillard’s, Neiman Marcus	15.3 miles
Westshore Plaza	1967/2001	1,093,846	88.0%	Dick’s, Macy’s, JCPenney, AMC 14	14.8 miles
Citrus Park Town Center	1999/NAP	619,158	91.0%	JCPenney, Macy’s, Dillard’s, Regal Cinemas, Dick’s	25.2 miles
Westfield Countryside Mall	1975/NAP	724,220	88.0%	JCPenney, Macy’s, Dillard’s, CMX Cinemas, Whole Foods	31.2 miles
Tyrone Square Mall	1972/1998	711,556	90.0%	JCPenney, Macy’s, Dillard’s, Dick’s, DSW, PetSmart	34.0 miles
The Mall at University Town Center	2014/NAP	886,000(1)	98.8%	Dillard’s, Macy’s, Saks Fifth Avenue	44.6 miles
Wtd. Avg.			92.3%(5)

Source: Appraisal, unless otherwise specified.

(1)	Based on a third party market research report, unless otherwise specified.
(2)	Based on the underwritten rent roll as of April 4, 2023.
(3)	Total NRA and Total Occupancy excludes non-collateral anchor tenants (Macy’s, Dillard’s, and JCPenney).
(4)	Excluding the Sears Space the property was 86.8% occupied. Total Occupancy including the non-collateral anchors and excluding the Sears Space was 93.1%.
(5)	Excludes the Brandon Mall Property.

The following table presents information relating to the appraisal’s market rent conclusion for the Brandon Mall Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs)	New Tenant Allowance PSF	Rent Increase Projection
Shops/Inline 0-999 SF	$60.00	3	$15.00	2.0%
Shops/Inline 1-3,000 SF	$38.00	5	$20.00	2.0%
Shops/Inline 3-8,000 SF	$30.00	5	$15.00	2.0%
Shops/Inline > 8,000 SF	$25.00	5	$10.00	2.0%
Jewelry	$120.00	10	$25.00	2.0%
Restaurant	$50.00	10	$50.00	Varies
Food Court	$140.00	5	$25.00	2.0%
Kiosk	$350.00	3	$0.00	2.0%
Anchor	$20.00	10	$10.00	Varies
ATM	$7,100	5	$0.00	2.0%
Large Anchor (Sears)	$12.50	10	$5.00	None

Source: Appraisal.

A-3-19

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$65,000,000
175, 459, 303-675, 686 & 901	Brandon Mall	Cut-off Date LTV:	54.7%
Brandon Town Center Drive		UW NCF DSCR:	2.33x
Brandon, FL 33511		UW NOI Debt Yield:	19.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Brandon Mall Property:

Cash Flow Analysis
	2020	2021	2022	3/31/2023 TTM		UW		UW PSF
Base Rent	$17,425,925	$16,116,863	$17,637,209	$17,512,573		$17,737,531(1)(2)		$26.88
Grossed Up Vacant Space	$0	$0	$0	$0		$3,861,046		$5.85
Gross Potential Rent	$17,425,925	$16,116,863	$17,637,209	$17,512,573		$21,598,577		$32.73
Other Income(3)	$228,518	$295,780	$439,119	$459,494		$459,494		$0.70
Percentage Rent	$213,614	$2,102,120	$2,338,675	$2,516,930		$2,203,179		$3.34
Specialty Leasing	$1,326,484	$1,726,698	$2,106,896	$2,210,192		$2,210,192		$3.35
Total Recoveries	$13,925,509	$13,834,550	$14,199,569	$14,027,378		$12,853,447		$19.48
Net Rental Income	$33,120,050	$34,076,012	$36,721,468	$36,726,567		$39,324,889		$59.59
Less Free Rent & Credit Loss	$4,508,571	$1,730,075	$1,368,804	$808,256		$0		$0.00
Less Vacancy	$0	$0	$0	$0		($3,861,046)		($5.85)
Effective Gross Income	$28,611,480	$32,345,937	$35,352,664	$35,918,311		$35,463,843		$53.74

Real Estate Taxes	$3,513,617	$3,493,756	$3,800,806	$3,965,981		$3,500,000		$5.30
Insurance	$209,159	$677,746	$618,915	$606,215		$1,293,363		$1.96
Management Fee	$1,144,459	$1,293,837	$1,414,107	$1,465,109		1,063,915		$1.61
Other Expenses	$4,523,415	$4,912,309	$5,908,220	$5,937,554		$6,387,030		$9.68
Total Expenses	$9,390,649	$10,377,649	$11,742,048	$11,974,859		$12,244,308		$18.56

Net Operating Income	$19,220,830(4)	$21,968,288(4)	$23,610,616	$23,943,452		$23,219,535		$35.19
TI/LC	$0	$0	$0	$0		$1,319,764		$2.00
Capital Expenditures	$0	$0	$0	$0		$131,976		$0.20
Net Cash Flow	$19,220,830	$21,968,288	$23,610,616	$23,943,452		$21,767,794		$32.99

Occupancy %	86.9%	92.1%	72.3%	70.4%	(5)	81.2%	(6)
NOI DSCR(7)	2.06x	2.35x	2.53x	2.56x		2.48x
NCF DSCR(7)	2.06x	2.35x	2.53x	2.56x		2.33x
NOI Debt Yield(7)	15.9%	18.2%	19.5%	19.8%		19.2%
NCF Debt Yield(7)	15.9%	18.2%	19.5%	19.8%		18.0%

(1)	UW Base Rent includes Percentage In-Lieu rents totaling $1,035,097, which were underwritten based on TTM sales as of February 28, 2023.
(2)	UW Base Rent includes $633,474 of rent steps through June 2024.
(3)	Other Income includes janitorial, media revenue, termination fees, and other miscellaneous items.
(4)	The increase in Net Operating Income from 2020 to 2021 was driven by a decrease in free rent and credit loss.
(5)	Represents occupancy as of April 6, 2023. Occupancy excluding the Sears Space was 86.8%.
(6)	Represents the underwritten economic occupancy %. The Brandon Mall Property was 70.4% occupied as of April 6, 2023.
(7)	Debt service coverage ratios and debt yields are based on the Brandon Mall Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $2,223,137 and ongoing monthly deposits of $317,591 for real estate taxes.

Insurance – The loan documents do not require ongoing monthly insurance reserves; provided (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Brandon Mall Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies. If such conditions are not satisfied, the loan documents require ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months.

Replacement Reserve – The loan documents require an upfront deposit of $4,000,000 and ongoing monthly deposits of $10,998 for replacement reserves.

TI/LC Reserve – The loan documents require an upfront deposit of $4,000,000 and ongoing monthly deposits of $109,980 for tenant improvements and leasing commissions reserves.

Gap Rent Reserve – The loan documents require an upfront deposit of $136,312 for gap rent related to Azteca D'Oro (0.8% NRA; 1.5% of underwritten base rent).

Rent Concession Reserve – The loan documents require an upfront deposit of $89,507 for outstanding rent concessions related to Popeyes (0.1% NRA; 0.5% of underwritten base rent).

A-3-20

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$65,000,000
175, 459, 303-675, 686 & 901	Brandon Mall	Cut-off Date LTV:	54.7%
Brandon Town Center Drive		UW NCF DSCR:	2.33x
Brandon, FL 33511		UW NOI Debt Yield:	19.2%

Existing TI/LC Reserve – The loan documents require an upfront deposit of $947,920 for outstanding tenant improvements and leasing commissions related to 5 tenants.

Lockbox and Cash Management. The Brandon Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all rents into a lender controlled lockbox account within one business day of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Cash Trap Event Period (as defined below) is not in effect, all funds in the lockbox account are required to be distributed to the borrower. During the continuance of a Cash Trap Event Period, all funds in the cash management account are required to be disbursed in accordance with the cash management waterfall set forth in the loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Cash Trap Event Period continues.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the loan documents;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) is below 1.50x (assuming a hypothetical 30-year amortization);
(iii)	the net cash flow debt yield (“NCF DY”) is below 12.0%;
(iv)	the occurrence of an Anchor Tenant Trigger (as defined below) with respect to two or more anchor tenants; or
(v)	tenants occupying less than or equal to 75% of the gross leasable square footage at the property (excluding the Sears Space) are open for business and operating at the property for more than 30 consecutive days (a “Gross Floor Area Trigger”).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the NCF DSCR being at least 1.55x for two consecutive calendar quarters;
●	with regard to clause (iii), the NCF DY being at least 12.5% for two consecutive calendar quarters;
●	with regard to clause (iv), 90 days following the date that an Anchor Tenant Trigger Cure (as defined below) occurred and no more than one Anchor Tenant Trigger is ongoing; or
●	with regard to clause (v), 90 days following the date that the Gross Floor Area Trigger has ended.

An “Anchor Tenant Trigger” will commence upon the occurrence of any of the following:

(i)	if Macy’s, Dillard’s, JCPenney, and/or the largest replacement tenant (by leased square footage) occupying the Sears Space (each an “Anchor Tenant”) goes dark or fails to occupy all of its space (excluding due to casualty, condemnation or remodeling not to exceed 90 days);
(ii)	an Anchor Tenant vacates a majority of its space (excluding due to casualty, condemnation or remodeling not to exceed 90 days);
(iii)	an Anchor Tenant’s space being identified on a store closure list or otherwise announced for closure;
(iv)	an Anchor Tenant or its corporate parent files, as a debtor, or otherwise becomes involved, in a bankruptcy or similar insolvency proceeding; or
(v)	with respect to the Sears Space, until the Sears Space Releasing Conditions (as defined below) are met. For the avoidance of doubt, an Anchor Tenant Trigger is in effect with respect to the Sears Space as of the date hereof.

An “Anchor Tenant Trigger Cure” will commence upon the occurrence of any of the following:

●	with regard to clauses (i-ii), such Anchor Tenant is occupying its space and has resumed normal business operations for at least 90 days or Replacement Anchor Conditions (as defined below) have been satisfied.
●	with regard to clause (iii), the Anchor Tenant ceases to be identified on a store closure list or the applicable store closure list is reversed, is occupying their space and has resumed normal business operations for at least 90 days or the Replacement Anchor Conditions have been satisfied;
●	with regard to clause (iv), (a) with respect to the Sears Space, (i) such Anchor Tenant or a replacement anchor tenant has assumed such lease, such assumption has been approved by the appropriate bankruptcy court having jurisdiction over such matter and such Anchor Tenant is no longer involved in any bankruptcy or insolvency proceeding or (ii) the Replacement Anchor Conditions have been satisfied and (b) with respect to the Macy’s space, the Dillard’s space, and the JCPenney space, Macy’s, Dillard’s, JC Penney, one or more third party tenants or owner/operators occupies and conducts business at the respective space during normal business hours (in substantially the same or better manner as such store was operating prior to its involvement in the bankruptcy or insolvency proceeding); or
●	with regard to clause (v), the Sears Space Releasing Conditions are met; or
●	with regard to clause (i-iv) and (v) (following the satisfaction of the Sears Space Releasing Conditions), at any time after 14 months have passed since the commencement of an Anchor Tenant Trigger, if (a) no event of default is continuing, (b) The NCF DSCR is at least 1.55x for two consecutive calendar quarters, (c) the NCF DY is at least 12.5% for two consecutive calendar quarters.

“Replacement Anchor Conditions” means, with respect to the Macy’s space, the Dillard’s space, and the JCPenney’s space, lender has determined that a sufficient amount of the applicable Anchor Tenant space is occupied with one or more replacement anchor tenants sufficient enough to satisfy the majority of the co-tenancy or similar provisions of the leases at the property, each having been open for business for at least 90 consecutive days.

“Sears Space Releasing Conditions” means (i) the execution of a lease or leases for at least (a) 75,000 SF or (b) at least 50,000 SF of the Sears Space, provided such lease or leases have a gross rent of at least $20 per SF, with a term, terms and conditions reasonably satisfactory to lender, (ii) with respect to such replacement lease, the term of such lease has commenced, such replacement tenant is paying full, unabated rent (or borrower has funded a reserve for any rent abatement) and (iii) borrower (as landlord under the applicable lease), has completed all landlord obligations for tenant improvements, leasing expenses, or otherwise to such replacement tenant’s satisfaction.

Additional Secured Indebtedness (not including trade debts). The Brandon Mall Property also secures the Brandon Mall Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $56,000,000. The Brandon Mall Serviced Pari Passu Companion Loan accrues interest at the same rate as the Brandon Mall Mortgage Loan. The Brandon Mall Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Brandon Mall Serviced Pari Passu Companion Loan. The holders of the Brandon Mall Mortgage Loan and the Brandon Mall Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Brandon Mall Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

A-3-21

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$65,000,000
175, 459, 303-675, 686 & 901	Brandon Mall	Cut-off Date LTV:	54.7%
Brandon Town Center Drive		UW NCF DSCR:	2.33x
Brandon, FL 33511		UW NOI Debt Yield:	19.2%

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-22

Office – CBD	Loan #3	Cut-off Date Balance:	$60,000,000
222 Berkeley and 500 Boylston Street	Back Bay Office	Cut-off Date LTV:	33.7%
Boston, MA 02116		UW NCF DSCR:	2.55x
		UW NOI Debt Yield:	16.3%

A-3-23

Office – CBD	Loan #3	Cut-off Date Balance:	$60,000,000
222 Berkeley and 500 Boylston Street	Back Bay Office	Cut-off Date LTV:	33.7%
Boston, MA 02116		UW NCF DSCR:	2.55x
		UW NOI Debt Yield:	16.3%

222 BERKELEY STREET | OFFICE

Floor	Tenant(s)		
22	Abrams Capital Management 13,703 SF 4/2033		
21	Abrams Capital Management 14,371 SF 4/2033		
20	Orrick Herrington & Sutcliffe 14,315 SF 3/2030		
19	Orrick Herrington & Sutcliffe 9,320 SF 3/2030	Alteryx Inc 8,171 SF 2/2026	
18	Summit Partners 18,994 SF 11/2033		
17	Summit Partners 20,448 SF 11/2033		
16	Weiss Asset Management 11,760 SF 10/2025	Martignetti Grocery 4,702 SF 11/2026	Weiss Asset Management 3,463 SF 10/2025
15	GW&K Investment Management 19,852 SF 2/2033		
14	GW&K Investment Management 19,851 SF 2/2033		
13	MFN Partners Management 6,772 SF 8/2024	GW&K Investment Management 7,601 SF 2/2033	Lee & Rivers 5,478 SF 4/2025
12	Rhythm Pharmaceuticals, Inc. 13,677 SF 7/2025	Denneen & Company 6,185 SF 2/2024	
11	Lazard Group 14,380 SF 1/2029	Guggenheim Securities 5,472 SF 9/2024	
10	Summit Partners 19,880 SF 11/2033		
9	Summit Partners 19,265 SF 11/2033		
8	Weiss Asset Management 19,537 SF 10/2034		
7	Wayfair[1] 19,523 SF 12/2031		
6	Wayfair[1] 41,174 SF 12/2031		
5	DraftKings Inc. 45,161 SF 3/2029		
4	Wayfair[1] 45,834 SF 12/2031		
3	Wayfair[1] 43,840 SF 12/2031		
2	Visnick & Caulfield Associates 7,468 SF 4/2025	Wayfair[1] 11,260 SF 12/2031	Oxford Management Office 2,784 SF 3/2026
1	Vacant 1,457 SF		

[1] Wayfair is current on their rent and recovery obligation, but does not intend to occupy their space. The respective suites are built out to a turnkey standard and actively being marketed for sublease at levels at or above the direct tenant rental rate obligation with limited concessions offered.

222 BERKELEY STREET | RETAIL

Floor	Tenant(s)				
2	Vacant 428 SF	Bank of America 6,425 SF 3/2028			
1	Bank of America 6,105 SF 3/2028	Boston Private Financial 4,498 SF 6/2031	Trader Joe's (Executed Lease) 10,912 SF 12/2034	Gentlemen's Choice 413 SF 12/2024	STK (Executed Lease) 7,215 SF 5/2034

Vacant | 2024 – 2025 | 2026 – 2027 | 2028 – 2029 | 2030+

A-3-24

Office – CBD	Loan #3	Cut-off Date Balance:	$60,000,000
222 Berkeley and 500 Boylston Street	Back Bay Office	Cut-off Date LTV:	33.7%
Boston, MA 02116		UW NCF DSCR:	2.55x
		UW NOI Debt Yield:	16.3%

500 BOYLSTON STREET | OFFICE

Floor	Tenant	Tenant	Tenant
25	Pacific Heights Asset Mgmt 12,572 SF 3/2026	Baird 4,284 SF 8/2026	Transmit Security, Inc. 7,025 SF 3/2024
24	Finepoint Capital 13,095 SF 2/2026	Webster Bank 10,766 SF 12/2025	
23	Skadden Arps Slate Meagher 23,861 SF 2/2029		
22	Skadden Arps Slate Meagher 23,861 SF 2/2029		
21	Rockpoint Group 23,861 SF 2/2029		
20	H.I.G Capital 16,858 SF 1/2025	Freehold Capital Management 4,838 SF 1/2025	H.I.G Capital 1,306 SF 1/2025
19	Salesforce 23,289 SF 4/2028		
18	Salesforce 23,353 SF 4/2028		
17	Kowa Research Institute 12,444 SF 1/2030	Cooley 10,897 SF 5/2032	
16	Cooley 14,562 SF 5/2032	Wheelock Street Capital 4,038 SF 1/2026	Crosspoint Capital Partners 4,754 SF 7/2024
15	Cooley 23,353 SF 5/2032		
14	Cooley 23,353 SF 5/2032		
13	Adicet Bio 9,501 SF 7/2026	ATV Capital Management 5,461 SF 4/2025	Vacant 8,391 SF
12	First Eagle Alternative Credit 18,628 SF 9/2025	Balyasny Asset Management 4,544 SF 9/2025	
11	Polen Capital 6,830 SF 3/2031	Polen Capital 5,321 SF 1/2025	Monument Group 11,202 SF 10/2025
10	Wayfair[1] 23,353 SF 12/2031		
9	Wayfair[1] 22,955 SF 12/2031		
8	Wayfair[1] 22,662 SF 12/2031		
7	Wayfair[1] 22,638 SF 12/2031		
6	Wayfair[1] 23,481 SF 12/2031	Vista Higher Learning 35,318 SF 11/2024	
5	DraftKings Inc. 59,899 SF 3/2029		
4	DraftKings Inc. 20,044 SF 3/2029	CBIZ Accounting 32,431 SF 8/2027	
3	Wayfair[1] 48,154 SF 12/2031	Weiss Asset Management 2,928 SF 10/2034	
2	Vacant 21,718 SF	Wayfair[1] 31,238 SF 12/2031	

[1] Wayfair is current on their rent and recovery obligation, but does not intend to occupy their space. The respective suites are built out to a turnkey standard and actively being marketed for sublease at levels at or above the direct tenant rental rate obligation with limited concessions offered.

500 BOYLSTON STREET | RETAIL

Floor	Tenant	Tenant	Tenant	Tenant
1	Trader Joe's (Executed Lease) 5,600 SF 12/2034	Vacant 21,601 SF	SoulCycle 4,265 SF 7/2031	Juice Press 1,243 SF 1/2026

A-3-25

Office – CBD	Loan #3	Cut-off Date Balance:	$60,000,000
222 Berkeley and 500 Boylston Street	Back Bay Office	Cut-off Date LTV:	33.7%
Boston, MA 02116		UW NCF DSCR:	2.55x
		UW NOI Debt Yield:	16.3%

Back Bay Office
222 Berkeley Street and 500 Boylston Street
Boston MA 02116
BOSTON
Charles River
Charlesbank Park
Thoreau Path
Massachusetts General Hospital
Shriners Hospital For Children
TD Garden
NORTH STATION
O'Neil Federal Building
Merrimac St
Haymarket
Suffolk Country Registry
Sudbury St
JFK Federal Bldg.
City Hall Plaza
Longfellow Br.
Charles/MGH
Cambridge St
Bowdoin
BLUE LINE
Beacon Hill
Pinckney St
Joy St
Gov't Center
State House
1 Beacon Street
1 Boston Place
School St
RED LINE
GREEN LINE
ORANGE LINE
Hatch Memorial Shell
Beacon St
Park St
Suffolk University
Fisher College
Charles River Esplanade
Charles St
Boston Common
Tremont St
Downtown Crossing
Macy's
Boston Public Gardens
Arlington St
Lafayette City Center
1 Lincoln Street
Storrow Memorial Dr
Boylston
Millennium Place
Essex St
Chinatown
Back Bay
Beacon St
Marlborough St
Commonwealth Ave
Exeter St
Dartmouth St
Clarendon St
Berkeley St
Newbury St
Boylston St
Arlington
Emerson College
Chinatown
Wang Theatre
Tufts Univ. School of Medicine
Stuart St
Copley
222 Berkeley
Newbury College
New England Medical Center
John Hancock Building
Boston Public Library
Columbus Ave
Hynes Convention Center
Prudential Center
BACK BAY
Massachusetts Turnpike
ORANGE
Tufts Medical Center
Prudential Tower
101 Huntington
Copley Place
131 Dartmouth Street
SUFFOLK COUNTY
Herald St.
111 Huntington
Prudential
Massachusetts Ave
GREEN LINE E
St. Botolph St
ORANGE LINE
MBTA COMMUTER RAIL
Boston Ctr. for the Arts
Dartmouth St
Tremont St
Harrison Ave
Marriott Downtown Boston
345 Harrison
South End
E. Berkeley St.
E Berkeley St
Traveler St
Symphony Hall
Symphony
W. Newton St
Shawmut Ave
SILVER LINE
W. 4th St
Rotch Playground
Mass. Ave.
Columbus Ave
Union Park St.
Southeast Expwy
South Boston
Northeastern University
Tremont St.
Blackstone Square
Union Park St
Harrison Ave
South of Washington
Newton St.
MBTA
Bedford
Burlington
Wakefield
Peabody
Salem
Woburn
Stoneham
Lynn
Swampscott
Saugus
Winchester
Melrose
Lexington
Medford
Malden
Lincoln
Arlington
Revere
Belmont
Somerville
Chelsea
Waltham
Watertown
CAMBRIDGE
Atlantic Ocean
Newton
Brookline
BOSTON
Wellesley
Needham
Dedham
Milton
Quincy
Dover
Hingham
Westwood
Weymouth
Braintree
Norwood
Medfield
Randolph

A-3-26

Mortgage Loan No. 3 – Back Bay Office

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$60,000,000			Location:	Boston, MA 02116
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Office
% of Initial Pool Balance:	8.9%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	JPMorgan Chase Bank, N.A., J.P.			Year Built/Renovated:	1987;1991/2016-2022
	Morgan Investment Management Inc.,			Size:	1,283,670 SF
	OMERS Administration Corporation,			Cut-off Date Balance per SF(1):	$370
	OPG Investment Holdings (US), LLC			Maturity Balance per SF(1):	$370
Guarantor:	OPG Investment Holdings (US), LLC			Property Manager:	Oxford I Asset Management
Mortgage Rate:	6.2980%(2)				USA Inc.
Note Date:	6/7/2023				(borrower-affiliate)
First Payment Date:	8/6/2023
Maturity Date:	7/6/2028
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months
Seasoning:	0 months
Prepayment Provisions(3):	L(24),DorYM1(29),O(7)
Lockbox/Cash Mgmt Status:	Hard/Springing			Underwriting and Financial Information
Additional Debt Type(1)(4):	Pari Passu / Subordinate / Mezzanine			UW NOI(6):	$77,460,640
Additional Debt Balance(1)(4):	$415,000,000 / $65,000,000 /			UW NOI Debt Yield(1):	16.3%
	$40,000,000			UW NOI Debt Yield at Maturity(1):	16.3%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR(1):	2.55x
				Most Recent NOI(6):	$63,014,340 (TTM 3/31/2023)
Reserves(5)				2nd Most Recent NO:	$62,722,256 (12/31/2022)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$61,539,300 (12/31/2021)
RE Taxes:	$0	Springing	NAP	Most Recent Occupancy:	95.8% (3/31/2023)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	96.8% (12/31/2022)
Replacement Reserve:	$0	Springing	NAP	3rd Most Recent Occupancy:	97.0% (12/31/2021)
TI/LC Reserve:	$26,723,400	Springing	NAP	Appraised Value (as of)(7):	$1,410,000,000 (10/19/2022)
Outstanding TI/LC Reserve:	$21,283,070	$0	NAP	Cut-off Date LTV Ratio(1):	33.7%
Free Rent Concessions:	$9,854,159	$0	NAP	Maturity Date LTV Ratio(1):	33.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$475,000,000	76.4%	Loan Payoff(8):	$546,966,371	88.0%
Subordinate Loan Amount:	$65,000,000	10.5%	Upfront Reserves:	$57,860,629	9.3%
Mezzanine Loan Amount:	$40,000,000	6.4%	Closing Costs:	$16,756,604	2.7%
Borrower Equity:	$41,583,604	6.7%
Total Sources:	$621,583,604	100.0%	Total Uses:	$621,583,604	100.0%

(1)	The Back Bay Office Mortgage Loan (as defined below) is part of the Back Bay Office Whole Loan (as defined below) with an original aggregate principal balance of $540,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Back Bay Office Senior Loan (as defined below). The Cut-off Date Balance per SF and Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the Back Bay Office Whole Loan are $421, $421, 14.3%, 14.3%, 2.16x, 38.3% and 38.3%, respectively. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the Back Bay Office Whole Loan and the Back Bay Office Mezzanine Loan (as defined below) (together, the “Back Bay Office Total Debt”) are $452, $452, 1.94x, 13.4%, 13.4%, 41.1%, and 41.1%, respectively.
(2)	Represents the interest rate on the Back Bay Office Senior Loan. The Back Bay Office Subordinate Companion Loan (as defined below) accrues interest at the rate of 8.2000% per annum.
(3)	Prepayment of the Back Bay Office Whole Loan is permitted, with (if prior to the open period) the payment of a fee equal to the greater of a yield maintenance premium and 1% of the unpaid principal balance, at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Back Bay Office Senior Loan to be securitized, other than Notes A-1 and A-2 and (b) June 7, 2026. The assumed prepayment lockout period of 24 payments is based on the closing date of this transaction in July 2023. In addition, the Back Bay Office Whole Loan may be defeased in whole at any time after the earlier to occur of (i) June 7, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last portion of the Back Bay Office Senior Loan to be securitized, other than Notes A-1 and A-2.
(4)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)”, and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	The increase from Most Recent NOI to UW NOI was primarily driven by six leases which began in October 2022 or later, representing 11.6% of the net rentable area, the rent average benefit for investment grade tenants and tenants included in a legal industry magazine listing of the top 100 law firms by revenues (“Top 100 Law Firms”), contractual rent steps, and an increase in recoveries.
(7)	The Appraised Value represents the Hypothetical As-Is Value assuming the planned leasing cost escrow of $67.6 million for leasing costs was fully funded. Due to the time passed since the appraisal date, the planned leasing cost escrow amount has been reduced to $57.8 million. All outstanding leasing costs at the time of loan origination were reserved upfront. The appraisal included a Market Value As-Is of $1,345,000,000 representing a 35.3% Cut-off Date LTV Ratio on the Back Bay Office Senior Loan, a 40.1% Cut-Off Date LTV Ratio on the Back Bay Office Whole Loan, and a 43.1% Cut-Off LTV Ratio on the Back Bay Office Total Debt.
(8)	Prior financing was originally $660,000,000 which was reduced by approximately $48.2 million of amortization prior to December 2022. In addition, in December 2022, the borrower executed an approximately $59.9 million paydown in conjunction with a short term loan extension of the maturity date of the prior mortgage loan.

A-3-27

Office – CBD	Loan #3	Cut-off Date Balance:	$60,000,000
222 Berkeley and 500 Boylston Street	Back Bay Office	Cut-off Date LTV:	33.7%
Boston, MA 02116		UW NCF DSCR:	2.55x
		UW NOI Debt Yield:	16.3%

The Mortgage Loan. The 3rd largest mortgage loan (the “Back Bay Office Mortgage Loan”) is part of a whole loan (the “Back Bay Office Whole Loan”) that is evidenced by 13 pari passu senior promissory notes in the aggregate original principal balance of $475,000,000 (collectively, the “Back Bay Office Senior Loan”), and two subordinate B-notes in the aggregate original principal balance of $65,000,000 (collectively the “Back Bay Office Subordinate Companion Loan”). The Back Bay Office Whole Loan was co-originated on June 7, 2023, by Wells Fargo Bank, National Association (“WFB”); Deutsche Bank AG, New York Branch (“DBNY”); Goldman Sachs Bank USA (“GS”), New York Life Insurance Company (“NY Life”), and Teachers Insurance and Annuity Association of America (“TIAA”). The Back Bay Office Whole Loan is secured by a first priority fee simple interest in two interconnected high rise office towers located in Boston, Massachusetts (the “Back Bay Office Property”). The Back Bay Office Mortgage Loan is evidenced by non-controlling Notes A-6 and Note A-7-B in the aggregate original principal balance of $60,000,000 being contributed by WFB. As shown in the “Back Bay Office Whole Loan Summary” table below, these are the first promissory notes to be securitized. The Back Bay Office Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2023-5YR2 securitization trust, until such time as Note A-4-1 is securitized, at which time it will be serviced pursuant to the pooling and servicing agreement for the securitization to which Note A-4-1 is contributed. The Back Bay Office Senior Loan pari passu notes other than those evidencing the Back Bay Office Mortgage Loan are referred to herein as the “Back Bay Office Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Back Bay Office Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement“ and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans, the One & Two Commerce Square Whole Loan, the Heritage Plaza Whole Loan, the 6330 West Loop South Whole Loan and the 1201 Third Avenue Whole Loan” in the prospectus.

Back Bay Office Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$137,500,000	$137,500,000	NY Life	No(2)
A-2	$100,000,000	$100,000,000	TIAA	No(2)
A-3(1)	$22,500,000	$22,500,000	DBNY	No
A-4-1	$30,000,000	$30,000,000	DBNY	No(2)
A-4-2	$25,000,000	$25,000,000	DBNY	No
A-4-3	$5,000,000	$5,000,000	DBNY	No
A-5(1)	$30,000,000	$30,000,000	DBNY	No
A-6	$50,000,000	$50,000,000	BANK5 2023-5YR2	No
A-7-A(1)	$15,000,000	$15,000,000	WFB	No
A-7-B	$10,000,000	$10,000,000	BANK 2023-5YR2	No
A-8-1	$20,000,000	$20,000,000	GS	No
A-8-2(1)	$20,000,000	$20,000,000	GS	No
A-8-3(1)	$10,000,000	$10,000,000	GS	No
Total (Senior Loan)	$475,000,000	$475,000,000
B-1	$39,000,000	$39,000,000	SM Finance (GoRelux) LLC, an entity managed by Affinius Capital Management LLC	Yes(2)
B-2	$26,000,000	$26,000,000	SM Finance (GoRelux) LLC, an entity managed by Affinius Capital Management LLC	No
Total (Whole Loan)	$540,000,000	$540,000,000

(1)	Expected to be contributed to one or more future securitization transactions.
(2)	The Back Bay Office Whole Loan is a Pari Passu-A/B whole loan, and the controlling note as of the date hereof is the Note B-1. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift first, to the Note A-1, then to the Note A-2 and then to the Note A-4-1, in each case, following certain trigger events under the co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Back Bay Office Pari Passu-AB Whole Loan” in the prospectus for more information regarding the manner in which control shifts under the Back Bay Office Whole Loan.

The Borrower and the Borrower Sponsors. The borrower is 500 Boylston & 222 Berkeley Owner (DE) LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors are JPMorgan Chase Bank, N.A. (“JPMorgan”), J.P. Morgan Investment Management Inc., OMERS Administration Corporation, OPG Investment Holdings (US), LLC, and the non-recourse carveout guarantor is OPG Investment Holdings (US), LLC.

JPMorgan was founded in 1799 and has since expanded to over 100 global markets, $2.6 trillion assets under management, and more than 250,000 employees. J.P. Morgan Investment Management Inc. is a branch of the company that provides investment management services including financial planning, portfolio management, and investment advisory services. OMERS Administration Corporation (“OMERS”) is the Ontario Municipal Employees’ Retirement System. Founded in 1957, the pension plan serves active, deferred and retired municipal employees across Ontario, Canada. As of December 31, 2022, it has generated a reported $124.2 billion in net assets. The non-recourse carveout guarantor, is owned by OMERs and does not have an ownership interest in the borrower.,

The Property. The Back Bay Office Property consists of two, LEED Platinum, Class A interconnected high rise office towers totaling 1,283,670 SF, which includes 1,214,965 SF of office space and 68,705 SF of retail space located in Boston, Massachusetts. The property is situated on two parcels totaling approximately 3.3 acres and spanning an entire city block. The Back Bay Office Properties were constructed in 1987 and 1991. The borrower purchased the assets in 2015 and spent approximately $192 million ($150 PSF) on renovations between 2016 and 2022. The renovation included approximately $133.5 million for leasing costs, $20.9 million for exterior/façade upgrades, $9.9 million for building system upgrades, $7.4 million on elevator upgrades and $6.1 million on lobby and restroom improvements. Amenities include an atrium, a courtyard, floor plates ranging from 14,000 to 100,000 SF, 12 to 13 foot ceiling heights, unobstructed views and a 1,000 space below-grade parking garage (1.28 spaces / 1,000 SF). Retail tenants at the Back Bay Office Property include SoulCycle, Bank of America, Juice Press, and STK and Trader Joe’s. STK and Trader Joe’s are not in occupancy, but are expected to open in December 2023 and June 2024, respectively. As of March 31, 2023, the property is 95.8% leased.

Major Tenants.

Wayfair (356,312 SF, 27.8% of NRA; 19.7% of underwritten base rent; December 31, 2031 lease expiration) Founded in 2002, Wayfair is a global home furnishing retailer with headquarters in Boston and Berlin. Wayfair offers more than 40 million products and serves 21.7 million active customers. The

A-3-28

Office – CBD	Loan #3	Cut-off Date Balance:	$60,000,000
222 Berkeley and 500 Boylston Street	Back Bay Office	Cut-off Date LTV:	33.7%
Boston, MA 02116		UW NCF DSCR:	2.55x
		UW NOI Debt Yield:	16.3%

company employs more than 14,000 people across North America and Europe and reported $12 billion in net revenue for the 12-months ending March 31, 2023. Additionally, Wayfair operates 18 fulfillment and 38 delivery centers across the United States, Germany, Canada, and the United Kingdom.

Wayfair has been a tenant at the Back Bay Office Property since January 2020. The tenant is currently dark in all its space. As of the origination date, Wayfair remains current on all its lease obligations and has no contraction or termination options. Wayfair has subleased 19,523 SF of space on the 7th floor to Drift.com at $57.50 PSF, full-service gross, with a lease expiration of December 31, 2024. Wayfair is currently offering 156,476 SF of its remaining space for sublease. Wayfair has three 5-year renewal options and no termination options.

DraftKings Inc. (125,104 SF, 9.7% of NRA; 7.4% of underwritten base rent; March 31, 2029 lease expiration). DraftKings Inc. is a digital sports entertainment and gaming company with products that range from daily fantasy, regulated gaming and digital media. Founded in 2012, DraftKings Inc. is a multi-channel provider of sports betting and gaming technologies. DraftKings Inc. has been a tenant at the property since December 2017 and has two, 5-year renewal options. DraftKings Inc. has the right to terminate its lease as of the last day of the 7th lease year (March 10, 2026), with between 18 to 21 months written notice and the payment of a termination fee equal to three months of base rent for the period immediately following the termination date and the unamortized transaction costs.

Summit Partners (78,587 SF, 6.1% of NRA; 7.2% of underwritten base rent; November 30, 2033 lease expiration). Summit Partners is global alternative investment firm that currently manages more than $35 billion in assets. The tenant employs more than 115 investment professionals and targets the growth equity, fixed income and public equity sectors.  Summit Partners has been a tenant at the Back Bay Office Property since 2002. The tenant has two 5-year renewal options and no termination option. Summit Partners is in a free rent period for 54,416 SF through November 2023, which was reserved in full at origination.

The following table presents certain information relating to the tenancy at the Back Bay Office Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Wayfair(4)	NR/NR/NR	356,312	27.8%	$13,896,168	19.7%	$39.00	12/31/2031	N	3 x 5 year
DraftKings Inc.	NR/NR/NR	125,104	9.7%	$5,222,581	7.4%	$41.75	3/31/2029	Y(5)	2 x 5 year
Summit Partners(6)	NR/NR/NR	78,587	6.1%	$5,111,125	7.2%	$65.04	11/30/2033	N	2 x 5 year
Cooley	NR/NR/NR	72,165	5.6%	$4,657,300	6.6%	$64.54	5/31/2032	Y(7)	1 x 5 year
Skadden Arps Slate Meagher	NR/NR/NR	47,722	3.7%	$2,767,876	3.9%	$58.00	2/28/2029	N	2 x 5 year
GW&K Investment Management	NR/NR/NR	47,304	3.7%	$3,474,006	4.9%	$73.44	2/28/2033	N	2 x 5 year
Salesforce(8)	NR/A2/A+	46,642	3.6%	$3,967,835	5.6%	$85.07	4/30/2028	N	None
Subtotal/Wtd. Avg.		773,836	60.3%	$39,096,890	55.3%	$50.52

Other Tenants(9)		456,239	35.5%	$31,617,658	44.7%	$69.30
Occupied Collateral Total		1,230,075	95.8%	$70,714,548	100.0%	$57.49
Vacant Space		53,595	4.2%
Total/Wtd. Avg.		1,283,670	100.0%

(1)	Information based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The Annual UW Rent and Annual UW Rent PSF shown above includes contractual rent steps through April 2024 totaling $1,362,984.
(4)	Wayfair is currently dark in all of its space. As of the origination date, Wayfair remains current on all its lease obligations. Wayfair has subleased 19,523 SF of space on the 7th floor to Drift.com at $57.50 PSF, full-service gross, with a lease expiration of December 31, 2024. The space is underwritten at the prime lease rent of $39.00 PSF.
(5)	DraftKings, Inc. has the right to terminate its lease as of the last day of the 7th lease year (March 10, 2026), with between 18 to 21 months written notice and the payment of a termination fee equal to three months of base rent for the period immediately following the termination date and the unamortized transaction costs.
(6)	Summit Partners is in a free rent period for 54,416 SF through November 2023, which was reserved in full at origination.
(7)	Cooley has the one time right to terminate its space on the 16th floor (14,562 SF) as of May 31, 2025 with between 12 to 18 months written notice and the payment of a termination fee equal to three months of net rent and operating costs for the period immediately following the termination option, plus the unamortized pro-rata extension transaction cost.
(8)	Salesforce has subleased 23,353 SF of its space to Providence Equity Partners, Aeris Partners at a rate of $80.97 PSF, co-terminous with the prime lease.
(9)	Other tenants includes two tenants (Trader Joe’s and STK), totaling 1.8% of net rentable area that have not yet taken occupancy. STK is expected to take occupancy in December 2023 and Trader Joe’s in June 2024.

A-3-29

Office – CBD	Loan #3	Cut-off Date Balance:	$60,000,000
222 Berkeley and 500 Boylston Street	Back Bay Office	Cut-off Date LTV:	33.7%
Boston, MA 02116		UW NCF DSCR:	2.55x
		UW NOI Debt Yield:	16.3%

The following table presents certain information relating to the lease rollover schedule at the Back Bay Office Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling(3)	% of Annual Rent Rolling	Cumulative % of Annual Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	7	65,939	$52.82	5.1%	5.1%	$3,483,153	4.9%	4.9%
2025	14	120,770	$67.81	9.4%	14.5%	$8,190,004	11.6%	16.5%
2026	9	60,390	$85.57	4.7%	19.2%	$5,167,655	7.3%	23.8%
2027	1	32,431	$37.00	2.5%	21.8%	$1,199,947	1.7%	25.5%
2028	4	59,172	$88.39	4.6%	26.4%	$5,230,495	7.4%	32.9%
2029	8	211,067	$49.93	16.4%	42.8%	$10,538,835	14.9%	47.8%
2030	3	36,079	$80.41	2.8%	45.6%	$2,901,149	4.1%	51.9%
2031	15	371,905	$42.27	29.0%	74.6%	$15,720,982	22.2%	74.1%
2032	4	72,165	$64.54	5.6%	80.2%	$4,657,300	6.6%	80.7%
2033	11	153,965	$70.45	12.0%	92.2%	$10,847,334	15.3%	96.1%
2034 & Beyond	6	46,192	$60.13	3.6%	95.8%	$2,777,695	3.9%	100.0%
Vacant	0	53,595	$0.00	4.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	82	1,283,670	$57.49	100.0%		$70,714,548	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule
(3)	The Annual UW Rent and Annual UW Rent PSF shown above include straight-line rent averaging for certain investment grade and Top 100 Law Firm tenants (Bank of America, Orrick Herrington & Sutcliffe, Cooley, Salesforce and Webster Bank) through lease maturity totaling $521,804 and contractual rent steps through April 2024 totaling $1,362,984 .

The Market. The Back Bay Office Property is situated in the Back Bay neighborhood of Boston. The property is located within 0.2 miles of Boston Public Garden and the adjacent Boston Commons, as well as 0.4 miles to Copley Square, which is home to Trinity Church and the Boston Public Library. The surrounding neighborhood primarily includes office, hospitality and multifamily space, with retail and dining options as well. The Back Bay Office Property is located approximately 0.4 miles from Interstate 90, and 0.3 miles to the Copley Transit station, providing access throughout the region. The Boston Logan International Airport is located 4.8 miles to the northeast.

According to a third-party market research report, the property is located in the Back Bay office submarket of the Boston market. As of May 2023, the Back Bay submarket reported total inventory of approximately 17.4 million SF with a 9.6% vacancy rate and average asking rent of $58.47 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Back Bay Office Property:

Market Rent Summary
	Office	Retail
Market Rent (PSF)	$60.00-$85.00	$70.00
Lease Term (Years)	5-10 Yrs.	5-10 Yrs.
Lease Type	NNN	NNN
Rent Increase Projection	2.0%/annually	2.0%/annually
Tenant Improvements – 5 Yrs. (New/Renewal)	$65 / $40	$75 / $25
Tenant Improvements – 10 Yrs. (New/Renewal)	$100 / $65	$150 / $50
Free Rent (Months) – 5 Yrs. (New/Renewal)	4 / 3	3 / 1
Free Rent (Months) – 10 Yrs. (New/Renewal)	8 / 6	6 / 2

A-3-30

Office – CBD	Loan #3	Cut-off Date Balance:	$60,000,000
222 Berkeley and 500 Boylston Street	Back Bay Office	Cut-off Date LTV:	33.7%
Boston, MA 02116		UW NCF DSCR:	2.55x
		UW NOI Debt Yield:	16.3%

The following table presents information relating to comparable office property sales for the Back Bay Office Property:

Comparable Sales Summary
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Occupancy	Sale Date	Sale Price	Sale Price PSF
535 &545 Boylston Street Boston, MA	1963/1995	184,222	95.0%	Feb-2022	$148,000,000	$803.38
2 Drydock Avenue Boston, MA	2020/NAP	234,749	70.0%	Dec-2021	$234,500,000	$998.94
1 Memorial Drive Cambridge, MA	1986/2008	401,094	100.0%	Sep-2021	$825,100,000	$2,057.12
60 South Street Boston, MA	2009/NAP	220,000	99.0%	Aug-2021	$210,000,000	$954.55
60 State Street Boston, MA	1978/NAP	911,394	91.0%	Mar-2020	$614,250,000	$673.97
75 State Street Boston, MA	1988/NAP	840,929	97.0%	Sep-2019	$635,000,000	$755.12
100 Summer Street Boston, MA	1974/1989	1,118,537	89.0%	Sep-2019	$806,000,000	$720.58

Source: Appraisal, unless otherwise indicated.

The following table presents information relating to comparable office leases for the Back Bay Office Property:

Comparable Office Lease Summary
Property Name/Location	Total SF	Year Built/Renovated	Tenant	Tenant SF	Lease Start Date	Term (Months)	Annual Base Rent (PSF)	Lease Type
Back Bay Office Boston, MA	1,283,670(1)(2)	1987; 1991/2016-2022	N/A	N/A	N/A	N/A	$57.49(1)(2)
John Hancock Tower 200 Clarendon Street Boston, MA	1,589,000	1974/2003	Versanis Bio, Inc. Berkshire Partners Locust Walk Partners	5,190 90,436 7,819	Jun-2023 Jan-2024 Jul-2022	60 48 88	$80.00 $100.00 $82.00	NNN Gross + TE NNN
Prudential Center 111 Huntington Avenue Boston, MA	1,112,124	2000/NAP	Foley & Lardner	99,644	Mar-2024	60	$96.90	Gross + TE
Prudential Tower 800 Boylston Street Boston, MA	510,324	1965/2017	Federal Home Loan Bank	39,185	Jan-2024	180	$57.00	Gross + TE
One Exeter Plaza 699 Boylston Street Boston, MA	210,921	1984/NAP	Cerulli Associates	10,917	Nov-2022	126	$82.00	Gross + TE
101 Huntington 101 Huntington Avenue Boston, MA	505,939	1972/2003	Audax Management	101,815	Nov-2022	170	$78.00	Gross + TE
855 Boylston Street 855 Boylston Street Boston, MA	159,783	1985/NAP	Kessler Financial	13,681	Jan-2023	61	$71.00	Gross + TE
10 St. James Avenue 10 St. James Avenue Boston, MA	610,665	2001/NAP	Holland & Knight	105,130	Apr-2023	66	$76.00	Goss + TE

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll.
(2)	Represents Annual UW Base Rent PSF for the occupied collateral.

A-3-31

Office – CBD	Loan #3	Cut-off Date Balance:	$60,000,000
222 Berkeley and 500 Boylston Street	Back Bay Office	Cut-off Date LTV:	33.7%
Boston, MA 02116		UW NCF DSCR:	2.55x
		UW NOI Debt Yield:	16.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Back Bay Office Property:

Cash Flow Analysis
	2020		2021		2022	TTM 3/31/2023		UW		UW PSF
Base Rent	$51,526,277		$59,949,889		$59,804,916	$58,642,289		$69,351,564		$54.03
Rent Average Benefit	$0		$0		$0	$0		$521,804	(1)	$0.41
Contractual Rent Steps	$0		$0		$0	$0		$1,362,984	(2)	$1.06
Grossed Up Vacant Space	$0		$0		$0	$0		$4,911,403		$3.83
Total Recoveries	$24,669,444		$27,067,738		$28,017,620	$28,290,450		$31,949,642		$24.89
Parking Income	$4,277,967		$3,974,586		$5,904,009	$6,480,000		$6,779,209	(3)	$5.28
Other Income	$3,445,845		$4,141,096		$5,327,771	$6,660,165		$5,050,243		$3.93
Less Bad Debt(4)	($633,236)		($359,541)		($80,985)	($80,987)		$0		$0.00
Less Vacancy & Credit Loss	$0		$0		$0	$0		($4,911,403)		($3.83)
Effective Gross Income	$83,286,297		$94,773,768		$98,973,331	$99,991,917		$115,015,445		$89.60

Real Estate Taxes	$17,837,010		$18,300,580		$19,464,281	$19,349,454		$20,753,029		$16.17
Insurance	$975,928		$517,100		$596,971	$750,184		$951,899		$0.74
Management Fee	$1,829,216		$2,147,700		$2,187,964	$2,177,486		$1,000,000		$0.78
Other Operating Expenses	$11,389,865		$12,269,088		$14,001,859	$14,700,453		$14,849,878		$11.57
Total Expenses	$32,032,019		$33,234,468		$36,251,075	$36,977,577		$37,554,805		$29.26

Net Operating Income	$51,254,278	(5)	$61,539,300	(5)	$62,722,256	$63,014,340	(6)	$77,460,640	(6)	$60.34
CapEx	$0		$0		$0	$0		$256,734		$0.20
TI/LC	$0		$0		$0	$0		$0		$0.00
Net Cash Flow	$51,254,278		$61,539,300		$62,722,256	$63,014,340		$77,203,906		$60.14

Occupancy %	96.0%		97.0%		96.8%	95.8%		93.6%
NOI DSCR(7)	1.69x		2.03x		2.07x	2.08x		2.55x
NCF DSCR(7)	1.69x		2.03x		2.07x	2.08x		2.55x
NOI Debt Yield(7)	10.8%		13.0%		13.2%	13.3%		16.3%
NCF Debt Yield(7)	10.8%		13.0%		13.2%	13.3%		16.3%

(1)	Represents straight-line rent averaging through each tenant’s lease expiration for investment-grade and Top 100 Law Firm tenants (Bank of America, Orrick Herrington & Sutcliffe, Cooley, Salesforce, and Webster Bank).
(2)	Represents contractual rent steps through April 2024.
(3)	Parking income is based on the 2023 budget.
(4)	Bad Debt includes provisions made for COVID-19 abatements in 2020 and credits for unused provisions in 2021.
(5)	The increase in Net Operating Income from 2020 to 2021 was primarily driven by 10 tenants, representing 6.6% of net rentable area with leases that began in 2021, rent increases for tenants in place, and an increase in total recoveries.
(6)	The increase from TTM 3/31/2023 to UW Net Operating Income was primarily driven by six leases which began or renewed/extended in October 2022 or later, representing 11.6% of the net rentable area, the rent average benefit for investment grade and Top 100 Law Firm tenants, contractual rent steps, and an increase in recoveries.
(7)	Debt service coverage ratios and debt yields are based on the Back Bay Office Senior Loan and exclude the Back Bay Office Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes – During the continuance of a Trigger Period (as defined below) the loan documents require an ongoing monthly deposit equal to 1/12th of the estimated annual tax expense for real estate taxes.

Insurance – During the continuance of a Trigger Period the loan documents require an ongoing monthly insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; unless the borrower maintains insurance coverage for the Back Bay Office Property as part of blanket or umbrella coverage reasonably approved by the lender.

Replacement Reserve – During the continuance of a Trigger Period, the loan documents require ongoing monthly deposits of $21,397 for replacement reserves.

TI/LC Reserve – The loan documents require an upfront deposit of $26,723,400 and ongoing monthly deposits of $213,969 for tenant improvements and leasing commissions, if the balance of the TI/LC Reserve drops below $15,000,000.

Existing TI/LC Reserve – The loan documents require an upfront deposit of $21,283,070 for existing tenant improvements and leasing commissions.

Free Rent Concession Reserve – The loan documents require an upfront deposit of $9,854,159 for outstanding free rent and gap rent.

Lockbox and Cash Management. The Back Bay Office Whole Loan is structured with a hard lockbox and springing cash management. The borrower and the property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in

A-3-32

Office – CBD	Loan #3	Cut-off Date Balance:	$60,000,000
222 Berkeley and 500 Boylston Street	Back Bay Office	Cut-off Date LTV:	33.7%
Boston, MA 02116		UW NCF DSCR:	2.55x
		UW NOI Debt Yield:	16.3%

such account within two business days after receipt. Prior to a Trigger Period, the funds in the lockbox account will be transferred daily to the borrower’s operating account. During the continuance of a Trigger Period, the funds are required be transferred to a lender-controlled cash management account and applied in accordance with the cash flow waterfall as outlined in the Back Bay Office Whole Loan documents. If a Trigger Period is continuing due to a Lease Sweep Period (as defined below), funds remaining after the cash flow waterfall will be transferred to a lease sweep account. If a Trigger Period is continuing for a reason other than a Lease Sweep Period, funds will be transferred into an excess cash flow account as additional collateral for the Back Bay Office Whole.

A “Trigger Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net operating income debt yield (“NOI DY”) on the Back Bay Office Whole Loan plus the Back Bay Office Mezzanine Loan falling below 8.5%, or the NOI DY on the Back Bay Office Whole Loan falling below 9.1% (“Low Debt Yield Period”), tested quarterly; provided, however, that a Low Debt Yield Period will be deemed not to exist if, no later than 10 business days after the borrower’s receipt of notice of a Low Debt Yield Period, the borrower delivers either cash or a letter of credit in an amount which would reduce the Back Bay Office Whole Loan plus the Back Bay Office Mezzanine Loan outstanding balance or the Back Bay Office Whole Loan outstanding balance, to an amount which would produce a NOI DY equal to 8.5% or 9.1%, as applicable.
(iii)	an affiliated property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceedings;
(iv)	the occurrence of a Back Bay Office Mezzanine Loan default; or
(v)	the commencement of a Lease Sweep Period.

A Trigger Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the applicable NOI DY being above 8.5% or 9.1% as applicable, for one calendar quarter;
●	with regard to clause (iii), the affiliated property manager has been replaced with a non-affiliated replacement manager under a replacement management agreement that has been approved by the lender, and the borrower has executed and delivered an assignment and subordination agreement that is satisfactory to the lender;
●	with regard to clause (iv), receipt by the lender of a Back Bay Office Mezzanine Loan default revocation notice; or
●	with regard to clause (v), the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the occurrence of any of the following:

(i)	the earlier to occur of (a) twelve months prior to the earliest stated expiration of the Wayfair lease, or any replacement lease that individually or in the aggregate is at least 235,000 SF (“Lease Sweep Lease”), or (b) the date under a Lease Sweep Lease that the tenant is required to exercise its renewal option;
(ii)	the receipt of the borrower or the manager of notice from any tenant under a Lease Sweep Lease to terminate its lease;
(iii)	the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled, or terminated;
(iv)	the date that any tenant (other than Wayfair and any investment grade tenant) under a Lease Sweep Lease discontinues, or gives notice it intends to, its business at the Back Bay Office Property;
(v)	a monetary or non-monetary default under a Lease Sweep Lease, that continues beyond applicable notice and cure periods; and
(vi)	a Lease Sweep Lease tenant insolvency proceeding.

A Lease Sweep Period will end upon the following:

●	with regard to clauses (i) through (iv), the entirety of the Lease Sweep Lease space is leased to a satisfactory replacement tenant or tenants, and in the lender’s reasonable judgement sufficient funds have been accumulated in the lease sweep account to cover all anticipated leasing expenses, free rent periods, and/or rent abatements, and any shortfalls in required payments under the loan documents or operating expenses as a result of anticipated downtime prior to the commencement of payments under the lease or leases. Funds on deposit in the lease sweep account will not exceed $125 PSF of the lease sweep space, provided that all anticipated expenses will not, in lender’s reasonable judgement, exceed $125 PSF (“Replacement Lease”);
●	with regard to clauses (i) through (vi), funds collected in the lease sweep account are equal to $75 PSF for tenant’s space (“Lease Sweep Deposit Amount”), unless the lender determines that anticipated leasing expenses will exceed the Lease Sweep Deposit Amount, in which case the sweep will continue until lender is satisfied there are sufficient funds in the lease sweep account ;
●	with regard to clause (i), the tenant under of the Lease Sweep Space has irrevocably exercised its renewal or extension option with respect to all of its space, and sufficient funds have been accumulated to cover all anticipated leasing costs;
●	with regard to clauses (ii) and (iii), such termination option is not validly exercised by the tenant or is otherwise validly and irrevocably waived in writing;
●	with regard to clause (v), the date the default has been cured; or
●	with regard to clause (vi), either; (a) the Lease Sweep Lease has been affirmed or assumed in the tenant insolvency, without modification of such lease or guaranty, in a manner reasonably satisfactory to the lender, pursuant to a final, non-appealable order of the bankruptcy court, and the tenant is in full occupancy and paying full unabated rent, and adequate assurance of the future performance under the Lease Sweep Lease, as determined by the lender, has been provided, or (b) the Lease Sweep Deposit Amount has been met.

Additional Secured Indebtedness (not including trade debts). The Back Bay Office Property also secures the Back Bay Office Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $415,000,000 and the Back Bay Office Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $65,000,000. The Back Bay Office Pari Passu Companion Loans and the Back Bay Office Subordinate Companion Loan are coterminous with the Back Bay Office Mortgage Loan. The Back Bay Office Pari Passu Companion Loans accrue interest at the same rate as the Back Bay Office Mortgage Loan and the Back Bay Office Subordinate Companion Loan accrues interest at the rate of 8.2000% per annum. The Back Bay Office Mortgage Loan and the Back Bay Office Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the Back Bay Office Subordinate Companion Loan. The holders of the Back Bay Office Mortgage Loan, the Back Bay Office Pari Passu Companion Loans and the Back Bay Office Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Back Bay Office Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Back Bay Pari Passu-A/B Whole Loan”.

A-3-33

Office – CBD	Loan #3	Cut-off Date Balance:	$60,000,000
222 Berkeley and 500 Boylston Street	Back Bay Office	Cut-off Date LTV:	33.7%
Boston, MA 02116		UW NCF DSCR:	2.55x
		UW NOI Debt Yield:	16.3%
Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
Back Bay Office Subordinate Companion Loan	$65,000,000	8.2000%	60	0	60	2.16x	14.3%	38.3%

Mezzanine Loan and Preferred Equity. Concurrently with the origination of the Back Bay Office Whole Loan, RICP V Holdings, LLC (“Rockwood”) made a $40,000,000 mezzanine loan (the “Back Bay Office Mezzanine Loan”) to the sole member of the borrower, which is secured by the sole member’s ownership interest in the borrower. The Back Bay Office Mezzanine Loan is coterminous with the Back Bay Office Whole Loan. The Back Bay Office Mezzanine Loan accrues interest at a fixed per annum rate equal to 10.125% and is interest-only through the loan term, which is co-terminous with the Back Bay Office Whole Loan term. A mezzanine intercreditor agreement was executed at loan origination.

Mezzanine Note Summary
	Mezzanine Original Principal Balance	Mezzanine Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI DY	Total Debt Cutoff Date LTV
Back Bay Office Mezzanine Loan	$40,000,000	10.1250%	60	0	60	1.94x	13.4%	41.1%

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The Back Bay Office Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Back Bay Office Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-34

Retail – Anchored	Loan #4	Cut-off Date Balance:	$58,600,000
9712-9868 West Northern Avenue	Park West Shopping Center	Cut-off Date LTV:	60.4%
Peoria, AZ 85345		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	11.6%

A-3-35

Retail – Anchored	Loan #4	Cut-off Date Balance:	$58,600,000
9712-9868 West Northern Avenue	Park West Shopping Center	Cut-off Date LTV:	60.4%
Peoria, AZ 85345		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	11.6%

A-3-36

Retail – Anchored	Loan #4	Cut-off Date Balance:	$58,600,000
9712-9868 West Northern Avenue	Park West Shopping Center	Cut-off Date LTV:	60.4%
Peoria, AZ 85345		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	11.6%

Park West Shopping Center
9712-9868 West Northern Avenue
Peoria, AZ 85345
Glendale Northwest
Arrowhead Towne Center
Abrazo Creekside Medical Center
Gateway Village
Glendale Market Square
W. Bell Rd
Arrowhead Crossing
Talavi Towne Center
Sun City Promenade
Arrowhead Commercial Center
Peoria Sports Complex
W. Greenway Rd
Sun City
Arrowhead Shores
Stonegate Office Park
Banner Thunderbird Medical Ctr.
Thunderbird Office Park
W. Thunderbird Rd
101
Banner Boswell Med. Ctr.
N. 83rd Ave
N. 75th Ave
N. 67th Ave
N. 59th Ave
W. Cactus Rd
60
Peoria
Fairwood
W. Grand Ave
Peoria Town Center
Glendale Galleria
Pueblo El Mirage Golf
Sun City South GC
Agua Fria Frwy
W. Peoria Ave
Arrowhead Shopping Center
Old Town Peoria
Peoria Station
El Mirage
N. Dysart Rd
N. 111th Ave
Glendale Community College
W. Olive Ave
N. 103rd Ave
New River (Dry)
Glendale
Coyote Ridge GC
W. Northern Ave
Northern Crossing
Rovey Farm Estates
Luke Air Force Base
Tanger Outlets Phoenix
DOWNTOWN GLENDALE
St. Joseph's Medical Center
Westgate Entertainment District
W. Glendale Ave
Desert Diamond Arena
MARICOPA COUNTY
Glendale Municipal Airport
State Farm Stadium
W. Bethany Home Rd
Downtown Phoenix 10 miles
Agua Fria Town Center
W. Camelback Rd
Wigwam Country Club
Villa de Paz Golf Course
PHOENIX
West Star Plaza
N. El Mirage Rd
W. Indian School Rd
Estrella Mountain Community College
N. 107th Ave
N. 99th Ave
N. 91st Ave
W. Thomas Rd
Desert Sky Mall
Palm Valley Golf Club
Agua Fria River (Dry)
Avondale
Banner Estrella Medical Ctr.
Westridge Shadows
Gateway Pavilions
W. McDowell Rd
Papago Frwy
10
Amazon Fulfillment Center
Goodyear
99th Avenue Business Park
Tolleson
W. Van Buren St
202
Morristown
Wittmann
Anthem
MARICOPA COUNTY
Surprise
WHITE TANK MOUNTAINS
El Mirage
Goodyear
Avondale
Tolleson
Buckeye
Liberty
Laveen
SOUTH MOUNTAINS

A-3-37

Mortgage Loan No. 4 – Park West Shopping Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Original Balance:		$58,600,000		Location:	Peoria, AZ 85345
Cut-off Date Balance:		$58,600,000		General Property Type:	Retail
% of Initial Pool Balance:		8.7%		Detailed Property Type:	Anchored
Loan Purpose:		Refinance		Title Vesting:	Fee
Borrower Sponsor:		Joshua Volen and Trevor Smith		Year Built/Renovated:	2007/NAP
Guarantor:		CIRE OpCo I, LLC		Size:	253,789 SF
Mortgage Rate:		7.2500%		Cut-off Date Balance PSF:	$231
Note Date:		6/1/2023		Maturity Date Balance PSF:	$231
First Payment Date:		7/11/2023		Property Manager:	CIRE Investment Services, Inc.
Maturity Date:		6/11/2028			(borrower-related)
Original Term to Maturity:		60 months
Original Amortization Term:		0 months
IO Period:		60 months
Seasoning:		1 month		Underwriting and Financial Information
Prepayment Provisions:		L(25),D(28),O(7)		UW NOI(2):	$6,779,021
Lockbox/Cash Mgmt Status:		Hard/In Place		UW NOI Debt Yield:	11.6%
Additional Debt Type:		No		UW NOI Debt Yield at Maturity:	11.6%
Additional Debt Balance:		NAP		UW NCF DSCR:	1.53x
Future Debt Permitted (Type):		No (NAP)		Most Recent NOI(2):	$4,919,885 (2/28/2023 TTM)
				2nd Most Recent NOI(3):	$4,630,650 (12/31/2022)
Reserves(1)				3rd Most Recent NOI(3):	$3,147,828 (12/31/2021)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.2% (5/1/2023)
Taxes:	$53,674	$53,674	NAP	2nd Most Recent Occupancy(4):	93.7% (1/1/2023)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy(4):	89.4% (1/1/2022)
Replacement Reserves:	$0	$4,008	$144,283	Appraised Value (as of)(5):	$97,100,000 (3/20/2023)
Leasing Reserve:	$570,000	$15,857	$570,000	Appraised Value PSF:	$383
Existing TI/LC Obligations:	$5,377,975	$0	NAP	Cut-off Date LTV Ratio(5):	60.4%
Rent Concession Reserve:	$333,080	$0	NAP	Maturity Date LTV Ratio(5):	60.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$58,600,000	100.0%	Loan Payoff:	$34,271,704	58.5%
			Closing Costs:	$1,411,839	2.4%
			Upfront Reserves:	$6,334,729	10.8%
			Return of Equity:	$16,581,728	28.3%
Total Sources:	$58,600,000	100.0%	Total Uses:	$58,600,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The increase from the Most Recent NOI to UW NOI was primarily driven by five tenants, representing 6.2% of net rentable area and 6.9% of underwritten base rent that opened in 2023, and seven tenants, representing 9.3% of net rentable area and 11.2% of underwritten base rent, that are expected to open by November 2023.
(3)	The increase from the 3rd Most Recent NOI to 2nd Most Recent NOI was primarily driven by a decrease in collection loss from 2021 to 2022 and an increase in occupancy from 89.4% to 93.7%.
(4)	Occupancy was provided by the borrower.
(5)	The Appraised Value represents the Hypothetical Market Value Assuming Harkins TI is paid. The Harkins TI is reserved upfront. The appraisal included a Market Value As-Is of $94.3 million, representing a 62.1% Cut-off Date loan to value ratio.

The Mortgage Loan. The fourth largest mortgage loan (the “Park West Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $58,600,000 and secured by the fee interest in a 253,789 SF anchored retail property located in Peoria, Arizona (the “Park West Shopping Center Property”).

The Borrower and the Borrower Sponsors. The borrower is Park West WFB, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors are Joshua Volen and Trevor Smith, and the non-recourse carveout guarantor is CIRE OpCo I, LLC.

Joshua Volen and Trevor Smith are the Principals and Co-Founders of CIRE Equity. CIRE Equity is a vertically integrated real estate private equity firm and investment platform. The company currently has approximately $718 million in assets under management and has invested in approximately 3.9 million square feet. The company acquires industrial, retail, office and multi-family properties in high-growth markets across the Western United States.

The Property. The Park West Shopping Center Property is a multi-tenant anchored retail center totaling 253,789 SF, located in Peoria, Arizona. Built in 2007, the property is situated on a 31.9-acre site and consists of 13 multi-tenant retail buildings and single-tenant pad buildings. The Park West Shopping Center Property is anchored by Harkins Theatre, a movie-theater, which has been located at the property since 2007. Additional tenants include several full-service restaurants, and national and regional tenants such as LOFT, Bath & Body Works, Lenscrafters, Victoria’s Secret, and Athleta. The property contains 1,948 surface parking spaces, resulting in a parking ratio of 7.7 spaces per 1,000 SF of rentable area. As of May 1, 2023, the Park West Shopping Center Property was 95.2% leased to 51 tenants, which includes seven tenants, totaling 9.3% of net rentable area, that have not yet taken occupancy.

A-3-38

Retail – Anchored	Loan #4	Cut-off Date Balance:	$58,600,000
9712-9868 West Northern Avenue	Park West Shopping Center	Cut-off Date LTV:	60.4%
Peoria, AZ 85345		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	11.6%

The borrower purchased the Park West Shopping Center Property, along with adjacent vacant parcels, in 2017 for approximately $33.5 million, when the Park West Shopping Center Property was approximately 67.8% leased. The borrower has spent approximately $5.7 million on capital improvements between 2018 and 2022, including exterior renovations, monument signs, installation of a splash pad and playground equipment and asphalt repairs. Additionally the borrower has spent approximately $11.8 million on leasing costs since acquisition. Through April 2023, the borrower has signed 27 new leases since 2020.

Major Tenants.

Harkins Theatre (64,129 SF; 25.3% of NRA; 19.5% of underwritten base rent). Harkins Theatre (“Harkins”) is the largest independently owned theater company in the United States. Founded in 1933, Harkins currently operates 32 theaters in four states including Arizona, Colorado, California and Oklahoma. The tenant has been located at the Park West Shopping Center Property since 2007, and recently renewed for a 15-year term, expiring October 31, 2037, with no termination options. Harkins Amusement Enterprises, Inc., the parent of the tenant, is expected to execute a limited guaranty of $6 million, which will amortize on a straight-line basis beginning July 1, 2025, through the end of the lease term. However, this was not yet executed at the time of loan origination. The non-recourse carveout guarantor has provided a similar, limited guaranty of $6 million, amortizing beginning July 1, 2025, through the end of the lease term, until the limited corporate guaranty from Harkins is executed.

In conjunction with the renewal, Harkins is planning to complete a $9.0 million renovation, beginning in early 2024, which will include stadium seating with luxury recliner seats, a new beer and wine bar in the lobby, upgraded food and beverages, all new carpet and flooring throughout, upgrades to the Audiovisual equipment and technology upgrades. The borrower is contributing $3.5 million towards the renovation, which is reserved upfront. The renovation is expected to take place in phases, with portions of the tenant space offline as it is completed. As of February 2023, the tenant reported trailing 12-month sales of $372,595 per screen and an occupancy cost of 32.2%. The sales represented a 49.8% increase over 2021. Additionally, according to Harkins tracking data, for the period of January through April 2023, the theater drew 988 visitors per day, which is a 31% increase over the same period in 2022.

BJs Restaurant (9,000 SF; 3.5% of NRA; 4.4% of underwritten base rent). BJs Restaurant (“BJs”) is a restaurant chain that was founded in 1978 and specializes in deep dish pizza and craft beer. BJs has been a tenant since 2008 and has a lease expiration of December 31, 2028, with one five-year renewal option, and no termination options. As of February 2023, the tenant reported trailing 12-month sales of $1,101 PSF and an occupancy cost of 3.7%.

Smart Gym (8,925 SF; 3.5% of NRA; 2.8% of underwritten base rent). Smart Gym provides high-intensity group fitness classes coupled with a high-end boutique health club. It includes cardio equipment, tanning, personal training, Hydro Massage, and a full line of strength training equipment. Smart Gym has been a tenant since 2017 and has a lease expiration date of July 31, 2030. The tenant has no termination options and two five-year renewal options. As of February 2023, the tenant reports trailing 12-month sales of $84 PSF and an occupancy cost of 24.3%.

The following table presents certain information relating to the tenancy at the Park West Shopping Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent(2)	Annual UW Rent PSF			Renewal Options
							Termination Option (Y/N)	Lease Expiration
Major Tenants
Harkins Theatre	NR/NR/NR	64,129	25.3%	$1,282,580	19.5%	$20.00	N	10/31/2037	3 x 5 years
BJs Restaurants	NR/NR/NR	9,000	3.5%	$292,173	4.4%	$32.46	N	12/31/2028	1 x 5 years
Smart Gym	NR/NR/NR	8,925	3.5%	$182,933	2.8%	$20.50	N	7/31/2030	2 x 5 years
Victoria’s Secret(3)	NR/Ba3/BB-	7,679	3.0%	$199,654	3.0%	$26.00	Y(4)	1/31/2024	None
OSI Flemings	NR/NR/NR	7,289	2.9%	$139,089	2.1%	$19.08	N	4/30/2033	1 x 5 years
The Vig	NR/NR/NR	7,073	2.8%	$226,336	3.4%	$32.00	N	5/31/2033	2 x 5 years
Kasai Japanese Steakhouse(5)	NR/NR/NR	6,779	2.7%	$235,096	3.6%	$34.68	N	7/31/2032	2 x 5 years
The Cabin	NR/NR/NR	6,505	2.6%	$161,263	2.5%	$24.79	N	1/31/2025	1 x 5 years
My Salon Suites	NR/NR/NR	6,470	2.5%	$171,649	2.6%	$26.53	N	8/31/2030	2 x 5 years
Total/Wtd. Avg.		123,849	48.8%	$2,890,773	43.9%	$23.34

Non-Major Tenants(6)		117,808	46.4%	$3,689,217	56.1%	$31.32
Occupied Collateral Total		241,657	95.2%	$6,579,990	100.0%	$27.23
Vacant Space		12,132	4.8%
Total		253,789	100.0%	$6,579,990	100.0%	$27.23

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	% of Total Annual UW Rent does not include vacant space.
(3)	The tenant is currently paying abated rent due to the occurrence during prior ownership of a co-tenancy trigger related to the overall retail occupancy. The Annual UW Rent reflects the tenant’s abated rent.
(4)	The tenant has the right to terminate the lease at any time with 12 months’ written notice.
(5)	Kasai Japanese Steakhouse has signed a lease but is not yet in occupancy. The tenant space has been delivered and the lease began August 1, 2022, with opening expected to take place September 1, 2023. The tenant has no outs in its lease.
(6)	Non-Major Tenants includes six tenants (Bully Brew, Paramount Hair Extensions, LLC, Tan Republic, LOFT, Coastin Tiki Bar, and Jules & JC) totaling 6.6% of net rentable area that have not yet taken occupancy of their spaces. All six tenants are expected to take occupancy by November 2023.

A-3-39

Retail – Anchored	Loan #4	Cut-off Date Balance:	$58,600,000
9712-9868 West Northern Avenue	Park West Shopping Center	Cut-off Date LTV:	60.4%
Peoria, AZ 85345		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	11.6%

The following table presents a summary of sales and occupancy costs for certain Major Tenants at the Park West Shopping Center Property.

Tenant Sales(1)(2)
	2021 Sales (PSF)	TTM 2/28/2023 Sales (PSF)	Occupancy Cost(3)
Harkins Theatre(4)	$248,785	$372,595	32.2%
BJs Restaurants	$953	$1,101	3.7%
Smart Gym	$86	$84	24.3%
Victoria’s Secret	$772	$658(5)	3.9%
OSI Flemings	$1,000	$1,260(6)	2.2%
The Vig(7)	NAV	NAV	NAV
Kasai Japanese Steakhouse(7)	NAV	NAV	NAV
The Cabin	$325	$326(5)	10.1%

(1)	Information obtained from the borrower.
(2)	Tenants shown on the Tenant Summary table above and not included on the Tenant Sales table are not required to report sales.
(3)	Occupancy cost is based on underwritten base rent and reimbursements divided by most recent reported sales.
(4)	Represents sales per screen.
(5)	Represents trailing 12-month sales as of March 2023
(6)	Represents 2022, 4-months annualized
(7)	The Vig recently opened, and Kasai Japanese Steakhouse has not yet opened for business.

The following table presents certain information relating to the lease rollover schedule at the Park West Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	6	21,210	$23.67	8.4%	8.4%	$502,051	7.6%	7.6%
2025	4	12,378	$29.99	4.9%	13.2%	$371,263	5.6%	13.3%
2026	2	7,390	$37.51	2.9%	16.1%	$277,194	4.2%	17.5%
2027	2	3,354	$31.04	1.3%	17.5%	$104,124	1.6%	19.1%
2028	6	20,860	$33.91	8.2%	25.7%	$707,360	10.8%	29.8%
2029	3	11,049	$34.24	4.4%	30.0%	$378,335	5.7%	35.6%
2030	6	30,302	$30.27	11.9%	42.0%	$917,279	13.9%	49.5%
2031	4	8,585	$26.44	3.4%	45.4%	$227,018	3.5%	53.0%
2032	9	30,119	$33.09	11.9%	57.2%	$996,752	15.1%	68.1%
2033	7	29,711	$27.47	11.7%	68.9%	$816,034	12.4%	80.5%
2034 & Beyond	2	66,699	$19.23	26.3%	95.2%	$1,282,580	19.5%	100.0%
Vacant	0	12,132	$0.00	4.8%	0.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	51	253,789	$27.23(3)	100.0%	100.0%	$6,579,990	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Park West Shopping Center Property is located at the northeastern corner of West Northern Avenue and North 99th Avenue in Peoria, Arizona. The property is located approximately 0.4 miles from Arizona State Route 101, providing access throughout the region, and 19.7 miles from downtown Phoenix. The local area is approximately 75% developed, primarily with residential and commercial land and some shopping center uses. Peoria has seen strong population growth with an increase of 24.0% since 2010. The Park West Shopping Center Property is located approximately 2.7 miles from State Farm Stadium, home of the Arizona Cardinals football team. The property is also located 1.2 miles from the Desert Diamond Casino, with over 75,000 SF of entertainment space, 1,400 slot machines, electronic and live table games, three restaurants, and a food court. According to the appraisal, the estimated 2022 population within a three- and five-mile radius was approximately 78,603 and 309,583, respectively, and the average household income within the same radii was $69,849 and $69,950, respectively.

According to the appraisal, the Park West Shopping Center Property is located within the Northwest Phoenix/Glendale submarket of the Phoenix retail market. As of year-end 2022, the submarket reported total inventory of approximately 16.7 million SF with a 10.0% vacancy rate and average asking rent of $19.34 PSF. The appraiser concluded to market rents for the Park West Shopping Center Property ranging from $20.00 PSF for the theater, to $34.00 for full-service restaurant space (see table below).

A-3-40

Retail – Anchored	Loan #4	Cut-off Date Balance:	$58,600,000
9712-9868 West Northern Avenue	Park West Shopping Center	Cut-off Date LTV:	60.4%
Peoria, AZ 85345		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	11.6%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Park West Shopping Center Property:

Market Rent Summary
	Theater	Full-Service Restaurants	Shop Space
Market Rent (PSF)	$20.00	$34.00	$31.20
Lease Term (Years)	15	10	10
Lease Type (Reimbursements)	Net	Net	Net
Tenant Improvements	$25.00	$50.00	$25.00
Rent Increase Projection	10.0% / 5 Yrs	10.0% / 5 Yrs	3.0% / Yr
Source: Appraisal.

The table below presents certain information relating to comparable sales pertaining to the Park West Shopping Center Property identified by the appraisal:

Comparable Sales
Property Name	Location	Rentable Area (SF)	Year Built/Reno	Occupancy	Anchors	Sale Date	Sale Price (PSF)
Arcadia Fiesta	3131 East Indian School Road Phoenix, AZ	154,436	1959 / 2018	100.0%	Ross Dress for Less, Jo-Ann Fabrics, Ace Hardware, O’Reilly Auto Parts, The Tile Shop, and Tuesday Morning	11/2021	$269.69
Biltmore Fashion Park	2502 East Camelback Road Phoenix, AZ	212,000	1963 / 2019	93.0%	Saks Fifth Avenue, Macy’s and flagship Life Time Fitness	6/2022	$886.79
Falls at Ocotillo	1025-1095 West Queen Creek Road Chandler, AZ	72,258	2001 / NAP	98.0%	Coldwell Banker Realty, Chase Bank, Arizona Pain Relief and Stone & Vine Urban Italian restaurant	7/2022	$332.14
The Promenade Scottsdale	16243 North Scottsdale Road Scottsdale, AZ	574,057	2005 / 2017	97.0%	Living Spaces, Nordstrom Rack, Sacks Off Fifth, Michael’s, PetSmart, Putting World, Old Navy, Painted Tree Marketplace	8/2022	$313.56
East Thunderbird Square	14202-14344 North Scottsdale Road Scottsdale, AZ	173,491	2001 / NAP	90.0%	Goodwill, Spencers TV & Appliance, Salt Creek Home Furniture	11/2022	$576.40
Source: Appraisal.

A-3-41

Retail – Anchored	Loan #4	Cut-off Date Balance:	$58,600,000
9712-9868 West Northern Avenue	Park West Shopping Center	Cut-off Date LTV:	60.4%
Peoria, AZ 85345		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	11.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Park West Shopping Center Property:

Cash Flow Analysis
	2020		2021		2022		TTM 2/28/2023		UW		UW PSF
Base Rent	$3,220,849		$3,685,140		$4,507,578		$4,624,252		$6,579,990		$25.93
Grossed Up Vacant Space	$0		$0		$0		$0		$378,518		$1.49
Gross Potential Rent	$3,220,849		$3,685,140		$4,507,578		$4,624,252		$6,958,509		$27.42

Other Income	$27,843		$111,392		$209,021		$207,658		$108,627		$0.43
Percentage Rent	$373,835		$763,844		$579,005		$778,777		$518,411		$2.04
Total Recoveries	$991,267		$1,449,711		$1,416,080		$1,438,049		$1,749,015		$6.89
Net Rental Income	$4,613,794		$6,010,087		$6,711,684		$7,048,736		$9,334,562		$36.78
(Collection Loss)	($855,454)		($751,781)		$95,647		$75,459		$0		$0.00
(Vacancy & Credit Loss)	$0		$0		$0		$0		($378,518)	(1)	($1.49)
Effective Gross Income	$3,758,340		$5,258,306		$6,807,331		$7,124,195		$8,956,044		$35.29

Real Estate Taxes	$759,699		$753,766		$665,260		$650,570		$613,412		$2.42
Insurance	$39,970		$53,327		$58,834		$57,523		$95,615		$0.38
Management Fee	$124,856		$239,421		$276,898		$296,902		$268,681		$1.06
Other Operating Expenses	$925,676		$1,063,964		$1,175,689		$1,199,314		$1,199,314		$4.73
Total Operating Expenses	$1,850,201		$2,110,478		$2,176,681		$2,204,310		$2,177,023		$8.58

Net Operating Income	$1,908,139	(2)	$3,147,828	(2)	$4,630,650	(2)	$4,919,885	(3)	$6,779,021	(3)	$26.71
Replacement Reserves	$0		$0		$0		$0		$50,758		$0.20
TI/LC	$0		$0		$0		$0		$133,279	(4)	$0.53
Net Cash Flow	$1,908,139		$3,147,828		$4,630,650		$4,919,885		$6,594,984		$25.99

Occupancy %	74.9%	(5)	89.4%	(5)	93.7%	(5)	95.2%	(1)	94.6%	(1)
NOI DSCR	0.44x		0.73x		1.08x		1.14x		1.57x
NCF DSCR	0.44x		0.73x		1.08x		1.14x		1.53x
NOI Debt Yield	3.3%		5.4%		7.9%		8.4%		11.6%
NCF Debt Yield	3.3%		5.4%		7.9%		8.4%		11.3%

(1)	The underwritten economic vacancy is 5.4%. The Park West Shopping Center Property was 95.2% occupied as of May 1, 2023.
(2)	The increase in Net Operating Income from 2020 to 2021 was primarily driven by the increase in occupancy from 74.9% to 89.4%, an increase in total recoveries and a decrease in collection loss. The further increase in Net Operating Income from 2021 to 2022 was primarily driven by a decrease in collection loss and an increase in occupancy from 89.4% to 93.7%
(3)	The increase from TTM 2/28/2023 to UW Net Operating Income was primarily driven by five tenants, representing 6.2% of the net rentable area and 6.9% of underwritten base rent that opened in 2023, and seven tenants , representing 9.3% of net rentable area and 11.2% of underwritten base rent, that are expected to open by November 2023.
(4)	The UW TI/LC number includes a $57,000 credit for the $570,000 upfront TI/LC reserve.
(5)	The occupancy % for 2020, 2021 and 2022, represents the occupancy as of January 1, 2021, 2022, and 2023, respectively.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $53,674 and ongoing monthly deposits of $53,674 for real estate taxes.

Insurance – The loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Park West Shopping Center Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The loan documents require ongoing monthly replacement reserve deposits of $4,008 subject to a cap of $144,283.

Leasing Reserve – The loan documents require an upfront deposit of $570,000 and ongoing monthly reserves of $15,857 for tenant improvements and leasing commissions reserves, subject to a cap of $570,000.

Existing TI/LC Obligations – The loan documents require an upfront deposit of $5,377,975 for outstanding tenant improvements and leasing commissions which includes $3.5 million for Harkins, as well as certain amounts for ten additional tenants.

Rent Concession Reserve – The loan documents require an upfront deposit of $333,080 for certain future rent credits, gap rent, or abatements related to nine tenants.

A-3-42

Retail – Anchored	Loan #4	Cut-off Date Balance:	$58,600,000
9712-9868 West Northern Avenue	Park West Shopping Center	Cut-off Date LTV:	60.4%
Peoria, AZ 85345		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	11.6%

Lockbox and Cash Management. The Park West Shopping Center Mortgage Loan is structured with a hard lockbox and in place cash management. The borrower is required to deposit all rents within one business day of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. On each monthly payment date, all funds in the lockbox account are required to be transferred to the cash management account and disbursed by the lender in accordance with the cash flow waterfall set forth in the loan documents. If a Cash Trap Event Period (as defined below) is not in effect, all excess funds will be disbursed to the borrower. During a Cash Trap Event Period, all excess funds in the cash management account will be held in an excess cash flow account as additional collateral for the Park West Shopping Center Mortgage Loan.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.15x, based on 30-year amortization, tested quarterly; or
(iii)	Harkins (a) going dark, vacating or failing to continuously operate its entire space, (b) becoming subject of a bankruptcy action or defaulting under its lease beyond applicable notice and cure periods; or (c) terminating its lease or giving written notice of its intent to terminate its lease, or the lease failing to be in effect. For the avoidance of doubt, in regards to clause (a), any temporary or partial disruption in continuous occupancy resulting from the renovation of the Harkins Theatre space planned to commence in 2024 will not be deemed a go dark trigger event so long as such renovation work is diligently prosecuted to completion.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the NCF DSCR being greater than or equal to 1.20x for two consecutive calendar quarters; and
●	with regard to clause (iii)(a) above, (I) the borrower having entered into one or more replacement leases for at least 75% of the Harkins space, with each tenant being open for business, paying full, unabated rent, and all tenant leasing costs have been paid or reserved in full (a “Major Tenant Re-Tenanting Event”) or (II) Harkins has resumed its normal business operations in its entire space for a period of two consecutive calendar quarters; with respect to clause (iii)(b) above, either (I) a Major Tenant Re-Tenanting Event, (II) the dismissal of such bankruptcy or insolvency action and the related lease having been affirmed on terms satisfactory to the lender or (III) the subject default is cured and no other default under the lease occurs for a period of two consecutive calendar quarters; and with respect to clause (iii)(c) above either (I) a Major Tenant Re-Tenanting Event or (II) the tenant revokes any notification of termination or cancellation and delivers a tenant estoppel reasonably acceptable to the lender.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Park West Shopping Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-43

Various - Various	Loan #5	Cut-off Date Balance:	$52,455,546
Various	Shops at Riverwalk & River Walk Corporate Center	Cut-off Date LTV:	44.2%
Bakersfield, CA 93311		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	12.8%

A-3-44

Various - Various	Loan #5	Cut-off Date Balance:	$52,455,546
Various	Shops at Riverwalk & River Walk Corporate Center	Cut-off Date LTV:	44.2%
Bakersfield, CA 93311		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	12.8%

A-3-45

Various - Various	Loan #5	Cut-off Date Balance:	$52,455,546
Various	Shops at Riverwalk & River Walk Corporate Center	Cut-off Date LTV:	44.2%
Bakersfield, CA 93311		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	12.8%

Shops at Riverwalk & River Walk Corporate Center
1 Shops at Riverwalk Bakersfield, CA
2 River Walk Corporate Center Bakersfield, CA
Shafter
7th Standard Rd
Santa Fe Way
AMTRAK
Snow Rd
Meadows Field Airport
Airport Dr
Chester Ave
Oildale
Calloway Drive
Olive Dr
99
KERN COUNTY
Plaza At Riverlakes
Hageman Rd
Golden State Hwy
Kern County Museum
204
Rosedale
Coffee Rd
Fruitvale Ave
Country Plaza
Northwest Promenade
Rosedale Hwy
Rosedale Hwy
Rosedale Gateway Plaza
Greenacres
AMTRAK
Truxtun Plaza
DOWNTOWN BAKERSFIELD
Brimhall Square
58
Allen Rd
Jewetta Ave
Westside Pkwy
Truxtun Ave
Kern River
Bakersfield Plaza
Griffith Field
Stockdale Hwy
Dignity Health Amphitheatre
CENTENNIAL CORRIDOR (Under Construction)
Hardt Field
Stockdale Hwy
Cal. State University-Bakersfield
Stockdale CC
Sundale CC
Stockdale Fashion Plaza
Kern River
Ming Ave
The Marketplace
Ming & Real Plaza
Ming Ave
2800 Acre Water Bank
Seven Oaks CC
BAKERSFIELD
Valley Plaza Mall
White Ln
Gosford Rd
Stockdale Town Center
White Ln
Dreyer's Ice Cream
Gosford Village
Harris Rd
Panama Ln
Old River Rd
Gosford Rd
Ashe Rd
Stine Rd
Taft Hwy
119
FRESNO
Visalia
NEVADA
CALIFORNIA
Paso Robles
Bakersfield
San Luis Obispo
Santa Maria
MOJAVE DESERT
Barstow
Lancaster
Palmdale
Victorville
Lompoc
Santa Barbara
Ventura
Santa Clarita
Simi Valley
Glendale
San Bernardino
LOS ANGELES
Riverside
LONG BEACH
Anaheim
Palm Springs
Indio
Pacific Ocean
Oceanside
Poway
SAN DIEGO
MEXICO

A-3-46

Mortgage Loan No. 5 – Shops at Riverwalk & River Walk Corporate Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Portfolio
Original Balance:		$52,500,000		Location:	Bakersfield, CA 93311
Cut-off Date Balance:		$52,455,546		General Property Type:	Various
% of Initial Pool Balance:		7.8%		Detailed Property Type:	Various
Loan Purpose:		Refinance		Title Vesting:	Fee
Borrower Sponsors:		Castle & Cooke, Inc., Murdock Realty, LLC		Year Built/Renovated(2):	Various
		and Westlake Wellbeing Properties, LLC		Size(2):	313,317 SF
Guarantors:		Castle & Cooke, Inc., Murdock Realty, LLC		Cut-off Date Balance PSF:	$167
		and Westlake Wellbeing Properties, LLC		Maturity Date Balance PSF:	$159
Mortgage Rate:		6.8350%		Property Manager:	Castle & Cooke Commercial –
Note Date:		5/19/2023			CA, Inc. (borrower- related)
First Payment Date:		7/11/2023
Maturity Date:		6/11/2028
Original Term to Maturity:		60 months
Original Amortization Term:		360 months
IO Period:		0 months
Seasoning:		1 month
Prepayment Provisions:		L(25),D(31),O(4)		Underwriting and Financial Information
Lockbox/Cash Mgmt Status:		Soft/Springing		UW NOI:	$6,698,593
Additional Debt Type:		No		UW NOI Debt Yield:	12.8%
Additional Debt Balance:		NAP		UW NOI Debt Yield at Maturity:	13.5%
Future Debt Permitted (Type):		No (NAP)		UW NCF DSCR:	1.58x
				Most Recent NOI:	$7,034,540 (2/28/2023 TTM)
Reserves(1)				2nd Most Recent NOI(3):	$6,895,748 (12/31/2022)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(3):	$6,178,716 (12/31/2021)
RE Taxes:	$262,850	$87,616	NAP	Most Recent Occupancy(4):	92.1% (Various)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	96.0% (12/31/2022)
Replacement Reserve:	$120,764	$3,916	$140,991	3rd Most Recent Occupancy:	91.4% (12/31/2021)
Leasing Reserve:	$1,750,000	$26,110	$1,500,000	Appraised Value (as of)(2):	$118,710,000 (Various)
Existing TI/LC Obligations:	$75,678	$0	NAP	Appraised Value PSF:	$379
Rent Concession Reserve:	$68,429	$0	NAP	Cut-off Date LTV Ratio:	44.2%
Outparcel Development Reserve:	Springing(1)	$0	NAP	Maturity Date LTV Ratio:	41.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(5):	$52,500,000	100.0%	Return of Equity(5):	$49,739,241	94.7%
			Upfront Reserves:	$2,277,721	4.3%
			Closing Costs:	$483,038	0.9%
Total Sources:	$52,500,000	100.0%	Total Uses:	$52,500,000	100.00%

(1)	See “Escrows and Reserves” below.
(2)	See the “Shops at Riverwalk & River Walk Corporate Center Properties Summary” table below for details regarding the individual properties
(3)	The increase in Net Operating Income from 2021 to 2022 was driven by 11 new and renewal leases (9.6% NRA; 11.8% of UW Base Rent) being signed between 2021 and 2022.
(4)	The Shops at Riverwalk Property (as defined below) was 90.9% leased as of April 30, 2023 and the River Walk Corporate Center Property (as defined below) was 100.0% leased as of July 1, 2023.
(5)	The Shops at Riverwalk & River Walk Corporate Center Mortgage Loan (as defined below) was used to partially pay off a credit facility secured by a number of properties, including the Shops at Riverwalk & River Walk Corporate Center Properties (as defined below).

The Mortgage Loan. The fifth largest mortgage loan (the “Shops at Riverwalk & River Walk Corporate Center Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $52,500,000 and secured by the fee interests in a 269,759 SF shadow anchored retail property and a 43,558 SF single tenant suburban office property located in Bakersfield, California (the “Shops at Riverwalk & River Walk Corporate Center Properties”).

The Borrower and the Borrower Sponsor. The borrower is Castle & Cooke Riverwalk, LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsors and non-recourse carveout guarantors are Castle & Cooke, Inc., Murdock Realty, LLC, and Westlake Wellbeing Properties, LLC.

Formed in 1851 by Samuel Northrup Castle and Amos Starr Cooke, Castle & Cooke began as a Hawaii merchant partnership and has transformed into a diverse family of companies. Castle & Cooke maintains a commercial portfolio totaling close to 2.6 million SF, including 831,000 SF of commercial properties in Hawaii, 1.7 million SF of commercial properties on the US mainland, 94 holes of golf courses on the US mainland, and a 269-key resort, in addition to close to 5,700 acres of undeveloped land in Hawaii and the US mainland and approximately 1,450 residential lots under development across Hawaii and the US mainland. David H. Murdock is a direct or indirect controlling shareholder in the sponsor entities. See “Description of the Mortgage Pool – Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

A-3-47

Various - Various	Loan #5	Cut-off Date Balance:	$52,455,546
Various	Shops at Riverwalk & River Walk Corporate Center	Cut-off Date LTV:	44.2%
Bakersfield, CA 93311		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	12.8%

The Properties. The Shops at Riverwalk & River Walk Corporate Center Properties comprise a 269,759 SF shadow anchored retail property (the “Shops at Riverwalk Property”) and a 43,558 SF suburban single tenant office property (the “River Walk Corporate Center Property”) located in Bakersfield, California. As of April 30, 2023, the portfolio is 92.1% leased to 43 tenants, with no tenant representing more than 13.9% of the portfolio net rentable area. The borrower developed both of the properties, which are adjacent to one another.

Shops at Riverwalk

The Shops at Riverwalk Property is a shadow anchored retail center located in Bakersfield, California totaling 269,759 SF. Built between 2005 and 2022, the property is situated on a 37.7-acre site and is shadow anchored by Target with collateral junior anchors including Sprouts Farmers Market, Nordstrom Rack, TJ Maxx, DSW and BevMo!. Additional tenants include Sephora, Athleta, Starbucks, and Wells Fargo. The property also includes 38,440 SF of office space. The property contains 2,596 surface parking spaces, resulting in a parking ratio of 9.6 spaces per 1,000 SF of net rentable area. As of April 30, 2023, the Shops at Riverwalk Property was 90.9% leased, and the property has averaged 94.1% occupancy since 2018.

River Walk Corporate Center

The River Walk Corporate Center Property is a two-story, suburban office building occupied by a single tenant totaling 43,558 SF, located in Bakersfield, California. The River Walk Corporate Center Property was built in 2008 and renovated in 2020, and is situated on a 2.7-acre site. The property includes 191 surface parking spaces (4.4 spaces per 1,000 SF). As of July 1, 2023, the property was 100.0% leased to the Department of General Services on behalf of the State of California.

The following table presents certain information relating to the Shops at Riverwalk & River Walk Corporate Center Properties:

Shops at Riverwalk & River Walk Corporate Center Properties Summary
Property Name / Location	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated(2)	Net Rentable Area (SF) (1)	As-Is Appraised Value(2)	Allocated Cut-off Date LTV	% of UW NOI
Shops at Riverwalk Bakersfield, CA	$46,480,920	88.5%	90.9%	2005-2022/NAP	269,759	$105,100,000	44.2%	86.9%
River Walk Corporate Center Bakersfield, CA	$6,019,080	11.5%	100.0%	2008/2020	43,558	$13,610,000	44.2%	13.1%
Total	$52,500,000	100.0%	92.1%		313,317	$118,710,000		100.0%

(1)	Information based on the underwritten rent roll.
(2)	Source: Appraisals.

Major Tenants.

Department of General Services (43,558 SF; 13.9% of NRA; 19.2% of underwritten base rent; 10/31/2028 lease expiration). The Department of General Services leases 100% of the space at the River Walk Corporate Center Property on behalf of the State of California and its California Geologic Energy Management Division (“CalGEM”). CalGem prioritizes protecting public health, safety, and the environment in its oversight of the oil, natural gas, and geothermal industries, while working to help California achieve its climate change and clean energy goals. The tenant has been at the property since 2020, does not have any renewal options and may terminate its lease any time on or after October 31, 2024 with at least 60 days’ notice with no termination fee.

Nordstrom Rack (35,000 SF; 11.2% of NRA; 8.3% of underwritten base rent; 3/31/2025 lease expiration). Nordstrom Rack, which has been serving customers since 1973, is the off-price division of Nordstrom, Inc. Today, there are 359 stores across the United States and Canada. Nordstrom Rack has been a tenant at the Shops at Riverwalk Property since 2015 and has four, five-year renewal options remaining. The tenant does not have any termination options and is not required to report sales.

Sprouts Farmers Market (24,799 SF; 7.9% of NRA; 6.9% of underwritten base rent; 2/28/2030 lease expiration). Sprouts Farmers Market (“Sprouts”), which currently has more than 380 stores, was founded in 2002 and focuses on farm fresh produce and other healthy, affordable items. Sprouts has been a tenant at the Shops at Riverwalk Property since 2015 and has three, five-year renewal options remaining. The tenant does not have any termination options and is not required to report sales.

A-3-48

Various - Various	Loan #5	Cut-off Date Balance:	$52,455,546
Various	Shops at Riverwalk & River Walk Corporate Center	Cut-off Date LTV:	44.2%
Bakersfield, CA 93311		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	12.8%

The following table presents certain information relating to the tenancy at the Shops at Riverwalk & River Walk Corporate Center Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)			Renewal Options
							Termination Option (Y/N)	Lease Expiration
Major Tenants
Department of General Services	AA/Aa2/AA-	43,558	13.9%	$1,424,190	19.2%	$32.70	Y(1)	10/31/2028	None
Nordstrom Rack	BB+/Ba1/BB+	35,000	11.2%	$611,450	8.3%	$17.47	N	3/31/2025	4 x 5 yr
Sprouts Farmers Market	NR/NR/NR	24,799	7.9%	$510,611	6.9%	$20.59	N	2/28/2030	3 x 5 yr
TJ Maxx	NR/A2/A	22,500	7.2%	$253,125	3.4%	$11.25	N	5/31/2025	3 x 5 yr
DSW	NR/NR/NR	18,000	5.7%	$323,820	4.4%	$17.99	N	1/31/2026	2 x 5 yr
Total/Wtd. Avg.		143,857	45.9%	$3,123,196	42.2%	$21.71

Non-Major Tenants		144,864	46.2%	$4,279,149	57.8%	$29.54
Occupied Collateral Total		288,721	92.1%	$7,402,345	100.0%	$25.64
Vacant Space		24,596	7.9%
Total		313,317	100.0%

(1)	Certain ratings are those of the parent company or government whether or not the parent guarantees the lease.
(2)	Department of General Services may terminate its lease at any time on or after October 31, 2024 with at least 60 days’ notice (with no termination fee required).

The following table presents a summary of sales and occupancy costs for certain tenants at the Shops at Riverwalk & River Walk Corporate Center Properties.

Tenant Sales(1)(2)
	2021 Sales (PSF)	2022 Sales (PSF)	Occupancy Cost(3)
T.J. Maxx	$463	$788	2.2%
DSW	$223	$234	10.6%

(1)	Information obtained from the borrower.
(2)	Tenants shown on the Tenant Summary table above and not included on the Tenant Sales table are not required to report sales.
(3)	Occupancy cost is based on underwritten base rent and reimbursements divided by most recent reported sales.

The following table presents certain information relating to the lease rollover schedule at the Shops at Riverwalk & River Walk Corporate Center Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	3	3,787	$34.32	1.2%	1.2%	$129,980	1.8%	1.8%
2023	1	3,410	$33.00	1.1%	2.3%	$112,530	1.5%	3.3%
2024	1	2,622	$40.68	0.8%	3.1%	$106,663	1.4%	4.7%
2025	7	73,554	$19.28	23.5%	26.6%	$1,418,440	19.2%	23.9%
2026	8	51,893	$24.33	16.6%	43.2%	$1,262,522	17.1%	40.9%
2027	6	23,437	$31.94	7.5%	50.7%	$748,546	10.1%	51.0%
2028	5	58,738	$32.65	18.7%	69.4%	$1,917,853	25.9%	77.0%
2029	1	9,113	$15.36	2.9%	72.3%	$140,000	1.9%	78.8%
2030	4	33,187	$24.09	10.6%	82.9%	$799,607	10.8%	89.6%
2031	1	6,057	$21.82	1.9%	84.8%	$132,160	1.8%	91.4%
2032	3	12,000	$25.33	3.8%	88.7%	$304,000	4.1%	95.5%
2033	3	10,923	$30.22	3.5%	92.1%	$330,044	4.5%	100.0%
2034 & Beyond	0	0	$0.00	0.0%	92.1%	$0	0.0%	100.0%
Vacant	0	24,596	$0.00	7.9%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	43	313,317	$25.64	100.0%		$7,402,345	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

A-3-49

Various - Various	Loan #5	Cut-off Date Balance:	$52,455,546
Various	Shops at Riverwalk & River Walk Corporate Center	Cut-off Date LTV:	44.2%
Bakersfield, CA 93311		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	12.8%

The Market. The Shops at Riverwalk & River Walk Corporate Center Properties are located along Stockdale Highway in Bakersfield, California, approximately 111 miles south of Fresno and 115 miles north of Los Angeles. The properties are within one mile of State Route 58 and within six miles of State Routes 99, 204, and 178. Additionally, California State University, Bakersfield, which has a student body of approximately 10,000 students, is located approximately 0.5 miles from the properties. Mercy Hospital Southwest, which is adjacent to the properties, is a 78-bed hospital that is currently undergoing an expansion to include an additional 106-beds, expected to be completed in late 2023. Significant development in the immediate area consists of office uses along major arterials that are interspersed with multi-family complexes and single-family residential development removed from arterials. According to the appraisal, the estimated 2022 population within a three- and five-mile radius was approximately 92,814 and 245,114, respectively, and the average household income within the same radii was $123,660 and $107,083, respectively.

According to a third party market research report, the Shops at Riverwalk property is situated within the University Centre retail submarket within the greater Bakersfield market. As of May 2023, the submarket reported a total inventory of approximately 943,200 SF with a 4.4% vacancy rate and an average asking rent of $27.89 per SF. The appraiser concluded a market rent for the retail space ranging from $20.40 per SF to $60.00 per SF.

According to a third party market research report, the River Walk Corporate Center property is situated within the University Centre office submarket within the greater Bakersfield market. As of May 2023, the submarket reported a total inventory of approximately 2.5 million SF with a 10.3% vacancy rate and an average asking rent of $31.55 per SF. The appraiser concluded a market rent for the office space of $33.60 per SF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Shops at Riverwalk & River Walk Corporate Center Properties:

Market Rent Summary
	Jr. Anchor	Pad	High Exposure	Low Exposure	Office	Drive-Through	Restaurant	River Walk Corporate Center
Market Rent (PSF)	$20.40	$43.80	$42.00	$36.00	$24.00	$60.00	$33.00	$33.60
Lease Term (Years)	15	5	5	5	5	10	10	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN	NNN	FSG
Rent Increase Projection	Various	3%	3%	3%	3%	3%	3%	3%

The table below presents certain information relating to comparable retail property sales pertaining to the Shops at Riverwalk Property:

Comparable Sales
Property Name	Location	Rentable Area (SF)	Anchors	Sale Date	Sale Price (PSF)	Appraiser’s Adjusted Sale Price (PSF)
Rocklin Crossings	5436 Crossings Drive Rocklin, CA	202,139	Wal-Mart and Bass Pro	1/2023	$335.00	$345.00
Rock Creek Plaza	2220 Sunset Boulevard Rocklin, CA	81,184	Safeway	11/2022	$382.00	$371.00
Park Place	4640 Natomas Boulevard Sacramento, CA	122,358	Raley’s Supermarket	12/2022	$433.00	$424.00
River Park Crossing	7497 North Blackstone Avenue Fresno, CA	121,107	Sprouts, Ross, Bed Bath & Beyond	2/2022	$294.00	$335.00
Ming Plaza	3739 Ming Avenue Bakersfield, CA	117,228	Ross and dd’s Discounts	2/2022	$226.00	$301.00

Source: Appraisal

A-3-50

Various - Various	Loan #5	Cut-off Date Balance:	$52,455,546
Various	Shops at Riverwalk & River Walk Corporate Center	Cut-off Date LTV:	44.2%
Bakersfield, CA 93311		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	12.8%

The table below presents certain information relating to comparable office property sales pertaining to the River Walk Corporate Center Property:

Comparable Sales
Property Name	Location	Rentable Area (SF)	Occupancy	Sale Date	Sale Price (PSF)	Appraiser’s Adjusted Sale Price (PSF)
Office Building	500 North Santa Fe Street Visalia, CA	32,741	100.0%	9/2022	$260.00	$299.00
Office Building	564 West Herndon Avenue Clovis, CA	33,000	100.0%	5/2022	$320.00	$336.00
The Brownstone	7050 North Fresno Street Fresno, CA	33,200	96.0%	12/2021	$262.00	$314.00
The Tower	855 M Street Fresno, CA	291,983	98.0%	9/2021	$329.00	$313.00
4029 Coffee Road	4029 Coffee Road Bakersfield, CA	9,420	100.0%	3/2022	$284.00	$298.00
Medical Office Building	500 South Chinowth Road Visalia, CA	8,326	100.0%	3/2022	$360.00	$342.00

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Shops at Riverwalk & River Walk Corporate Center Properties:

Cash Flow Analysis
	2020	2021	2022	2/28/2023 TTM	UW		UW PSF
Base Rent	$5,214,905	$6,690,453	$7,008,322	$7,132,912	$7,402,345	(1)	$23.63
Grossed Up Vacant Space	$0	$0	$0	$0	$715,170	(2)	$2.28
Gross Potential Rent	$5,214,905	$6,690,453	$7,008,322	$7,132,912	$8,117,515		$25.91

Other Income	$0	$3,583	$0	$0	$0		$0.00
Percentage Rent	$101,001	$244,433	$788,829	$818,054	$582,959		$1.86
Total Recoveries	$1,865,297	$2,076,987	$2,121,787	$2,204,782	$2,266,033		$7.23
Net Rental Income	$7,181,203	$9,015,456	$9,918,938	$10,155,748	$10,966,507		$35.00
(Vacancy & Credit Loss)	$0	$0	($0)	$0	($857,589)	(2)	($2.74)
Effective Gross Income	$7,181,203	$9,015,456	$9,918,938	$10,155,748	$10,108,918		$32.26

Real Estate Taxes	$983,433	$1,007,887	$987,923	$989,808	$982,302		$3.14
Insurance	$80,172	$145,530	$151,520	$151,604	$151,604		$0.48
Management Fee	$0	$0	$0	$0	$303,268		$0.97
Other Operating Expenses	$1,553,187	$1,683,323	$1,883,747	$1,979,796	$1,973,151		$6.30
Total Operating Expenses	$2,616,792	$2,836,740	$3,023,190	$3,121,208	$3,410,324		$10.88

Net Operating Income	$4,564,411(3)	$6,178,716(3)	$6,895,748(3)	$7,034,540	$6,698,593		$21.38
Replacement Reserves	$0	$0	$0	$0	$46,998		$0.15
TI/LC	$0	$0	$0	$0	$138,317		$0.44
Net Cash Flow	$4,564,411	$6,178,716	$6,895,748	$7,034,540	$6,513,279		$20.79

Occupancy %	91.1%	91.4%	96.0%	92.1%(4)	89.4%	(2)
NOI DSCR	1.11x	1.50x	1.67x	1.71x	1.63x
NCF DSCR	1.11x	1.50x	1.67x	1.71x	1.58x
NOI Debt Yield	8.7%	11.8%	13.1%	13.4%	12.8%
NCF Debt Yield	8.7%	11.8%	13.1%	13.4%	12.4%

(1)	UW Base Rent includes $44,345 of rent steps through May 2024.
(2)	The underwritten economic vacancy is 10.6% and the actual economic vacancy is 8.8%. The Shops at Riverwalk & River Walk Corporate Center Properties were 92.1% occupied as of April 30, 2023.
(3)	The increase in Net Operating Income from 2020 to 2021 and 2021 to 2022 was driven by 19 new and renewal leases (30.1% NRA; 40.8% of UW Base Rent) being signed between 2020 and 2022.
(4)	Represents occupancy as of April 30, 2023.

A-3-51

Various - Various	Loan #5	Cut-off Date Balance:	$52,455,546
Various	Shops at Riverwalk & River Walk Corporate Center	Cut-off Date LTV:	44.2%
Bakersfield, CA 93311		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	12.8%

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $262,850 and ongoing monthly deposits of $87,616 for real estate taxes.

Insurance – The loan documents do not require ongoing monthly insurance reserves; provided (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Shops at Riverwalk & River Walk Corporate Center Properties as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies. If such conditions are not satisfied, the loan documents require ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months.

Replacement Reserve – The loan documents require an upfront deposit of $120,764 and ongoing monthly deposits of $3,916 for replacements subject to a cap of $140,991.

Leasing Reserve – The loan documents require an upfront deposit of $1,750,000 and ongoing monthly deposits of $26,110 for tenant improvements and leasing commissions reserves, subject to a cap of $1,500,000.

Existing TI/LC Obligations Reserve – The loan documents require an upfront deposit of $75,678 for outstanding tenant improvements and leasing commissions related to Handel’s Homemade Ice Cream ($14,778), The Lovesac Company ($47,700), and Bath & Body Works ($13,200).

Rent Concession Reserve – The loan documents require an upfront deposit of $68,429 for certain future rent credits or abatements related to tenant Handel’s Homemade Ice Cream and The Lovesac Company.

Outparcel Development Reserve – Prior to the commencement of certain outparcel building work that may be effected by the borrower, the loan documents require the borrower to deposit an amount equal to $150,000, representing the estimated cost to demolish any partially completed improvements on the outparcels and return the property substantially to the condition it was in prior to the commencement of the outparcel tenant work.

Lockbox and Cash Management. The Shops at Riverwalk & River Walk Corporate Center Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower and the property manager are required to deposit all rents into the lockbox account within three business days after receipt. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to direct all tenants to deposit rents directly into the deposit account and a cash management account is required to be established into which all funds in the lockbox account will be required to be deposited. During the continuance of a Cash Trap Event Period, all funds in the cash management account are required to be disbursed in accordance with the cash management waterfall set forth in the loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Cash Trap Event Period continues.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.15x (tested quarterly); or
(iii)	the occurrence of a Major Tenant Event Period (as defined below) with respect to two Major Tenants (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the NCF DSCR being greater than or equal to 1.20x for two consecutive calendar quarters; or
●	with regard to clause (iii), a Major Tenant Event Period Cure (as defined below) occurs with respect to one Major Tenant Event Period, so long as no other Major Tenant Event Period has occurred with respect to another Major Tenant (as defined below) and has not been cured.

An “Major Tenant Event Period” will commence upon the occurrence of any of the following:

(i)	if Nordstrom Rack, Sprouts Farmers Market, TJ Maxx, or any replacement tenant (each a “Major Tenant”) fails to exercise its renewal option on or before the deadline in its lease, which is 12 months prior to the expiration for Nordstrom Rack and 6 months prior to the expiration for Sprouts Farmers Market and TJ Maxx;
(ii)	a Major Tenant goes dark, vacates, or otherwise fails to occupy the entirety of its space or fails to be open during customary business hours (excluding temporary cessation due to renovations, repairs or due to a temporary pandemic-related closure);
(iii)	a Major Tenant files, as a debtor, or otherwise becomes involved in a bankruptcy or similar insolvency proceeding; or
(iv)	a Major Tenant terminates or cancels it lease (or the lease fails to be in effect).

A “Major Tenant Event Period Cure” will commence upon the occurrence of any of the following:

●	with regard to clauses (i-iv), the lender has received evidence that all or substantially all of the applicable Major Tenant space is leased to one or more satisfactory replacement tenants, and each such tenant is in occupancy, open for business, paying full, unabated rent (or the amount of any abatement has been deposited with the lender), and all tenant improvement costs and leasing commissions have been paid (or a sufficient sum to pay the same has been deposited with the lender);
●	with regard solely to clause (i), the date on which the lender receives satisfactory evidence that the Major Tenant has extended the term of its lease pursuant to the terms of its lease or on terms reasonably acceptable to the lender;
●	with regard solely to clause (ii), the date when the Major Tenant has resumed its normal business operations in all or substantially all of its space for a period of three consecutive calendar months.
●	with regard solely to clause (iii), the applicable Major Tenant’s bankruptcy or insolvency proceeding has been terminated in a manner reasonably acceptable to the lender; or
●	with regard solely to clause (iv), the applicable Major Tenant withdraws in writing such termination or cancellation and has resumed its normal business operations in its space and is open for business during customary hours for three consecutive calendar months.

A-3-52

Various - Various	Loan #5	Cut-off Date Balance:	$52,455,546
Various	Shops at Riverwalk & River Walk Corporate Center	Cut-off Date LTV:	44.2%
Bakersfield, CA 93311		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	12.8%

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. There are two unimproved, non-income producing parcels eligible for free release from the Shops at Riverwalk & River Walk Corporate Center Properties, the value of each of which was excluded from the appraised value, upon satisfaction of various conditions, including compliance with REMIC related conditions.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Shops at Riverwalk & River Walk Corporate Center Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-53

Various – Various	Loan #6	Cut-off Date Balance:	$52,200,000
Various	ICP/IRG Holdings Portfolio	Cut-off Date LTV:	58.5%
Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	10.7%

A-3-54

Various – Various	Loan #6	Cut-off Date Balance:	$52,200,000
Various	ICP/IRG Holdings Portfolio	Cut-off Date LTV:	58.5%
Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	10.7%

DETROIT
Canton
Westland
Garden City
Inkster
Dearborn Heights
Dearborn
Wayne
Romulus
Van Buren Township
Taylor
Belleville
Lake Erie
Mentor
Euclid
Lakewood
CLEVELAND
Cleveland Heights
Parma
North Royalton
Strongsville
Brunswick
Hudson
Avon Lake
Bay Village
Sheffield
Lorain
Westlake
Avon
North Ridgeville
North Olmsted
Amherst
Elyria
Olmsted Falls
Columbia Station
Oberlin
Grafton
MICHIGAN
Lansing
Romulus
Detroit
Cleveland
Elyria
North Randall
Warren
OHIO
Columbus
Vandalia
Cincinnati
Englewood
Vandalia
Huber Heights
Clayton
Trotwood
Riverside
Fairborn
DAYTON
Beavercreek
Kettering
Oakwood
Moraine
Xenia
West Carrollton
Miamisburg
Centerville
Bellbrook
Spring Valley
West Farmington
Cortland
Champion Heights
Warren
Howland Center
Vienna Township
Brookfield Center
Sharon
Liberty Township
Niles
Lordstown
Girard
Churchill
Hubbard
Mineral Ridge
Austintown
Youngstown
Campbell
Canfield
Boardman
Struthers
OHIO
PENNSYLVANIA

ICP/IRG Holdings Portfolio		
1	Romulus - Huron	Romulus, MI
2	Warren Perkins Jones	Warren, OH
3	Cleveland American Industrial	Cleveland, OH
4	Cleveland American Office	Cleveland, OH
5	Miles North Randall	North Randall, OH
6	Invacare	Elyria, OH
7	Stop Eight Vandalia	Vandalia, OH

A-3-55

Mortgage Loan No. 6 – ICP/IRG Holdings Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$52,200,000			Location:	Various
Cut-off Date Balance(1):	$52,200,000			General Property Type:	Various
% of Initial Pool Balance:	7.7%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Industrial Commercial Properties and			Year Built/Renovated:	Various / Various
	Industrial Realty Group			Size:	4,662,982 SF
Guarantors:	Holdings Ohio, LLC and Christopher			Cut-off Date Balance Per SF(1):	$39
	Semarjian			Maturity Date Balance Per SF(1):	$39
Mortgage Rate:	7.3500%			Property Manager:	IRG Realty Advisors, LLC
Note Date:	4/20/2023				(borrower-related)
First Payment Date:	6/1/2023
Maturity Date:	5/1/2028
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$19,258,383
Prepayment Provisions:	L(24),YM1(2),DorYM1(28),O(6)			UW NOI Debt Yield(1):	10.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.7%
Additional Debt Type(1)(2):	Pari Passu			UW NCF DSCR(1):	1.39x
Additional Debt Balance(1)(2):	$127,800,000			Most Recent NOI:	$15,899,293 (1/31/2023 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$15,683,939 (12/31/2022)
				3rd Most Recent NOI(5):	NAV
Reserves(3)				Most Recent Occupancy:	94.2% (3/31/2023)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.6% (12/31/2022)
RE Tax:	$907,455	$247,190	NAP	3rd Most Recent Occupancy(5):	NAV
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$307,750,000 (Various)
Replacement Reserve:	$0	$58,287	NAP	Appraised Value Per SF:	$66
TI/LC Reserve:	$3,000,000	Springing	$1,830,000(4)	Cut-off Date LTV Ratio(1):	58.5%
Deferred Maintenance Reserve:	$851,224	$0	NAP	Maturity Date LTV Ratio(1):	58.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$180,000,000	100.0%	Existing Loan Payoff:	$132,024,335	73.3%
			Return of Equity:	$33,346,195	18.5%
			Closing Costs:	$9,870,791	5.5%
			Upfront Reserves:	$4,758,679	2.6%
Total Sources:	$180,000,000	100.0%	Total Uses:	$180,000,000	100.0%

(1)	The ICP/IRG Holdings Portfolio Mortgage Loan (as defined below) is part of the ICP/IRG Holdings Portfolio Whole Loan (as defined below), which is comprised of nine pari passu promissory notes with an aggregate original principal balance of $180,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the ICP/IRG Holdings Portfolio Whole Loan.
(2)	See the “Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” sections below for further discussion of additional mortgage debt.
(3)	See “Escrows and Reserves” below.
(4)	Excludes the initial deposit of $3,000,000.
(5)	Historical net operating income and occupancy prior to 2022 are not available as properties were in various stages of lease-up, renovation and re-positioning.

The Mortgage Loan. The sixth largest mortgage loan (the “ICP/IRG Holdings Portfolio Mortgage Loan”) is part of a whole loan (the “ICP/IRG Holdings Portfolio Whole Loan”) comprised of nine pari passu promissory notes with an aggregate original principal balance of $180,000,000. The ICP/IRG Holdings Portfolio Whole Loan is secured by first priority mortgages encumbering the fee interests in a portfolio of six industrial properties and one office property totaling 4,662,982 SF located in Michigan and Ohio (each, individually, an “ICP/IRG Holdings Portfolio Individual Property”, and collectively, the “ICP/IRG Holdings Portfolio” or the “ICP/IRG Holdings Portfolio Properties”). The ICP/IRG Holdings Portfolio Whole Loan was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”) and 3650 Real Estate Investment Trust 2 LLC (“3650 REIT”). The ICP/IRG Holdings Portfolio Mortgage Loan is comprised of the non-controlling notes A-2-B, A-2-C, A-2-D and A-2-E with an aggregate original principal balance of $52,200,000, which will be included in the BANK5 2023-5YR2 securitization trust. The remaining ICP/IRG Holdings Portfolio Whole Loan pari passu notes (the “ICP/IRG Holdings Portfolio Non-Serviced Pari Passu Companion Loans”) have been securitized or are currently held by 3650 REIT and are expected to be contributed to one or more future securitization transactions. The ICP/IRG Holdings Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2023-V2 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-56

Various – Various	Loan #6	Cut-off Date Balance:	$52,200,000
Various	ICP/IRG Holdings Portfolio	Cut-off Date LTV:	58.5%
Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	10.7%

Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A-1	$39,000,000	$39,000,000	Benchmark 2023-V2	Yes
A-1-A-2	$8,500,000	$8,500,000	3650 REIT	No
A-1-B-1	$30,000,000	$30,000,000	3650 REIT	No
A-1-B-2	$14,300,000	$14,300,000	3650 REIT	No
A-2-A	$36,000,000	$36,000,000	Benchmark 2023-V2	No
A-2-B	$3,200,000	$3,200,000	BANK5 2023-5YR2	No
A-2-C	$25,000,000	$25,000,000	BANK5 2023-5YR2	No
A-2-D	$15,000,000	$15,000,000	BANK5 2023-5YR2	No
A-2-E	$9,000,000	$9,000,000	BANK5 2023-5YR2	No
Total (Whole Loan)	$180,000,000	$180,000,000

The Borrowers and the Borrower Sponsors. The borrowers are Holdings Cleveland American, LLC, Cleveland American, LLC, Miles North Randall, LLC, ICP Miles North Randall LLC, Stop Eight Vandalia LLC, SL Stop Eight Vandalia LLC, ICP Stop Eight Vandalia LLC, Holdings Warren Perkins Jones, LLC, ICP Warren Perkins Jones LLC, Holdings Romulus, LLC, Romulus Huron River Drive LLC, Elyria 1200 Taylor, LLC and ICP Elyria Taylor 1200 LLC, each a Delaware limited liability company structured to be a single purpose bankruptcy-remote entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the ICP/IRG Holdings Portfolio Whole Loan. The 13 borrowers own the ICP/IRG Holdings Portfolio Properties as follows: (i) the Romulus – Huron property is owned by Holdings Romulus, LLC and Romulus Huron River Drive LLC, as tenants in common; (ii) the Warren Perkins Jones property is owned by Holdings Warren Perkins Jones, LLC and ICP Warren Perkins Jones LLC, as tenants in common; (iii) the Cleveland American Industrial property is owned by Holdings Cleveland American, LLC and Cleveland American, LLC, as tenants in common; (iv) the Cleveland American Office property is owned by Holdings Cleveland American, LLC and Cleveland American, LLC, as tenants in common; (v) the Miles North Randall property is owned by Miles North Randall, LLC and ICP Miles North Randall LLC, as tenants in common; (vi) the Invacare property is owned by Elyria 1200 Taylor, LLC and ICP Elyria 1200 Taylor LLC, as tenants in common; and (vii) the Stop Eight Vandalia property is owned by Stop Eight Vandalia LLC, ICP Stop Eight Vandalia LLC, and SL Stop Eight Vandalia LLC, as tenants in common.

The borrower sponsors are Industrial Commercial Properties (“ICP”) and Industrial Realty Group (“IRG”). ICP is owned by Christopher Semarjian, who, together with Holdings Ohio, LLC, which is under the same common control with IRG, are the non-recourse carveout guarantors.

Founded in 1996, ICP is a real estate development company headquartered in Cleveland, Ohio, specializing in commercial and industrial rehabilitation, build-to-suits and economic redevelopment. ICP operates one of the largest privately-held commercial real estate portfolios in the United States. The portfolio’s diversity has expanded beyond its roots of industrial complexes, including former General Motors and Ford plants converted to multi-tenant industrial buildings and large-scale distribution centers. The portfolio now encompasses over 46.5 million SF of industrial and mixed-use developments, office parks, multi-family and repurposed shopping centers.

Founded in 1974, IRG is a nationwide real estate development and investment firm specializing in the acquisition, development and management of commercial and industrial real estate throughout the United States. IRG, through its affiliated partnerships and limited liability companies, operates a portfolio containing over 150 properties in 31 states with over 100 million SF of rentable space. The majority of the assets in IRG’s portfolio have been purchased below replacement cost permitting IRG to spend sufficient capital to modernize the existing facilities, while still being able to offer inexpensive leasing terms to tenants.

The Properties. The ICP/IRG Holdings Portfolio consists of six industrial properties and one single-tenant office property located across four Metropolitan Statistical Areas (“MSAs”) in Michigan and Ohio. The industrial properties in the ICP/IRG Holdings Portfolio are primarily comprised of multi-tenanted warehouse/distribution facilities. The ICP/IRG Holdings Portfolio Properties were constructed between 1956 and 2021 and the industrial properties have clear heights ranging from 19 feet to 44 feet. As of March 31, 2023, the ICP/IRG Holdings Portfolio was approximately 94.2% leased to a diverse array of 22 tenants with a weighted average remaining lease term of approximately 6.4 years.

The ICP/IRG Holdings Portfolio Properties were acquired via opportunistic value-add opportunities with sponsorship having subsequently invested significant capital in the renovation and repositioning of individual assets, ultimately driving increased occupancy and rents. In total, the ICP/IRG Holdings Portfolio Properties have benefited from approximately $57.7 million of capital expenditures since being acquired by the borrower sponsors. Capital expenditure projects on the ICP/IRG Holdings Portfolio Properties included roof and façade replacement, modernization for multi-tenant use, LED light installation, tenant buildouts, parking lot replacement and the addition of dock doors. In certain instances, the borrower sponsors took possession of under-utilized, single-tenant or entirely vacant properties, in each case repositioning the assets. The borrowers executed 17 leases totaling 1,829,315 SF over the preceding three years, indicating healthy demand for warehouse/distribution product at the related price point within their respective markets. Recent renovation, repositioning and re-tenanting has resulted in an approximately $8.0 million increase in base rent.

A-3-57

Various – Various	Loan #6	Cut-off Date Balance:	$52,200,000
Various	ICP/IRG Holdings Portfolio	Cut-off Date LTV:	58.5%
Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to the individual ICP/IRG Holdings Portfolio Properties:

Portfolio Summary
Property Name City, State	Property Subtype	Year Built / Renovated	GLA	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value	% of Appraised Value	UW NCF	% of UW NCF
Romulus – Huron Romulus, MI	Manufacturing/ Warehouse	1956 / NAP	1,112,004	$13,311,000	25.5%	$70,700,000	23.0%	$4,261,550	22.9%
Warren Perkins Jones Warren, OH	Warehouse/ Distribution	1982 / 2022	1,365,535	$11,745,000	22.5%	$60,900,000	19.8%	$4,210,462	22.6%
Cleveland American Industrial Cleveland, OH	Warehouse/ Distribution	1978 / 2022	1,142,265	$8,874,000	17.0%	$65,800,000	21.4%	$4,431,158	23.8%
Cleveland American Office Cleveland, OH	(Office)/ Suburban	1978 / 2020	344,355	$7,569,000	14.5%	$46,600,000	15.1%	$2,955,777	15.9%
Miles North Randall North Randall, OH	Warehouse/ Distribution	2021 / NAP	302,400	$6,786,000	13.0%	$39,000,000	12.7%	$937,017	5.0%
Invacare(1) Elyria, OH	Flex	1972 / 2013	301,000	$3,132,000	6.0%	$20,600,000	6.7%	$1,534,365	8.2%
Stop Eight Vandalia Vandalia, OH	Warehouse/ Distribution	1970 / 2020	95,423	$783,000	1.5%	$4,150,000	1.3%	$310,292	1.7%
Total			4,662,982	$52,200,000	100.0%	$307,750,000	100.0%	$18,640,621	100.0%

(1)	Invacare Corporation and two affiliated companies filed for Chapter 11 bankruptcy in January 2023 in the United States Bankruptcy Court for the Southern District of Texas. Subsequently, the borrower and Invacare Corporation executed the Amended Lease (as defined below) expiring in April 2028 (the prior lease was scheduled to expire in April 2035), requiring base rent of approximately $1,505,000 (subject to consumer price index (“CPI”) based adjustments). UW NCF for the Invacare property is based on the Original Invacare Corporation Lease (as defined below), and the obligations under the Original Invacare Corporation Lease are covered under the Payment Guaranty (as defined below), including any amounts of rental payments under the Original Invacare Corporation Lease exceeding those rental payments required under the Amended Lease. See “—Payment Guaranty” below.

Romulus – Huron (25.5% of Allocated Whole Loan Cut-off Date Balance): The Romulus – Huron property is an industrial manufacturing/warehouse property located in Romulus, Michigan. The borrower sponsors acquired the property in 2015 and invested approximately $3.4 million in capital expenditures between 2017 and 2022, adding 10 dock doors and installing a new sprinkler system. The borrower sponsors were able to significantly increase property-level NOI via accretive leasing to Renaissance (as defined below). The largest tenant at the Romulus – Huron property based on underwritten base rent, Renaissance Global Logistics, LLC (“Renaissance”) (826,604 SF; 17.7% of portfolio NRA; 15.0% of portfolio UW Base Rent), executed three triple net leases between 2021 and 2022. Renaissance is a supply chain and logistics solution provider specializing in warehousing and value-add services. Founded in 1998 as a global export operation, Renaissance is a subsidiary of James Group International, a privately-held, minority-owned leading global provider of logistics, supply chain management and e-commerce services. In addition to Renaissance, James Group International has two other subsidiaries: Five Crowns Trucking, which offers freight transportation services to customers, and Magnolia Automotive Services, a partnership with Toyota providing subassembly, sequencing and inventory management. In 2021, James Group International was ranked as the 18th largest minority-owned business in Detroit by a Detroit business publication. Renaissance has no renewal options and no termination options.

Warren Perkins Jones (22.5% of Allocated Whole Loan Cut-off Date Balance): The Warren Perkins Jones property is an industrial warehouse/distribution property located in Warren, Ohio. The borrower sponsors acquired the Warren Perkins Jones property in 2019 and spent approximately $10.5 million on capital expenditures to modernize the Warren Perkins Jones property for multi-tenant use, add 19 additional dock doors and install LED lighting. The largest tenant at the Warren Perkins Jones property based on underwritten base rent, The Step2 Company, LLC (“Step2”) (586,000 SF; 12.6% of portfolio NRA; 10.3% of portfolio UW Base Rent), became one of four tenants at the Warren Perkins Jones property after executing its 10.5-year lease in October 2019. Step2 is the largest American manufacturer of preschool and toddler toys and the world's largest rotational molder of plastics. Founded in 1991 with just five employees, Step2 has since grown to become an international business with 800+ full-time employees. Step2 has two large U.S. manufacturing plants in northern Ohio, one in Streetsboro and one in Perrysville. Step2 products are distributed to select retailers throughout the U.S., Canada, and over 70 other countries. Step2 has two, five-year renewal options remaining and a termination option with respect to any additionally leased Increments (as defined below).

Cleveland American Industrial and Cleveland American Office (collectively, 31.5% of Allocated Whole Loan Cut-off Date Balance): The Cleveland American Industrial and Cleveland American Office properties are located in Cleveland, Ohio and are directly adjacent to each other. The borrower sponsors acquired the properties from American Greetings in 2014. American Greetings was the sole occupant but had indicated it would be vacating the space as part of a near term consolidation strategy. The borrower sponsors subsequently invested approximately $41.8 million in capital expenditures to renovate the properties and convert/re-position the industrial component for multi-tenant use. Renovations were targeted towards general modernization, including roof and façade replacement, landscaping and tenant buildouts. The largest tenant based on underwritten base rent between both properties, Medical Mutual of Ohio (“Medical Mutual”) (354,822 SF; 7.6% of portfolio NRA; 15.1% of portfolio UW Base Rent), became the sole tenant in the Cleveland American Office property after executing a 16-year lease in May 2018. As an indication of its commitment to the space, Medical Mutual contributed approximately $44 PSF towards the buildout of its leased space, in addition to $42 PSF in borrower sponsor-funded tenant improvements. Medical Mutual is the oldest and largest health insurance company in Ohio, serving approximately 1.5 million members across the state. Founded in 1934 and based in Cleveland, Ohio, Medical Mutual employs approximately 2,800 people. The Medical Mutual network includes over 43,000 providers and 99% of Ohio hospitals. Medical Mutual has three, five-year renewal options remaining and no termination options.

A-3-58

Various – Various	Loan #6	Cut-off Date Balance:	$52,200,000
Various	ICP/IRG Holdings Portfolio	Cut-off Date LTV:	58.5%
Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	10.7%
Tenant Summary(1)
Tenant Name	Property	Credit Ratings (Moody’s/S&P/Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent(3)	Annual UW Base Rent PSF(3)	Lease Expiration	Termination Option (Y/N)	Renewal Options
Medical Mutual of Ohio(4)	Cleveland American Office	NR/NR/NR	354,822	7.6%	$3,120,282	15.1%	$8.79	12/31/2035	N	3 x 5 yr
Renaissance Global Logistics, LLC(5)	Romulus – Huron	NR/NR/NR	826,604	17.7%	$3,106,898	15.0%	$3.76	Various	N	None
The Step2 Company, LLC(6)	Warren Perkins Jones	NR/NR/NR	586,000	12.6%	$2,123,470	10.3%	$3.62	11/3/2030	Y	2 x 5 yr
Invacare Corporation(7)	Invacare	NR/NR/NR	301,000	6.5%	$1,567,548	7.6%	$5.21	4/30/2035	N	None
Home Depot U.S.A., Inc.(8)	Romulus – Huron	A2/A/A	285,400	6.1%	$1,461,248	7.1%	$5.12	1/31/2025	Y	1 x 5 yr
Pipeline Packaging Co.	Miles North Randall	NR/NR/NR	207,132	4.4%	$1,325,645	6.4%	$6.40	4/30/2029	N	2 x 5 yr
Inogen, Inc(9)	Cleveland American Industrial	NR/NR/NR	93,634	2.0%	$1,223,029	5.9%	$13.06	9/30/2024	N	1 x 5 yr
The HC Companies, Inc.	Warren Perkins Jones	NR/NR/NR	413,395	8.9%	$1,136,837	5.5%	$2.75	5/31/2030	N	1 x 5 yr
Hemasource, Inc.	Warren Perkins Jones	NR/NR/NR	187,267	4.0%	$915,736	4.4%	$4.89	12/31/2033	N	2 x 5 yr
Berk Enterprises	Warren Perkins Jones	NR/NR/NR	169,139	3.6%	$784,805	3.8%	$4.64	10/31/2025	N	1 x 5 yr
Ten Largest Tenants			3,424,393	73.4%	$16,765,498	81.0%	$4.90
Remaining Occupied Tenants			968,979	20.8%	$3,944,038	19.0%	$4.07
Total Occupied			4,393,372	94.2%	$20,709,536	100.0%	$4.71
Vacant			269,610	5.8%
Total / Wtd. Avg.			4,662,982	100.0%

(1)	Based on the underwritten rent roll dated March 31, 2023.
(2)	In some instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Annual UW Base Rent, % of Total Annual UW Base Rent and Annual UW Base Rent PSF are inclusive of contractual rent steps totaling $374,463 underwritten through April 2024.
(4)	Medical Mutual of Ohio is the sole tenant at the Cleveland American Office property and is also one of the tenants at the Cleveland American Industrial property.
(5)	Renaissance has various Lease Expiration dates, including (i) 370,514 SF expiring in August 2025, (ii) 185,870 SF expiring in October 2026 and (iii) 270,220 SF expiring in January 2027. Renaissance has no remaining termination options.
(6)	The Step2 Company, LLC has the option to exclusively lease additional space at the Warren Perkins Jones property in increments of at least 25,000 SF (each, an “Increment”), subject to the terms of its lease. In connection with the exercise of such option, both the landlord and tenant each have the right to terminate the lease up to 225,000 SF leased to The Step2 Company, LLC upon 30 days prior written notice, and the portion of the Increments so terminated, but no other portion of the leased premises, will expire on the last day of such 30 day period, provided, however, that the terminating party must terminate in increments of at least 25,000 SF of space.
(7)	Invacare Corporation and two affiliated companies filed for Chapter 11 bankruptcy in January 2023 in the United States Bankruptcy Court for the Southern District of Texas. Subsequently, the borrower and Invacare Corporation executed an amended and restated lease expiring in April 2028 (the prior lease was scheduled to expire in April 2035), requiring a base of approximately $1,505,000 (subject to CPI based adjustments). Under the Amended Lease, Invacare has the option to terminate its lease with respect to 50,000 SF (accounting for approximately 16.6% of the base rent under the terms of the Amended Lease) with 60 days’ notice. UW NCF for the Invacare property is based on the Original Invacare Corporation Lease, and the obligations under the Original Invacare Corporation Lease are covered under the Payment Guaranty, including any amounts under the Original Invacare Corporation Lease exceeding those required under the Amended Lease. See “—Payment Guaranty” below.
(8)	Home Depot U.S.A., Inc. has the right to terminate its lease with 30 days’ notice if it is required during the last two years of its lease term (or any extension of the lease term, if applicable) by applicable legal requirements to make alterations to or modifications of its space reasonably estimated to cost in excess of $100,000.
(9)	Inogen, Inc uses its leased space at the Cleveland American Industrial property for office use.

A-3-59

Various – Various	Loan #6	Cut-off Date Balance:	$52,200,000
Various	ICP/IRG Holdings Portfolio	Cut-off Date LTV:	58.5%
Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to the lease rollover at the ICP/IRG Holdings Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM & 2023	1	23,016	$3.27	0.5%	0.5%	$75,262	0.4%	0.4%
2024	2	184,080	$7.63	3.9%	4.4%	$1,403,921	6.8%	7.1%
2025	8	1,209,068	$4.18	25.9%	30.4%	$5,051,173	24.4%	31.5%
2026	1	185,870	$3.79	4.0%	34.4%	$704,447	3.4%	34.9%
2027	2	370,993	$4.02	8.0%	42.3%	$1,491,731	7.2%	42.1%
2028	0	0	$0.00	0.0%	42.3%	$0	0.0%	42.1%
2029	2	272,284	$6.06	5.8%	48.2%	$1,648,708	8.0%	50.1%
2030	3	1,066,644	$3.35	22.9%	71.0%	$3,568,980	17.2%	67.3%
2031	1	118,904	$4.26	2.5%	73.6%	$506,052	2.4%	69.8%
2032	1	38,706	$5.88	0.8%	74.4%	$227,591	1.1%	70.9%
2033	2	237,619	$5.15	5.1%	79.5%	$1,223,895	5.9%	76.8%
2034 & Thereafter(3)	3	686,188	$7.01	14.7%	94.2%	$4,807,776	23.2%	100.0%
Vacant	0	269,610	$0.00	5.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(4)	26	4,662,982	$4.71	100.0%		$20,709,536	100.0%

(1)	Information is based on the underwritten rent roll dated as of March 31, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	2034 & Thereafter is inclusive of Invacare based on the terms of the Original Invacare Corporation Lease, the terms of which are covered under the Payment Guaranty.
(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The ICP/IRG Holdings Portfolio is located across four different MSAs in Michigan and Ohio. The following highlights key statistics for each relevant market. In aggregate, weighted average in-place rents of $4.63 PSF are approximately 5.5% below market as compared to the appraisal weighted average portfolio concluded market rent of $4.90 PSF.

Cleveland - OH (50.5% of Allocated Whole Loan Cut-off Date Balance): According to the appraisal, the Cleveland - OH Warehouse Market had approximately 352.8 million SF of inventory, 95.8% occupancy and average asking rent of $5.66 PSF as of the second quarter of 2022. According to the appraisal, market conditions in the local industrial sector remain favorable with vacancy rates holding steady and market rents continuing to increase.

According to the appraisal, the Cleveland - OH Office Market had approximately 108.5 million SF of inventory, 91.9% occupancy and average asking rent of $19.18 PSF as of the second quarter of 2022. According to the appraisal, the office property is well located and in proximity to both employment centers and major demand generators, allowing it to remain in a competitive position in the market.

Detroit - MI (25.5% of Allocated Whole Loan Cut-off Date Balance): According to the appraisal, the Detroit - MI Warehouse Market had approximately 615.4 million SF of inventory, 95.5% occupancy and average asking rent of $8.15 PSF as of the second quarter of 2022. The market is currently experiencing high occupancy levels, and while new construction has increased, a good portion is owner/user related and speculative construction is experiencing good absorption.

Youngstown - OH (22.5% of Allocated Whole Loan Cut-off Date Balance): According to the appraisal, the Youngstown - OH Warehouse Market had approximately 70.1 million SF of inventory, 94.5% occupancy and average asking rent of $4.64 PSF as of the second quarter of 2022. Market conditions in the local industrial sector remain favorable with vacancy rates holding steady and market rents continuing to increase.

Dayton - OH (1.5% of Allocated Whole Loan Cut-off Date Balance): According to the appraisal, the Dayton - OH Warehouse Market had approximately 111.6 million SF of inventory, 96.0% occupancy and average asking rent of $5.38 PSF as of the second quarter of 2022.

A-3-60

Various – Various	Loan #6	Cut-off Date Balance:	$52,200,000
Various	ICP/IRG Holdings Portfolio	Cut-off Date LTV:	58.5%
Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	10.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the ICP/IRG Holdings Portfolio:

Cash Flow Analysis(1)(2)
	2022	TTM 1/31/2023	UW	UW PSF
Base Rent(3)	$18,800,560	$18,942,689	$20,709,516	$4.44
Vacant Income	$0	$0	$1,478,785	$0.32
Gross Potential Rent	$18,800,560	$18,942,689	$22,188,301	$4.76
Reimbursements	$6,528,362	$6,623,044	$7,818,554	$1.68
Gross Potential Income	$25,328,922	$25,565,733	$30,006,855	$6.44
Vacancy / Credit Loss	$0	$0	($2,134,964)	($0.46)
Storage Income	$102,557	$101,667	$201,150	$0.04
Effective Gross Income	$25,431,479	$25,667,400	$28,073,041	$6.02

Total Expenses	$9,747,541	$9,768,107	$8,814,659	$1.89

Net Operating Income	$15,683,939	$15,899,293	$19,258,383	$4.13
TI/LC	$0	$0	$107,889	$0.02
Capital Expenditures	$0	$0	$509,872	$0.11
Net Cash Flow(4)	$15,683,939	$15,899,293	$18,640,621	$4.00

Occupancy %(5)(6)	93.6%	94.2%	92.9%
NOI DSCR(7)	1.17x	1.19x	1.44x
NCF DSCR(7)	1.17x	1.19x	1.39x
NOI Debt Yield(7)	8.7%	8.8%	10.7%
NCF Debt Yield(7)	8.7%	8.8%	10.4%

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Historical net operating income and occupancy prior to 2022 is not available as properties were in various stages of lease-up, renovation and re-positioning.
(3)	UW Base Rent is based on the in-place rent roll dated March 31, 2023 and inclusive of contractual rent steps through April 2024, totaling approximately $374,463.
(4)	The increase in UW Net Cash Flow from 2022 Net Cash Flow is primarily attributable to significant renovation, repurposing and lease-up of the ICP/IRG Holdings Portfolio Properties resulting in approximately 657,218 SF in new leasing, as well as the associated burn-off of free rent.
(5)	TTM 1/31/2023 Occupancy % is based on the underwritten rent roll dated March 31, 2023.
(6)	UW Occupancy % represents economic occupancy.
(7)	Debt service coverage ratios and debt yields are based upon the aggregate balance of the ICP/IRG Holdings Portfolio Whole Loan.

Escrows and Reserves. At loan origination, the borrowers deposited (i) $3,000,000 into a TI/LC reserve, (ii) $907,455 into a real estate tax reserve and (iii) $851,224 into a required repairs reserve.

Real Estate Taxes – On each monthly due date, the borrowers are required to deposit an amount equal to 1/12 of the estimated annual real estate taxes (initially $247,190) into the tax reserve account.

Insurance – On each monthly due date, the borrowers are required to deposit an amount equal to 1/12 of estimated insurance premiums into the insurance reserve account; provided, however, such insurance reserve has been conditionally waived so long as (i) the borrowers maintain a blanket policy in accordance with the ICP/IRG Holdings Portfolio Whole Loan documents and (ii) no event of default under the ICP/IRG Holdings Portfolio Whole Loan documents is continuing.

Replacement Reserves – On each monthly due date, the borrowers are required to deposit $58,287 into a replacement reserve.

TI/LC Reserves – On each monthly due date during the continuance of Cash Sweep Event (as defined below), the borrowers are required to deposit $116,575 into a TI/LC reserve, subject to a cap of $1,830,000 (excluding the initial deposit of $3,000,000).

Lockbox and Cash Management. The ICP/IRG Holdings Portfolio Whole Loan is structured with a hard lockbox and springing cash management. All funds in the lockbox accounts will be swept to an account designated by the borrower, unless a Cash Sweep Event is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, bank fees, debt service, required reserves and operating expenses, all funds are required to be deposited into an excess cash flow reserve (the “Excess Cash Flow”), except during the continuance of a Lease Sweep Period (as defined below), during which the Excess Cash Flow is required to be deposited into a lease sweep reserve, to be held by the lender as additional security for the ICP/IRG Holdings Portfolio Whole Loan and disbursed in accordance with the terms of the ICP/IRG Holdings Portfolio Whole Loan documents.

A “Cash Sweep Event” means (a) an event of default, (b) the bankruptcy or insolvency of any of the borrowers or the property manager, (c) if the debt service coverage ratio based on a trailing three-month period for the ICP/IRG Holdings Portfolio Whole Loan falls below 1.10x or (d) the commencement of a Lease Sweep Period.

A Cash Sweep Event may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with the ICP/IRG Holdings Portfolio Whole Loan documents, (ii) with respect to clause (b) above solely with respect

A-3-61

Various – Various	Loan #6	Cut-off Date Balance:	$52,200,000
Various	ICP/IRG Holdings Portfolio	Cut-off Date LTV:	58.5%
Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	10.7%

to the property manager, if the applicable individual borrower replaces such property manager with a “qualified manager” (as fully described in the ICP/IRG Holdings Portfolio Whole Loan documents) under a replacement management agreement acceptable to the lender within 60 days, (iii) with respect to clause (c) above, (x) if the debt service coverage ratio based on the trailing three-month period immediately preceding the date of such determination for one calendar quarter is not less than 1.10x or (y) the borrowers deliver to the lender cash or a letter of credit in an amount which, when applied to the outstanding principal balance of the ICP/IRG Holdings Portfolio Whole Loan, would be sufficient to achieve the applicable debt service coverage ratio required under the ICP/IRG Holdings Portfolio Whole Loan documents, or (iv) with respect to clause (d) above, the Lease Sweep Period has ended; provided, however, (A) no event of default has occurred and is continuing under the ICP/IRG Holdings Portfolio Whole Loan documents, (B) a Cash Sweep Event cure described in clauses (i) and (ii) above may occur no more than a total of four times in the aggregate during the term of the loan ICP/IRG Holdings Portfolio Whole Loan, (C) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event cure including reasonable attorney’s fees and expenses, and (D) in no event may the borrowers cure a Cash Sweep Event caused by a bankruptcy action of any of the borrowers.

A “Lease Sweep Period” will commence on the first monthly due date following the occurrence of any of the following: (i) with respect to the lease for Medical Mutual of Ohio, the largest tenant by UW Base Rent, or its replacement, as more fully described in the ICP/IRG Holdings Portfolio Whole Loan documents (each such lease, a “Lease Sweep Lease”), the earlier to occur of (A) 12 months prior to the earliest stated expiration of a Lease Sweep Lease; or (B) upon the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder, (ii) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by any borrower or the property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate such Lease Sweep Lease, (iii) the date that any tenant under a Lease Sweep Lease “goes dark” at its premises (the “Lease Sweep Space”) at the applicable ICP/IRG Holdings Portfolio Individual Property or gives notice that it intends to discontinue its business at its Lease Sweep Space at the applicable ICP/IRG Holdings Portfolio Individual Property, (iv) upon a default under a Lease Sweep Lease by the tenant thereunder beyond any applicable notice and cure period; or (v) the occurrence of a bankruptcy or insolvency of any tenant or its direct or indirect parent company (if any) under a Lease Sweep Lease.

A Lease Sweep Period will end if: (a) in the case of clauses (i), (ii), and (iii) above, the entirety of the Lease Sweep Space is leased pursuant to an Acceptable Replacement Lease (as defined below) and, in the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved Lease Sweep Space leasing expenses, free rent periods, and/or rent abatement periods set forth in all such Acceptable Replacement Lease(s) and any shortfalls in required payments under the ICP/IRG Holdings Portfolio Whole Loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Acceptable Replacement Lease; (b) in the case of clause (i) (B) above, the date on which the subject tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option with respect to all of its Lease Sweep Space, and in the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the subject Lease Sweep Period) to cover all anticipated Lease Sweep Space leasing expenses approved by the lender, free rent periods and/or rent abatement periods in connection with such renewal or extension; (c) in the case of clause (iv) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of six consecutive months following such cure; and (d) in the case of clause (v) above, either (a) the applicable bankruptcy or insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender.

Additional Secured Indebtedness (not including trade debts). In addition to the ICP/IRG Holdings Portfolio Mortgage Loan, the ICP/IRG Holdings Portfolio Properties also secure the ICP/IRG Holdings Portfolio Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $127,800,000. The ICP/IRG Holdings Portfolio Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the ICP/IRG Holdings Portfolio Mortgage Loan. The ICP/IRG Holdings Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the ICP/IRG Holdings Portfolio Non-Serviced Pari Passu Companion Loans. The holders of the ICP/IRG Holdings Portfolio Mortgage Loan and the ICP/IRG Holdings Portfolio Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the ICP/IRG Holdings Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None permitted.

Release of Property. From and after (a) a Payment Guaranty Release Event (as defined below) and (b) (i) the second anniversary of the first monthly due date, if the borrowers have elected to prepay the ICP/IRG Holdings Portfolio Whole Loan or (ii) the date that is the earlier of (x) two years from the closing date of the securitization REMIC trust which holds the portion of the ICP/IRG Holdings Portfolio Whole Loan note last to be securitized and (y) the third anniversary of the first monthly due date, if the borrowers have elected to defease the ICP/IRG Holdings Portfolio Whole Loan, in connection with the release of an ICP/IRG Holdings Portfolio Individual Property, and provided that no event of default or Cash Sweep Event is continuing, the borrowers may obtain the release of an ICP/IRG Holdings Portfolio Individual Property upon the satisfaction of certain conditions, including, but not limited to, the following: (i) the amount of the outstanding principal balance of the ICP/IRG Holdings Portfolio Whole Loan to be defeased or prepaid equals or exceeds 115% of the loan amount allocated to the ICP/IRG Holdings Portfolio Individual Property being released, (ii) subsequent to such release, each borrower continues to be a special purpose entity pursuant to, and in accordance with, the ICP/IRG Holdings Portfolio Whole Loan documents, (iii) the borrowers deliver an insolvency opinion, (iv) the borrowers deliver a rating agency confirmation, (v) after giving effect to the release of the applicable ICP/IRG Holdings Portfolio Individual Property (including the portion of the ICP/IRG Holdings Portfolio Whole Loan defeased pursuant to the ICP/IRG Holdings Portfolio Whole Loan documents), the debt service coverage ratio for the remaining ICP/IRG Holdings Portfolio Properties based on the trailing 12-month period immediately preceding the release of the applicable ICP/IRG Holdings Portfolio Individual Property is equal to or greater than the greater of (x) 1.31x and (y) the debt service coverage ratio for all of the remaining ICP/IRG Holdings Portfolio Properties (including the remaining ICP/IRG Holdings Portfolio Individual Property requested to be released) immediately preceding such release, and (vi) the satisfaction of the customary REMIC requirements. See “Payment Guaranty” below for additional information.

The borrowers may also obtain the release of certain specified non-income producing release parcels without any required prepayment, defeasance, prepayment fee, yield maintenance premium or otherwise upon the satisfaction of certain conditions, including, but not limited to, satisfaction of customary REMIC requirements.

Real Estate Substitution. None.

Letter of Credit. None.

A-3-62

Various – Various	Loan #6	Cut-off Date Balance:	$52,200,000
Various	ICP/IRG Holdings Portfolio	Cut-off Date LTV:	58.5%
Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	10.7%

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the ICP/IRG Holdings Portfolio Properties plus the cost of rental loss and/or business interruption coverage. For so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender must accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Payment Guaranty. In January 2023, Invacare Corporation commenced voluntary Chapter 11 bankruptcy proceedings in the United States Bankruptcy Court for the Southern District of Texas. Concurrently, Invacare Corporation entered into a Restructuring Support Agreement (the “RSA”) with substantially all of its debt holders, including its term loan lender, all of the holders of convertible senior secured notes and holders of a majority of its convertible senior unsecured notes. The terms of the RSA were implemented through its proposed plan of reorganization, which was filed with the court. Subsequently, in May 2023, Invacare Corporation successfully emerged from Chapter 11 bankruptcy and concurrently executed an amended and restated lease with the borrowers with an initial lease term expiring in April 2028 and annual base rent of approximately $1,505,000 (subject to CPI based adjustments) (the “Amended Lease”). Additionally, in connection with the Amended Lease, Invacare has the option to terminate its lease with respect to 50,000 SF (accounting for approximately 16.6% of base rent under the terms of the Amended Lease) with 60 days’ notice.

In connection with the foregoing and simultaneously with loan origination, Holdings Ohio, LLC and Christopher Semarjian (together with Holdings Ohio, LLC, the “Payment Guarantors”) provided a payment guaranty of all rents due under the terms of the original Invacare Corporation lease (expiring in April 2035 and requiring annual base rent in the amount of $1,567,548) (the “Original Invacare Corporation Lease”) on a joint and several basis (the “Payment Guaranty”). The Payment Guarantors are personally liable for all rents due under the Original Invacare Corporation Lease, including any amount of rental payments under the Original Invacare Corporation Lease exceeding the rental payments required under the Amended Lease, in the amount of up to 10% of the outstanding principal balance of the ICP/IRG Holdings Portfolio Whole Loan, plus all related reasonable costs and expenses incurred by the lender (including reasonable attorneys’ fees and expenses). The obligations under the Payment Guaranty will terminate on the earlier of (i) the indefeasible payment in full of the debt in accordance with the ICP/IRG Holdings Portfolio Whole Loan documents, (ii) full and complete payment and performance of the guaranteed obligations and (iii) a Payment Guaranty Release Event (as defined below). For avoidance of doubt, the Amended Lease does not constitute an Acceptable Replacement Lease (based on the stated expiration date in April 2028) and the Payment Guarantors’ obligations under the Payment Guaranty remain effective. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Industrial Properties” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” in the prospectus for additional information.

A “Payment Guaranty Release Event” will occur, provided no event of default or Cash Sweep Event has occurred and is continuing, upon (i) the debt service coverage ratio based on a trailing three-month period for the ICP/IRG Holdings Portfolio Whole Loan being greater than or equal to 1.30x, and (ii) (a) court approval of Invacare Corporation’s assumption of the lease, or (b) in the event Invacare Corporation’s lease is rejected, an Acceptable Replacement Lease is entered into, the tenant is in occupancy and paying full unabated rent and there are no outstanding obligations with respect to such lease or such obligations have been reserved with the lender.

An “Acceptable Replacement Lease” means one or more replacement leases (i) with a third party independent tenant or tenants that are creditworthy in the lender’s reasonable discretion, (ii) with a weighted average initial term that extends at least two years beyond the maturity date of the ICP/IRG Holdings Portfolio Whole Loan, (iii) entered into in accordance with the ICP/IRG Holdings Portfolio Whole Loan documents, (iv) substantially in accordance with the standard form of lease approved by the lender (subject to any commercially reasonable changes made in the course of negotiations with the applicable tenant), and (v) on economic terms (e.g., base rent, additional rent and recoveries, tenant improvement allowances, etc.) at least as favorable to the landlord as those contained in the Invacare Corporation’s lease; provided that in the event such economic terms are not commercially reasonable for the market at such times such economic terms may be reduced to reflect market terms subject to the lender’s written approval.

A-3-63

Hospitality – Various	Loan #7	Cut-off Date Balance:	$38,500,000
Various	Alabama Hotel Portfolio	Cut-off Date LTV:	59.7%
Various, AL Various		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	17.1%

A-3-64

Hospitality – Various	Loan #7	Cut-off Date Balance:	$38,500,000
Various	Alabama Hotel Portfolio	Cut-off Date LTV:	59.7%
Various, AL Various		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	17.1%

Athens
LIMESTONE COUNTY
MADISON COUNTY
Wheeler Lake
Tanner
HUNTSVILLE
Huntsville International Airport
Trinity
Decatur
WHEELER NATL. WILDLIFE REFUGE
Tennessee River
Priceville
MORGAN COUNTY
Hartselle
Birmingham 74 miles

Harvest
Meridianville
HUNTSVILLE
Athens
Madison
LIMESTONE COUNTY
MADISON COUNTY
Huntsville International Airport
Decatur
WHEELER NATIONAL WILDLIFE REFUGE
Triana
Tennessee River
MORGAN COUNTY

Alabama Hotel Portfolio

1	HGI Madison	Madison, AL
2	Home2 Madison	Madison, AL
3	Home2 Opelika	Opelika, AL
4	Home2 Decatur	Decatur, AL

Birmingham 100 miles
The Bottle
LEE COUNTY
Opelika
Auburn
Auburn University
Beauregard
MACON COUNTY

Decatur
Huntsville
Madison
Birmingham
ALABAMA
Opelika
Auburn
Montgomery
Mobile
Gulf Shores

A-3-65

Mortgage Loan No. 7 – Alabama Hotel Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio:	Portfolio
Original Balance:		$38,500,000		Location(2):	Various, AL Various
Cut-off Date Balance:		$38,500,000		General Property Type:	Hospitality
% of Initial Pool Balance:		5.7%		Detailed Property Type(2):	Various
Loan Purpose:		Acquisition		Title Vesting:	Fee
Borrower Sponsor:		HDC Capital Group		Year Built/Renovated(2):	Various / NAP
Guarantor:		Horse Island Partners, LLC		Size(2):	361 Rooms
Mortgage Rate:		7.3500%		Cut-off Date Balance per Room:	$106,648
Note Date:		5/8/2023		Maturity Date Balance per Room:	$106,648
First Payment Date:		7/1/2023		Property Manager:	Schulte Hospitality Group, Inc.
Maturity Date:		6/1/2028
Original Amortization Term:		0 months		Underwriting and Financial Information
IO Period:		60 months		UW NOI:	$6,577,850
Seasoning:		1 month		UW NOI Debt Yield:	17.1%
Prepayment Provisions:		L(25),D(32),O(3)		UW NOI Debt Yield at Maturity:	17.1%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR:	2.08x
Additional Debt Type:		No		Most Recent NOI:	$6,594,865 (3/31/2023 TTM)
Additional Debt Balance:		NAP		2nd Most Recent NOI(3):	$6,269,680 (12/31/2022)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI(3)(4):	$5,007,688 (12/31/2021)
				Most Recent Occupancy:	80.3% (3/31/2023)
Reserves(1)				2nd Most Recent Occupancy:	78.4% (12/31/2022)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(4):	80.1% (12/31/2021)
RE Tax:	$305,595	$45,666	NAP	Appraised Value (as of)(2):	$64,500,000 (4/1/2023)
Insurance:	$0	Springing	NAP	Appraised Value per Room:	$178,670
Replacement Reserve:	$0	4% of Revenues	NAP	Cut-off Date LTV Ratio:	59.7%
PIP Reserve:	$1,000,000	$0	NAP	Maturity Date LTV Ratio:	59.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$38,500,000	57.9%	Purchase Price:	$64,234,000	96.7%
Borrower Sponsor Equity:	$27,954,475	42.1%	Upfront Reserves:	$1,305,595	2.0%
			Closing Costs:	$914,880	1.4%
Total Sources:	$66,454,475	100.0%	Total Uses:	$66,454,475	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	See the “Alabama Hotel Portfolio Properties Schedule” table below for details regarding the individual properties.
(3)	The increase in 2nd Most Recent NOI from 3rd Most Recent NOI is primarily attributable to the delivery of the HGI Madison Property (as defined below) which opened in May 2021.
(4)	3rd Most Recent NOI and 3rd Most Recent Occupancy are based on May 2021 through December 2021 (unannualized) for the HGI Madison Property which opened in May 2021.

The Mortgage Loan. The seventh largest mortgage loan (the “Alabama Hotel Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $38,500,000 secured by fee mortgages encumbering three extended stay and one full service hospitality properties located in Madison, Opelika and Decatur, Alabama (each individually, an “Alabama Hotel Portfolio Property”, and collectively, the “Alabama Hotel Portfolio Properties”).

The Borrowers and the Borrower Sponsors. The borrowers are HDC 135 Graphics Dr LLC, HDC 145 Graphics Dr LLC, HDC 807 Island Way LLC and HDC 3150 Capps Way LLC, each a Delaware limited liability company. Each individual borrower is a single-purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Alabama Hotel Portfolio Mortgage Loan.

The borrower sponsor of the Alabama Hotel Portfolio Mortgage Loan is HDC Capital Group. HDC Capital Group is a private equity firm concentrated in the hotel acquisition and fund management arena. HDC Capital Group seeks out hotel assets within geographical destinations that provide value add and market share growth opportunities. The non-recourse carve-out guarantor for the Alabama Hotel Portfolio Mortgage Loan is Horse Island Partners, LLC, a Delaware limited liability company and affiliate of the borrowers and borrower sponsor.

The Alabama Hotel Portfolio Properties are managed by Schulte Hospitality Group, Inc, a third party property manager. Schulte Hospitality Group, Inc is a third generation hospitality manager with properties located throughout the continental United States and England. Schulte Hospitality Group, Inc manages over 30,000 hotel keys though over 200 hotels and 10,000 employees.

The Properties. The Alabama Hotel Portfolio Properties are comprised of four hotels located across three cities in Alabama, Madison, Opelika and Decatur, totaling 361 rooms: the Hilton Garden Inn Huntsville Madison Airport (the “HGI Madison Property”), Home2 Suites by Hilton Madison Huntsville Airport (the “Home2 Madison Property”), Home2 Suites by Hilton Opelika Auburn (the “Home2 Opelika Property”) and the Home2 Suites by Hilton Decatur Ingalls Harbor (the “Home2 Decatur Property”). The borrower sponsor purchased the Alabama Hotel Portfolio Properties for an aggregate purchase price of $64,234,000, contributing approximately $27.9 million in cash equity. The Alabama Hotel Portfolio Properties each benefit from a Hilton Worldwide affiliated flag, offering extended stay and full service accommodations for corporate, leisure and group guests. Each of the Alabama Hotel Portfolio

A-3-66

Hospitality – Various	Loan #7	Cut-off Date Balance:	$38,500,000
Various	Alabama Hotel Portfolio	Cut-off Date LTV:	59.7%
Various, AL Various		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	17.1%

Properties were recently constructed, with completion dates ranging between 2017 and 2021, in certain instances, still ramping up from initial construction and the COVID-19 pandemic.

The following table presents certain information relating to the Alabama Hotel Portfolio Properties:

Alabama Hotel Portfolio Properties Schedule
Property Name	Property Sub-Type	Allocated Cut-Off Date Balance	% of Portfolio Cut-Off Date Balance	Year Built	Rooms	Underwritten NCF	% of Underwritten NCF	Appraised Value	% of Appraised Value
HGI Madison Property	Full Service	$11,946,000	31.0%	2021	102	$1,600,215	26.8%	$19,000,000	29.5%
Home2 Madison Property	Extended Stay	$10,289,000	26.7%	2019	97	$1,686,867	28.2%	$17,500,000	27.1%
Home2 Opelika Property	Extended Stay	$8,155,000	21.2%	2017	81	$1,416,930	23.7%	$14,000,000	21.7%
Home2 Decatur Property	Extended Stay	$8,110,000	21.1%	2017	81	$1,273,631	21.3%	$14,000,000	21.7%
Total		$38,500,000	100.0%		361	$5,977,642	100.0%	$64,500,000	100.0%

HGI Madison Property (31.0% of allocated cut-off date balance): The HGI Madison Property is a four-story, 102-room, full service hotel built on a 2.85-acre site located along Graphics Drive in Madison, Alabama, approximately three miles northeast of the Huntsville International Airport. The HGI Madison Property was constructed in 2021 and features an outdoor swimming pool, restaurant/lounge, business center, fitness center, sundries shop, approximately 650 SF of meeting space and 114 surface parking spaces. The guestroom mix at the HGI Madison Property is comprised of 66 king rooms and 36 double queen rooms. Room amenities at the HGI Madison Property feature a work station, flat screen television, internet and coffee makers. The food and beverage offering at the HGI Madison Property is a 60-seat Garden Grille & Bar, open daily and available to guests and the public. According to the appraisal, the property segmentation at the HGI Madison Property is estimated to be 65% commercial, 20% meetings & groups and 15% leisure. See “The Market” herein.

The borrower sponsor purchased the HGI Madison Property for approximately $19.9 million (approximately $195,404 per key). The HGI Madison Property is subject to a franchise agreement with Hilton Franchise Holding LLC through May 31, 2041. In connection with the acquisition, the HGI Madison Property is subject to a property improvement plan which requires general repair and maintenance, generally required to be completed by May 8, 2025.

As of March 31, 2023, the HGI Madison Property had an occupancy, ADR and RevPAR of 78.6%, $139.52 and $109.68, respectively, representing a 30.5% increase in RevPAR relative to year end 2021.

Home2 Madison Property (26.7% of allocated cut-off date balance): The Home2 Madison Property is a four-story, 97-room, extended stay hotel built on a 2.75-acre site located along Graphics Drive in Madison, Alabama, approximately three miles northeast of the Huntsville International Airport. The Home2 Madison Property was constructed in 2019 and features an outdoor swimming pool, fitness center, complimentary breakfast area, guest laundry facilities, sundries shop, business center, approximately 832 SF of meeting space and 123 surface parking spaces. The guestroom mix at the Home2 Madison Property is comprised of 69 king rooms, 20 double queen rooms and eight suites. Room amenities at the Home2 Madison Property feature larger than market standard guestrooms, two nightstands, flat screen television and a kitchen inclusive of a full-sized refrigerator, microwave, dishwasher, coffee/tea maker and standard cookware. According to the appraisal, the property segmentation at the Home2 Madison Property is estimated to be 75% commercial, 20% leisure and 5% meeting & group. See “The Market” herein.

The borrower sponsor purchased the Home2 Madison Property for approximately $17.2 million (approximately $176,961 per key). The Home2 Madison Property is subject to a franchise agreement with Hilton Franchise Holding LLC through March 31, 2039. In connection with the acquisition, the Home2 Madison Property is subject to a property improvement plan which requires general repair and maintenance, generally required to be completed by May 8, 2025, except for certain safety related items which are required to be completed by November 8, 2023.

As of March 31, 2023, the Home2 Madison Property had an occupancy, ADR and RevPAR of 82.3%, $130.69 and $107.62, respectively, representing 6.2% increase in RevPAR relative to year end 2021.

Home2 Opelika Property (21.2% of allocated cut-off date balance): The Home2 Opelika Property is a four-story, 81-room, extended stay hotel built on a 2.09-acre site located along Capps Way in Opelika, Alabama, approximately six and a half miles east of Auburn University. The Home2 Opelika Property was constructed in 2017 and features an outdoor swimming pool, complimentary breakfast area, business center, fitness center, guest self-laundry, sundries shop, outdoor patio & barbecue area, approximately 960 SF of meeting space and 95 surface parking spaces. The guestroom mix at the Home2 Opelika Property is comprised of 56 king rooms, 17 double queen rooms and eight one-bedroom suites. Room amenities at the Home2 Opelika Property feature a work area, flat-screen television, internet and coffee maker. According to the appraisal, the property segmentation at the Home2 Opelika Property is estimated to be 55% commercial, 35% leisure and 10% meeting & group. See “The Market” herein.

The borrower sponsor purchased the Home2 Opelika Property for approximately $13.6 million (approximately $167,978 per key). The Home2 Opelika Property is subject to a franchise agreement with Hilton Franchise Holding LLC through May 31, 2038. In connection with the acquisition, the Home2 Opelika Property is subject to a property improvement plan which generally requires replacement of furniture, fixtures and equipment to be completed by May 8, 2025, except for certain safety related items which are required to be completed by November 8, 2023.

As of March 31, 2023, the Home2 Opelika Property had an occupancy, ADR and RevPAR of 78.4%, $144.57 and $113.32, respectively, representing a 21.9% increase in RevPAR relative to year end 2021.

Home2 Decatur Property (21.1% of allocated cut-off date balance): The Home2 Decatur Property is a four-story, 81-room, extended stay hotel built on a 1.90-acre site located along Island Way Northwest in Decatur, Alabama. The Home2 Decatur Property was constructed in 2017 and features an outdoor swimming pool, complimentary breakfast area, business center, fitness center, guest self-laundry, sundries shop, outdoor patio & barbeque area, approximately 575 SF of meeting space and 79 surface parking spaces. The guestroom mix at the Home2 Decatur Property is comprised of 56 king rooms, 17 double queen rooms and eight suites. Room amenities at the Home2 Decatur Property feature a work area, flat-screen television, internet, iron & ironing board, and coffee maker. Additionally, the guestrooms feature kitchens with appliances including a dishwasher, microwave, mid-size refrigerator,

A-3-67

Hospitality – Various	Loan #7	Cut-off Date Balance:	$38,500,000
Various	Alabama Hotel Portfolio	Cut-off Date LTV:	59.7%
Various, AL Various		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	17.1%

and standard cookware. According to the appraisal, the property segmentation at the Home2 Decatur Property is estimated to be 80% commercial, 15% leisure and 5% meeting & group. See “The Market” herein.

The borrower sponsor purchased the Home2 Decatur Property for approximately $13.5 million (approximately $167,052 per key). The Home2 Decatur Property is subject to a franchise agreement with Hilton Franchise Holding LLC through May 31, 2038. In connection with the acquisition, the Home2 Decatur Property is subject to a property improvement plan which requires general repair and maintenance, generally required to be completed by May 8, 2025.

As of March 31, 2023, the Home2 Decatur Property had an occupancy, ADR and RevPAR of 82.0%, $137.78 and $112.91, respectively, representing a 9.6% increase in RevPAR relative to year end 2021.

The Market. The Alabama Hotel Portfolio is located across four different competitive markets in Alabama. The following highlights key statistics for each relevant market.

HGI Madison Property: The competitive market for the HGI Madison Property consists of five properties, which range in size from 88 to 187 rooms, with 656 total rooms (the “HGI Madison Property Competitive Market”). The HGI Madison Property Competitive Market is primarily comprised of demand from its proximity to the Huntsville International Airport and access to Interstate 565. The appraisal notes there is one additional proposed hotel expected to enter the HGI Madison Property Competitive Market, a 210 key Courtyard Marriott and Residence Inn by Marriot dual brand hotel expected to be delivered in October 2023. According to the appraisal, the newly developed property is not considered to be fully competitive given the differences in product-type, demand base and brand.

The following table presents the primary competitive properties to the HGI Madison Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Group	Leisure	2022 Occupancy	2022 ADR	2022 RevPAR
HGI Madison Property(2)	2021	102	65%	20%	15%	75.5%	$137.26	$103.62
Courtyard by Marriott Huntsville University Drive	1987	149	60%	25%	15%	70%-75%	$110-$120	$75-$85
Hilton Garden Inn Huntsville Space Center	2005	101	60%	25%	15%	75%-80%	$115-125	$85-$95
SpringHill Suites Huntsville West/Research Park	2012	88	55%	20%	25%	75%-80%	$115-125	$85-$95
Drury Inn & Suites Huntsville At the Space & Rocket Center	2018	187	40%	35%	25%	75%-80%	$120-$130	$95-$105
Hyatt Place Huntsville/Research Park	2019	131	40%	35%	25%	75%-80%	$125-$135	$95-$105
Total/Average		758	52%	28%	20%	76%	$124	$94

Source: Appraisal unless otherwise noted.

(1)	2022 competitive property figures represent the estimated 2022 metrics according to the appraisal.
(2)	HGI Madison Property 2022 Occupancy, 2022 ADR and 2022 RevPAR are based on the historical operating statements provided by the borrower sponsor.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the HGI Madison Property and its competitive set:

Historical Occupancy, ADR, RevPAR
Competitive Set(1)				HGI Madison Property(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021(3)	69.6%	$114.71	$79.86	64.8%	$129.82	$84.07	93.1%	113.2%	105.3%
2022	75.6%	$122.49	$92.61	75.5%	$137.26	$103.62	99.8%	112.1%	111.9%
3/31/2023 TTM	78.3%	$125.53	$98.24	78.6%	$139.52	$109.68	100.4%	111.1%	111.6%

Source: Third party hospitality research reports unless otherwise noted.

(1)	Competitive Set includes Courtyard by Marriott Huntsville University Drive, Hilton Garden Inn Huntsville Space Center, SpringHill Suites Huntsville West/Research Park, Drury Inn & Suites Huntsville At The Space & Rocket Center and Hyatt Place Huntsville/Research Park.
(2)	HGI Madison Property metrics are based on the historical operating statements provided by the borrower sponsor.
(3)	The HGI Madison Property was constructed in 2021. 2021 metrics are based on May 2021 through December 2021 (unannualized) for the HGI Madison Property.

Home2 Madison Property: The competitive market for the Home2 Madison Property consists of four properties, which range in size from 64 to 140 rooms, with 420 total rooms (the “Home2 Madison Property Competitive Market”). The Home2 Madison Property Competitive Market is primarily comprised of demand from its proximity to the Huntsville International Airport and access to Interstate 565. The appraisal notes there is one additional proposed hotel expected to enter the Home2 Madison Property Competitive Market, a 210 key Courtyard Marriott and Residence Inn by Marriot dual brand hotel expected to be delivered in October 2023. According to the appraisal, the newly developed property is not considered to be fully competitive given the differences in product-type, demand base and brand.

A-3-68

Hospitality – Various	Loan #7	Cut-off Date Balance:	$38,500,000
Various	Alabama Hotel Portfolio	Cut-off Date LTV:	59.7%
Various, AL Various		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	17.1%

The following table presents the primary competitive properties to the Home2 Madison Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Group	Leisure	2022 Occupancy	2022 ADR	2022 RevPAR
Home2 Madison Property(2)	2019	97	75%	5%	20%	81.4%	$127.49	$103.73
Hampton Inn Madison Huntsville Airport	1998	140	55%	15%	30%	70%-75%	$115-125	$80-90
Country Inn & Suites Madison	2010	64	50%	15%	35%	70%-75%	$100-$110	$70-$80
Holiday Inn Express & Suites Huntsville Airport	2012	96	50%	15%	35%	65%-70%	$110-$120	$75-$85
TownePlace Suites Huntsville West Redstone Gateway	2017	120	50%	15%	35%	80%-85%	$105-$115	$85-$95
Total/Average		517	56%	13%	31%	76%	$116	$87

Source: Appraisal unless otherwise noted.

(1)	2022 competitive property figures represent the estimated 2022 metrics according to the appraisal.
(2)	Home2 Madison Property 2022 Occupancy, 2022 ADR and 2022 RevPAR are based on the historical operating statements provided by the borrower sponsor.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Home2 Madison Property and its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Home2 Madison Property(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	70.1%	$106.82	$74.83	87.7%	$115.60	$101.37	125.2%	108.2%	135.5%
2022	74.5%	$112.48	$83.75	81.4%	$127.49	$103.73	109.3%	113.3%	123.9%
3/31/2023 TTM	73.7%	$116.07	$85.49	82.3%	$130.69	$107.62	111.8%	112.6%	125.9%

Source: Third party hospitality research reports unless otherwise noted.

(1)	Competitive Set includes Hampton Inn Madison Huntsville Airport, Country Inn & Suites Madison, Holiday Inn Express & Suites Huntsville Airport and TownePlace Suites Huntsville West Redstone Gateway.
(2)	Home2 Madison Property metrics are based on the historical operating statements provided by the borrower sponsor.

Home2 Opelika Property: The competitive market for the Home2 Opelika Property consists of four properties, which range in size from 74 to 87 rooms, with 326 total rooms (the “Home2 Opelika Property Competitive Market”). The Home2 Opelika Property Competitive Market is primarily comprised of demand from its proximity to Auburn University, which enrolls over 30,000 students and employs over 5,500 people, with additional demand generated from Opelika Industrial Park and Auburn Industrial Park. The appraisal notes there is no new proposed supply expected to enter the Home2 Opelika Property Competitive Market.

The following table presents the primary competitive properties to the Home2 Opelika Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Group	Leisure	2022 Occupancy	2022 ADR	2022 RevPAR
Home2 Opelika Property(2)	2017	81	55%	10%	35%	74.4%	$147.24	$109.51
Hampton Inn & Suites Opelika - I-85 - Auburn Area	2008	83	60%	15%	25%	70% - 75%	$135 - $145	$95 - $105
Holiday Inn Express & Suites Opelika Auburn	2009	87	60%	15%	25%	70% - 75%	$115 - $125	$80 - $90
Fairfield Inn & Suites Auburn Opelika	2008	74	55%	15%	30%	65% - 70%	$115 - $125	$75 - $85
La Quinta Inn & Suites by Wyndham Opelika Auburn	2018	82	55%	15%	30%	65% - 70%	$130 - $140	$85 - $95
Total/Average		407	57%	14%	29%	70%	$133	$93

Source: Appraisal unless otherwise noted.

(1)	2022 competitive property figures represent the estimated 2022 metrics according to the appraisal.
(2)	Home2 Opelika Property 2022 Occupancy, 2022 ADR and 2022 RevPAR are based on the historical operating statements provided by the borrower sponsor.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Home2 Opelika Property and its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Home2 Opelika Property(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	65.7%	$110.35	$72.47	77.7%	$119.72	$92.96	118.3%	108.5%	128.3%
2022	68.5%	$129.70	$88.88	74.4%	$147.24	$109.51	108.5%	113.5%	123.2%
3/31/2023 TTM	68.3%	$134.17	$91.65	78.4%	$144.57	$113.32	114.8%	107.8%	123.7%

Source: Third party hospitality research reports unless otherwise noted.

(1)	Competitive Set includes Hampton Inn & Suites Opelika-I-85-Auburn Area, Fairfield Inn & Suites Auburn Opelika, Holiday Inn Express & Suites Opelika Auburn and La Quinta Inns & Suites Opelika Auburn.
(2)	Home2 Opelika Property metrics are based on the historical operating statements provided by the borrower sponsor.

A-3-69

Hospitality – Various	Loan #7	Cut-off Date Balance:	$38,500,000
Various	Alabama Hotel Portfolio	Cut-off Date LTV:	59.7%
Various, AL Various		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	17.1%

Home2 Decatur Property: The competitive market for the Home2 Decatur Property consists of four properties, which range in size from 60 to 113 rooms, with 346 total rooms (the “Home2 Decatur Property Competitive Market”). The Home2 Decatur Property Competitive Market is primarily comprised of commercial demand, drawn from the area’s industrial base and local commercial business. The appraisal notes there is one additional proposed hotel expected to enter the Home2 Decatur Property Competitive Market, an 80 key Fairfield Inn & Suites by Marriot Decatur hotel. Completion of this property is expected in October 2023.

The following table presents the primary competitive properties to the Home2 Decatur Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Group	Leisure	2022 Occupancy	2022 ADR	2022 RevPAR
Home2 Decatur Property(2)	2017	81	80%	5%	15%	82.5%	$134.06	$110.54
Hampton Inn Decatur	1994	90	75%	10%	15%	75% - 80%	$105 - $115	$75 - $85
Best Western River City Hotel	1999	60	70%	10%	20%	65% - 70%	$105 - $115	$70 - $80
Courtyard by Marriott Decatur	2001	113	70%	15%	15%	60% - 65%	$115 - $125	$70 - $80
Holiday Inn Express & Suites Decatur	2016	83	80%	10%	10%	65% - 70%	$115 - $125	$80 - $90
Total/Average		427	75%	10%	15%	70%	$120	$84

Source: Appraisal unless otherwise noted.

(1)	2022 competitive property figures represent the estimated 2022 metrics according to the appraisal.
(2)	Home2 Decatur Property 2022 Occupancy, 2022 ADR and 2022 RevPAR are based on the historical operating statements provided by the borrower sponsor.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Home2 Decatur Property and its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Home2 Decatur Property(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	61.6%	$105.54	$64.99	85.3%	$120.70	$103.01	138.5%	114.4%	158.5%
2022	67.5%	$115.90	$78.29	82.5%	$134.06	$110.54	122.1%	115.7%	141.2%
3/31/2023 TTM	66.1%	$120.93	$79.88	82.0%	$137.78	$112.91	124.1%	113.9%	141.4%

Source: Third party hospitality research reports unless otherwise noted.

(1)	Competitive Set includes Hampton Inn Decatur, Best Western River City Hotel, Courtyard by Marriott Decatur and Holiday Inn Express & Suites Decatur.
(2)	Home2 Decatur Property metrics are based on the historical operating statements provided by the borrower sponsor.

A-3-70

Hospitality – Various	Loan #7	Cut-off Date Balance:	$38,500,000
Various	Alabama Hotel Portfolio	Cut-off Date LTV:	59.7%
Various, AL Various		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	17.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the Alabama Hotel Portfolio Properties:

Cash Flow Analysis(1)
	2019(2)(3)	2020(2)	2021(2)	2022	3/31/2023 TTM	UW	UW per Room
Rooms Revenue	$6,947,793	$7,132,441	$11,321,044	$14,036,203	$14,582,207	$14,582,207	$40,394
Other Income(4)	$90,689	$113,270	$244,755	$424,840	$423,003	$423,003	$1,172
Departmental Revenue	$7,038,482	$7,245,711	$11,565,799	$14,461,043	$15,005,211	$15,005,211	$41,566

Departmental Expense
Rooms Expense	$1,319,206	$1,289,675	$2,116,917	$2,721,704	$2,750,833	$2,750,833	$7,620
Other Departmental Expenses	$289,351	$260,844	$186,151	$327,199	$328,384	$328,384	$910
Total Departmental Expenses	$1,608,557	$1,550,519	$2,303,068	$3,048,902	$3,079,218	$3,079,218	$8,530

Departmental Profit	$5,429,925	$5,695,192	$9,262,731	$11,412,140	$11,925,993	$11,925,993	$33,036

Undistributed Expenses
Franchise Fee	$271,381	$318,292	$1,196,937	$1,536,040	$1,602,136	$1,589,948	$4,404
Other Undistributed Expenses	$1,777,286	$1,947,718	$2,319,745	$2,516,166	$2,614,114	$2,614,114	$7,241
Total Undistributed Expenses	$2,048,667	$2,266,010	$3,516,682	$4,052,206	$4,216,250	$4,204,062	$11,646

Gross Operating Income	$3,381,258	$3,429,182	$5,746,049	$7,359,934	$7,709,743	$7,721,931	$21,390

Management Fee	$211,154	$217,371	$346,974	$433,831	$450,085	$450,156	$1,247
Total Other Fixed Expense	$275,344	$378,546	$391,387	$656,423	$664,794	$693,924	$1,922
Net Operating Income	$2,894,760	$2,833,265	$5,007,688	$6,269,680	$6,594,865	$6,577,850	$18,221
FF&E	$281,539	$289,829	$462,631	$578,442	$600,113	$600,208	$1,663
Net Cash Flow	$2,613,221	$2,543,436	$4,545,057	$5,691,238	$5,994,752	$5,977,642	$16,559

Occupancy %	76.8%	71.1%	80.1%	78.4%	80.3%	80.3%
NOI DSCR	1.01x	0.99x	1.75x	2.19x	2.30x	2.29x
NCF DSCR	0.91x	0.89x	1.58x	1.98x	2.09x	2.08x
NOI Debt Yield	7.5%	7.4%	13.0%	16.3%	17.1%	17.1%
NCF Debt Yield	6.8%	6.6%	11.8%	14.8%	15.6%	15.5%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	2019 and 2020 exclude the HGI Madison Property which opened in May 2021. 2021 historical financials are based on May 2021 through December 2021 (unannualized) for the HGI Madison Property.
(3)	2019 includes June 2019 through December 2019 (unannualized) for the Home2 Madison Property, which opened in May 2019.
(4)	Other Income is comprised of food & beverage revenue, internet fees, telephone and internet revenue, convenience store sales, pet fees and cancellation fees, among other miscellaneous items.

Escrows and Reserves.

At loan origination, the borrowers deposited (i) $1,000,000 into a PIP reserve for the payment of costs associated with the property improvement plans at the Alabama Hotel Portfolio Properties and (ii) $305,595 into a real estate tax reserve.

Real Estate Taxes – On each monthly due date, the borrowers are required to deposit an amount equal to 1/12 of the estimated annual real estate taxes (initially $45,666) into the tax reserve account.

Insurance – On each monthly due date, the borrowers are required to deposit an amount equal to 1/12 of the estimated annual insurance premiums; provided, however, such insurance reserve has been conditionally waived so long as (i) the borrowers maintain a blanket policy in accordance with the Alabama Hotel Portfolio Mortgage Loan documents and (ii) no event of default under the Alabama Hotel Portfolio Mortgage Loan documents is continuing.

Replacement Reserves – On each monthly due date, the borrowers are required to deposit into the replacement reserve account an amount equal to 4% of the gross income from operations generated for the calendar month 2-months prior.

Lockbox and Cash Management. The Alabama Hotel Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. All funds in the lockbox accounts will be swept to an account designated by the borrowers, unless a Cash Sweep Event (as defined below) is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, bank fees, debt service, required reserves and operating expenses, all funds are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for the Alabama Hotel Portfolio Mortgage Loan and disbursed in accordance with the terms of the Alabama Hotel Portfolio Mortgage Loan documents.

A-3-71

Hospitality – Various	Loan #7	Cut-off Date Balance:	$38,500,000
Various	Alabama Hotel Portfolio	Cut-off Date LTV:	59.7%
Various, AL Various		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	17.1%

A “Cash Sweep Event” means the occurrence of (a) an event of default under the Alabama Hotel Portfolio Mortgage Loan documents; (b) any bankruptcy action or insolvency of any borrower or the property manager; and (c) the debt yield based on the trailing 12-month period immediately preceding the date of such determination being less than 11.0% (a “Debt Yield Trigger Event”).

A Cash Sweep Event will be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lender (in its reasonable discretion) of a cure of such event of default in accordance with the Alabama Hotel Portfolio Mortgage Loan documents; provided, however, that if (x) the lender applies for the appointment of a receiver pursuant to the Alabama Hotel Portfolio Mortgage Loan documents, (y) the lender declares the entire unpaid debt to be immediately due and payable, or (z) the lender commences a foreclosure action pursuant to the Alabama Hotel Portfolio Mortgage Loan documents, the lender is not obligated to accept such cure and may reject or accept such cure in its sole and absolute discretion; (ii) with respect to clause (b) above, solely with respect to the property manager, if the borrowers replace the property manager with a “Qualified Manager” (as fully described in the Alabama Hotel Portfolio Mortgage Loan documents) under a replacement management agreement within 90 days and (iii) with respect to clause (c) above, the achievement of a debt yield of 11.0% for two consecutive calendar quarters, based upon the trailing 12-month period immediately preceding the date of determination; provided, however, that any such Cash Sweep Event cure is subject to the following conditions, (A) no event of default has occurred and is continuing under the Alabama Hotel Portfolio Mortgage Loan documents, (B) a Cash Sweep Event caused by an event of default or any bankruptcy action of the property manager may be cured no more than a total of two times in the aggregate during the term of the Alabama Hotel Portfolio Mortgage Loan; (C) a Cash Sweep Event caused by a Debt Yield Trigger Event may be cured an unlimited number of times during the term of the Alabama Hotel Portfolio Mortgage Loan; (D) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event cure including reasonable attorney’s fees and expenses; and (E) in no event may the borrowers cure a Cash Sweep Event caused by a bankruptcy action or insolvency of the borrowers.

Additional Secured Indebtedness (not including trade debts). None

Mezzanine Loan and Preferred Equity. None permitted.

Release of Property. The Alabama Hotel Portfolio Mortgage Loan documents permit the borrowers to obtain the release of any individual Alabama Hotel Portfolio Property on and after the earlier of (a) the second anniversary of the closing date of the BANK5 2023-5YR2 securitization and (b) July 1, 2027; provided that, among other conditions, (i) the borrower must defease or prepay a portion of the principal balance of the Alabama Hotel Portfolio Mortgage Loan equal to or in excess of 115% of the allocated loan amount for the individual Alabama Hotel Portfolio Mortgaged Property to be released; (ii) after giving effect to such release, the loan to value ratio, as determined by the lender does not exceed 59.7%; and (iii) after giving effect to such release, the debt service coverage ratio for the remaining Alabama Hotel Portfolio Properties (as calculated under the Alabama Hotel Portfolio Mortgage Loan documents) is equal to or greater than the greater of (x) 2.09x and (y) the debt service coverage ratio immediately preceding such release; and (iv) the borrower is required to convey the individual Alabama Hotel Portfolio Property being released to a person other than the borrower or an affiliate of the borrower. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in the prospectus.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the Alabama Hotel Portfolio Properties plus the cost of rental loss and/or business interruption coverage. For so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender must accept terrorism insurance with coverage against acts which are “certified” within the meaning of Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) . See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-72

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$37,100,000
38-25 Main Street	Queens Crossing	Cut-off Date LTV:	57.1%
Flushing, NY 11354		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

A-3-73

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$37,100,000
38-25 Main Street	Queens Crossing	Cut-off Date LTV:	57.1%
Flushing, NY 11354		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

A-3-74

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$37,100,000
38-25 Main Street	Queens Crossing	Cut-off Date LTV:	57.1%
Flushing, NY 11354		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

East River
Powell Cove
Whitestone Bridge
College Point
Whitestone Shopping Ctr.
14th Ave
College Point Center
Pepsi Cola Bottling Co.
20th Ave
Flushing Bay
College Point Blvd
New York Times
La Guardia Airport
Grand Central Pkwy
Whitestone Expwy
Whitestone Expressway Plaza
Parsons Blvd
Linden Hill
Clearview
Bayside Ave
Francis Lewis Blvd
QUEENS
Broadway/ Flushing
Flushing
Queens Crossing
38-25 Main Street
Flushing, NY 11354
Northern Blvd
Auburndale
Roosevelt Ave
LIRR
Murray Hill
East Elmhurst
New World Mall
Queens Public Library at Flushing
Citi Field
The Shops at SkyView
DOWNTOWN FLUSHING
Main St
Kissena Blvd
Flushing Hospital Medical Ctr.
46th Ave
162nd St
East Flushing
FLUSHING CEMETERY
108th St
World Ice Arena
Louis Armstrong Stadium
Arthur Ashe Stadium
Queens Botanical Garden
Kissena Corridor Park
Kissena Park
Kissena Park GC
164th St
Utopia Pkwy
Flushing Meadows Corona Park
NewYork-Presbyterian Queens Hospital
Booth Memorial Ave
Kissena Velodrome
Corona Ave
Elmhurst
Long Island Expwy
MOUNT ST. MARY CEMETERY
99th St
Long Island Expwy
CUNY - Queens College
Kupferberg Center for the Arts
Meadow Lake
CEDAR GROVE CEMETERY
Van Wyck Expwy
Rego Center
Long Island Jewish Forest Hills
Jewel Ave
Kew Gardens Hills
Rego Park
69th Rd
Forest Hills
Willow Lake
Union Tpke
St. Johns University
PATERSON
YONKERS
BRONX
MANHATTAN
NJ
NEW YORK CITY
NEWARK
JERSEY CITY
QUEENS
BROOKLYN
STATEN ISLAND
Atlantic Ocean

A-3-75

Mortgage Loan No. 8 – Queens Crossing

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio:	Single Asset
Original Balance(1):		$37,100,000		Location:	Flushing, NY 11354
Cut-off Date Balance(1):		$37,100,000		General Property Type:	Mixed Use
% of Initial Pool Balance:		5.5%		Detailed Property Type(5):	Retail/Office
Loan Purpose:		Refinance		Title Vesting:	Fee
Borrower Sponsor:		F&T Group		Year Built/Renovated:	2007 / NAP
Guarantors:		Sunny Chiu, Michael Lee and		Size(5):	95,123 SF
		Christian Lee		Cut-off Date Balance Per SF(1):	$600
Mortgage Rate:		7.5500%		Maturity Date Balance Per SF(1):	$600
Note Date:		5/5/2023		Property Manager:	Fultonex Property Management Corp.
First Payment Date:		6/5/2023			(borrower-related)
Maturity Date:		5/5/2028
Original Term to Maturity:		60 months		Underwriting and Financial 3)
Original Amortization Term:		0 months
IO Period:		60 months		Underwriting and Financial Information
Seasoning:		2 months		UW NOI:	$5,925,023
Prepayment Provisions(2):		L(26),D(30),O(4)		UW NOI Debt Yield(1):	10.4%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	10.4%
Additional Debt Type(1)(3):		Pari Passu		UW NCF DSCR(1):	1.33x
Additional Debt Balance(1)(3):		$20,000,000		Most Recent NOI:	$5,317,856 (12/31/2022)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$4,634,804 (12/31/2021)
				3rd Most Recent NOI:	$4,293,791 (12/31/2020)
Reserves(4)				Most Recent Occupancy:	98.8% (5/1/2023)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.8% (12/31/2022)
RE Taxes:	$415,000	$85,000	NAP	3rd Most Recent Occupancy:	99.0% (12/31/2021)
Insurance:	$30,000	$15,000	NAP	Appraised Value (as of) (6):	$100,000,000 (4/11/2023)
Replacement Reserve:	$2,246	$2,246	NAP	Appraised Value PSF(6):	$1,051
TI/LC Reserve:	$1,000,000	Springing	$750,000	Cut-off Date LTV Ratio(1) (6):	57.1%
Condo Assessments Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1) (6):	57.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$57,100,000	96.2%	Loan Payoff:	$57,100,000	96.2%
Cash Equity:	$2,248,586	3.8%	Closing Costs:	$801,340	1.4%
			Upfront Reserves:	$1,447,246	2.4%
Total Sources:	$59,348,586	100.0%	Total Uses:	$59,348,586	100.0%

(1)	The Queens Crossing Mortgage Loan (as defined below) is part of the Queens Crossing Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $57,100,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the Queens Crossing Whole Loan.
(2)	The lockout period will be at least 26 months beginning with and including the first payment date on June 5, 2023. Defeasance of the Queens Crossing Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last note to be securitized. If the permitted defeasance date has not occurred by June 5, 2026, the Queens Crossing Whole Loan may be prepaid in whole at any time prior to the permitted defeasance date with the payment of a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium. The assumed lockout period of 26 payments is based on the anticipated closing date of the BANK5 2023-5YR2 securitization trust in July 2023. The actual lockout period may be longer.
(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional mortgage debt.
(4)	See “Escrows and Reserves” below.
(5)	The Queens Crossing Property (as defined below) is comprised of 78,493 SF of retail space, 16,630 SF of office space and 401 sub-grade parking spaces.
(6)	The Appraised Value of $100,000,000 reflects an extraordinary assumption that the parking garage is leased at market levels as of the date of value. According to the appraisal, the parking garage is currently leased to an affiliate of the borrower at significantly below-market levels. The related lease expires in May 2030 and is terminable upon foreclosure

The Mortgage Loan. The eighth largest mortgage loan (the “Queens Crossing Mortgage Loan”) is part of a whole loan comprised of three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $57,100,000 (the “Queens Crossing Whole Loan”) secured by a first mortgage encumbering the borrower’s fee interest in a mixed-use center located in Flushing, New York (the “Queens Crossing Property”). The Queens Crossing Whole Loan was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”) and Barclays Capital Real Estate Inc. (“Barclays”) on May 5, 2023. The Queens Crossing Mortgage Loan is evidenced by the controlling note A-1 and the non-controlling note A-2, with an aggregate original balance and outstanding principal balance as of the Cut-off Date of $37,100,000. The non-controlling note A-3 (the “Queens Crossing Serviced Pari Passu Companion Loan”), with an original and outstanding as of the Cut-off Date principal balance of $20,000,000, is held by Barclays and is expected to be contributed to a future securitization. The Queens Crossing Whole Loan will be serviced under the BANK5 2023-5YR2 pooling and servicing agreement. See “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-76

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$37,100,000
38-25 Main Street	Queens Crossing	Cut-off Date LTV:	57.1%
Flushing, NY 11354		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%
Queens Crossing Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	BANK5 2023-5YR2	Yes
A-2	$17,100,000	$17,100,000	BANK5 2023-5YR2	No
A-3	$20,000,000	$20,000,000	Barclays	No
Total (Whole Loan)	$57,100,000	$57,100,000

The Borrower and the Borrower Sponsor. The borrower is QC Flushing LLC, a Delaware limited liability company structured to be a single purpose bankruptcy-remote entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Queens Crossing Whole Loan. The borrower sponsor is F&T Group (“F&T”) and the non-recourse carveout guarantors are Sunny Chiu, Michael Lee and Christian Lee, executives and key stakeholders in F&T. F&T developed the Queens Crossing Property in 2007 and previously occupied the office condominium units currently leased to New York Life Insurance Company. F&T is a developer, property owner, contractor and operator of residential and commercial real estate in the New York metropolitan area with a primary focus in Flushing, Queens. As a vertically integrated firm, F&T possesses experience in various aspects of mixed-use developments, including acquisitions, finance, project management, design, general contracting, construction management, sales and marketing, leasing and property management. F&T seeks to invest in assets and to create value through repositioning, development and focused management, leveraging its local knowledge and long-term relationships.

F&T’s projects in Flushing include the 330,000 SF, mixed-use development at One Fulton Square, as well as Flushing Commons—a formerly city-owned 5.5-acre parking structure being redeveloped into 1.8 million SF of residences, office space, retail, community facility space, parking and an open-air plaza. In the late 1990s, F&T established a real estate presence in China forming a partnership with J.P. Morgan Asset Management to fund and develop the World Trade Center in Nanjing, China. The World Trade Center was an approximately $800.0 million development totaling approximately 4.7 million SF.

The Property. The Queens Crossing Property is comprised of a portion of a 12-story mixed used condominium property, evidenced by the equity interest in 17 of 108 total condominium units. The Queens Crossing Property is located in Flushing, New York, and is comprised of six retail condominium units (78,493 SF; 85.0% of UW Base Rent), 10 office condominium units (16,630 SF; 15.0% of UW Base Rent) and one parking condominium unit (401 sub-grade parking spaces). The 91 remaining condominium units, largely comprised of medical and professional service offices that occupy the entirety of floors 3 through 11, are owned by unaffiliated third parties and do not serve as collateral for the Queens Crossing Whole Loan. The condominium units comprising the Queens Crossing Property are located on, and comprise the entirety of, floors 1 and 2 (primarily retail), floor 12 (office) and the below grade parking garage. The borrower owns approximately 40.2% of interest in the condominium regime. The condominium association is governed by a board consisting of five managers, designated by the declarant under the condominium declaration. The borrower, as the successor declarant under the condominium declaration, has the right to appoint all five managers to the board so long as the borrower owns at least one of the units in the condominium. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the prospectus.

The Queens Crossing Property is situated one block north of the Flushing-Main subway station, which as of 2020, was ranked the 10th busiest station in NYC with 6.9 million riders, as well as the Long Island Railroad (Port Washington line). Additionally, the property is located approximately 3.3 miles from La Guardia Airport. Downtown Flushing has become a significant retail destination in the outer boroughs of New York City and is considered a prime retail area within the broader market.

As of May 1, 2023, the Queens Crossing Property was 98.8% leased to 22 tenants with a weighted average remaining lease term of 5.8 years. The Queens Crossing Property was built in 2007 by the borrower sponsor and offers an array of tenants drawing significant foot traffic, including medical office, financial and legal services, retail and a food hall. The multi-level retail space benefits from visibility along Main Street and 39th Avenue, one block south of the third busiest pedestrian intersection in New York City (Main and Roosevelt). The Queens Crossing Property office condominium is leased in its entirety to a single tenant, New York Life Insurance Company (“New York Life”). New York Life initially took occupancy in April 2020 after onset of the COVID-19 pandemic. The Queens Crossing Property includes 401 sub-grade parking spaces, currently master leased to an affiliate of the borrower sponsor. The parking garage is leased through May 2030 at a contractual rate of approximately $145.47 per space, a significant discount (approximately 49.4%) to the average of comparable parking leases as identified in the appraisal of $287.27 per space.

Major Tenants.

TD Bank (5,455 SF; 5.7% of NRA; 19.8% of underwritten base rent). As of the first quarter of 2023, TD Bank is the 10th largest U.S. bank by domestic deposits and the 10th largest U.S. bank by total assets. TD Bank has been at the property since 2008 and operates a traditional branch location offering customers a full range of retail, small business and commercial banking products and services. TD Bank extended its lease in November 2022 through January 2031 and has two, five-year extension options remaining. TD Bank is situated in prime ground floor retail space located on the corner of Main Street and 39th Avenue.

New York Life Insurance Company (16,630 SF; 17.5% of NRA; 15.0% of underwritten base rent). New York Life is the largest mutual insurer in the United States with over 175 years of operations. As of the second quarter of 2023, New York Life’s total assets under management was over $300 billion across a diverse portfolio featuring both debt and equity. Additionally, in 2022, New York Life was ranked 72nd on the Fortune 500 list of largest companies worldwide by total revenue. New York Life offers its clients a wide array of financial products such as life insurance, supplemental insurance, retirement income, investments and premier services for small businesses. New York Life took occupancy in April 2020, after onset of the COVID-19 pandemic, and has one, five-year extension option remaining. New York Life has a one-time termination option to vacate the entirety of its leased space in September 2027 with notice no later than September 2026. New York Life occupies the entirety of the 12th floor office condominium units.

STAT Urgent Care (9,106 SF; 9.6% of NRA; 13.9% of underwritten base rent). STAT Urgent Care provides convenient, flexible and reliable urgent care medical service within its 16 locations throughout the New York metro area. In addition to urgent care services, STAT Urgent Care offers telemedicine appointments in addition to a full-service after care department. STAT Urgent Care has been at the property since 2017 and has one, five-year extension option remaining. STAT Urgent Care currently subleases space to four subtenants that provide complementary services. The four subleases account for a total of 3,319 SF with a weighted average in-place rent of $122.09 per SF.

A-3-77

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$37,100,000
38-25 Main Street	Queens Crossing	Cut-off Date LTV:	57.1%
Flushing, NY 11354		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

The following table presents certain information relating to the tenancy at the Queens Crossing Property:

Tenant Summary(1)
Tenant Name		Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)			Renewal Options
	Type							Termination Option (Y/N)	Lease Expiration
TD Bank	Retail	NR/Aa1/NR	5,455	5.7%	$1,703,618	19.8%	$312.30	N	1/31/2031	2 x 5 yr
New York Life Insurance Company	Office	NR/Aaa/AA+	16,630	17.5%	$1,288,825	15.0%	$77.50	Y(3)	3/31/2030	1 x 5 yr
STAT Urgent Care(4)	Retail	NR/NR/NR	9,106	9.6%	$1,192,396	13.9%	$130.95	N	8/31/2027	1 x 5 yr
New Mulan L.L.C.(5)	Retail	NR/NR/NR	20,096	21.1%	$1,008,767	11.7%	$50.20	N	Various(6)	1 x 5 yr
GV Café	Retail	NR/NR/NR	12,730	13.4%	$931,368	10.8%	$73.16	N	3/31/2033	1 x 5 yr
Shinhan Bank America	Retail	NR/A1/A	3,688	3.9%	$508,230	5.9%	$137.81	N	1/31/2025	1 x 5 yr
Paris Baguette	Retail	NR/NR/NR	2,524	2.7%	$431,554	5.0%	$170.98	N	3/31/2033	1 x 5 yr
Shinsaku	Retail	NR/NR/NR	15,708	16.5%	$418,717	4.9%	$26.66	N	10/31/2027	1 x 5 yr
KF Tea Main St. L.L.C.	Retail	NR/NR/NR	688	0.7%	$155,070	1.8%	$225.39	N	11/30/2025	2 x 5 yr
Lotus Health Pharmacy	Retail	NR/NR/NR	2,300	2.4%	$147,600	1.7%	$64.17	N	12/12/2031	None
Total/Wtd. Avg.			88,925	93.5%	$7,786,145	90.4%	$87.56
Other Tenants			5,080	5.3%	$822,087	9.6%	$161.83
Occupied Collateral Total			94,005	98.8%	$8,608,232	100.0%	$91.57
Vacant Space			1,118	1.2%
Total			95,123	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2023, inclusive of (i) rent steps through April 2024, (ii) $92,831 in straight-line rent for investment grade tenants through the term of the Queens Crossing Whole Loan and (iii) $91,465 in straight-line rent for New York Life through its one-time termination option in September 2027.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	New York Life Insurance Company has a one-time termination option to vacate the entirety of its leased space no earlier than September 2027 with notice provided no later than September 2026.
(4)	STAT Urgent Care currently subleases (i) approximately 1,663 SF to Golden Baby Medical Counseling Group Inc. at $124.99 PSF; (ii) 726 SF to Sherman-Abrams Laboratory, Inc. at $100.79 PSF; (iii) 480 SF to QK Pharmacy Inc. at $141.91 PSF and (iv) 450 SF to Royal National Products Corp. at $124.56 PSF. Annual UW Rent is based on the STAT Urgent Care prime lease rent inclusive of rent steps through August 2023.
(5)	New Mulan L.L.C. is an affiliate of the borrower sponsor, which has a non-controlling, minority interest in the tenant.
(6)	New Mulan L.L.C has 19,650 SF of space expiring in February 2027 and 446 SF of space expiring in November 2027.

The following table presents certain information relating to the lease rollover schedule at the Queens Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	915	$59.02	1.0%	1.0%	$54,000	0.6%	0.6%
2023	0	0	$0.00	0.0%	1.0%	$0	0.0%	0.6%
2024	3	708	$134.12	0.7%	1.7%	$94,958	1.1%	1.7%
2025	3	4,596	$174.88	4.8%	6.5%	$803,763	9.3%	11.1%
2026	2	672	$218.75	0.7%	7.2%	$146,998	1.7%	12.8%
2027	5	45,428	$60.75	47.8%	55.0%	$2,759,549	32.1%	44.8%
2028	1	1,093	$82.34	1.1%	56.2%	$90,000	1.0%	45.9%
2029	0	0	$0.00	0.0%	56.2%	$0	0.0%	45.9%
2030	3	17,584	$82.17	18.5%	74.6%	$1,444,825	16.8%	62.7%
2031	2	7,755	$238.71	8.2%	82.8%	$1,851,218	21.5%	84.2%
2032	0	0	$0.00	0.0%	82.8%	$0	0.0%	84.2%
2033 & Beyond	2	15,254	$89.35	16.0%	98.8%	$1,362,921	15.8%	100.0%
Vacant	0	1,118	$0.00	1.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	22	95,123	$91.57	100.0%		$8,608,232	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2023 inclusive of (i) rent steps through April 2024, (ii) $92,831 in straight-line rent for investment grade tenants through the term of the Queens Crossing Whole Loan and (iii) $91,465 in straight-line rent for New York Life through its one-time termination option in September 2027.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule.

The Market. The Queens Crossing Property is located within the Downtown Flushing neighborhood of Queens, a significant retail destination in the outer boroughs of New York City. The majority of the Downtown Flushing retail market is comprised of ground floor retail within the base of residential and office buildings along with freestanding structures. According to the appraisal, as of 2022, the number of households, total population and average household income within the Queens Crossing primary trade area (defined as the surrounding 1-mile) was 40,736, 112,590 and $64,976, respectively.

The Queens Crossing Property is located in the Downtown Flushing retail market in the north-central portion of the borough of Queens. The market is accessed by multiple major thoroughfares and consists largely of self-contained communities. The Queens Crossing Property is located on the Main

A-3-78

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$37,100,000
38-25 Main Street	Queens Crossing	Cut-off Date LTV:	57.1%
Flushing, NY 11354		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

Street corridor which, according to the appraisal, is the prime retail/commercial corridor of the area. As of the first quarter of 2023, the Downtown Flushing retail market was comprised of 412 buildings and 4,276,879 SF of retail space with a vacancy rate of 3.5%, average rental rates of $87.10 per SF and a positive net absorption of 44,152 SF. According to the appraisal, there is currently no ongoing retail construction in the submarket.

The table below presents certain information relating to comparable retail leases pertaining to the Queens Crossing Property identified by the appraisal:

Comparable Retail Leases
Property Name	Location	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Yrs.)
Queens Crossing Property(1)	38-25 Main Street, Flushing, NY	Various	77,375	Various	$94.60	Various
Tangram	133-33 39th Avenue, Flushing, NY	Taier Yu	3,381	March 2023	$135.00	10
Flushing Commons	38-08 Union Street, Flushing, NY	Chinese BBQ Restaurant	3,266	August 2022	$140.00	10
136-53 Roosevelt Avenue	136-53 Roosevelt Avenue, Flushing, NY	KFC	1,400	April 2022	$176.00	10
141-57 Northern Boulevard	141-57 Northern Boulevard, Flushing, NY	Enson Market	15,600	January 2022	$57.26	10
140-15 Sanford Ave.	140-15 Sanford Ave., Flushing, NY	Lenox Hill Imaging	9,000	December 2021	$58.89	10
Tangram	133-33 39th Avenue, Flushing, NY	Xiao Long Kan	5,029	November 2021	$105.00	10
146-17 Northern Boulevard	146-17 Northern Boulevard, Flushing, NY	Adult Daycare	6,288	June 2021	$71.33	15
39-01 Main Street	39-01 Main Street, Flushing, NY	Mix N Match	1,000	February 2021	$175.00	5
171-50 Northern Boulevard	171-50 Northern Boulevard, Flushing, NY	Popeyes	5,000	December 2020	$75.00	10
Flushing Commons	38-08 Union Street, Flushing, NY	Empire Health	4,990	January 2020	$132.00	5
37-19 Main Street	37-19 Main Street, Flushing, NY	Offering	2,500	April 2023	$240.00	10
36-63 Main Street	36-63 Main Street, Flushing, NY	Offering	10,000	April 2023	$150.00	10

Source: Appraisal.

(1)	The Queens Crossing Property Lease Size (SF) and Rent PSF includes the occupied retail tenants at the Queens Crossing Property based on the underwritten rent roll dated May 1, 2023.

The Queens Crossing Property is located in the Northeast Queens office market, which is the second largest office market in Queens. As of the first quarter of 2023, the Northeast Queens office market was comprised of 824 buildings and 14,286,488 SF with a vacancy rate of 2.3%, average rental rate of $40.80 per SF and a positive net absorption of 15,791 SF. According to the appraisal, Northeast Queens’ lack of higher-quality Class A office space should continue to push rents up in the long-term, cautiously pointing towards a stable long-term outlook for the market. There are currently two office properties under construction and one proposed office property, accounting for approximately 260,068 SF with an anticipated delivery by 2024.

The table below presents certain information relating to comparable office properties pertaining to the Queens Crossing Property identified by the appraisal:

Comparable Office Leases
Property Name	Location	Year Built	Tenant Name	Tenant Size (SF)	Rent PSF	Lease Date	Lease Term	Lease Type
Queens Crossing Property(1)	38-25 Main Street, Flushing, NY	2007	New York Life Insurance Company	16,630	$77.50	April 2020	10	Mod. Gross
133-38 Sanford Avenue	133-38 Sanford Avenue, Flushing, NY	2005	Confidential Health Care	12,000	$80.00	December 2022	10	Mod. Gross
135-28 37th Avenue	135-28 37th Avenue, Flushing, NY	1984	Radnet	9,000	$56.00	July 2022	10	Mod. Gross
Flushing Commons	38-08 Union Street, Flushing, NY	2017	Sanford Physical Therapy	1,391	$112.15	June 2022	5	Mod. Gross
Flushing Commons	38-08 Union Street, Flushing, NY	2017	Confidential	2,142	$65.00	April 2022	10	Mod. Gross
37-20 Prince Street	37-20 Prince Street, Flushing, NY	2008	Amlotus Language/Career School	3,024	$53.45	August 2021	5	Mod. Gross
39-07 Prince Street	39-07 Prince Street, Flushing, NY	2001	Elite Planning Services	1,696	$53.77	July 2021	3	Mod. Gross

Source: Appraisal.

(1)	The Queens Crossing Property Tenant Size (SF), Rent PSF, Lease Date and Lease Term are based on the underwritten rent roll dated May 1, 2023.

A-3-79

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$37,100,000
38-25 Main Street	Queens Crossing	Cut-off Date LTV:	57.1%
Flushing, NY 11354		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Queens Crossing Property:

Market Rent Summary
	Ground Floor: (TD Bank) Corner - Main & 39th	Ground Floor: (Shinhan Bank) 39th Ave.	Ground Floor (Large): (Tai Shan) 38th Ave.	Ground Floor (Small): 39th Ave.	Ground Floor (Small): In-line	1st Floor: (Urgent Care) 39th Ave.
Market Rent (PSF)	$250.00	$125.00	$70.00	$400.00	$75.00	$125.00
Lease Term (Years)	10	10	10	5	5	10
Lease Type (Reimbursements)	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross
TI’s (New/Renewal)	$20.00 / $10.00	$20.00 / $10.00	$20.00 / $10.00	$10.00 / $5.00	$10.00 / $5.00	$20.00 / $10.00
LC’s (New/Renewal)	4.00% / 2.0%	4.00% / 2.0%	4.00% / 2.0%	4.88% / 2.4%	4.88% / 2.4%	4.00% / 2.0%
Rent Increase Projection	3.0% / year	3.0% / year	3.0% / year	3.0% / year	3.0% / year	3.0% / year

Source: Appraisal.

Market Rent Summary (continued)
	1st Floor: (Paris) 39th Ave.	1st Floor: (Lotus) 38th Ave.	Food Court: (Small < 1,000 SF)	Food Court: (Large > 1,000 SF)	2nd Floor: Restaurant	Office
Market Rent (PSF)	$165.00	$55.00	$225.00	$85.00	$50.00	$75.00
Lease Term (Years)	10	10	5	5	10	10
Lease Type (Reimbursements)	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross
TI’s (New/Renewal)	$20.00 / $10.00	$20.00 / $10.00	$0.00 / $0.00	$0.00 / $0.00	$20.00 / $10.00	$40.00 / $20.00
LC’s (New/Renewal)	4.00% / 2.0%	4.00% / 2.0%	4.88% / 2.4%	4.88% / 2.4%	4.00% / 2.0%	4.00% / 2.0%
Rent Increase Projection	3.0% / year	3.0% / year	3.0% / year	3.0% / year	3.0% / year	2.5% / year

Source: Appraisal.

A-3-80

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$37,100,000
38-25 Main Street	Queens Crossing	Cut-off Date LTV:	57.1%
Flushing, NY 11354		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Queens Crossing Property:

Cash Flow Analysis
	2019	2020	2021	2022		UW(1)		UW PSF
Base Rent(2)	$8,470,054	$6,734,811	$6,953,798	$7,771,503		$8,608,232		$90.50
Grossed Up Vacant Space	$0	$0	$0	$0		$187,050		$1.97
Gross Potential Rent	$8,470,054	$6,734,811	$6,953,798	$7,771,503		$8,795,282		$92.46

Reimbursements	$0	$0	$0	$0		$429,068		$4.51
Gross Potential Income	$8,470,054	$6,734,811	$6,953,798	$7,771,503		$9,224,350		$96.97
(Vacancy)	$0	$0	$0	$0		($368,974)		($3.88)
Parking Income(3)	$339,000	$348,276	$357,828	$367,668		$700,000		$7.36
Effective Gross Income	$8,809,054	$7,083,087	$7,311,626	$8,139,171		$9,555,376		$100.45

Real Estate Taxes(4)	$416,102	$420,364	$459,319	$500,564		$ 1,236,587		$13.00
Insurance	$116,672	$135,004	$152,053	$129,997		$164,460		$1.73
Management Fee	$264,272	$212,493	$219,349	$244,175		$286,661		$3.01
Other Operating Expenses	$2,167,998	$2,021,435	$1,846,101	1,946,579		$1,942,645		$20.42
Total Operating Expenses	$2,965,044	$2,789,296	$2,676,822	$2,821,315		$3,630,353		$38.16

Net Operating Income	$5,844,010	$4,293,791	$4,634,804	$5,317,856		$5,925,023		$62.29
Replacement Reserves	$0	$0	$0	$0		$26,948		$0.28
TI/LC	$0	$0	$0	$0		$90,246		$0.95
Net Cash Flow	$5,844,010	$4,293,791	$4,634,804	$5,317,856		$5,807,829		$61.06

Occupancy %	100.0%	99.5%	99.0%	98.8%	(5)	96.0%	(5)
NOI DSCR(6)	1.34x	0.98x	1.06x	1.22x		1.36x
NCF DSCR(6)	1.34x	0.98x	1.06x	1.22x		1.33x
NOI Debt Yield(6)	10.2%	7.5%	8.1%	9.3%		10.4%
NCF Debt Yield(6)	10.2%	7.5%	8.1%	9.3%		10.2%

(1)	Based on the underwritten rent roll dated May 1, 2023.
(2)	UW Base Rent is inclusive of (i) rent steps through April 2024, (ii) $92,831 in straight-line rent for investment grade tenants through the term of the Queens Crossing Whole Loan and (iii) $91,465 in straight-line rent for New York Life through its one-time termination option in September 2027.
(3)	The increase in UW Parking Income from 2022 Parking Income is attributable to increased contract rent under the borrower sponsor affiliated lease. Based on comparable parking leases identified by the appraisal, the current contractual parking rent is approximately 49.4% below market.
(4)	UW Real Estate Taxes are based on the average projected tax payments over the five-year loan term. The Queens Crossing Property is subject to an ICIP tax abatement with a current abatement of 64.1%. The tax abatement burns off in phases through 2032.
(5)	UW Occupancy % represents economic occupancy. Historical occupancies represent physical occupancies. 2022 Occupancy is based on the underwritten rent roll dated as of May 1, 2023.
(6)	Debt service coverage ratios and debt yields are based on the aggregate balance of the Queens Crossing Whole Loan.

Escrows and Reserves.

At loan origination, the borrower deposited (i) $1,000,000 into a TI/LC reserve, (ii) $415,000 into a real estate tax reserve, (iii) $30,000 into an insurance reserve and (iv) $2,246 into a replacement reserve.

Real Estate Taxes – On each monthly due date, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes (initially $85,000) into a real estate tax reserve account.

Insurance – On each monthly due date, the borrower is required to deposit an amount equal to 1/12 of estimated insurance premiums (initially $15,000) into an insurance reserve account.

Replacement Reserves – On each monthly due date, the borrower is required to deposit $2,246 into a replacement reserve.

TI/LC Reserves – On each monthly due date, the borrower is required to deposit approximately $15,854 into a tenant improvements and leasing commissions reserve, provided that such deposits will not be required at any time that the amount in such reserve is at least $750,000.

Condo Assessments Reserve – On each monthly due date during a Cash Sweep Event (as defined below), the borrower is required to deposit into a condominium assessment reserve an amount at least equal to the aggregate amount of condominium assessments due from the borrower to the condominium association for the next ensuing one month period as determined by the lender.

Lockbox and Cash Management. The Queens Crossing Whole Loan is structured with a hard lockbox and springing cash management. All funds in the lockbox accounts will be swept to an account designated by the borrower, unless a Cash Sweep Event is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, bank fees, debt service, required reserves and operating expenses, all funds are required to be deposited into an excess cash flow reserve to be held by the lender as additional security for the Queens Crossing Whole Loan and disbursed in accordance with the terms of the Queens Crossing Whole Loan documents.

A-3-81

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$37,100,000
38-25 Main Street	Queens Crossing	Cut-off Date LTV:	57.1%
Flushing, NY 11354		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

A “Cash Sweep Event” means the occurrence of (a) an event of default under the Queens Crossing Whole Loan documents, (b) any bankruptcy action against (x) the borrower or (y) any property manager that is affiliated with the borrower or guarantor, which for the avoidance of doubt, includes the current property manager, (c) DSCR Trigger Event (as defined below) or (d) a TD Bank Trigger Event (as defined below).

A Cash Sweep Event will be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with the Queens Crossing Whole Loan documents, (ii) with respect to clause (b)(y) above, (x) if the borrower replaces such property manager with a “qualified manager” (as fully described in the Queens Crossing Whole Loan documents) under a replacement management agreement acceptable to the lender or (y) if such bankruptcy action involves the filing of an involuntary petition against an affiliated property manager, and such affiliated property manager, the borrower, the guarantor or their respective affiliates do not collude with, or otherwise assist petitioning creditors for any insolvency petition against such affiliated property manager, if such involuntary petition is discharged, stayed or dismissed within 60 days of such filing without any adverse consequences to the Queens Crossing Whole Loan or the Queens Crossing Property as determined by the lender in its sole discretion, (iii) with respect to clause (b)(x) above, if such bankruptcy action involves the filing of an involuntary petition against the borrower, and such action is not consented to or colluded in by the borrower, guarantor or any of their affiliates, if such involuntary petition is discharged, stayed or dismissed within 60 days of such filing without any adverse consequences to the Queens Crossing Whole Loan or the Queens Crossing Property as determined by the lender in its sole discretion (iv) with respect to clause (c) above, the cure of such DSCR Trigger Event in accordance with the Queens Crossing Whole Loan documents, or (v) with respect to clause (d) above, the cure of such TD Bank Trigger Event; provided, however, (A) no event of default has occurred and is continuing under the Queens Crossing Whole Loan documents, (B) a Cash Sweep Event cure described in clauses (i) and (ii) above may occur no more than a total of four times in the aggregate during the term of the Queens Crossing Whole Loan, (C) the borrower has paid all of the lender’s reasonable out-of-pocket expenses incurred in connection with such Cash Sweep Event cure including reasonable out-of-pocket attorney’s fees and expenses, and (D) in no event may the borrower cure a Cash Sweep Event caused by a bankruptcy of the borrower, except as described in clause (iii) above.

A “TD Bank Trigger Event” means the occurrence of any of the following: (a) any bankruptcy action of TD Bank, (b) TD Bank "goes dark," vacates or abandons its premises at the Queens Crossing Property, or (c) TD Bank gives written notice of its intention to "go dark," vacate or abandon its premises at the Queens Crossing Property.

A TD Bank Trigger Event may be cured upon the occurrence of the following: (i) with respect to clause (a) above, (x) the borrower enters into a new lease or leases for at least 90% of the space demised to TD Bank in accordance with the Queens Crossing Whole Loan documents and the rent payable thereunder equals or exceeds the rent payable under the TD Bank lease or (y) TD Bank has assumed or affirmed the TD Bank lease in connection with such bankruptcy action without modification and otherwise in a manner reasonably acceptable to the lender and the lender receives an updated tenant estoppel certificate from TD Bank that is reasonably acceptable to the lender confirming, among other things, (1) the TD Bank lease is in full force and effect, (2) TD Bank is in physical occupancy of the space demised to TD Bank under its lease and is paying full contractual rent in an amount at least equal to the rent set forth in the TD Bank lease unless otherwise approved by the lender, and (3) there is no default by the borrower under the TD Bank lease beyond any applicable notice and/or cure periods; or (ii) with respect to clauses (b) or (c) above, (x) the borrower enters into a new lease or leases for at least 90% of the space demised to TD Bank in accordance with the Queens Crossing Whole Loan documents and the rent payable thereunder equals or exceeds the rent payable under the TD Bank lease, (y) TD Bank has no longer "gone dark", vacated or abandoned its premises at the Queens Crossing Property, or (z) TD Bank has rescinded its notice of its intention to "go dark", vacate or abandon its demised premises at the Queens Crossing Property in accordance with the Queens Crossing Whole Loan documents.

A “DSCR Trigger Event” means the occurrence of either: (i) that as of the date of determination, the debt service coverage ratio based on the trailing three month period immediately preceding the date of such determination is less than 1.10x, unless prior to the occurrence of, or simultaneously upon, such trigger event, the lender received either (x) an amount which, if used to reduce the outstanding principal balance of the Queens Crossing Whole Loan upon the occurrence of a DSCR Trigger Event, would be sufficient to cause the calculation of the debt service coverage ratio for such period to equal or exceed 1.10x (which may be in the form of a cash deposit or letter of credit) or (y) as of such date of determination, an amount, as determined by the lender, equal to the difference between the aggregate amount of excess cash flow which would be available during the next succeeding 12 month period (A) assuming that the Queens Crossing Property achieves and maintains a debt service coverage ratio of 1.15x throughout such 12 month period, and (B) assuming that the Queens Crossing Property achieves and maintains a debt service coverage ratio of 1.00x throughout such 12 month period (the “DSCR Sweep Avoidance Amount”); or (ii) the borrower prevented a DSCR Trigger Event from occurring in accordance with clause (i)(y) above and a DSCR Trigger Event continues on or after 12 months after the date on which the borrower deposited with the lender the DSCR Sweep Avoidance Amount; provided, however, it will not be a DSCR Trigger Event if the borrower has, at any time prior to the expiration of such 12 month period, deposited with the lender an additional DSCR Sweep Avoidance Amount at least 30 days prior to the expiration of such 12 month period.

Additional Secured Indebtedness (not including trade debts). In addition to the Queens Crossing Mortgage Loan, the Queens Crossing Property also secures the Queens Crossing Serviced Pari Passu Companion Loan, which has an aggregate Cut-off Date principal balance of $20,000,000. The Queens Crossing Serviced Pari Passu Companion Loan accrues interest at the same rate as the Queens Crossing Mortgage Loan. The Queens Crossing Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Queens Crossing Serviced Pari Passu Companion Loan. The holders of the Queens Crossing Mortgage Loan and the Queens Crossing Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Queens Crossing Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None permitted.

Release of Property. The Queens Crossing Whole Loan documents permit the borrower to obtain the release of the condominium units that comprise all of the office space (currently occupied by New York Life) at the Queens Crossing Property ("Office Release Unit”) in connection with a transfer to an unaffiliated party on and after the earlier of (a) the second anniversary of the closing date of the securitization that includes the last promissory note to be securitized and (b) June 5, 2026; provided that, among other conditions: (i) the borrower prepays an amount of the principal balance of the Mortgage Loan that equals or exceeds $10,000,000 (which amount represents 125% of the amount of the Queens Crossing Whole Loan allocated to the Office Release Unit) (the “Release Amount”); (ii) after giving effect to such release, the loan to value ratio, as determined by the lender does not exceed 57.1%; (iii) after giving effect to the release of the Office Release Unit, the debt service coverage ratio for the then-remaining Queens Crossing Property is equal to or greater than the greater of (x) 1.30x and (y) the debt service coverage ratio immediately preceding such release of the Office Release Unit, (iv) the borrower provides evidence reasonably satisfactory to the lender that the release of the Office Release Unit will not constitute a default by the borrower under the applicable condominium documents; and (v) satisfaction of customary REMIC requirements.

A-3-82

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$37,100,000
38-25 Main Street	Queens Crossing	Cut-off Date LTV:	57.1%
Flushing, NY 11354		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

Real Estate Substitution. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Queens Crossing Property plus the cost of rental loss and/or business interruption coverage. For so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts, the lender must accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-83

Mixed Use – Office/Retail	Loan #9	Cut-off Date Balance:	$36,000,000
503-511 Broadway	503-511 Broadway	Cut-off Date LTV:	38.7%
New York, NY 10012		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	10.5%

A-3-84

Mixed Use – Office/Retail	Loan #9	Cut-off Date Balance:	$36,000,000
503-511 Broadway	503-511 Broadway	Cut-off Date LTV:	38.7%
New York, NY 10012		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	10.5%

A-3-85

Mixed Use – Office/Retail	Loan #9	Cut-off Date Balance:	$36,000,000
503-511 Broadway	503-511 Broadway	Cut-off Date LTV:	38.7%
New York, NY 10012		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	10.5%

503-511 Broadway
503-511 Broadway
New York, NY 10012
MANHATTAN
Meatpacking District
Hudson Park Library
Greenwich Village
West Village
Washington Square Park
Washington Arch
Tisch School of The Arts
The Public Theater
New York University
Hebrew Union College - Jewish Inst. of Religion
NYU School of Law
NYU Stern School of Business
Jerome S. Coles Sports Center
Manhattan Mercantile Bldg.
The Basilica of St. Patrick's Old Cathedral
New Museum
Lower East Side
Sara D. Roosevelt Park
SoHo
Nolita
SoHo Playhouse
375 Hudson Street
WebMD
UPS Customer Center
The Dominick
NYC Fire Museum
The Bowery Ballroom
Tenement Museum
Little Italy
Italian American Museum
Klaus von Nichtssagend Gallery
Jackie Robinson Museum
Holland Tunnel
Tribeca
St. John's Park
Museum of Chinese in America
Chinatown
Museum at Eldridge Street
Confucius Plaza
Manhattan Bridge
Citi Headquarters
NYC Criminal Court
Columbus Park
33 Thomas Street
NY County Supreme Court
US District Court
BMCC Tribeca Performing Arts Center
Ted Weiss Federal Bldg.
Hudson River
Borough of Manhattan Comm. College
NYC Mun. Building
US Justice Department
Two Bridges
Tweed Courthouse
1 Police Plaza
Gov. Nelson A. Rockefeller Park
NY Public Library
NYC City Hall
City Hall Park
FDR Drive
East River
Woolworth Building
Pace University
Schimmel Center
200 West Street
7 World Trade Ctr./ Westfield WTC
New York by Gehry
New York Downtown Hospital
Brooklyn Bridge
1 North End Avenue
250 Vesey Street
200 Vesey Street
1 World Trade Ctr.
PATH
2 World Trade Ctr.
Financial District
W. 10th St
W. 9th St
W. 8th St
Waverly Pl
Astor Pl
W 4th St
University Pl
Bleecker St
Bedford St
7th Ave
6th Ave
MacDougal St
Sullivan St
Thompson St
West Broadway
Broadway
Lafayette St
W Houston St
Hudson St
Greenwich St
W. Houston St
King St
Charlton St
Vandam St
Spring St
Varick St
Prince St
Mott St
Stanton St
Rivington St
Essex St
Allen St
Delancey St
Orchard St
Ludlow St
Kenmare St
Broome St
Wooster St
Greene St
Mercer St
Grand St
Forsyth St
Canal St
Watts St
West St
Washington St
Hubert St
Mulberry St
Mott St
Elizabeth St
Bowery
Chrystie St
Eldridge St
Walker St
White St
Church St
Franklin St
Leonard St
Centre St
East Broadway
Henry St
Madison St
Catherine St
Monroe St
Market St
Cherry St
Duane St
Reade St
Chambers St
Pearl St
Park Row
St. James Pl
Warren St
Park Pl
Water St
Front St
HUDSON RIVER GREENWAY
Astoria
Upper West Side
Upper East Side
Central Park
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Midtown
Long Island City
Union City
Greenpoint
MANHATTAN
Williamsburg
Hoboken
Chelsea
Greenwich Village
NEW JERSEY
SoHo
Tribeca
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope

A-3-86

Mortgage Loan No. 9 – 503-511 Broadway

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/Portfolio:	Single Asset
Original Balance(1):		$36,000,000		Location:	New York, NY 10012
Cut-off Date Balance(1):		$36,000,000		General Property Type:	Mixed Use
% of Initial Pool Balance:		5.3%		Detailed Property Type:	Office/Retail
Loan Purpose:		Refinance		Title Vesting:	Fee
Borrower Sponsor:		HSR Corp.		Year Built/Renovated:	1900 / 2020
Guarantor:		HSR Corp.		Size:	121,164 SF
Mortgage Rate:		7.3600%		Cut-off Date Balance Per SF(1):	$479
Note Date:		6/7/2023		Maturity Date Balance Per SF(1):	$479
First Payment Date:		8/1/2023		Property Manager:	HSRC Management LLC
Maturity Date:		7/1/2028			(borrower-related)
Original Term to Maturity:		60 months
Original Amortization Term:		0 months
IO Period:		60 months
Seasoning:		0 months
Prepayment Provisions:		L(24),D(29),O(7)
Lockbox/Cash Mgmt Status:		Hard/In Place		Underwriting and Financial Information
Additional Debt Type(1)(2):		Pari Passu		UW NOI:	$6,112,078
Additional Debt Balance(1)(2):		$22,000,000		UW NOI Debt Yield(1):	10.5%
Future Debt Permitted (Type):		No (NAP)		UW NOI Debt Yield at Maturity(1):	10.5%
				UW NCF DSCR:	1.39x
Reserves(3)				Most Recent NOI:	$7,995,502 (12/31/2022)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$8,608,459 (12/31/2021)
RE Taxes:	$1,202,651	$200,442	NAP	3rd Most Recent NOI:	$5,187,283 (12/31/2020)
Insurance:	$32,796	$16,398	NAP	Most Recent Occupancy:	79.4% (12/31/2022)
Replacement Reserve:	$0	$2,353	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2021)
TI/LC Reserve:	$0	$25,243	$1,211,640	3rd Most Recent Occupancy:	100.0% (12/31/2020)
PacSun Free Rent Reserve:	$277,778	$0	NAP	Appraised Value (as of):	$150,000,000 (3/24/2023)
PacSun TI Reserve:	$500,000	$0	NAP	Appraised Value per SF:	$1,238
Roof Leak Reserve:	$28,500	$0	NAP	Cut-off Date LTV Ratio(1):	38.7%
TI/LC Lease Up Reserve:	$3,500,000	$0	NAP	Maturity Date LTV Ratio(1):	38.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$58,000,000	89.3%	Loan Payoff:	$58,998,007	90.9%
Borrower Equity:	$6,934,601	10.7%	Reserves:	$5,541,726	8.5%
			Closing Costs:	$394,868	0.6%
Total Sources:	$64,934,601	100.0%	Total Uses:	$64,934,601	100.0%

(1)	The 503-511 Broadway Mortgage Loan (as defined below) is part of the 503-511 Broadway Whole Loan (as defined below), which is comprised of three pari passu senior promissory notes with an aggregate original principal balance of $58,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate Cut-off Date principal balance of the 503-511 Broadway Whole Loan.
(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for a discussion of additional indebtedness.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The ninth largest mortgage loan (the “503-511 Broadway Mortgage Loan”) is part of a whole loan (the “503-511 Broadway Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal balance of $58,000,000. The 503-511 Broadway Whole Loan is secured by a first priority fee mortgage encumbering a 121,164 SF mixed use Class A office/retail property located in New York, New York (the “503-511 Broadway Property”). The 503-511 Broadway Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-2-1 with an original aggregate principal balance of $36,000,000. The non-controlling Note A-2-2 with an original principal balance of $22,000,000 (the “503-511 Broadway Serviced Pari Passu Companion Loan”) is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to one or more future securitization transactions. The 503-511 Broadway Whole Loan will be serviced under the BANK5 2023-5YR2 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

503-511 Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$35,000,000	$35,000,000	BANK5 2023-5YR2	Yes
A-2-1	$1,000,000	$1,000,000	BANK5 2023-5YR2	No
A-2-2	$22,000,000	$22,000,000	Morgan Stanley Bank, N.A.	No
Total	$58,000,000	$58,000,000

A-3-87

Mixed Use – Office/Retail	Loan #9	Cut-off Date Balance:	$36,000,000
503-511 Broadway	503-511 Broadway	Cut-off Date LTV:	38.7%
New York, NY 10012		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	10.5%

The Borrower and the Borrower Sponsor. The borrower for the 503-511 Broadway Whole Loan is 507 Broadway LLC, a single-purpose, Delaware limited liability company with one independent director in its organizational structure. The borrower sponsor and non-recourse carveout guarantor is HSR Corp. Founded over 40 years ago, HSR Corp. and its affiliates are experienced in the acquisition, development, and management of prime real estate, the development and implementation of media business applications, and the manufacturing business in both the United States and China. HSR Corp.’s managing partners, William Fung, Steve Fung and Bruce Fung have over 100 years of combined experience owning, developing, financing and operating real estate across multiple asset types.

The Property. The 503-511 Broadway Property is a Class A, 5-story office and retail condominium unit totaling 121,164 SF located on the west side of Broadway between Spring Street and Broome Street in New York, New York. The ground floor of the 503-511 Broadway Property has 10,000 SF of retail space (8.3% of NRA, 22.3% of underwritten rent), while the rest of the 503-511 Broadway Property is office space (91.7% of NRA, 77.7% of underwritten rent). Built in 1900, the 503-511 Broadway Property was renovated in 1998, and from 2018-2022, the borrower spent approximately $8.9 million for basement, 2nd floor, and 3rd floor buildouts, façade restorations, and tenant improvements. As of December 31, 2022, the 503-511 Broadway Property was 79.4% occupied by three office tenants and one retail tenant. The 503-511 Broadway Property, along with the entire SoHo Cast Iron Historic District consisting of 26 blocks and 500 buildings, was given historical landmark status from the New York City Landmarks Preservation Commission (the “NYLCP”) in 1973 as an effort to preserve the city’s cultural and historic heritage of the brick, stone, mixed iron and masonry commercial construction of the post-Civil War period. As a result, the 503-511 Broadway Property requires additional approvals from the NYLCP in advance for any alteration, reconstruction, demolition, or new construction affecting the property.

The 503-511 Broadway Property is one of two units in a larger mixed-use condominium building totaling 168,652 SF. The borrower sponsor acquired the condominium building in 1982 and operated it a as a multi-tenant mixed use property until 2015, at which time the building was bifurcated into 2 condominium units to facilitate the sale of one of the new condominium units (the “Zara Condo Unit”), comprised of 45,000 SF (15,000 SF on each of the ground floor, second floor and lower level) to an affiliate of Zara. Zara currently operates a store in such condominium unit. The other condominium unit is comprised of the 503-511 Broadway Property (the “503-511 Broadway Condo Unit”). The 503-511 Broadway Condo Unit has a 73.23% interest in the common elements. The condominium building is governed by a board of three managers; one of whom is designated by the Zara Condo Unit, and two of whom are designated by the 503-511 Broadway Condo Unit. Board decisions are generally made by majority vote, however, the vote of the Zara Condo Unit is required for certain decisions, including, among other things, executing and recording a restatement of the condominium declaration and bylaws, certain amendments of the condominium documents, changing members of the board, borrowing money on behalf of the condominium involving repairs of common elements in excess of $50,000, compromising or settling condemnation awards, or appointing a managing agent. The 503-511 Broadway Condo Unit’s pro rata share of most common area expenses is 72.08%. The 503-511 Broadway Condo Unit’s pro rata share is 40% for sidewalk repairs, sidewalk bridges and planting located on the street level on the sidewalks, is 73.3% for façade, windows, general exterior repairs and scaffolding, and is 93.13% for the superintendent and the porter.

Major Tenants.

JRSK Inc. (56,494 SF, 46.6% of NRA, 45.5% of underwritten rent). 82 Mercer LLC (the “Away Tenant”) is a wholly owned subsidiary of JRSK Inc. d/b/a Away (“Away”), which is an American luggage and travel accessories retailer based in New York, New York. Away is a direct-to-consumer retailer, which allows the company to sell directly to consumers without third-party wholesalers or distributors. Founded in 2015, Away primarily sells products online, but also operates 12 stores in the United States, one store in Toronto, Canada, and one store in London, England. The Away Tenant expanded and relocated its headquarters to the 503-511 Broadway Property in 2018. The Away Tenant has a lease expiration date of November 30, 2029 and has no renewal options.

Bath & Body Works (25,000 SF, 20.6% of NRA, 25.5% of underwritten rent). Bath & Body Works (NYSE: BBWI) is an American specialty retail company specializing in the sale of soaps, lotions, fragrances, candles and more. Bath & Body Works was founded in 1963 and is based in Columbus, Ohio. As of January 28, 2023, Bath & Body Works merchandise was sold through 1,802 company-operated stores and e-commerce sites in the United States and Canada, and 427 stores and 31 e-commerce sites in more than 45 countries operating under franchise, license and wholesale arrangements. Bath & Body Works has been a tenant of office space at the 503-511 Broadway Property since 2000, has a lease expiration date of February 28, 2026, and has no renewal options.

Pacific Sunwear (10,000 SF, 8.3% of NRA, 22.3% of underwritten rent). Pacific Sunwear (“PacSun”) is an American retail clothing brand that sells lifestyle apparel, along with swimwear, footwear and accessories. As of 2022, PacSun operates approximately 400 stores in all 50 states and Puerto Rico. PacSun is headquartered in Anaheim, California and operates a distribution center in Groveport, Ohio. PacSun has been a tenant of the ground floor retail space at the 503-511 Broadway Property since 2020, has a lease expiration date of February 29, 2028, and has one, 5-year renewal option remaining. PacSun received free rent from November 2022 through October 2023. Remaining free rent was reserved for at origination.

A-3-88

Mixed Use – Office/Retail	Loan #9	Cut-off Date Balance:	$36,000,000
503-511 Broadway	503-511 Broadway	Cut-off Date LTV:	38.7%
New York, NY 10012		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	10.5%

The following table presents a summary regarding the tenants at the 503-511 Broadway Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P/Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Termination Option (Y/N)	Renewal Options
Away Tenant	NR/NR/NR	56,494	46.6%	$4,208,237	45.5%	$74.49	11/30/2029	N	None
Bath & Body Works(3)	Ba2/BB/NR	25,000	20.6%	$2,358,804	25.5%	$94.35	2/28/2026	N	None
PacSun(4)	NR/NR/NR	10,000	8.3%	$2,060,000	22.3%	$206.00	2/29/2028	N	1 x 5 year
Konrad(5)	NR/NR/NR	4,670	3.9%	$622,427	6.7%	$133.28	12/31/2027	N	1 x 5 year
Subtotal/Wtd. Avg.		96,164	79.4%	$9,249,468	100.0%	$96.18

Vacant Space		25,000	20.6%	$0	0.0%	$0.00
Total/Wtd. Avg.(6)		121,164	100.0%	$9,249,468	100.0%	$96.18

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Bath & Body Works currently occupies an additional 25,000 SF of office space that is currently dark and is being marketed for sublease. This space has been underwritten as vacant.
(4)	PacSun received free rent from November 2022 through October 2023. Remaining free rent was reserved for at origination.
(5)	Konrad is subleasing its space to DYDX Trading Inc. at an annual rent of $700,496 (approximately $150 PSF). The sublease is co-terminous with the prime lease. The space has been underwritten based on the prime lease.
(6)	Total/Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

The following table presents certain information with respect to the lease rollover at the 503-511 Broadway Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Base Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Base Rent Rolling
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	1	25,000	$94.35	20.6%	20.6%	$2,358,804	25.5%	25.5%
2027	1	4,670	$133.28	3.9%	24.5%	$622,427	6.7%	32.2%
2028	1	10,000	$206.00	8.3%	32.7%	$2,060,000	22.3%	54.5%
2029 & Beyond	1	56,494	$74.49	46.6%	79.4%	$4,208,237	45.5%	100.0%
Vacant	0	25,000	$0.00	20.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	4	121,164	$96.18	100.0%		$9,249,468	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The 503-511 Broadway Property is located in New York, New York within the SoHo submarket of the New York office and retail markets. Since the 1970’s, the neighborhood has been the location of many artists’ lofts and art galleries and has also been known for its variety of shops ranging from trendy upscale boutiques to national and international chain store outlets. The 503-511 Broadway Property is located on the west side of Broadway between Spring Street and Broome Street, across the street from Bloomingdales. Public transportation options to the neighborhood include the N, R, Q, W, B, D, F, M and 6 subway lines. The nearest subway stations are the Spring Street station, serviced by the C/E trains located 2 blocks east of the 503-511 Broadway Property, the Prince Street station, serviced by the R/W trains located 1 block north of the 503-511 Broadway Property, and the Broadway-Lafayette station serviced by the B/D/F/M trains, located 3.5 blocks northeast of the 503-511 Broadway Property.

According to the appraisal, as of the fourth quarter of 2022, the vacancy rate in the SoHo office market was 14.1%, with average asking rents of $67.33 per SF and inventory of approximately 12.6 million SF. According to the appraisal, as of the fourth quarter of 2022, the vacancy rate in the New York office submarket was approximately 12.3%, with average asking rents of $57.13 per SF and inventory of approximately 975.9 million SF. According to the appraisal, as of the fourth quarter of 2022, the vacancy rate in the SoHo retail submarket was approximately 4.2%, with average asking rents of $127.25 per SF and inventory of approximately 5.8 million SF. According to the appraisal, as of the fourth quarter of 2022, the vacancy rate in the New York retail market was 4.1%, with average asking rents of $45.70 per SF and inventory of approximately 622.6 million SF. According to the appraisal, the 2023 estimated population and average household income within the 503-511 Broadway Property’s zip code are 22,126 and $200,399, respectively.

A-3-89

Mixed Use – Office/Retail	Loan #9	Cut-off Date Balance:	$36,000,000
503-511 Broadway	503-511 Broadway	Cut-off Date LTV:	38.7%
New York, NY 10012		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	10.5%

The following table presents certain information relating to the appraisal’s market rent conclusion for the 503-511 Broadway Property:

Market Rent Summary
Category	Market Rent (PSF)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Lease Term	Leasing Commissions (New)	Leasing Commissions (Renewal)
Upper Level Office:	$90.00	Modified Gross	3.0% per annum	$60.00 / $30.00	10 Years	35.0%	17.5%
Penthouse Office:	$145.00	Modified Gross	3.0% per annum	$60.00 / $30.00	10 Years	35.0%	17.5%
Lower Level Office:	$50.00	Modified Gross	3.0% per annum	$40.00 / $20.00	10 Years	35.0%	17.5%
Retail:	$200.00	Modified Gross	3.0% per annum	$50.00 / $25.00	10 Years	35.0%	17.5%

Source: Appraisal

The following table presents recent leasing data at comparable office properties with respect to the 503-511 Broadway Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
503-511 Broadway (subject)(1) New York, NY	1900 / 2020	121,164	Away Tenant Bath & Body Works Konrad	56,494 25,000 4,670	Dec. 2018 Jan. 2016 Jul. 2017	$74.49 $94.35 $133.28	MG MG MG
105 Wooster Street New York, NY	1892 / 2004	55,459	What Goes Around Comes Around	4,500	Jan. 2023	$250.00	MG
530-536 Broadway New York, NY	1900 / NAP	195,672	Armani Exchange	5,447	Sep. 2022	$300.00	MG
514 Broadway New York, NY	1900 / 2015	76,550	Express Edit	9,100	Jul. 2022	$168.75	MG
568 Broadway New York, NY	1897 / 2013	305,398	Athletic Propulsion Labs	6,500	May 2022	$230.77	MG
490 Broadway New York, NY	1857 / NAP	28,829	Paige Denim	6,683	Jun. 2022	$79.00	MG
165 Mercer Street New York, NY	1870 / 1990	25,475	On Running	9,053	May 2022	$85.00	MG
462 Broadway New York, NY	1900 / 2018	141,050	DoubleVerify Inc	87,500	Jan. 2022	$75.00	MG
200 Lafayette Street New York, NY	1900 / 2013	81,696	Andreessen Horowitz	33,560	Dec. 2021	$95.00	MG

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll other than year built / renovated and lease type.

A-3-90

Mixed Use – Office/Retail	Loan #9	Cut-off Date Balance:	$36,000,000
503-511 Broadway	503-511 Broadway	Cut-off Date LTV:	38.7%
New York, NY 10012		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 503-511 Broadway Property:

Cash Flow Analysis
	2019(1)		2020(1)		2021		2022		UW		UW PSF
Gross Potential Rent	$6,533,000		$7,884,773		$11,476,595		$10,718,056		$11,499,468	(2)	$94.91
Reimbursements	$386,764		$446,617		$172,940		$218,786		$577,762		$4.77
Less Vacancy & Credit Loss	$0		$0		$0		$0		($2,423,426)		($20.00)
Effective Gross Income	$6,919,764		$8,331,390		$11,649,535		$10,936,842		$9,653,804		$79.68

Real Estate Taxes	$2,247,917		$2,309,582		$2,088,322		$1,878,623		$2,419,702		$19.97
Insurance	$126,177		$133,819		$139,069		$165,203		$196,778		$1.62
Management Fee	$60,788		$62,612		$297,778		$286,425		$289,614		$2.39
Other Operating Expenses	$724,702		$638,094		$515,907		$611,090		$635,631		$5.25
Total Operating Expenses	$3,159,584		$3,144,107		$3,041,076		$2,941,340		$3,541,726		$29.23

Net Operating Income	$3,760,180		$5,187,283		$8,608,459		$7,995,502		$6,112,078		$50.44
Replacement Reserves	$0		$0		$0		$0		$24,233		$0.20
TI/LC	$0		$0		$0		$0		$54,688		$0.45
Net Cash Flow	$3,760,180		$5,187,283		$8,608,459		$7,995,502		$6,033,158		$49.79

Occupancy %	100.0%	(3)	100.0%	(3)	100.0%	(3)	79.4%	(4)	80.4%	(5)
NOI DSCR(6)	0.87x		1.20x		1.99x		1.85x		1.41x
NCF DSCR(6)	0.87x		1.20x		1.99x		1.85x		1.39x
NOI Debt Yield(6)	6.5%		8.9%		14.8%		13.8%		10.5%
NCF Debt Yield(6)	6.5%		8.9%		14.8%		13.8%		10.4%

(1)	The 2019 and 2020 operating statements do not reflect stabilized operations. The 503-511 Broadway Property was repositioned after the sale of the Zara Condo Unit. In early 2018, the borrower leased the vacant office space on the lower level, second floor and third floor to the Away Tenant, and the space was delivered to the tenant in late 2018. The Away Tenant then received a rent credit equal to $585,083 for the lower level and $1,099,308 for the second floor space to be applied against the base rent for the first 14 months of the term, and a rent credit in the amount of $948,210 for the third floor space to be applied against the base rent for the first 5 months of the term. PacSun leased the ground floor retail space in February 2020. Additionally, during the COVID-19 pandemic, the tenants received rent relief totaling $1,316,961. The relief was in the form of both rent abatements and rent deferrals. The deferred rent was repaid in 2021 ($697,279), 2022 ($183,123) and in 2023 ($91,559).
(2)	Includes rent steps underwritten through May 1, 2024 totaling $255,142.
(3)	Sourced from borrower.
(4)	Sourced from the underwritten rent roll dated December 31, 2022.
(5)	UW Occupancy % represents economic occupancy.
(6)	Debt service coverage ratios and debt yields are based on the 503-511 Broadway Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The 503-511 Broadway Whole Loan documents provide for an upfront reserve of approximately $1,202,651 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $200,442).

Insurance – The 503-511 Broadway Whole Loan documents provide for an upfront reserve of approximately $32,796 for insurance premiums. The borrower is not required to make deposits into a reserve for insurance premiums for the 503-511 Broadway Property so long as (i) no Excess Cash Sweep Event Period (as defined below) exists under the 503-511 Broadway Whole Loan documents, (ii) the liability and casualty policies covering the 503-511 Broadway Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewal of such insurance policies and paid receipts for the related insurance premiums no later than 10 days prior to the expiration dates of the policies. If any of conditions (i)-(iii) are not satisfied, the 503-511 Broadway Whole Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (currently $16,398).

Replacement Reserve – The 503-511 Broadway Whole Loan documents provide for ongoing monthly deposits of approximately $2,353 into a reserve for capital expenditures.

TI/LC Reserve – The 503-511 Broadway Whole Loan documents provide for ongoing monthly deposits of approximately $25,243 into a reserve for future tenant improvements and leasing commissions, provided that such deposits will not be required at any time that the amount in such reserve is at least $1,211,640.

PacSun Free Rent Reserve – At origination, approximately $277,778 was required to be deposited into a reserve for rent concessions due under the lease with PacSun.

PacSun Tenant Improvement Reserve – At origination, approximately $500,000 was required to be deposited into a reserve for the outstanding tenant improvement allowance due under the lease with PacSun.

A-3-91

Mixed Use – Office/Retail	Loan #9	Cut-off Date Balance:	$36,000,000
503-511 Broadway	503-511 Broadway	Cut-off Date LTV:	38.7%
New York, NY 10012		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	10.5%

Roof Leak Reserve – At origination, $28,500 was required to be deposited into a reserve for roof leak damages incurred by the tenants Bath & Body Works and PacSun.

Away Tenant Letter of Credit – In the event that the Away Tenant has not renewed or extended its lease on terms and conditions reasonably approved by the lender at least six months prior to the maturity date of the 503-511 Broadway Whole Loan, the borrower is required to deposit with the lender a letter of credit meeting the requirements of the loan documents in the amount of $1,500,000 (the “Away Tenant LOC”), which Away Tenant LOC is required to be released if such lease is thereafter so renewed.

TI/LC Lease Up Reserve – At origination, approximately $3,500,000 was required to be deposited into a reserve for tenant improvements and leasing commissions with respect to the 503-511 Broadway Property. The borrower is permitted to substitute a letter of credit meeting the requirements of the loan documents in lieu of such reserve.

Lockbox and Cash Management. The 503-511 Broadway Whole Loan is structured with a hard lockbox and in place cash management. Rents from the 503-511 Broadway Property are required to be deposited into the lockbox account directly by the tenants, and any funds received by the borrower or property manager must be deposited within one business day of receipt. Funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account and disbursed, provided no event of default is continuing under the 503-511 Broadway Whole Loan documents (i) to make deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves,” (ii) to pay debt service on the 503-511 Broadway Whole Loan, (iii) to make deposits into the replacement reserve and TI/LC reserve as described above under “Escrows and Reserves”, (iv) if an Excess Cash Sweep Event Period (as defined below) exists, to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (v) to apply excess cash flow (a) if an Excess Cash Sweep Event Period exists, into an excess cash reserve to be held as additional collateral during the existence of such Excess Cash Sweep Event Period, and (b) otherwise, to be disbursed to the borrower.

An “Excess Cash Sweep Event Period” means the period (i) beginning upon the occurrence of an event of default under the 503-511 Broadway Whole Loan documents and ending when the event of default has been cured to the lender’s satisfaction; (ii) beginning upon a DSCR Event (as defined below) and ending when the debt service coverage ratio is at least 1.20x for any two consecutive calendar quarters during the term of the 503-511 Broadway Whole Loan; (iii) beginning when a Trigger Tenant Credit Event (as defined below) occurs, and ending when the Trigger Tenant Credit Event has been cured (as described below); or (iv) beginning when a Lease Expiration Event (as defined below) occurs and ending when the Lease Expiration Event has been cured (as described below).

“DSCR Event” means the debt service coverage ratio is less than 1.20x for any calendar quarter during the term of the 503-511 Broadway Whole Loan. Notwithstanding the preceding sentence, if the debt service coverage ratio for such period would be 1.20x or greater but for Bath & Body Works vacating its entire leased space, then no DSCR Event will be deemed to have occurred. The borrower may deliver to the lender cash or a letter of credit in an amount which, if applied to the outstanding principal balance of the 503-511 Broadway Whole Loan, would be sufficient to achieve a debt service coverage ratio of 1.20x, in order to cure a DSCR Event.

“Trigger Tenant Credit Event” means (x) the bankruptcy of any Trigger Tenant (as defined below) or any guarantor of any lease with a Trigger Tenant and/or (y) any Trigger Tenant ceases to do business open to the public at the 503-511 Broadway Property. A “Trigger Tenant Credit Event” will be cured, (i) in the case of clause (x) above, if either (1) the applicable lease is affirmed in bankruptcy or (2) the subject space is leased to a new replacement tenant on terms and conditions approved by the lender, in its reasonable discretion, and a tenant estoppel certificate evidencing that such new tenant is in occupancy, open for business to the public and paying full unabated rent and all tenant improvements and leasing commissions have been paid (to the extent due at the applicable date), is delivered to the lender (a “Replacement Tenant Cure”), and (ii) in the case of clause (y) above, if either (1) the applicable Trigger Tenant has re-opened for business and is in occupancy of all its space and paying its contractual rent at the 503-511 Broadway Property or (2) a Replacement Tenant Cure occurs.

“Trigger Tenant” means the Away Tenant, and any successor tenant approved by the lender.

“Lease Expiration Event” means with respect to any Trigger Tenant lease, the earlier of (a) the date such Trigger Tenant gives notice to vacate any portion or all of its leased premises or exercises any valid termination option under such Trigger Tenant lease or such Trigger Tenant lease otherwise terminates or ceases to be in full force and effect, and (b) the date which is 12 months prior to the expiration date set forth in such Trigger Tenant lease (unless the Trigger Tenant has renewed or extended its lease, on terms and conditions reasonably approved by the lender, prior to such date).

A Lease Expiration Event will be cured if either (1) the Trigger Tenant has extended or renewed its lease on terms and conditions approved by the lender in its reasonable discretion or (2) a Replacement Tenant Cure occurs.

Additional Secured Indebtedness (not including trade debts). In addition to the 503-511 Broadway Mortgage Loan, the 503-511 Broadway Property also secures the 503-511 Broadway Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $22,000,000. The 503-511 Broadway Serviced Pari Passu Companion Loan bears interest at the same rate as the 503-511 Broadway Mortgage Loan. The 503-511 Broadway Mortgage Loan and the 503-511 Broadway Serviced Pari Passu Companion Loan are pari passu in right of payment. The holders of the 503-511 Broadway Mortgage Loan and the 503-511 Broadway Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 503-511 Broadway Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None.

Real Estate Substitution. None

Letter of Credit. None. However, the borrower (1) is required to post the Away Tenant LOC, in the circumstances described above under “Escrows and Reserves,” (2) has the right to substitute a letter of credit for the TI/LC Lease Up Reserve, and (3) has the right to deliver a letter of credit to cure an Excess Cash Sweep Event Period caused by a decline in debt service coverage ratio, as described above under “Lockbox and Cash Management.”

A-3-92

Mixed Use – Office/Retail	Loan #9	Cut-off Date Balance:	$36,000,000
503-511 Broadway	503-511 Broadway	Cut-off Date LTV:	38.7%
New York, NY 10012		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	10.5%

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the 503-511 Broadway Property and business interruption insurance for 18 months with a 12-month extended period of indemnity; provided that for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) as full compliance with the requirements above but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-93

Hospitality – Full Service	Loan #10	Cut-off Date Balance:	$33,500,000
235 East Main Street	Norfolk Waterside Marriott	Cut-off Date LTV:	51.4%
Norfolk, VA 23510		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	15.9%

A-3-94

Hospitality – Full Service	Loan #10	Cut-off Date Balance:	$33,500,000
235 East Main Street	Norfolk Waterside Marriott	Cut-off Date LTV:	51.4%
Norfolk, VA 23510		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	15.9%

NORFOLK SOUTHERN RAILROAD YARD
Jeff Robinson Park
Colley Village
W. 27th St
W. 26th St
Hampton Blvd
Claremont Ave
Colley Ave
WILLIAMSTON-WOODLAND HISTORIC DISTRICT
Ghent Market Shoppes
Redgate Ave
Princess Anne Rd
Colonial Ave
Llewellyn Ave
Monticello Ave
Ghent
Brambleton Ave
Sentara Norfolk Gen. Hospital
Ghent Square
NORFOLK
ELMWOOD CEMETERY
MIDTOWN TUNNEL
Eastern Virginia Medical School
EVMC/ FT. NORFOLK
TIDE LIGHT RAIL
Olney Rd
Harrison Opera House
NEON DISTRICT
Chrysler Museum of Art
Fort Norfolk
Bousih St
Granby St
Tidewater Dr
Princess Anne Rd
Virginia Beach Blvd
YORK ST/ FREEMASON
Norfolk Scope Arena
Chrysler Hall
Elizabeth River
Roper Performing Arts Ctr.
MONTICELLO
The NorVa
Wells Theatre
Downtown Norfolk
MacArthur Center
Fenchurch St
Brambleton Ave
Tidewater Dr
Norfolk State University
Park Ave
USS Wisconsin
Nauticus
Boush St
City Hall Ave
MACARTHUR SQ
CIVIC PLAZA
NSU
Naval Medical Center Portsmouth
Town Point Park
Waterside Dr
HARBOR PARK
NORFOLK AMTRAK
Norfolk Intl. Airport 10 miles
Waterside District
Harbor Park Stadium
BERKLEY BRIDGE
Portsmouth
AMTRAK
Elizabeth River
Renaissance Portsmouth-Norfolk Waterfront Hotel
Olde Towne
Portsmouth Naval Shipyard Museum
High St
Effingham St
Children's Museum of Virginia
Berkley
Downtown Tunnel
RIVERSIDE MEMORIAL PARK
Berkley Ave
South St
Atlantic Union Bank Pavilion
BAE Systems Norfolk Ship Repair
S. Main St
337
58
460
168
141
264
464
Poquoson
Hampton
Chesapeake Bay
Newport News
Atlantic Ocean
NORFOLK
Suffolk
Portsmouth
VIRGINIA BEACH
Chesapeake

Norfolk Waterside Marriott
235 East Main Street
Norfolk, VA 23510

A-3-95

Mortgage Loan No. 10 – Norfolk Waterside Marriott

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$33,500,000			Location:	Norfolk, VA 23510
Cut-off Date Balance:	$33,500,000			General Property Type:	Hospitality
% of Initial Pool Balance:	5.0%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	J. Ryan Lingerfelt and Lingerfelt			Year Built/Renovated:	1991/2019
	Commonwealth Value Fund II, L.P.			Size:	407 Rooms
Guarantors:	J. Ryan Lingerfelt and Lingerfelt			Cut-off Date Balance per Room:	$82,310
	Commonwealth Value Fund II, L.P.			Maturity Date Balance per Room:	$82,310
Mortgage Rate:	7.9150%			Property Manager:	Commonwealth Lodging
Note Date:	6/9/2023				Management, LLC
First Payment Date:	7/11/2023				(borrower-related)
Maturity Date:	6/11/2028
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$5,330,545
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield:	15.9%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	15.9%
Additional Debt Type:	No			UW NCF DSCR:	1.63x
Additional Debt Balance:	NAP			Most Recent NOI:	$5,308,729 (4/30/2023 TTM)
Future Debt Permitted (Type)(2):	Yes (Mezzanine)			2nd Most Recent NOI(3):	$4,923,404 (12/31/2022)
				3rd Most Recent NOI(3):	$2,966,396 (12/31/2021)
Reserves(1)				Most Recent Occupancy(3):	70.9% (4/30/2023)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	67.9% (12/31/2022)
RE Taxes:	$61,318	$61,314	NAP	3rd Most Recent Occupancy(3):	65.9% (12/31/2021)
Insurance:	$0	Springing	NAP	Appraised Value (as of)	$65,200,000 (4/20/2023)
PIP Reserve:	$1,500,000	$0	NAP	Appraised Value per Room:	$160,197
FF&E Reserve:	$0	$80,494	NAP	Cut-off Date LTV Ratio:	51.4%
Seasonality Reserve:	$0	$150,000	$750,000	Maturity Date LTV Ratio:	51.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Original Loan Amount:	$33,500,000	90.7%	Loan Payoff:	$34,753,160	94.0%
Sponsor Equity:	$3,453,563	9.3%	Upfront Reserves:	$1,561,318	4.2%
			Closing Costs:	$639,086	1.7%
Total Sources:	$36,953,563	100.0%	Total Uses:	$36,953,563	100.0%

(1)	See “—Escrows and Reserves – ” section below for further discussion of reserve requirements.
(2)	See “Mezzanine Loan and Preferred Equity” section below for further discussion of future debt permitted.
(3)	The increases in Occupancy and Net Operating Income from 2021 to 2022 were due to the effects of the novel coronavirus on the hospitality industry in 2020 and the subsequent recovery in 2021 and 2022.

The Mortgage Loan. The tenth largest mortgage loan (the “Norfolk Waterside Marriott Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $33,500,000 and secured by the fee interest in a 407-room full-service hotel located in Norfolk, Virginia, together with ancillary contractual interests in an adjacent convention center and ballroom (the “Norfolk Waterside Marriott Property”).

The Borrowers and the Borrower Sponsors. The borrowers are comprised of two tenants in common, LCP Waterside Hotel Owner, LLC and FCF Holdings I, LLC, each a Delaware limited liability company and single-purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Norfolk Waterside Marriott Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are J. Ryan Lingerfelt (“Ryan Lingerfelt”) and Lingerfelt Commonwealth Value Fund II, L.P. Ryan Lingerfelt is a principal and the President and Chief Investment Officer of Lingerfelt Commonwealth Partners (“Lingerfelt”). Headquartered in Richmond, VA, Lingerfelt is a vertically integrated real estate investment management firm. Since 2003, Lingerfelt has built, acquired and managed nearly 20 million SF of commercial real estate valued at $2.5 billion including medical and professional offices, industrial, data and call centers, emergency care centers, elderly housing and nursing homes, and hospitality, all located in the eastern United States.

The Property. The Norfolk Waterside Marriott Property is a 24-story, 407-room, full-service hotel located in Norfolk, Virginia. In addition to the fee interest in such hotel, the borrowers manage the first three floors of the convention center pursuant to an operating agreement with the City of Norfolk (the “Convention Center Operating Agreement”), and leases the fourth-floor ballroom space in the convention center pursuant to a lease with the Norfolk Redevelopment and Housing Authority (the “Premises Lease”).  Built in 1991 and renovated in 2019, the property is operated under the Marriott flag with a franchise agreement expiring on November 17, 2042. The borrowers have invested approximately $17.6 million ($43,308/room) on capital expenditures at the property since 2018, with the majority, or about $26,000 per room, on guestroom renovations. Amenities at the Norfolk Waterside Marriott Property include Capo Capo Steak House, START breakfast restaurant, approximately 68,879 SF of meeting and ballroom space within the convention center,

A-3-96

Hospitality – Full Service	Loan #10	Cut-off Date Balance:	$33,500,000
235 East Main Street	Norfolk Waterside Marriott	Cut-off Date LTV:	51.4%
Norfolk, VA 23510		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	15.9%

which is available to the borrowers pursuant to the Convention Center Operating Agreement and the Premises Lease, an indoor swimming pool, fitness center, business center and sundry shop. The Norfolk Waterside Marriott Property guestroom configuration consists of 216 king rooms, 181 queen rooms, 9 suites and one presidential suite. The guestrooms feature high-speed internet access, ergonomic workspaces, coffee/tea makers, and 24-hour room service. A “soft goods” property improvement plan (“PIP”) is expected to take place in 2026. While the borrowers do not have a budget for the PIP at the time of origination, the loan is structured with an initial PIP Reserve and a springing deposit to fund any additional costs (see “Escrow and Reserves” section below).

The borrowers manage the adjacent convention center pursuant to the Convention Center Operating Agreement with the City of Norfolk, which expires on November 16, 2057. Pursuant to the Convention Center Operating Agreement, the borrowers receive all revenue and incur all expenses related to the convention center. If the City of Norfolk were to build or finance another convention center that competes with the Norfolk Waterside Marriott Property, the borrowers have the right to terminate the Convention Center Operating Agreement.

The borrowers’ Premises Lease of the fourth-floor ballroom of the convention center with the Norfolk Redevelopment and Housing Authority expires on December 31, 2089. The annual rent is equal to $75,000 payable by the 20th day of each lease year, but only to the extent net revenues for the preceding year exceeded the sum of (a) the debt service on the Norfolk Waterside Marriott Mortgage Loan for the preceding year and (b) an equity return of 18% per annum on the initial cash equity contribution in the borrowers in their capacity as the tenant under the Premises Lease. Based on the calculation of annual rent, there is no rent due for 2023 and rent has not been payable under the Premises Lease since the lease commenced in March 1990.

The borrowers have access to 200 parking spaces under a main street parking agreement with the City of Norfolk. The borrowers pay $14 for each space used on a daily basis. The parking lease terminates when the Convention Center Operating Agreement expires or is terminated.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Norfolk Waterside Marriott Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Norfolk Waterside Marriott Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2021 TTM	43.1%	$97.21	$41.95	46.5%	$103.07	$47.91	107.9%	106.0%	114.2%
12/31/2022 TTM	60.1%	$122.44	$73.56	65.3%	$131.71	$85.98	108.7%	107.6%	116.9%
4/30/2023 TTM	66.4%	$130.92	$86.90	70.9%	$146.51	$103.87	106.8%	111.9%	119.5%

Source: Third-party research report.

(1)	According to a third party research report, the competitive set includes the Holiday Inn Virginia Beach Norfolk, Crowne Plaza Virginia Beach Town Center, Sheraton Hotel Norfolk Waterside, The Founders Inn & Spa, Tapestry Collection by Hilton, Delta Hotel Chesapeake Norfolk, Renaissance Portsmouth Norfolk Waterfront Hotel and Hilton Norfolk The Main.

The Market. The Norfolk Waterside Marriott Property is located in downtown Norfolk at the southwest corner of Atlantic Street and East Main Street. The property is located approximately one quarter of a mile from I-264 and three miles north of Interstate 464, which provides access to Chesapeake, as well as connections to US 17, I-64, and the Chesapeake Expressway. The Norfolk International Airport is located less than ten miles northeast of the property. Amtrak passenger service is also offered approximately one mile east of the property next to Harbor Park Stadium. Major demand generators in the area include the Norfolk Naval Base, which is the world’s largest naval base and located 10.2 miles from the property, General Dynamics NASSCO, as well as several universities including Old Dominion University and Norfolk State University. The property’s 2022 demand segmentation was 30% corporate, 40% group and 30% leisure.

According to a third-party research report, the 2023 population within a one-, three- and five-mile radius of The Norfolk Waterside Marriott Property was 15,039, 134,778 and 274,284, respectively. The average household income for the same one-, three- and five-mile radius was $83,430, $63,977 and $69,565, respectively.

According to the appraisal, the property is located in the Norfolk/Portsmouth submarket. The appraisal did not identify any new hotels under construction or planned for near term development that are expected to directly compete with the Norfolk Waterside Marriott property.

The table below presents certain information relating to comparable sales pertaining to the Norfolk Waterside Marriott Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built	Rooms	Sale Date	Sale Price / Room
Envue, Autograph Collection	550 Avenue at Port Imperial, Weehawken, NJ	2019	208	2/2023	$242,308
Hilton Hotel and Convention Center	801 University Drive E, College Station, TX	1985	303	11/2022	$123,878
Embassy Suites	6100 Gateway East, El Paso, TX	1976	184	10/2022	$152,174
Hotel Derek conv. to Autograph Collection	2525 West Loop South, Houston, TX	1979	312	10/2022	$263,000
Denver Airport Marriott at Gateway Park	16455 E. 40th Circle, Aurora, CO	1998	238	3/2022	$144,269

Source: Appraisal

A-3-97

Hospitality – Full Service	Loan #10	Cut-off Date Balance:	$33,500,000
235 East Main Street	Norfolk Waterside Marriott	Cut-off Date LTV:	51.4%
Norfolk, VA 23510		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	15.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Norfolk Waterside Marriott Property:

Cash Flow Analysis
	2020		2021		2022		TTM (4/30/2023)	UW		UW per Room
Rooms Revenue	$6,014,921		$11,837,177		$14,445,367		$15,403,605	$15,403,605		$37,847
Food & Beverage	$686,098		$3,207,591		$7,675,260		$7,967,383	$7,967,383		$19,576
Parking Income	$59,790		$55,051		$132,422		$132,558	$132,558		$326
Other Income	$108,272		$112,081		$103,968		$102,255	$102,255		$251
Total Revenue	$6,869,081		$15,211,900		$22,357,017		$23,605,801	$23,605,801		$58,000

Room Expense	$1,830,674		$2,787,641		$3,888,788		$4,128,396	$4,128,396		$10,143
Food & Beverage Expense	$1,161,737		$2,645,861		$4,982,354		$5,245,711	$5,245,711		$12,889
Other Department Expense	$265		$2,234		$2,842		$4,181	$4,181		$10
Total Department Expenses	$2,992,676		$5,435,735		$8,873,984		$9,378,288	$9,378,288		$23,042
Gross Operating Income	$3,876,405		$9,776,165		$13,483,034		$14,227,513	$14,227,513		$34,957

Total Undistributed Expenses	$4,047,120		$5,584,316		$7,417,835		$7,788,741	$7,779,828		$19,115
Gross Operating Profit	($170,715)		$4,191,849		$6,065,199		$6,438,772	$6,447,686		$15,842

Property Taxes	$1,044,384		$898,510		$754,773		$719,567	$718,175		$1,765
Insurance	$284,513		$326,943		$387,022		$410,476	$398,965		$980
Total Operating Expenses	$8,368,692		$12,245,504		$17,433,613		$18,297,072	$18,275,256		$44,902

Net Operating Income	($1,499,611)	(1)	$2,966,396	(1)	$4,923,404	(1)	$5,308,729	$5,330,545		$13,097
FF&E	$0		$0		$0		$0	$944,232		$2,320
Net Cash Flow	($1,499,611)		$2,966,396		$4,923,404		$5,308,729	$4,386,313		$10,777

Occupancy %	36.7%	(1)	65.9%	(1)	67.9%	(1)	70.9%	70.9%	(2)
NOI DSCR	(0.56x)		1.10x		1.83x		1.97x	1.98x
NCF DSCR	(0.56x)		1.10x		1.83x		1.97x	1.63x
NOI Debt Yield	(4.5%)		8.9%		14.7%		15.8%	15.9%
NCF Debt Yield	(4.5%)		8.9%		14.7%		15.8%	13.1%

(1)	The increases in Occupancy and Net Operating Income from 2020 to 2021 and 2021 to 2022 were due to the effects of the novel coronavirus on the hospitality industry in 2020 and the subsequent recovery in 2021 and 2022.
(2)	UW occupancy of 70.9% is based on the TTM April 30, 2023 occupancy.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $61,318 and ongoing monthly deposits of $61,314 for real estate taxes.

Insurance – The loan documents do not require ongoing monthly insurance reserves; provided (i) no event of default is continuing, (ii) the borrowers maintain insurance coverage for the Norfolk Waterside Marriott Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrowers provide the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies. If such conditions are not satisfied, the loan documents require ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months.

PIP Reserve – The loan documents require an initial deposit of $1,500,000 for anticipated PIP work in 2026. If, at any time, any additional PIP work is required by the franchisor under the franchise agreement, within 15 days after receipt of notice from the franchisor with respect to such PIP work, the loan documents require a springing deposit in an amount equal to 100% of the estimated costs to complete such additional PIP work, as reasonably determined by the lender. Upon lender’s receipt of the budget for the PIP work estimated to commence in the calendar year 2026, upon 10 days’ notice to the borrowers, the borrowers are required to deposit such amount that the balance of the PIP reserve is equal to 100% of the lender’s estimated cost based on the budget.

FF&E Reserve – The loan documents require ongoing monthly deposits in an amount equal the greater of (i) the then-existing FF&E Reserve monthly deposit for the prior period or (ii) 1/12 of 4% of the underwritten revenue for the prior fiscal year, initially $80,494.

Seasonality Reserve – The loan documents require ongoing monthly deposits in an amount equal to 1/9th of the Seasonality Reserve Required Annual Balance (as defined below) to cover any debt service shortfalls in the months of January, February, and December, provided however, that the borrowers are only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than $750,000 (the “Seasonality Reserve Required Annual Balance”). Initially, for the monthly payment dates occurring in July, August, September, October, and November 2023, the borrowers are required to deposit $150,000 into the Seasonality Reserve and in March, April, May, June, July, August, September, October, and November 2024, the borrowers are required to deposit $83,333.

A-3-98

Hospitality – Full Service	Loan #10	Cut-off Date Balance:	$33,500,000
235 East Main Street	Norfolk Waterside Marriott	Cut-off Date LTV:	51.4%
Norfolk, VA 23510		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	15.9%

Lockbox and Cash Management. The Norfolk Waterside Marriott Loan is structured with a soft lockbox and springing cash management. The borrower and manager are required to cause all rents to be deposited into the deposit account within one business day of receipt. Upon the occurrence of a Cash Trap Event Period (as defined below), all amounts available in the deposit account are required to be transferred to a cash management account controlled by the lender and applied in accordance with the cash flow waterfall in the cash management agreement. During the continuance of a Cash Trap Event Period, all excess cash flow is required to be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default;
(ii)	the net cash flow debt yield falling below 10.0%, tested quarterly; or
(iii)	upon a cancellation, termination or expiration of the franchise agreement.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), upon the net cash flow debt yield being at least 10.5% for two consecutive calendar quarters; or
●	with regard to clause (iii), the borrowers have entered into a replacement franchise agreement acceptable to the lender.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. The loan documents permit future mezzanine financing, subject to satisfaction of certain conditions, including: (i) the combined loan-to-value ratio does not exceed 55%; (ii) the combined actual debt service coverage ratio is not less than 1.40x (based on amortizing payments due under the senior and mezzanine loans); (iii) the combined debt yield is not less than 11.0%; (iv) the mezzanine lender is an institutional lender acceptable to lender; (v) an intercreditor agreement in form and substance reasonably acceptable to lender and any applicable rating agency; (vi) a rating agency confirmation with respect to the proposed mezzanine financing; and (vii) at lender’s discretion, hard cash management may be required pursuant to the related cash management provisions of the loan documents.

Release of Property. None.

Letter of Credit. None.

Ground Lease. None.

Right of First Offer/Right of First Refusal. Marriott International, Inc., as franchisor, has a conditional Right of First Refusal (“ROFR”) to acquire the Norfolk Waterside Marriott Property if there is a transfer of the hotel or controlling direct or indirect interest in the borrowers to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury hotels, 20 full-service hotels or 50 limited-service hotels).  The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if there is a transfer to a competitor by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has the right to purchase the hotel upon notice to the franchisee. The franchisor comfort letter provides that, if the lender exercises remedies against the franchisee, the lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not a competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Norfolk Waterside Marriott Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. The loan documents provide that if TRIPRA or a successor statute is not in effect, the borrowers will not be required to spend on terrorism insurance more than two times the cost of the then-current all-risk coverage under a stand-alone all-risk policy (including property/casualty coverage and loss of rents/ business interruption coverage).

A-3-99

Mortgage Loan No. 11 – The Read House

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$33,000,000			Location:	Chattanooga, TN 37402
Cut-off Date Balance:	$32,974,542			General Property Type:	Hospitality
% of Initial Pool Balance:	4.9%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Jonathan P. Weitz			Year Built/Renovated:	1926; 1964/2019
Guarantor:	Jonathan P. Weitz			Size:	242 Rooms
Mortgage Rate:	7.3060%			Cut-off Date Balance per Room:	$136,258
Note Date:	6/6/2023			Maturity Date Balance per Room:	$129,774
First Payment Date:	7/11/2023			Property Manager:	Avocet Hospitality Group, Inc.
Maturity Date:	6/11/2028				(borrower affiliate)
Original Term to Maturity:	60 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$5,428,011
Seasoning:	1 month			UW NOI Debt Yield:	16.5%
Prepayment Provisions:	L(25),D(31),O(4)			UW NOI Debt Yield at Maturity:	17.3%
Lockbox/Cash Mgmt Status:	Hard / Springing			UW NCF DSCR:	1.73x
Additional Debt Type:	No			Most Recent NOI:	$5,416,579 (3/31/2023 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI(3):	$5,316,503 (12/31/2022)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(3):	$3,892,021 (12/31/2021)
				Most Recent Occupancy:	64.9% (3/31/2023)
Reserves				2nd Most Recent Occupancy(3):	63.7% (12/31/2022)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	54.6% (12/31/2021)
RE Taxes:	$206,340	$51,586	NAP	Appraised Value (as of):	$66,500,000 (5/10/2023)
Insurance:	$13,866	$13,889	NAP	Appraised Value per Room:	$274,793
FF&E Reserves(1):	$0	$61,315	NAP	Cut-off Date LTV Ratio:	49.6%
Seasonality Reserve(2):	$360,000	$72,000	$360,000	Maturity Date LTV Ratio:	47.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Original Loan Amount:	$33,000,000	100.0%	Loan Payoff(4):	$26,290,561	79.7%
			Closing Costs:	$303,561	0.9%
			Upfront Reserves:	$580,226	1.8%
			Return of Equity:	$5,825,652	17.7%
Total Sources:	$33,000,000	100.0%	Total Uses:	$33,000,000	100.0%

(1)	The loan documents require ongoing monthly deposits in an amount equal to the greater of (i) the then-existing FF&E Reserve monthly deposit or (ii) 1/12 of 4% of the underwritten revenue for the prior fiscal year, initially $61,315.
(2)	The loan documents require an upfront deposit of $360,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements to or for the payment of any part of any monthly payment amount due in February, March, or September, to the extent that there is insufficient cash flow from The Read House Property (as defined below) to make the monthly payment. On each monthly payment date occurring in April, May, June, July, and August, the borrower is required to deposit $72,000 into the Seasonality Reserve, provided however, that the borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than the Seasonality Reserve Required Annual Balance.
(3)	The increase in NOI and Occupancy from the 3rd Most Recent period to the 2nd Most Recent period is primarily driven by the continuing recovery from the COVID-19 pandemic.
(4)	The loan proceeds were used to repay existing commercial mortgage-backed debt securitized in LCCM 2021-FL3.

The Mortgage Loan. The eleventh largest mortgage loan (the “The Read House Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $33,000,000 and secured by the fee interest in a 242-room full-service hotel located in Chattanooga, Tennessee (the “The Read House Property”).

The Borrower and the Borrower Sponsor. The borrower is Historic Read House Associates Property Owner, LLC, a single-purpose, Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Read House Mortgage Loan. The borrower sponsor and non-recourse guarantor is Jonathan P. Weitz.

Mr. Weitz is the founder and president of Avocet Hospitality Group (“Avocet”). The company was founded in 2006 and is headquartered in Charleston, South Carolina. Avocet has a current portfolio of four hotels and eight restaurants, located in South Carolina, Tennessee and Alabama.

The Property. The Read House Property is a 242-room, full-service hotel located in Chattanooga, Tennessee. The property consists of two buildings, The Historic Tower, built in 1926 featuring 140 guestrooms and the Manor Building, built in 1964 featuring 102 guestrooms. The two buildings are connected on the lobby level and fifth floor and are situated on a 1.4-acre site. The borrower invested approximately $26.9 million ($111,157/room) on a comprehensive renovation between 2017 and 2019 including complete renovations of all guest rooms, a reconfiguration of public spaces, the addition of Bridgeman’s Chophouse and the Bar & Billiards Room, restoration of the lobby and ballroom, and an overhaul of the pool and fitness center. Amenities at The Read House Property include multiple food and beverage outlets, approximately 16,216 SF of meeting and event space, an indoor swimming pool,

A-3-100

Hospitality – Full Service	Loan #11	Cut-off Date Balance:	$32,974,542
107 West Martin Luther King Boulevard	The Read House	Cut-off Date LTV:	49.6%
Chattanooga, TN 37402		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	16.5%

fitness center, a library, concierge services, and a valet only parking garage with 89 spaces, that can fit an additional 30 valeted cars when needed (0.5 spaces per room total).

The Read House Property operates under a management agreement with Avocet Hospitality Group, Inc. an affiliate of the borrower, which had an original 2-year term beginning in 2017, automatically extending in one-year increments unless owner or manager give at least 90 days prior notice not to extend, with a management fee equal to 3.0% of gross revenues.

The Read House Property guestroom configuration consists of 131 king rooms and 111 queen rooms. The guestrooms feature flat-screen smart televisions, premium bedding, telephone, desk with chair, dresser, nightstands, lamps, lounge chair, mini-fridge, Keurig coffee makers and complimentary Wi-Fi.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of The Read House Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			The Read House Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
4/30/2021 TTM	39.0%	$127.33	$49.60	40.2%	$171.48	$68.99	103.3%	134.7%	139.1%
4/30/2022 TTM	57.9%	$160.11	$92.76	58.5%	$190.45	$111.33	100.9%	118.9%	120.0%
4/30/2023 TTM	68.6%	$160.28	$109.92	64.1%	$189.36	$121.36	93.4%	118.1%	110.4%

Source: Third-party research report.

(1)	According to a third-party research report, the competitive set includes Staybridge Suites Chattanooga Dwtn - Conv Ctnr, The Chattanoogan Hotel, Curio Collection by Hilton, DoubleTree by Hilton Hotel Chattanooga Downtown, Chattanooga Marriott Downtown, Hilton Garden Inn Chattanooga Downtown, Westin Chattanooga, Hotel Indigo Chattanooga – Downtown.

The Market. The Read House Property is located in the downtown core of Chattanooga, Tennessee. It is located along Broad Street to the east, and two blocks west of Market Street, which are the two primary thoroughfares through downtown. The Read House Property is approximately 0.3 miles from the Chattanooga Convention Center and 0.7 miles from the University of Tennessee. The Riverfront District, which is 0.6 miles north of The Read House Property, is the prime location for tourist attractions in the city including The Tennessee Aquarium, IMAX 3-D Theater, Children’s Discovery Museum, and over 30 restaurants. Additionally, the Read House Property is within walking distance to Class A and B office buildings and approximately 8.1 miles from the Chattanooga Metropolitan Airport.

According to the appraisal, the 2022 population within a one-, three- and five-mile radius of The Read House Property was 12,143, 50,147 and 119,076, respectively. The 2022 average household income within the same one-, three- and five-mile radius was $49,886, $62,134 and $67,313, respectively.

The appraisal identified two competitive hotels that are currently under construction, the 148 room Hilton Tapestry Collection, which was deemed 100% competitive and a 184 room Embassy Suites, which is deemed 50% competitive. Both are expected to open in the first half of 2025 and are located within 0.5 miles of The Read House Property.

The table below presents certain information relating to comparable sales pertaining to The Read House Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built	Rooms	Sale Date	Sale Price / Room
DoubleTree Chattanooga Downtown	407 Chestnut Street Chattanooga, TN	1974	186	NAV	$182,796
Moxy Chattanooga Downtown	1220 King Street Chattanooga, TN	2018	108	3/2023	$212,963
Staybridge Suites Chattanooga Downtown	1300 Carter Street Chattanooga, TN	2003	124	11/2022	$153,226
Cambria Hotel Nashville Downtown	118 8th Avenue South Nashville, TN	2018	255	7/2022	$429,412
Canopy by Hilton Atlanta Midtown	1414 West Peachtree Street Northwest Atlanta, GA	2018	176	7/2022	$356,534
Mansion on Forsyth Park	700 Drayton Street Savannah, GA	1879	149	6/2022	$354,027
Marriott Downtown Chattanooga	2 Carter Street Chattanooga, TN	1985	343	5/2021	$169,825
Hotel Indigo Chattanooga - Downtown	300 West 6th Street Chattanooga, TN	1966	117	5/2021	$170,940

Source: Appraisal

A-3-101

Hospitality – Full Service	Loan #11	Cut-off Date Balance:	$32,974,542
107 West Martin Luther King Boulevard	The Read House	Cut-off Date LTV:	49.6%
Chattanooga, TN 37402		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	16.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Read House Property:

Cash Flow Summary
	2020		2021		2022		TTM (3/312023)	UW	UW per Room
Rooms Revenue	$4,688,150		$8,967,597		$10,665,513		$10,812,836	$10,812,836	$44,681
Food & Beverage	$2,633,692		$4,063,863		$5,324,895		$5,526,777	$5,526,777	$22,838
Parking Income	$303,898		$683,624		$825,271		$847,943	$847,943	$3,504
Other Income	$792,335		$952,334		$1,137,021		$1,206,871	$1,206,871	$4,987
Total Revenue	$8,418,075		$14,667,418		$17,952,700		$18,394,427	$18,394,427	$76,010

Room Expense	$1,600,538		$2,479,294		$2,817,493		$2,868,769	$2,868,769	$11,854
Food & Beverage Expense	$2,200,773		$2,951,224		$3,469,161		$3,546,496	$3,546,496	$14,655
Other Department Expense	$665,000		$1,089,134		$1,493,277		$1,553,150	$1,553,150	$6,418
Total Department Expenses	$4,466,311		$6,519,652		$7,779,931		$7,968,415	$7,968,415	$32,927
Gross Operating Income	$3,951,764		$8,147,766		$10,172,769		$10,426,012	$10,426,012	$43,083

Total Undistributed Expenses	$2,631,522		$3,482,877		$4,036,704		$4,182,367	$4,182,367	$17,283
Gross Operating Profit	$1,320,242		$4,664,889		$6,136,065		$6,243,645	$6,243,645	$25,800

Property Taxes	$717,900		$611,703		$609,438		$608,871	$609,438	$2,518
Insurance	$121,050		$118,097		$162,065		$170,728	$158,729	$656
Other Fixed Expenses(1)	$70,972		$43,068		$48,059		$47,467	$47,467	$196
Total Operating Expenses	$8,007,755		$10,775,397		$12,636,197		$12,977,848	$12,966,416	$53,580

Net Operating Income	$410,320(2)		$3,892,021(2)		$5,316,503(2)		$5,416,579	$5,428,011	$22,430
FF&E	$0		$0		$0		$0	$735,777	$3,040
Net Cash Flow	$410,320		$3,892,021		$5,316,503		$5,416,579	$4,692,234	$19,389

Occupancy %	32.7%	(2)	54.6%	(2)	63.7%	(2)	64.9%	64.3%
NOI DSCR	0.15x		1.43x		1.96x		1.99x	2.00x
NCF DSCR	0.15x		1.43x		1.96x		1.99x	1.73x
NOI Debt Yield	1.2%		11.8%		16.1%		16.4%	16.5%
NCF Debt Yield	1.2%		11.8%		16.1%		16.4%	14.2%

(1)	Other Fixed Expenses include franchise and excise taxes due to the Tennessee Department of Revenue.
(2)	The increase in Occupancy and Net Operating Income from 2020 to 2021, and the further increases in Occupancy and Net Operating Income in 2021 and 2022 were due to the effects of the novel coronavirus on the hospitality industry in 2020 and the subsequent recovery in 2021 and 2022.

A-3-102

Mortgage Loan No. 12 – Tenet Equity Industrial Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/Portfolio:	Portfolio
Original Balance:		$28,600,000		Location:	Various
Cut-off Date Balance:		$28,600,000		General Property Type:	Industrial
% of Initial Pool Balance:		4.2%		Detailed Property Type:	Warehouse/Distribution
Loan Purpose:		Refinance		Title Vesting:	Fee
Borrower Sponsor:		Tenet Equity Partners, Inc.		Year Built/Renovated:	Various / Various
Guarantor:		Tenet Equity Partners, Inc.		Size(5):	616,415 SF
Mortgage Rate:		6.7400%		Cut-off Date Balance PSF:	$46
Note Date:		5/3/2023		Maturity Date/ARD Balance PSF:	$46
First Payment Date:		7/1/2023		Property Manager:	Self-Managed
Maturity Date:		6/1/2028
Original Term to Maturity/ARD:		60 months
Original Amortization Term:		0 months		Underwriting and Financial Information
IO Period:		60 months		UW NOI:	$3,352,401
Seasoning:		1 month		UW NOI Debt Yield:	11.7%
Prepayment Provisions:		L(25),D(31),O(4)		UW NOI Debt Yield at Maturity/ARD:	11.7%
Lockbox/Cash Mgmt Status:		Soft/Springing		UW NCF DSCR:	1.61x
Additional Debt Type:		No		Most Recent NOI(6):	NAV
Additional Debt Balance:		NAP		2nd Most Recent NOI(6):	NAV
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI(6):	NAV
				Most Recent Occupancy:	100.0% (7/1/2023)
Reserves				2nd Most Recent Occupancy:	100.0% (12/31/2022)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2021)
RE Tax:	$0	Springing(1)	NAP	Appraised Value (as of)(5)(7):	$46,970,000 (3/3/2023)
Insurance:	$0	Springing2)	NAP	Appraised Value PSF:	$76
Replacement Reserve:	$0	Springing(3)	NAP	Cut-off Date LTV Ratio:	60.9%
TI/LC Reserve:	$0	Springing(4)	NAP	Maturity Date/ARD LTV Ratio:	60.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,600,000	100.0%	Loan Payoff:	$24,000,000	83.9%
			Return of Equity:	$3,347,254	11.7%
			Closing Costs:	$1,252,746	4.4%
Total Sources:	$28,600,000	100.0%	Total Uses:	$28,600,000	100.0%

(1)	Springing monthly deposits of 1/12th of the real estate taxes due during the ensuing 12 months are required if the following conditions are not satisfied: (i) no material default exists under the Creative Foam Lease (as defined below), (ii) Creative Foam Corporation is paying real estate taxes pursuant to the Creative Foam Lease and (iii) upon written request from the lender, the borrower provides written evidence that real estate taxes have been paid.
(2)	Springing monthly deposits of 1/12th of the insurance premiums payable for renewal of the insurance coverage upon expiration are required if the following conditions are not satisfied: either (A) (i) no event of default exists under the Tenet Equity Industrial Portfolio Mortgage Loan (as defined below), (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and paid receipts for the insurance premiums no later than 10 days prior to the expiration dates of the policies or (B) (i) no material default exists under the Creative Foam Lease and (ii) the borrower provides the lender with evidence that the insurance coverages required by the Tenet Equity Industrial Portfolio Mortgage Loan are being maintained by either the borrower or Creative Foam Corporation.
(3)	Springing monthly deposits of approximately $5,137 are required if a material default exists under the Creative Foam Lease.
(4)	Springing monthly deposits of approximately $11,794 are required if a material default exists under the Creative Foam Lease.
(5)	See “Tenet Equity Industrial Portfolio Properties Summary” table below for information regarding the individual Tenet Equity Industrial Portfolio Properties (as defined below).
(6)	Historical net operating income is not available as the borrower acquired the Tenet Equity Industrial Portfolio Properties in a sale-leaseback transaction in April 2022.
(7)	The appraisal concluded an As-Is Appraised Value based on the portfolio value of all six properties. Individual property appraised values were not provided and were allocated based on the Allocated Cut-Off Date Balance.

The Mortgage Loan. The twelfth largest mortgage loan (the “Tenet Equity Industrial Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $28,600,000 and secured by the fee interests in six industrial properties located across three states (the “Tenet Equity Industrial Portfolio Properties”).

The Borrower and Borrower Sponsor. The borrower for the Tenet Equity Industrial Portfolio Mortgage Loan is Tenet Equity Funding SPE CF, LLC, a single-purpose Delaware limited liability company, wholly owned by Tenet Equity, LP, a Delaware limited partnership. The borrower sponsor and non-recourse carveout guarantor is Tenet Equity Partners, Inc., an internally managed REIT that targets the acquisition of single-tenant net lease real estate throughout the United States, primarily through sale-leaseback transactions with middle market companies. Tenet Equity Partners, Inc. currently holds a real estate portfolio comprised of 55 triple-net leased assets totaling over 2.4 million SF located across 19 states.

The Properties. The Tenet Equity Industrial Portfolio Properties comprise six single-tenant industrial properties totaling 616,415 SF and located across three states. Four properties are located in Michigan (the “300-310 N Alloy Drive Property”, the “55210 Rudy Road Property”, the “555 S Fenway Drive Property”, and the “1139 S Fenway Circle Property”), one property is located in Tennessee (the “2301 Denso Drive Property”), and one property is located in Indiana (the “405 N Industrial Drive Property”). The Tenet Equity Industrial Portfolio Properties are fully leased via a single master lease to Creative Foam Corporation, which was executed as part of a sale-leaseback transaction in 2022 and is scheduled to expire in May 2042 (the “Creative Foam

A-3-103

Industrial – Warehouse/Distribution	Loan #12	Cut-off Date Balance:	$28,600,000
Various	Tenet Equity Industrial Portfolio	Cut-off Date LTV:	60.9%
Various		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	11.7%

Lease”). Creative Foam Corporation is a manufacturer and supplier of custom engineered die cut, formed foam, non-woven and multi-material component solutions to the transportation, healthcare, and wind-energy industries. Founded in 1969, Creative Foam Corporation is headquartered in Fenton, Michigan and has been in operation for over 50 years with 18 facilities throughout North America and Mexico, employing approximately 1,600 employees. Creative Foam Corporation has been at the Tenet Equity Industrial Portfolio Properties for over 30 years on average, with each location serving a separate function across the company’s transportation and healthcare divisions. The 300-310 N Alloy Drive Property, 555 S Fenway Drive Property, and 1139 S Fenway Circle Property comprise the Fenton Campus (43.6% of NRA), which houses Creative Foam Corporation’s corporate headquarters, as well as its engineering and development center, along with two transportation division plants. The 2301 Denso Drive Property and 55210 Rudy Road Property (49.1% of NRA) also serve Creative Foam Corporation’s transportation division, while the 405 N Industrial Drive Property (7.3% of NRA) serves the healthcare division. For year to date June 2022 Creative Foam Corporation reported approximately $243.0 million in net sales, a net loss of approximately $29.9 million, and an EBITDA (earnings before interest, taxes, depreciation, and amortization) of approximately $24.1 million.

The following table presents certain information relating to the Tenet Equity Industrial Portfolio Properties:

Tenet Equity Industrial Portfolio Properties Summary
Property Name City, State	Allocated Cut-Off Date Balance	% of Portfolio Cut-Off Date Balance	Year Built/ Renovated	Tenant NRSF	% of Portfolio NRSF	Appraised Value(1)	% of Portfolio Appraised Value(1)
2301 Denso Drive Athens, TN	$7,256,717	25.4%	1999/2008	153,100	24.8%	$11,917,762	25.4%
300-310 N Alloy Drive Fenton, MI	$6,342,004	22.2%	1993/1996	124,617	20.2%	$10,415,522	22.2%
55210 Rudy Road Dowagiac, MI	$5,732,196	20.0%	1979/NAP	149,805	24.3%	$9,414,030	20.0%
555 S Fenway Drive Fenton, MI	$5,732,196	20.0%	1996/NAP	31,267	5.1%	$9,414,030	20.0%
405 N Industrial Drive Bremen, IN	$1,829,424	6.4%	1998/2021	44,813	7.3%	$3,004,477	6.4%
1139 S Fenway Circle Fenton, MI	$1,707,463	6.0%	1986/NAP	112,813	18.3%	$2,804,180	6.0%
Total/Wtd. Average	$28,600,000	100.0%		616,415	100.0%	$46,970,000	100.0%

(1)	The Appraised Value for each of the Tenet Equity Industrial Portfolio Properties was allocated using the Allocated Cut-Off Date Balance.

The following table presents certain information relating to the leases at the Tenet Equity Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant NRSF	Approx.% of NRSF	Annual UW Base Rent	Annual UW Base Rent PSF	% of Total Annual UW Base Rent	Lease Expiration	Renewal Option	Term. Option (Y/N)
Creative Foam Corporation	NR/NR/NR	616,415	100.0%	$3,534,300	$5.73	100.0%	5/1/2042	4 x 5 year	N
Subtotal/Wtd. Avg.		616,415	100.0%	$3,534,300	$5.73	100.0%

Vacant Space		0	0.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		616,415	100.0%	$3,534,300	$5.73	100.0%

(1)	Information is based on the underwritten rent roll.

A-3-104

Industrial – Warehouse/Distribution	Loan #12	Cut-off Date Balance:	$28,600,000
Various	Tenet Equity Industrial Portfolio	Cut-off Date LTV:	60.9%
Various		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	11.7%

The following table presents certain information relating to the lease rollover schedule at the Tenet Equity Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of UW Base Rent Rolling	Approx. Cumulative % of UW Base Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2033	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2034 & Beyond	1	616,415	$5.73	100.0%	100.0%	$3,534,300	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	616,415	$5.73	100.0%		$3,534,300	100.0%

(1)	Information is based on the underwritten rent roll.

The following table presents recent leasing data for tenants at comparable industrial properties with respect to the 1139 S Fenway Circle Property, 300-310 N Alloy Drive Property, and 555 S Fenway Drive Property:

Comparable Industrial Lease Summary
Property Name/Location	Year Built / Renovated	Size (SF)	Tenant Name	Lease SF	Lease Term (Yrs)	Rent PSF	Reimbursements
1139 S Fenway Circle Fenton, MI	1986/NAP	112,813(1)	Creative Foam Corporation(1)	112,813(1)	20(1)	$5.73(1)	NNN(1)
300-310 N Alloy Drive Fenton, MI	1993/1996	124,617(1)	Creative Foam Corporation(1)	124,617(1)	20(1)	$5.73(1)	NNN(1)
555 S Fenway Drive Fenton, MI	1996/NAP	31,267(1)	Creative Foam Corporation(1)	31,267(1)	20(1)	$5.73(1)	NNN(1)
Fowlerville Industrial Building Fowlerville, MI	2018/NAP	49,164	CPK Investments LLC	49,164	2	$6.10	NNN
205 E Walker Road Saint Johns, MI	1995/NAP	54,154	Triton Industries Inc	54,154	5	$5.75	NNN
Grand River West Lyon Township, MI	2022/NAP	108,515	Herregan Distributors, Inc.	46,600	7	$7.95	NNN
U.S. Autoforce – Wixom Wixom, MI	2021/NAP	126,720	U.S. Autoforce	126,720	10.25	$7.75	NNN
Fenton Industrial Building Fenton, MI	1996/NAP	50,000	Prospective Tenant	50,000	NAP	$6.50	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll.

A-3-105

Industrial – Warehouse/Distribution	Loan #12	Cut-off Date Balance:	$28,600,000
Various	Tenet Equity Industrial Portfolio	Cut-off Date LTV:	60.9%
Various		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	11.7%

The following table presents recent leasing data for tenants at comparable industrial properties with respect to the 2301 Denso Drive Property:

Comparable Industrial Lease Summary
Property Name/Location	Year Built / Renovated	Size (SF)	Tenant Name	Lease SF	Lease Term (Yrs)	Rent PSF	Reimbursements
2301 Denso Drive Athens, TN	1999/2008	153,100(1)	Creative Foam Corporation(1)	153,100(1)	20(1)	$5.73(1)	NNN(1)
2677 Huntington Park Drive-Listing Loudon, TN	2023/NAP	195,360	Asking	195,360	5	$6.37	NNN
1344 East 42nd Street – Building 5 Chattanooga, TN	1993/NAP	100,000	Royal Chemical	100,000	3.1	$6.00	NNN
TA – 165 Anderson County, TN Andersonville, TN	2022/NAP	126,800	SL America	126,800	7	$5.79	NNN
1394 Workman Chattanooga, TN	1979/2006	100,000	Swim Distributors of	43,000	6.5	$5.94	NNN
120 Flint Road Oak Ridge, TN	1974/NAP	56,700	Katom	56,700	2	$6.25	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll.

The following table presents recent leasing data for tenants at comparable industrial properties with respect to the 405 N Industrial Drive Property:

Comparable Industrial Lease Summary
Property Name/Location	Year Built / Renovated	Size (SF)	Tenant Name	Lease SF	Lease Term (Yrs)	Rent PSF	Reimbursements
405 N Industrial Drive Bremen, IN	1998/2021	44,813(1)	Creative Foam Corporation(1)	44,813(1)	20(1)	$5.73(1)	NNN(1)
Expressport Building I Fort Wayne, IN	1997/NAP	112,000	Ellison Bakery	32,000	7.2	$5.40	NNN
Tower Automotive Operations Waterloo, IN	1981/NAP	23,250	Tower Automotive Operations USA 1	23,250	3	$4.13	NNN
Lexington Park Drive Warehouse Elkhart, IN	1973/NAP	40,544	Patrick Industries	40,544	5	$5.00	NNN
Velko Hinge Munster, IN	1984/2000	35,000	Velko Hinge	35,000	15	$5.71	NNN
Mobile Climate Control Goshen, IN	1979/2007	76,927	Constant Transport	24,677	3	$4.25	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll.

The following table presents recent leasing data for tenants at comparable industrial properties with respect to the 55210 Rudy Road Property:

Comparable Industrial Lease Summary
Property Name/Location	Year Built / Renovated	Size (SF)	Tenant Name	Lease SF	Lease Term (Yrs)	Rent PSF	Reimbursements
55210 Rudy Road Dowagiac, MI	1979/NAP	149,805(1)	Creative Foam Corporation(1)	149,805(1)	20(1)	$5.73(1)	NNN(1)
Confidential Marysville, MI	1943/1987	233,264	Confidential	233,264	1.7	$4.78	Absolute Net
Magna Industrial Holland, MI	1987/2022	406,120	Magna	406,120	10	$4.98	NNN
Huntington Foam – Greenville, MI Greenville MI	2001/2015	74,135	Huntington Foam, LLC	74,135	20.1	$4.05	Absolute Net
Magna Mirrors – Alto, MI Alto, MI	1982/1994	165,604	Magna	165,604	10	$4.13	NNN
Alma Products Alma, MI	1945/2015	276,085	Alma Products	276,085	15	$4.50	Absolute Net

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll.

A-3-106

Industrial – Warehouse/Distribution	Loan #12	Cut-off Date Balance:	$28,600,000
Various	Tenet Equity Industrial Portfolio	Cut-off Date LTV:	60.9%
Various		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	11.7%

The following table presents information relating to the appraisal’s market rent conclusions for the Tenet Equity Industrial Portfolio Properties:

Market Rent Summary
Property Name	MLA Category	Market Rent
1139 S Fenway Circle	Industrial	$6.50
2301 Denso Drive	Warehouse	$5.75
300-310 N Alloy Drive	Industrial	$6.00
405 N Industrial Drive	Industrial	$5.00
55210 Rudy Road	Industrial	$4.50
555 S Fenway Drive	Industrial	$6.00

Source: Appraisal.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Tenet Equity Industrial Portfolio Properties:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$3,534,300	$5.73
Other Income	$0	$0.00
Reimbursements	$103,683	$0.17
Less Vacancy & Credit Loss	($181,899)	($0.30)
Effective Gross Income	$3,456,083	$5.61

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Other Operating Expenses	$103,683	$0.17
Total Operating Expenses	$103,683	$0.17

Net Operating Income	$3,352,401	$5.44
Capital Expenditures	$61,642	$0.10
TI/LC	$141,524	$0.23
Net Cash Flow	$3,149,235	$5.11

Occupancy %	94.9%(3)
NOI DSCR	1.72x
NCF DSCR	1.61x
NOI Debt Yield	11.7%
NCF Debt Yield	11.0%

(1)	Historical net operating income is not available as the borrower acquired the Tenet Equity Industrial Portfolio Properties in a sale-leaseback transaction in April 2022.
(2)	Gross Potential Rent has been underwritten based on the underwritten rent roll.
(3)	UW Occupancy % represents economic occupancy.

A-3-107

Mortgage Loan No. 13 – One & Two Commerce Square

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA/JPMCB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$25,000,000			Location:	Philadelphia, PA 19103
Cut-off Date Balance(1):	$25,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.7%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Brandywine Operating Partnership, L.P.			Year Built/Renovated:	1987; 1992 / 2013
Guarantor:	Brandywine Operating Partnership, L.P.			Size:	1,896,143 SF
Mortgage Rate:	7.78750%			Cut-off Date Balance PSF(1):	$116
Note Date:	6/1/2023			Maturity Date Balance PSF(1):	$116
First Payment Date:	7/6/2023			Property Manager:	BDN Management Inc.
Maturity Date:	6/6/2028				(borrower-related)
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$29,698,092
Prepayment Provisions:	L(24),YM1(29),O(7)			UW NOI Debt Yield(1):	13.5%
Lockbox/Cash Mgmt Status(2):	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.5%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.52x
Additional Debt Balance(1):	$195,000,000			Most Recent NOI:	$24,981,970 (4/30/2023 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$24,399,000 (12/31/2022)
				3rd Most Recent NOI:	$22,215,377 (12/31/2021)
Reserves				Most Recent Occupancy:	76.4% (5/17/2023)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	78.3% (12/31/2022)
RE Tax(3):	$0	Springing	NAP	3rd Most Recent Occupancy:	79.0% (12/31/2021)
Insurance(3):	$0	Springing	NAP	Appraised Value (as of):	$428,000,000 (3/30/2023)
Replacement Reserves(3):	$0	Springing	NAP	Appraised Value PSF:	$226
TI/LC Reserve(4):	$25,000,000	Springing	$25,000,000	Cut-off Date LTV Ratio(1):	51.4%
Upfront Leasing Reserves(5):	$11,112,904	$0	NAP	Maturity Date LTV Ratio(1):	51.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$220,000,000	89.9%	Loan Payoff:	$204,600,430	83.6%
Borrower Sponsor Equity:	$24,825,039	10.1%	Reserves(4):	$36,112,904	14.8%
			Closing Costs:	$4,111,705	1.7%
Total Sources:	$244,825,039	100.0%	Total Uses:	$244,825,039	100.0%

(1)	The One & Two Commerce Square Mortgage Loan (as defined below) is part of the One & Two Commerce Square Whole Loan (as defined below) which is comprised of 13 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $220,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the One & Two Commerce Square Whole Loan.
(2)	Upon the occurrence of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept into the cash management account controlled by the lender. A Trigger Period begins upon (i) an event of default, (ii) a bankruptcy action of the borrowers, (iii) the debt yield being less than 8.85% for two consecutive calendar quarters, or (iv) the debt service coverage ratio falls below 1.20x (based on a 30-year amortization schedule) for two consecutive calendar quarters.
(3)	During a Trigger Period the borrowers are required to deposit (i) 1/12th of the annual estimated tax payments, (ii) 1/12th of the annual estimated insurance premiums (if there is no blanket policy in place), and (iii) monthly replacement reserves equal to approximately $39,503.
(4)	The borrowers delivered a letter of credit in lieu of cash for the $25,000,000 upfront tenant improvement and leasing reserve. During the continuance of a Trigger Period, the borrowers will be required to deposit $237,018 on a monthly basis to the TI/LC Reserve. Additionally, when (i) the balance of the TI/LC Reserves is less than $15,000,000 and (ii) the TI/LC reserve occupancy falls below 85%, the One & Two Commerce Square Whole Loan will require a cash sweep until the balance returns to $25,000,000. Further, the non-recourse carveout guarantor has provided a guaranty for an additional $20,000,000 to the TI/LC Reserves, which guaranty will be reduced by any amounts contributed to the TI/LC Reserves after the loan origination date.
(5)	At origination, the borrowers deposited (i) $9,200,744 for outstanding tenant improvement allowances and outstanding leasing commissions, and (ii) $1,912,160 for outstanding free rent and gap rent obligations.

Mortgage Loan. The thirteenth largest mortgage loan (the “One & Two Commerce Square Mortgage Loan”) is evidenced by thirteen pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $220,000,000 (the “One & Two Commerce Square Whole Loan”) and is secured by a first priority fee mortgage encumbering two office buildings with an aggregate of 1,896,143 SF located in Philadelphia, Pennsylvania (the “One & Two Commerce Square Property”). The One & Two Commerce Square Whole Loan was co-originated by Bank of America, National Association (“BANA”), JPMorgan Chase Bank, National Association (“JPMCB”) and Barclays Capital Real Estate Inc. (“Barclays”). The non-controlling Note A-3 (originated by BANA) and Note A-10-1 (originated by JPMCB), with an aggregate original principal balance of $25,000,000, will be included in the BANK5 2023-5YR2 securitization trust. The remaining notes are currently held by BANA, JPMCB and Barclays or their respective affiliates and are expected to be contributed to one or more future securitization trust(s). The One & Two Commerce Square Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 securitization, until the controlling Note A-1 is securitized, whereupon the One & Two Commerce Square Whole Loan will be serviced pursuant to the pooling and servicing agreement for the securitization to which the controlling Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-108

Office – CBD	Loan #13	Cut-off Date Balance:	$25,000,000
2001 and 2005 Market Street	One & Two Commerce Square	Cut-off Date LTV:	51.4%
Philadelphia, PA 19103		UW NCF DSCR:	1.52x
		UW NOI Debt Yield:	13.5%
One & Two Commerce Square Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,833,333	$30,833,333	BANA	Yes
A-2	$20,000,000	$20,000,000	BBCMS 2023-C20(1)	No
A-3	$12,500,000	$12,500,000	BANK5 2023-5YR2	No
A-4	$10,000,000	$10,000,000	BBCMS 2023-C20(1)	No
A-5	$30,000,000	$30,000,000	BBCMS 2023-C20(1)	No
A-6	$25,000,000	$25,000,000	Barclays	No
A-7	$10,000,000	$10,000,000	Barclays	No
A-8	$8,333,333	$8,333,333	Barclays	No
A-9	$30,000,000	$30,000,000	JPMCB	No
A-10-1	$12,500,000	$12,500,000	BANK5 2023-5YR2	No
A-10-2	$12,500,000	$12,500,000	JPMCB	No
A-11	$10,000,000	$10,000,000	JPMCB	No
A-12	$8,333,333	$8,333,333	JPMCB	No
Total	$220,000,000	$220,000,000

(1)	The BBCMS 2023-C20 securitization is expected to close on or about July 11, 2023.

The Borrowers and the Borrower Sponsor. The borrowers are Commerce Square Partners-Philadelphia Plaza, L.P. and Philadelphia Plaza – Phase II, LP, each a special purpose, bankruptcy remote entity and a Delaware limited partnership and Pennsylvania limited partnership respectively, each of which has a special purpose, bankruptcy remote Delaware limited liability company as its general partners. Each general partner has two independent directors acting with respect to itself, the borrowers and certain related TRS subsidiary entities. The borrowers are indirectly a joint venture between Brandywine Operating Partnership, L.P. and GIC.

The borrower sponsor and non-recourse carveout guarantor of the One & Two Commerce Square Whole Loan is Brandywine Operating Partnership, L.P. Brandywine Operating Partnership, L.P., is owned and controlled by Brandywine Realty Trust (“BRT”). BRT (NYSE: BDN / S&P: BBB-), a large publicly traded, full-service integrated real estate company in the United States with a market capitalization of approximately $760 million as of June 2023. Organized as a real estate investment trust, BRT owns, develops, leases and manages a portfolio of 165 urban, town center and transit-oriented properties totaling 23.0 million SF as of September 30, 2022, with a core focus in the Philadelphia, Austin and Washington, D.C. markets (excluding assets held for sale). BRT has completed over 6.3 million SF of ground-up new development in the Philadelphia market, with over 8 million additional SF in the pipeline.

GIC is a global investment firm established in 1981 to secure Singapore’s financial future. As the manager of Singapore’s foreign reserves, GIC is positioned across a wide range of asset classes and active strategies globally. These include equities, fixed income, real estate, private equity, venture capital, and infrastructure. Headquartered in Singapore, GIC has a global work force of over 1,900 people in 11 key financial cities and has investments in over 40 countries.

The Property. The One & Two Commerce Square Property is comprised of twin 40-story, multi-tenant, office buildings connected by an open-air courtyard with media wall and 48,725 SF of ground floor retail space. The One & Two Commerce Square Property was built on a 2.97-acre site, spanning an entire city block, in Philadelphia, Pennsylvania and totals 1,896,143 square feet of net rentable area.

The One & Two Commerce Square Property is a LEED-Silver certified building with terraces on the north and south sides of the building featuring unobstructed panoramic views of Philadelphia. Building amenities include a fitness center with locker rooms, conference facilities, Brandywine Experience (BEX) community lounge and work area. The One & Two Commerce Square Property features an underground parking garage, with parking for 519 vehicles.

Since 2015, the borrower sponsor has invested approximately $15 million at the One & Two Commerce Square Property in capital expenditures, including upgrading the building lobbies, updating the courtyard and courtyard fountain, modernizing the elevator systems and updating signage.

As of May 17, 2023, the One & Two Commerce Square Property was 76.4% leased to 91 tenants representing various industries including finance, law, insurance, pharmaceuticals, accounting, biotech and other. The largest tenant represents only 7.3% of net rentable area.

Major Tenants.

Price Water House Coopers LLP (138,413 SF; 7.3% of NRA; 9.4% of underwritten rent). Price Water House Coopers LLP (“PwC”) is an international professional services company that provides audit, tax, and advisory services with approximately 328,000 employees across the world. PwC has one of the largest professional services network in the world and is considered one of the Big Four accounting firms, along with Deloitte, EY and KPMG. PwC reported a gross revenue of $50.3 billion as for the trailing 12 months ending June 30, 2022.

PwC has been in occupancy at the One & Two Commerce Square Property since 1999, originally under a sublease, then under a direct lease commencing December 2013. PwC’s current lease has an expiration in April 2030, with three, five-year renewal options. PwC currently pays a base rent of $22.00 PSF, with $0.50 PSF annual increases. PwC occupies six floors of the One & Two Commerce Square Property. PwC subleases a portion of its space (23,037 SF) to the Jewish Federation of Greater Philadelphia, which is co- terminous with the prime lease. PwC has no existing contraction or termination options.

Stradley, Ronon, Stevens & Young (69,111 SF; 3.6% of NRA; 5.1% of underwritten rent). Stradley, Ronon, Stevens & Young (“Stradley Ronon”) is a law firm that provides legal services on corporate & securities, litigation, education, investment management, employment & labor, financial services, real

A-3-109

Office – CBD	Loan #13	Cut-off Date Balance:	$25,000,000
2001 and 2005 Market Street	One & Two Commerce Square	Cut-off Date LTV:	51.4%
Philadelphia, PA 19103		UW NCF DSCR:	1.52x
		UW NOI Debt Yield:	13.5%

estate, tax, and others. Stradley Ronon has provided services in more than 230 markets, including 80 countries abroad with about 200 lawyers. Stradley Ronon was founded in Philadelphia and the One & Two Commerce Square Property serves as its headquarters.

Stradley Ronon has been in occupancy at the One & Two Commerce Square Property since 1988 and has expanded and renewed multiple times. Stradley Ronon currently occupies three floors under a lease dated November 2014 and expiring in December 2033, with two, five-year renewal options with 24 months’ notice. Stradley Ronon pays a base rent of $24.33 PSF, with a 2.5% annual increase. Stradley Ronon has no existing contraction options but does have a termination right with notice by February 1, 2029 and payment of a termination fee, which if exercised would be effective January 31, 2031.

Pond Lehocky Giordano Disability (66,315 SF; 3.5% of NRA; 3.8% of underwritten rent). Pond Lehocky Giordano Disability (“Pond Lehocky”) is a law firm in Pennsylvania that provides legal services on worker’s compensation, social security disability, long-term disability, short-term disability, and other legal needs. Pond Lehocky has grown rapidly since its inception and is now one of the largest workers’ compensation and disability firms in the United States, with over 200 employees, including more than 30 attorneys.

Pond Lehocky has been in occupancy at the One & Two Commerce Square Property for more than eight years and has a lease expiration in June 2028. Pond Lehocky pays a base rent of $19.13 PSF, with 3% annual increases. Pond Lehocky occupies portions of three floors of the One & Two Commerce Square Property and currently subleases a portion of its space (15,838 SF) to Morgan & Morgan Philadelphia, LLC through January 31, 2026. Pond Lehocky does not have any contraction or termination options.

The following table presents a summary regarding the major tenants at the One & Two Commerce Square Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	% of Total Annual UW Base Rent	Lease Expiration	Renewal Option	Term. Option (Y/N)
PwC(3)	NR/NR/NR	138,413	7.3%	$3,114,292	$22.50	9.4%	4/30/2030	3 x 5 yr	N
Stradley Ronon	NR/NR/NR	69,111	3.6%	$1,681,471	$24.33	5.1%	12/31/2033	2 x 5 yr	Y(4)
Pond Lehocky(5)	NR/NR/NR	66,315	3.5%	$1,268,937	$19.13	3.8%	6/30/2028	1 x 5 yr	N
Wolters Kluwer Health, Inc.	A3/BBB+/NR	65,389	3.4%	$1,282,442	$19.61	3.9%	3/31/2029	1 x 5 yr	Y(6)
Jazz Pharmaceuticals, Inc.	NR/NR/NR	59,672	3.1%	$1,496,323	$25.08	4.5%	4/30/2029	2 x 5 yr	Y(7)
Subtotal/Wtd. Avg.		398,900	21.0%	$8,843,466	$22.17	26.6%

Other Tenants		1,049,940	55.4%	$24,372,924	$23.21	73.4%
Vacant Space		447,303	23.6%	$0	$0.00	0.0%
Total/Wtd. Avg.(8)		1,896,143	100.0%	$33,216,390	$22.93	100.0%

(1)	Information is based on the underwritten rent roll dated May 17, 2023 and is inclusive of signed not occupied tenants, rent steps through June 2024 and straight-line rent steps through the lesser of the end of the loan term or the lease expiration date for investment grade tenants.
(2)	Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	PwC subleases a portion of its space (23,037 SF) to the Jewish Federation of Greater Philadelphia. The sublease is co-terminous with the PwC lease.
(4)	Stradley Ronon has a termination right for all of its leased space with notice by February 1, 2029 and payment of a termination fee, which if exercised would be effective January 31, 2031.
(5)	Pond Lehocky subleases a portion of its space (15,838 SF) to Morgan & Morgan Philadelphia, LLC. The sublease expires on January 31, 2026.
(6)	Wolters Kluwer Health, Inc. has a termination option for its space on March 31, 2026, with a notice no later than September 30, 2024 and payment of a termination fee.
(7)	Jazz Pharmaceuticals, Inc. has a termination option with 12 months’ notice and payment of a termination fee, which if exercised would be effective December 31, 2025.
(8)	Total/Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

A-3-110

Office – CBD	Loan #13	Cut-off Date Balance:	$25,000,000
2001 and 2005 Market Street	One & Two Commerce Square	Cut-off Date LTV:	51.4%
Philadelphia, PA 19103		UW NCF DSCR:	1.52x
		UW NOI Debt Yield:	13.5%

The following table presents certain information relating to the lease rollover at the One & Two Commerce Square Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2023/MTM	10	24,801	$19.34	1.3%	1.3%	$479,707	1.4%	1.4%
2024	20	186,068	$23.11	9.8%	11.1%	$4,299,229	12.9%	14.4%
2025	6	26,192	$27.35	1.4%	12.5%	$716,231	2.2%	16.5%
2026	10	66,416	$26.56	3.5%	16.0%	$1,764,139	5.3%	21.9%
2027	10	129,306	$20.66	6.8%	22.8%	$2,671,319	8.0%	29.9%
2028	13	152,682	$20.90	8.1%	30.9%	$3,190,880	9.6%	39.5%
2029	11	186,387	$22.74	9.8%	40.7%	$4,238,676	12.8%	52.3%
2030	9	216,908	$22.53	11.4%	52.1%	$4,887,917	14.7%	67.0%
2031	10	107,603	$26.66	5.7%	57.8%	$2,868,384	8.6%	75.6%
2032	2	44,057	$18.32	2.3%	60.1%	$807,124	2.4%	78.0%
2033	10	164,271	$26.76	8.7%	68.8%	$4,396,628	13.2%	91.3%
2034 & Beyond(3)	13	144,149	$20.09	7.6%	76.4%	$2,896,158	8.7%	100.0%
Vacant	0	447,303	$0.00	23.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(4)	124	1,896,143	$22.93	100.0%		$33,216,390	100.0%

(1)	Based on the underwritten rent roll dated May 17, 2023 and is inclusive of signed not occupied tenants, rent steps through June 2024 and straight-line rent steps through the lesser of the end of the loan term or the lease expiration date for investment grade tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	2034 & Beyond is inclusive of variance square footage attributable to storage space for which no UW Base Rent was attributed.
(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market.

The One & Two Commerce Square Property is located in Philadelphia, Pennsylvania at the western edge of Center City, across the Schuylkill River from University City. The One & Two Commerce Square Property is approximately a 10-minute walk to the 30th Street Station, Philadelphia’s main transit hub, less than a half mile from Interstate 76 and in close proximity to Interstates 676 and 95. Center City Philadelphia is the commercial, financial and governmental core of the seventh largest metropolitan area in the U.S. According to a third-party data provider, the Philadelphia central business district office market is outperforming other major downtowns across the country, due to a number of factors including Philadelphia’s employment base driven by healthcare, education and government industries, along with high construction costs that have kept new office supply limited for decades.

The One & Two Commerce Square Property is located in the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD metropolitan statistical area and the Market West office submarket. According to the appraisal, as of the fourth quarter of 2022, the Market West office submarket had an inventory of 28,770,887 SF, a total vacancy of 13.8% and an average asking rent of $35.01 PSF. The One & Two Commerce Square Property is considered a part of the trophy class of Philadelphia’s office market, which includes the top fifteen assets and top 19% of rentable area in the market.

The 2022 population within a 0.25-, 0.50- and one-mile radius of the One & Two Commerce Square Property was 11,141, 28,932 and 96,595, respectively. The 2022 average household income within the same radii was $143,878, $155,817 and $149,005, respectively.

A-3-111

Office – CBD	Loan #13	Cut-off Date Balance:	$25,000,000
2001 and 2005 Market Street	One & Two Commerce Square	Cut-off Date LTV:	51.4%
Philadelphia, PA 19103		UW NCF DSCR:	1.52x
		UW NOI Debt Yield:	13.5%

The following table presents recent leasing data for office tenants at comparable office properties with respect to the One & Two Commerce Square Property:

Comparable Office Leases
Property Name Location	Year Built / Renovated	Occ.	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF	TIs (PSF) / Free Rent (mos.)	Reimb.	Escalations
One & Two Commerce Square Philadelphia, PA	1987; 1992 / 2013	76.4%(1)	1,896,143(1)	PwC(1)	Dec-13 / 16.4(1)	138,413(1)	$22.50(1)	NAP	NNN	$0.50 /yr
Two Liberty Place	1990 / NAP	89.7%	951,372	FWM Holdings	Feb-22 / 11.0	5,799	$46.50	$82.00 / 12	Base Plus Electric	2.25%/yr
1735 Market Street	1990 / NAP	87.7%	1,286,936	UBS Wealth Management	Aug-22 / 11.0	22,825	$35.00	$90.00 / 12	NNN	2.50%/yr
1717 Arch Street	1990 / NAP	NAP	1,029,413	Metlife Investment Management	Apr-22 / 5.5	20,903	$33.75	$30.00 / 5	NNN	2.50%/yr
1600 Market Street	1980 / 1997	78.7%	862,030	Security Risk Advisors	Apr-21 / 11.4	21,687	$35.25	$75.00 / 16	Base Plus Electric	2.25%/yr
1700 Market Street	1969 / 2018	83.0%	848,709	CommonGrounds	Nov-19 / 11.0	62,461	$33.00	$70.00 / 10	Base Plus Electric	2.25%/yr
2222 Market Street	2023 / NAP	NAP	308,000	Morgan Lewis	Feb-23 / 21.0	308,000	$44.95	$90.00 / 12	NNN	2.0%/yr
1650 Arch Street	1974 / 2001	NAP	608,210	GSA	Oct -22 / 17.0	106,748	$28.39	$65.00 / N/A	Base Plus Electric	2.0%/yr
One Liberty Place	1987 / NAP	95.5%	1,200,000	JP Morgan Chase	Dec-22 / 11.0	33,172	$42.64	$70.00 / 12	Base Plus Electric	2.0%/yr

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll dated May 17, 2023.

The following table presents information relating to the appraisal’s market rent conclusion for the One & Two Commerce Square Property:

Market Rent Summary
Category	Market Rent (PSF)	Lease Term (Yrs)
Low Rise (1-9)	$20.00	5.0
Low Rise Large (1-9)	$19.00	10.0
Mid Rise 1 (10-17)	$22.00	5.0
Mid Rise 1 Large (10-17)	$21.00	10.0
Mid Rise 2 (18-29)	$24.00	5.0
Mid Rise 2 Large (18-29)	$23.00	10.0
High Rise (30-41)	$27.00	5.0
High Rise Large (30-41)	$26.00	10.0
Interior Retail	$30.00	10.0
Market Retail	$60.00	10.0

A-3-112

Office – CBD	Loan #13	Cut-off Date Balance:	$25,000,000
2001 and 2005 Market Street	One & Two Commerce Square	Cut-off Date LTV:	51.4%
Philadelphia, PA 19103		UW NCF DSCR:	1.52x
		UW NOI Debt Yield:	13.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One & Two Commerce Square Property:

Cash Flow Analysis(1)
	2019	2020	2021(2)	2022	2/28/2023 TTM		UW	UW PSF
In-Place Rent	$35,849,314	$35,849,499	$27,922,144	$29,078,215	$28,539,075		$30,726,994	$16.20
Rent Steps(3)	$0	$0	$0	$0	$0		$1,457,943	$0.77
Signed Not Occupied Rent	$0	$0	$0	$0	$0		$779,311	$0.41
Straight-line Rent Steps(3)	$0	$0	$0	$0	$0		$252,142	$0.13
Gross-Up Vacant Rent	$0	$0	$0	$0	$0		$16,031,979	$8.46
Expense Recoveries	$21,161,111	$21,434,786	$19,357,798	$19,208,229	$17,638,845		$19,341,543	$10.20
Gross Potential Income	$57,010,425	$57,284,285	$47,279,942	$48,286,444	$46,177,920		$68,589,912	$36.17

Other Income(4)	$2,605,775	$1,970,590	$1,466,313	$2,465,179	$2,625,239		$2,532,306	$1.34
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0		($16,031,979)	($8.46)
Effective Gross Income	$59,616,200	$59,254,875	$48,746,255	$50,751,623	$48,803,159		$55,090,239	$29.05

Real Estate Taxes	$7,735,297	$7,993,243	$8,104,820	$8,110,987	$5,662,861		$6,640,047	$3.50
Insurance	$466,786	$522,491	$584,708	$633,083	$650,386		$456,592	$0.24
Other Expenses	$19,366,562	$19,153,671	$17,841,350	$17,608,553	$17,507,942		$18,295,508	$9.65
Total Expenses	$27,568,645	$27,669,405	$26,530,878	$26,352,623	$23,821,189		$25,392,147	$13.39

Net Operating Income	$32,047,555	$31,585,470	$22,215,377	$24,399,000	$24,981,970		$29,698,092	$15.66
Capital Expenditures	$0	$0	$0	$0	$0		$474,036	$0.25
TI/LC	$0	$0	$0	$0	$0		$2,844,215	$1.50
Net Cash Flow	$32,047,555	$31,585,470	$22,215,377	$24,399,000	$24,981,970		$26,379,842	$13.91

Occupancy %	97.6%	88.0%	79.0%	78.3%	76.4%	(5)	76.6%(5)
NOI DSCR(6)	1.84x	1.82x	1.28x	1.40x	1.44x		1.71x
NCF DSCR(6)	1.84x	1.82x	1.28x	1.40x	1.44x		1.52x
NOI Debt Yield(6)	14.6%	14.4%	10.1%	11.1%	11.4%		13.5%
NCF Debt Yield(6)	14.6%	14.4%	10.1%	11.1%	11.4%		12.0%

(1)	Based on the underwritten rent roll dated May 17, 2023.
(2)	The decline in revenue and occupancy was driven by three major tenants which gave notice to vacate in 2019 which brought the occupancy from 97.6% to the low 70%’s. The borrower sponsor was able to quickly backfill some smaller tenants with various new leases before the major tenants vacated their space. The borrower sponsor has since shifted its leasing strategy focusing on smaller tenants.
(3)	Represents contractual rent steps taken through June 2024 and straight-line rent steps taken through the lesser of the end of the loan term or the lease expiration date for investment grade tenants.
(4)	Other Income includes parking income, termination fees, fitness center dues and other miscellaneous income.
(5)	TTM 2/28/2023 economic occupancy is per the underwritten rent roll dated May 17, 2023. UW Occupancy % represents economic occupancy.
(6)	Debt service coverage ratios and debt yields are based on the One & Two Commerce Square Whole Loan.

A-3-113

Mortgage Loan No. 14 – Heritage Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$22,000,000			Location:	Houston, TX 77002
Cut-off Date Balance(1):	$22,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.3%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	(2)			Year Built/Renovated:	1986 / 2021
Guarantor:	Brookfield Properties Investor LLC			Size:	1,158,165 SF
Mortgage Rate:	7.6300%			Cut-off Date Balance Per SF(1):	$149
Note Date:	4/13/2023			Maturity Date Balance Per SF(1):	$149
First Payment Date:	6/6/2023			Property Manager:	Brookfield Properties (USA II) LLC
Maturity Date:	5/6/2028				(borrower-related)
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$21,791,413
Prepayment Provisions:	YM1(26),DorYM1(27),O(7)			UW NOI Debt Yield(1):	12.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	12.7%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.54x
Additional Debt Balance(1):	$150,000,000			Most Recent NOI:	$27,788,349 (12/31/2022)
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			2nd Most Recent NOI:	$18,854,926 (12/31/2021)
				3rd Most Recent NOI:	$27,869,748 (12/31/2020)
Reserves				Most Recent Occupancy:	70.1% (2/23/2023)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	87.2% (12/31/2022)
RE Tax(4):	$0	Springing	NAP	3rd Most Recent Occupancy:	89.8% (12/31/2021)
Insurance(5):	$0	Springing	NAP	Appraised Value (as of):	$521,800,000 (2/1/2023)
Replacement Reserves:	$0	$19,303	$231,636	Appraised Value Per SF:	$451
TI/LC Reserves:	$5,000,000	$144,771	$10,000,000	Cut-off Date LTV Ratio(1):	33.0%
Other Reserves:	$10,489,446(6)	$0	NAP	Maturity Date LTV Ratio(1):	33.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$172,000,000	96.7%	Loan payoff	$156,217,116	87.9%
Borrower Equity:	$5,793,688	3.3%	Reserves	$15,489,446	8.7%
			Closing Costs:	$6,087,126	3.4%
Total Sources:	$177,793,688	100.0%	Total Uses:	$177,793,688	100.0%

(1)	The Heritage Plaza Mortgage Loan (as defined below) is part of the Heritage Plaza Whole Loan (as defined below), which is comprised of nine pari passu promissory notes with an aggregate original principal balance of $172,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the Heritage Plaza Whole Loan.
(2)	The borrower sponsors are AEW CPT REIT, LLC, AEW Core Property (U.S.), L.P., Brookfield Office Properties Inc. and Brookfield Property Partners, L.P.
(3)	The direct owner of the borrower is permitted to incur future mezzanine debt (secured by the direct ownership interests in the borrower) in connection with or following any permitted assumption, provided that among other conditions: (i) no event of default is continuing; (ii) the principal amount of the mezzanine loan may not exceed an amount which, when combined with the Heritage Plaza Whole Loan results in (a) a loan-to-value ratio greater than 33.00% or (b) a debt yield less than 12.67%; (iii) the mezzanine loan is co-terminous with the Heritage Plaza Whole Loan or is freely prepayable after the maturity date of the Heritage Plaza Whole Loan; (iv) the mezzanine loan is interest-only; (v) an intercreditor agreement is executed that is acceptable to the lender and the rating agencies; and (vi) if required by the lender following a securitization, a rating agency confirmation is delivered by each rating agency rating securities backed by the Heritage Plaza Whole Loan. .
(4)	Borrower is required to deposit on a monthly basis 1/12th of the annual estimated real estate taxes during a “Trigger Period”. A “Trigger Period” commences upon (i) the occurrence of an event of default; (ii) the debt service coverage ratio is less than 1.25x for any two consecutive fiscal quarters or (iii) certain events with respect to the tenants Deloitte (as defined below) and/or EOG Resources(as defined below).
(5)	Borrower is required to deposit on a monthly basis 1/12th of the annual estimated insurance premiums during a Trigger Period. Notwithstanding the foregoing the borrower’s obligation to pay such monthly deposits will be waived if the Heritage Plaza Property (as defined below) is covered by a blanket policy.
(6)	At loan origination, the borrower deposited into escrow $10,303,667 for outstanding landlord tenant improvement and leasing commission obligations due to various tenants, and $185,779 for free rent owed to various tenants through November 2023 to be applied on each monthly payment date to simulate the payment of tenant rent.

A-3-114

Office – CBD	Loan #14	Cut-off Date Balance:	$22,000,000
1111 & 1200 Bagby Street	Heritage Plaza	Cut-off Date LTV:	33.0%
Houston, TX 77002		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	12.7%

The Mortgage Loan. The fourteenth largest mortgage loan (the “Heritage Plaza Mortgage Loan”) is part of a whole loan (the “Heritage Plaza Whole Loan”) with an original principal balance of $172,000,000. The Heritage Plaza Whole Loan is secured by a first priority fee mortgage encumbering a 1,158,165 SF office property in Houston, Texas (the “Heritage Plaza Property”). The Heritage Plaza Whole Loan is comprised of nine pari passu promissory notes in the aggregate original principal balance of $172,000,000. The Heritage Plaza Whole Loan was originated by Morgan Stanley Bank, N.A. (“MSBNA”) and Goldman Sachs Bank USA (“GS”). The Bank of Montreal (“BMO”) purchased notes A-3-1 and A-3-2 from MSBNA. The non-controlling note A-1-1 with an original principal balance of $22,000,000, represents the Heritage Plaza Mortgage Loan and will be included in the BANK5 2023-5YR2 securitization trust. The remaining Heritage Plaza pari passu notes have been securitized or are currently held by MSBNA and BMO and are expected to be contributed to one or more future securitization transactions. The Heritage Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2023-V2 securitization transaction until the controlling note A-1-2 is securitized, at which point it will be serviced pursuant to the pooling and servicing agreement for the securitization to which the controlling note A-1-2 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$22,000,000	$22,000,000	BANK5 2023-5YR2	No
A-1-2	$18,000,000	$18,000,000	MSBNA	Yes
A-2-1	$20,000,000	$20,000,000	MSWF 2023-1	No
A-2-2	$5,000,000	$5,000,000	MSBNA	No
A-3-1	$12,500,000	$12,500,000	BMO	No
A-3-2	$7,500,000	$7,500,000	BMO	No
A-4	$15,000,000	$15,000,000	MSBNA	No
A-5	$40,000,000	$40,000,000	Benchmark 2023-V2	No
A-6	$32,000,000	$32,000,000	GS	No
Total (Whole Loan)	$172,000,000	$172,000,000

The Borrowers and the Borrower Sponsors. The borrower is BOP Heritage LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower is owned by a joint venture partnership between AEW Capital Management, L.P. and Brookfield Properties (an affiliate of two of the borrower sponsors). The borrower sponsors are AEW CPT REIT, LLC, AEW Core Property (U.S.), L.P., Brookfield Office Properties Inc. and Brookfield Property Partners, L.P., and the non-recourse carve-out guarantor is Brookfield Properties Investor LLC. The full recourse obligations of the non-recourse carveout guarantor for voluntary transfers of the Heritage Plaza Property or equity interests in the borrower made in violation of the Heritage Plaza Whole Loan documents only apply if a controlled subsidiary of Brookfield Office Properties Inc., Brookfield Property Partners, L.P., Brookfield Asset Management, Inc. or Brookfield Corporation is not the guarantor.

Brookfield Properties is an affiliate of Brookfield Property Partners, L.P., the public real estate vehicle of Brookfield Asset Management, Inc. Brookfield Property Partners, L.P. is a large global real estate company, with more than 800 managed properties and 330 million SF of managed space worldwide. Brookfield Property Partners, L.P. owns and operates properties in the world’s major markets, with a global portfolio that includes office, retail, multifamily, logistics, hospitality, and development opportunities.

AEW Capital Management, L.P., the investment manager to one of the borrower sponsors, is a real estate investment manager that actively manages portfolios in both the public and private real estate markets. The company and its affiliates manage real estate assets and securities on behalf of institutional and private investors across two regional offices in the U.S. and fourteen offices internationally.

The Property. The Heritage Plaza Property is a LEED Gold, 51-story, 1,158,165 SF office building and an adjacent parking garage situated on an approximately 3.28 acres site, located in Houston, Texas. The Heritage Plaza Property was built in 1986 and most recently renovated in 2021. The Heritage Plaza Property is the fifth tallest office building in Houston and the eighth tallest office building in the state of Texas. Amenities at the Heritage Plaza Property include a conference center, fitness center and sky lounge. The Heritage Plaza Property benefits from skybridge and street level access to the C. Baldwin Hotel, which provides direct accessibility to Houston’s downtown tunnel system. Additionally, the Heritage Plaza Property has a bus stop on every corner and has access to the METRORail a few blocks to the southeast. As of February 23, 2023, the Heritage Plaza Property was 70.1% leased to a diverse roster of 14 tenants.

Major Tenants.

EOG Resources Inc. (376,333 SF, 32.5% of NRA, 45.1% of underwritten rent). Founded in 1999, EOG Resources Inc. (“EOG Resources”) explores for, develops, produces and markets crude oil, natural gas and liquids and natural gas in the United States, Republic of Trinidad and Tobago and select other international areas. EOG Resources occupies approximately 376,333 SF across 26 units that expire in March 2035, with various renewal options.

Deloitte & Touche USA LLP (205,125 SF, 17.7% of NRA, 25.9% of underwritten rent). Founded in 1845, Deloitte & Touche USA LLP (“Deloitte”) is a multinational corporation that provides audit, consulting, tax and advisory services to Fortune 500 and a diverse suite of private companies across 150 countries and territories worldwide. Deloitte occupies approximately 205,125 SF across eight units that expire in February 2031, all of which have two, five-year renewal options. In the event that the landlord fails to substantially complete scheduled renovations on or before May 1, 2024, Deloitte may terminate its lease effective May 1, 2025 by providing written notice to the landlord on or before August 1, 2024.

Perella Weinberg Partners Group LP (63,446 SF, 5.5% of NRA, 9.3% of underwritten rent). Perella Weinberg Partners Group LP (“Perella Weinberg”) is a leading global independent investment banking firm. Perella Weinberg provides strategic, financial and tactical advice in connection with executing complex mergers, acquisitions, company sales, and corporate divestitures, including carve-outs, joint ventures, and spin-offs, and relating to takeover preparedness and defense. Perella Weinberg occupies approximately 63,446 SF across three units that expire in August 2027, all of which have two, five-year renewal options.

A-3-115

Office – CBD	Loan #14	Cut-off Date Balance:	$22,000,000
1111 & 1200 Bagby Street	Heritage Plaza	Cut-off Date LTV:	33.0%
Houston, TX 77002		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	12.7%

The following table presents a summary regarding the major tenants at the Heritage Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	% of Total Annual UW Base Rent	Lease Expiration	Renewal Option	Term. Option (Y/N)
EOG Resources(3)	NR/A3/A-	376,333	32.5%	$10,152,179	$26.98	45.1%	3/31/2035	Various	N
Deloitte (4)	NR/NR/NR	205,125	17.7%	$5,827,305	$28.41	25.9%	2/28/2031	2x5 yr	Y
Perella Weinberg	NR/NR/NR	63,446	5.5%	$2,094,987	$33.02	9.3%	8/31/2027	2x5 yr	N
Lime Rock Management LP(5)	NR/NR/NR	56,984	4.9%	$1,823,488	$32.00	8.1%	3/31/2024	1x10 yr	N
S&P Global Inc.	A-/A3/NR	28,560	2.5%	$828,240	$29.00	3.7%	2/28/2029	2x5 yr	N
Subtotal/Wtd. Avg.		730,448	63.1%	$20,726,199	$28.37	92.0%

Other Tenants		81,956	7.1%	$1,801,460	$21.98	8.0%
Vacant Space		345,761	29.9%	$0	$0.00	0.0%
Total/Wtd. Avg.(6)		1,158,165	100.0%	$22,527,660	$27.73	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	EOG Resources has one, 10-year option to extend for 25 leases totaling 374,347 SF and one, five-year renewal option for Suite 2625 totaling 1,986 SF. EOG Resources is in a free rent period as to approximately 15,683 SF of expansion space through August 2023.
(4)	In the event that the landlord fails to substantially complete scheduled renovations on or before May 1, 2024, Deloitte may terminate its lease effective May 1, 2025 by providing written notice to the landlord on or before August 1, 2024.
(5)	Lime Rock Management LP has the discretion to extend its leases for two, five-year terms.
(6)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The following table presents certain information relating to the lease rollover at the Heritage Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	3	79,772	$29.89	6.9%	6.9%	$2,384,475	10.6%	10.6%
2025	3	31,146	$12.51	2.7%	9.6%	$389,510	1.7%	12.3%
2026	1	1,851	$18.15	0.2%	9.7%	$33,600	0.1%	12.5%
2027	1	63,446	$33.02	5.5%	15.2%	$2,094,987	9.3%	21.8%
2028	1	11,169	$33.56	1.0%	16.2%	$374,804	1.7%	23.4%
2029	3	43,562	$29.17	3.8%	19.9%	$1,270,799	5.6%	29.1%
2030	0	0	$0.00	0.0%	19.9%	$0	0.0%	29.1%
2031	1	205,125	$28.41	17.7%	37.7%	$5,827,305	25.9%	54.9%
2032	0	0	$0.00	0.0%	37.7%	$0	0.0%	54.9%
2033	0	0	$0.00	0.0%	37.7%	$0	0.0%	54.9%
2034 & Beyond	1	376,333	$26.98	32.5%	70.1%	$10,152,179	45.1%	100.0%
Vacant	0	345,761	$0.00	29.9%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	14	1,158,165	$27.73	100.0%		$22,527,660	100.0%

(1)	Information is based on the underwritten rent roll as of February 23, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Heritage Plaza Property is located within the Houston-The Woodlands-Sugar Land, Texas Metropolitan Statistical Area (the “MSA”). According to the appraisal, employment in the MSA is primarily weighted by professional services, construction, retail trade, manufacturing and transportation/utilities. The MSA is home to approximately 3.6 million employees with an unemployment rate of approximately 4.0%. Employers in the Houston metro include Exxon Mobil Corp., Shell Oil Co., Schlumberger Ltd., BP North America and Chevron Corp. The appraisal notes that Houston’s economy is advancing, with job growth in the past year two percentage points higher than the national average.

The Heritage Plaza Property is part of the Houston Office market and the central-business-district (“CBD”) office submarket. According to the appraisal, as of fiscal year end 2022, the Houston Office market contained 349,566,945 SF of space with a vacancy of 18.8% and average asking rents of $29.69 PSF. Furthermore, as of fiscal year end 2022, the CBD office submarket contained 52,086,429 SF of space with a vacancy of 24.2% and average asking rents of $40.96 PSF.

A-3-116

Office – CBD	Loan #14	Cut-off Date Balance:	$22,000,000
1111 & 1200 Bagby Street	Heritage Plaza	Cut-off Date LTV:	33.0%
Houston, TX 77002		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	12.7%

The following table presents recent leasing data for office tenants at comparable office properties with respect to the Heritage Plaza Property:

Comparable Office Lease Summary
Subject/Location	Year Built/Renovated	Tenant Name	Size (SF)	Lease Size (SF)	Lease Date	Rent PSF
Heritage Plaza (subject)(1) Houston, TX	1986/2021	EOG Resources Inc.	1,158,165	376,333	October 2019	$26.98
Hess Tower Houston, TX	2008/NAP	Hess Corporation	844,763	565,913	July 2026	$35.00
Wells Fargo Plaza Houston, TX	1983/NAP	Clark Hill PLC	1,721,242	18,368	July 2023	$24.50
Three Allen Center Houston, TX	1980/2021	Beacon Offshore Energy	1,194,719	10,786	April 2023	$26.00
Two Allen Center Houston, TX	1977/2021	Control Risks Group, LLC	991,535	8,034	October 2022	$26.00
JPMorgan Chase & Co. Houston, TX	1981/2012	KKR	1,656,529	23,314	October 2022	$28.50
5 Houston Center Houston, TX	2002/NAP	Rusty Hardin & Associates LLP	580,875	17,154	August 2022	$29.00

Source: Appraisal, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll other than year built/renovated.

The following table presents information relating to the appraisal’s market rent conclusion for the Heritage Plaza Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)	Lease Type (Reimbursements)	Rent Increase Projection
Office Space:	$30.00	91	NNN	$0.50/SF/Yr
Retail Space:	$20.00	65	NNN	$0.50/SF/Yr
Storage Space:	$12.00	12	Gross	None
Source: Appraisal.

A-3-117

Office – CBD	Loan #14	Cut-off Date Balance:	$22,000,000
1111 & 1200 Bagby Street	Heritage Plaza	Cut-off Date LTV:	33.0%
Houston, TX 77002		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	12.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Heritage Plaza Property:

Cash Flow Analysis
	2019	2020	2021	2022	UW	UW PSF
Gross Potential Rent(1)	$25,062,016	$24,475,586	$19,575,796	$25,031,771	$32,580,624	$28.13
Reimbursements	$17,815,533	$16,882,277	$16,204,602	$16,217,571	$15,281,517	$13.19
Other Income(2)	$6,178,835	$5,635,732	$5,625,151	$6,262,329	$6,129,703	$5.29
Less Vacancy & Credit Loss	$0	$0	$0	$0	($10,052,964)	($8.68)
Effective Gross Income	$49,056,384	$46,993,596	$41,405,549	$47,511,670	$43,938,879	$37.94

Real Estate Taxes	$6,642,947	$7,450,748	$7,567,104	$6,635,945	$7,519,133	$6.49
Insurance	$647,929	$711,257	$911,600	$780,665	$1,286,507	$1.11
Other Expenses	$10,724,087	$10,961,844	$14,071,919	$12,306,711	$13,341,827	$11.52
Total Expenses	$18,014,964	$19,123,848	$22,550,623	$19,723,321	$22,147,467	$19.12

Net Operating Income	$31,041,420	$27,869,748	$18,854,926	$27,788,349	$21,791,413	$18.82
Capital Expenditures	$0	$0	$0	$0	$364,421	$0.31
TI/LC	$0	$0	$0	$0	$871,468	$0.75
Net Cash Flow	$31,041,420	$27,869,748	$18,854,926	$27,788,349	$20,555,523	$17.75

Occupancy %	88.6%	94.8%	89.8%	70.1%	69.1%(3)
NOI DSCR(4)	2.33x	2.09x	1.42x	2.09x	1.64x
NCF DSCR(4)	2.33x	2.09x	1.42x	2.09x	1.54x
NOI Debt Yield(4)	18.0%	16.2%	11.0%	16.2%	12.7%
NCF Debt Yield(4)	18.0%	16.2%	11.0%	16.2%	12.0%

(1)	Based on the underwritten rent roll dated as of February 23, 2023 inclusive of contractual rent steps through March 2024. Investment grade tenants, including EOG Resources Inc., GSO Capital Partners (Texas) and Sapient Corporation were underwritten to their respective straight line average rent.
(2)	Other Income includes parking revenue, sales tax, communication licensing fee, special areas rent, prior year OCR adjustment, late charges and energy brokerage.
(3)	Underwritten Occupancy represents economic occupancy; historical occupancies represent physical occupancies. 2022 Occupancy is based on the rent roll dated as of February 23, 2023.
(4)	Debt service coverage ratios and debt yields are based on the aggregate Cut-off Date balance of the Heritage Plaza Whole Loan.
A-3-118

Mortgage Loan No. 15 – 6330 West Loop South

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$17,250,000			Location:	Bellaire, TX 77401
Cut-off Date Balance(1):	$17,231,554			General Property Type:	Office
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Medical
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Accesso Partners and Partners Group			Year Built/Renovated:	1975 / 2008
Guarantors:	Investment Properties Holdings (US), LLLP			Size:	278,489 SF
	and Investment Properties Holdings, LLLP			Cut-off Date Balance PSF(1):	$178
Mortgage Rate:	8.1800%			Maturity Date Balance PSF(1):	$171
Note Date:	5/1/2023			Property Manager:	Accesso Services LLC
First Payment Date:	6/1/2023				(borrower-related)
Maturity Date:	5/1/2028
Original Term to Maturity:	60 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$5,672,425
Prepayment Provisions(2):	L(26),YM1(27),O(7)			UW NOI Debt Yield(1):	11.4%
Lockbox/Cash Mgmt Status(3):	Hard/Springing			UW NOI Debt Yield at Maturity(1):	11.9%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.20x
Additional Debt Balance(1):	$32,315,407			Most Recent NOI:	$5,372,142 (2/28/2023 TTM)
Future Debt Permitted (Type)(4):	Yes (Future Mezzanine)			2nd Most Recent NOI:	$5,349,921 (12/31/2022)
				3rd Most Recent NOI:	$5,646,879 (12/31/2021)
Reserves				Most Recent Occupancy:	92.0% (4/4/2023)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.0% (12/31/2022)
RE Tax:	$376,725	$75,345	NAP	3rd Most Recent Occupancy:	99.0% (12/31/2021)
Insurance:	$12,796	$1,894	NAP	Appraised Value (as of):	$79,600,000 (3/29/2023)
Replacement Reserves:	$0	$3,481	$125,320	Appraised Value PSF:	$286
TI/LC Reserves(5):	$250,000	Springing	$250,000	Cut-off Date LTV Ratio(1):	62.2%
Other Reserves(6):	$6,347,744	$11,411	NAP	Maturity Date LTV Ratio(1):	59.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$49,600,000	85.0%	Loan Payoff:	$50,301,042	86.2%
Borrower Sponsor Equity:	$8,768,140	15.0%	Reserves:	$6,987,265	12.0%
			Closing Costs:	$1,079,834	1.9%
Total Sources:	$58,368,140	100.0%	Total Uses:	$58,368,140	100.0%

(1)	The 6330 West Loop South Mortgage Loan (as defined below) is part of the 6330 West Loop South Whole Loan (as defined below), comprised of three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $49,546,961. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the 6330 West Loop South Whole Loan.
(2)	The lockout period will be at least 26 months beginning with and including the first payment date on June 1, 2023. Prepayment of the 6330 West Loop South Whole Loan (together with, if prior to the open period, a yield maintenance premium) is permitted two years from the closing date of the securitization that includes the last note to be securitized. The assumed lockout period is based on the expected BANK5 2023-5YR2 closing date in July 2023. The actual lockout period may be longer.
(3)	Upon the occurrence of a Cash Sweep Period (as defined below), all funds in the lockbox account are required to be swept into the cash management account controlled by the lender. A Cash Sweep Period begins upon (i) the debt service coverage ratio falling below 1.15x (tested quarterly), (ii) if the largest tenant, Texas Children's Health Plan, goes dark, vacates or gives notice of its intent to vacate, fails to exercise its renewal option, or Texas Children’s Health Plan or any guarantor under its lease defaults in the payment of rent or files or is the subject of any bankruptcy proceeding, or (iii) the November 2026 payment date (18 months prior to loan maturity), other than if the borrower has provided an excess cash security payment.
(4)	The 6330 West Loop South Whole Loan documents permit future mezzanine debt in connection with a sale of the mortgaged property to a third party and assumption of the 6330 West Loop South Mortgage Loan, subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio may not exceed 62.31%, (y) the net cash flow debt yield is at least 10.79% and (z) the net cash flow debt service coverage ratio is at least 1.205x, (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender, (iii) the mezzanine debt will be co-terminous with the 6330 West Loop South Whole Loan, and (iv) receipt of a rating agency confirmation from each applicable rating agency.
(5)	In the event the balance in the TI/LC reserve account falls below $250,000, the borrower will be required to deposit approximately $23,207 monthly until the balance in the TI/LC reserve account reaches the cap of $250,000. Termination or contraction fees will not be counted towards the reserve cap.
(6)	Other Reserves consist of a Free Rent Reserve ($918,109), an Outstanding TI Reserve ($5,429,635), and a monthly Texas Children’s Reserve ($11,411). The Free Rent Reserve is inclusive of $419,980 of parking rent abatements for the largest tenant, Texas Children's Health Plan, and the second largest tenant, Quiddity Engineering, LLC, $97,847 of free rent for Quiddity Engineering, LLC for July 2023 and $400,283 of base rent credit for Quiddity Engineering, LLC, which is the unused portion of their tenant improvement allowance. The Outstanding TI Reserve includes $5,358,390 of tenant improvement allowance for Texas Children’s Health Plan and $71,245 of tenant improvement allowance for Quiddity Engineering, LLC. Texas Children’s Health Plan has the option to apply up to $1,786,130 of their tenant improvement allowance as a base rent credit, with notice given by September 30, 2023. Additionally, Texas Children’s Health Plan receives free rent in January 2026 ($342,342), and the borrower is escrowing $11,411 monthly until January 2026 (Texas Children’s Reserve).

Mortgage Loan. The fifteenth largest mortgage loan (the “6330 West Loop South Mortgage Loan”) is evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $49,546,961 (the “6330 West Loop South Whole Loan”) and is secured by a first priority fee mortgage encumbering a 278,489 SF medical office property located in Bellaire, Texas (the “6330 West Loop South Property”). The non-controlling Note A-2, with an original principal balance of $17,250,000, will be included in the BANK5 2023-5YR2 securitization trust. The remaining notes are currently held by BANA and expected to be contributed to one or more future securitization trust(s). The 6330 West Loop South Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 securitization, until the controlling Note A-1 is securitized, whereupon the 6330 West Loop South Loan will be serviced pursuant to the pooling and servicing agreement for the future securitization to which the controlling Note

A-3-119

Office – Medical	Loan #15	Cut-off Date Balance:	$17,231,554
6330 West Loop South	6330 West Loop South	Cut-off Date LTV:	62.2%
Bellaire, TX 77401		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	11.4%

A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

6330 West Loop South Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$17,350,000	$17,331,447	BANA	Yes
A-2	$17,250,000	$17,231,554	BANK5 2023-5YR2	No
A-3	$15,000,000	$14,983,960	BBCMS 2023-C20(1)	No
Total	$49,600,000	$49,546,961

(1)	The BBCMS 2023-C20 securitization is expected to close on or about July 11, 2023.

The Borrower and the Borrower Sponsors. The borrower is BRI 1833 6330, LLC, a special purpose, bankruptcy remote entity and Delaware limited liability company with two independent directors. The non-recourse carve-out guarantors of the 6330 West Loop South Whole Loan are Investment Properties Holdings (US), LLLP and Investment Properties Holdings, LLLP, subsidiaries of Accesso Partners.

The borrower sponsors of the 6330 West Loop South Whole Loan are Accesso Partners and Partners Group. Accesso Partners is headquartered in Hallandale Beach, FL and has a current portfolio that includes 34 properties across 21 major U.S. cities and eight states. Since inception in 2003, Accesso Partners has owned and managed $3.2 billion in real estate investments comprised of more than 18 million SF of commercial office space and more than 800 residential units. Accesso Partners’ focus is on acquiring commercial office properties in Class A locations in the largest and fastest growing metropolitan cities and premier suburban markets throughout the U.S. Including the 6330 West Loop South Property, Accesso Partners has an ownership interest in and manages six office buildings totaling more than 1.5 million SF in Houston, TX.

Partners Group is an independent investment firm that is dedicated to private markets. Partners Group has over 1,600 employees, including more than 500 private markets investment professionals across 20 offices. Partners Group has invested over $185 billion in global private markets since 1996 and has $131 billion in assets under management. Partners Group’s private real estate arm has invested $26 billion across over 280 real estate developments and investments globally, including $17 billion in private real estate assets under management.

The Property. The 6330 West Loop South Property is a 14-story, multi-tenant, medical office building located on a 5.11-acre site in Bellaire, Texas. The 6330 West Loop South Property was developed in 1975, renovated in 2008 and totals 278,489 SF of net rentable area. As of April 4, 2023, the 6330 West Loop South Property was 92.0% leased to eight tenants, including medical, insurance, engineering, and logistics tenants. Four of the tenants currently use their space for medical office use including Bellaire Eye Consultants, PA on the first floor, Texas Children’s Health Plan on the third floor and two medical tenants on the sixth floor.

The 6330 West Loop South Property is a Class A, LEED-Silver certified building situated in a park-like setting that features finishes including oak paneling, granite flooring, concealed spline ceilings and full-height wood doors. Building amenities include a full-service fitness center with showers, 24-hour security, on-site management, conference room and attached covered parking. The 6330 West Loop South Property features a three and one-half-level secured concrete parking garage, with parking provided onsite for 921 vehicles (3.3 spaces per 1,000 SF) in both garage and surface spaces. Additionally, there is an on-site deli, Fresh Choice Cafe, that is leased to and operated by a third-party operator.

Since acquiring the 6330 West Loop South Property in 2010, the borrower sponsors have invested approximately $15 million into tenant improvements, leasing commissions and free rent and approximately $2 million into capital expenditures, including elevator modernization, restroom and corridor upgrades, parking upgrades, HVAC replacements, roof replacement and a full security system upgrade.

Major Tenants.

Texas Children’s Health Plan (178,613 SF, 64.1% of NRA, 70.6% of underwritten rent). Texas Children’s Health Plan, Inc., a Texas non-profit corporation (“TCHP”) is a subsidiary of Texas Children’s Hospital, which is rated “Aaa” by Moody’s and AA by Fitch. TCHP was founded in 1996 as the nation’s first health maintenance organization created just for children. TCHP covers kids, teens, pregnant women and adults who qualify for Medicaid or Children’s Health Insurance Program, with over 4,300 doctors, 6,800 specialists and 118 different hospitals across its network. Texas Children’s Hospital is the largest children’s hospital in the world and has more than 50 locations across the Houston area. The hospital location within the Texas Medical Center (located approximately six miles from the 6330 West Loop South Property) is the original and primary location. The 6330 West Loop South Property serves as the corporate headquarters and administrative location for TCHP.

TCHP has been in occupancy for more than seven years and has a lease expiration in October 2033, with two, five-year renewal options. The tenant pays a base rent of $21.50 PSF, with $0.50 PSF annual increases. TCHP occupies nine floors of the building and expanded its space and extended its lease in October 2021. In conjunction with the expansion and lease extension, the tenant received a $5,358,390 tenant improvement allowance ($30 PSF), which was escrowed at origination, and 11 months of free base rent, with one month still outstanding, which will be escrowed in monthly increments until January 2026.

The TCHP lease includes a contraction option and a termination option. The contraction option if exercised would be effective between January 31, 2028 and January 31, 2031, with a minimum of 12 months’ notice. The contraction option provides the tenant with a one-time right to contract either all of the second floor or all of the third floor (each, 20,027 SF). In addition to the 12-month notice period, the tenant must also pay a contraction fee equal to two months’ rent and reimbursements plus unamortized tenant improvements and leasing commissions, which is estimated to be $682,860 ($34.10 PSF) as of January 31, 2028. The termination option if exercised would be effective on January 31, 2031, with at least nine months’ notice. The termination option provides the tenant with a one-time right to terminate the lease with respect to all or a portion of the leased premises; however, the tenant may only terminate one or more full floors. Written notice of termination must be provided between January 31, 2030 and April 30, 2030, and the tenant must pay a termination fee equal to two months’ rent and reimbursements plus unamortized tenant improvements and leasing commissions, which is estimated to be $3,944,020 ($22.08 PSF) for the entire premises as of January 31, 2031.

A-3-120

Office – Medical	Loan #15	Cut-off Date Balance:	$17,231,554
6330 West Loop South	6330 West Loop South	Cut-off Date LTV:	62.2%
Bellaire, TX 77401		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	11.4%

TCHP has a right of first offer to purchase the 6330 West Loop South Property if the borrower markets the property for sale (the “TCHP ROFO”). The TCHP ROFO is not extinguished by foreclosure; however, the TCHP ROFO does not apply to foreclosure or deed-in-lieu thereof.

Quiddity Engineering, LLC (53,371 SF, 19.2% of NRA, 20.9% of underwritten rent). Quiddity Engineering, LLC (“Quiddity”) was founded in 1976 and is a full-service civil engineering firm with a vision of improving communities across Texas through innovative engineering. Quiddity currently serves every major metropolitan area in Texas, with more than 500 employees in 10 offices. The 6330 West Loop South Property serves as the company’s headquarters.

Quiddity has been in occupancy for more than seven years and currently pays base rent of $22.00 PSF, with $0.50 PSF annual increases. Quiddity has a lease expiration in October 2031, with one, 10-year or two, five-year renewal options. There are no contraction or termination options in the Quiddity lease. Quiddity occupies two full floors and space on two additional floors with its most recent expansion to Suite 640. With the expansion, Quiddity also extended its lease in 2021 for an additional five years and five months. In conjunction with the expansion and lease extension, the tenant received a tenant improvement allowance of $883,500 ($16.55 PSF), of which approximately $400,283 is unused and being applied as a base rent credit. The outstanding tenant improvement allowance was escrowed at origination. The tenant also received eight months of free base rent and has one month remaining (July 2023), which was escrowed at origination.

The following table presents a summary regarding the major tenants at the 6330 West Loop South Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody's/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	% of Total Annual UW Base Rent	Lease Expiration	Renewal Option	Term. Option (Y/N)
Texas Children’s Health Plan(3)	AA/Aaa/NR	178,613	64.1%	$4,057,492	$22.72	70.6%	10/31/2033	2 x 5 yr	Y(4)
Quiddity Engineering, LLC(5)	NR/NR/NR	53,371	19.2%	$1,200,848	$22.50	20.9%	10/31/2031	1 x 10 yr(6)	N
Bellaire Eye Consultants, PA	NR/NR/NR	7,056	2.5%	$162,288	$23.00	2.8%	11/30/2030	1 x 5 yr	N
Bedrock Logistics, LLC	NR/NR/NR	4,584	1.6%	$100,848	$22.00	1.8%	10/31/2024	1 x 5 yr	N
CCG Companies, Inc.	NR/NR/NR	3,592	1.3%	$70,044	$19.50	1.2%	6/30/2029	1 x 5 yr	N
Subtotal/Wtd. Avg.		247,216	88.8%	$5,591,519	$22.62	97.3%

Other Tenants(7)		9,005	3.2%	$153,784	$17.08	2.7%
Vacant Space		22,268	8.0%	$0	$0.00	0.0%
Total/Wtd. Avg.(8)		278,489	100.0%	$5,745,303	$22.42	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	TCHP has $368,460 of parking rent abatement through April 2025 and $342,342 of free rent in January 2026. Additionally, TCHP has the option to apply up to $1,786,130 of its tenant improvement allowance as a base rent credit, with notice given by September 30, 2023.
(4)	The TCHP lease includes a contraction option and a termination option. The contraction option if exercised would be effective between January 31, 2028 and January 31, 2031, with a minimum of 12 months’ notice and payment of a contraction fee estimated to be $682,860 ($34.10 PSF) as of January 31, 2028. The contraction option provides the tenant with a one-time right to contract either all of the second floor or all of the third floor (each, 20,027 SF). The termination option if exercised would be effective on January 31, 2031, with at least nine months’ notice (provided between January 31, 2030 and April 30, 2030) and payment of a termination fee estimated to be $3,944,020 ($22.08 PSF) for the entire premises as of January 31, 2031. The termination option provides the tenant with a one-time right to terminate the lease with respect to all or a portion of the leased premises; however, the tenant may only terminate one or more full floors.
(5)	Quiddity has $51,520 of parking rent abatement through January 2024, $97,847 of free rent in July 2023 and $400,283 of base rent credit, which is the unused portion of its tenant improvement allowance.
(6)	Quiddity has one ten-year renewal option or two five-year renewal options.
(7)	Other Tenants includes a retail tenant, Fresh Choice Café (2,683 SF) paying $6.71 PSF.
(8)	Total/Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

A-3-121

Office – Medical	Loan #15	Cut-off Date Balance:	$17,231,554
6330 West Loop South	6330 West Loop South	Cut-off Date LTV:	62.2%
Bellaire, TX 77401		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	11.4%

The following table presents certain information relating to the lease rollover at the 6330 West Loop South Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2023	1	2,683	$6.71	1.0%	1.0%	$18,000	0.3%	0.3%
2024	2	7,606	$22.00	2.7%	3.7%	$167,332	2.9%	3.2%
2025	1	3,300	$21.00	1.2%	4.9%	$69,300	1.2%	4.4%
2026	0	0	$0.00	0.0%	4.9%	$0	0.0%	4.4%
2027	0	0	$0.00	0.0%	4.9%	$0	0.0%	4.4%
2028	0	0	$0.00	0.0%	4.9%	$0	0.0%	4.4%
2029	1	3,592	$19.50	1.3%	6.2%	$70,044	1.2%	5.7%
2030	1	7,056	$23.00	2.5%	8.7%	$162,288	2.8%	8.5%
2031	1	53,371	$22.50	19.2%	27.9%	$1,200,848	20.9%	29.4%
2032	0	0	$0.00	0.0%	27.9%	$0	0.0%	29.4%
2033	1	178,613	$22.72	64.1%	92.0%	$4,057,492	70.6%	100.0%
2034 & Beyond	0	0	$0.00	0.0%	92.0%	$0	0.0%	100.0%
Vacant	0	22,268	$0.00	8.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	8	278,489	$22.42	100.0%		$5,745,303	100.0%

(1)	Information is based on the underwritten rent roll as of April 4, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market.

The 6330 West Loop South Property is located at 6330 West Loop South, at the intersection of Loop 610 and Bissonnet Street in Bellaire, Texas, approximately six miles from the Houston central business district and approximately six miles from Texas Medical Center. Primary access to the neighborhood is provided by Interstate 10, US Highway 59 and Loop 610. Loop 610 is a major traffic artery and traverses the area in a north-south direction circumnavigating the City of Houston.

Houston is the fourth largest city in the United States with a projected 1.0% annual population growth. Top employers in the Houston Metropolitan Statistical Area (“MSA”) include a mix of retailers, healthcare systems, and oil/gas companies including Walmart, Memorial Hermann Health System, H-E-B, The University of Texas MD Anderson Cancer Center, McDonald’s Corp., Houston Methodist, Kroger, United Airlines, Schlumberger, and Shell Oil Co.

The 6330 West Loop South Property is located in the Houston-The Woodlands-Sugar Land, TX MSA and the Bellaire submarket. According to the appraisal, as of the fourth quarter of 2022, the Bellaire office submarket had an inventory of 5,451,074 SF, a total vacancy of 18.2% and an average asking rent of $26.12 PSF. During the fourth quarter of 2022, the Bellaire office submarket experienced negative 54,068 SF of net absorption, bringing the year-to-date absorption to 54,440 SF. As of March 29, 2023, the Bellaire medical office submarket had an inventory of 1,900,000 SF, a total vacancy of 18.7% and an average asking rent of $26.73 PSF.

The estimated 2022 population within a one-, three- and five-mile radius of the 6330 West Loop South Property was 16,509, 229,247 and 520,009, respectively. The 2022 average household income within the same radii was $192,864, $142,705 and $129,439, respectively.

A-3-122

Office – Medical	Loan #15	Cut-off Date Balance:	$17,231,554
6330 West Loop South	6330 West Loop South	Cut-off Date LTV:	62.2%
Bellaire, TX 77401		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	11.4%

The following table presents recent leasing data for office tenants at comparable office properties with respect to the 6330 West Loop South Property:

Comparable Office Leases(1)
Property Name Location	Year Built / Renovated	Property Subtype	Occ.	Total NRA (SF)	Dist. from Subject (miles)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF	TIs (PSF) / Free Rent (mos.)	Reimb.	Steps
6330 West Loop South Bellaire, TX	1975 / 2008	Medical	92.0%(1)	278,489(1)	-	TCHP; Quiddity (1)	Oct-21 / 12.0 Jan-22 / 9.0 (1)	178,613 53,371 (1)	$22.72 $22.50 (1)	$30.00/11 $16.55/8 (1)	NNN NNN (1)	$0.50/yr $0.50/yr (1)
Greenpark I 7515 Main Houston, TX	1984 / 2011	Medical	74.0%	135,000	3.2	Oral & Maxillofacial Surgery Associates of Texas, PLLC	Oct-22 / 10.0	2,352	$35.00	$47.02/8	Full Service	3%/yr
Houston Medical Plaza Professional Building 6655 Travis Houston, TX	1983 / NAP	Medical	80.0%	129,642	3.4	Re:Cognition Health Corporation	May-23 / 5.3	2,943	$34.00	$25.00/3	Full Service	3%/yr
Phoenix Tower 3200 Southwest Freeway Houston, TX	1984 / 2011	Multi-Tenant	85.0%	662,480	2.3	Gladiator Energy, LLC	Sep-21 / 3.3	4,687	$20.00	$0.00/4	NNN	$0.50/yr
Weslayan Tower 24 Greenway Houston, TX	1981 / 2013	Multi-Tenant	88.0%	509,997	1.8	Goosehead Financial, LLC	Sep-22 / 6.7	15,475	$19.00	$55.00/8	NNN	$0.50/yr
Greenpark II 7505 Main Houston, TX	1985 / NAP	Medical	95.0%	85,449	3.2	Medical Center Dermatology	Oct-11 / 5.0	3,356	$28.00	N/A/0	Base Year Stop	$1.00/yr

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll and tenant leases.

The following table presents information relating to the appraisal’s market rent conclusion for the 6330 West Loop South Property:

Market Rent Summary
Category	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
Office	$22.00	7.0	$0.50/SF/Year

A-3-123

Office – Medical	Loan #15	Cut-off Date Balance:	$17,231,554
6330 West Loop South	6330 West Loop South	Cut-off Date LTV:	62.2%
Bellaire, TX 77401		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	11.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 6330 West Loop South Property:

Cash Flow Analysis
	2019	2020	2021	2022	2/28/2023 TTM	UW	UW PSF
Gross Potential Rent(1)	$5,176,671	$5,480,032	$5,592,384	$5,778,397	$5,801,170	$6,201,584	$22.27
Reimbursements	$2,697,490	$2,839,711	$2,821,151	$3,315,767	$3,315,636	$3,462,804	$12.43
Other Income(2)	$372,120	$367,402	$317,334	$137,993	$169,571	$362,182	$1.30
Less Vacancy & Credit Loss	$0	$0	$0	($352,469)	($352,469)	($848,348)	($3.05)
Effective Gross Income	$8,246,281	$8,687,145	$8,730,869	$8,879,688	$8,933,908	$9,178,222	$32.96

Real Estate Taxes	$879,129	$938,142	$914,724	$915,043	$920,468	$989,675	$3.55
Insurance	$104,598	$103,401	$117,171	$100,527	$99,084	$100,937	$0.36
Other Expenses	$1,931,022	$1,981,294	$2,052,095	$2,514,197	$2,542,214	$2,415,186	$8.67
Total Expenses	$2,914,749	$3,022,837	$3,083,990	$3,529,767	$3,561,766	$3,505,798	$12.59

Net Operating Income	$5,331,532	$5,664,308	$5,646,879	$5,349,921	$5,372,142	$5,672,425	$20.37
Capital Expenditures	$0	$0	$0	$0	$0	$41,773	$0.15
TI/LC	$389	$284	$0	$0	$0	$278,488	$1.00
Net Cash Flow	$5,331,143	$5,664,024	$5,646,879	$5,349,921	$5,372,142	$5,352,164	$19.22

Occupancy %	97.0%	97.0%	99.0%	99.0%	92.0%(3)	91.2%(3)
NOI DSCR(4)	1.20x	1.28x	1.27x	1.20x	1.21x	1.28x
NCF DSCR(4)	1.20x	1.28x	1.27x	1.20x	1.21x	1.20x
NOI Debt Yield(4)	10.8%	11.4%	11.4%	10.8%	10.8%	11.4%
NCF Debt Yield(4)	10.8%	11.4%	11.4%	10.8%	10.8%	10.8%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated April 4, 2023 and includes straight-lined rent for TCHP ($217,312) and rent increases through May 1, 2024.
(2)	UW Other Income includes parking income which accounts for the abatement period for TCHP and Quiddity. Historical Other Income is net of abatements. All outstanding parking rent abatements were escrowed at origination.
(3)	2/28/2023 TTM occupancy represents current occupancy as of the underwritten rent roll dated April 4, 2023. UW Occupancy % represents economic occupancy.
(4)	Debt service coverage ratios and debt yields are based on the 6330 West Loop South Whole Loan.

A-3-124

Annex B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

 [THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Contacts
Role	Party and Contact Information
Depositor	Morgan Stanley Capital I Inc.
	General Information Number	(212) 761-4000	cmbs_notices@morganstanley.com
1585 Broadway | New York, NY 10036 | United States
Master Servicer	Wells Fargo Bank, National Association
	Attn: Commercial Servicing		commercial.servicing@wellsfargo.com
550 South Tryon Street, 23rd Floor, MAC D1086-23A | Charlotte, NC 28202 | United States
Special Servicer	CWCapital Asset Management LLC
	Attention: Brian Hanson	(202) 715-9500	CWCAMContractNotices@cwcapital.com
900 19th Street NW, 8th Floor | Washington, DC 20006 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	Surveillance Manager		cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month’s Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Certificate Interest Reconciliation Detail

Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Exchangeable Certificate Detail

Class	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Exchangeable Certificate Details
A-2-1 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-1-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-1-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-1-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-1-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Exchangeable Certificates Total			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Exchangeable Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-2-1-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2-1-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
A-2-1-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2-1-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Additional Information

Total Available Distribution Amount (1)	0.00

(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
	Loan Group 1	Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Current Mortgage Loan and Property Stratification

Group Loan Group 1

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Current Mortgage Loan and Property Stratification

Group Loan Group 1

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Current Mortgage Loan and Property Stratification

Group Loan Group 1

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Current Mortgage Loan and Property Stratification

Group Loan Group 1

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Current Mortgage Loan and Property Stratification

Group Loan Group 1

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Mortgage Loan Detail (Part 2)

Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Principal Prepayment Detail

			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Historical Detail

	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Delinquency Loan Detail

Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹

	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information

	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Aug-23	0	0	0	0	0	0
Jul-23	0	0	0	0	0	0
Jun-23	0	0	0	0	0	0
May-23	0	0	0	0	0	0
Apr-23	0	0	0	0	0	0
Mar-23	0	0	0	0	0	0
Feb-23	0	0	0	0	0	0
Jan-23	0	0	0	0	0	0
Dec-22	0	0	0	0	0	0
Nov-22	0	0	0	0	0	0
Oct-22	0	0	0	0	0	0
Sep-22	0	0	0	0	0	0

(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Specially Serviced Loan Detail - Part 1

Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Specially Serviced Loan Detail - Part 2

Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined
2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 27 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Modified Loan Detail

		Pre-Modification		Post-Modification		Modification	Modification Booking	Modification Closing	Modification Effective
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Code¹	Date	Date	Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 28 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Historical Liquidated Loan Detail

Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 29 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Historical Bond / Collateral Loss Reconciliation Detail

Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 30 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 31 of 32

Distribution Date:	08/17/23	BANK5 2023-5YR2
Determination Date:	08/11/23
Record Date:	07/30/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR2

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 32 of 32

Annex C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of July 1, 2023 (the “Pooling and Servicing Agreement”).

Transaction: BANK5 2023-5YR2,

Commercial Mortgage Pass-Through Certificates, Series 2023-5YR2

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: CWCapital Asset Management LLC

Directing Certificateholder: BIG Real Estate 5YR2, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.].

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1-1

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]
2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculation, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.
III.	Specific Items of Review
1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].
2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.
3.	Appraisal Reduction Amount calculations and net present value calculations:
4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the Special Servicer.
(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.
(b)	After consultation with the Special Servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.
C-1-2

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].
6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.             Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Except as may have been reflected in any Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.
C-1-3

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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Annex D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller. The exceptions to the representations and warranties set forth below are identified on Annex D-2. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related Non-Serviced Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan

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is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the

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Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a Crossed Underlying Loan, the lien of the mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are

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senior to or coordinate and co-equal with the lien of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph 7 above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related assignment of leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to

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the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject

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to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related Non-Serviced Securitization Trust).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (A) the maximum amount available

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under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan and (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-“ by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related

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Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such

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as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, the Mortgage Loan will not be considered “significantly modified” solely by reason of the Mortgagor having been granted a COVID-19 related forbearance prior to October 1, 2021 (or prior to such later date as may be provided by the IRS in a future guidance) provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as modified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) thereof; and (b) the Mortgage Loan Seller shall have notified the depositor that such forbearance has occurred and notified the depositor of (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee.

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26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from

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the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of

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the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan

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documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2-1 to this Annex D-1, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1, or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not

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permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)    The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(b)    The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)    The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

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(d)    The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e)    Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)    The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)    The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)    A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)     The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)     Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)    In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

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(l)     Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for

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purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true

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and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the U.S. Anti-Money Laundering Act of 2020 and USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	JPMorgan Chase Bank, National Association Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Bank of America, National Association Mortgage Loans
3	Back Bay Office
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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	JPMorgan Chase Bank, National Association Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Bank of America, National Association Mortgage Loans
10	Norfolk Waterside Marriott
14			Heritage Plaza
15				6330 West Loop South

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

None.

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Annex D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7	Back Bay Office (Loan No. 3)

The loan documents provide that the lender has the right (i) to sell or transfer the mortgage loan to any eligible assignee with the consent of the borrower, not to be unreasonably withheld, conditioned or delayed (during the continuance of an event of default, any person is an eligible assignee), or (ii) to securitize the mortgage loan.

8	Brandon Mall (Loan No. 2)

The mortgaged property is a shopping mall with several adjacent and tenant-owned shadow anchor properties (including Macy’s, Dillard’s and JC Penney). The mortgaged properties and shadow anchor properties are collectively subject to a Construction, Operating and Reciprocal Easement Agreement dated May 5, 1994, and as subsequently amended (the “REA”) that imposes certain restrictions on the mortgaged property’s being transferred unless (i) the entire related property is transferred, (ii) the transferee executes an assignment and assumption agreement of the developer’s rights thereunder, (iii) the transferee (excluding limited partners) has a minimum net worth of $7.5 million and is an experienced mall and shopping center operator and (iv) the developer provides notice to other REA parties. The REA’s transfer restrictions do not apply to mortgages, or transfers by foreclosure or deed-in-lieu thereof.

8	Norfolk Waterside Marriott (Loan No. 10)

Marriott International, Inc., as franchisor, has a conditional Right of First Refusal (ROFR) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury hotels, 20 full-service hotels or 50 limited-service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

8	The Read House (Loan No. 11)	The Phase I environmental site assessment obtained in connection with loan origination with respect to subject property identified a controlled recognized environmental condition (CREC) associated

D-2-1

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

with prior on-site dry cleaning and printing uses, as well as various off-site dry cleaners, gasoline stations, and Brownfields and release sites in the vicinity of the subject property. A Phase II ESA in 2016 indicated concentrations of contaminants in soil and groundwater, as well as in soil gas samples. The property was accepted into the Tennessee Department of Environment and Conservation’s (TDEC’s) Voluntary Cleanup Program in 2016, and the borrower entered into a Brownfield Voluntary Agreement in 2016 involving remedial undertakings that included applying epoxy coatings to affected areas, air sampling, ventilation improvements, as well as committing to notice requirements affecting the installation of potable wells, removal of soils, intrusive activities that might compromise the integrity of vapor mitigation systems, new construction or the expansion of the building footprint. The TDEC approved a Notice of Land Use Restrictions that was recorded in February 2023, allowing the existing hotel development with no exposed soils other than landscaping, and subject to notice and prior approval requirements for the actions indicated above. The owner of the mortgaged property is required to maintain a vapor barrier consisting of epoxy coatings in the basement laundry room and shall not disturb, modify, damage, or remove the vapor barrier unless first approved in writing by the TDEC. The land is restricted to commercial uses only.

12	Back Bay Office (Loan No. 3)	The Property Condition Report is dated October 31, 2022. A subsequent site inspection (within 6 months of loan origination) was not conducted.
14	Park West Shopping Center (Loan No. 4)

A portion of the mortgaged property’s frontage along Northern Avenue (approximately 4,400 square feet) is included within a takings area initiated by Maricopa County, Arizona for road widening purposes. The affected portion of the mortgaged property consists of landscaping adjacent to Northern Avenue, and does not include any improvements or parking. Construction is expected to commence in late 2025 or early 2026, and, during its pendency, the project is expected to create minor impediments to visibility and traffic.

18	Back Bay Office (Loan No. 3)

The mortgaged property is security for 8 pari passu notes totaling $475,000,000 and 2 subordinate notes totaling $65,000,000. The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $100,000 deductible.

18	Shops at Riverwalk & River Walk Corporate Center (Loan No. 5)

(i) Property Insurance Deductible. The loan documents permit a property insurance deductible up to $250,000. The in-place coverage provides for a $250,000 deductible. (ii) Leased Fee Out-Parcels. Various pad tenants (BJ’s Restaurant and Brewery, California Pizza Kitchen, Jared’s, McDonalds, PF Chang, and The Yard House) are leased fees, where the related tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty

D-2-2

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.
28	All Wells Fargo Mortgage Loans (Loan Nos. 2, 3, 4, 5, 10 and 11)

With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.

31	All Wells Fargo Mortgage Loans (Loan Nos. 2, 3, 4, 5, 10 and 11)

To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.

33	Norfolk Waterside Marriott (Loan No. 10)

The borrower previously owned a 0.14 acre parcel in a parking garage adjacent to the mortgaged property that was out-conveyed to the City of Norfolk in 2017. The Phase I Environmental Site Assessment obtained in connection with loan origination covered the related prior owned property and indicated no recognized environmental conditions. The loan documents provide for personal liability to the loan guarantor for losses related to the enforcement of any borrower liabilities associated with the prior owned property.

45	Back Bay Office (Loan No. 3)	The appraisal date is October 19, 2022, more than 6 months prior to the June 7, 2023 loan origination date.

D-2-3

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7	ICP/IRG Holdings Portfolio (Loan No. 6) and One & Two Commerce Square (Loan No. 13)	The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
7	Queens Crossing (Loan No. 8)	The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
10	ICP/IRG Holdings Portfolio (Loan No. 6)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
10	Queens Crossing (Loan No. 8) and One & Two Commerce Square (Loan No. 13)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
18	Queens Crossing (Loan No. 8)

The Mortgage Loan documents permit the Mortgagor to rely on the insurance provided by the condominium association, which provides property coverage on the core and shell of the building and the common elements of the Mortgaged Property as described in the related condominium documents (an “Acceptable Condominium Policy”), for so long as there are no material changes to the applicable Acceptable Condominium Policy. In the event that any of the policies maintained by the condominium association no longer provides for equivalent coverage to the Acceptable Condominium Policy and such coverage is not otherwise acceptable to lender, then Mortgagor will be required to procure and maintain either (x) “primary” insurance coverage in the event that the condominium association does not provide the applicable insurance coverage required under the Mortgage Loan documents or (y) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence as is necessary to bring such insurance coverage into full compliance with all of the terms and conditions of the Mortgage Loan documents.

18	One & Two Commerce Square (Loan No. 13)

The related Mortgage Loan documents permit a property insurance deductible of up to $200,000, with the exception of windstorm and earthquake coverages, which may have deductibles of up to 5% of the total insured value of the related Mortgaged Property per occurrence.

The related Mortgage Loan documents permit a commercial general liability insurance deductible of $734,870.00 per occurrence and in the aggregate as long as (1) the deductible amount is aggregated

D-2-4

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

annually, (2) the aggregate amount of the deductible remains prefunded at all times during the term of the related Mortgage Loan documents, and (3) the related Mortgagor is required to submit evidence satisfactory to the Mortgagee and the applicable rating agencies of such prefunded arrangement upon the request of the Mortgagee or any applicable rating agency.

The related Mortgage Loan documents permit the related Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the related Mortgage Loan agreement and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the related Mortgage Loan agreement (and any such insurance policy, a “Non-Conforming Policy”); provided that, prior to obtaining any such Non-Conforming Policy (or permitting a Non-Conforming Policy to be obtained), the related Mortgagor is required to have (1) received the related Mortgagee’s prior written consent thereto and (2) confirmed such Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.

26	ICP/IRG Holdings Portfolio (Loan No. 6)

Certain fire code violations are open at the Romulus – Huron Mortgaged Property. The Mortgage Loan documents require the Mortgagor to use commercially reasonable efforts to deliver to the lender a revised final zoning report which shows that all such open violations have been cleared.

26	Queens Crossing (Loan No. 8)

Certain fire code violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to cure all such violations within 60 days from the date of origination of the Mortgage Loan; provided that, if no enforcement action has been taken by the applicable governmental authority, there is no imminent life or safety concern as a result of such violations and the Mortgagor is diligently pursuing the evidence, such time shall be automatically extended for consecutive 30-day time periods.

28	ICP/IRG Holdings Portfolio (Loan No. 6)

Other than with respect to a transfer not permitted under the Mortgage Loan documents caused by (a) any voluntary transfer by the Mortgagor of fee simple title to all or any material portion of the real property comprising any individual Mortgaged Property (each, an “Individual Property”) (including, without limitation, any waiver of partition under any related TIC agreement), (b) any voluntary transfer of the direct or indirect ownership interests in the Mortgagor which results in a change of control of the Mortgagor, (c) the granting by the Mortgagor of a mortgage or other voluntary monetary lien against the Mortgagor’s fee simple title to any material portion of the real property comprising any Individual Property, (d) any mezzanine or subordinate financing, or (e) the pledge, directly or indirectly of all or substantially all of the equity of, or a controlling

D-2-5

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

interest in, the Mortgagor, any individual Mortgagor making any transfer that is not a transfer permitted under the Mortgage Loan documents constitutes only a loss recourse carveout instead of a full recourse carveout.

The indemnification obligations of the related Mortgagor and the related guarantor (collectively, the “Indemnitor”) under the environmental indemnity will terminate on the date that is 24 months after the date of repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related Indemnitor’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.

28	Alabama Hotel Portfolio (Loan No. 7)

The indemnification obligations of the related Mortgagor and the related guarantor (collectively, the “Indemnitor”) under the environmental indemnity will terminate on the date that is 24 months after the date of defeasance or full repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related Indemnitor’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.

28	Queens Crossing (Loan No. 8)

The indemnification obligations of the related Mortgagor and the related guarantor (collectively, the “Indemnitor”) under the environmental indemnity will terminate on the date that is 24 months after the date of defeasance or full repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related Indemnitor’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.

28	One & Two Commerce Square (Loan No. 13)

A transfer of ownership interest in the Mortgagor without the prior consent of the lender if such consent is required by the related Mortgage Loan documents, other than such transfer that results in a change of control of the Mortgagor and/or a breach of any minimum ownership requirements set forth in the related Mortgage Loan agreement, constitutes only a loss recourse carveout instead of a full recourse carveout.

The related environmental indemnity agreement generally provides that, as long as the environmental insurance policy in place on the related Mortgage Loan origination date covering the Mortgaged Property remains in effect (the “Environmental Policy”), in the event any indemnitee makes a claim seeking indemnification, any indemnitor may, after delivering written notice to the indemnitee,

D-2-6

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

seek coverage for such claim under the Environmental Policy and the indemnitee will not pursue an action against the indemnitor under the environmental indemnity agreement until the earlier of (a) the date on which the insurance carrier denies the insurance claim (in whole or in part) or (b) a period of 120 days has elapsed since the delivery of demand for payment under the Environmental Policy.

The indemnification obligations of the related Mortgagor and the related guarantor (collectively, the “Indemnitor”) under the environmental indemnity will terminate on the date that is two years after the date of full repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related Indemnitor’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.

30	One & Two Commerce Square (Loan No. 13)	The related Mortgage Loan documents do not expressly require the Mortgagor to provide the Mortgagor with annual operating statements; however, they do require the Mortgagor to provide the Mortgagor with annual financial statements containing statements of profit and loss for the Mortgagor and a balance sheet for the Mortgagor.
32	One & Two Commerce Square (Loan No. 13)	The related Mortgagor owns three entities which perform management/parking management functions (each, a “TRS Subsidiary”). Each TRS Subsidiary entity is a deal-required single purpose entity whose purpose is limited to the operation of the related Mortgaged Property and none of the related Mortgagor or any such TRS Subsidiary entities own assets other than assets related to the operation of the related Mortgaged Property.
40	All JPMCB Mortgage Loans (Loan Nos. 6, 7, 8 and 13)

With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.

47	ICP/IRG Holdings Portfolio (Loan No. 6), Queens Crossing (Loan No. 8) and One & Two Commerce Square (Loan No. 13)	The Mortgage Loan is cross-collateralized and cross- defaulted with the related Companion Loans.

D-2-7

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

18	All MSMCH Mortgage Loans (Loan Nos. 9, 12, 14, 16, 17, 18, 19 and 20)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies. The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

The Mortgage Loan documents may provide that the Mortgagor may obtain insurance that does not meet the requirements otherwise set forth in the Mortgage Loan documents, and may not meet the requirements of Representation 18, provided that approval of the Mortgagee or rating confirmation is obtained for such non-compliant insurance.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

18	503-511 Broadway (Loan No. 9)	The Mortgaged Property constitutes a condominium unit in a building comprised of two condominium units. The lender has the right to hold and disburse casualty proceeds only with respect to the condominium unit comprising the Mortgaged Property and not with respect to the common elements of the condominium (such as the building core and shell) or the non-collateral condominium unit.
18	Heritage Plaza (Loan No. 14)

The Mortgage Loan documents permit (i) a property insurance deductible up to $250,000, except with respect to windstorm/named storm coverage and earthquake coverage, which may have a deductible of up to 5% of the total insurable value of the Mortgaged Property, (ii) a liability insurance deductible up to $250,000 and (iii) terrorism insurance deductible up to $1,000,000.

18	UCC Environmental HQ (Loan No. 20)

The Mortgage Loan documents provide that the Mortgagor’s obligations to provide insurance may be satisfied by the single tenant, UCC Holdco, LLC, providing the insurance as required under its lease, and that such tenant has provided the lender with evidence of coverage required under the UCC Holdco lease in full compliance with the borrower’s obligations under the Mortgage Loan documents, and which evidence names the lender as an additional beneficiary.

D-2-8

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
26, 27	218 West 234th Street (Loan No. 18)

At origination of the Mortgage Loan, there were several outstanding fire code violations with respect to the Mortgaged Property, including, but not limited to: (i) failure to maintain the SPK/STD/alarm/suppression system properly; (ii) failure to conduct certain required tests/inspections; and (iii) failure to provide adequate egress/space. The Mortgage Loan documents require the Mortgagors to resolve (or cause to be resolved) such fire code violations within 120 days of loan origination, which 120 day period may be extended by the lender for an additional 30 day period as long as the Mortgagors can provide the lender with reasonably satisfactory evidence that the Mortgagors are pursuing such cure and removal of record of the existing violation in a commercially reasonable manner exercising good faith and due diligence, but in no event beyond the date that is 30 days prior to the date of commencement of an action to enforce the existing violation.

28	All MSMCH Mortgage Loans (Loan Nos. 9, 12, 14, 16, 17, 18, 19 and 20)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties (or, if applicable, the indemnitors) are required to first make a claim under such environmental insurance policy, or to allow the environmental indemnitors to make such a claim, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties (or the indemnitors, if applicable) commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

28	Heritage Plaza (Loan No. 14)

With respect to clause (a)(iii) of Representation and Warranty No. 28, for so long as a controlled subsidiary of Brookfield Office Properties Inc., Brookfield Property Partners L.P., Brookfield Asset Management, Inc. or Brookfield Corporation is the guarantor, the Mortgage Loan documents only provide recourse for losses incurred by the lender (and not full recourse) for any voluntary transfers of either all or substantially all of the related Mortgaged Property, any

D-2-9

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

transfer of all or substantially all of the direct or indirect equity interests in the related Mortgagor, or any change of control in the related Mortgagor made in violation of the related Mortgage Loan documents.

28	1201 Third Avenue (Loan No. 17)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Mortgage Loan or the related Whole Loan.
28	UCC Environmental HQ (Loan No. 20)	The net worth of the non-recourse carveout guarantor is less than 25% of the original principal amount of the Mortgage Loan.

31	All MSMCH Mortgage Loans (Loan Nos. 9, 12, 14, 16, 17, 18, 19 and 20)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy).

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 31.

40	All MSMCH Mortgage Loans (Loan Nos. 9, 12, 14, 16, 17, 18, 19 and 20)	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Mortgagor forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.
D-2-10

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7	Miracle Mile Shops (Loan No. 1)

The related Mortgage Loan documents prohibit the Mortgagee, without the prior written consent of the Mortgagor, from selling any note, participation or interest in the Mortgage Loan to Simon Property Group, Taubman Centers, Inc., The Macerich Company, Kimco Realty, Starwood Retail, PREIT, Washington Prime Group, Pyramid Management Group, CBL Properties, Westfield Holdings Limited, Brookfield Properties Retail, Centennial and Unibail – Rodamco (or any successors or assigns of or any entity controlled by the foregoing); provided, however, such restrictions will not apply to any transfer or sale by the Mortgagee of commercial mortgage backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Mortgage Loan; any subsequent resale or transfer of the Loan (or any interest therein) occurring after an initial sale or transfer by Mortgagee; or during an event of default under the Mortgage Loan agreement.

7	Miracle Mile Shops (Loan No. 1)

The Mortgagor leases a portion of the related Mortgaged Property consisting of an approximately 2,400 square-foot portion of unit E013 from Planet Hollywood Resort and Casino (the “Planet Hollywood Overlease Leased Premises”) pursuant to that certain lease which extends through July 2025 (subject to two, 20- year extensions) (the “Planet Hollywood Overlease”).

The lessor under the Planet Hollywood Overlease has not confirmed that the Planet Hollywood Overlease is superior to any fee mortgage that might encumber the Planet Hollywood Overlease Leased Premises, and as such the Planet Hollywood Overlease may be subordinate to fee mortgages that encumber such space. There can be no assurance that the title policy will insure the Mortgagor’s interest in the Planet Hollywood Overlease.

7	6330 West Loop South (Loan No. 15)

The related largest tenant at the related Mortgaged Property, Texas Children’s Health Plan, has a right of first offer to purchase the related Mortgaged Property in the event that the related Mortgagor intends to market the related Mortgaged Property for sale for sale to an unaffiliated third party. The right of first refusal is not extinguished by foreclosure; however, the right of first refusal does not apply to a foreclosure or a deed in lieu of foreclosure.

8	Miracle Mile Shops (Loan No. 1) 6330 West Loop South (Loan No. 15)	See exception to Representation 7.
8	Miracle Mile Shops (Loan No. 1)	The Planet Hollywood Resort and Casino, the lessor under the Planet Hollywood Overlease, has not confirmed that the Mortgagor’s lease is superior to any fee mortgage. There can be no assurance that the title policy will insure the Mortgagor’s interest in the lease.
D-2-11

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
18	Miracle Mile Shops (Loan No. 1)

The related Mortgage Loan documents permit a property insurance deductible of up to $250,000, with the exception of windstorm and earthquake coverages, which may have deductibles of up to 5% of the total insured value of the related Mortgaged Property per occurrence.

18	Miracle Mile Shops (Loan No. 1)	The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $250,000, with respect to the required commercial general liability insurance.
18	Miracle Mile Shops (Loan No. 1)

The Mortgage Loan documents provide that the terms and conditions of the Mortgage Loan documents related to casualty and condemnation as they pertain to the Planet Hollywood Space are subject to the related reciprocal easement agreement (as such reciprocal easement agreement pertains to the Planet Hollywood Overlease). The Planet Hollywood Overlease does not expressly address casualty or condemnation, including the application of proceeds or the right to hold and disburse such proceeds.

18	Miracle Mile Shops (Loan No. 1)	The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is $21,250,000.
18	Miracle Mile Shops (Loan No. 1)

With respect to multi-layered insurance policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (1) if four (4) or fewer insurance companies issue the insurance policies, then at least 75% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance company, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P and “Baa2” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance company, and “BBB” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance company, or (B) if five (5) or more insurance companies issue the insurance policies, then at least sixty percent 60% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance company, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P and “Baa2” by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance company, and “BBB” by Fitch, to the extent Fitch rates the

D-2-12

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

Certificates and rates the applicable insurance company, and (2) a rating of A-:VIII or better in the current Best’s Insurance Reports.

In addition, the related Mortgage Loan documents permit, solely in connection with insurance policies issued to or for the benefit of California Public Employees’ Retirement System (“CalPERS”) in connection with the CalPERS blanket insurance program, the Mortgagor is permitted to maintain, or cause to maintain, a portion of the coverage required under the Mortgage Loan documents with insurance companies which do not meet the rating requirements set forth in the Mortgage Loan agreement but that maintain a financial strength and claims paying ability of not lower than A-:VIII by A.M. Best (“Otherwise Rated Insurers”), in their current participation amounts and positions within the syndicate, provided that if the current A.M. Best Rating of any such Otherwise Rated Insurer is withdrawn or downgraded below A-:VIII by A.M. Best, the Mortgagor is required to replace, or cause to replace, the Otherwise Rated Insurers with either (a) an insurance company meeting the A.M. Best rating requirement set forth above (i.e. A-:VIII) or (2) insurance companies that do not meet the rating requirements set forth above but which the Mortgagee has approved in writing (not to be unreasonably withheld) and for which the Mortgagee has received a rating agency confirmation.

18	Miracle Mile Shops (Loan No. 1)	The related Mortgagor will not be required to pay more than two times the amount of the annual insurance premium that is payable at such time with respect to the “all risk” or “special form” and business income insurance policies (without giving effect to the cost of earthquake insurance or terrorism insurance components of such insurance policies), provided, that if the cost of the required terrorism insurance exceeds such cap, then such Mortgagor is required purchase the maximum amount of terrorism insurance available with funds equal to such cap.
18	One & Two Commerce Square (Loan No. 13)

The related Mortgage Loan documents permit a property insurance deductible of up to $200,000, with the exception of windstorm and earthquake coverages, which may have deductibles of up to 5% of the total insured value of the related Mortgaged Property per occurrence.

18	One & Two Commerce Square (Loan No. 13)

The related Mortgage Loan documents permit a commercial general liability insurance deductible of $734,870.00 per occurrence and in the aggregate as long as (1) the deductible amount is aggregated annually, (2) the aggregate amount of the deductible remains prefunded at all times during the term of the related Mortgage Loan documents, and (3) the related Mortgagor is required to submit evidence satisfactory to the Mortgagee and the applicable rating

D-2-13

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
agencies of such prefunded arrangement upon the request of the Mortgagee or any applicable rating agency.
18	One & Two Commerce Square (Loan No. 13)

With respect to multi-layered insurance policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four (4) or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody's to the extent Moody's rates the Certificates and rates the applicable insurance company with no carrier below “BBB” by S&P and “Baa1” by Moody’s to the extent Moody's rates the Certificates and rates the applicable insurance company or (B) if five (5) or more insurance companies issue the related insurance policies, then at least sixty percent (60%) of the insurance coverage represented by such insurance policies must be provided by insurance companies with a claims paying ability rating of (x) “A” or better by S&P and “A2” or better by Moody’s to the extent Moody's rates the Certificates and rates the applicable insurance company, with no carrier below “BBB” by S&P and “Baa1” by Moody’s to the extent Moody's rates the Certificates and rates the applicable insurance company and (y) at least “A:VIII” by AM Best.

18	One & Two Commerce Square (Loan No. 13)

The related Mortgage Loan documents permit the related Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the related Mortgage Loan agreement and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the related Mortgage Loan agreement (and any such insurance policy, a “Non-Conforming Policy”); provided that, prior to obtaining any such Non-Conforming Policy (or permitting a Non-Conforming Policy to be obtained), the related Mortgagor is required to have (1) received the related Mortgagee’s prior written consent thereto and (2) confirmed such Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.

18	6330 West Loop South (Loan No. 15)

Rather than requiring flood insurance coverage in an amount equal to the maximum amount available under the National Flood Insurance Program, the related Mortgage Loan documents allow flood insurance in an amount equal to the least of (A) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan and (C) the insurable value of the Mortgaged Property.

D-2-14

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
19	Miracle Mile Shops (Loan No. 1)

The portion of the related Mortgaged Property consisting of the Planet Hollywood Overlease Leased Premises is part of the (non-collateral) Planet Hollywood Resort and Casino tax parcel and therefore it is not on a separate tax parcel which does not include any property which is not part of the Mortgaged Property.

26	6330 West Loop South (Loan No. 15)

The related Mortgaged Property is legal non-conforming as to use, however, should such Mortgaged Property be unable to be rebuilt, the insurance proceeds would be sufficient to repay the related Mortgage Loan.

28	All Bank of America Mortgage Loans (Loan Nos. 1, 13 and 15)

The related Mortgage Loan documents do not use the exact phrase “intentional material physical waste at the Mortgaged Property” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.

28	Miracle Mile Shops (Loan No. 1)

The related Mortgage Loan document cap the non-recourse carveout guarantor’s aggregate liability with respect to any bankruptcy-related non-recourse carveouts at $100,000,000 with respect to the related Whole Loan.

28	Miracle Mile Shops (Loan No. 1)

The related Mortgage Loan documents (x) only provide for recourse for intentional misappropriation, and (y) do not expressly provide for recourse for misappropriation of security deposits.

A transfer of ownership interest in the Mortgagor in violation of the terms of the related Mortgage Loan documents, other than such transfer that results in a change of control of the Mortgagor and/or a breach of any minimum ownership requirements set forth in the related Mortgage Loan agreement, constitutes only a loss recourse carveout instead of a full recourse carveout. In addition, a transfer of ownership interest in the Mortgagor in violation of the terms of the related Mortgage Loan documents that arose solely to provide required notice is subject to cure within 10 business days of notice from Mortgagee.

An event of default under the related Mortgage Loan documents with respect to the related Mortgagor’s representations and warranties is subject to the Mortgagor’s right to cure such a breach within 30 days, provided that such breach was in the event of an unintentional breach of a representation or warranty which exists due to circumstances or conditions which are capable of being cured within 30 days.

The related environmental indemnity agreement provides that in the event that the environmental indemnitors deliver to the Mortgagee a

D-2-15

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

policy insuring against environmental perils that is reasonably acceptable to the Mortgagee in all respects, the Mortgagee is required to first use commercially reasonable efforts, to recover under such environmental insurance policy before making claims against such environmental indemnitors under such environmental indemnity agreement.

28	One & Two Commerce Square (Loan No. 13)

The related Mortgage Loan documents provide recourse for the Mortgagor’s misappropriation or misapplication of rents after an event of default, security deposits, insurance proceeds, or condemnation awards, provided, however, recourse for misapplication of such amounts is limited to intentional misapplication.

A transfer of ownership interest in the Mortgagor without the prior consent of the lender if such consent is required by the related Mortgage Loan documents, other than such transfer that results in a change of control of the Mortgagor and/or a breach of any minimum ownership requirements set forth in the related Mortgage Loan agreement, constitutes only a loss recourse carveout instead of a full recourse carveout.

An event of default under the related Mortgage Loan documents with respect to the related Mortgagor’s representations and warranties is subject to the Mortgagor’s right to cure a breach, provided that such breach such breach which is susceptible of being cured, or which was unintentionally made or submitted to Mortgagor if it is cured within 30 days after such Mortgagor receives notice of such breach and, if such breach cannot reasonably be cured within such thirty 30 day period (as may be extended up to 90 days during which such Mortgagor diligently and expeditiously proceeds to cure such breach).

The related environmental indemnity agreement generally provides that, as long as the environmental insurance policy in place at on the related Mortgage Loan origination date covering the Mortgaged Property remains in effect (the “Environmental Policy”), in the event any indemnitee makes a claim seeking indemnification, any indemnitor may, after delivering written notice to the indemnitee, seek coverage for such claim under the Environmental Policy and the indemnitee will not pursue an action against the indemnitor under the environmental indemnity agreement until the earlier of (a) the date on which the insurance carrier denies the insurance claim (in whole or in part) or (b) a period of 120 days has elapsed since the delivery of demand for payment under the Environmental Policy.

28	6330 West Loop South (Loan No. 15)

A transfer of ownership interest in the Mortgagor without the prior consent of the Mortgagee if such consent is required by the related Mortgage Loan documents, other than such transfer that results in a

D-2-16

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

change of control of the Mortgagor, constitutes only a loss recourse carveout instead of a full recourse carveout.

The related recourse carveout for voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor in violation of the Mortgage Loan documents is subject to cure within 30 days after such breach occurs (to the extent such breach is inadvertent and non-recurring and such breach is curable).

30	Miracle Mile Shops (Loan No. 1) and One & Two Commerce Square (Loan No. 13)

The related Mortgage Loan documents do not expressly require the Mortgagor to provide the Mortgagor with annual operating statements; however, they do require the Mortgagor to provide the Mortgagor with annual financial statements containing statements of profit and loss for the Mortgagor and a balance sheet for the Mortgagor.

32	Miracle Mile Shops (Loan No. 1)

A transfer of ownership interest in the Mortgagor in violation of the terms of the related Mortgage Loan documents, other than such transfer that results in a change of control of the Mortgagor and/or a breach of any minimum ownership requirements set forth in the related Mortgage Loan agreement, constitutes only a loss recourse carveout instead of a full recourse carveout. In addition, a transfer of ownership interest in the Mortgagor in violation of the terms of the related Mortgage Loan documents that arose solely to provide required notice is subject to cure within 10 business days of notice from Mortgagee.

32	6330 West Loop South (Loan No. 15)

The related recourse carveout for voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor in violation of the Mortgage Loan documents is subject to cure within 30 days after such breach occurs (to the extent such breach is inadvertent and non-recurring and such breach is curable).

The related Mortgage Loan documents permit transfers of equity interests that result in a change in a “Permitted Change of Control” with respect to the related Mortgagor as long as a “Qualified Transferee” satisfying certain requirements set forth in such Whole Loan documents controls such Mortgagor following such transfer.

33	Miracle Mile Shops (Loan No. 1), One & Two Commerce Square (Loan No. 13) and 6330 West Loop South (Loan No. 15)

Each related Mortgagor is a recycled single-purpose entity, however, such Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.

D-2-17

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
33	One & Two Commerce Square (Loan No. 13)

The related Mortgagor owns three entities which perform management/parking management functions (each, a “TRS Subsidiary”). Each TRS Subsidiary entity is a deal-required single purpose entity whose purpose is limited to the operation of the related Mortgaged Property and none of the related Mortgagor or any such TRS Subsidiary entities own assets other than assets related to the operation of the related Mortgaged Property.

36	Miracle Mile Shops (Loan No. 1)

The related Mortgagor leases the Planet Hollywood Space pursuant to the Planet Hollywood Overlease. Although the Planet Hollywood Overlease contemplates that the parties will enter into a separate lease agreement in accordance with the terms of the Planet Hollywood Overlease, the parties have not yet executed such an agreement. The Planet Hollywood Overlease does have an as-extended term (including two, 20-year renewal options, that are exercisable by the Mortgagor after the original expiration date of the Planet Hollywood Overlease in July 2025) that is more than 20 years beyond the maturity date of the related Mortgage Loan. Therefore, the Planet Hollywood Overlease generally does not have standard lender protections or otherwise comply with the requirements of Representation and Warranty No. 36. However, any action or omission by the Mortgagor that results in the termination, cancellation or surrender of the Planet Hollywood Overlease is a losses recourse carve-out.

(g) The lessor is required to give notice, but under the Mortgage Loan agreement rather than the Planet Hollywood Overlease.

(h) The lessor is required to give opportunity to cure and notice, but under the Mortgage Loan agreement rather than the Planet Hollywood Overlease.

D-2-18

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates and VRR Interest	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	25
Summary of Risk Factors	67
Risk Factors	69
Description of the Mortgage Pool	172
Transaction Parties	280
Credit Risk Retention	356
Description of the Certificates	361
Description of the Mortgage Loan Purchase Agreements	412
Pooling and Servicing Agreement	425
Certain Legal Aspects of Mortgage Loans	561
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	580
Pending Legal Proceedings Involving Transaction Parties	582
Use of Proceeds	582
Yield and Maturity Considerations	582
Material Federal Income Tax Considerations	602
Certain State and Local Tax Considerations	618
Plan of Distribution (Conflicts of Interest)	618
Incorporation of Certain Information by Reference	623
Where You Can Find More Information	623
Financial Information	623
Certain ERISA Considerations	624
Legal Investment	629
Legal Matters	630
Ratings	630
Index of Defined Terms	633

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$573,178,000
(Approximate)

Morgan Stanley Capital I Inc.
Depositor

BANK5 2023-5YR2
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2023-5YR2

Class A-1	$5,300,000	Class A-S-1	$0
Class A-2-1	$22,000,000	Class A-S-2	$0
Class A-2-1-1	$0	Class A-S-X1	$0
Class A-2-1-2	$0	Class A-S-X2	$0
Class A-2-1-X1	$0	Class B	$26,454,000
Class A-2-1-X2	$0	Class B-1	$0
Class A-3	$421,623,000	Class B-2	$0
Class A-3-1	$0	Class B-X1	$0
Class A-3-2	$0	Class B-X2	$0
Class A-3-X1	$0	Class C	$20,843,000
Class A-3-X2	$0	Class C-1	$0
Class X-A	$448,923,000	Class C-2	$0
Class X-B	$103,412,000	Class C-X1	$0
Class A-S	$76,958,000	Class C-X2	$0

PROSPECTUS

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

Wells Fargo Securities

Co-Lead Manager and Joint Bookrunner

J.P. Morgan

Co-Lead Manager and Joint Bookrunner

BofA Securities

Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc.

Co-Manager

Drexel Hamilton

Co-Manager

Siebert Williams Shank

Co-Manager

June 29, 2023